UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

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GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, VA 20190

Dear Global Defense & National Security Systems, Inc. Stockholders:

You are cordially invited to attend the special meeting in lieu of the 2015 annual meeting of stockholders of Global Defense & National Security Systems, Inc., which we refer to as “we,” “us,” “our,” “GDEF” or the Company,” on                         , 2015, at 11:00 a.m. Eastern Daylight Time, at 2000 Pennsylvania Avenue, N.W. Suite 6000, Washington, D.C. 20006.

At the special meeting of stockholders, our stockholders will be asked to consider and vote upon a proposal, which we refer to as the “Business Combination Proposal,” to approve a stock purchase agreement dated as of June 8, 2015 (the “Business Combination Agreement”) providing for a business combination between us, STG Group, Inc. (“STG”), the stockholders of STG (the “STG Stockholders”), Simon Lee as Stockholders’ Representative and Global Defense & National Security Holdings LLC (our “Sponsor”), which acquisition we refer to as the “Business Combination.” Pursuant to the Business Combination, the aggregate consideration to be paid to the STG Stockholders will consist of (a) $75,000,000 in cash and (b) 8,578,199 shares of our common stock, $0.0001 par value per share (the “GDEF Common Stock”), valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by our Sponsor to us immediately prior to the closing of Business Combination (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing. A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

Our stockholders will also be asked to consider and vote upon: (a) a proposal to amend our amended and restated certificate of incorporation (our “Charter”), to be effective prior to the consummation of the Business Combination, to clarify the application of the net tangible assets requirement with respect to a proposed business combination in our Charter, (the “Pre-Business Combination Net Tangible Asset Charter Proposal”); (b) a proposal to amend our Charter, to be effective prior to the consummation of the Business Combination, to allow GDEF to issue common stock (or securities convertible into common stock) immediately prior to the consummation of the Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination. (the “Pre-Business Combination Equity Issuance Charter Proposal”); (a copy of the proposed amended and restated Charter incorporating the changes proposed by the Pre-Business Combination Net Tangible Asset Charter Proposal and the Pre-Business Combination Equity Issuance Charter Proposal is attached to the accompanying proxy statement as Annex B) (c) a proposal to approve and adopt amendments to our Charter, to be effective upon the consummation of the Business Combination, to, among other things, (1) provide that our board of directors shall be divided into three classes; (2) delete certain sections of the Charter that are only applicable to us prior to its consummation of an initial business combination; (3) provide that no action required or permitted at any meeting of stockholders may be taken by written consent without meeting; and (4) provide that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter, repeal or adopt any provision inconsistent with certain sections of the Charter (the “Post-Business Combination Charter Proposal”); (d) a proposal to amend our Charter, to be effective upon the consummation of our Business Combination, to delete certain provisions of the Charter that limit our corporate purpose in the event we do not complete an initial business combination by October 24, 2015 (the “Corporate Purpose Charter Proposal”) (a copy of the proposed amended and restated Charter incorporating the changes proposed by the Post-Business Combination Charter Proposal and Corporate Purpose Charter Proposal is attached to the accompanying proxy statement as Annex C); (e) a proposal to elect five directors to serve on our board of directors (the “Director Election Proposal”); (e) a proposal to approve and adopt the Global Defense & National Security Systems, Inc. 2015 Omnibus Incentive Plan, an equity-based incentive plan, a copy of which is attached to the accompanying proxy statement as Annex D (the “Incentive Plan Proposal”), and (f) a proposal to approve and adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

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Each of these proposals is more fully described in the accompanying proxy statement.

Pursuant to our Charter, in connection with the Business Combination, holders of our public shares may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the trust account resulting from our initial public offering (net of taxes payable). As of July 31, 2015, this would have amounted to approximately $10.61 per share. If a holder exercises such redemption rights, then such holder will be exchanging its shares of GDEF Common Stock for cash and will no longer own our shares. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting of stockholders. See the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders —Redemption Rights” in the accompanying proxy statement for the procedures to be followed if you wish to redeem your shares for cash.

We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

Our board of directors has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that our stockholders vote FOR all of the proposals presented to our stockholders. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section of the accompanying proxy statement entitled “The Business Combination—Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination.”

Approval of the Business Combination Proposal requires a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date. Approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal and Corporate Purpose Charter Proposal require the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date. Approval of the Post-Business Combination Charter Proposal requires the approval of a majority of the holders of our outstanding shares entitled to vote thereon as of the record date. The Director Election Proposal requires approval by the plurality of the votes cast at the special meeting. Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the votes cast on these proposals. Approval of the Stockholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting. The board of directors and stockholders of STG have already approved the Business Combination.

We have no specified maximum redemption threshold under our Charter. Each redemption of public shares by our public stockholders will decrease the amount in our trust account. In no event, however, will we consummate a business combination if such redemptions would cause our net tangible assets to be less than $5,000,001.

Our Sponsor has agreed to vote the shares it acquired prior to our initial public offering and in a private placement concurrent with our initial public offering, as well as any shares of common stock acquired during or after our initial public offering in favor of the Business Combination Proposal.

Your vote is very important. If you are a registered stockholder, you must submit the enclosed proxy card or vote by telephone or over the Internet. Please vote as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the special meeting in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

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If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting of stockholders and, if a quorum is present, will have the same effect as a vote against the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal but will have no effect on the other proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Damian Perl
Chairman of the Board of Directors

This proxy statement is dated                             , 2015 and is first being mailed to stockholders of GDEF on or about                                   , 2015.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

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GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, VA 20190

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

OF GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

To Be Held On                                , 2015

To the Stockholders of Global Defense & National Security Systems, Inc. (“GDEF”):

NOTICE IS HEREBY GIVEN that the special meeting in lieu of the 2015 annual meeting of stockholders of Global Defense & National Security Systems, Inc. will be held at 11:00 a.m. Eastern Daylight Time, on                               , 2015, at 2000 Pennsylvania Avenue, N.W. Suite 6000, Washington, D.C. 20006:

(i)	to adopt the Stock Purchase Agreement (the “Business Combination Agreement”), dated as of June 8, 2015 by and among GDEF, Global Defense & National Security Holdings LLC (“Sponsor’), STG Group, Inc. (“STG”), the STG stockholders thereto (the “STG Stockholders”), and Simon Lee, as Stockholders’ Representative, and approve the business combination contemplated thereby (the “Business Combination”), pursuant to which, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of common stock of GDEF, consisting of (a) $75,000,000 in cash and (b) 8,578,199 new shares of the common stock of GDEF, par value $0.0001 per share (the “GDEF Common Stock”), valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that are being contributed by the Sponsor to GDEF immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF), attached to the accompanying proxy statement as Annex A (the “Business Combination Proposal”). In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing;

(ii)	to adopt a proposal to adopt changes, to be effective prior to the consummation of the Business Combination to the Amended and Restated Certificate of Incorporation (the “Charter”) of GDEF to clarify the application of the net tangible assets provision in our Charter A (the “Pre-Business Combination Net Tangible Assets Charter Proposal”). A copy of the proposed amendment, along with changes proposed by the Pre-Business Combination Equity Issuance Charter Proposal, is attached to the accompanying proxy statement as Annex B;

(iii)	To adopt a proposal to amend the Charter, to be effective prior to the consummation of the Business Combination, to allow GDEF to issue common stock (or securities convertible into common stock) immediately prior to the consummation of the Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination (the “Pre-Business Combination Equity Issuance Charter Proposal”). A copy of the proposed amendment, along with the changes proposed by the Pre-Business Combination Net Tangible Assets Charter Proposal, is attached to the accompanying proxy statement as Annex B.

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(iv)	to adopt a proposal to adopt changes to the Charter, effective upon consummation of the Business Combination, to, among other things: (a) provide that GDEF’s board of directors shall be divided into three classes; (b) delete certain sections of the Charter that are only applicable to GDEF prior to its consummation of an initial business combination; (c) provide that no action required or permitted at any meeting of stockholders may be taken by written consent without meeting; and (d) provide that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter, repeal or adopt any provision inconsistent with certain sections of the Charter (the “Post-Business Combination Charter Proposal”);

(v)	to adopt a proposal to amend the Charter, to be effective upon the consummation of our Business Combination, to delete certain provisions of the Charter that limit our corporate purpose in the event we do not complete an initial business combination by October 24, 2015 (the “Corporate Purpose Charter Proposal). A copy of the proposed Charter incorporating changes proposed by the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal is attached to the accompany proxy statement as Annex C;

(vi)	to elect five (5) directors to serve on GDEF’s board of directors following the consummation of the Business Combination (the “Director Election Proposal”);

(vii)	to consider and vote upon a proposal to approve and adopt the Global Defense & National Security Systems, Inc. 2015 Omnibus Incentive Plan an equity based incentive plan, a copy of which is attached to the accompanying proxy statement as Annex D; and

(viii)	to approve, if necessary or appropriate, the adjournment of the special meeting of GDEF stockholders to solicit additional proxies if there are insufficient votes at the time of the meeting to approve one or more proposals presented to stockholders for vote (the “Stockholder Adjournment Proposal”).

GDEF’s board of directors unanimously recommends that GDEF stockholders vote FOR approval of the Business Combination Proposal, FOR approval of the Pre-Business Combination Net Tangible Assets Charter Proposal, FOR approval of the Pre-Business Combination Equity Issuance Charter Proposal, FOR approval of the Post-Business Combination Charter Proposal, FOR approval of the Corporate Purpose Charter Proposal; FOR approval of the Director Election Proposal, FOR approval of the Incentive Plan Proposal, and FOR approval of the Stockholder Adjournment Proposal. When you consider the recommendation of GDEF’s board of directors in favor of the Business Combination Proposal, you should keep in mind that certain of GDEF’s directors and officers, including the Chairman of the board of directors, have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled, “The Business Combination—Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination.”

These items of business are described in the enclosed proxy statement, which you are encouraged to read in its entirety before voting. Only holders of record of our GDEF Common Stock at the close of business on , 2015 are entitled to notice of the special meeting of GDEF’s stockholders and to vote at the special meeting of stockholders and any adjournments or postponements thereof.

A complete list of GDEF’s stockholders of record entitled to vote at the special meeting of GDEF stockholders will be available for ten (10) days before the special meeting at the principal executive offices of GDEF for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

All GDEF stockholders are cordially invited to attend the special meeting of GDEF stockholders in person. Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting of GDEF stockholders, please read the enclosed proxy statement carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, your broker or bank may provide you with voting instructions (including any instructions for voting by telephone or Internet). You should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. YOUR VOTE IS VERY IMPORTANT TO THE COMPLETION OF THE BUSINESS COMBINATION. We cannot consummate the Business Combination unless the Business Combination Proposal is approved by at least a majority of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date. In addition, we cannot complete the Business Combination without approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal. Approval of the Post-Business Combination Charter Proposal requires approval of the majority of the holders of GDEF Common Stock entitled to vote thereon and approval of the Pre-Business Combination Net Tangible Asset Charter Proposal and the Corporate Purpose Charter Proposal require the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date. Any abstentions from voting will have the same effect as a vote by that GDEF stockholder AGAINST the adoption of the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Charter Proposal and the Corporate Purpose Charter Proposal and may prevent us from consummating the Business Combination.

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IF YOU SUBMIT YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

Thank you for your participation. We look forward to your continued support.

, 2015

By Order of the Board of Directors

Damian Perl
Chairman

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting in lieu of the 2015 annual meeting of Global Defense & National Security Systems, Inc. stockholders (the “special meeting”).

•	Global Defense & National Security Systems, Inc. (“GDEF”) is a blank check company organized under the laws of the State of Delaware on July 3, 2013. It was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. Other than pursuing a potential business combination, GDEF has neither engaged in any operations nor generated any revenue to date. On July 19, 2013, GDEF’s sponsor, Global Defense & National Security Holdings LLC, a Delaware limited liability company (“Sponsor”) purchased 2,003,225 shares (the “Sponsor’s Shares”) of GDEF’s common stock, par value $0.0001 per share (the “GDEF Common Stock”) for an aggregate purchase price of $25,000, or approximately $.0125 per share. On October 29, 2013, GDEF consummated its initial public offering (the “IPO”) of 6,900,000 shares (the “Public Shares”) of GDEF Common Stock, including 900,000 shares of GDEF Common Stock issued pursuant to the full exercise of the underwriters’ over-allotment option. The Public Shares were sold at a price of $10.00 per share, generating gross proceeds to GDEF of $69,000,000. Simultaneously with the closing of the IPO, GDEF completed the private sale of 721,500 shares of GDEF Common Stock (“Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share, to its Sponsor generating gross proceeds to GDEF of $7,215,000. For more information about GDEF and its securities, see the sections entitled “GDEF’s Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GDEF” and “Description of GDEF Securities” beginning on pages 132, 128 and 190, respectively.

•	STG Group, Inc. (“STG”) provides specialist cyber, software and intelligence solutions to U.S. government organizations with a national security mandate. STG’s solutions are integral to national security-related programs run by more than 50 U.S. government agencies, including the Department of Defense, the Intelligence Community, the Department of Homeland Security, the Department of State and other government departments with national security responsibilities. STG specializes in three core areas of capability: (1) cyber security and secure information systems; (2) software development, systems and services, and (3) intelligence and analytics. STG’s operational strength and track record has been established in securing highly sensitive, mission-critical national security networks, solving complex technology problems in mission-critical contexts and providing decision makers with actionable intelligence from multiple data sources. STG is headquartered in Reston, Virginia, with additional facilities in Charleston, South Carolina and Sierra Vista, Arizona. For more information about STG, see the sections entitled “STG’s Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of STG” and “GDEF Executive Officers, Directors, Executive Compensation and Corporate Governance Following the Business Combination” beginning on pages 173, 149 and 145, respectively.

•	Pursuant to a Stock Purchase Agreement, dated as of June 8, 2015 (the “Business Combination Agreement”) by and among GDEF, the Sponsor, STG, the STG stockholders thereto (the “STG Stockholders”), and Simon Lee, as Stockholders’ Representative (the “Stockholders’ Representative”) , in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing. For more information about the transactions contemplated by the Business Combination Agreement (the “Business Combination”), see the section entitled “Business Combination Proposal” beginning on page 86 and the copy of the Business Combination Agreement attached to this proxy statement as Annex A.

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•

In connection with the stockholder vote to approve the proposed Business Combination, GDEF, the Sponsor, GDEF’s directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. In the event that GDEF, the Sponsor, GDEF’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from holders of GDEF’s Public Shares (the “Public Stockholders”) who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. GDEF may also enter into transactions with the Public Stockholders to provide them with incentives to acquire shares of GDEF Common Stock or to not demand redemption. The funds for any such purchases will either come from the Sponsor, cash available to such purchasing parties or from third party financing, none of which has been sought at this time. The exact nature of such incentives has not been determined as of the date of this proxy statement.

The purpose of such purchases and other transactions would be to increase the likelihood of obtaining stockholder approval for the Business Combination Proposal and the other proposals to be presented to the stockholders at the special meeting and to incentivize Public Stockholders to not exercise their redemption rights. This may result in the consummation of the Business Combination, which may not otherwise have been possible.

•	Pursuant to our amended and restated certificate of incorporation (the “Charter”), in connection with the Business Combination, holders of our public shares may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of franchise and income taxes payable). As of July 31, this would have amounted to approximately $10.61 per share. If a holder exercises such redemption rights, then such holder will be exchanging its shares of GDEF Common Stock for cash and will no longer own shares of GDEF. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights in connection with the vote to approve the Business Combination Proposal would not be entitled to redeem their Public Shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any certificates delivered by Public Stockholders who elected to redeem their shares. See the section entitled “Special Meeting in Lieu of Annual Meeting of GDEF Stockholders —Redemption Rights” beginning on page 78 for the procedures to be followed if you wish to redeem your shares for cash.

•	In addition to voting on the proposal to approve and adopt the Business Combination Agreement at the special meeting, the stockholders of GDEF will be asked to vote on proposals to approve two proposals to amended and restate our Charter to be effective prior to consummation of the Business Combination; to approve two proposals to amend and restate certain provisions of the Charter to be effective upon the consummation of the Business Combination; to elect five directors to the board of GDEF; to adopt an equity incentive plan; and to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals presented to stockholders for vote. See the sections entitled “The Pre-Business Combination Net Tangible Asset Charter Proposal,” beginning on page 113, “The Pre-Business Combination Equity Issuance Charter Proposal,” beginning on page 114, “The Post-Business Combination Charter Proposal,” beginning on page 115, “The Corporate Purpose Charter Proposal,” beginning on page 118, “The Incentive Plan Proposal,” beginning on page 120, “The Director Election Proposal” beginning on page 119, and “The Stockholder Adjournment Proposal” beginning on page 127.

•	Upon the closing of the Business Combination, our board of directors will consist of five directors, all of whom will be voted upon by our stockholders at the special meeting. See the sections entitled “Director Election Proposal” and “GDEF Executive Officers, Directors, Executive Compensation and Corporate Governance Following the Business Combination” on pages 119 and 145, respectively.

•	The closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section entitled “Business Combination Proposal” beginning on page 86.

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•	The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the section entitled “The Business Combination Agreement” beginning on page 95.

•	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 37.
•	In considering the recommendation of GDEF’s board of directors to vote for the proposals presented at the special meeting of stockholders, you should be aware that our executive officers and members of our board of directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the Business Combination Agreement and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•	the continued right of the Sponsor to hold GDEF Common Stock following the Business Combination, subject to the lock-up agreements;

•	the right of our executive officers to a certain percentage of the Sponsor’s profits on sale of its shares;

•	the convertible promissory notes that GDEF has issued to the Sponsor and that are convertible upon the earlier of October 24, 2015 and consummation of GDEF’s initial business combination;

•	the agreements between GDEF and our directors pursuant to which our directors would receive certain cash retainers for continued service on the board of directors after the Business Combination, and our independent directors who continue to serve on the board of directors following the Business Combination would receive options to purchase shares of GDEF Common Stock, subject to the stockholders’ approval of the Incentive Plan Proposal;

•	the continuation of certain of our directors as directors of GDEF; and

•	the continued indemnification of current directors and officers of GDEF and the continuation of directors’ and officers’ liability insurance after the Business Combination.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR GDEF STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of our stockholders, including the proposed transaction. The following questions and answers may not include all the information that is important to our stockholders. We urge our stockholders to read carefully this entire proxy statement, including “Risk Factors,” the disclosure of potential conflicts under the question headed “Do any of GDEF’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?, the annexes and the other documents included or referred to herein.

Q:	What is the purpose of this document?

A:	Our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, among other proposals.

The consummation of the transaction contemplated by the Business Combination Agreement is referred to as the Business Combination. The proposal to approve the Business Combination Agreement is referred to as the Business Combination Proposal. The Business Combination Agreement is attached as Annex A and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the annexes hereto, in its entirety.

If the Business Combination is consummated, GDEF stockholders may redeem their shares of GDEF common stock, par value $0.0001 per share, or GDEF Common Stock, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to GDEF to pay franchise and income taxes. In no event, however, will we consummate a business combination if such redemptions would cause our net tangible assets to be less than $5,000,001. The redemption of GDEF Common Stock for cash in connection with the consummation of the Business Combination is referred to herein as a “redemption”.

In connection with seeking stockholder approval of the Business Combination Agreement, we are seeking stockholder approval to adopt changes, to be effective prior to the consummation of the Business Combination of our amended and restated certificate of incorporation (our “Charter”), to clarify application of the net tangible assets requirement with respect to a proposed business combination in our Charter (the “Pre-Business Combination Net Tangible Asset Charter Proposal”).

In connection with seeking stockholder approval of the Business Combination Agreement, we are also seeking approval of a proposal to amend our Charter, to be effective prior to the consummation of the Business Combination, to allow GDEF to issue common stock (or securities convertible into common stock) immediately prior to the consummation of the Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination (the “Pre-Business Combination Equity Issuance Charter Proposal”). A copy of the proposed Charter incorporating the changes proposed by the Pre-Business Combination Net Tangible Charter Proposal and the Pre-Business Combination Equity Issuance Charter Proposal is attached to the proxy as Exhibit B.

In connection with seeking stockholder approval of the Business Combination Agreement, we are also seeking stockholder approval of amendments to our Charter to be adopted at the closing, which will, among other things, (a) provide that our board of directors shall be divided into three classes; (b) delete certain sections of the Charter that are only applicable to us prior to our consummation of an initial business combination; (c) provide that no action required or permitted at any meeting of stockholders may be taken by written consent without meeting; and (d) provide that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter, repeal or adopt any Charter provision inconsistent with certain sections of the Charter (the “Post-Business Combination Charter Proposal”). We are also seeking stockholder approval of an amendment to our Charter to be adopted at closing, which would to delete certain provisions of the Charter that limit our corporate purpose in the event we do not complete an initial business combination by October 24, 2015 (the “Corporate Purpose Charter Proposal”). A copy of the amended and restated Charter incorporating the changes proposed by the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal is attached hereto as Annex C.

Our stockholders are also being asked to consider and vote upon a proposal to approve and adopt the Global Defense & National Security Systems, Inc. 2015 Omnibus Incentive Plan (the “Incentive Plan Proposal”), an equity-based incentive plan, a copy of which is attached to this proxy statement as Annex D, and to elect 5 directors to serve on our board of directors, subject to the closing of the Business Combination (the “Director Election Proposal”).

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The approval of the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal by our stockholders are preconditions to the consummation of the Business Combination. In the event that the Business Combination is not consummated, the Incentive Plan Proposal, the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal will not take effect.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of our stockholders. You should read it carefully.

Q:	What are the material terms and conditions of the Business Combination Proposal?

A:

Pursuant to the Business Combination Agreement, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to us immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to us). In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing.

The purchase price is also subject to a working capital adjustment. The cash consideration to be paid at closing (less the amount of cash withheld for the cash portion of the escrow deposit), shall be (a) reduced by the amount, if any, by which $10,100,000 (the “Target Working Capital”) exceeds the Estimated Closing Working Capital (as defined in the Business Combination Agreement), or (b) increased by the amount, if any, by which the Estimated Closing Working Capital exceeds the Target Working Capital. The cash consideration shall also be (i) reduced by the following amounts, if any, as set forth on the closing statement: (x) the amount of any indebtedness for borrowed money of STG and its subsidiaries and (y) the amount of any non-ordinary course liabilities of STG and its subsidiaries, and (ii) increased by the amount of cash of STG and its subsidiaries, if any, as set forth on the closing statement.

The closing of the Business Combination is subject to the satisfaction of certain conditions, including receipt of the Required Buyer Stockholder Approval. As defined in the Business Combination Agreement, “Required Buyer Stockholder Approval” means approval by GDEF’s stockholders of the following:

•      The Business Combination Proposal;

•      The Post- Business Combination Charter Proposal;

•      The Incentive Plan Proposal; and

•      A proposal to extend the date by which we must complete our initial business combination from July 24, 2015 to October 24, 2015 (the “Extension Proposal”), which our stockholders approved at a special meeting on July 17, 2015.

The Business Combination Agreement includes customary representations, warranties and covenants by the parties. STG has agreed, among other things, to operate its businesses in the ordinary course until the closing. In addition, STG has agreed not to solicit or encourage the initiation of certain discussions with third parties regarding other proposals to acquire all or a substantial portion of the business or assets of or any capital stock or other securities of, STG or any of its subsidiaries after the signing of the Business Combination Agreement until the closing and has agreed to certain restrictions on its ability to respond to such proposals.

The Business Combination Agreement includes customary indemnification obligations. A portion of the cash consideration and the share consideration will be deposited in escrow to partially secure the STG Stockholders’ indemnification obligations pursuant to the Business Combination Agreement.

The Business Combination Agreement includes customary termination provisions applicable to GDEF and the Stockholders’ Representative. GDEF and the Stockholders’ Representative can mutually agree to terminate the Business Combination Agreement at any time prior to the consummation of the transactions contemplated by the Business Combination Agreement, and either party may terminate the Business Combination Agreement if (i) the closing has not occurred 180 days after the parties enter into the Business Combination Agreement, subject to certain conditions and GDEF’s right to extend such date up to 60 days if certain regulatory approvals have not been obtained, or (ii) the Required Buyer Stockholder Approval shall not have been obtained.

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For a more detailed description of the Business Combination Agreement, please see the section entitled “The Business Combination Agreement”.

Q:	What is being voted on by our stockholders?

A:	Below are the proposals on which our stockholders are being asked to vote:

•	the Business Combination Proposal;

•	the Pre-Business Combination Net Tangible Asset Charter Proposal;

•	the Pre-Business Combination Equity Issuance Charter Proposal;

•	the Post-Business Combination Charter Proposal;

•	the Corporate Purpose Charter Proposal;

•	the Director Election Proposal;

•	the Incentive Plan Proposal; and

•	a proposal to approve the adjournment of the special meeting of our stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote. This is referred to herein as the Stockholder Adjournment Proposal. This proposal will only be presented at the special meeting of our stockholders if there are not sufficient votes to approve one of the other proposals presented to the stockholders.

It is important for you to note that in the event that the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Incentive Plan Proposal and the Director Election Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination by October 24, 2015, we will be required to dissolve and liquidate.

Q:	Why is GDEF proposing the Incentive Plan Proposal?

A:	The proposed 2015 Omnibus Incentive Plan (the “2015 Plan”) includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and cash-based awards to allow us to adapt our incentive compensation program to meet our needs in the changing business environment in which we operate.

We believe that the approval of the 2015 Plan is essential to our continued success. The Compensation Committee of the GDEF board of directors, the GDEF board of directors and management believe that equity awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current service providers.

Q:	Are the proposals conditioned on one another?

A:

The Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Incentive Plan Proposal and Director Election Proposal are conditioned upon consummation of the Business Combination Proposal and Pre-Business Combination Net Tangible Asset Charter Proposal. If the Business Combination Proposal is approved, we may consummate the transaction contemplated by the Business Combination Agreement. The Stockholder Adjournment Proposal does not require the approval of any other proposal to be effective.

The Business Combination Proposal is contingent upon stockholder approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal and the satisfaction of the conditions to closing described in “The Business Combination Agreement – Conditions to Closing.”

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Q:	Do any of our directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:	Our directors and officers may have interests in the Business Combination that are different from your interests as a stockholder. You should keep in mind the following interests of GDEF’s directors and officers:

•	If our initial business combination is not consummated by October 24, 2015, we will redeem all Public Shares and promptly thereafter, dissolve and liquidate GDEF. Our Sponsor has waived its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares if we fail to consummate a business combination by October 24, 2015. In such event, the 2,724,725 Sponsor’s Shares and Private Placement Shares that the Sponsor acquired for an aggregate purchase price of $7,240,000, will in all probability be worthless because they will not be entitled to participate in the redemption. Our Sponsor has granted our executive officers the right to a percentage of the Sponsor’s profits on any sale of its shares, which in all probability, also will be worthless in this scenario. Such GDEF Common Stock owned by the Sponsor had an aggregate market value of approximately $28,882,085 million based on the last sale price of $10.60, on the NASDAQ Capital Market on August 12, 2015;

•	If our initial business combination is not consummated by October 24, 2015, our directors will not be entitled to receive cash retainers pursuant to certain letter agreements between us and our directors, dated March 11, 2015. According to the terms of such letter agreements, subject to the completion of our initial business combination, each of our directors who continue to serve in that capacity following the business combination will be entitled to receive a one-time cash payment and an annual cash payment. In addition, subject to consummation of our initial business combination and approval of a stock incentive plan by our stockholders, our independent directors who continue to serve on the board of directors following the business combination will be eligible to receive options to purchase shares of GDEF Common Stock. If the initial business combination is not completed by October 24, 2015, and GDEF liquidates, the independent board members will not be eligible for any such compensation;

•	If a business combination is not consummated by October 24, 2015, the promissory notes issued by us in May 2014 and May 2015 in exchange for loans from the Sponsor for additional working capital will in all probability be worthless because the terms of the promissory notes specify that the promissory notes are only payable on the earlier of (i) the date on which we consummate our initial business combination or (ii) October 24, 2015, and we do not expect to have sufficient assets to repay the promissory notes when due if we do not complete an initial business combination. Upon consummation of the initial business combination at the Sponsor’s option, at any time prior to payment of the full principal balance of the promissory notes, the Sponsor may elect to convert the promissory notes into that number of shares of GDEF Common Stock at a price equal to the greater of (1) $10.00 per share, and (2) the 30-day trailing average of the closing price per share. The promissory notes will not be eligible for conversion into shares of GDEF Common Stock or entitled to participate in the redemption if the business combination is not consummated. The promissory notes have an aggregate principal outstanding amount of $2,607,053;

•	In connection with the IPO, we and the representative of the underwriters in the IPO entered into agreements with our Sponsor pursuant to which our Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of an initial business combination. Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date;

•	As of the record date of the special meeting of our stockholders, 2,724,725 Sponsor’s Shares and Private Placement Shares, or approximately 31.1% of the outstanding GDEF Common Stock, would be voted in favor of the Business Combination Proposal. If we or our Sponsor purchase Public Shares from existing Public Stockholders that are likely to vote against the Business Combination Proposal, or that are likely to elect to redeem their Public Shares, these shares would also be voted in favor of the Business Combination Proposal, and the probability that the Business Combination Proposal will be approved would increase;

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•	Our Sponsor has agreed that upon our liquidation, it will be liable to us if and to the extent any claims of prospective target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, reduce the amounts in the trust account to below $10.55 per share. Accordingly, if a creditor’s claim does not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, then the Sponsor would have no obligation to indemnify such claims, as they would be paid from such available funds. However, if a claim exceeds such amounts, only an enforceable waiver executed by such creditor would excuse the Sponsor from its obligations to pay such claim. We can offer no assurance that the Sponsor will be able to satisfy its obligations if it is required to do so. If the Business Combination is completed, such obligation will terminate; and

•	In addition, the exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our Public Stockholders’ best interest.

Q:	Why are we proposing the Business Combination?

A:	We are a blank check company organized under the laws of the State of Delaware on July 3, 2013. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets, which is referred to in this proxy statement as a “business combination” or “initial business combination.”

We consummated our IPO on October 29, 2013. At the time of our IPO, a total of $72,795,000 comprised of approximately $65.6 million of the proceeds from the IPO, including approximately $1.9 million of underwriters’ deferred discount, and the proceeds of the sale of the Private Placement Shares were placed in a trust account maintained by American Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). These funds will not be released until the earlier of our completion of our initial business combination or our liquidation, although we may withdraw the interest earned on the funds held in the Trust Account to pay franchise and income taxes. See the question entitled “What happens to the funds deposited in the Trust Account after consummation of the Business Combination?”

There currently are 8,748,653 shares of GDEF Common Stock issued and outstanding, consisting of 6,023,928 shares originally sold as part of our IPO and 2,724,725 shares held by our Sponsor.

Under our Charter, we must provide all holders of Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote.

NASDAQ Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and NASDAQ Listing Rule 5635(b) requires shareholder approval where the issuance of securities will result in a change of control. We intend to issue approximately 8,578,199 shares of GDEF Common Stock (excluding the 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to GDEF immediately closing of the transactions contemplated by the Business Combination Agreement and issued to the STG Stockholders (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Under the various redemption scenarios described in this proxy statement, this will constitute between 49.6% and 72.9% of the outstanding shares of GDEF Common Stock following the completion of the Business Combination, (assuming the Stockholders’ Representative does not exercise his right to convert a portion of the Cash Consideration to GDEF Common Stock). Therefore, we are obtaining the approval of our stockholders under both NASDAQ Listing Rules 5635 (a) and 5635(b).

Q:	How are we paying for the Business Combination?

A:	We will pay STG Stockholders a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, we will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor and that will be contributed by the Sponsor to us immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to us). The cash portion of the purchase price will be funded by net proceeds in the Trust Account following any stockholder redemptions. We intend to fund the remainder of the cash portion of the purchase price in the Business Combination through a debt financing that we are in the process of obtaining from third parties. See “The Business Combination Agreement—Financing” for more information.

Q:	Is GDEF issuing any shares of GDEF Common Stock in the Business Combination?

A:	We will issue to the STG Stockholders 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share, which will be unregistered shares and will be issued in reliance on exemptions under the Securities Act of 1933, as amended from time to time. The shares will be subject to registration rights. See “The Business Combination Agreement – The Registration Rights Agreement” for more information.

In addition, we will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by our Sponsor to us immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to us).

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In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing.

Q:	What vote is required to approve the proposals presented at the special meeting of our stockholders?

A:

Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal and the Corporate Purpose Charter Proposal require the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Approval of the Post-Business Combination Charter Proposal requires the approval of a majority of the holders of our outstanding shares entitled to vote thereon as of the record date.

The Director Election Proposal requires approval by the plurality of the votes cast at the special meeting.

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the votes cast on these proposals.

Approval of the Stockholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting.

Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal and the Stockholder Adjournment Proposal. A broker non-vote will not be considered present for the purposes of establishing a quorum. A broker non-vote will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal. Abstentions and broker non-votes will have no effect on the Director Election Proposal or the Incentive Plan Proposal. See the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders” for additional information.

Q:	How will the Sponsor vote?

A:

Our Sponsor currently owns an aggregate of 2,724,725 Sponsor’s Shares and Private Placement Shares. In connection with the IPO, we entered into an agreement with the Sponsor pursuant to which the Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of the initial business combination. Additionally, our Sponsor agreed to waive its redemption rights in connection with a stockholder vote to approve the initial business combination with respect to the Sponsor’s Shares, Private Placement Shares and any Public Shares it may acquire.

In addition, our Sponsor intends to vote in favor of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and any Stockholder Adjournment Proposal.

As of the record date of the special meeting, 2,724,725 Sponsor’s Shares and Private Placement Shares, or 31.1% of the issued and outstanding shares of GDEF Common Stock, would be voted in favor of the Business Combination Proposal. If GDEF, our Sponsor or GDEF’s officers and directors purchase Public Shares from existing Public Stockholders that are likely to vote against the Business Combination Proposal or that are likely to elect to exercise their redemption rights, the probability that the vote to approve the proposals will succeed would increase.

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Q:	Am I required to vote against the Business Combination Proposal in order to have my shares redeemed?

A:	You are not required to vote against the Business Combination Proposal in order to have the right to demand that we redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account. These rights to demand redemption of Public Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. In addition, the Charter provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking redemption rights in connection with the Business Combination with respect to more than an aggregate of 20% of the shares sold in the IPO.

Q:	How do I exercise my redemption rights?

A:	You may demand that we redeem the Public Shares held by you for cash by marking the appropriate space on the applicable enclosed proxy card and providing physical or electronic delivery of your stock certificates or shares, as appropriate, two business days prior to the special meeting. Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting. The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account divided by the number of shares sold in the IPO. For illustrative purposes, based on funds in the Trust Account of $63,913,876 on July 31, 2015 and giving effect to amounts subject to withdrawal by GDEF to pay franchise taxes, the estimated per share redemption price would have been approximately $10.61. Please see the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders —Redemption Procedure” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	Appraisal rights are not available to holders of shares of GDEF Common Stock in connection with the proposed Business Combination. For additional information, see the section entitled “Appraisal Rights.”

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:	If the Business Combination Proposal is approved, we intend to use the funds held in the Trust Account to pay (i) a portion of the cash consideration payable upon consummation of the Business Combination, (ii) our aggregate costs, fees and expenses in connection with the consummation of the Business Combination (including deferred underwriting commissions) and other working capital expenses, (iii) GDEF Public Stockholders who properly exercise their redemption rights, and (iv) for any repurchases we make of Public Shares, prior to the Business Combination. See the sections entitled “The Business Combination” and “The Business Combination Agreement” for additional information.

Q:	What happens if the Business Combination is not consummated or is terminated?

A:	There are certain circumstances under which we or STG may terminate the Business Combination Agreement. See the sections entitled “The Business Combination Agreement—Termination” for additional information regarding the parties’ specific termination rights. If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights in connection with the vote to approve the Business Combination Proposal would not be entitled to redeem their Public Shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any certificates delivered by Public Stockholders who elected to redeem their shares. If we do not consummate the Business Combination by October 24, 2015, we will be required to commence proceedings to dissolve and liquidate.

Our Sponsor has waived its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares if we fail to consummate a business combination by October 24, 2015.

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Our Sponsor has agreed that it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, our sponsor may not be able to satisfy its indemnification obligations if it is required to so. Additionally, the indemnification agreement entered into by our Sponsor specifically provides for two exceptions: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims under our indemnity with the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended. As a result, if we liquidate, the per-share distribution from the Trust Account could be less than $10.61 due to claims or potential claims of creditors. We will distribute to all of our Public Stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). See the section entitled “GDEF’s Business – Liquidation if No Business Combination” for additional information.

Q:	When is the Business Combination expected to be consummated?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the special meeting to be held on , 2015, provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Agreement—Conditions to Closing.”

If we do not consummate an initial business combination by October 24, 2015, we will be required to commence proceedings to dissolve and liquidate. See the section entitled “GDEF’s Business – Liquidation if No Business Combination” for additional information.

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including “Risk Factors” and the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the brokerage firm, bank or nominee.

Q:	How many votes do I have?

A:	Our stockholders are entitled to one vote at the special meeting for each share of GDEF Common Stock held of record as of the record date. As of the close of business on the record date, there were 8,748,653 outstanding shares of GDEF Common Stock.

Q:	How do I vote?

A:	If you were a holder of record of GDEF Common Stock on , 2015, the record date for the special meeting, you may vote with respect to the applicable proposals in person at the special meeting or by submitting a proxy by mail so that it is received prior to 5:00 p.m. Eastern Daylight Time on , 2015, in accordance with the instructions provided to you under “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). Internet voting access will continue until 11:59 p.m. Eastern Daylight Time on the day before the special meeting, after which time a street name holder must contact his bank, broker or nominee to vote or change his vote. You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting at the special meeting?

A:	We will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for the purposes of determining whether a quorum is present at the special meeting of our stockholders. For purposes of approval, an abstention on the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purchase Charter Proposal or the Stockholder Adjournment Proposal will have the same effect as a vote “AGAINST” such proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your shares redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such shares of GDEF Common Stock, and deliver your shares to our transfer agent physically or electronically through DTC prior to the special meeting of our stockholders.

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Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:	Executed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders. Stockholders will not be entitled to exercise their redemption rights if such stockholders submit proxy cards to us without an election on the proxy card to redeem their shares or, for stockholders holding their shares in “street name,” if such stockholders fail to provide appropriate instructions to their banks, brokers or other nominees.

Q:	If I am not going to attend the special meeting, should I submit my proxy card instead?

A:	Yes. Whether or not you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit the executed stockholder proxy card by mail or follow the voting instructions (including any telephone or Internet voting instructions) provided by your broker or bank if your shares or warrants are held in “street name,” in each case in accordance with the instructions provided under “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders,” so your shares or warrants, as the case may be, may be represented at the special meeting.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that the proposals presented to the stockholders will be considered non-discretionary; therefore your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Director Election Proposal, the Incentive Plan Proposal or the Stockholder Adjournment Proposal. A broker non-vote will have the same effect as a vote AGAINST the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Corporate Purpose Charter Proposal and the Post-Business Combination Charter Proposal. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have submitted my executed proxy card?

A:	Yes. You may change your vote by submitting a later-dated, executed proxy card by mail or following the voting instructions (including any telephone or Internet voting instructions) provided by your broker or bank if your shares are held in “street name,” in each case in accordance with the instructions provided under “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders” prior to the special meeting or attending the special meeting in person and voting. Street name holders with access to telephone and Internet voting may change their vote until 11:59 p.m. Eastern Daylight Time on the day before the special meeting, after which time a street name holder must contact his bank, broker or nominee to change his vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

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Q:	How can I obtain additional copies of the proxy statement or the enclosed proxy card?

A:	If you need additional copies of the proxy statement or the enclosed proxy card you should contact: D.F. King & Co., Inc. whose address is 48 Wall Street, 22nd Floor, New York, NY 10005. Its toll free phone number is (866) 751-6311.

To obtain timely delivery, our stockholders must request the materials no later than , 2015.

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission, by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your Public Shares, you will need to deliver your shares (either physically or electronically) to our transfer agent prior to the meeting, as further described in this proxy statement. If you have questions regarding the certification of your position or delivery of your shares, please contact:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

(800) 937-5449

Q:	How will the solicitation of proxies be handled?

A:	We expect to solicit proxies primarily by mail. We have retained D.F. King & Co., for an initial fee of $7,500 plus out-of-pocket expenses, to assist in the solicitation of proxies. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitations by our directors, officers and employees. No additional compensation will be paid to our directors, officers or employees for their solicitation efforts.

Q:	Who can answer my questions?

A:	If you have any questions about the Business Combination or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you should contact our third party solicitor, which is assisting us in the solicitation of proxies, at: Peter Tomaszewski, 48 Wall Street, New York, NY 10005 or by toll free phone number at (866) 751-6311.

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the transactions contemplated by the Business Combination Agreement (as defined below), which are referred to herein collectively as the “Business Combination,” you should read this entire proxy statement carefully, including “Risk Factors” and the annexes. See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, a reference in this proxy statement to “GDEF” means Global Defense & National Security Systems, Inc. and “STG” means STG Group, Inc. References in this proxy statement to “GDEF Common Stock” are to shares of common stock of GDEF, par value $0.0001 per share, references in this proxy statement to “Public Shares” are to shares of GDEF Common Stock issued as part of the units in GDEF’s initial public offering, and references to “GDEF Public Stockholders” refer to the holders of the Public Shares. References to the “Charter” are to the amended and restated certificate of incorporation of GDEF. References to the “Trust Account” are to the trust account maintained by American Stock Transfer & Trust Company, acting as trustee, into which we placed the proceeds of our initial public offering.

This proxy statement is for use in the solicitation of proxies for the special meeting in lieu of the 2015 annual meeting of the GDEF stockholders, or the “special meeting.”

The Companies

GDEF

GDEF is a blank check company organized under the laws of the State of Delaware on July 3, 2013. It was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. Other than pursuing a potential business combination, GDEF has neither engaged in any operations nor generated any revenue to date. Pursuant to the Charter, if the business combination is not consummated by October 24, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem all our Public Shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us to pay franchise and income taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish the rights of our Public Stockholders as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We list our shares on the NASDAQ under the symbol “GDEF.”

The mailing address of GDEF’s principal executive office is 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190.

STG

STG provides specialist cyber, software and intelligence solutions to U.S. government organizations with a national security mandate. STG’s solutions are integral to national security-related programs run by more than 50 U.S. government agencies, including the Department of Defense, the Intelligence Community, the Department of Homeland Security, the Department of State and other government departments with national security responsibilities. STG’s programs are predominantly funded from base budgets and are essential to the effective day-to-day operations of its customers. STG’s operational strength and track record has been established in securing highly sensitive, mission-critical national security networks, solving complex technology problems in mission-critical contexts and providing decision makers with actionable intelligence from multiple data sources. STG is headquartered in Reston, Virginia, with additional facilities in Charleston, South Carolina and Sierra Vista, Arizona.

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The mailing address of STG’s principal executive office is 11091 Sunset Hills Road, Suite 200, Reston, Virginia 20190.

Summary of the Terms of the Transaction

GDEF has entered into a Business Combination Agreement with STG, STG’s stockholders (the “STG Stockholders), the Stockholders’ Representative and Global Defense & National Security Holdings LLC (the “Sponsor”). Pursuant to the Business Combination Agreement, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to us immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to us).

In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing.

The purchase price is also subject to a working capital adjustment. The cash consideration to be paid at closing (less the amount of cash withheld for the cash portion of the escrow deposit), shall be (a) reduced by the amount, if any, by which $10,100,000 (the “Target Working Capital”) exceeds the Estimated Closing Working Capital (as defined in the Business Combination Agreement), or (b) increased by the amount, if any, by which the Estimated Closing Working Capital exceeds the Target Working Capital. The cash consideration shall also be (i) reduced by the following amounts, if any, as set forth on the closing statement: (x) the amount of any indebtedness for borrowed money of STG and its subsidiaries and (y) the amount of any non-ordinary course liabilities of STG and its subsidiaries, and (ii) increased by the amount of cash of STG and its subsidiaries, if any, as set forth on the closing statement.

The closing of the Business Combination is subject to the satisfaction of certain conditions, including receipt of the Required Buyer Stockholder Approval. As defined in the Business Combination Agreement, “Required Buyer Stockholder Approval” means approval by GDEF’s stockholders of the following:

•	The Business Combination Proposal;
•	The Post- Business Combination Charter Proposal;
•	The Incentive Plan Proposal; and
•	The Extension Proposal.

The Business Combination Agreement includes customary representations, warranties and covenants by the parties. STG has agreed, among other things, to operate its businesses in the ordinary course until the closing. In addition, STG has agreed not to solicit or encourage the initiation of certain discussions with third parties regarding other proposals to acquire all or a substantial portion of or any capital stock or other securities of STG or any of its subsidiaries after the signing of the Business Combination Agreement until the closing and has agreed to certain restrictions on its ability to respond to such proposals.

The Business Combination Agreement includes customary indemnification obligations. A portion of the cash consideration and the share consideration will be deposited in escrow to partially secure the STG Stockholders’ indemnification obligations pursuant to the Business Combination Agreement.

The Business Combination Agreement includes customary termination provisions applicable to GDEF and the Stockholders’ Representative. GDEF and the Stockholders’ Representative can mutually agree to terminate the Business Combination Agreement at any time prior to the consummation of the transactions contemplated by the Business Combination Agreement, and either party may terminate the Business Combination Agreement if (i) the closing has not occurred 180 days after the parties enter into the Business Combination Agreement, subject to certain conditions and GDEF’s right to extend such date up to 60 days if certain regulatory approvals have not been obtained, (ii) the Required Buyer Stockholder Approval shall not have been obtained or (iii) the GDEF stockholders have not approved the Extension Proposal.

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For a more detailed description of the Business Combination Agreement, please see the section entitled “The Business Combination Agreement”.

Reasons for the Business Combination

In recommending the approval of the Business Combination Proposal, GDEF’s board of directors: (i) concluded that the Business Combination and the consideration to be paid in the Business Combination is advisable, and in the best interests of GDEF and its stockholders (despite potential conflicts of interests of certain of GDEF directors and officers), (ii) evaluated the relative valuation of the Business Combination in comparison to the valuation metrics of other publicly traded government contract companies, (iii) investigated the growth prospects of GDEF, and (iv) explored the risks inherent within GDEF’s operations.

See the sections entitled “The Business Combination — Recommendation of the GDEF Board of Directors; GDEF’s Reasons for the Business Combination Proposal”, and “Risk Factors” for additional information.

Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination

You should be aware of the following potential conflicts of interests of GDEF and its officers and board of directors:

•

If GDEF’s initial business combination is not consummated by October 24, 2015, GDEF will redeem all Public Shares and promptly thereafter, dissolve and liquidate. GDEF’s Sponsor has waived its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares if it fails to consummate a business combination by October 24, 2015. In such event, the 2,724,725 Sponsor’s Shares and Private Placement Shares that the Sponsor acquired for an aggregate purchase price of $7,240,000, will in all probability be worthless because they will not be entitled to participate in the redemption. The Sponsor has granted our executive officers the right to a percentage of the Sponsor’s profits on any sale of its shares, which in all probability, also will be worthless in this scenario. Such GDEF Common Stock owned by the Sponsor had an aggregate market value of approximately $28.9 million based on the last sale price of $10.60, on the NASDAQ Capital Market on August 12, 2015.

•

If GDEF’s initial business combination is not consummated by October 24, 2015, the directors will not be entitled to receive cash retainers pursuant to certain letter agreements between GDEF and its directors, dated March 11, 2015. According to the terms of such letter agreements, subject to the completion of the initial business combination, each of the directors who continue to serve in that capacity following the business combination will be entitled to receive a one-time cash payment and an annual cash payment. In addition, subject to consummation of the initial business combination and approval of a stock incentive plan by our stockholders, the independent directors who continue to serve on the board of directors following the business combination will be eligible to receive options to purchase shares of GDEF Common Stock. If the initial business combination is not completed by October 24, 2015, and GDEF liquidates, the independent board members will not be eligible for any such compensation.

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•

If a business combination is not consummated by October 24, 2015, the promissory notes issued by GDEF in May 2014 and May 2015 in exchange for loans from the Sponsor for additional working capital will in all probability be worthless because the terms of the promissory notes specify that the promissory notes are only payable on the earlier of (i) the date on which GDEF consummates its initial business combination or (ii) October 24, 2015, and GDEF does not expect to have sufficient assets to repay the promissory notes when due if it does not complete an initial business combination. Upon consummation of the initial business combination at the Sponsor’s option, at any time prior to payment of the full principal balance of the promissory notes, the Sponsor may elect to convert the promissory notes into that number of shares of GDEF Common Stock at a price equal to the greater of (1) $10.00 per share, and (2) the 30-day trailing average of the closing price per share. The promissory notes will not be eligible for conversion into shares of GDEF Common Stock or entitled to participate in the redemption if the business combination is not consummated. The promissory notes have an aggregate principal outstanding amount of $2,607,053.

•	In connection with the IPO, GDEF and the representative of the underwriters in the IPO entered into agreements with the Sponsor pursuant to which the Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of an initial business combination. Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

•

As of the record date of the special meeting of the GDEF stockholders, 2,724,725 Sponsor’s Shares and Private Placement Shares, or approximately 31.1% of the outstanding GDEF Common Stock, would be voted in favor of the Business Combination Proposal. If GDEF or its Sponsor purchases Public Shares from existing Public Stockholders that are likely to vote against the Business Combination Proposal, or that are likely to elect to redeem their Public Shares, these shares would also be voted in favor of the Business Combination Proposal, and the probability that the Business Combination Proposal will be approved would increase.

•	The Sponsor has agreed that upon our liquidation, it will be liable to GDEF if and to the extent any claims of prospective target businesses or claims of vendors or other entities that are owed money by GDEF for services rendered or contracted for or products sold to GDEF, reduce the amounts in the Trust Account to below $10.55 per share. Accordingly, if a creditor’s claim does not exceed the amount of funds available to GDEF outside of the Trust Account or available to be released to GDEF from interest earned on the Trust Account balance, then the Sponsor would have no obligation to indemnify such claims, as they would be paid from such available funds. However, if a claim exceeds such amounts, only an enforceable waiver executed by such creditor would excuse the Sponsor from its obligations to pay such claim. GDEF can offer no assurance that the Sponsor will be able to satisfy its obligations if it is required to do so. If the Business Combination is completed, such obligation will terminate.

•	In addition, the exercise of GDEF’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the Public Stockholders’ best interest.

Certain Other Interests in the Business Combination

In addition to the interests of GDEF’s directors and officers in the Business Combination, you should keep in mind that certain individuals promoting the Business Combination and / or soliciting proxies on behalf of GDEF have interests in the Combination that are different from, or in addition to, the interests of GDEF stockholders.

Cowen, an underwriter in the IPO, will be assisting GDEF with potential debt financing in connection with the Business Combination, and will be entitled to a debt financing fee if a debt-financing transaction is consummated and an advisory fee if the Business Combination is consummated. Cowen, Maxim Group LLC and I-Bankers Securities, Inc., the underwriters of GDEF’s IPO, will also lose their deferred underwriting discount of $1,897,500 million if we do not complete our initial business combination.

GDEF’s financial, legal and other advisors have rendered services for which they may not be paid if the business combination is not consummated. Although these payments are not expressly contingent on the outcome of GDEF’s stockholder vote, any recovery of such fees and expenses by these vendors will be much more difficult in the event the Business Combination is not consummated. As such, these vendors could be viewed as having an interest in the outcome of such vote.

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Actions that May Be Taken to Secure Stockholder Approval

In connection with the stockholder vote to approve the proposed Business Combination, GDEF, the Sponsor, GDEF’s directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. In the event that GDEF, the Sponsor, GDEF’s directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. GDEF may also enter into transactions with the holders of its Public Shares (the “Public Stockholders”) to provide them with incentives to acquire shares of GDEF Common Stock or to not demand redemption. The funds for any such purchases will either come from the Sponsor, cash available to such purchasing parties or from third party financing, none of which has been sought at this time. The exact nature of such incentives has not been determined as of the date of this proxy statement.

The purpose of such purchases and other transactions would be to increase the likelihood of obtaining stockholder approval for the Business Combination Proposal and the other proposals to be presented to the stockholders at the special meeting and to incentivize Public Stockholders to not exercise their redemption rights. This may result in the consummation of the Business Combination, which may not otherwise have been possible.

Redemption Rights

Since GDEF is seeking stockholder approval of the initial business combination, it has agreed to distribute this proxy statement and, in connection herewith, provide Public Stockholders with redemption rights upon consummation of the Business Combination. Public Stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement. Unlike many other blank check companies, Public Stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. In no event will GDEF consummate a business combination if such redemptions would cause its net tangible assets to be less than $5,000,001.

The Sponsor has agreed to vote its Sponsor’s Shares and Private Placement Shares in favor of the Business Combination. In addition, the Sponsor has agreed to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares in connection with a vote on the consummation of the Business Combination.

If too many or too few of our Public Stockholders exercise their redemption rights, we may not be able to consummate the Business Combination.

If too many of our Public Stockholders exercise their redemption rights, we may not be able to consummate the Business Combination. The funds released from the Trust Account to us upon consummation of the Business Combination will be used to pay (i) our aggregate costs, fees and expenses in connection with the consummation of an initial business combination and other working capital expenses, (ii) tax obligations, and (iii) our Public Stockholders who properly exercise their redemption rights. It is not known at this time how many Public Stockholders will exercise their redemption rights. If a larger percentage of Public Stockholders exercise their redemption rights than is expected, the funds held in the Trust Account may be significantly depleted. We may not be able to procure sufficient funds to replace the amounts released from the Trust Account in which case, we may not be able to consummate the Business Combination. Following approval of the Post-Business Combination Charter Proposal, our Charter will provide that we cannot consummate a business combination if, after stockholder redemptions, our net tangible assets will be less than $5,000,001. To meet this requirement, approximately $11.3 million will be required to remain in the Trust Account following redemptions by the stockholders, which would require that no more than 4,859,072 shares are redeemed by our Public Stockholders. Unlike most special purpose acquisition companies, Public Stockholders do not need to vote against the Business Combination in order to exercise their redemption rights.

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Conversely, if too few of our Public Stockholders exercise their redemption rights, we also may not be able to consummate the Business Combination unless the Stockholders’ Representative exercises his right to convert a portion of the cash consideration into GDEF Common Stock or we are able to raise sufficient funds in a private placement of common stock. One of the conditions to STG’s obligation to close is that the transaction qualifies for the tax treatment described in the Business Combination Agreement. The transaction will qualify for this tax treatment if it meets the Control Requirement (as defined in the Business Combination Agreement), which means that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing. To meet this requirement, no fewer than 232,596 shares can be redeemed by our Public Stockholders. There can be no assurances that either the Stockholders’ Representative will exercise his right to convert the cash consideration into GDEF Common Stock or that we will be able to raise sufficient additional funds in a private placement of common stock to satisfy this condition, in which case we would not be able to close the Business Combination.

See “Special Meeting in Lieu of the 2015 Annual Meeting of GDEF Stockholders —Redemption Rights” and “Special Meeting in Lieu of the 2015 Annual Meeting of GDEF Stockholders – Redemption Procedure” for additional information.

Appraisal Rights

Appraisal rights are not available to holders of shares of GDEF Common Stock in connection with the proposed Business Combination.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger of STG and GDEF. STG has been determined to be the accounting acquirer based on the following evaluation of the facts and circumstances:

•	STG will have a greater enterprise value based on the consideration paid by GDEF to acquire STG;

•	The officers of the GDEF following the Business Combination, which we refer to as the “combined company”, will consist of STG executives, with the Chairman also from STG; and

•	The STG Stockholders will hold at least 49.6% of the outstanding shares of GDEF Common Stock following the completion of the Business Combination, assuming the Stockholders’ Representative does not exercise his right to convert a portion of the Cash Consideration to GDEF Common Stock, and will collectively be the largest stockholders of the combined company.

A preponderance of the evidence discussed above supports the conclusion that STG will be the accounting acquirer in the Business Combination.

Since STG will be the accounting acquirer in the reverse merger with GDEF, the assets and liabilities of STG will be carried at historical cost and there will not be any step-up in basis or any intangible assets or goodwill as a result of the Business Combination.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirements or approvals, except for filings of the Charter Amendment with the State of Delaware, review by the Committee on Foreign Investment in the United States, approval by the Defense Security Service and certain antitrust approvals, if necessary, from the Antitrust Division of the United States Department of Justice necessary under the HSR Act to effectuate the Business Combination Agreement. For more information, see “The Business Combination – Regulatory Approvals.”

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The Pre-Business Combination Net Tangible Asset Charter Proposal

GDEF is also seeking stockholder approval of a proposal to adopt changes, to be effective prior to the consummation of the Business Combination to the Charter to clarify the application of the net tangible assets provision in our Charter (the “Pre-Business Combination Net Tangible Asset Charter Proposal”), attached to the accompanying proxy statement as Annex B, along with the changes proposed by the Pre-Business Combination Equity Issuance Charter Proposal. For more information see “The Pre-Business Combination Net Tangible Asset Charter Proposal” on page 113.

The Pre-Business Combination Equity Issuance Charter Proposal

GDEF is also seeking stockholder approval to adopt a proposal to amend the Charter, to be effective prior to the consummation of the Business Combination, to allow GDEF to issue common stock (or securities convertible into common stock) immediately prior to the consummation of the Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination (the “Pre-Business Combination Equity Issuance Charter Proposal”). A copy of the proposed amendment, along with the changes proposed by the Pre-Business Combination Net Tangible Asset Charter Proposal, is attached to the accompanying proxy statement as Annex B. For more information see “The Pre-Business Combination Equity Issuance Charter Proposal” on page 114.

The Post-Business Combination Charter Proposal

In addition, GDEF is seeking stockholder approval of a proposal to adopt changes to the Charter, effective upon consummation of the Business Combination, to, among other things, (a) provide that GDEF’s board of directors shall be divided into three classes; (b) delete certain sections of the Charter that are only applicable to GDEF prior to its consummation of an initial business combination; (c) provide that no action required or permitted at any meeting of stockholders may be taken by written consent without meeting; and (d) provide that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter, repeal or adopt any provision inconsistent with certain sections of the Charter (the “Post-Business Combination Charter Proposal”).

The Corporate Purpose Charter Proposal

GDEF is also seeking stockholder approval of a proposal to amend its Charter, to be effective upon the consummation of our Business Combination, to delete certain provisions of the Charter that limit our corporate purpose in the event we do not complete an initial business combination by October 24, 2015. The proposed amended and restated Charter, which incorporates changes proposed in the Corporate Purpose Charter Proposal and the Post-Business Combination Charter Proposal is attached as Annex C.

The Director Election Proposal

GDEF is asking its stockholders to vote on a proposal to elect five (5) directors to serve on the combined company’s board of directors.

The Incentive Plan Proposal

In addition, GDEF is asking its stockholders consider and vote upon a proposal to approve and adopt the Global Defense & National Security Systems, Inc. 2015 Omnibus Incentive Plan, an equity based incentive plan, a copy of which is attached to this proxy statement as Annex D.

The Stockholder Adjournment Proposal

GDEF will ask its stockholders to approve, if necessary or appropriate, the adjournment of the special meeting of GDEF stockholders to solicit additional proxies if there are insufficient votes at the time of the meeting to approve one or more proposals presented to stockholders for vote. See the section entitled “The Stockholder Adjournment Proposal” for additional information.

Recommendation to GDEF Stockholders

After careful consideration of each of the proposals, each member of GDEF’s board of directors has determined that the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Stockholder Adjournment Proposal are in the best interests of GDEF and its stockholders and recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Pre-Business Combination Net Tangible Asset Charter Proposal, “FOR” the Pre-Business Combination Equity Issuance Charter Proposal, “FOR” the Post-Business Combination Charter Proposal, “FOR” the Corporate Purpose Charter Proposal, “FOR” each of the nominees for board of directors listed in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Stockholder Adjournment Proposal. When you consider the recommendation of the GDEF board of directors in favor of the Business Combination Proposal, you should keep in mind that certain of its directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination—Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination.”

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Date, Time and Place of the Special Meeting

The special meeting will be held at 11:00 a.m. Eastern Daylight Time, on                            , 2015, at 2000 Pennsylvania Avenue, N.W. Suite 6000, Washington, D.C. 20006, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Record Date

GDEF’s board of directors has fixed the close of business on                            , 2015 as the record date for determining its stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on , 2015, the latest practicable date before mailing of this proxy, there were 8,748,653 shares of GDEF Common Stock outstanding, of which 6,023,928 are Public Shares and 2,724,725 are held by the Sponsor.

Quorum and Required Vote for Proposals

A quorum of GDEF stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the shares of GDEF Common Stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions, which are discussed further below, will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the outstanding shares of GDEF Common Stock cast at the special meeting.

Approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, and the Corporate Purpose Charter Proposal require the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock cast at the special meeting.

Approval of the Post-Business Combination Charter Proposal requires the approval of a majority of the holders of the outstanding shares of GDEF Common Stock entitled to vote thereon.

The Director Election Proposal requires approval by the plurality of the votes cast at the special meeting.

Approval of the Incentive Plan Proposal and Stockholder Adjournment Proposal require the affirmative vote of the holders of a majority of the issued and outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting.

As of the record date for the special meeting, the Sponsor held approximately 31.1% of the outstanding shares of GDEF Common Stock, which consists of the 2,003,225 shares acquired prior to the IPO (the “Sponsor’s Shares”) and 721,500 shares acquired in a private placement in connection with the IPO (the “Private Placement Shares”). In connection with the IPO, GDEF and the representative of the underwriters in the IPO entered into agreements with the Sponsor pursuant to which the Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of an initial business combination.

The Business Combination Proposal is conditioned on the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal. The Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal are each conditioned on the Business Combination Proposal. If the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal, the Incentive Plan Proposal and the Director Election Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote. If the Business Combination Proposal is not approved, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal will have no effect, even if those proposals are approved by the requisite vote.

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Proxies

Proxies may be solicited by mail, telephone or in person. GDEF’s proxy solicitor is D.F. King & Co., Inc. whose address is 48 Wall Street, 22nd Floor, New York, NY 10005. Its toll free phone number is (866) 751-6311.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting. You may also change your vote by submitting a later-dated proxy as described in the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders—Revoking Your Proxy.”

Vote of the Sponsor

As of                  , 2015, the record date for the special meeting, the Sponsor and its affiliate, the chairman of GDEF’s board of directors, Damian Perl, beneficially owned and were entitled to vote 2,724,725 Sponsor’s Shares and Private Placement Shares, which collectively constitute 31.1% of the issued and outstanding GDEF Common Stock.

In connection with the IPO, GDEF and the representative of the underwriters in the IPO entered into agreements with the Sponsor pursuant to which the Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of the initial business combination. The Sponsor also intends to vote in favor of the other proposals described in this proxy statement.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date. If GDEF or its Sponsor purchases Public Shares from existing GDEF Public Stockholders that are likely to vote against the Business Combination Proposal, the probability that the Business Combination Proposal (and the other proposals described in this proxy statement) will be approved would increase.

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

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SELECTED HISTORICAL FINANCIAL INFORMATION OF GDEF

The following table sets forth selected historical financial information derived from GDEF’s unaudited condensed interim financial statements as of June 30, 2015 and for the three months and six months ended June 30, 2015 and as of June 30, 2014 and for the three months and six months ended June 30, 2014, and audited financial statements as of December 31, 2014 and for the year ended December 31, 2014, included elsewhere in this proxy statement and as of December 31, 2013 and for the period from July 3, 2013 (inception) to December 31, 2013. You should read the following selected financial information in conjunction with the section entitled “GDEF's Management’s Discussion and Analysis of Financial Condition and Results of Operations” and GDEF’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Three Months ended, June 30, 2015	Three Months ended, June 30, 2014	Six Months ended, June 30, 2015	Six Months ended, June 30, 2014	Year ended December 31, 2014	July 3, 2013 (inception) to December 31, 2013
Statement of Operations Data (1):
Operating expenses:
General and administrative expenses	$2,441,769	$164,707	$2,799,211	$1,363,055	$2,145,499	$101,089
Loss from operations	(2,441,769)	(164,707)	(2,799,211)	(1,363,055)	(2,145,499)	(101,089)
Interest income	364	11,223	1,406	23,380	22,859	15,956
Net loss attributable to common stock not subject to possible redemption	(2,441,405)	(153,484)	(2,797,805)	(1,339,675)	(2,122,640)	(85,133)

Weighted average number of common shares, excluding shares subject to possible redemption - basic and diluted	3,535,735	3,410,807	3,517,859	3,354,820	3,399,156	1,133,181
Net loss per common share, excluding shares subject to possible redemption - basic and diluted	$(0.69)	$(0.04)	$(0.80)	$(0.40)	$(0.62)	$(0.10)

Balance Sheet Data (1):
Cash	$519,136	$1,002,647	$519,136	$1,002,647	$410,261	$827,541
Cash and investments held in Trust Account	72,835,221	72,834,336	72,835,221	72,834,336	72,833,815	72,810,956
Total assets	73,402,581	73,900,543	73,402,581	73,900,543	73,288,960	73,767,268
Total liabilities	6,578,301	3,495,491	6,578,301	3,495,491	3,666,874	2,022,542
Common stock subject to possible redemption:	61,824,279	65,405,051	61,824,279	65,405,051	64,622,085	66,744,725
Stockholders' equity	5,000,001	5,000,001	5,000,001	5,000,001	5,000,001	5,000,001

Cash Flow Data (1):
Net cash used in operating activities	$(1,060,653)	$(854,317)	$(1,234,915)	$(1,088,157)	$(1,680,543)	$(104,818)
Net cash used in investing activities	-	-	-	-	-	(72,795,000)
Net cash provided by financing activities	1,343,790	1,263,263	1,343,790	1,263,263	1,263,263	73,727,359

(1)	GDEF was incorporated on July 3, 2013 and therefore, is not presenting the information for any prior periods.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF STG

STG’s consolidated balance sheet data as of June 30, 2015 and consolidated statement of operations data for the three months and six months ended June 30, 2015 and 2014 are derived from STG’s unaudited condensed consolidated financial statements, which are included elsewhere in this proxy statement. The June 30, 2014 consolidated balance sheet was derived from internal consolidated financial statements. STG’s consolidated balance sheet data as of December 31, 2014, December 31, 2013 and December 31, 2012 and consolidated statement of operations data for the three years ended December 31, 2014 are derived from STG’s audited consolidated financial statements, which are included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with each of STG’s consolidated financial statements and related notes and “STG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of STG.

	For the three months ended June 30,		For the six months ended June 30,		For the years ended December 31,
	2015	2014	2015	2014	2014	2013	2012
	(US dollars in thousands)
Income Statement Data:
Contract revenue	$50,093	$52,565	$99,057	$105,213	$209,727	$248,858	$212,767
Direct expenses	34,614	35,878	67,503	70,987	141,925	172,685	143,279
Gross profit	15,479	16,687	31,554	34,226	67,802	76,173	69,488
Indirect and selling expenses	15,125	15,696	29,215	31,757	61,286	70,041	63,928
Impairment of intangible assets (including goodwill)	-	-	-	-	6,928	1,655	-
Operating income (loss)	354	991	2,339	2,469	(412)	4,477	5,560
Total other income, net	7	126	121	176	243	702	335
Net income (loss)	361	1,117	2,460	2,645	(169)	5,179	5,895

Balance Sheet Data:
Contract receivables, net	$32,371	$34,609	$32,371	$34,609	$47,517	$54,766	$58,819
Total current assets	39,133	41,322	39,133	41,322	54,140	62,284	63,170
Total assets	48,020	63,293	48,020	63,293	68,635	84,351	91,361
Total current liabilities	24,002	24,862	24,002	24,862	37,401	44,228	46,314
Total liabilities	28,990	34,150	28,990	34,150	45,678	53,044	54,100
Total stockholders’ equity	19,030	29,143	19,030	29,143	22,957	31,307	37,261

Cash Flow Data (1):
Net cash used in operating activities	2,147	7,921	25,212	25,869	$13,991	$11,752	$17,485
Net cash used in investing activities	(686)	(759)	(814)	(832)	(1,280)	(838)	(1,413)
Net cash provided by financing activities	(2,152)	(6,750)	(23,546)	(24,644)	(12,526)	(11,178)	(15,661)

Adjusted EBITDA (1)	$5,212	$4,765	$9,526	$8,406	$18,421	$19,585	$13,834

(1)	EBITDA represents net income before interest expenses, income taxes, depreciation and amortization, and impairment of goodwill and intangible assets. Adjusted EBITDA represents EBITDA adjusted for operational restructuring charges and non-cash or non-operational losses or gains, including long-lived asset impairment charges, formal cost reduction plans, transactional legal fees, other professional fees and special employee bonuses. Adjusted EBITDA is included because it is used by management and certain investors to measure STG’s operating performance. Adjusted EBITDA is also used by management in its determination of the fair value of STG’s common stock and is also reviewed periodically as a measure of financial performance by STG’s board of directors. Adjusted EBITDA is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. STG’s definition of Adjusted EBITDA used here may not be comparable to the definition of EBITDA used by other companies. A reconciliation of income from net income to Adjusted EBITDA is as follows:

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	For the three months ended June 30,		For the six months ended June 30,		For the years ended December 31,
	2015	2014	2015	2014	2014	2013	2012
	(US dollars in thousands)
Net income (loss)	$361	$1,117	$2,460	$2,645	$(169)	$5,179	$5,895
State income taxes	79	180	282	359	346	394	332
Interest expense	2	7	18	30	70	126	68
Depreciation & Amortization	310	297	617	574	1,179	1,162	1,229
Amortization of intangible assets	198	156	396	312	625	1,633	626
Impairment of goodwill	-	-	-	-	5,117	1,655	-
Impairment of other intangible assets	-	-	-	-	1,811	-	-
EBITDA	950	1,757	3,773	3,920	8,979	10,149	8,150

Adjustments to EBITDA:
CEO expenses (1)	$721	$893	1,456	1,664	$3,466	$4,826	$2,753
Excess rent expenses (2)	2,422	384	2,642	791	1,212	1,739	1,030
Excess business development costs (3)	-	630	-	1,244	2,281	2,733	2,680
Discontinued operations	-	776	-	1,179	1,528	3	-
Employee terminations & related costs (4)	760	933	1,609	1,533	2,755	801	433
Accruals and reserve adjustments (5)	(153)	-	(176)	(867)	(246)	514	-
Acquisition costs (6)	730	-	730	-	-	-	-
Cost plus contracts revenue adjustments (7)	(218)	(608)	(508)	(1,058)	(1,554)	(1,180)	(1,212)
Adjusted EBITDA	5,212	4,765	9,526	8,406	18,421	19,585	13,834

(1)	Salary, bonus and miscellaneous expenses directly related to Simon Lee, the Owner and Chairman of STG, and certain other family members. Management considers these expenses to be non-recurring, as Mr. Lee or his family members were not fully active in the business and will continue to not be active in an executive capacity post-closing. The compensation costs of STG’s president are included in the historical results.
(2)	Cost incurred in unutilized lease space as well as the anticipated reduction in the price per square foot upon the business’ relocation to STG’s new facility in July 2015.
(3)	To reflect a plan implemented in 2015 to reduce the costs associated with an STG internal group that has been eliminated and reduce the business development expenses to their level following implementation of the reduction plan.
(4)	Salary, fringe, bonus and severance for terminated employees included in two separate reductions in force in 2013 and 2014.
(5)	Reversal of excess accruals and unutilized provisions in the periods when the expenses were initially reflected in the financial statements.
(6)	Transaction costs associated with the Business Combination.
(7)	To adjust for the revenue effect of the above adjustments on cost-plus contracts.

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF THE COMBINED COMPANY

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statements of operations information for the six months ended June 30, 2015 and the year ended December 31, 2014 give pro forma effect to the Business Combination and the related proposed financing transactions as if they had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 assumes that the Business Combination and the related proposed financing transactions were completed on June 30, 2015.

The unaudited pro forma condensed combined balance sheet information as of June 30, 2015 was derived from STG’s unaudited consolidated balance sheet as of June 30, 2015 and GDEF’s unaudited balance sheet as of June 30, 2015. The unaudited pro forma condensed combined statement of operations information for the six months ended June 30, 2015 and the year ended December 31, 2014 was derived from STG’s unaudited consolidated statement of operations for the six months ended June 30, 2015, STG’s audited consolidated statement of operations for the year ended December 31, 2014, GDEF’s unaudited statement of operations for the six months ended June 30, 2015 and GDEF’s audited statement of operations for the year ended December 31, 2014.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the section entitled “Unaudited Pro Forma Condensed Financial Information.” The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the post-combination company. The selected unaudited pro forma condensed combined financial information below should be read in conjunction with the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of STG” and the historical consolidated financial statements and notes thereto of GDEF and STG.

The “minimum redemption”, “54% redemption” and “maximum redemption” scenarios are presented in the following pro forma information as follows:

•	Assuming Minimum Redemption: In general, shares of GDEF Common Stock sold in a private placement will also count toward satisfying the Control Requirement set forth in the Business Combination Agreement, along with any Public Shares held by the purchaser(s) in such private placement. This scenario assumes (1) 3.9% of Public Shares (232,596) are redeemed and (2) we reissue these shares in a private placement of 232,596 shares to one or more investors who also own or acquire at least 2,325,961 Public Shares. Under the Business Combination Agreement, without the consent of the Stockholder Representative, the size of any such private placement may not exceed the number of Public Shares subject to redemption.

•	Assuming 54% Redemption: This presentation assumes that GDEF stockholders exercise their redemption rights with respect to 3,263,928 public shares, which is the minimum number of shares redeemable (without a private placement of common stock) to satisfy one of the conditions to STG’s obligation to close, which requires that the transaction qualifies for the tax treatment described in the Business Combination Agreement. The transaction will qualify for this tax treatment if it meets the Control Requirement (as defined in the Business Combination Agreement), which means that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing.

•	Assuming Maximum Redemption: Following approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, our Charter will provide that we cannot consummate a business combination if, after stockholder redemptions, our net tangible assets will be less than $5,000,001. To meet this requirement, approximately $12.4 million will be required to remain in the Trust Account following redemptions by the stockholders. At this level of redemptions, the 8,578,199 new shares of GDEF Common Stock to be issued to the STG Stockholders and the maximum 445,161 shares held by the Sponsor to be contributed by the Sponsor to GDEF and to be issued to STG in connection with the Business Combination comprise approximately 72.4% of the total shares outstanding and Sponsor holds approximately 18.3% of the total shares outstanding, and the remaining shares are held by the public. This scenario assumes that the GDEF Public Stockholders will exercise the maximum redemption rights subject to potential redemption so that GDEF’s net tangible assets are $5,000,001.

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	Pro Forma Combined Assuming Minimum Redemption	Pro Forma Combined Assuming 54% Redemption	Pro Forma Combined Assuming Maximum Redemption
	(US dollars in thousands)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Six Months Ended June 30, 2015 (in thousands, except share and per share information)
Contract revenue	$99,057	$99,057	$99,057
Gross profit	$31,554	$31,554	$31,554
Operating loss	$(460)	$(460)	$(460)
Net loss	$(2,800)	$(2,800)	$(2,800)
Net income per share—basic	$(0.16)	$(0.20)	$(0.22)
Net income per share—diluted	$(0.16)	$(0.20)	$(0.22)
Weighted-average shares outstanding—basic	17,326,852	14,062,924	12,467,780
Weighted-average shares outstanding—diluted	17,326,852	14,062,924	12,467,780

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Year Ended December 31, 2014 (in thousands, except share and per share information)
Contract revenue	$209,727	$209,727	$209,727
Gross profit	$67,802	$67,802	$67,802
Operating loss	$(2,557)	$(2,557)	$(2,557)
Net loss	$(6,564)	$(6,564)	$(6,564)
Net income per share—basic	$(0.38)	$(0.47)	$(0.53)
Net income per share—diluted	$(0.38)	$(0.47)	$(0.53)
Weighted-average shares outstanding—basic	17,326,852	14,062,924	12,467,780
Weighted-average shares outstanding—diluted	17,326,852	14,062,924	12,467,780

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data At June 30, 2015
Cash and cash equivalents	$63,199	$28,568	$11,644
Long-term debt, net of current portion	$84,469	$84,469	$84,469
Net current Assets	$72,036	$37,405	$20,481
Total assets	$109,956	$75,325	$58,401
Total liabilities	$117,659	$117,659	$117,659
Total stockholders’ deficit	$(7,703)	$(42,333)	$(59,258)

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RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination or the other proposals presented. As GDEF’s operations will be those of STG upon completion of the Business Combination, a number of the following risk factors relate to the business and operations of GDEF and STG, as a wholly-owned subsidiary of GDEF. We refer to our company following the Business Combination as the “combined company”. The market value of your shares will reflect the performance of the business relative to, among other things, that of the competitors of STG and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in this proxy statement. In particular, you should consider the risks related to potential conflicts of interest disclosed on page 91.

Risks Related to the Business, Operations and Industry of STG.

The following is a description of the principal risks inherent in STG’s business.

Federal government spending levels for programs STG supports may change or be delayed in a manner that adversely affects its future results and limits its growth prospects.

STG’s business depends upon continued federal government expenditures on intelligence, defense and other programs that STG supports. These expenditures have not remained constant over time. Spending levels for federal government programs generally, and in particular the U.S. defense budget, have come under pressure. Should spending level pressure continue, this may have an impact on operating margins in STG’s industry, and shift authorizations to programs in areas where STG does not currently provide services, thereby adversely impacting its future results of operations. The possibility that automatic spending reductions mandated by the American Taxpayer Relief Act of 2012 may still be triggered and uncertainty about how these automatic reductions may be applied results in a risk that spending levels for programs STG supports will change in a manner that is adverse to STG. A significant decline in government expenditures, a shift of expenditures away from programs that STG supports or a change in federal government contracting policies could cause federal government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty, not to exercise options to renew contracts, or to delay or not to enter into new contracts. A reduction in the amount of services that STG is contracted to provide, or incorporation of less favorable terms in existing or future contracts, could cause an adverse impact on the combined company’s business and future results of operations.

STG faces aggressive competition that can impact its ability to obtain contracts and therefore affect the future revenues and growth prospects of the combined company.

STG operates in highly competitive markets and generally encounters intense competition to win contracts from a number of sources, both domestic and international. STG competes with larger companies that have greater name recognition, financial resources and larger technical staffs. STG also competes with smaller, more specialized companies that are able to concentrate their resources on particular areas. Some of STG’s competitors have substantially greater financial and other resources than it has and others may price their products and services below its selling prices. To remain competitive, STG must provide superior service and performance on a cost-effective basis to its customers. STG competitors may be able to provide its customers with different or greater capabilities or better contract terms than STG can provide, including technical qualifications, past contract experience, geographic presence, price and the availability of qualified professional personnel. In particular, increased efforts by STG’s competitors to meet federal government requirements for efficiency and cost reduction may necessitate that STG becomes more competitive with respect to price, and thereby potentially reduce its profit margins, in order to win or maintain contracts. In addition, STG’s competitors may consolidate or establish teaming or other relationships among themselves or with third parties to increase their ability to address customers' needs.

Failure to maintain strong relationships with other contractors could result in a decline in STG’s revenues.

For the years ended December 31, 2014 and 2013, STG derived 14% of its revenues from contracts in which it acted as a subcontractor to other contractors. Additionally, where STG is named as a prime contractor, it may sometimes enlist other companies to perform some services under the contract as subcontractors. STG expects that such relationships with other contractors will continue to be important for a portion of STG’s revenues for the foreseeable future. STG’s business, prospects, financial condition or operating results could be harmed if other contractors eliminate or reduce their contracts or joint venture relationships with STG because they choose to establish relationships with its competitors; they choose to directly offer services that compete with its business; STG chooses to directly compete with them for services; the government terminates or reduces these other contractors' programs; or the government does not award them new contracts.

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STG depends on contracts with the U.S. federal government for substantially all of its revenues. The loss or impairment of STG’s relationship with the U.S. government and its agencies could adversely affect STG’s business, future revenues and growth prospects.

STG derives the vast majority of its revenues from its federal government customers. STG expects that federal government contracts will continue to be the primary source of its revenues for the foreseeable future. STG’s business, prospects, financial condition or operating results could be materially harmed if:

•	STG is suspended or debarred from contracting with the federal government or a significant government agency;

•	STG’s reputation or relationship with government agencies is impaired; or

•	The government ceases to do business with STG, or significantly decreases the amount of business it does with STG.

The failure by Congress to approve budgets on a timely basis for the federal agencies STG supports could delay procurement of STG’s services and solutions and cause it to lose future revenues.

On an annual basis, Congress must approve budgets that govern spending by the federal agencies that STG supports. In years when Congress is not able to complete its budget process before the end of the federal government's fiscal year on September 30, Congress typically funds government operations pursuant to a continuing resolution. A continuing resolution allows federal government agencies to operate at spending levels approved in the previous budget cycle. When the U.S. government operates under a continuing resolution, it may delay funding STG expects to receive from customers on work STG is already performing and will likely result in new initiatives being delayed or in some cases canceled. STG experienced order delays related to these factors in 2013. The federal government's failure to complete its budget process, or to fund government operations pursuant to a continuing resolution, may result in a federal government shutdown, during which time STG may be required to perform “at-risk” or experience further delays.

The competitive bidding process can impose constraints and costs upon STG and STG may lose revenues, or its earnings and profitability may be adversely impacted, if STG fails to compete effectively, if it is required to minimize its price in order to compete effectively, or if there are delays caused by protests or challenges of contract awards.

STG derives significant revenues from federal government contracts that are awarded through a competitive bidding process. STG expects that a significant portion of its future business will also be awarded through competitive bidding. Competitive bidding presents a number of risks, including:

•	Incurring expense and delays due to competitor's protest or challenge of contract awards made to STG, including the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract, which may result in reduced profitability;

•	Bidding on programs in advance of the completion of their design may result in difficulties in execution, cost overruns, or, in the case of unsuccessful competition, the loss of committed costs;

•	Spending cost and managerial time and effort to prepare bids and proposals for contracts that may not be awarded to STG, which may result in reduced profitability; and

•	Failing to accurately estimate the resources and cost structure that will be required to service any contract STG is awarded.

The hiring and retention of a highly qualified CEO and CFO may be necessary for the combined company’s future success.

At the closing of the Business Combination, the combined company may not have a CEO and CFO. We believe that it is important to the future success of our business to find qualified individuals to be CEO and CFO of the combined company. The combined company’s senior management team must have extensive industry experience, and relationships and reputations that have been established and maintained with government personnel in order to maintain good customer relations and to identify new business opportunities. The inability to find and hire these senior executives could impair the combined company’s ability to identify and secure new contracts, to maintain good customer relations and to otherwise manage the combined company’s business, any of which could harm our business and operating results.

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If STG cannot collect its receivables or if payment is delayed, its business may be adversely affected.

STG depends on the timely collection of its receivables to generate cash flow, provide working capital and continue its business operations. If the U.S. government or any prime contractor for whom STG is a subcontractor fails to pay or delays the payment of invoices for any reason, its business and financial condition may be materially and adversely affected. The U.S. government may delay or fail to pay invoices for a number of reasons, including lack of appropriated funds, lack of an approved budget, or as a result of audit findings by government regulatory agencies. Some prime contractors for whom STG is a subcontractor have significantly fewer financial resources than we do, which may increase the risk that we may not be paid in full or that payment may be delayed.

Some of STG’s contracts with the U.S. government are classified or subject to other security restrictions, which may limit investor insight into portions of its business.

For fiscal year 2014, STG derived a portion of its revenue from contracts with the U.S. government that are classified or subject to security restrictions that preclude the dissemination of certain information. In addition, a significant number of STG’s employees have security clearances which preclude them from providing information regarding certain of its clients and services provided to such clients to persons without security clearances and investors. Because STG is limited in its ability to provide information about these contracts and services, the various risks associated with these contracts or services or any dispute or claims relating to such contracts or services, you may not have information concerning STG’s business, which will limit your insight into a portion of STG’s business and therefore may be less able to fully evaluate the risks related to that portion of STG’s business.

The U.S. government may reform its procurement or other practices in a manner adverse to STG.

Because STG derives nearly all of its revenue from contracts with the federal government or its agencies, the success and development of STG’s business will depend on its continued successful participation in federal contracting programs. The U.S. government may reform its procurement practices or adopt new contracting rules and regulations, including cost accounting standards, that could be costly to satisfy or that could impair STG’s ability to obtain new contracts. It also could adopt new contracting methods to General Services Administration, or GSA, or other government-wide contracts, or adopt new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair STG’s ability to obtain new contracts. Any new contracting methods could be costly or difficult for STG to implement and, as a result, could harm STG’s operating results.

STG may not receive the full amount authorized under its contracts and it may not accurately estimate its backlog, which could adversely affect its future revenues and growth prospects.

As of June 30, 2015, STG’s estimated contract backlog totaled approximately $417.9 million, of which approximately $85.2 million was funded. Backlog is STG’s estimate of the remaining future revenues from existing signed contracts, assuming the exercise of all options relating to such contracts and including executed task orders issued under ID/IQ contracts. Backlog also includes estimates of revenues for solutions that STG believes it will be asked to provide in the future under the terms of ID/IQ contracts for which it has an established pattern of revenues. STG’s estimates are based on its experience using such vehicles and similar contracts; however, STG cannot assure that all, or any, of such estimated contract revenues will be recognized as revenues.

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STG historically has not realized all of the revenue included in its total backlog, and it may not realize all of the revenue included in its total backlog in the future. There is a somewhat higher degree of risk in this regard with respect to unfunded backlog, since it contains management's estimate of amounts expected to be realized on unfunded contract work that may never be realized as revenues. In addition, there can be no assurance that STG’s backlog will result in actual revenue in any particular period, or at all, because the actual receipt, timing, and amount of revenue under contracts included in backlog are subject to uncertainties, including congressional appropriations, many of which are beyond STG’s control. In particular, delays in the completion of the U.S. government's budgeting process and the use of continuing resolutions could adversely affect STG’s ability to timely recognize revenue under its contracts included in backlog. Furthermore, the actual receipt of revenue from contracts included in backlog may never occur or may be delayed because: a program schedule could change or the program could be canceled; a contract's funding or scope could be reduced, modified, delayed, or terminated early, including as a result of a lack of appropriated funds or as a result of cost cutting initiatives and other efforts to reduce federal government spending. If STG fails to realize as revenues those amounts included in its backlog, its future revenues and prospects may be adversely affected.

Five large contracts account for 37% of STG’s revenue. The loss of any one or more of these contracts could cause a decline in its operating results.

For the year ended December 31, 2014, STG had five contracts that comprised 37% of its total revenue. Although STG has been successful in continuing work on most of our large contracts in the past, there is no assurance that STG will be able to do so in the future. The revenue stream from one or more of these contracts could end for a number of reasons, including the completion of the customer’s requirements, the completion or early termination of our current contract, the consolidation of STG’s work into another contract where it is not the holder of that contract, or the loss of a competitive bid for the follow-on work related to STG’s current contract. If any of these events were to occur, STG could experience an unexpected, significant reduction in revenue and net income. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of STG” for further discussion with respect to these contracts.

Security breaches in sensitive U.S. government systems could result in the loss of clients and negative publicity.

Many of the systems STG develops, installs and maintains involve managing and protecting information involved in intelligence, national security and other sensitive or classified U.S. government functions. A security breach in one of these systems could cause harm to STG’s business, damage its reputation, result in the termination of its contracts, and prevent STG from being eligible for further work on sensitive or classified systems for U.S. government clients. STG could incur losses from such a security breach that could exceed the policy limits under its errors and omissions and product liability insurance. Damage to STG’s reputation or limitations on its eligibility for additional work resulting from a security breach in one of the systems it develops, installs or maintains could cause it to incur remediation costs and could materially reduce its revenue. Costs it incurs to address security breaches could materially reduce STG’s operating margin.

STG’s business could be negatively affected by cyber or other security threats or other disruptions.

STG faces cyber threats, threats to the physical security of its facilities and employees, and terrorist acts, as well as the potential for business disruptions associated with information technology failures, natural disasters, or public health crises. These threats arise in some cases as a result of STG’s role as a defense contractor.

Cyber security threats are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to STG’s sensitive information, including its customers, suppliers, subcontractors, and joint venture partners, and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data.

Although STG utilizes various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent security threats from materializing. If any of these events were to materialize, the costs related to cyber or other security threats or disruptions may not be fully insured or indemnified and could have a material adverse effect on the reputation, operating results, and financial condition of the combined company.

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The U.S. government may prefer minority-owned, small and small disadvantaged businesses, therefore, we may not win contracts we bid for.

As a result of the Small Business Administration, or SBA, set-aside program, the U.S. government may decide to restrict certain procurements only to bidders that qualify as minority-owned, small or small disadvantaged businesses. As a result, the combined company would not be eligible to perform as a prime contractor on those programs and would be restricted to a maximum of 49% of the work as a subcontractor on those programs. An increase in the amount of procurements under the SBA set-aside program may impact STG’s ability to bid on new procurements as a prime contractor or restrict its ability to re-compete on incumbent work that is placed in the set-aside program.

An accident or incident involving STG’s employees or third parties could harm its reputation, affect its ability to compete for business, and if not adequately insured or indemnified, could adversely affect its results of operations and financial condition.

STG’s business involves providing services that require some of its employees to operate in countries that may be experiencing political unrest, war or terrorism. As a result, during the course of such deployments it is exposed to liabilities arising from accidents or incidents involving STG’s employees or third parties. Any of these types of accidents or incidents could involve potential injury or other claims by employees and/or third parties. It is also possible that STG will encounter unexpected costs in connection with additional risks inherent in sending its employees to dangerous locations, such as increased insurance costs, as well as the repatriation of its employees or executives for reasons beyond its control.

STG maintains insurance policies that mitigate risk and potential liabilities related to its operations. STG’s insurance coverage may not be adequate to cover those claims or liabilities, and it may be forced to bear costs from an accident or incident. Claims in excess of its related insurance coverage could adversely affect its operating performance and may result in additional expenses and possible loss of revenues.

Furthermore, any accident or incident for which STG is liable, even if fully insured, may result in negative publicity that could adversely affect its reputation among its customers and the public, which could result in STG losing existing and future contracts or make it more difficult to compete effectively for future contracts. This could adversely affect its operating performance and may result in additional expenses and possible loss of revenues.

STG’s earnings and profitability may vary based on the mix of type of contracts STG performs and may be adversely affected if it does not accurately estimate the expenses, time and resources necessary to satisfy some of STG’s contractual obligations.

STG enters into three types of federal government contracts for its services: cost-plus-fee, time-and-materials and fixed-price. Recently, its customers have increasingly procured its services under cost-plus-fee contracts, which tend to offer lower margin opportunities than other contract types. For its last three fiscal years, it derived revenues from such contracts as follows:

	Year Ended December 31,
	2014	2013	2012
Cost-plus-fee	35%	39%	33%
Time-and-materials	37%	38%	58%
Fixed-price	28%	23%	9%
Total Revenues	100.0%	100.0%	100.0%

Each of these types of contracts, to varying degrees, involves some risk that STG could underestimate its cost of fulfilling the contract, which may reduce the profit it earns or lead to a financial loss on the contract.

•	Under cost-plus-fee contracts, STG is reimbursed for allowable costs and paid a fee, which may be fixed or performance-based. To the extent that the actual costs incurred in performing a cost-plus-fee contract are within the contract ceiling and allowable under the terms of the contract and applicable regulations, STG is entitled to reimbursement of its costs, plus a profit. However, if its costs exceed the ceiling or are not allowable under the terms of the contract or applicable regulations, it may not be able to recover those costs. In particular, there is increasing focus by the federal government on the extent to which contractors are able to receive reimbursement for employee compensation.

•	Under time-and-material contracts, STG is reimbursed for labor at negotiated hourly billing rates and for certain expenses. STG assumes financial risk on time-and-material contracts because it assumes the risk of performing those contracts at negotiated hourly rates.

•	Under fixed-price contracts, STG performs specific tasks for a pre-negotiated fixed price. Compared to cost-plus-fee contracts, fixed-price contracts generally offer higher margin opportunities, but involve greater financial risk because STG bears the impact of cost overruns, which could result in increased costs and expenses. Because STG assumes such risk, an increase in the percentage of fixed-price contracts in its contract mix, whether caused by a shift by the federal government toward a preference for fixed-price contracts or otherwise, could increase the risk that STG suffer losses if STG underestimates the level of effort required to perform the contractual obligations.

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STG’s profits could be adversely affected if its costs under any of these contracts exceed the assumptions it used in bidding for the contract.

STG faces risks of cost overruns and losses on fixed-price contracts.

STG sells certain of its products and services to its government, defense commercial customers under fixed-price contracts providing for fixed unit prices, regardless of costs incurred by it. The cost of producing products or providing services may be adversely affected by increases in the cost of labor, materials, fuel, overhead, and other unknown variants, including manufacturing and other operational inefficiencies and differences between assumptions used by STG to price a contract and actual results. Increased costs may result in cost overruns and losses on such contracts, which could adversely affect the combined company’s results of operations and financial condition.

STG sometimes incurs costs before a contract is executed or appropriately modified. To the extent a suitable contract or modification is not later signed and these costs are not reimbursed, STG’s revenue and profits will be reduced.

When circumstances warrant, STG sometimes incurs expenses and performs work without a signed contract or appropriate modification to an existing contract to cover such expenses or work. When STG does so, STG is working “at-risk,” and there is a chance that the subsequent contract or modification will not ensue, or if it does, that it will not allow STG to be paid for the expenses already incurred or work already performed or both. In such cases, STG generally has been successful in obtaining the required contract or modification, but any failure to do so in the future could adversely affect operating results.

Many of STG’s federal government customers execute their procurement budgets through multiple award contracts under which it is required to compete for post-award orders, or for which it may not be eligible to compete, potentially limiting its ability to win new contracts and increase revenues.

Budgetary pressures and reforms in the procurement process have caused many U.S. federal government customers to purchase goods and services through multiple award ID/IQ contracts and other multiple award and/or government wide acquisition contract vehicles. These contract vehicles require that STG makes sustained post-award efforts to obtain task orders under the relevant contract. There can be no assurance that STG will obtain revenues under these contract vehicles. STG’s failure to compete effectively in this procurement environment could harm the combined company’s operating results.

Federal government contracts contain provisions giving government customers a variety of rights that are unfavorable to STG, including the ability to terminate a contract at any time for convenience.

Federal government contracts contain provisions and are subject to laws and regulations that give the government rights and remedies not typically found in commercial contracts. These provisions may allow the government to:

•	Terminate existing contracts for convenience, as well as for default;

•	Reduce orders under, or otherwise modify, contracts or subcontracts;

•	Cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	Decline to exercise an option to renew multi-year contracts or issue task orders in connection with multiple award contracts;

•	Suspend or debar STG from doing business with the federal government or with a government agency;

•	Prohibit future procurement awards with a particular agency as a result of a finding of an organizational conflict of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors;

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•	Subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend its performance pending the outcome of the protest and may also result in a requirement to resubmit offers for the contract or in the termination, reduction or modification of the awarded contract;

•	Terminate STG’s facility security clearances and thereby prevent STG from receiving classified contracts;

•	Claim rights (including intellectual property rights) in products and systems produced by STG; and

•	Control or prohibit the export of STG’s products and services.

If the government terminates a contract for convenience, STG may recover only its incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, STG may not even recover those amounts and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. If one of STG’s government customers were to unexpectedly terminate, cancel or decline to exercise an option to renew one or more of STG’s significant contracts or programs, the combined company’s revenues and operating results would be materially harmed.

STG contracts with the U.S. government are subject to audits and cost adjustments.

U.S. government agencies, including the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contracts and government contractors’ incurred costs, administrative processes and systems. These agencies review STG’s performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review STG’s compliance with government regulations and policies and the adequacy of STG’s internal control systems and policies, including STG’s purchase, property, estimation, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, STG may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect STG’s ability to compete for or perform contracts. Therefore, an unfavorable outcome by an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, STG may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, STG could suffer reputational harm if allegations of impropriety were made against it. Each of these results could cause STG’s actual results to be adversely affected.

If STG fails to comply with complex procurement laws and regulations, the combined company could lose business and be liable for various penalties or sanctions.

STG must comply with laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how it conducts business with its federal government customers. In complying with these laws and regulations, the combined company may incur additional costs. Non-compliance could result in the imposition of fines and penalties, including contractual damages. Among the more significant laws and regulations affecting the combined company’s business are the following:

•	The Federal Acquisition Regulation and Defense Federal Acquisition Regulations, which comprehensively regulates the formation, administration and performance of federal government contracts;

•	The Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

•	The Cost Accounting Standards and Cost Principles, which impose accounting requirements that govern STG’s right to reimbursement under certain cost-based federal government contracts;

•	Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products, services and technical data;

•	U.S. export controls, which apply when STG engages in international work; and

•	The Foreign Corrupt Practices Act.

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If the combined company fails to comply with these laws and regulations or if a government audit, review, or investigation uncovers improper or illegal activities, it may be subject to penalties, both civil and criminal, or administrative sanctions, including debarment from contracting with the U.S. government. The combined company may suffer harm if allegations of impropriety were made against it, which could adversely affect its operating performance and may result in additional expenses.

STG’s contracting agency customers periodically review its compliance with procurement laws and regulations, as well as its performance under the terms of its federal government contracts. If a government review or investigation uncovers improper or illegal activities, it may be subject to civil or criminal penalties or administrative sanctions, including:

•	Termination of contracts;

•	Forfeiture of profits;

•	Cost associated with triggering of price reduction clauses; and

•	Suspension of payments.

U.S. government contractors are subject to a greater risk of investigation, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities than companies with solely commercial customers. Increased scrutiny and investigation into business practices and into major programs supported by STG may lead to increased legal costs and may harm the combined company’s reputation and profitability if it is among the targeted companies, regardless of the underlying merit of the allegations being investigated.

If the combined company fails to recruit and retain skilled employees or employees with the necessary skill sets, it might not be able to perform under its contracts or win new business and its growth may be limited.

To be competitive, the combined company must have employees who have advanced information technology and technical services skills and who work well with its customers in a government or defense-related environment. These employees are in demand and are likely to remain a limited resource in the foreseeable future. Recruiting, training and retention costs may place significant demands on the combined company’s resources. If the combined company is unable to recruit and retain a sufficient number of these employees, the combined company’s ability to maintain and grow its business could be negatively impacted. If the combined company is required to engage larger numbers of contracted personnel, its profit margins could be adversely affected. In addition, some of STG’s contracts contain provisions requiring it to commit to staff a program with certain personnel the customer considers key to its successful performance under the contract. In the event the combined company is unable to provide these key personnel or acceptable substitutions, the customer may terminate the contract and the combined company may not be able to recover certain incurred costs.

A portion of STG’s business depends upon obtaining and maintaining required security clearances, and STG’s failure to do so could result in termination of certain of its contracts or cause it to be unable to bid or rebid on certain contracts.

Some U.S. government contracts require STG employees to maintain various levels of security clearances, and STG may be required to maintain certain facility security clearances complying with U.S. government requirements.

Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit and retain employees who already hold security clearances. In addition, the U.S. Government has struggled with maintaining sufficient investigators to complete background and other security clearance investigations in a timely manner. If STG employees are unable to obtain or retain security clearances or if such employees who hold security clearances terminate their employment with STG, the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon expiration. To the extent STG is not able to engage employees with the required security clearances for a particular contract, STG may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect its business.

In addition, STG expects that some of the contracts on which it bids will require it to demonstrate its ability to obtain facility security clearances and perform work with employees who hold specified types of security clearances. A facility security clearance is an administrative determination that a particular facility is eligible for access to classified information or an award of a classified contract. A contractor or prospective contractor must meet certain eligibility requirements before it can be processed for facility security clearance. Contracts may be awarded prior to the issuance of a facility security clearance, and in such cases the contractor is processed for facility security clearance at the appropriate level and must meet the eligibility requirements for access to classified information. STG’s ability to obtain and maintain facility security clearances impacts its ability to compete for and perform U.S. government contracts, the performance of which requires access to classified information.

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STG’s overall profit margins on its contracts may decrease and its results of operations could be adversely affected if materials and subcontract revenues grow at a faster rate than labor-related revenues.

STG’s revenues are generated both from the efforts of its employees (labor-related revenues) and from the receipt of payments for the cost of materials and subcontracts it uses in connection with performing its services (materials and subcontract revenues). Generally, STG’s materials and subcontract revenues have lower profit margins than its labor-related revenues. If STG’s materials and subcontract revenues grow at a faster rate than labor-related revenues, its overall profit margins may decrease and its profitability could be adversely affected.

STG’s employees or subcontractors could engage in misconduct or other improper activities, which could cause STG to lose customers or affect its ability to contract with the federal government.

Because STG is a government contractor, should an employee or subcontractor commit fraud or should other misconduct occur, such occurrences could have an adverse impact on its business and reputation. Misconduct by employees, subcontractors or joint venture partners could involve intentional failures to comply with federal laws including: federal government procurement regulations; requirements for handling of sensitive or classified information; the terms of its contracts; or proper time-keeping practices. These actions could lead to civil, criminal and/or administrative penalties (including fines, imprisonment, suspension and/or debarment from performing federal government contracts) and harm its reputation.

Acquisitions could result in operating difficulties or other adverse consequences to the combined company’s business.

One of the combined company’s proposed key operating strategies is to selectively pursue acquisitions. Our acquisition strategy poses many risks, including:

•	we may not be able to identify suitable acquisition candidates at prices we consider attractive;

•	we may not be able to compete successfully for identified acquisition candidates, complete acquisitions or accurately estimate the financial effect of acquisitions on our business;

•	we may pay an above-market price for acquisitions and incur higher than expected acquisition costs;

•	future acquisitions may require us to issue common stock or spend significant cash, resulting in dilution of ownership or additional debt leverage;

•	we may have difficulty retaining an acquired company’s key employees or customers;

•	we may have difficulty integrating acquired businesses, due to difficulties such as incompatible accounting, information management, or other control systems;

•	we may have difficulty in maintaining customer, supplier, employee or other favorable business relationships of acquisition operations and restructuring or terminating unfavorable relationships;

•	ensuring sufficient due diligence prior to an acquisition and addressing unforeseen liabilities of acquired businesses;

•	failing to achieve anticipated business volumes;

•	acquisitions may disrupt our business or distract our management from other responsibilities; and

•	as a result of an acquisition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.

Any of these factors could cause our acquisitions to perform poorly, and could adversely affect our business and financial results.

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We expect to incur debt in connection with the Business Combination and in the future, which could substantially reduce our profitability, limit our ability to pursue certain business opportunities, and reduce the value of your investment.

We expect to incur approximately $85 million in debt to fund a portion of the purchase price of the Business Combination. We also expect to enter into a revolving credit facility (or continue STG’s existing revolving credit facility) to fund some of our capital needs following closing of the Business Combination. We may incur additional indebtedness in connection with the execution of our strategy to expand the combined company through acquisitions. The amount of our debt could have important consequences for holders of our stock, including, but not limited to:

•	our ability to obtain additional financing for working capital, capital expenditures, product and service development, acquisitions, general corporate purposes, and other purposes may be impaired;

•	a substantial portion of our cash flow from operations could be dedicated to the payment of the principal and interest on our debt;

•	we may be more vulnerable to economic downturns and rises in interest rates;

•	our flexibility in planning for and reacting to changes in our business and the marketplace may be limited; and

•	we may be placed at a competitive disadvantage relative to other firms in our industry who do not have similar levels of debt.

Our debt agreements will require us to comply with various restrictive covenants. These covenants may restrict our ability to incur additional debt, change the nature of our business, sell or otherwise dispose of assets, make acquisitions, and merge and consolidate with other entities. As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. Failure to comply with such restrictive covenants may lead to default and acceleration under our new credit facility and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants, which may adversely affect our financial condition.

Our ability to grow may be limited if we cannot obtain additional capital.

Our growth strategy includes pursuing strategic acquisitions. We believe that it may be difficult to fund acquisitions with cash from operating activities. As a result, we expect that the availability of debt or equity capital, which may or may not be available on favorable terms or at all, will be important. Our access to debt or equity capital depends on a number of factors, including the market’s perception of our growth potential and our current and potential future earnings. Depending on the outcome of these factors, we could experience delay or difficulty in implementing our growth strategy on satisfactory terms.

STG’s existing debt includes restrictive and financial covenants.

STG’s existing loan agreement requires it to comply with various restrictive covenants and some contain financial covenants that require STG to comply with specified financial ratios and tests. STG’s failure to meet these covenants could result in default under these loan and debt agreements and may result in a cross-default under other debt agreements. In the event of a default and STG’s inability to obtain a waiver of the default, all amounts outstanding under its debt agreements could be declared immediately due and payable. STG’s failure to comply with these covenants could adversely affect the results of operations and financial condition of the combined company.

STG may need to make significant capital expenditures to keep pace with technological developments in its industry.

The industries in which STG participates are constantly undergoing development and change, and it is likely that new products and equipment will be introduced in the future. STG may need to make significant expenditures to purchase new equipment and to train its employees to keep pace with any new technological developments. These expenditures could adversely affect the combined company’s results of operations and financial condition.

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If the Defense Security Service of the Department of Defense (“DoD”) determines that STG is under foreign ownership, control or influence, STG will be required to operate under a mitigation arrangement in order to perform on U.S. classified contracts. This may take time to implement and impact the Business Combination.

If, after the Business Combination, our foreign ownership represents in excess of five percent of our voting power and the combined company holds a facility security clearance, STG would have to disclose this information to the Defense Security Service (“DSS”), of the DoD. Based upon such disclosure, DSS could determine that STG is under foreign ownership, control or influence (“FOCI”). According to the National Industrial Security Program Operating Manual (“NISPOM”), a company is under FOCI if a foreign person “has the power, direct or indirect, whether or not exercised, and whether or not exercisable through the ownership of the U.S. company’s securities, by contractual arrangements or other means, to direct or decide matters affecting the management or operations of that company in a manner which may result in unauthorized access to classified information or may adversely affect the performance of classified contracts.” Because a material percentage of our voting equity is owned by a non-U.S. entity, DSS is likely to consider us to be under FOCI. If so, and because STG has a facility security clearance and is a party to U.S. classified contracts, the combined company would be required to operate pursuant to a FOCI mitigation arrangement in order to be able to maintain the requisite facility security clearance, access classified information, and perform on U.S. classified contracts. Based on the expected resultant minority foreign ownership of the combined company, we anticipate that a Security Control Agreement (SCA) may be the required form of FOCI mitigation, although it is possible that DSS could require a different form of FOCI mitigation. Failure to comply with the obligations under our FOCI mitigation arrangement could result in our inability to maintain the requisite facility security clearance, access classified information, and perform on U.S. classified contracts.

Organized labor action or occupational health and safety laws and regulations could have a material adverse effect on STG’s operations.

The security industry has been the subject of campaigns to increase the number of unionized employees. Although relationships between management and employees of acquired businesses may be good, assurances cannot be given on the likelihood that organized labor action may occur. Such organized labor actions and occupational health and safety laws could have a material adverse effect on STG’s operations.

STG is exposed to operational risks associated with operating internationally.

STG conducts a portion its business in certain foreign countries, some of which are politically unstable or subject to military or civil conflicts. Consequently, STG is subject to a variety of risks that are specific to international operations, including the following:

•	military conflicts, civil strife, and political risks;

•	the burden and cost of compliance with foreign laws, treaties, and technical standards and changes in those regulations;

•	contract award and funding delays;

•	potential restrictions on transfers of funds;

•	import and export duties and value added taxes;

•	foreign exchange risk;

•	transportation delays and interruptions; and

•	uncertainties arising from foreign local business practices and cultural considerations.

While STG has and will continue to adopt measures to reduce the potential impact of losses resulting from the risks of doing business internationally, STG cannot ensure that such measures will be adequate.

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STG’s international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose STG to liability or impair its ability to compete in international markets.

STG’s international operations are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. STG has operations and deal with governmental customers in countries known to experience corruption, including certain emerging countries in the Middle East. STG’s activities in these countries create the risk of unauthorized payments or offers of payments by one of its employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to its control. STG is also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of its employees involved in such work.

If STG were to fail to comply with the FCPA or the applicable import-export control regulations, STG could be subject to substantial civil and criminal penalties, and the possible loss of export or import privileges, which could have a material adverse effect on its business and results of operations.

The combined company may be harmed by intellectual property infringement claims.

If our vendors or other third parties assert claims that we or our clients are infringing on their intellectual property, we could incur costs to defend those claims, even if we prevail. In addition, if any of these infringement claims are ultimately successful, we could be required to:

•	pay damages;

•	cease selling and using products and services that incorporate the challenged intellectual property;

•	obtain a license or additional licenses from our vendors or third parties, which may not be available on commercially reasonable terms or at all; and

•	redesign our products and services that rely on the challenged intellectual property, which may be expensive or commercially impractical.

Any of these outcomes could adversely affect our operating results.

Risk Factors Related to GDEF and the Business Combination

Since our Sponsor will lose its entire investment in GDEF if a business combination is not consummated, a conflict of interest may arise in determining whether the Business Combination is appropriate for our initial business combination.

If our initial business combination is not consummated by October 24, 2015, we will redeem all Public Shares and promptly thereafter, dissolve and liquidate GDEF. Our Sponsor has waived its redemption rights with respect to our Sponsor’s Shares and Private Placement Shares if we fail to consummate a business combination by October 24, 2015. In such event, the 2,724,725 Sponsor’s Shares and Private Placement Shares that our Sponsor acquired for an aggregate purchase price of $7,240,000, will in all probability be worthless because our Sponsor will not be entitled to participate in the redemption. Our Sponsor has granted our executive officers the right to a percentage of our Sponsor’s profits on any sale of its shares, which in all probability, also will be worthless if GDEF fails to consummate its initial business combination by October 24, 2015. Such common stock owned by our Sponsor had an aggregate market value of approximately $28.9 million based on the last sale price of $10.60, on the NASDAQ Capital Market on August 12, 2015.

If our initial business combination is not consummated by October 24, 2015, our directors will not be entitled to receive cash retainers pursuant to certain letter agreements between GDEF and our directors, dated March 11, 2015. According to the terms of such letter agreements, subject to the completion of our initial business combination, each of our directors who continue to serve in that capacity following the Business Combination will be entitled to receive a one-time cash payment and an annual cash payment. In addition, subject to consummation of our initial business combination and approval of a stock incentive plan by our stockholders, our independent directors who continue to serve on the board of directors following the Business Combination will be eligible to receive options to purchase shares of GDEF Common Stock. If the initial business combination is not completed by October 24, 2015, and GDEF liquidates, the independent board members will not be eligible for any such compensation.

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In addition, on May 15, 2014 and May 12, 2015, we issued non-interest bearing convertible promissory notes in the amounts of $1,263,263 and $1,343,790, respectively. Each of these promissory notes is due on the earlier of (1) October 24, 2015, or (2) immediately following the consummation of our initial business combination. At our Sponsor’s election, upon our initial business combination, the note will convert into our GDEF Common Stock, par value $0.0001, at a price equal to the greater of (1) 10.00 per share, and (2) the 30-day trailing average of the closing price per share. If we do not consummate an initial business combination, the promissory notes will not be convertible into GDEF Common Stock and we will likely have insufficient funds to repay the notes.

The personal and financial interests of our Sponsor, officers and our directors in the business combination may have influenced their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, the discretion of our officers and directors in identifying and selecting STG as our target business may have resulted in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in our stockholders’ best interests.

Activities taken by GDEF, our Sponsor or the STG Stockholders to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on GDEF Common Stock.

We may enter into privately negotiated transactions to purchase Public Shares from stockholders after consummation of the Business Combination with proceeds from the Trust Account. Our directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when in possession of any material non-public information not disclosed to the seller. In the event we are the buyer in the privately negotiated purchases, we could elect to use Trust Account proceeds to pay the purchase price in such transaction after the closing of the Business Combination. It is possible that any such privately negotiated purchases of Public Shares could involve the payment of a premium purchase price. Although we do not currently anticipate paying any premium purchase price for such Public Shares, in the event we do, the payment of a premium may not be in the best interests of those stockholders not receiving any such additional consideration. Furthermore, because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions may receive a per share purchase price payable from the Trust Account that is not reduced by a pro rata share of the deferred commissions or income or other tax obligations payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise taxes and income taxes payable. Except for the limitations on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the number of shares that could be acquired by us or our affiliates, or the price that we or our affiliates may pay. We may also enter into transactions with our Public Stockholders to provide them with incentives to acquire shares of GDEF Common Stock or to not demand redemption. The funds for any such purchases will either come from our Sponsor, cash available to such purchasing parties or from third party financing, none of which has been sought at this time. The exact nature of such incentives has not been determined as of the date of this proxy statement.

The purpose of such purchases and other transactions would be to increase the likelihood of obtaining stockholder approval for the Business Combination Proposal and the other proposals to be presented to our stockholders at the special meeting and to incentivize Public Stockholders to not exercise their redemption rights. This may result in the consummation of the Business Combination, which may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in the Trust Account that are so used will not be available to us after the Business Combination; and

•	the public “float” of GDEF Common Stock may be reduced and the number of beneficial holders of its securities may be reduced, which may make it difficult to maintain the listing or trading of our securities on a national securities exchange.

Our officers, directors and / or their affiliates anticipate that they will identify the stockholders with whom such officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following the mailing of this proxy statement in connection with the Business Combination. To the extent that our officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination. Pursuant to the terms of such arrangements, any shares so purchased by our officers, advisors, directors and / or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate the Business Combination by potentially reducing the number of shares redeemed for cash or voted against the proposed business combination.

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If we are unable to obtain sufficient financing, we may be unable to consummate the Business Combination.

We are in discussions to obtain sufficient financing to consummate the Business Combination, but we have not yet obtained commitments from any of the sources with whom we are currently in discussions. Obtaining commitments from each of the potential financing sources is subject to completion of due diligence by such sources. There can be no guarantee that after completion of diligence, such sources will offer commitments to provide financing. If we are unable to obtain commitments from any combination of the sources to provide sufficient funds, we will not be able to consummate the Business Combination. Even if we are able to obtain commitments for funds sufficient to consummate the Business Combination, there is no guarantee that we will be able to satisfy any conditions contained in such commitments or be able to negotiate definitive agreements with such sources. If we are unable to obtain sufficient funding outside of our Trust Account, we will be unable to consummate the Business Combination Proposal and will be forced to liquidate and cease our corporate existence on October 24, 2015.

We may not be able to consummate a business combination within the prescribed time frame, in which case our corporate existence will cease all operations except for the purpose of winding up, redeeming the Public Shares and liquidating.

Our officers and directors have agreed that we must complete an initial business combination by October 24, 2015. If we fail to consummate an initial business combination or the Business Combination, as applicable, within such time frame, we will automatically begin effecting and implementing the dissolution and liquidation of GDEF, and as promptly as reasonably possible, but no more than ten business days thereafter, redeem 100% of the Public Shares subject to lawfully available funds therefor, subject to applicable law.

The number of shares of our Public Stock that is redeemed may affect our ability to consummate the Business Combination.

If too many or too few of our Public Stockholders exercise their redemption rights, we may not be able to consummate the Business Combination.

If too many of our Public Stockholders exercise their redemption rights, we may not be able to consummate the Business Combination. The funds released from the Trust Account to us upon consummation of the Business Combination will be used to pay (i) our aggregate costs, fees and expenses in connection with the consummation of an initial business combination and other working capital expenses, (ii) tax obligations, and (iii) our Public Stockholders who properly exercise their redemption rights. It is not known at this time how many Public Stockholders will exercise their redemption rights. If a larger percentage of Public Stockholders exercise their redemption rights than is expected, the funds held in the Trust Account may be significantly depleted. We may not be able to procure sufficient funds to replace the amounts released from the Trust Account in which case, we may not be able to consummate the Business Combination. Following approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, our Charter will provide that we cannot consummate a business combination if, after stockholder redemptions, our net tangible assets will be less than $5,000,001. To meet this requirement, approximately $11.3 million will be required to remain in the Trust Account following redemptions by the stockholders. Additionally, unlike most special purpose acquisition companies, Public Stockholders do not need to vote against the Business Combination in order to exercise their redemption rights. Since our Public Stockholders do not need to vote against the Business Combination in order to exercise their redemption rights, the likelihood of more Public Shares being redeemed increases, which also increases the likelihood there will be more redemptions than permitted by our Charter.

Conversely, if too few of our Public Stockholders exercise their redemption rights, we also may not be able to consummate the Business Combination unless the Stockholders’ Representative exercises his right to convert a portion of the cash consideration into GDEF Common Stock or we are able to raise sufficient funds in a private placement of common stock. One of the conditions to STG’s obligation to close is that the transaction qualifies for the tax treatment described in the Business Combination Agreement. The transaction will qualify for this tax treatment if it meets the Control Requirement (as defined in the Business Combination Agreement), which means that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing. There can be no assurances that either the Stockholders’ Representative will exercise his right to convert the cash consideration into GDEF Common Stock or that we will be able to raise sufficient additional funds in a private placement of common stock to satisfy this condition, in which case we would not be able to close the Business Combination.

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Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the Public Shares.

We will offer each Public Stockholder (but not holders of Sponsor’s Shares or Private Placement Shares) the right to have his, her, or its shares of GDEF Common Stock converted into cash. Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking redemption rights with respect to more than 20% of the Public Shares. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you have purchased more than 20% of our Public Shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares of GDEF Common Stock or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of GDEF Common Stock may not exceed the per-share redemption price.

If our due diligence investigation of STG was inadequate, then our stockholders following the Business Combination could lose some or all of their investment.

Even though we believe that we conducted a reasonable and customary due diligence investigation of STG, we cannot be sure that this diligence uncovered all material issues that may be present inside STG or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of STG’s and our control will not later arise. If we failed to identify any important issues, it could result in losses for us and our stockholders.

NASDAQ may suspend or delist our shares from trading on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions.

Although at the time of our initial listing we met the applicable minimum initial listing standards set forth in the NASDAQ Listing Rules, we cannot assure you that our shares will continue to be listed on NASDAQ in the future or prior to a Business Combination. In order to continue listing our shares on NASDAQ prior to a Business Combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity ($2,500,000) and a minimum number of public stockholders (300 public holders). In addition, in connection with the completion of a Business Combination, we would be required to again demonstrate compliance with the applicable minimum initial listing standards.

On May 20, 2015, we received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of NASDAQ that based on GDEF’s continued non-compliance with the minimum round lot shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3), the Staff determined to delist our securities. Following a hearing on June 18, 2015, the NASDAQ Listing Qualifications Panel granted us an extension until November 16, 2015 to meet the minimum round lot share requirement.

If NASDAQ suspends or delists our shares from trading on its exchange and we are not able to list our shares on another national securities exchange, we expect our shares could be quoted in the over-the-counter market on the OTCQB market tier or the OTC Pink Current Information tier. If this were to occur, we could face material adverse consequences, including:

•	a limited availability of market quotations for our shares;

•	reduced liquidity for our shares;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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Sales of outstanding shares of GDEF Common Stock into the market in the future could cause the market price of GDEF Common Stock to drop significantly.

After the consummation of the Business Combination, our Sponsor will own 2,279,564 shares of GDEF Common Stock and the STG Stockholders will own 9,023,360 shares of GDEF Common Stock. If our Sponsor or the STG Stockholders sell, or the market perceives that our Sponsor or the STG Stockholders intends to sell, a substantial portion of their beneficial ownership interest in us in the public market, the market price of GDEF Common Stock could decline significantly. Although the shares held by our Sponsor and the STG Stockholders are subject to lock-up periods, such lock-up periods will expire over the next year. Such sales also could make it more difficult for us to sell equity or equity-related securities at a time and price that we deem appropriate.

We entered into a registration rights agreement with our Sponsor concurrently with the closing of our IPO, and we expect to enter into a registration rights agreement with the STG Stockholders in connection with the closing of the Business Combination. The registration and availability of such a number of securities for trading in the public market may have an adverse effect on the market price of our stock.

The unaudited pro forma financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We are a development stage enterprise and have no operating history. As a result, our future performance cannot be predicted based on the financial information included in this proxy statement.

We will not commence meaningful operations until our initial business combination has been completed. Therefore, there is no historical information upon which to evaluate our performance. In particular, our success depends on, among other things, our ability to:

•	Integrate the management and select operations of STG;

•	Maintain / increase growth rates through marketing and an effective sales force;

•	Retain current management and / or attract new replacement talent;

•	Maintain technology platforms and continue to develop enhancements;

•	Maintain cost-effectiveness of technology and operations;

•	Develop and successfully market new products and services; and

•	Identify and consummate acquisitions on an accretive basis.

Failure to achieve any of these business objectives would have a material adverse effect on GDEF.

Following the consummation of the Business Combination, our only significant asset will be ownership of 100% of STG’s common stock and we do not currently intend to pay dividends on GDEF Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of GDEF Common Stock.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of 100% of STG’s common stock. We will depend on STG for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our stock. Legal and contractual restrictions may limit our ability to obtain cash from STG. Thus, we do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.

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Any redemption of Public Shares would reduce the funds available to us after the Business Combination.

In connection with the Business Combination, Public Stockholders have the right to redeem their Public Shares for cash in an amount equal to the greater of $10.61 per share or the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable and less any interest that GDEF was permitted to withdraw in accordance with the trust agreement, by (ii) the total number of then outstanding Public Shares. We anticipate that the redemption price will be $10.61. As a consequence of such redemptions, the funds in GDEF's Trust Account that are so used will not be available to GDEF after the Business Combination.

Our board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to our stockholders.

In analyzing the Business Combination, we conducted significant due diligence on STG, including, among other things, researching the industry in which STG operates, and reviewing comparisons of comparable companies. Our board of directors believes that because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was advisable and in the best interests of our stockholders. Notwithstanding the foregoing, our board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, it may be incorrect in its assessment of the Business Combination.

If we are unable to consummate our initial business combination within the prescribed time frame, our Public Stockholders will be forced to wait, at a minimum, until October 24, 2015, before receiving distributions from the Trust Account.

We have until October 24, 2015 to consummate our initial business combination. If we fail to consummate an initial business combination during such time frame, we will cease all operations except for the purpose of winding up, redeeming the Public Shares, dissolving and liquidating. If our plan to redeem the Public Shares is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, our Public Stockholders may be forced to wait beyond October 24, 2015 before receiving the return of a pro rata portion of the proceeds from the Trust Account. Except for the above redemption, we have no obligation to return funds to our Public Stockholders prior to the date of our liquidation unless we consummate an initial business combination prior thereto and only then in cases where stockholders have sought to redeem their shares.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption price received by Public Stockholders may be less than $10.61.

Our placing of funds in the Trust Account may not protect those funds from third party claims against us. Although we have sought to have all vendors and service providers we have engaged and prospective target businesses we negotiated with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Stockholders, they may not have executed such agreements. Furthermore, even if such entities have executed such agreements with us, they may still seek recourse against the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of our Public Stockholders. Therefore, the per-share distribution from the Trust Account may be less than $10.61.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we may not be able to return to our public stockholders at least $10.61.

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Our stockholders may be held liable for claims by third parties against GDEF to the extent of distributions received by them.

Under Sections 280 through 282 of the Delaware General Corporation Law of the State of Delaware, or the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our Public Stockholders upon the redemption of 100% of the Public Shares in the event we do not consummate an initial business combination by October 24, 2015 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem the Public Shares as soon as reasonably possible after October 24, 2015, in the event that we do not consummate an initial business combination; and therefore, we do not intend to comply with those procedures.

Because we will not comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure our stockholders that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and their liability may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to our Public Stockholders upon the redemption of 100% of the Public Shares in the event we do not consummate our initial business combination by October 24, 2015, is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

In certain circumstances, we may not be able to return funds to our stockholders or a court could seek to recover amounts we do return to stockholders.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by our Public Stockholders could be viewed under applicable debtor/creditor and / or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our Public Stockholders. Furthermore, because we intend to redeem the Public Shares for a per-share pro rata portion of the Trust Account in the event that we do not consummate a business combination by October 24, 2015, this may be viewed or interpreted as giving preference to our Public Stockholders over any potential creditors with respect to access to or distributions from our assets. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure our stockholders that we will be able to return to our Public Stockholders the redemption amounts described in this proxy statement.

Certain members of our management team and board are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those conducted by us and may consider transactions with entities reviewed by us as possible targets.

Certain members of our management team and board are, and may in the future, become affiliated with entities engaged in business activities similar to those conducted by us and may consider transactions with entities reviewed by us as possible targets. As a result, our officers or directors or their affiliates might pursue acquisitions with businesses that were considered by us as possible targets.

The price of GDEF Common Stock after the consummation of the Business Combination may be volatile.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of GDEF’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

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In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for STG’s stock and trading in the shares of GDEF Common Stock has not been active. Accordingly, the valuation ascribed to STG and GDEF Common Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them.

The price of GDEF Common Stock after the consummation of the Business Combination may be volatile, and may fluctuate due to factors such as:

•	investor sentiment toward government contractors in general;

•	announcements concerning us or our competitors;

•	shortfalls in operating results from levels forecasted by securities analysts;

•	actual or anticipated fluctuations in our quarterly and annual results and those of its publicly-held competitors;

•	success of our competitors;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the company;

•	changes in the combined company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

•	investor sentiment toward companies with material indebtedness on their balance sheet; and

•	the general state of the economy and securities markets.

In such circumstances, the trading price of our securities may not recover and may experience a further decline.

We may waive one or more of the conditions to the closing of the Business Combination without resoliciting stockholder approval for the Business Combination.

We may agree to waive, in whole or in part, some of the conditions to our obligations to complete the Business Combination, to the extent permitted by applicable laws. Our board of directors will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. In some instances, if our board of directors determines that a waiver is not sufficiently material to warrant re-solicitation of stockholders, we have the discretion to complete the Business Combination without seeking further stockholder approval.

If we become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have tangible assets of $5.0 million or less, and the Public Shares have a market price per share of less than $5.00, transactions in the Public Shares may be subject to the “penny stock” rules promulgated under The NASDAQ Stock Market. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

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•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Public Shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We will incur significant transaction and transition costs in connection with the Business Combination.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and STG operating as a public company. We will also incur significant fees and expenses relating to financing arrangements and legal, accounting and other transaction fees and costs associated with the Business Combination. These costs and expenses may have a material effect on the financial condition and results of operations of the combined company.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the combined company, our business, or our market, or if they change their recommendations regarding GDEF Common Stock adversely, the price and trading volume of GDEF Common Stock could decline.

The trading market for GDEF Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the combined company. If no securities or industry analysts commence coverage of the combined company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the combined company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of GDEF Common Stock would likely decline.

Concentration of ownership after the Business Combination may have the effect of delaying or preventing a change in control.

It is anticipated that, upon completion of the Business Combination, our Sponsor and the STG Stockholders will own between approximately 62% and 91% of the combined company. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. As a result, our Sponsor and the STG Stockholders may have the ability to determine the outcome of corporate actions of the combined company requiring stockholder approval. In addition, on the closing date and as a condition precedent for the closing of the Business Combination Agreement, GDEF, our Sponsor and the STG Stockholders (collectively, the “Stockholder Group”) (each of our Sponsor and the Stockholder Group, an “Investor Party”) will enter into a voting agreement (the “Voting Agreement”), pursuant to which, as long as each Investor Party beneficially owns at least 5% of GDEF Common Stock, such Investor Party may designate one member to GDEF’s board of directors. In addition, each Investor Party will support the other Investor Party’s designee for director. This concentration of ownership and voting power may have the effect of delaying or preventing a change in control and might adversely affect the market price of GDEF Common Stock.

The completion of the Business Combination could result in disruptions to STG’s business, loss of customers or contracts or other adverse effects.

The completion of the Business Combination could cause disruptions, including potential loss of customers and other business partners, and have adverse effects on the combined company's business and operations. It is possible that STG’s existing customers and other business partners, in response to the completion of the Business Combination, could adversely change or terminate their relationships with STG following the Business Combination, which could have an adverse effect on the combined company's business. Prior to the completion of the Business Combination, STG will seek to obtain or cause to be obtained consents, authorizations or approvals relating to contracts from parties thereto in connection with commercial contracts, but there can be no assurance that they will be able to receive all such consents. The failure to obtain any such consents, authorizations or approvals could have an adverse effect on the combined company's financial condition and results of operations.

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Subsequent to our consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the combined company’s stock price, which could cause you to lose some or all of your investment.

Although we have conducted extensive due diligence on STG, we cannot assure you that this diligence revealed all material issues that may be present in STG’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of STG’s and our control will not later arise. STG incurred a $6.9 million impairment charge of goodwill and other intangible assets in 2014. Likewise, the combined company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the combined company’s liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause the combined company to violate net worth or other covenants to which it may be subject as a result of the combined company’s post-combination working capital.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of the combined company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our certificate of incorporation and our bylaws contain provisions that may delay or prevent an acquisition of our company or a change in our management. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors;

•	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	the requirement that a special meeting of stockholders may be called only be called at the board of director’s direction, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the company.

Although we believe these provisions of our certificate of incorporation, bylaws, and Delaware corporate law collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with us, they would apply even if stockholders consider the offer to be beneficial. In addition, these provisions may frustrate or prevent attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

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The combined company will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 in a relatively short time frame.

STG has not been required to prepare or file periodic and other reports with the SEC under applicable federal securities laws, in order to comply with the requirements of the federal securities laws applicable to public companies, or to document and assess the effectiveness of its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to GDEF’s activities, we have not been required to establish and maintain such robust disclosure controls and procedures and internal controls over financial reporting as will be required after the Business Combination as a result of becoming a public company with substantial operations.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the combined company to document and test the effectiveness of its internal controls over financial reporting in accordance with an established control framework and to report on its management's conclusion as to the effectiveness of these internal controls over financial reporting with respect to the business of STG following consummation of the Business Combination. Any delays or difficulty in satisfying these requirements could adversely affect the combined company's future results of operations and our share price. The combined company could incur significant costs to comply with these requirements.

We could in the future discover areas of internal control over financial reporting that need improvement. Further, we may experience greater difficulty in establishing a system of internal control over financial reporting once it is an operating company. If the combined company is unable to conclude that it has effective internal control over financial reporting, or if its auditors are unable to provide an unqualified report regarding the effectiveness of internal control over financial reporting as required by Section 404, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of its share price. In addition, failure to comply with Section 404 could potentially subject the combined company to sanctions or investigation by the SEC or other regulatory authorities.

Pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. Following the Business Combination, the combined company will be required to provide management’s attestation on internal controls. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We could be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following October 29, 2018, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period and, as a result, we must comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Changes in laws or regulations, or failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are and will continue to be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

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If our Public Stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of GDEF Common Stock for a pro rata portion of the Trust Account.

Holders of public shares are not required to affirmatively vote against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. In order to exercise their redemption rights, Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” must either tender their certificates to GDEF’s transfer agent, or deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, up to two (2) business days prior to the date of the applicable meeting. Accordingly, a Public Stockholder has up to two (2) business days prior to the date of the applicable meeting to tender its shares if he, she or it wishes to seek to exercise its redemption rights. See “Special Meeting of GDEF Stockholders – Redemption Procedure” for more information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the combined company following the consummation of the Business Combination;

•	expansion plans and opportunities;

•	maintaining / increasing the growth rates of STG through marketing and an effective sales force;

•	maintaining STG’s technology platforms and continue to develop enhancements;

•	maintaining cost-effectiveness of technology and operations;

•	maintaining and successfully bidding for government contracts;

•	changes in economic, business, competitive, technological and/or regulatory factors;

•	identify and consummating acquisitions on an accretive basis; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. These forward-looking statements are based on information available to us as of the date of this proxy statement and current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	uncertainties as to the timing of the Business Combination and approval of the Business Combination by our stockholders;

•	the satisfaction of closing conditions to the Business Combination Agreement, including the receipt of any required regulatory approvals;

•	costs related to the Business Combination;

•	success in retaining or recruiting, or changes required in, GDEF’s and STG’s officers, key employees or directors following the Business Combination;

•	economic weakness, either nationally, or in the local markets in which GDEF will operate;

•	the size of STG’s addressable markets and the amount of U.S. government spending on private contractors;

•	adverse litigation or arbitration results;

•	costs related to the acquisition of STG that may reduce the working capital of GDEF;

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•	changes in economic, business, competitive, technological and/or regulatory factors;

•	competitors in STG’s various markets;

•	listing or delisting of GDEF’s securities from the NASDAQ Capital Market;

•	the potential liquidity and trading of GDEF’s securities;

•	risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and

•	the risk factors listed in this proxy statement under “Risk Factors” beginning on page 37.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination and the proposed related financing transactions. This transaction which was signed on June 8, 2015 will be accounted for as a reverse acquisition with STG as the accounting acquirer; therefore, the treatment of the transaction is akin to a recapitalization of STG for accounting purposes.

The unaudited pro forma condensed combined balance sheet of GDEF and STG as of June 30, 2015 assumes the Business Combination had occurred on that date. Such pro forma information is based upon the unaudited historical balance sheet of GDEF and unaudited historical consolidated balance sheet of STG as of June 30, 2015.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 assumes the Business Combination had occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2015 is based upon the historical unaudited statement of operations of GDEF and the historical unaudited consolidated statement of income of STG for the six months ended June 30, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is based on the historical audited statement of operations of GDEF and the historical audited consolidated statement of income of STG for the year ended December 31, 2014.

The unaudited pro forma condensed combined financial statements are based on estimates and assumptions set forth in the notes to these financial statements, which have been made solely for purposes of developing this pro forma information. The unaudited pro forma consolidated financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future. Furthermore, these pro forma condensed combined financial statements do not reflect changes which may occur as a result of post-Business Combination activities and other matters.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of STG and GDEF, which is included herein.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the post-combination company.

The unaudited pro forma condensed combined financial statements have been prepared using three different scenarios:

•	Assuming Minimum Redemption: In general, shares of GDEF Common Stock sold in a private placement will also count toward satisfying the Control Requirement set forth in the Business Combination Agreement, along with any Public Shares held by the purchaser(s) in such private placement. This scenario assumes (1) 3.9% of Public Shares (232,596) are redeemed and (2) we reissue these shares in a private placement of 232,596 shares to one or more investors who also own or acquire at least 2,325,961 Public Shares. Under the Business Combination Agreement, without the consent of the Stockholder Representative, the size of any such private placement may not exceed the number of Public Shares subject to redemption.

•	Assuming 54% Redemption: The 8,578,199 new shares of GDEF Common Stock to be issued to the STG Stockholders and the maximum 445,161 shares held by the Sponsor to be contributed by the Sponsor to GDEF and to be issued to STG in connection with the Business Combination comprise approximately 64.2% of the total shares outstanding. Sponsor holds approximately 16.2% of the total shares outstanding, and the remaining shares are held by the public. This scenario assumes that the Public Stockholders will exercise their redemption rights with respect to 54% of the GDEF Common Stock subject to potential redemption.

•	Assuming Maximum Redemption: Following approval of the Pre-Business Combination Charter Proposal, our Charter will provide that we cannot consummate a business combination if, after stockholder redemptions, our net tangible assets will be less than $5,000,001. To meet this requirement, approximately $12.4 million will be required to remain in the Trust Account following redemptions by the stockholders. At this level of redemptions, the 8,578,199 new shares of GDEF Common Stock to be issued to the STG Stockholders and the maximum 445,161 shares held by the Sponsor to be contributed by the Sponsor to GDEF and to be issued to STG in connection with the Business Combination comprise approximately 72.4% of the total shares outstanding and Sponsor holds approximately 18.3% of the total shares outstanding, and the remaining shares are held by the public. This scenario assumes that the GDEF Public Stockholders will exercise the maximum redemption rights subject to potential redemption so that GDEF’s net tangible assets are $5,000,001.

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We have not presented a scenario which assumes that none of the GDEF stockholders will exercise their redemption rights, because one of the conditions to STG’s obligation to close is that the transaction qualifies for the tax treatment described in the Business Combination Agreement. The transaction will qualify for this tax treatment if it meets the Control Requirement (as defined in the Business Combination Agreement), which means that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing. This condition will be satisfied if redemption rights are exercised for at least 54% of the Public Shares, which is presented in the 54% redemption assumption. If less than 54% of the Public Shares are redeemed, we still may be able to close the Business Combination if the Stockholders’ Representative exercises his right to convert a portion of the cash consideration into GDEF Common Stock or if we are able to raise sufficient funds in a private placement of common stock. We have also presented a scenario assuming the sale of GDEF Common Stock in a private placement that would satisfy the Control Requirement. This scenario assumes (1) 3.9% of Public Shares (232,596) are redeemed and (2) we reissue these shares in a private placement of 232,596 shares to one or more investors who also own or acquire at least 2,325,961 Public Shares. Under the Business Combination Agreement, without the consent of the Stockholder Representative, the size of any such private placement may not exceed the number of Public Shares subject to redemption.

The following table summarizes the consideration, sources and uses for the Business Combination, and ownership interests for each of the “Minimum Redemption”, the “54% Redemption” and “Maximum Redemption” alternatives:

	Assuming Minimum	Assuming 54%	Assuming Maximum
	Redemption	Redemption	Redemption
	(US dollars in thousands)
Cash consideration	$75,000	$75,000	$75,000
Stock consideration (1)	90,500	90,500	90,500
	165,500	165,500	165,500

Public stockholder	5,791,332	2,760,000	1,164,856
Public stockholder - Private Placement	232,596	-	-
Shares held by STG stockholders	9,023,360	9,023,360	9,023,360
Shares held by GDEF stockholders	2,279,564	2,279,564	2,279,564
	17,326,852	14,062,924	12,467,780
% Non-public shares	80%	80%	91%

Ownership interest of STG stockholders	52.1%	64.2%	72.4%
Ownership interest of GDEF stockholders	13.2%	16.2%	18.3%
Ownership interest of public stockholders	34.8%	19.6%	9.3%

Sources and Uses of Cash
Sources

Proceeds from debt financing	85,000	85,000	85,000
Share consideration to STG	90,500	90,500	90,500
Cash proceeds available in Trust account	63,914	63,914	63,914
Cash proceeds available from Private Placement	2,468	-	-
Cash proceeds available from Interest in Trust account	40	40	40
GDEF and STG cash balance at June 30, 2015	1,711	1,711	1,711
	243,633	241,165	241,165
Uses
Cash consideration to STG	75,000	75,000	75,000
Share consideration to STG	90,500	90,500	90,500
Redemption of shares from trust account	2,468	34,630	51,555
Deferred underwriters fees	1,898	1,898	1,898
Capitalization fees	2,500	2,500	2,500
Debt closing fee	2,000	2,000	2,000
Transaction costs	1,027	1,027	1,027
Repayment of GDEF debt	3,325	3,325	3,325
Accounts payable and accruals - GDEF	1,717	1,717	1,717
Cash to Balance Sheet	63,199	28,568	11,644
	243,633	241,165	241,165

(1)	Does not include 445,161 shares of GDEF Common Stock that GDEF will issue to the STG Stockholders that are held by Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Assumes the Stockholders’ Representative dose not exercise his conversion right to a portion of the Cash Consideration to GDEF Common Stock.

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Assuming Minimum Redemption

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

(in thousands)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments for Assuming Minimum Redemption	Notes	Pro Forma Combined Assuming Minimum Redemption
ASSETS
Current Assets
Cash and cash equivalents	$519	$1,192	$63,955	2a, 2b, 2f, 2g, 2i, 2m, 2l	(2,468)	2b	63,199
Contract receivables, net	-	32,371					32,371
Investments held in Rabbi Trust	-	4,619	(4,619)	2j			-
Prepaid expenses and other current assets	48	951					999
Total current assets	567	39,133	59,336		(2,468)		96,569
Property and equipment, net	-	1,501					1,501
Goodwill	-	4,699					4,699
Intangible assets, net	-	2,604					2,604
Cash and investments held in Trust Account	72,835	-	(72,835)	2b			-
Other assets	-	83	4,500	2f			4,583
Total long-term assets	72,835	8,887	(68,335)		-		13,387
TOTAL ASSETS	$73,403	$48,020	$(8,999)		$(2,468)		$109,956

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current Liabilities
Outstanding checks in excess of bank balance	$-	$959					$959
Line-of-credit	-	1,543					1,543
Long-term debt, current portion	-	-	531	2f			531
Convertible promissory note to affiliate	2,607	-	(2,607)	2l			-
Accounts payable and accrued expenses	1,717	10,424	(1,717)	2l			10,424
Accrued payroll and related liabilities	-	10,060					10,060
Billings in excess of revenue recognized	-	901					901
Due to affiliate	356	-	(356)	2l			-
Deferred rent	-	115					115
Total current liabilities	4,681	24,002	(4,150)		-		24,533
Long-term debt, net of current portion			84,469	2f			84,469
Deferred compensation plan	-	4,619	(4,619)	2j			-
Deferred underwriter fees	1,898	-	(1,898)	2i			-
Deferred income taxes	-	-	8,288	2h			8,288
Deferred rent	-	369					369
Total long-term liabilities	1,898	4,988	86,240		-		93,126
TOTAL LIABILITIES	6,578	28,990	82,091		-		117,659

Redeemable securities	61,825	-	(61,825)	2 k			-

STOCKHOLDERS' EQUITY
Common stock	-	-	1	2c, 2m			1
Additional paid-in capital	10,005	12,891	(27,106)	2a, 2c, 2d, 2e, 2h, 2k, 2l, 2m	(2,468)	2b, 2k	(6,677)
Retained earnings	(5,006)	6,139	(2,160)	2d, 2e, 2g			(1,027)
TOTAL STOCKHOLDERS' EQUITY	5,000	19,030	(29,265)		(2,468)		(7,703)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$73,403	$48,020	$(8,999)		$(2,468)		$109,956

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Assuming Minimum Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2015

(in thousands, except share and per share information)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments for Assuming Minimum Redemption	Notes	Pro Forma Combined Assuming Minimum Redemption
Contract revenue	$-	$99,057					$99,057
Direct expenses	-	67,503					67,503
Gross profit	-	31,554	-		-		31,554
Operating Expenses
Indirect and selling expenses	2,799	29,215					32,014
Impairment of goodwill	-	-					-
Impairment of other intangible assets	-	-					-
Total Operating Expenses	2,799	29,215	-		-		32,014
Operating income (loss)	(2,799)	2,339	-		-		(460)
Other income (expense)
Other (expense) income, net	1	139					140
Interest expense	-	(18)	(4,263)	3a			(4,281)
Total other Income (expense)	1	121	(4,263)		-		(4,141)
Income (loss) before income taxes	(2,798)	2,460	(4,263)		-		(4,601)
Tax provision (benefit)			(1,801)	3b	-		(1,801)
Net income (loss)	$(2,798)	$2,460	$(2,462)		$-		$(2,800)
Net income (loss) per share available to common stockholders

Basic and diluted	$(0.80)	$2,214					$(0.16)
Weighted average number of common shares outstanding

Basic and diluted	3,517,859	1,111	13,807,882	4a			17,326,852

NOTE - basic and diluted is equivalent since there is a combined loss. The only common stock equivalents are the convertible related party notes which are non-interest bearing and are convertible into GDEF Common Stock at the greater of the 30-day average trading price or $10 per share. The assumed conversion price was the average daily trading price for December 1, 2014 through December 31, 2014 (the applicable 30-day period prior to January 1, 2015) of $10.27.

65

Assuming Minimum Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share information)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments for Assuming Minimum Redemption	Pro Forma Combined Assuming Minimum Redemption
Contract revenue	$-	$209,727				$209,727
Direct expenses	-	141,925				141,925
Gross profit	-	67,802	-		-	67,802
Operating Expenses
Indirect and selling expenses	2,145	61,286				63,431
Impairment of goodwill		5,117				5,117
Impairment of other intangible assets	-	1,811				1,811
Total Operating Expenses	2,145	68,214	-		-	70,359
Operating income (loss)	(2,145)	(412)	-		-	(2,557)
Other income (expense)
Other (expense) income, net	23	313				336
Interest expense	-	(70)	(8,478)	3a		(8,548)
Total other Income (expense)	23	243	(8,478)		-	(8,212)
Income (loss) before income taxes	(2,122)	(169)	(8,478)		-	(10,769)
Tax provision (benefit)			(4,205)	3b	-	(4,205)
Net income (loss)	$(2,122)	$(169)	$(4,273)		$-	$(6,564)
Net income (loss) per share available to common stockholders
Basic and diluted	$(0.62)	$(152.12)				$(0.38)
Weighted average number of common shares outstanding
Basic and diluted	3,399,156	1,111	13,926,585	4a		17,326,852

NOTE - basic and diluted is equivalent since there is a combined loss. The only common stock equivalents are the convertible related party notes which are non-interest bearing and are convertible into GDEF Common Stock at the greater of the 30-day average trading price or $10 per share. The assumed conversion price was the average daily trading price for December 1, 2014 through December 31, 2014 (the applicable 30-day period prior to January 1, 2015) of $10.05.

66

Assuming 54% Redemption

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

(in thousands)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments Assuming 54% Redemption	Notes	Pro Forma Combined Assuming 54% Redemption
ASSETS
Current Assets
Cash and cash equivalents	$519	$1,192	$61,487	2a, 2b, 2f, 2g, 2i, 2m, 2l	$(34,630)	2b, 2k	$28,568
Contract receivables, net	-	32,371					32,371
Investments held in Rabbi Trust	-	4,619	(4,619)	2j			-
Prepaid expenses and other current assets	48	951					999
Total current assets	567	39,133	56,868		(34,630)		61,938
Property and equipment, net	-	1,501					1,501
Goodwill	-	4,699					4,699
Intangible assets, net	-	2,604					2,604
Cash and investments held in Trust Account	72,835	-	(72,835)	2b			-
Other assets	-	83	4,500	2f			4,583
Total long-term assets	72,835	8,887	(68,335)		-		13,387
TOTAL ASSETS	$73,403	$48,020	$(11,467)		$(34,630)		$75,325

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current Liabilities
Outstanding checks in excess of bank balance	$-	$959					$959
Line-of-credit	-	1,543					1,543
Long-term debt, current portion	-	-	531	2f			531
Convertible promissory note to affiliate	2,607	-	(2,607)	2l			-
Accounts payable and accrued expenses	1,717	10,424	(1,717)	2l			10,424
Accrued payroll and related liabilities	-	10,060					10,060
Billings in excess of revenue recognized	-	901					901
Due to affiliate	356	-	(356)	2l			-
Deferred rent	-	115					115
Total current liabilities	4,681	24,002	(4,150)		-		24,533
Long-term debt, net of current portion			84,469	2f			84,469
Deferred compensation plan	-	4,619	(4,619)	2j			-
Deferred underwriter fees	1,898	-	(1,898)	2i			-
Deferred income taxes	-	-	8,288	2h			8,288
Deferred rent	-	369					369
Total long-term liabilities	1,898	4,988	86,240		-		93,126
TOTAL LIABILITIES	6,578	28,990	82,091		-		117,659

Redeemable securities	61,825	-	(61,825)	2 k			-

STOCKHOLDERS' EQUITY
Common stock	-	-	1	2c, 2m			1
Additional paid-in capital	10,005	12,891	(29,573)	2a, 2c, 2d, 2e, 2h, 2k, 2l, 2m	(34,630)	2b, 2k	(41,307)
Retained earnings	(5,006)	6,139	(2,160)	2d, 2e, 2g			(1,027)
TOTAL STOCKHOLDERS' EQUITY	5,000	19,030	(31,733)		(34,630)		(42,333)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$73,403	$48,020	$(11,467)		$(34,630)		$75,325

67

Assuming 54% Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2015

(in thousands, except share and per share information)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments Assuming 54% Redemption	Notes	Pro Forma Combined Assuming 54% Redemption
Contract revenue	$-	$99,057					$99,057
Direct expenses	-	$67,503					67,503
Gross profit	-	31,554	-		-		31,554
Operating Expenses
Indirect and selling expenses	2,799	$29,215					32,014
Impairment of goodwill	-	-					-
Impairment of other intangible assets	-	-					-
Total Operating Expenses	2,799	29,215	-		-		32,014
Operating income (loss)	(2,799)	2,339	-		-		(460)
Other income (expense)
Other (expense) income, net	1	139					140
Interest expense	-	(18)	(4,263)	3a			(4,281)
Total other Income (expense)	1	121	(4,263)		-		(4,141)
Income (loss) before income taxes	(2,798)	2,460	(4,263)		-		(4,601)
Tax provision (benefit)			(1,801)	3b	-		(1,801)
Net income (loss)	$(2,798)	$2,460	$(2,462)		$-		$(2,800)
Net income (loss) per share available to common stockholders

Basic and diluted	$(0.80)	$2,214					$(0.20)
Weighted average number of common shares outstanding

Basic and diluted	3,517,859	1,111	10,543,954	4a			14,062,924

NOTE - basic and diluted is equivalent since there is a combined loss. The only common stock equivalents are the convertible related party notes which are non-interest bearing and are convertible into GDEF Common Stock at the greater of the 30-day average trading price or $10 per share. The assumed conversion price was the average daily trading price for December 1, 2014 through December 31, 2014 (the applicable 30-day period prior to January 1, 2015) of $10.27.

68

Assuming 54% Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share information)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments Assuming 54% Redemption	Pro Forma Combined Assuming 54% Redemption
Contract revenue	$-	$209,727				$209,727
Direct expenses	-	141,925				141,925
Gross profit	-	67,802	-		-	67,802
Operating Expenses
Indirect and selling expenses	2,145	61,286				63,431
Impairment of goodwill		5,117				5,117
Impairment of other intangible assets	-	1,811				1,811
Total Operating Expenses	2,145	68,214	-		-	70,359
Operating income (loss)	(2,145)	(412)	-		-	(2,557)
Other income (expense)
Other (expense) income, net	23	313				336
Interest expense	-	(70)	(8,478)	3a		(8,548)
Total other Income (expense)	23	243	(8,478)		-	(8,212)
Income (loss) before income taxes	(2,122)	(169)	(8,478)		-	(10,769)
Tax provision (benefit)			(4,205)	3b		(4,205)
Net income (loss)	$(2,122)	$(169)	$(4,273)		$-	$(6,564)
Net income (loss) per share available to common stockholders
Basic and diluted	$(0.62)	$(152.12)				$(0.47)
Weighted average number of common shares outstanding
Basic and diluted	3,399,156	1,111	10,662,657	4a		14,062,924

NOTE - basic and diluted is equivalent since there is a combined loss. The only common stock equivalents are the convertible related party notes which are non-interest bearing and are convertible into GDEF Common Stock at the greater of the 30-day average trading price or $10 per share. The assumed conversion price was the average daily trading price for December 1, 2014 through December 31, 2014 (the applicable 30-day period prior to January 1, 2014) of $10.05.

69

Assuming Maximum Redemption

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2015

(in thousands)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments Assuming Maximum Redemption	Notes	Pro Forma Combined Assuming Maximum Redemption
ASSETS
Current Assets
Cash and cash equivalents	$519	$1,192	$61,487	2a, 2b, 2f, 2g, 2i, 2m, 2l	$(51,555)	2b, 2k	$11,644
Contract receivables, net	-	32,371					32,371
Investments held in Rabbi Trust	-	4,619	(4,619)	2j			-
Prepaid expenses and other current assets	48	951					999
Total current assets	567	39,133	56,868		(51,555)		45,014
Property and equipment, net	-	1,501					1,501
Goodwill	-	4,699					4,699
Intangible assets, net	-	2,604					2,604
Cash and investments held in Trust Account	72,835	-	(72,835)	2b			-
Other assets	-	83	4,500	2f			4,583
Total long-term assets	72,835	8,887	(68,335)		-		13,387
TOTAL ASSETS	$73,403	$48,020	$(11,467)		$(51,555)		$58,401

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current Liabilities
Outstanding checks in excess of bank balance	$-	$959					$959
Line-of-credit	-	1,543					1,543
Long-term debt, current portion	-	-	531	2f			531
Convertible promissory note to affiliate	2,607	-	(2,607)	2l			-
Accounts payable and accrued expenses	1,717	10,424	(1,717)	2l			10,424
Accrued payroll and related liabilities	-	10,060					10,060
Billings in excess of revenue recognized	-	901					901
Due to affiliate	356	-	(356)	2l			-
Deferred rent	-	115					115
Total current liabilities	4,681	24,002	(4,150)		-		24,533
Long-term debt, net of current portion			84,469	2f			84,469
Deferred compensation plan	-	4,619	(4,619)	2j			-
Deferred underwriter fees	1,898	-	(1,898)	2i			-
Deferred income taxes	-	-	8,288	2h			8,288
Deferred rent	-	369					369
Total long-term liabilities	1,898	4,988	86,240		-		93,126
TOTAL LIABILITIES	6,578	28,990	82,091		-		117,659

Redeemable securities	61,825	-	(61,825)	2 k			-

STOCKHOLDERS' EQUITY
Common stock	-	-	1	2c, 2m			1
Additional paid-in capital	10,005	12,891	(29,573)	2a, 2c, 2d, 2e, 2h, 2k, 2l, 2m	(51,555)	2b, 2k	(58,232)
Retained earnings	(5,006)	6,139	(2,160)	2d, 2e, 2g			(1,027)
TOTAL STOCKHOLDERS' EQUITY	5,000	19,030	(31,733)		(51,555)		(59,258)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$73,403	$48,020	$(11,467)		$(51,555)		$58,401

70

Assuming Maximum Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Month Period Ended June 30, 2015

(in thousands, except share and per share information)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments for Maximum Redemption Assumption	Notes	Pro Forma Combined Assuming Maximum Redemption
Contract revenue	$-	$99,057					$99,057
Direct expenses	-	$67,503					67,503
Gross profit	-	31,554	-		-		31,554
Operating Expenses
Indirect and selling expenses	2,799	$29,215					32,014
Impairment of goodwill	-	-					-
Impairment of other intangible assets	-	-					-
Total Operating Expenses	2,799	29,215	-		-		32,014
Operating income (loss)	(2,799)	2,339	-		-		(460)
Other income (expense)
Other (expense) income, net	1	139					140
Interest expense	-	(18)	(4,263)	3a			(4,281)
Total other Income (expense)	1	121	(4,263)		-		(4,141)
Income (loss) before income taxes	(2,798)	2,460	(4,263)		-		(4,601)
Tax provision (benefit)			(1,801)	3b	-		(1,801)
Net income (loss)	$(2,798)	$2,460	$(2,462)		$-		$(2,800)
Net income (loss) per share available to common stockholders

Basic and diluted	$(0.80)	$2,214					$(0.22)
Weighted average number of common shares outstanding

Basic and diluted	3,517,859	1,111	8,948,810	4a			12,467,780

NOTE - basic and diluted is equivalent since there is a combined loss. The only common stock equivalents are the convertible related party notes which are non-interest bearing and are convertible into GDEF Common Stock at the greater of the 30-day average trading price or $10 per share. The assumed conversion price was the average daily trading price for December 1, 2014 through December 31, 2014 (the applicable 30-day period prior to January 1, 2015) of $10.27.

71

Assuming Maximum Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share information)

	GDEF - Historical	STG - Historical	Pro Forma Adjustments for Redemption, Merger, Recapitalization and Expected Debt Financing	Notes	Pro Forma Adjustments Assuming Maximum Redemption	Pro Forma Combined Assuming Maximum Redemption
Contract revenue	$-	$209,727				$209,727
Direct expenses	-	141,925				141,925
Gross profit	-	67,802	-		-	67,802
Operating Expenses
Indirect and selling expenses	2,145	61,286				63,431
Impairment of goodwill		5,117				5,117
Impairment of other intangible assets	-	1,811				1,811
Total Operating Expenses	2,145	68,214	-		-	70,359
Operating income (loss)	(2,145)	(412)	-		-	(2,557)
Other income (expense)
Other (expense) income, net	23	313				336
Interest expense	-	(70)	(8,478)	3a		(8,548)
Total other Income (expense)	23	243	(8,478)		-	(8,212)
Income (loss) before income taxes	(2,122)	(169)	(8,478)			(10,769)
Tax provision (benefit)			(4,205)	3b		(4,205)
Net income (loss)	$(2,122)	$(169)	$(4,273)		$-	$(6,564)
Net income (loss) per share available to common stockholders
Basic and diluted	$(0.62)	$(152.12)				$(0.53)
Weighted average number of common shares outstanding
Basic and diluted	3,399,156	1,111	9,067,513	4a		12,467,780

NOTE - basic and diluted is equivalent since there is a combined loss. The only common stock equivalents are the convertible related party notes which are non-interest bearing and are convertible into GDEF Common Stock at the greater of the 30-day average trading price or $10 per share. The assumed conversion price was the average daily trading price for December 1, 2014 through December 31, 2014 (the applicable 30-day period prior to January 1, 2015) of $10.05.

72

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of Transaction

Pursuant to the Business Combination Agreement, upon the effectiveness of the Business Combination, shares of common stock of STG will be exchanged for cash and validly issued shares of GDEF Common Stock paid and issued to the STG Stockholders. The Business Combination purchase price of $165.5 million is subject to working capital and other customary adjustments to be determined at the closing of the Business Combination in accordance with the terms of the Business Combination Agreement. Assuming the Business Combination occurred on June 30, 2015, the consideration that would have been paid to the STG Stockholders for their shares of STG common stock would have been $165.5 million, consisting of $75 million in cash (the “Cash Consideration”), and $90.5 million in common equity, or 8,578,199 shares, valued at approximately $10.55 per share, issued by GDEF. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). In the event that, immediately following the closing of the transaction, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of GDEF Common Stock, as of the closing, a portion of the Cash Consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing of the Business Combination. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement, a portion of the Cash Consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, own 80% of outstanding shares of GDEF Common Stock immediately following the closing. The Cash Consideration shall be increased or decreased, as applicable, by the amount of the estimated working capital exceeds or is less than a defined threshold. This is estimated to be $0 at June 30, 2015. We intend to pay the Cash Consideration using proceeds held in our Trust Account and the balance of the Cash Consideration will be paid using the proceeds from an anticipated debt financing. The remainder of the anticipated debt financing, will be used by GDEF to pay debt and transaction related expenses and for general corporate purposes after closing. Such borrowed funds will be assumed by GDEF at closing.

On July 17, 2015, GDEF held a special meeting of stockholders (the “Extension Meeting”). At the Extension Meeting, the stockholders approved amendments to the Charter to extend the date by which the Company must consummate its initial business combination from July 24, 2015 to October 24, 2015. In accordance with our Charter, in connection with the Extension Meeting and the approval of the amendments to the Charter, our Public Stockholders were entitled to redeem their GDEF Common Stock for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to GDEF to pay franchise or income taxes. Our stockholders redeemed 876,072 shares of GDEF Common Stock at a price of $10.55 per share, for a total redemption of approximately $9,242,560 that was effected on July 24, 2015. In addition, in connection with the Extension Meeting, on July 21, 2015, GDEF issued a non-interest bearing promissory note to the Sponsor for an aggregate of approximately $361,436. GDEF used the proceeds from the note to deposit $0.06 per share that was not redeemed in the Trust Account. The note will be repaid on the earlier of (1) October 24, 2015, or (2) immediately following consummation of GDEF’s initial business combination. After giving effect to the redemptions and the additional deposit, there was approximately $63,913,876 in the Trust Account as of July 24, 2015, or approximately $10.61 per public share.

2.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Pro forma adjustment to reflect the Business Combination, recapitalisation and expected debt financing on the cash and cash equivalent account balance is as follows:

Cash and cash equivalents - Merger, Recapitalization and expected Debt Financing

	Assuming Minimum	Assuming 54%	Assuming Maximum
	Redemption	Redemption	Redemption
	(US dollars in thousands)
Cash consideration - business combination	$(75,000)	$(75,000)	$(75,000)	(refer to 2 (a) below)
Cash from Trust Account (100%)	63,954	63,954	63,954	(refer to 2 (b) below)
Debt	85,000	85,000	85,000	(refer to 2 (f) below)
Capitalization fees	(2,500)	(2,500)	(2,500)	(refer to 2 (f) below)
Debt financing fees	(2,000)	(2,000)	(2,000)	(refer to 2 (f) below)
Transaction fees of buyer	(1,027)	(1,027)	(1,027)	(refer to 2 (g) below)
Deferred underwriters fees	(1,898)	(1,898)	(1,898)	(refer to 2 (i) below)
Cash - Private Placement	2,468	-	-	(refer to 2 (m) below)
Settlement of promissory note	(3,325)	(3,325)	(3,325)	(refer to 2 (l) below)
Settlement of accounts payable	(1,717)	(1,717)	(1,717)	(refer to 2 (l) below)
	$63,955	$61,487	$61,487

Pro forma adjustment to reflect the Business Combination, recapitalization and expected debt financing on the additional paid-in capital account balance is as follows:

73

Additional paid-in capital - Merger, Recapitalization and expected Debt Financing

	Assuming Minimum	Assuming 54%	Assuming Maximum
	Redemption	Redemption	Redemption
	(US dollars in thousands)
Cash consideration - business combination	$(75,000)	$(75,000)	$(75,000)	(refer to 2 (a) below)
Redemption of shares	(9,243)	(9,243)	(9,243)
Termination of retained earnings of (S-election)	1,133	1,133	1,133	(refer to 2 (d) 2(e) below)
Share consideration (9,023,360 shares issued to STG)	(1)	(1)	(1)	(refer to 2 (c) below)
Deferred tax - Cash to accrual	(8,288)	(8,288)	(8,288)	(refer to 2 (h) below)
Private Placement - shares issued	2,468	-	-	(refer to 2 (l) below)
Redeemable securities	61,825	61,825	61,825	(refer to 2 (k) below)
	$(27,106)	$(29,573)	$(29,573)

Pro forma adjustment to reflect the Business Combination, recapitalization and expected debt financing on the retained earnings account balance is as follows for all the scenarios:

Retained earnings - Merger, Recapitalization and expected Debt Financing

(US dollars in thousands)
Transaction fees of buyer	(1,027)	(refer to 2 (g) below)
Termination of retained earnings of GDEF (S-election)	5,006	(refer to 2 (d), 2 (e) below)
Termination of retained earnings of STG (S-election)	(6,139)	(refer to 2 (d), 2 (e) below)
	$(2,160)

(a)	Assuming a June 30, 2015 transaction date, the total consideration is (i) $75.0 million for the Cash Consideration, with no adjustment made for an estimated working capital surplus; (ii) $90.5 million in common equity for 8,578,199 newly issued shares at $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Transaction fees of approximately $1.0 million and underwriting fees of $1.9 million are settled at close of the transaction and deducted from cash. STG transaction costs of approximately $729,628 will be paid out of the STG’s proceeds. There is no impact on the pro forma adjustments for these costs.

(b)	Under the minimum redemption scenario, it is assumed that (1) 3.9% of Public Shares (232,596) are redeemed ($2.5 million) and (2) we reissue these shares in a private placement of 232,596 shares to one or more investors who also own or acquire at least 2,325,961 Public Shares. Under the Business Combination Agreement, without the consent of the Stockholder Representative, the size of any such private placement may not exceed the number of Public Shares subject to redemption.

Assuming 54% redemption, it is expected that 46% ($29.3 million) of the GDEF Trust Account will be utilized to pay the deferred underwriters’ fees, a portion of the Cash Consideration for the Business Combination and/or expenses and liabilities of GDEF. The remaining cash in the Trust Account, $34.6 million, would be paid to stockholders to satisfy the redemption of common shares.

Assuming the maximum number of redemptions, it is expected that the GDEF Trust Account will contain a minimum of $5,000,001 after payment of the convertible, non-interest bearing promissory note to the Sponsor, the amounts due to the Sponsor included in due to affiliate and accounts payable and accrued expenses on the balance sheet, the deferred underwriters’ fees, transaction costs and payments to redeem the GDEF Common Stock subject to redemption. Cash and cash equivalents, prepaid expenses and other current assets on the balance sheet are also included in determining the maximum amount of shares that can be redeemed. Assuming the maximum number of redemptions, there would not be sufficient balance available in the Trust Account to satisfy the required total amount of Cash Consideration. Therefore, cash generated from the borrowings under the credit facility would be utilized.

$63.9 million of cash and investments held the Trust Account is transferred to cash and cash equivalents. Our stockholders redeemed 876,072 shares of GDEF Common Stock at a price of $10.55 per share, for a total redemption of approximately $9.2 million that was effected on July 24, 2015. In addition, in connection with the Extension Meeting, on July 21, 2015, GDEF issued a non-interest bearing promissory note to the Sponsor for an aggregate of approximately $0.4 million. GDEF used the proceeds from the note to deposit $0.06 per share that was not redeemed in the Trust Account. The note will be repaid on the earlier of (1) October 24, 2015, or (2) immediately following consummation of GDEF’s initial business combination. After giving effect to the redemptions and the additional deposit, there was approximately $63.9 million in the Trust Account as of July 24, 2015, or approximately $10.61 per public share. The original amount held in the Trust Account prior to the redemption was $72.8 million.

(c)	As part of the equity consideration, up to 9,023,360 shares of GDEF will be issued to STG at a par value of $0.0001 per share.

(d)	Adjustment to combine the retained earnings of STG ($6.1 million), the accounting acquirer, with the accumulated losses of GDEF ($5.0 million) and reflect the impact of the reverse acquisition as a recapitalization transaction.

(e)	Elimination of STG’s retained earnings as a result of the termination of the S-election.

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(f)	Represents borrowings of $85 million under a new term loan agreement. In connection with a potential financing, debt issuance costs are expected to be capitalized and amortized on a straight line basis over the term of an agreement. For illustrative purposes, we have capitalized an estimated level of expenses and used the lower end of a 5-8 year range for the amortization period. Additionally, to show the potential impact of interest expense in the pro forma financial presentation, we have assumed an interest rate of 9.0% for illustrative purposes only.

(g)	Represents the amount of estimated GDEF related transaction costs totaling $1.0 million. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the pro forma statement of operations as they are directly related to the Business Combination and will be non-recurring.

(h)	Represents the recording of non-current deferred tax liabilities for the conversion of STG from an S-Corporation to a C-Corporation. The adjustment was estimated at approximately $8.3 million by computing the cash to accrual basis adjustment expected at the time of the Business Combination and multiplying this by an estimated effective tax rate. The effective tax rate of the combined company could be significantly different depending on the mix of post-Business Combination income and other activities.

(i)	Adjustment to pay the deferred underwriters’ fees ($1.9 million) in cash. In accordance with the underwriters’ agreement with GDEF, the fees will be paid upon consummation of the Business Combination.

(j)	Adjustment to pay the deferred compensation plan participants at the time of the Business Combination. There are related investments held in a Rabbi Trust ($4.6 million) that are expected to be used to fund the payments to the participants. It is expected that the investments will be liquidated in full at the time of the Business Combination.

(k)	At the time of issuance, certain shares of GDEF Common Stock were subject to a possible redemption and, as such, an amount of $61.8 million was classified outside of the equity section in the GDEF historical balance sheet.

Under the minimum redemption scenario, it is assumed that 3.9% of Public Shares (232,596) are redeemed ($2.5 million), invoke their redemption rights in connection with the consummation of the Business Combination, $61.8 million of the shares are not redeemable and have been classified as a component of stockholders’ equity.

Assuming 54% redemption, it is expected that 46% ($29.3 million) of the GDEF Trust Account will be utilized to pay the deferred underwriters’ fees, a portion of the Cash Consideration for the Business Combination and/or expenses and liabilities of GDEF. The remaining cash in the Trust Account, $34.6 million, would be paid to stockholders to satisfy the redemption of common shares.

Assuming that the maximum number of GDEF stockholders invoke their redemption rights, the shares will be redeemed up until the GDEF Trust Account reflects a minimum balance of $5,000,001 after payment of the convertible, non-interest bearing promissory note to the Sponsor, the amounts due to the Sponsor included in due to affiliate and accounts payable and accrued expenses on the balance sheet, the deferred underwriters’ fees, transaction costs and payments to redeem the GDEF Common Stock subject to redemption. Cash and cash equivalents, prepaid expenses and other current assets on the balance sheet are also included in determining the maximum amount of shares that can be redeemed, which amounts to $51.5 million

(l)	Represents the settlement of the convertible promissory notes owing to affiliate ($2.6 million), an amount due to affiliate of $0.4 million and accounts payable and accrued expenses ($1.7 million). The amount due to affiliate is based on the balance of the convertible promissory notes.

(m)	Represents the issuance 232,596 private placement shares at $10.61 per share to one or more investors who also own or acquire at least 2,325,961 Public Shares.

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3.	Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a)

Represents interest expense of approximately $4.3 million and $8.5 million, for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, on borrowings of $85.0 million under a new term loan agreement expected to be entered into at the consummation of the Business Combination.

(b)	Represents the income tax effect of the pro forma adjustments related to the Business Combination of GDEF and STG calculated using the U.S. statutory income tax rate of 35% and U.S. state tax rates, for a blended rate, for the six months ended June 30, 2015 and for the year ended December 31, 2014 of 39.14% and 39.05%, respectively. The effective tax rate of the combined company could be significantly different depending on the mix of post-Business Combination income and other activities.

4.	Earnings per Share

(a)

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historic GDEF weighted average number of shares outstanding of 3,517,859 and 3,399,156 for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, adjusted by 9,022,249 shares issued to STG Stockholders, and further adjusted to reflect all of the minimum redemption, 54% redemption and maximum redemption scenarios. The weighted average shares amount to 17,326,852, 14,062,924 and 12,467,780 at June 30, 2015 and December 31, 2014, for the minimum redemption, 54% redemption and maximum redemption, respectively, representing the total number of shares outstanding as of those dates inclusive of the shares that would no longer be subject to possible redemption as a result of the Business Combination.

Because it is assumed that the convertible promissory note with the affiliate will not be converted at the consummation of the Business Combination, the shares outstanding do not include 126,300 shares of Common Stock that would be issued if the convertible note were converted as of January 1, 2015 at the greater of $10.00 per share or the average 30-day trading price which was approximately $10.27 per share for the 30 days prior to January 1, 2015. The convertible note balance was $0 as of January 1, 2014; therefore, there were no common stock equivalents related to the convertible note for the year ended December 31, 2014. This adjustment includes total equity consideration upon consummation of the Business Combination of 8,578,199 shares of GDEF Common Stock and up to 445,161 shares held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the closing of the Business Combination (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF).

The following table presents information used in the unaudited pro forma condensed combined financial information and the notes thereto, and other supplementary unaudited pro forma condensed combined financial information relevant to each of the scenarios presented that could result in consummation of the Business Combination:

	Assuming Minimum Redemption	Assuming 54% Redemption	Assuming Maximum Redemption
	(US dollars in thousands)
Weighted average share calculation, basic and diluted	# Shares	# Shares	# Shares
Public stockholders	5,791,332	2,760,000	1,164,856
Public stockholder - Private Placement	232,596	-	-
Shares held by STG stockholders	9,023,360	9,023,360	9,023,360
Shares held by GDEF stockholder	2,279,564	2,279,564	2,279,564
Weighted average shares, basic and diluted	17,326,852	14,062,924	12,467,780

Pro Forma Book Value Per Share calculation
Total shareholders' equity	(7,703)	(42,333)	(59,258)
Weighted average shares, basic and diluted	17,326,852	14,062,924	12,467,780
Book Value Per Share or Pro Forma Book Value Per Share as of June 30, 2015	$(0.44)	$(3.01)	$(4.75)

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COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share data for GDEF and STG and unaudited pro forma combined and supplemental unaudited pro forma combined per share ownership information after giving effect to the proposed business combination, assuming (i) minimum redemption, (ii) 54% redemption and (iii) maximum redemption.

We are providing this information to assist you in your analysis of the financial aspects of the proposed business combination. The historical information should be read in conjunction with “Selected Historical Financial Information of GDEF”, and the “Selected Historical Financial Information of STG”, the “Unaudited Pro Forma Condensed Information” and related notes thereto included elsewhere in this proxy statement. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial data and supplemental unaudited pro forma combined condensed pro forma and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined condensed financial statements do not purport to represent what the actual results of operations of GDEF and STG would have been had the business combination been completed or to project GDEF’s results of operations that may have been achieved after the proposed business combination. The unaudited pro forma book value per share information below does not purport to represent what the value of GDEF or STG would have been had the business combination been completed nor the book value per share for any future date or period.

	Year ended December 31,	Six months ended June 30,
	2014	2015

Historical data per share of GDEF
Income (loss) per share, basic and diluted	$(0.62)	$(0.80)
Book value per share of common stock
Carrying value of stockholders’ equity	$5,000,001	$5,000,001
Shares of common stock outstanding	9,624,725	9,624,725
Book value per share of common stock	$0.52	$0.52

	Year ended	Six months ended
	December 31,	June 30,
	2014	2015

Historical data per share of STG
Income (loss) per share - basic and diluted	$(152)	$2,214
Book value per share of common stock
Carrying value of stockholders’ equity	$22,957,000	$19,030,000
Shares of common stock outstanding	1,111	1,111
Book value per share of common stock	$20,663.37	$17,128.71

	Assuming Minimum Redemption	Assuming 54% Redemption	Assuming Maximum Redemption
Pro forma combined amounts -
Income (loss) per share - basic and diluted:
Year ended December 31, 2014	$(0.38)	$(0.47)	$(0.53)
Six months ended June 30, 2015	$(0.16)	$(0.20)	$(0.22)
Book value per share of common stock at June 30, 2015:
Carrying value of stockholders' equity	$(7,703,000)	$(42,333,000)	$(59,258,000)
Shares of common stock outstanding	17,326,852	14,062,924	12,467,780
Negative Book value per share of common stock	$(0.44)	$(3.01)	$(4.75)

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SPECIAL MEETING IN LIEU OF 2015 ANNUAL MEETING OF GDEF STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of our stockholders to be held on             , 2015, and at any adjournment or postponement thereof. This proxy statement is first being mailed to our stockholders on or about        , 2015. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held at 11:00 a.m. Eastern Daylight Time, on             . 2015, at 2000 Pennsylvania Avenue, N.W. Suite 6000, Washington, D.C. 20006, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Purpose of the Special Meeting of GDEF Stockholders

At the special meeting of GDEF Stockholders, we will ask holders of GDEF Common Stock to consider and vote upon the following proposals:

(1) The Business Combination Proposal— to consider and vote upon a proposal to approve and adopt the Business Combination Agreement by and among GDEF, STG, the STG Stockholders, the Stockholders’ Representative, and the Sponsor, attached to this proxy statement as Annex A. Pursuant to the Business Combination Agreement, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to us immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). In the event that, immediately following the Closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the Cash Consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing.

(2) The Pre-Business Combination Net Tangible Asset Charter Proposal – to consider and vote upon a proposal to adopt changes, to be effective prior to the consummation of the Business Combination to our Charter to clarify the application of the net tangible assets requirement in our Charter. A proposed amended and restated charter incorporating such changes, along with the changes proposed by the Pre-Business Combination Equity Issuance Charter Proposal, is attached to this proxy statement as Annex B.

(3) The Pre-Business Combination Equity Issuance Charter Proposal – to consider and vote upon a proposal to amend the Charter, to be effective prior to the consummation of the Business Combination, to allow GDEF to issue common stock (or securities convertible into common stock) immediately prior to the consummation of the Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination (the “Pre-Business Combination Equity Issuance Charter Proposal”). A copy of the proposed amendment, along with the changes proposed by the Pre-Business Combination Net Tangible Asset Charter Proposal, is attached to the accompanying proxy statement as Annex B.

(3) The Post-Business Combination Charter Proposal — to consider and vote upon a proposal to adopt changes to our Charter, to be effective after the consummation of the Business Combination, to, among other things, (a) provide that GDEF’s board of directors shall be divided into three classes; (b) delete certain sections of the Charter that are only applicable to us prior to our consummation of an initial business combination; (c) provide that no action required or permitted at any meeting of stockholders may be taken by written consent without meeting; and (d) provide that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter, repeal or adopt any provision inconsistent with certain sections of the Charter. The proposed amended and restated Charter, which incorporates changes proposed in the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal is attached as Annex C.

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(4) The Corporate Purpose Charter Proposal — to consider and vote upon a proposal to adopt changes to our Charter, to be effective after the consummation of the Business Combination, to delete certain provisions of the Charter that limit our corporate purpose in the event we do not complete an initial business combination by October 24, 2015. The proposed amended and restated Charter, which incorporates changes proposed in the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal is attached as Annex C.

(5) The Director Election Proposal— to consider and vote upon a proposal to elect five directors to serve on the combined company’s board of directors;

(6) The Incentive Plan Proposal —to consider and vote upon a proposal to approve and adopt the Global Defense & National Security Systems, Inc. 2015 Omnibus Incentive Plan, an equity based incentive plan, a copy of which is attached to this proxy statement as Annex D;

(7) The Stockholder Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote; and

(8) Such other procedural matters as may properly come before the special meeting or any adjournment or postponement thereof.

Recommendation of GDEF’s Board of Directors

After careful consideration of each of the proposals, each member of our board of directors has determined that the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Stockholder Adjournment Proposal are in the best interests of GDEF and our stockholders and recommends that our stockholders vote “FOR” the Business Combination Proposal, “FOR” the Pre-Business Combination Net Tangible Asset Charter Proposal, “FOR” the Pre-Business Combination Equity Issuance Charter Proposal, “FOR” the Post-Business Combination Charter Proposal, “FOR” the Corporate Purpose Charter Proposal, “FOR” each of the nominees for the board of directors listed in the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Stockholder Adjournment Proposal. When you consider the recommendation of our board of directors in favor of the Business Combination Proposal, you should keep in mind that certain of our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination—Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination.”

Record Date; Who is Entitled to Vote

We have fixed the close of business on            , 2015 as the record date for determining our stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on            , 2015, the latest practicable date before mailing of this proxy, there were 8,748,653 shares of GDEF Common Stock outstanding, of which 6,023,928 were Public Shares and 2,724,725 are held by our Sponsor.

Quorum and Vote Required for Proposals

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the shares of GDEF Common Stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions, which are discussed further below, will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal requires a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

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Approval of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal and the Corporate Purpose Charter Proposal require the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Approval of the Post-Business Combination Charter Proposal requires the approval of a majority of the holders of our outstanding shares entitled to vote thereon as of the record date.

The Director Election Proposal requires approval by the plurality of the votes cast at the special meeting.

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the votes cast on these proposals.

Approval of the Stockholder Adjournment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting.

The Business Combination Proposal is conditioned on the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal. The Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal are each conditioned on the Business Combination Proposal. If the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote. If the Business Combination Proposal is not approved, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal will have no effect, even if those proposals are approved by the requisite vote.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to nondiscretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that all of the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal and the Stockholder Adjournment Proposal. Abstentions will have no effect on the Director Election Proposal or the Incentive Plan Proposal.

Broker non-votes will not be considered present for the purposes of establishing a quorum. A broker non-vote will have no effect on the Director Election Proposal, the Incentive Plan Proposal and the Stockholder Adjournment Proposal. A broker non-vote will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Corporate Purpose Charter Proposal and Post-Business Combination Charter Proposal.

Manner of Voting

Security holders who hold their GDEF Common Stock in their own name (as opposed to being held in the name of their broker, bank or other nominee) are referred to as “holders of record.” Holders of record may vote in person at the special meetings or by proxy. We recommend that holders of record vote by proxy even if they plan to attend the special meetings. Holders of record can always revoke their proxy and change their votes at the special meetings.

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Proxy Voting by Holders of Record

Voting instructions are attached to your proxy card. If you properly submit your proxy so that it is received prior to 5:00 p.m. Eastern Daylight Time on            , 2015 one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against any or all of the proposals submitted at the special meetings or abstain from voting.

If you are a holder of record, you may vote your proxy by mail. Please follow the instructions provided on your proxy card. Your submission of proxy authorizes Dale R. Davis and Frederic Cassis as proxies, each with the power to appoint his substitute, to represent and vote your shares.

Only the latest dated proxy received from you will be voted at the special meeting.

Voting of Shares Held in “Street Name”

If your shares of GDEF Common Stock are not held in your own name but rather by your broker, bank or another nominee, your shares or warrants referred to herein as being held in “street name” by your nominee. If your shares are held in street name you must instruct your nominee how to vote your shares or warrants.

Your nominee may send to you a separate voting instruction form asking you for your voting instructions. If you do not receive a request for voting instructions well in advance of the special meetings, we recommend that you directly contact your nominee to determine how to cause your shares or warrants to be voted as you wish. Your nominee may permit you to instruct the voting of your shares or warrants electronically using the telephone or Internet. The street name holders will have access to telephone and Internet voting and that such access will continue until 11:59 p.m. Eastern Daylight Time on the day before the special meeting, after which time a street name holder must contact its bank, broker or nominee to vote or change its vote.

How Proxies Will Be Voted

All shares of GDEF Common Stock entitled to vote and represented by properly completed proxies received prior to the special meetings (unless properly revoked) will be voted at the special meetings as instructed on the proxies. If the holders of our Public Stockholders do not indicate how their shares of GDEF Common Stock should be voted on a matter, the shares of GDEF Common Stock represented by a properly completed and not properly withdrawn proxy will be voted as our board of directors recommends and therefore will be voted with respect to shares the GDEF Common Stock: “FOR” the Business Combination Proposal, “FOR” the Pre-Business Combination Net Tangible Asset Charter Proposal, “FOR” the Business Combination Proposal, “FOR” the Pre-Business Combination Equity Issuance Charter Proposal, “FOR” the Post-Business Combination Charter Proposal, “FOR” the Corporate Purpose Charter Proposal, “FOR” each of the nominees for the board of directors listed in the Director Election Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Stockholder Adjournment Proposal.

Revoking Your Proxy

A record holder may revoke a proxy at any time before the special meeting, or at such meeting by doing any one of the following:

•	you may submit another proxy card with a later date;

•	you may notify Frederic Cassis, our Secretary, in writing at 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, VA 20190 before the applicable special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

If you hold your shares in “street name” and have instructed your bank, broker or other nominee to vote your shares for you, you must follow instructions you receive from your bank, broker or other nominee in order to change or revoke your vote. Street name holders with access to telephone and Internet voting may change their vote until 11:59 p.m. Eastern Daylight Time on the day before the special meeting, after which time a street name holder must contact his bank, broker or nominee to change his vote.

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No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of the Business Combination Proposal, Pre-Business Combination Net Tangible Asset Charter Proposal, Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the Stockholder Adjournment Proposal, if necessary. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at either special meeting if they are not included in the notice of the applicable special meeting.

Who Can Answer Your Questions About Voting Your Shares?

If you have any questions about how to vote or direct a vote in respect of your shares of GDEF Common Stock, you may call GDEF’s proxy solicitor, D.F. King & Co., Inc., at (866) 751-6311.

Redemption Rights

Since we are seeking stockholder approval of the initial business combination, we have agreed to distribute this proxy statement and, in connection herewith, provide Public Stockholders with redemption rights upon consummation of the Business Combination. Public Stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement. Unlike many other blank check companies, Public Stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor has agreed to vote its Sponsor’s Shares and Private Placement Shares in favor of the Business Combination. In addition, our Sponsor has agreed to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares in connection with a vote on the consummation of the Business Combination.

If too many or too few of our Public Stockholders exercise their redemption rights, we may not be able to consummate the Business Combination.

If too many of our Public Stockholders exercise their redemption rights, we may not be able to consummate the Business Combination. The funds released from the Trust Account to us upon consummation of the Business Combination will be used to pay (i) our aggregate costs, fees and expenses in connection with the consummation of an initial business combination and other working capital expenses, (ii) tax obligations, and (iii) our Public Stockholders who properly exercise their redemption rights. It is not known at this time how many Public Stockholders will exercise their redemption rights. If a larger percentage of Public Stockholders exercise their redemption rights than is expected, the funds held in the Trust Account may be significantly depleted. We may not be able to procure sufficient funds to replace the amounts released from the Trust Account in which case, we may not be able to consummate the Business Combination. Following approval of the Post-Business Combination Charter Proposal, our Charter will provide that we cannot consummate a business combination if, after stockholder redemptions, our net tangible assets will be less than $5,000,001. To meet this requirement, approximately $11.3 million will be required to remain in the Trust Account following redemptions by the stockholders. Additionally, unlike most special purpose acquisition companies, Public Stockholders do not need to vote against the Business Combination in order to exercise their redemption rights. Since our Public Stockholders do not need to vote against the Business Combination in order to exercise their redemption rights, the likelihood of more Public Shares being redeemed increases, which also increases the likelihood there will be more redemptions than permitted by our Charter.

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Conversely, if too few of our Public Stockholders exercise their redemption rights, we also may not be able to consummate the Business Combination unless the Stockholders’ Representative exercises his right to convert a portion of the cash consideration into GDEF Common Stock or we are able to raise sufficient funds in a private placement of common stock. One of the conditions to STG’s obligation to close is that the transaction qualifies for the tax treatment described in the Business Combination Agreement. The transaction will qualify for this tax treatment if it meets the Control Requirement (as defined in the Business Combination Agreement), which means that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing. There can be no assurances that either the Stockholders’ Representative will exercise his right to convert the cash consideration into GDEF Common Stock or that we will be able to raise sufficient additional funds in a private placement of common stock to satisfy this condition, in which case we would not be able to close the Business Combination.

Redemption Procedure

A redemption demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a redemption of these shares if the Business Combination Proposal is approved and you continue to hold them until the effective date of the Business Combination Proposal.

In connection with tendering your shares for redemption, you must elect either to physically tender your stock certificates to American Stock Transfer & Trust Company, LLC, our transfer agent, at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: AST Proxy Department, by two business days prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming holder’s election is irrevocable, to the fullest extent permitted by law, once the Business Combination Proposal is approved. In furtherance of such irrevocable election, stockholders making the election will not be able to tender their shares at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and our transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. We do not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their redemption rights. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus would be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures by two business days prior to the special meeting will not be redeemed for cash. In the event that a Public Stockholder tenders its shares and decides prior to the special meeting that it does not want to redeem its shares, the stockholder may withdraw the tender at any time prior to the time that the Business Combination Proposal is approved. If you delivered your shares for redemption to our transfer agent and decide prior to the special meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a Public Stockholder tenders shares and the Business Combination Proposal is not approved or is abandoned, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Business Combination Proposal will not be approved or will be abandoned. GDEF anticipates that a Public Stockholder who tenders shares for redemption in connection with the vote to approve the Business Combination Proposal would receive payment of the redemption price for such shares soon after the completion of the Business Combination Proposal. GDEF or its transfer agent will hold the certificates of Public Stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

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If properly demanded, we will redeem each Public Share for a pro rata portion of the funds available in the Trust Account, calculated as of the record date. As of July 31, 2015, this would amount to approximately $10.61 per share. If you exercise your redemption rights, you will be exchanging your shares of GDEF Common Stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption, and tender your stock certificate(s) to GDEF’s transfer agent by two business days prior to the special meeting. If the Business Combination Proposal is not approved or if it is abandoned, these shares will not be redeemed for cash and any stock certificates that have been tendered to us or our transfer agent in connection with the redemption will be returned.

Limitation on Redemption Rights Upon Consummation of the Business Combination

Since we are holding a stockholder vote to approve the Business Combination and are not conducting redemptions pursuant to the tender offer rules in connection with the Business Combination, the Charter provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in the IPO. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Stockholder holding more than an aggregate of 20% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our Sponsor at a premium to the then-current market price or on other undesirable terms.

Actions that May Be Taken to Secure Approval of GDEF Stockholders

We may enter into privately negotiated transactions to purchase Public Shares from stockholders after consummation of the Business Combination with proceeds from the Trust Account. Our directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions, provided that any such purchases do not change the price per share payable to holders of Public Shares who have properly exercised their redemption rights. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when in possession of any material non-public information not disclosed to the seller. In the event we are the buyer in the privately negotiated purchases, we could elect to use Trust Account proceeds to pay the purchase price in such transaction after the closing of the Business Combination. It is possible that any such privately negotiated purchases of Public Shares could involve the payment of a premium purchase price. Although we do not currently anticipate paying any premium purchase price for such Public Shares, in the event we do, the payment of a premium may not be in the best interests of those stockholders not receiving any such additional consideration. Furthermore, because the stockholders who sell their shares in a privately negotiated transaction or pursuant to market transactions may receive a per share purchase price payable from the Trust Account that is not reduced by a pro rata share of the deferred commissions or income or other tax obligations payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise taxes and income taxes payable. Except for the limitations on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the number of shares that could be acquired by us or our affiliates, or the price that we or our affiliates may pay. We may also enter into transactions with our Public Stockholders to provide them with incentives to acquire shares of GDEF Common Stock or to not demand redemption. The funds for any such purchases will either come from our Sponsor, cash available to such purchasing parties or from third party financing, none of which has been sought at this time. The exact nature of such incentives has not been determined as of the date of this proxy statement.

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The purpose of such purchases and other transactions would be to increase the likelihood of obtaining stockholder approval for the Business Combination Proposal and the other proposals to be presented to our stockholders at the special meeting and to incentivize Public Stockholders to not exercise their redemption rights. This may result in the consummation of the Business Combination, which may not otherwise have been possible.

As a consequence of such purchases:

•	the funds in the Trust Account that are so used will not be available to us after the Business Combination; and

•	the public “float” of GDEF Common Stock may be reduced and the number of beneficial holders of its securities may be reduced, which may make it difficult to maintain the listing or trading of our securities on a national securities exchange;

Our officers, directors and / or their affiliates anticipate that they will identify the stockholders with whom such officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following its mailing of this proxy statement in connection with the Business Combination. To the extent that our officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination. Pursuant to the terms of such arrangements, any shares so purchased by our officers, advisors, directors and / or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate the Business Combination by potentially reducing the number of shares redeemed for cash or voted against the proposed business combination.

Appraisal Rights

Appraisal rights are not available to holders of shares of GDEF Common Stock in connection with the proposed Business Combination.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. All solicitation costs will be paid by us. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including e-mail and facsimile. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. D.F. King & Co., Inc., a proxy solicitation firm that we have engaged to assist us in soliciting proxies, will be paid an initial fee of $7,500 plus out-of-pocket expenses for its efforts.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

We, our directors and our executive officers may be deemed to be participants in the solicitation of proxies. The underwriters of the IPO may provide assistance to us and our directors and executive officers, and may be deemed to be participants in the solicitation of proxies.

Vote of the Sponsor

As of            , 2015, the record date for the special meeting, the Sponsor and its affiliate, the chairman of our board of directors, Damian Perl, beneficially owned and were entitled to vote 2,724,725 Sponsor’s Shares and Private Placement Shares, which collectively constitute 31.1% of the issued and outstanding GDEF Common Stock.

In connection with the IPO, we and the representative of the underwriters in the IPO entered into agreements with the Sponsor pursuant to which our Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of the initial business combination. Our Sponsor also intends to vote in favor of all of the proposals presented in this proxy statement

Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date. If we or our Sponsor purchase Public Shares from existing GDEF Public Stockholders that are likely to vote against the Business Combination Proposal, the probability that the Business Combination Proposal (and the other proposals presented in this proxy statement) will be approved would increase.

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THE BUSINESS COMBINATION PROPOSAL

At the special meeting, as previously described in this proxy statement, GDEF’s stockholders will be asked to approve the Business Combination Proposal, pursuant to which, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 new shares of GDEF Common Stock. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF).

In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the closing.

A copy of the Business Combination Agreement is attached as Annex A to this proxy statement.

Vote Required

Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and have the same effect as a vote “AGAINST” the Business Combination Proposal.

Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. This proposal is also conditioned on the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal, the Director Election Proposal and the Incentive Plan Proposal. If any of the Pre-Business Combination Net Tangible Asset Charter Proposal, the Post-Business Combination Charter Proposal the Director Election Proposal and the Incentive Plan Proposal is not approved, this proposal will have no effect and the Business Combination will not occur, even if this proposal is approved by the requisite vote.

Board Recommendation

After careful consideration, each member of GDEF’s board of directors determined that the Business Combination Proposal is advisable, and in the best interests of, GDEF and its stockholders (despite potential conflicts of interest of certain of GDEF’s directors and officers). On the basis of the foregoing, GDEF’s board of directors has approved and declared advisable the adoption of the Business Combination Proposal and recommends that you vote or give instructions to vote “FOR” the approval of the Business Combination Proposal.

The discussion of the information and factors considered by GDEF’s board of directors included in this proxy statement is not meant to be exhaustive, but includes the material information and factors considered by GDEF’s board of directors.

GDEF’S BOARD OF DIRECTORS RECOMMENDS THAT GDEF STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION Proposal. WHEN YOU CONSIDER THE RECOMMENDATION OF GDEF’S BOARD OF DIRECTORS IN FAVOR OF THE BUSINESS COMBINATION Proposal, YOU SHOULD KEEP IN MIND THAT CERTAIN OF GDEF’S DIRECTORS AND OFFICERS HAVE INTERESTS IN THE TRANSACTION THAT MAY CONFLICT WITH YOUR INTERESTS AS A STOCKHOLDER. SEE THE SECTION ENTITLED, “THE BUSINESS COMBINATION —POTENTIAL CONFLICTS OF INTERESTS OF GDEF’S DIRECTORS AND OFFICERS IN THE BUSINESS COMBINATION.”

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THE BUSINESS COMBINATION

The discussion in this proxy statement of the Business Combination and the principal terms of the Business Combination Agreement is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. The full text of the Business Combination Agreement is attached hereto as Annex A, and is incorporated into this proxy statement by reference.

General Description of the Business Combination Agreement

Pursuant to the Business Combination Agreement, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, consisting of (a) $75,000,000 in cash (the “Cash Consideration”) and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock (together with the 8,578,199 shares of GDEF to be issued to the STG Stockholders, the “Share Consideration”) held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) (subject to reduction to the extent the Sponsor forfeits any of these shares to us). GDEF intends to fund a portion of the purchase price through debt financing. The Cash Consideration is also subject to a working capital adjustment, as further described below.

In the event that, immediately following the Closing, the Share Consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the Cash Consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the Closing. In addition, in the event that the transaction would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the Cash Consideration may be exchanged for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of GDEF Common Stock in connection with an equity financing completed in connection with the Closing will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the Closing.

The consummation of the transaction is subject to the satisfaction of certain conditions, including receipt of the Required Buyer Stockholder Approval.

The Business Combination Agreement includes customary representations, warranties and covenants by the parties. STG has agreed, among other things, to operate its businesses in the ordinary course until the transaction is consummated. In addition, STG has agreed not to solicit or encourage the initiation of certain discussions with third parties regarding other proposals to acquire all or a substantial portion of or any capital stock or other securities of STG after the signing of the Business Combination Agreement until consummation of the transaction and agreed to certain restrictions on their ability to respond to such proposals.

The Business Combination Agreement includes customary indemnification obligations. A portion of the cash consideration and share consideration will be deposited in escrow to secure the STG Stockholders’ indemnification obligations pursuant to the Business Combination Agreement.

The Business Combination Agreement includes customary termination provisions applicable to GDEF and the Stockholders’ Representative. GDEF and the Stockholders’ Representative can jointly agree to terminate the Business Combination Agreement at any time prior to the consummation of the transaction, and either party may terminate the Business Combination Agreement if (i) the closing has not occurred one hundred eighty (180) days after the parties enter into the Business Combination Agreement, subject to certain conditions and the Company’s right to extend such date up to sixty (60) days if certain regulatory approvals have not been obtained, or (ii) the Required Buyer Stockholder Approval shall not have been obtained.

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For a more detailed description of the Business Combination Agreement, please see the section entitled “The Business Combination Agreement”

Background to the Business Combination

GDEF is a blank check company incorporated in Delaware on July 3, 2013. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified. Other than pursuing a potential business combination, we have neither engaged in any operations nor generated revenue to date.

The registration statement for our IPO was declared effective on October 24, 2013. At no time prior to the consummation of the IPO did we, or any of our officers, directors, advisors, consultants or affiliates, have discussions with any person regarding an acquisition of, or a business combination with, GDEF.

Subsequent to the consummation of the IPO, GDEF commenced efforts to identify and evaluate potential acquisitions with the objective of consummating a business combination. GDEF identified certain criteria that it looked for in evaluating prospective target businesses and business combination opportunities, including, without limitation, the following:

• strong competitive position in industry;

• mission-critical capabilities that address a market need;

• opportunities for platform growth;

• established companies with compelling financial metrics;

• opportunities to create synergies and increase intrinsic value; and

• companies with a motivated and capable management team.

In the months following the IPO, GDEF’s management identified potential targets by initiating conversations with (i) management’s own network of business associates and contacts, (ii) third-party companies that management believed could make attractive business combination partners and (iii) professional service providers (lawyers, accountants, consultants and investment bankers). GDEF educated these parties on its structure as a special purpose acquisition company and its criteria for a business combination. GDEF also responded to inquiries from investment bankers or other similar professionals representing companies engaged in sale or financing processes. Furthermore, GDEF’s management conducted independent market research to identify potential business combination opportunities. From time to time, GDEF’s database of potential business combination candidates was updated and supplemented based on additional information derived from these discussions with third parties.

GDEF’s board of directors was updated on a regular basis with respect to the status of the business combination search. Input received from GDEF’s board of directors was material to management’s evaluation of potential business combinations. The screening and sourcing efforts through GDEF’s professional network and independent research resulted in more than 75 potential targets. These opportunities were evaluated based on GDEF’s stated criteria. Many did not fit GDEF’s screening criteria, while some were eliminated due to an insufficient enterprise value or indications that the sellers’ valuation expectations were too high. The screening process was repeated multiple times, and GDEF remained in continual dialogue with its sourcing network. Through these efforts, the volume of potential targets remained high.

Some companies were deemed, based on GDEF’s screening efforts and criteria evaluation, as appropriate targets and were advanced to the next phase of the selection process, including more than 50 with which GDEF held meetings and / or telephone discussions and 12 with which non-disclosure agreements (and trust waivers) were executed. From this refined pool of potential targets, several companies were further pursued, and in some instances, GDEF had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process. We ultimately decided to abandon each of our other potential business combination discussions because we concluded that the target business or the terms of a potential business combination would not be suitable for GDEF, particularly in comparison to the proposed Business Combination with STG. In particular:

•	In eight of these opportunities, we and the target did not agree to terms regarding enterprise value, structure, timing to close or a combination of these terms;

•	In two of these opportunities, we withdrew from the discussions during the initial diligence process because we did not have confidence in the financial strength and potential growth prospects of the candidate;

•	In two of these opportunities, we withdrew after conducting due diligence having concluded that the businesses were likely to miss their stated financial targets or otherwise have adverse business developments.

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GDEF’s strategic intent was to seek an initial combination with a business operating in the defense and national security sectors. GDEF first initiated a discussion with STG in June 2014 to better understand and assess the overall business position and intent of STG. Subsequent discussions continued to further GDEF understanding of these points, and to outline the structure of a potential transaction and strategy of GDEF. A more detailed discussion was held in February 2015, with STG’s President, Paul Fernandes, at a location near the STGs offices in Reston, VA, the result of which was that the parties decided at that time to continue these detailed discussions and to do so under a Confidentiality and Non-Disclosure Agreement that was signed by the parties on February 18, 2015.

Shortly after, GDEF provided STG with a list of its data requirements for initial due diligence, and STG provided these materials over the course of the next several weeks. On March 17, GDEF met with representatives of the STG Stockholders and STG senior management to discuss key terms in the value and structure of a potential transaction. Our Chairman, Damian Perl, attended this meeting, along with Dale Davis, our President, other GDEF executives, and representatives from Cowen Company, LLC, our financial advisor. Simon Lee, Chairman and Chief Executive Officer of STG also attended this meeting, along with Paul Fernandes, President and Chief Operating Officer of STG, other STG executives, and Julie Lee, an STG stockholder. In that meeting, the two parties discussed publicly traded EBITDA multiples, recent relevant M&A transactions, STG’s 2014 EBITDA, enterprise value, the potential form of consideration, including cash and stock components, and the timing and necessary actions required to proceed with the transaction.

From March 17, 2015 until June 8, 2015, GDEF requested further diligence materials and, while also involved in more detailed due diligence activities, also engaged in negotiations with STG on the terms of the agreement to govern the business combination. The parties entered into an exclusivity letter agreement on April 15, 2015. On April 23, 2015, GDEF entered into a non-binding letter of intent with STG and the other parties thereto setting forth certain principal terms of the proposed business combination.

GDEF’s due diligence included on-site visits by our management and certain specialist independent advisory firms, which performed additional commercial diligence and also legal and financial and accounting due diligence. The input of these advisory firms, along with the results of the Company’s due diligence, were reflected in the Company’s negotiating position related to the scope of the representations, warranties and indemnities in the Business Combination Agreement.

GDEF’s board of directors was informed of the possible opportunity with STG in early February 2015, and was kept apprised of the progress of the potential business combination with STG, including summary financial information, preliminary due diligence findings and growth prospects, during the ensuing period. Our board of directors agreed that management should move forward with the transaction as described.

On May 22, 2015, GDEF delivered an initial draft of the full purchase agreement to STG. From that time up through and including the time when the Business Combination Agreement was signed on June 8, 2015, representatives of Morrison & Foerster LLP, legal counsel to GDEF, and Holland & Knight LLP, legal counsel to STG, circulated numerous drafts of the Business Combination Agreement and the ancillary documents and participated in numerous telephone conversations to negotiate the specific terms of the Business Combination. Throughout that period, GDEF and STG continued both legal and financial due diligence of the other parties. During such period, GDEF periodically updated the materials provided to the board of directors as new information became available.

On June 4, 2015, the board of directors of GDEF met and approved the Business Combination Agreement.

On June 8, 2015, STG, the STG Stockholders, GDEF and the other parties thereto executed the Business Combination Agreement. On June 9, 2015, we issued a press release announcing the execution of the Business Combination Agreement.

GDEF’s Financial Advisor

Cowen Company, LLC (“Cowen”) served as lead underwriter of the IPO and GDEF paid to Cowen and the other underwriters of the IPO underwriting discounts and commissions of approximately $4.0 million upon consummation of the IPO, of which $1.9 million is deferred. On April 15, 2015, GDEF entered into an engagement letter with Cowen, pursuant to which Cowen agreed to assist with potential debt financing in connection with the Business Combination. Pursuant to such engagement letter, Cowen will be entitled to a debt financing fee if a debt financing transaction is consummated and an advisory fee if the Business Combination is consummated. The GDEF board of directors did not request, and therefore will not receive, a fairness opinion from a financial advisor in connection with the Business Combination. Cowen, Maxim Group LLC and I-Bankers Securities, Inc., the underwriters of GDEF’s IPO, will also lose their deferred underwriting discount of $1.9 million if we do not complete our initial business combination.

Recommendation of the GDEF Board of Directors; GDEF’s Reasons for the Business Combination Proposal

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At a meeting held on June 4, 2015 the GDEF board of directors unanimously (i) approved the Business Combination Agreement, and the consummation of the transaction contemplated thereby upon the terms and subject to the conditions set forth therein, (ii) determined that the terms of the Business Combination are advisable and in the best interests of, GDEF and its stockholders, (iii) directed that the Business Combination Agreement be submitted to GDEF stockholders for approval and adoption, (iv) recommended that GDEF stockholders approve and adopt the Business Combination Agreement and (v) declared the advisability of the Business Combination Agreement and the Business Combination.

ACCORDINGLY, THE GDEF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GDEF STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE BUSINESS COMBINATION PROPOSAL.

The GDEF board of directors, in evaluating the Business Combination, consulted with GDEF’s management and legal and financial advisors and, in reaching its decision at its meeting on June 4, 2015 to approve and adopt the Business Combination Agreement, and the transaction contemplated thereby, considered a variety of factors weighing positively and negatively in connection with the Business Combination. In light of the number and wide variety of factors considered in connection with its evaluation of the transactions, the GDEF board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The GDEF board of directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of GDEF’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements”.

GDEF has been in search of a business combination partner since its IPO in October 2013. The GDEF board of directors believes that a Business Combination of STG and GDEF presents an opportunity to increase shareholder value because the combined entity will be superior at providing defense technology government contracting services to customers. The reasons in favor of the Business Combination considered by the GDEF board of directors include, but are not limited to, the following:

•	STG is an established company with a proven track record. It was founded almost 30 years ago and today supports more than 50 U.S. federal government agencies;

•	STG has strong, longstanding customer relationships with the Department of Defense (17 years), the U.S. Department of State (more than 20 years), the U.S. Department of Homeland Security (12 years), and various U.S. Intelligence Community customers (12 years).

•	STG has strong technical capabilities in the areas of cybersecurity, software development and intelligence and analytics, consistent with GDEF’s investment thesis articulated in the Form S-1 registration statement it filed for its IPO in October 2013.

•	STG is a solid platform business and represents an opportunity for the combined company to be a platform for further acquisitions and development.

•	STG has numerous attractive contract vehicles and with its long-standing customer relationships has an opportunity for enhancing revenue within its existing contract base.

•	STG has an opportunity to recognize improved operating margins and operating efficiencies.

•	STG is one of a few stand-alone companies with more than $200 million in revenues in the defense technology market that has not been acquired by a strategic acquirer. The board believes that the consideration to be paid pursuant to the Business Combination Agreement presents an attractive opportunity taking into account the relative scarcity of companies in the defense technology market with the revenue size and scale of STG.

•	The financial and other terms and conditions of the Business Combination Agreement as reviewed by the GDEF board (see “The Business Combination Agreement”, and beginning on page 95) and the fact that such terms and conditions are reasonable and were the product of arm’s-length negotiations between the parties; and

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•	The likelihood that the Business Combination will be consummated in light of conditions to STG’s obligations to complete the Business Combination, the likelihood of obtaining any necessary regulatory approvals, including a review of the key terms of the agreements and a review of anticipated regulatory approvals, the likelihood of obtaining any additional financing that may be necessary and how this transaction compares to other recent transactions in the defense sector.

The GDEF board also considered the following potentially negative factors associated with the Business Combination:

•	Though STG has a solid contract base and a long history with its customers, scaling beyond its current revenue and EBITDA threshold will require both business development and operational changes to improve the grow trajectory of the business. These changes increase the operational risks. The board determined that even though operational changes can create risk, the potential long-term benefits to the business outweigh near-term operational risks.

•	Becoming a public company requires additional management talent and expenses. Following consummation of the Business Combination, our company will require a new CEO and CFO. Hiring a new CEO and CFO represent new risks for the further growth and successful operations of the business. Though new leadership is required, the board determined that GDEF has strong operational experience and industry contacts to oversee the business and help fill STG’s leadership gaps in the short and long terms.

•	A portion of the thesis for future growth is founded on the ability to conduct a successful acquisition campaign. The ability for STG to originate and integrate successful acquisitions represents a risk to both the base business and future growth. Though acquisition initiatives and transactions do represent risk, the board believes that the GDEF team’s experience of originating and integrating acquisitions helps mitigate that risk and ultimately, that potential returns from an acquisition strategy outweigh the associated risks.

•	The lack of topline revenue growth for STG’s major competitors could represent increased pressure on pricing in competitive bids, resulting in reduced gross margins and EBITDA margins. Though the competitive landscape from both large and small businesses represents a risk, the board believes that STG’s capabilities are sufficiently differentiated and capable of providing attractive gross and EBITDA margins.

•	The interests of GDEF’s Sponsor, executive officers and directors in the Business Combination (see “The Business Combination—Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination”).

•	The GDEF board concluded, however, that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits of the Business Combination. The above discussion of the material factors considered by the GDEF board (which are more fully described in “Risk Factors”) is not intended to be exhaustive, but does set forth the principal factors considered by the GDEF board.

Potential Conflicts of Interests of GDEF’s Directors and Officers in the Business Combination

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If our initial business combination is not consummated by October 24, 2015, we will redeem all Public Shares and promptly thereafter, dissolve and liquidate. Our Sponsor has waived its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares if we fail to consummate a business combination by October 24, 2015. In such event, the 2,724,725 Sponsor’s Shares and Private Placement Shares that the Sponsor acquired for an aggregate purchase price of $7,240,000, will in all probability be worthless because they will not be entitled to participate in the redemption. The Sponsor has granted our executive officers the right to a percentage of the Sponsor’s profits on any sale of its shares, which in all probability, also will be worthless in this scenario. Such GDEF Common Stock owned by the Sponsor had an aggregate market value of approximately $28.9 million based on the last sale price of $10.60, on the NASDAQ Capital Market on August 12, 2015.

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•	If our initial business combination is not consummated by October 24, 2015, our directors will not be entitled to receive cash retainers pursuant to certain letter agreements between GDEF and our directors, dated March 11, 2015. According to the terms of such letter agreements, subject to the completion of our initial business combination, each of our directors who continue to serve in that capacity following the business combination will be entitled to receive an annual cash payment of $60,000, an annual cash payment of $5,000 for each committee on which such director sits, as well as an initial one-time cash payment. In addition, subject to consummation of our initial business combination and approval of a stock incentive plan by our stockholders, our independent directors who continue to serve on the board of directors following the business combination will be eligible to receive options to purchase shares of GDEF Common Stock. If the initial business combination is not completed by October 24, 2015, and GDEF liquidates, the independent board members will not be eligible for any such compensation.

•	In connection with the IPO, GDEF and the representative of the underwriters in the IPO entered into agreements with the Sponsor pursuant to which the Sponsor agreed to vote all of its Sponsor’s Shares and Private Placement Shares in favor of an initial business combination. Approval of the Business Combination Proposal requires the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

•	If a business combination is not approved by October 24, 2015, the promissory notes issued by GDEF in May 2014 and May 2015 in exchange for loans from the Sponsor for additional working capital will in all probability be worthless because the terms of the promissory notes specify that the promissory notes are only payable on the earlier of (i) the date on which GDEF consummates its initial business combination or (ii) October 24, 2015, and GDEF does not expect to have sufficient assets to repay the promissory notes when due if it does not complete an initial business combination. Upon consummation of the initial business combination at the Sponsor’s option, at any time prior to payment of the full principal balance of the promissory notes, the Sponsor may elect to convert the promissory notes into that number of shares of GDEF Common Stock at a price equal to the greater of (1) $10.00 per share, and (2) the 30-day trailing average of the closing price per share. The promissory notes will not be eligible for conversion into shares of GDEF Common Stock or entitled to participate in the redemption if the business combination is not consummated. The promissory notes have an aggregate principal outstanding amount of $2,607,053.

•	As of the record date of the special meeting, 2,724,725 Sponsor’s Shares and Private Placement Shares, or approximately 31.1% of the outstanding GDEF Common Stock, would be voted in favor of the Business Combination Proposal. If GDEF or its Sponsor purchases Public Shares from existing Public Stockholders that are likely to vote against the Business Combination Proposal, or that are likely to elect to redeem their Public Shares, these shares would also be voted in favor of the Business Combination Proposal, and the probability that the Business Combination Proposal will be approved would increase.

•	The Sponsor has agreed that upon GDEF’s liquidation, it will be liable to GDEF if and to the extent any claims of prospective target businesses or claims of vendors or other entities that are owed money by GDEF for services rendered or contracted for or products sold to us, reduce the amounts in the Trust Account to below $10.55 per share. Accordingly, if a creditor’s claim does not exceed the amount of funds available to GDEF outside of the Trust Account or available to be released to GDEF from interest earned on the Trust Account balance, then the Sponsor would have no obligation to indemnify such claims, as they would be paid from such available funds. However, if a claim exceeds such amounts, only an enforceable waiver executed by such creditor would excuse the Sponsor from its obligations to pay such claim. GDEF can offer no assurance that the Sponsor will be able to satisfy its obligations if it is required to do so. If the Business Combination is completed, such obligation will terminate.

•	All rights specified in our Charter relating to the right of officers and directors to be indemnified by GDEF, and of GDEF’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the business combination. If the business combination is not approved and the GDEF liquidates, GDEF may not be able to perform its obligations to its directors and officers under those provisions.

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•	In order to protect the amounts held in the Trust Account, our Sponsor has agreed that, if a business combination is not completed prior to October 24, 2015, it will indemnify GDEF against any damages and expenses that GDEF may become subject to as a result of any claim by any third party for services rendered or contracted for or products sold to GDEF or by a prospective target business with which GDEF has entered into a business combination agreement; provided however, that such indemnification shall apply only to the extent necessary to ensure that such claims do not reduce the amount in the Trust Account to below $10.55 per Public Share, except as to any claimed amounts owed to a third party who has executed a waiver of rights to seek access to the Trust Account and except as to any claims against GDEF by the underwriters of the IPO.

•	In addition, the exercise of GDEF’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in GDEF Public Stockholders’ best interest.

The board of directors of GDEF was aware of these potential conflicts when considering the Business Combination and did not view these potential conflicts as requiring the transaction to be considered and assessed by an independent third party.

Certain Other Interests in the Business Combination

In addition to the interests of GDEF’s directors and officers in the Business Combination, you should keep in mind that certain individuals promoting the Business Combination and / or soliciting proxies on behalf of GDEF have interests in the Combination that are different from, or in addition to, the interests of GDEF stockholders.

Cowen, an underwriter in the IPO, will be assisting GDEF with potential debt financing in connection with the Business Combination, and will be entitled to a debt financing fee if a debt-financing transaction is consummated and an advisory fee if the Business Combination is consummated. Cowen, Maxim Group LLC and I-Bankers Securities, Inc., the underwriters of GDEF’s IPO, will also lose their deferred underwriting discount of $1,897,500 million if we do not complete our initial business combination.

GDEF’s financial, legal and other advisors have rendered services for which they may not be paid if the Business Combination is not consummated. Although these payments are not expressly contingent on the outcome of GDEF’s stockholder vote, any recovery of such fees and expenses by these vendors will be much more difficult in the event the Business Combination is not consummated. As such, these vendors could be viewed as having an interest in the outcome of such vote.

Material Federal Income Tax Consequences of the Business Combination

A stockholder who does not exercise redemption rights in connection with the approval of the Business Combination (including any stockholder who votes in favor of the Business Combination) will continue to own his shares and will not recognize any income, gain or loss for U.S. federal income tax purposes by reason of the Business Combination and consummation of other transactions described in this proxy statement.

A stockholder who exercises redemption rights in connection with the approval of the Business Combination will be considered either to have made a sale of the tendered shares or will be considered to have received a distribution with respect to his shares, as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences.”

The tax consequences to holders of GDEF Common Stock will depend on their own particular situations. Accordingly, holders of GDEF Common Stock are urged to consult their tax advisors for a full understanding of the particular tax consequences to them.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger of STG and GDEF. STG has been determined to be the accounting acquirer based on the following evaluation of the facts and circumstances:

•	STG will have a greater enterprise value based on the consideration paid by GDEF to acquire STG;

•	The officers of the combined company will consist of a combination of both GDEF and STG executives, with the Chairman from STG; and

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•	The STG Stockholders will hold at least 49.6% of the outstanding shares of GDEF Common Stock following the completion of the Business Combination, assuming the Stockholders’ Representative does not exercise his right to convert a portion of the Cash Consideration to GDEF Common Stock, and will collectively be the largest stockholders of the combined company.

A preponderance of the evidence discussed above supports the conclusion that STG will be the accounting acquirer in the Business Combination.

Since STG will be the accounting acquirer in the reverse merger with GDEF, the assets and liabilities of STG will be carried at historical cost and there will not be any step-up in basis or any intangible assets or goodwill as a result of the Business Combination.

Regulatory Approvals

Under the Business Combination Agreement, the Business Combination cannot be completed until (1) the applicable waiting period under the HSR Act has expired or been terminated; (2) GDEF has received written confirmation that the Committee on Foreign Investment in the United States has completed its review of the Business Combination with no unresolved national security concerns, and (3) GDEF has received written approval by the Defense Security Service of GDEF’s commitment to implement certain national security measures following the Business Combination. The Business Combination is also subject to the filing of the amended and restated Charters pursuant to the Pre-Business Combination Net Tangible Asset Charter Proposal and Post-Business Combination Charter Proposal.

Board of Directors of GDEF

Pursuant to the Business Combination Agreement, immediately after the closing of the transactions contemplated by the Business Combination Agreement, our board of directors will consist of five members. The board of directors will be divided into three classes. In accordance with the Voting Agreement, each of the Sponsor and STG may designate a nominee for election to the board of directors of the combined company. See the section entitled “GDEF Executive Officers, Directors, Executive Compensation and Corporate Governance Following the Business Combination” for additional information.

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THE BUSINESS COMBINATION AGREEMENT

The following summary of the material provisions of the Business Combination Agreement is qualified by reference to the complete texts of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. You are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the Transaction.

The Business Combination Agreement

Transaction Structure and Consideration

On June 8, 2015, GDEF entered into a Stock Purchase Agreement with (i) STG, (ii) the STG Stockholders, (iii) the Stockholders’ Representative, and (iv) the Sponsor. Pursuant to the Business Combination Agreement, in exchange for the transfer to GDEF of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of GDEF Common Stock, par value $0.0001 per share, of GDEF Common Stock, consisting of (a) $75,000,000 in cash and (b) 8,578,199 shares of GDEF Common Stock, valued at a price of $10.55 per share. In addition, GDEF will issue to the STG Stockholders 445,161 shares of GDEF Common Stock held by the Sponsor that will be contributed by the Sponsor to GDEF immediately prior to the Closing (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). GDEF intends to fund a portion of the purchase price through debt financing. The Cash Consideration is also subject to a working capital adjustment.

In the event that, immediately following the Closing, the Share Consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the GDEF Common Stock, the Stockholders’ Representative may elect to exchange a portion of the Cash Consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of GDEF Common Stock following the Closing. In addition, in the event that the exchange of all of the capital stock of STG with GDEF for consideration that includes the Share Consideration (such exchange, the “Transaction”) would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), the Stockholders’ Representative may elect to exchange a portion of the Cash Consideration for additional shares of GDEF Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of Common Stock in connection with an equity financing completed in connection with the Closing will collectively own at least 80% of the outstanding shares of GDEF Common Stock immediately following the Closing.

Cash Consideration Adjustments

The Cash Consideration to be paid at Closing (less the amount of cash withheld for the cash portion of the escrow deposit), the “Closing Cash Consideration”), shall be (a) reduced by the amount, if any, by which $10,100,000 (the “Target Working Capital’) exceeds the Estimated Closing Working Capital (as defined in the Business Combination Agreement), or (b) increased by the amount, if any, by which the Estimated Closing Working Capital exceeds the Target Working Capital. The Closing Cash Consideration shall also be (i) reduced by the following amounts, if any, as set forth on the closing statement: (x) the amount of any Indebtedness for Borrowed Money (as defined in the Business Combination Agreement) of STG and its subsidiaries and (y) the amount of any Non-Ordinary Course Liabilities (as defined in the Business Combination Agreement) of STG and its subsidiaries, and (ii) increased by the amount of cash of STG and its subsidiaries, if any, as set forth on the closing statement. Following the Closing, GDEF will provide to the Stockholders’ Representative any purported adjustments to the Cash Consideration it determines to result from differences between the estimated and actual amounts described above, with such adjustments subject to dispute by the Stockholders’ Representative and, if necessarily, ultimate determination by an accounting firm. If such adjustments are finally determined to result in a decrease in the Cash Consideration, the amount thereof shall be paid to GDEF, pro rata by the STG Stockholders. If such adjustments are finally determined to result in an increase in the Cash Consideration, the amount thereof shall be paid to the STG Stockholders by GDEF.

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Closing of the Business Combination Agreement

The closing of the transactions contemplated by the Business Combination Agreement will occur on the later of (a) the third business day after the satisfaction or waiver of all of the closing conditions contained in the Business Combination Agreement and (b) the earlier of (i) a date during the Marketing Period (as defined in the Business Combination Agreement) to be specified by GDEF and (ii) the third business day after the end of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the closing conditions contained in the Business Combination Agreement), or on such other date as GDEF and the Stockholders’ Representative mutually agree (see “—Conditions to Closing” below).

Withholding Rights

The consideration otherwise payable to the STG Stockholders pursuant to the Business Combination Agreement will be reduced by such amounts as GDEF shall be entitled (but not obligated) to determine in good faith are required to be deducted and withheld with respect to making a payment under the Code or any other applicable tax law. Such withheld amounts shall be treated for all purposes of the Business Combination Agreement as having been paid to the STG Stockholders.

Board of Directors

Effective and contingent upon the Closing, GDEF shall cause Dale Davis to resign as a director from its board of directors and Simon Lee to be elected to fill such vacancy and to be appointed as Chairman of the board of directors following the Closing. In addition, GDEF shall use commercially reasonable efforts to call and hold its annual meeting of stockholders for 2016, which will include the election of directors as provided in its certificate of incorporation and bylaws, no later than June 30, 2016.

Representations and Warranties

Material Adverse Effect

Several of the representations and warranties and related closing conditions contained in the Business Combination Agreement are qualified by reference to whether the failure of such representation or warranty to be true constitutes a a “Material Adverse Effect.” The Business Combination Agreement provides that a “Material Adverse Effect” means, when used in connection with any individual or entity, any effect, event, change, circumstance, development or other matter that, individually or in the aggregate, has, or would reasonably be expected to have, or give rise to, a material adverse effect on, or material adverse change to, (a) the assets, business, condition (financial or otherwise), operating results, properties, liabilities, reserves, working capital, earnings, technology or relations with customers, suppliers, distributors, employees or regulators of such individual or entity, together with its subsidiaries, taken as a whole, or (b) the right or ability of such individual or entity to consummate the transactions contemplated by the Business Combination Agreement, except to the extent resulting from:

•	changes in general local, domestic, foreign or international economic conditions, including changes in interest or exchange rates;

•	changes affecting generally the industries or markets in which such individual or entity operates, including any U.S. Government shutdown or slowdown;

•	acts of war, sabotage or terrorism, military actions or the escalation thereof;

•	any changes in applicable laws or accounting rules or principles, including changes in GAAP;

•	earthquakes, floods, hurricanes, or other natural disasters;

•	any action required by the Business Combination Agreement or at the request of or with the consent of GDEF or its affiliates and/or representatives;

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•	the announcement of the transactions contemplated by the Business Combination Agreement; or

•	any failure to meet internal revenue or earning projections or predications (provided, the underlying causes of such failure shall not be so included unless such cause is already excluded under the definition of “Material Adverse Effect”).

The exceptions in the first five bullet points above will not apply to the extent that such effect, event, change, circumstance, development or other matter does not affect such individual or entity in a substantially disproportionate manner compared to similar companies.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties made by STG, the STG Stockholders and GDEF to each other.

The representations and warranties of STG relate to, among other things:

•	corporate organization and authority and similar corporate matters;

•	corporate power and authorization to execute, deliver and perform the Business Combination Agreement (and related documents) and consummate the transactions contemplated thereby;

•	no conflict with organizational documents or applicable law and no additional governmental approvals or filings or third-party consents required (other than with respect to antitrust laws and/or securities laws or as may be required by reason of GDEF’s participation in the transaction);

•	capitalization of STG;

•	financial statements, off-balance sheet financing arrangements, accounts receivable and other receivables and internal controls and procedures related to financial reporting;

•	lack of undisclosed liabilities;

•	since December 31, 2014:

•	STG and its subsidiaries have conducted their businesses in the ordinary course consistent with past practice;

•	there has not occurred a Material Adverse Effect on STG or any of its subsidiaries; and

•	STG has not taken any action, omitted to take any action or entered into any agreement or understanding that would constitute a breach of the covenants further discussed in “—Interim Covenants Relating to Conduct of Business” below.

•	benefit plans, agreements and arrangements and matters relating to the Employee Retirement Income Security Act and other applicable employee and benefits laws;

•	employment contracts and other employment matters;

•	taxes;

•	owned and leased property and title to and sufficiency of the assets;

•	absence of pending or threatened legal proceedings;

•	compliance with applicable legal requirements, including export control laws;

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•	compliance with U.S. Foreign Corrupt Practices Act of 1977, as amended;

•	government contracts and bids;

•	certain material contracts;

•	environmental and safety matters;

•	insurance;

•	intellectual property;

•	affiliate transactions;

•	customers and suppliers;

•	bank accounts and existence of any powers of attorney;

•	brokers’ fees or commissions;

•	the absence of any untrue statement of a material fact, or omission of any material fact required to be stated, in this proxy statement and other required publicly filed disclosures contemplated by the Business Combination Agreement; and

•	the absence of any representations or warranties other than those contained in the Business Combination Agreement.

Most of STG’s representations and warranties apply both to STG and its subsidiaries.

The STG Stockholders’ representations and warranties relate to, among other things:

•	full power and authorization to execute, deliver and perform the Business Combination Agreement (and related documents) and consummate the transactions contemplated thereby;

•	no conflict with organizational documents or applicable law and no additional governmental approvals or filings or third-party consents required (other than with respect to antitrust laws and/or securities laws or as may be required by reason of GDEF’s participation in the transaction);

•	ownership of capital stock of STG;

•	accredited investor status; and

•	brokers’ fees or commissions.

GDEF’s representations and warranties relate to, among other things:

•	due organization and qualification;

•	corporate power and authorization to execute, deliver and perform the Business Combination Agreement (and related documents) and consummate the transactions contemplated thereby;

•	no conflict with organizational documents or applicable law and no additional governmental approvals or filings or third-party consents required (other than with respect to antitrust laws and/or securities laws or as may be required by reason of GDEF’s participation in the transaction);

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•	SEC documents, internal controls and procedures and financial statements;

•	lack of undisclosed liabilities;

•	absence of pending or threatened legal proceedings;

•	foreign ownership;

•	brokers’ fees or commissions; and

•	the absence of any representations or warranties other than those contained in the Business Combination Agreement.

The representations and warranties set forth in the Business Combination Agreement are made by and to STG, the STG Stockholders and GDEF as of specific dates specified therein. The statements embodied in those representations and warranties were made for purposes of the Business Combination Agreement between the parties and are subject to certain qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Business Combination Agreement, may or may not be accurate as of the date they were made, and do not purport to be accurate as of the date of this proxy statement. We will provide additional disclosure in our public filings with the SEC to the extent that we become aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Business Combination Agreement and will update any such disclosures as required by federal securities laws.

Interim Covenants Relating to Conduct of Business

From the date of the Business Combination Agreement until the earlier of the closing date of the transactions contemplated by the Business Combination Agreement (the “Closing Date”) or the termination of the Business Combination Agreement, except to the extent expressly permitted by the Business Combination Agreement, or as required by applicable law, or otherwise consented to in writing by GDEF or as otherwise set forth on a schedule to the Business Combination Agreement, STG and the STG Stockholders shall, and shall cause STG’s subsidiaries to, (i) keep intact STG, its subsidiaries and their respective businesses, as presently conducted, and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of business; (ii) use commercially reasonable efforts to keep available the services of the directors, officers, employees, independent contractors and agents of STG and its subsidiaries, maintain STG’s and its subsidiaries’ insurance policies as currently in effect, retain and maintain good relationships with STG’s and its subsidiaries’ customers and maintain STG’s and its subsidiaries’ assets and its facilities in good condition, subject to ordinary wear and tear; (iii) perform their obligations under their contracts and comply with laws; and (iv) maintain the goodwill and reputation associated with STG and its subsidiaries.

In addition, during such period, except to the extent expressly permitted by the Business Combination Agreement, or as required by applicable law, or otherwise consented to in writing by GDEF (such consent not to be unreasonably withheld, conditioned or delayed), or as otherwise set forth on a schedule to the Business Combination Agreement, STG shall not, and none of the STG Stockholders shall, and STG shall cause its subsidiaries not to, cause, authorize or permit STG or any of its subsidiaries to:

•	adopt or propose any change to its certificate of incorporation, bylaws or other organizational documents;

•	merge or consolidate with any other entity or acquire a material amount of stock or assets of any other entity or effect any business combination, recapitalization or similar transaction;

•	sell, lease or dispose of or make any contract for the sale, lease or disposition of, or make subject to a security interest or any other encumbrance, any of its properties or assets, other than leases in connection with awards of new government contracts to STG or any of its subsidiaries;

•	grant any salary increase to, or increase the draw of, any of its officers, directors, employees or agents, except for increases in salary, wages or the accrual for payment of bonuses payable to employees in the ordinary course of business, or enter into any new, or amend or alter any existing, benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

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•	incur any bank indebtedness or borrowings, except in the ordinary course of business, or issue any commercial paper;

•	enter into any leases of real property;

•	enter into any leases of equipment and machinery, except in the ordinary course of business;

•	enter into any contract (i) that would be required to be listed on certain schedules to the Business Combination Agreement related to compliance with laws or government contracts and bids, had it been entered into prior to the date hereof, except for contracts entered into in the ordinary course of business, or (ii) in which any Related Party (as defined in the Business Combination Agreement) has any beneficial interest;

•	amend or prematurely terminate, or waive any material right or remedy under, any contract, except in the ordinary course of business;

•	write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other receivable, except for receivables in the ordinary course of business;

•	authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of STG or any of its subsidiaries;

•	redeem, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock or debt securities of STG or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such stock or securities;

•	declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to such capital stock or securities in excess of $1,000,000 in the aggregate, except for the dividend to the STG Stockholders of the aggregate amount due under those certain promissory notes distributed by STG to the STG Stockholders immediately prior to the Closing (the “Dividend Indebtedness”), as specifically contemplated by the Business Combination Agreement;

•	create, incur or assume any liability, except in the ordinary course of business; or postpone or defer the creation, incurrence or assumption of any liability that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of the Business Combination Agreement;

•	except for dividends permitted as described above, pay or apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of the STG Stockholders or any affiliate thereof;

•	change any of its methods of accounting or accounting practices in any respect, other than as required by GAAP or as a result of a change in law;

•	commence or settle any legal proceeding;

•	make, amend or revoke any election with respect to taxes, amend any tax return, change any accounting method relating to taxes, consent to any waiver or extension of any statute of limitations with respect to taxes or tax returns, or settle or compromise any tax liability that would reasonably be expected to have a material effect on tax liabilities or obligations of STG or its subsidiaries for any taxable period ending after the Closing Date;

•	commit a breach of or, except in the ordinary course of business, amend or terminate any material contract or any permit, license or other right; or

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•	agree or commit to do any of the foregoing.

Additional Agreements

Access to Information. STG and its subsidiaries and their respective representatives shall afford to GDEF and its representatives with access to all of their assets, properties, books, records, employees and customers in order to afford GDEF and its representatives a full opportunity to review, examine and investigate the affairs of STG and its subsidiaries as it shall reasonably request.

Publicity and Disclosure. GDEF and STG shall mutually agree as to the form and substance of any press release, publicity or other public communication related to the Business Combination Agreement or the transactions contemplated thereby. The Business Combination Agreement obligates each party to hold certain confidential information of the other party in strict confidence.

Litigation Support. Except to the extent the contesting or defending party is entitled to indemnification pursuant to the Business Combination Agreement, in the event and for so long as any party to the Business Combination Agreement is actively contesting or defending against any charge, complaint or other proceeding by any third party in connection with any transaction contemplated under the Business Combination Agreement or any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving STG or any of its subsidiaries, each of the other parties shall cooperate in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary or desirable in connection with such contest or defense, including entering into a joint defense agreement or confidentiality agreement with respect thereto, all at the sole cost and expense of the contesting or defending party.

Regulatory Approvals; Other Actions. The Business Combination Agreement obligates each party thereto to use reasonable best efforts to (i) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental authorities (including under FINSA, in compliance with the NISPOM and ITAR, under the HSR Act and under any other applicable antitrust laws) or any other public or private third parties required to consummate the transactions contemplated by the Business Combination Agreement, (ii) provide such other information and communications to such governmental authorities or other public or private individuals or entities as may be reasonably request in connection therewith, and (iii) consummate and make effective the transactions contemplated by the Business Combination Agreement, including the satisfaction of all conditions thereto. In addition, STG and GDEF shall use their commercially reasonable efforts to make as soon as practicable any other required submissions under the HSR Act and any other applicable antitrust laws that STG or GDEF determines should be made, in each case with respect to the transactions contemplated by the Business Combination Agreement, and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable antitrust laws as soon as practicable.

STG and GDEF shall also comply with the applicable requirements of CFIUS under FINSA, including (i) pre-filing a draft voluntary joint notification to CFIUS under FINSA as soon as practicable after the date of the Business Combination Agreement, and (ii) filing a final CFIUS notification no earlier than five business days following the pre-filing. Each of STG and GDEF will provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the CFIUS review process, and in cooperation with each other, will take all commercially reasonable steps advisable, necessary or desirable to finally and successfully complete the CFIUS review process as promptly as practicable. None of the parties to the Business Combination Agreement shall take any action that would reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval of any governmental authority, or the expiration of any required waiting periods under the HSR Act or any other applicable antitrust law filing made in any other jurisdiction.

No Solicitation. STG and the STG Stockholders shall not solicit or encourage the initiation or submission of interest, offers, inquiries or proposals (or consider or entertain any of the foregoing) from any individual or entity (including by way of providing any non-public information concerning STG or its subsidiaries, their businesses or assets to any individual or entity or otherwise), initiate or participate in any negotiations or discussions, or enter into, accept or authorize any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any expression of interest, offer, proposal to acquire, purchase, license or lease (i) all or a substantial portion of STG’s or any of its subsidiaries’ business or assets or capital stock or other securities, in each case whether by stock purchase, merger, consolidation, combination, reorganization, recapitalization, purchase of assets, tender offer, lease, license or otherwise (any of the foregoing, a “Competing Transaction”). STG and the STG Stockholders shall promptly provide GDEF with an oral and a written notice of any expression of interest, proposal or offer relating to a possible Competing Transaction that is received.

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Security Clearances. STG and the STG Stockholders shall provide adequate assurances to GDEF that they have contacted DSS and any other governmental authority responsible for maintaining STG’s and its subsidiaries’ facility security clearances and have not received any information that such agency will terminate, suspend, revoke or in any way materially change any of STG’s or its subsidiaries’ government contracts or facility security clearances.

Dividend Indebtedness. Prior to the Closing, STG shall dividend to the STG Stockholders the Dividend Indebtedness, and promptly following the Closing, GDEF shall cause STG to satisfy the Dividend Indebtedness out of proceeds of other borrowings of STG (including borrowings from GDEF, to the extent necessary).

Representation and Warranty Insurance. STG and the STG Stockholders shall cooperate with GDEF to obtain a buyer-side representations and warranties insurance policy issued by an insurer or insurers reasonably acceptable to GDEF on such terms and conditions that are reasonably acceptable to GDEF and STG (the “R&W Insurance Policy”). GDEF agrees to not seek to make, enter into or consent to, any amendment to the R&W Insurance Policy following the Closing without the Stockholders’ Representative’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Financing Cooperation and Equity Financing. The debt financing to be incurred by GDEF in connection with the transactions contemplated by the Business Combination Agreement by GDEF shall be subject to the Stockholders’ Representative’s prior consent (such consent not to be unreasonably withheld), and STG shall use commercially reasonable efforts to provide, on a timely basis, all reasonable cooperation requested by GDEF and that is customary in connection with the arrangement of such debt financing. In addition, GDEF may enter into a contract for and consummate an equity financing, which shall be subject to the Stockholders’ Representative’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed) unless (i) such equity financing is necessary to ensure that the Transaction and the Contribution Agreements will satisfy the Control Requirement and (ii) the total number of shares of capital stock of GDEF issued in such equity financing does not exceed the total number of shares of common stock of GDEF redeemed by the stockholders of GDEF pursuant to the Redemption Offer (as defined in the Business Combination Agreement).

Indemnification of Officers and Directors. The Business Combination Agreement provides that, prior to the Closing, STG shall have obtained a prepaid policy or policies (i.e., a “tail” insurance policy), which shall be effective as of the Closing Date, with a claims period of six years from and after the Closing Date, the material terms of which are no less favorable to STG’s and its subsidiaries’ officers and directors than STG’s and its subsidiaries’ existing officers’ and directors’ liability insurance and fiduciary liability insurance in effect as of the date of the Business Combination Agreement. In addition, GDEF agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of each present and former director, manager or officer of STG and each of its subsidiaries as provided in the organizational documents of STG and each of its subsidiaries as in effect on the date of the Business Combination Agreement shall survive the Closing and shall continue in full force and effect in accordance with their respective terms.

For a period of six years after the Closing Date (and such additional period of time as may be necessary to fully and finally resolve any claims for indemnification that have been duly submitted prior to the six year anniversary of the Closing Date), unless otherwise required by applicable law, the certificate of incorporation and bylaws (or equivalent organizational documents) of STG and its subsidiaries with respect to indemnification, exculpation and advancement of expenses shall not be amended or altered.

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Employee Benefit Matters. The Business Combination Agreement provides that, until the first anniversary of the Closing, GDEF shall cause STG to provide to the continuing employees base compensation and incentive opportunities (exclusive of any equity-based compensation) and other employee benefits that in the aggregate are no less favorable than those provided to such employees by STG immediately prior to the Closing Date. Except to the extent necessary to avoid duplication of benefits, GDEF will recognize the service of each continuing employee before the Closing Date as if such service had been performed with GDEF for all purposes, including determining eligibility to participate, level of benefits, benefit accruals and vesting, under any vacation, paid time off and severance plans maintained by GDEF that the continuing employees may be eligible to participate in after the Closing.

Closing Date Actions. GDEF covenants that except for transactions in the ordinary course of business or as expressly contemplated by the Business Combination Agreement, it will not, and will not cause or permit STG and its subsidiaries, to (a) take any action on the Closing Date, (b) on the Closing Date, distribute cash or any other assets of STG or its subsidiaries, pay dividends, incur Indebtedness for Borrowed Money or Non-Ordinary Course Liabilities that would affect Closing Working Capital (as defined in the Business Combination Agreement) or make cash payments to, incur liabilities from or enter into transactions with, GDEF or an affiliate of GDEF or with any other individual or entity or (c) take or fail to take any action that would result in a reduction of, or a decrease in, or otherwise affect Closing Working Capital on the Closing Date

Conditions to Closing

Each party’s obligation to consummate the transactions contemplated by the Business Combination Agreement is subject to the satisfaction or waiver of various conditions, which include the following:

The obligations of GDEF to consummate the transactions contemplated by the Business Combination Agreement are subject to the following conditions, unless waived in writing by GDEF:

•	(a) each representation and warranty of STG contained in the Business Combination Agreement and in any certificate delivered by STG or any of the STG Stockholders thereto (other than the Fundamental Representations) that is qualified by reference to a Material Adverse Effect on STG being true and correct as of the Closing Date, except to the extent such representation and warranty is expressly made as of an earlier date (in which case on and as of such earlier date), and (b) each representation and warranty of STG contained in the Business Combination Agreement and in any certificate delivered by STG or any of the STG Stockholders thereto (other than the Fundamental Representations) that is not qualified by reference to a Material Adverse Effect on STG being true and correct as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of earlier date (in which case on and as of such earlier date), other than for such failures to be so true and correct (without giving effect to any limitation as to materiality, Material Adverse Effect on STG or similar qualification set forth therein) that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect on STG;

•	each of the representations and warranties of STG in Sections 3.1 (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.4 (Capitalization), 3.23 (Brokers), 4.1 (Authority for Agreement), 4.3 (Ownership) and 4.5 (Brokers) (collectively, the “Fundamental Representations”) of the Business Combination Agreement (and in any certificate delivered by STG or any of the STG Stockholders thereto) being true and correct as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been true and correct in all respects as of such earlier date);

•	STG’s and the STG Stockholders’ compliance with and performance and satisfaction of, in all material respects, the terms, covenants, agreements and conditions required by the Business Combination Agreement;

•	STG’s and the STG Stockholders’ delivery of a certificate to the effect that the conditions described in the immediately preceding three bullet points have been satisfied;

•	(i) no order or judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated under the Business Combination Agreement or limiting or restricting the conduct or operation of STG or any of its subsidiaries following the Closing is in effect, and (ii) there are no pending legal proceedings seeking the foregoing and no pending or threatened legal proceedings that would reasonably be expected have a Material Adverse Effect on STG or GDEF;

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•	since the date of the Business Combination Agreement, there has not been (x) any effect, event or change that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on STG or GDEF, or (y) any resignations or terminations of, or indications of an intention or plan to resign or terminate, employment by any executive employee or a material number of employees of STG and its subsidiaries;

•	all confirmations, consents, assurances, approvals, assignments and actions of, filings with and notices to any governmental authority required of STG, any STG Stockholder or GDEF to consummate the Closing and the other matters contemplated by the Business Combination Agreement have been obtained;

•

STG’s performance and/or delivery of certain closing actions and/or deliverables, including, but not limited to:

▪ Delivery of stock certificates representing shares of STG and the original stock records and minute books of STG;

▪ Repayment of indebtedness for borrowed money and all non-ordinary course liabilities of STG;

▪ Execution and delivery of a registration rights agreement, voting agreement and indemnity escrow agreement;

▪ Repayment of any debts and other obligations owed by any officers, directors, employees and affiliates of STG and/or its subsidiaries to STG and/or its subsidiaries;

▪ Resignation of each director of STG and its subsidiaries;

▪ Delivery of all consents, licenses, permits and approvals set forth in the Business Combination Agreement;

▪ Execution and delivery of termination of any agreements between STG and any of its subsidiaries, on the one hand, and any of the STG Stockholders or any affiliate or Related Party (as defined in the Business Combination Agreement) of any of the STG Stockholders, on the other hand;

▪ Delivery of certificates of insurance with respect to certain insurance policies of GDEF and its subsidiaries;

▪ Execution and delivery of employment agreements with Simon Lee and Paul Fernandes; and

▪ Delivery of confidentiality, non-competition and non-solicitation agreements by certain key employees of GDEF and its subsidiaries, including Simon Lee and Paul Fernandes.

•	the R&W Insurance Policy shall have been issued to GDEF and be in full force and effect;

•	the Required Buyer Stockholder Approval shall have been obtained; and

•	the Sponsor shall have contributed 445,161 shares of GDEF Common Stock (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF), immediately prior to the Closing, to GDEF for reissuance to the STG Stockholders as part of the Share Consideration.

In addition, the obligations of STG and the STG Stockholders to consummate the transactions contemplated by the Business Combination Agreement are subject to the following conditions, unless waived in writing by the Stockholders’ Representative:

•	(A) each representation and warranty of GDEF contained in the Business Combination Agreement and in any certificate delivered by GDEF that is qualified by reference to a Material Adverse Effect on GDEF being true and correct as of the Closing Date, except to the extent such representation and warranty is expressly made as of an earlier date (in which case on and as of such earlier date), and (B) each representation and warranty of GDEF contained in the Business Combination Agreement and in any certificate delivered by GDEF thereto that is not qualified by reference to a Material Adverse Effect on GDEF being true and correct as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of earlier date (in which case on and as of such earlier date), other than for such failures to be so true and correct (without giving effect to any limitation as to materiality, Material Adverse Effect on STG or similar qualification set forth therein) that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect on GDEF;

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•	GDEF’s compliance with and performance and satisfaction of, in all material respects, the terms, covenants, agreements and conditions required by the Business Combination Agreement;

•	GDEF’s delivery of a certificate to the effect that the conditions described in the immediately preceding three bullet points have been satisfied;

•	GDEF’s execution of certain closing deliverables, including execution of a registration rights agreement, voting agreement and indemnity escrow agreement;

•	(1) no order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated under the Business Combination Agreement being in effect, and
(2) no pending legal proceedings seeking the foregoing;

•	the Required Buyer Stockholder Approval shall have been obtained; and

•	the Contribution Agreements (as defined in the Business Combination Agreement) shall have been entered into by GDEF and the transactions contemplated thereby shall have been consummated prior to, or will be consummated simultaneously with, the Closing, and the Share Consideration receivable by the STG Stockholders (as adjusted), when combined with the transactions contemplated by the Contribution Agreements and any shares issued in connection with any equity financing of GDEF, will result in the Transaction qualifying for treatment under Section 351 of the Code.

Restrictive Provisions

Prohibited Activities

Subject to certain exceptions set forth in the Business Combination Agreement, each of Simon Lee and the STG Stockholders has agreed, for the period commencing with the Closing and ending on the fifth anniversary of the Closing, to not, for any reason whatsoever, directly or indirectly, for itself, or on behalf of or in conjunction with any other individual or entity:

•	engage as a stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as a director, officer, employee, independent contractor, consultant or advisor, in any business selling any products or services in competition with STG or any of its subsidiaries, GDEF or GDEF’s affiliates (any such business, a “Competing Business”);

•	make any investment (whether equity, debt or other) in, lend or otherwise provide any money or assets to, or provide any guaranty or other financial assistance to, any Competing Business;;

•	knowingly provide any information, assistance, support, product, technology or intellectual property to any individual or entity engaged or involved in any Competing Business;

•	employ, entice or solicit away from STG or any of its subsidiaries, GDEF or GDEF’s affiliates, any individual who is at that time, or was within one year prior to that time, an employee of STG or any of its subsidiaries, GDEF or GDEF’s affiliates;

•	other than on behalf of GDEF or its affiliates, sell products or services to, or call upon for the purpose of soliciting or selling products or services to, any individual or entity that is at that time, or has been within one year prior to that time, a customer, supplier, licensee, licensor or other Person that had a customer, supplier or vendor business relationship with STG or any of its subsidiaries, GDEF or GDEF’s affiliates or prospective customer, supplier, licensee or licensor of STG or any of its subsidiaries, GDEF or GDEF’s affiliates; or

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•	publish any statement or make any statement reasonably likely to become public that criticizes, or in any way adversely affects or otherwise maligns the reputation of, STG or any of its subsidiaries, GDEF or GDEF’s affiliates.

Confidentiality

Simon Lee, each STG Stockholder and each of Simon Lee’s and the Stockholder’s affiliates has agreed to not improperly use or disclose any confidential information concerning the Business Combination Agreement or the business and affairs of GDEF, STG and its subsidiaries and GDEF’s affiliates that is not already generally available to the public and to notify GDEF promptly of any request or requirement to disclose any such confidential information so that GDEF may seek an appropriate protective order or waive compliance.

Trust Fund Waiver

Each of STG and the STG Stockholders has acknowledged that such party understands that GDEF has established a trust fund for the benefit of its public stockholders and certain other parties in accordance with the terms of the governing investment management trust agreement containing the proceeds of its IPO initially in the amount of at least $72,795,000 and that GDEF may disburse monies from such trust fund, including any proceeds therefrom, only as provided in the final prospectus of GDEF dated October 24, 2013 (SEC File No. 333-191195). Accordingly, each of STG and the STG Stockholders has agreed that it does not have, and shall not at any time prior to the Closing have, any claim to, or make any claim against, the Trust Fund, any asset contained therein or any of Global Strategies Group (Luxembourg) SA, the Sponsor or Damian Perl.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing as follows:

•	by mutual written agreement of the Stockholders’ Representative and GDEF;

•	by the Stockholders’ Representative if there has been a misrepresentation, default or breach by GDEF with respect to its representations in, or due and timely performance of any of its covenants and agreements contained in, the Business Combination Agreement or in any ancillary document which (a) would give rise to the failure of a condition set forth in Section 8.1 or 8.2 of the Business Combination Agreement and (b) is incapable of being cured by GDEF by the 180th day after the date of the Business Combination Agreement (the “Outside Date”) or, if capable of being cured shall not have been cured within five days after receipt by GDEF of notice specifying such misrepresentation, default or breach; provided, that the Stockholders’ Representative shall not be permitted to terminate if STG or any STG Stockholder is in breach of any representation, warranty, covenant or agreement that would result in the failure of any of STG’s or the STG Stockholders’ conditions to Closing;

•	by GDEF if there has been a misrepresentation, default or breach by STG or any STG Stockholder with respect to any of their respective representations in, or due and timely performance of any of their respective covenants and agreements contained in, the Business Combination Agreement or in any ancillary document which (A) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 of the Business Combination Agreement and (B) is incapable of being cured by STG or any STG Stockholder by the Outside Date or, if capable of being cured shall not have been cured within five days after receipt by the Stockholders’ Representative of notice specifying such misrepresentation, default or breach; provided, that GDEF shall not be permitted to terminate if GDEF is in breach of any representation, warranty, covenant or agreement that would result in the failure of any of GDEF’s conditions to Closing;

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•	by either the Stockholders’ Representative or GDEF if the Closing shall not have occurred by the Outside Date; provided, that the terminating party shall not be permitted to terminate if its (and in the case of the Stockholders’ Representative, STG, any STG Stockholder’s or the Stockholders’ Representative’s) intentional breach or violation of any representation, warranty or covenant caused the Closing not to have occurred; provided, further, that in the event that the Closing has not occurred by the Outside Date solely due to failure to satisfy the condition to Closing set forth in Section 7.5(a), 7.5(b) or 7.5(c) of the Business Combination Agreement, GDEF may, in its sole discretion, extend such date one or more times for an aggregate additional period of up to 60 days;

•	by either the Stockholders’ Representative or GDEF if the special meeting (including any adjournments or postponements thereof) has concluded and the Required Buyer Stockholder Approval has not been obtained;

•	by either the Stockholders’ Representative or GDEF if the special meeting to approve the Extension Proposal (including any adjournments or postponements thereof) has concluded and GDEF has not received stockholder approval of the Extension Proposal;

•	by GDEF if following the date of the Business Combination Agreement there has occurred (i) an effect, event or change that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on STG or any of its subsidiaries or GDEF or (ii) any resignation or termination of employment (or indications of an intention or plan to resign) by any executive employee or a material number of employees of STG and its subsidiaries; or

•	by the Stockholders’ Representative, on the one hand, or by GDEF, on the other hand, if there is a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by the Business Combination Agreement; or if there is any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by the Business Combination Agreement by any governmental authority that would make the consummation of the transactions illegal.

Upon termination, the Business Combination Agreement will terminate and become of no force and effect other than respect to obligations which expressly survive termination; provided that each party shall remain liable for any fraud or intentional breach of the Business Combination Agreement prior to its termination.

Survival

Generally, the representations and warranties and covenants of the parties to the Business Combination Agreement will survive for a period of 18 months after the Closing. However, (a) all covenants and agreements that contemplate performance following the Closing will survive until performed, (b) the Fundamental Representations (as defined in the Business Combination Agreement) will survive until 90 days after expiration of the applicable statute of limitations, including waivers and extensions thereof, (c) the representations and warranties related to government contracts and bids will survive until the date three years from the Closing Date, and (d) claims based on criminal matters or fraud will survive without limitation. Representations and warranties under which an indemnification claim shall have been timely made prior to the expiration of the applicable survival period shall survive solely with respect to such indemnification claim until the final disposition thereof.

Indemnification

The STG Stockholders and their trustees, assigns, successors and affiliates will be entitled to indemnification by GDEF in respect of all damages suffered or incurred by such party in connection with, resulting from or arising out of (whether or not involving a third party claim):

•	the breach of any representation or warranty of GDEF; and

•	the breach of any covenant or agreement on the part of GDEF.

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GDEF and its officers, directors, employees, stockholders, assigns, successors and affiliates will be entitled to indemnification by the STG Stockholders in respect of all damages suffered or incurred by such party in connection with, resulting from or arising out of (whether or not involving a third party claim):

•	the breach of any representation or warranty of STG or any STG Stockholder;

•	the breach of any covenant or agreement on the part of STG or any STG Stockholder;

•	any Indebtedness for Borrowed Money or Non-Ordinary Course Liabilities of STG and its subsidiaries not paid or satisfied as of or at the Closing;

•	any taxes (other than Closing Date Income Tax (as defined in the Business Combination Agreement)) (A) imposed on STG or any of its subsidiaries with respect to any taxable period ending on or before the Closing Date or the portion of any Straddle Period (as defined in the Business Combination Agreement) ending on the Closing Date over the amount of such taxes included as a liability in computing the Closing Adjustment, (B) owing by any individual or entity (other than STG and its subsidiaries) for which STG or any of its subsidiaries is liable (x) in respect of taxes payable by any STG Stockholder, (y) under Treasury Regulations Section 1.1502-6, or (z) as a transferee or successor, including by contract (other than taxes in connection with a lease, loan or similar contract entered into in the ordinary course of business, if such agreement’s primary purpose is not the sharing of taxes and the provisions dealing with taxes are of a type typically included in such agreements, and such agreement is not an employment agreement or agreement for acquisition of a substantial part of a business or an entity), (C) the Section 481 Adjustment Liability (as defined in the Business Combination Agreement) or (D) resulting from a breach by STG or any Stockholder of any provision of certain covenants related to tax matters in the Business Combination Agreement; and

•	enforcing the indemnification rights of the indemnified parties under the Business Combination Agreement.

The indemnification obligations of GDEF and the STG Stockholders are subject to the following limitations:

•	unless and until the aggregate amount of all damages for all claims asserted by indemnified parties exceeds $993,000, (a) the STG Stockholders shall have no liability for damages pursuant to breach of representations or warranties by STG or any STG Stockholder or breach of covenants or agreements by STG or any STG Stockholder by reason of breach of certain covenants regarding notice of breach contained in the Business Combination Agreement, and (b) GDEF shall have no liability for damages pursuant to breach of representations or warranties by GDEF; provided that the foregoing limitations shall not apply to the Fundamental Representations or claims based on criminal matters or fraud; and

•	the indemnification obligations of (i) the STG Stockholders, pursuant to breach of representations or warranties by STG or any STG Stockholder or breach of covenants or agreements by STG or any STG Stockholder by reason of breach of Section 6.4(a) of the Business Combination Agreement, and (ii) GDEF, pursuant to breach of representations or warranties by GDEF, shall be limited to an amount equal to the Indemnity Escrowed Funds, respectively; provided that the foregoing limitations shall not apply to the Fundamental Representations, which shall be limited to an amount equal to the sum of the Cash Consideration plus the amount of the Dividend Indebtedness, or claims based on criminal matters or fraud, which shall not be limited in amount.

GDEF and each of its related indemnified parties shall use commercially reasonable efforts to seek recovery for damages (1) first, against the escrow and (2) second, against the R&W Insurance Policy; provided that exhaustion of all such efforts by the indemnified party shall not be a precondition to recovery of damages by such indemnified party. To the extent that any indemnification claim against the STG Stockholders pursuant to the Business Combination Agreement is not recoverable against the escrow or the R&W Insurance Policy and arises from (x) any breach of, or any inaccuracy in, any Fundamental Representation or (y) claims based on criminal matters or fraud, the indemnified party may seek satisfaction of its claim for indemnification by pursuing such claim directly against the STG Stockholders (subject to the limitations described above).

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Expenses

Except with respect to the R&W Insurance Policy and in certain limited circumstances, each party to the Business Combination Agreement shall be responsible for all fees and expenses incurred by such party in connection with the Business Combination Agreement and the transactions contemplated thereby. The STG Stockholders shall be responsible for 75% of the premium payment for the R&W Insurance Policy, and GDEF shall be responsible for 25% of such premium payment.

Amendment and Waiver

The Business Combination Agreement may only be amended, supplemented or modified by a written instrument signed by GDEF and the Stockholders’ Representative. Either GDEF, on one hand, or any of STG, any STG Stockholder or the Stockholders’ Representative, on the other hand, may to the extent permitted by applicable law (a) extend the time for the performance of any of the obligations or other acts of STG, any STG Stockholder, the Stockholders’ Representative or the Buyer, as applicable, (b) waive any inaccuracies in the representations and warranties of STG, any STG Stockholder, the Stockholders’ Representative or the Buyer, as applicable, or (c) waive compliance with any of the agreements of STG, any STG Stockholder, the Stockholders’ Representative or the Buyer, as applicable.

Governing Law

The Business Combination Agreement is governed by and construed in accordance with the internal laws of the State of Delaware.

Indemnity Escrow Agreement

In connection with the Business Combination Agreement, GDEF and the Stockholders’ Representative will enter into an escrow agreement (the “Escrow Agreement”) with Branch Banking and Trust Company, a North Carolina banking corporation, as escrow agent, to partially secure the STG Stockholders’ indemnification obligations pursuant to the Business Combination Agreement.

Establishment of Escrow

At the Closing, GDEF shall withhold (a) $3,310,000 (the “Cash Escrow Deposit”) from the Cash Consideration and (b) 313,744 shares of GDEF Common Stock, with an aggregate value equal to approximately $3,310,000 (the “Escrow Share Amount”), or $10.55 per share (the “Escrow Shares” and together with the Cash Escrow Deposit, or the balance thereof remaining from time to time, the “Escrow Amount”), from the Share Consideration and shall deposit such amounts into escrow pursuant to the terms of the Escrow Agreement.

Disbursement of the Escrow Amount

In the event that any indemnified party pursuant to the Business Combination Agreement claims that it is entitled to release from the escrow fund, it must submit a claim notice to the escrow agent and the Stockholders’ Representative. The Stockholders’ Representative will have the opportunity to contest any such claim. If no written notice of contest is given, the escrow agent will disburse to the indemnified party specified in the applicable claim notice the amounts claimed. If a written notice of contest is given, the parties agree to work out the dispute independently and then resort to legal proceedings in accordance with the Business Combination Agreement. Upon receipt of a written notice of contest, the escrow agent may not disburse the disputed portion of the funds claimed unless and until resolution either by a written mutual agreement between GDEF and the Stockholders’ Representative or by a court of competent jurisdiction in accordance with the Business Combination Agreement. Any shares being released shall be valued as of their average closing market price at which such shares traded on Nasdaq over the last ten trading days immediately prior to the date such claim is satisfied.

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Claims against the Escrow Amount shall first, be paid from the amount of the Cash Escrow Deposit in the Escrow Amount, and second, once the total amount of the Cash Escrow Deposit has been disbursed, be paid as a transfer to the indemnified party of the number of Escrow Shares that is equal to the claim amount (or remaining portion thereof), rounded down to the nearest whole share. Notwithstanding the foregoing, if Escrow Shares otherwise would be disbursed to the indemnified party against an indemnification claim pursuant to the Business Combination Agreement, but the Stockholders’ Representative notifies GDEF in writing that, in the Stockholders’ Representative reasonable opinion, the effect of such disbursement, if made, would cause the Transaction to fail to satisfy the Control Requirement, the Stockholders’ Representative may cause all or part of such indemnification claim to be satisfied by a cash payment directly to the indemnified party, and the disbursement request shall instead direct that the number of Escrow Shares (rounded down to the nearest whole share) that is equal to the amount of cash paid directly to the indemnified party be disbursed pro rata to the STG Stockholders.

If, on any date that a number of Escrow Shares is to be disbursed, (a) the aggregate value of the Escrow Shares remaining in the Escrow Amount is less than the amount requested in the disbursement request and (b) the aggregate value of the Escrow Shares disbursed as of such date is less the Escrow Share Amount, the STG Stockholders jointly and severally agree to promptly (and in any event within two business days following notice from the escrow agent) provide to the Stockholders’ Representative for deposit with the escrow agent (within two business days following receipt from the STG Stockholders) an amount in cash, by wire transfer of immediately available funds, equal to the difference between (x) the Escrow Share Amount and (y) the aggregate value of the Escrow Shares disbursed as of such date (such difference, the “Additional Cash Escrow”). The Additional Cash Escrow shall be added to the Escrow Amount, and the escrow agent shall then transfer to the indemnified party the Escrow Shares remaining in the Escrow Amount, plus a portion of the Additional Cash Escrow necessary to satisfy the disbursement request. Thereafter, any subsequent disbursement request shall be satisfied from the Additional Cash Escrow. In no event shall the aggregate value disbursed from the Escrow Amount exceed the sum of the Cash Escrow Deposit and the Escrow Share Amount. Once an amount equal to the sum of the Cash Escrow Deposit and the Escrow Share Amount has been disbursed from the Escrow Amount, any remaining Escrow Shares shall be distributed pro rata to the STG Stockholders.

Release of the Escrow Amount

The date that is 18 months after the Closing Date is the “Release Date.” If there are no pending claim notices on the Release Date, GDEF and the Stockholders’ Representative shall jointly provide the escrow agent with an executed disbursement request instructing the escrow agent to disburse the Escrow Amount (including any amount of Additional Cash Escrow, if any) pro rata to the STG Stockholders. In the event there are any pending claim notices on the Release Date, GDEF and the Stockholders’ Representative shall jointly instruct the escrow agent to retain only the portion of the Cash Escrow Deposit and/or that number of the Escrow Shares equal to the disputed amount in any pending claim notice and release to the STG Stockholders all of the Escrow Amount in excess of the pending claim amount as set forth in the joint instructions.

Registration Rights Agreement

In connection with the Business Combination Agreement, GDEF will enter into a registration rights agreement (the “Registration Rights Agreement”) with the STG Stockholders (the “Registration Rights Holders”), pursuant to which GDEF will grant certain registration rights to the Registration Rights Holders with respect to, among other things, the shares of GDEF Common Stock to be issued to the Registration Rights Holders (the “Registrable Securities”).

The Registration Rights Agreement contains customary provisions allocating rights and responsibilities among the parties thereto and obligating the other parties thereto to indemnify each other against certain liabilities arising from any registration of securities thereunder. The obligations of the parties under the Registration Rights Agreement terminate upon the earliest to occur of (i) the date on which a Registration Rights Holder ceases to beneficially own any Registrable Securities and (ii) the later of (x) the seventh anniversary of the date of the Registration Rights Agreement, and (y) the date Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the shares beneficially owned by such Registration Rights Holder without limitation and restriction during a three month period without registration.

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Demand Registration

The Registration Rights Holders will be entitled to direct GDEF to register their Registrable Securities; provided that GDEF will not be obligated to effect more than two long-form registrations in any 24 month period. Short form registrations shall be unlimited in number.

Piggyback Registration

GDEF will offer to include the Registrable Securities in any registration statement that it proposes to file (other than pursuant to a demand registration or in connection with registrations on Forms S-4 or S-8). GDEF must provide prompt written notice prior to the expected filing of such registration statement, and the Registration Rights Holders will have 15 days from the delivery of such notice to make a written request of their desire to have their Registrable Securities included in the registration agreement.

Lock-Up Agreement

The Registration Rights Holders agree, until the earlier of 12 months after the date of the Registration Rights Agreement or the date that GDEF consummates a liquidation, merger, stock exchange or other similar transaction that results in all of GDEF’s stockholders having the right to exchange their GDEF Common Stock for cash securities or other property, to not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to Registrable Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities, or (c) agree or publicly announce any intention to effect either of the foregoing. Exceptions are allowed for transfers prior to the expiration of the lock-up period (i) to a Permitted Transferee, (ii) on or after the six-month anniversary of the date of the Registration Rights Agreement, of a number of Registrable Securities, in the aggregate, equal to or less than $3,000,000, and (iii) on or after the nine-month anniversary of the Registration Rights Agreement, of a number of Registrable Securities, in the aggregate, equal to or less than 25% of the amount of Registrable Securities owned by the transferring holder on the date of such transfer.

For purposes of the Registration Rights Agreement, “Permitted Transferee” means with respect to a Registration Rights Holder, such Registration Rights Holder’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Registration Rights Holder or such Registration Rights Holder’s spouse, lineal ascendants or descendants hold 75% or more of such entity’s beneficial interests.

Holdback Agreement

In connection with any underwritten public offering, each Registration Rights Holder has agreed to not, for a period ending 180 days following the date of the final prospectus (the “Holdback Period”) relating to such public offering, (a) offer, hypothecate, pledge, encumber sell, contract, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of GDEF Common Stock or other securities of GDEF or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of owning GDEF Common Stock or other securities of GDEF. Exceptions are allowed for (i) transactions relating to shares of GDEF Common Stock or other securities acquired in open market transactions, (ii) transfers to a Permitted Transferee of such holder, (iii) transfers that are bona fide gifts or (iv) distributions by a trust to its beneficiaries.

Expenses

All expenses incident to GDEF’s performance of or compliance with the Registration Rights Agreement (including, without limitation, all registration, qualification and filing fees, securities fees and expenses of compliance, printing expenses, messenger and delivery expenses, and fees and disbursements of custodians, counsel for GDEF and all independent certified public accountants, underwriters and other individuals or entities retained by GDEF), shall be borne by GDEF, except as otherwise expressly provided in the Registration Rights Agreement.

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Voting Agreement

In connection with the Business Combination Agreement, GDEF, the Sponsor and the STG Stockholders (the “Stockholder Group”) will enter into a voting agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, as long as each of the Stockholder Group and the Sponsor (each, an “Investor Party”) beneficially owns at least 5% of GDEF Common Stock (the “Minimum Equity Holdings”), each Investor Party agrees to vote all of its shares of GDEF Common Stock to (a) support the other Investor Party’s designated nominee to the board of directors, such designee to be in Class III, and (ii) in the event of a vacancy on the board of directors due to death, resignation, removal or other termination of a director, direct its director designee to elect the person designated by such Investor Party to fill such vacancy.

Also pursuant to the Voting Agreement, so long as each Investor Party beneficially owns the Minimum Equity Holdings, the Investor Parties agree to confer and attempt to reach a unanimous decision with respect to any required vote of the holders of GDEF Common Stock; provided that there will be no consequence to either Investor Party if the Investor Parties are unable to reach a unanimous decision.

In addition, the Investor Parties agree to take all necessary action so that the number of directors comprising the board of directors will initially be fixed at five directors in three classes of directors.

The Voting Agreement shall terminate only upon the mutual written agreement of the parties thereto.

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THE PRE-BUSINESS COMBINATION NET TANGIBLE ASSET CHARTER PROPOSAL

We are proposing to amend and restate our Charter to make the following changes, which would be effective prior to the consummation of the Business Combination.  The amended and restated Charter incorporating the changes proposed by the Pre-Business Combination Net Tangible Asset Charter Proposal and the Pre-Business Combination Equity Issuance Charter Proposal is attached as Annex B and is incorporated into this proxy statement by reference. You are encouraged to read the amended and restated Charter in its entirety.

The Pre-Business Net Tangible Asset Combination Charter Proposal

Our existing Charter provides that a business combination shall not be consummated if our net tangible assets are less than $5,000,001 upon such consummation. We propose to amend and restate our Charter to clarify that this test is required to be satisfied in connection with the Business Combination immediately prior to closing such transaction.

Reasons for the Pre-Business Combination Net Tangible Asset Charter Proposal

The Company’s intention in including this provision in our existing Charter was for our net tangible assets to be tested after the redemptions in connection with the stockholder vote to approve the Business Combination Agreement, but before the consummation of the Business Combination. As presently drafted this provision does not provide certainty regarding the timing for the satisfaction of this test. We propose to amend and restate our Charter to clarify that this test is to be satisfied immediately prior to closing of the Business Combination.

Consequences if the Pre-Business Combination Net Tangible Asset Charter Proposal is Not Approved

If the Pre-Business Combination Net Tangible Asset Charter Proposal is not approved by the stockholders, the Charter will not be updated to reflect such changes. In such case, there will remain doubt as to the timing required for the satisfaction of the net tangible asset test. If we determine that we must test our net tangible assets after the Business Combination is consummated, we may not be able to satisfy this test at that time. Therefore, if the Pre-Business Combination Net Tangible Asset Charter Proposal is not approved, we may not be able to complete the Business Combination. If the Pre-Business Combination Net Tangible Asset Charter Proposal is approved, an amended and restated Charter, effecting such amendments, will be filed with the Delaware Secretary of State immediately prior to the consummation of the Business Combination. A copy of the amended Charter to be effective immediately prior to the consummation of the Business Combination Proposal, assuming approval of the Pre-Business Combination Net Tangible Asset Charter Proposal and the Pre-Business Combination Equity Issuance Charter Proposal and filing in the office of the Delaware Secretary of State, is attached as Annex B.

Vote Required

Approval of the Pre-Business Combination Net Tangible Asset Charter Proposal requires the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Recommendation

After careful consideration, our board of directors determined that the Pre-Business Combination Net Tangible Asset Charter Proposal is advisable and in the best interests of GDEF and its stockholders. On the basis of the foregoing, our board of directors has approved and declared advisable the Pre-Business Combination Net Tangible Asset Charter Proposal and recommends that you vote or give instructions to vote “FOR” the Pre-Business Combination Net Tangible Asset Charter Proposal.

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THE PRE-BUSINESS COMBINATION EQUITY ISSUANCE CHARTER PROPOSAL

We are proposing to amend and restate our Charter to make the following changes, which would be effective prior to the consummation of the Business Combination.  The amended and restated Charter incorporating changes proposed by both the Pre-Business Combination Equity Issuance Charter Proposal and Pre-Business Combination Net Tangible Asset Charter Proposal is attached as Annex B and is incorporated into this proxy statement by reference. You are encouraged to read the amended and restated Charter in its entirety.

The Pre-Business Combination Equity Issuance Charter Proposal

Our existing Charter provides that prior to our initial business combination, we may not issue any (1) shares of GDEF Common Stock or any securities convertible into GDEF Common Stock (other than working capital loans which are not convertible until after our initial business combination) or (2) securities that participate in any manner in the proceeds of the Trust Account, or that vote as a class with the Public Shares on the business combination. We are proposing to amend this to allow GDEF to issue GDEF Common Stock (or securities convertible into GDEF Common Stock) immediately prior to the consummation of a Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination.

Reasons for the Pre-Business Combination Equity Issuance Charter Proposal

GDEF desires flexibility to potentially raise additional funds in a private placement of GDEF Common Stock (or securities convertible into GDEF Common Stock) that would be completed immediately prior to the consummation of the Business Combination. We believe that such proposal would not have an adverse effect on our Public Stockholders because the new GDEF Common Stock (or securities convertible into GDEF Common Stock) would not be able to participate in the proceeds of the Trust Account or vote on the Business Combination. Such equity issuance may be desirable in the context of satisfying the net tangible asset requirement in our Charter. Under the Business Combination Agreement, before issuing additional shares of GDEF Common Stock (or securities convertible into GDEF Common Stock), we would need to obtain the prior written consent of the Stockholder’s Representative unless (1) such equity financing is necessary to ensure that the transactions contemplated by the Business Combination Agreement will satisfy the Control Requirement (as defined in the Business Combination Agreement) and (2) the total number of shares of GDEF capital stock issued in such equity financing does not exceed the number of shares of GDEF Common Stock redeemed by the Public Stockholders exercising redemption rights in connection with the consummation of the Business Combination.

Consequences if the Pre-Business Combination Equity Issuance Charter Proposal is Not Approved

If the Pre-Business Combination Equity Issuance Charter Proposal is not approved, we may be unable to consider the proceeds from a private placement effected concurrently with the consummation of the Business Combination in meeting the net tangible asset requirement in our Charter.

Vote Required

Approval of the Pre-Business Combination Equity Issuance Charter Proposal requires the affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Recommendation

After careful consideration, our board of directors determined that the Pre-Business Combination Equity Issuance Charter Proposal is advisable and in the best interests of GDEF and its stockholders. On the basis of the foregoing, our board of directors has approved and declared advisable the Pre-Business Combination Equity Issuance Charter Proposal and recommends that you vote or give instructions to vote “FOR” the Pre-Business Combination Equity Issuance Charter Proposal.

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THE POST-BUSINESS COMBINATION CHARTER PROPOSAL

We are proposing to amend and restate our Charter to make the following changes, which will be effective upon the consummation of the Business Combination.  The proposed amended and restated Charter, which incorporates changes proposed by the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal, is attached as Annex C and is incorporated into this proxy statement by reference. Consummation of the Post-Business Combination Charter Proposal is contingent upon the approval and consummation of the Business Combination Proposal. You are encouraged to read the amended and restated Charter in its entirety.

	Existing Charter	Proposed Charter

Provisions Specific to a Blank Check Company	Under our existing Charter, Article Sixth sets forth various provisions related to our operations as a blank check company prior to and in connection with an initial business combination.	The proposed Charter deletes Article Sixth in its entirety because, upon consummation of the Business Combination, we will cease to be a blank check company.

Classification of the Board of Directors	Our existing Charter provides that directors shall be elected at each annual meeting of the stockholders.	The proposed Charter provides for the classification of our board of directors into three classes of directors, whereby the directors serve for three-year staggered terms of office with the initial classes serving terms ending with our annual meetings in 2016, 2017, and 2018, respectively.

Special Rights of the Sponsor

Our existing Charter provides special rights to our Sponsor. These include:

•     The right of our Sponsor, as long as it beneficially owns at least 15% of our outstanding GDEF Common Stock, to designate a number of director nominees to our board of directors equal to the percentage of our outstanding GDEF Common Stock beneficially owned by the Sponsor, and for each such representative of the Sponsor to sit on the committee of his or her choice, provided that he or she meets the membership requirements specified by the SEC and the securities exchange or quotation system on which GDEF’s securities are listed or quoted for trading.

•     The right that any vacancies on the board of directors or a committee of the board of directors held by a representative of the Sponsor must be nominated by the Sponsor.

•     The right of our Sponsor, as long as it beneficially owns at least 20% of GDEF Common Stock, to call a meeting of the stockholders.

•     The requirement that certain sections of the Charter may not be amended without the approval of at least one representative of our Sponsor.

The proposed Charter deletes these provisions providing special rights to our Sponsor.

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Amendment of Charter

Our existing Charter requires an affirmative vote of at least 65% of outstanding shares of GDEF Common Stock entitled to vote thereon for amendment of Article Third of our Charter (corporate purpose) or Article Sixth of our Charter (operations as a blank check company). Our existing Charter is otherwise silent on the vote required to amend the Charter.

Our proposed Charter requires an affirmative vote of at least 66 2/3% of the voting power of the shares to amend, alter or repeal, or adopt any provision inconsistent with Article Sixth (board of directors), Article Seventh (director liability), Article Eighth (indemnification), Article Twelfth (amendment of bylaws) or Article Fifteenth (amendment of Charter).

Duration of Existence	Our existing Charter provides that our existence will terminate on the date that is 24 months from the date of the final prospectus filed in connection with our IPO.	The proposed Charter would make our corporate existence perpetual.

Stockholder Action Without Meeting

Our existing Charter provides that as long as our Sponsor and its affiliates hold at least 15% of GDEF Common Stock, any action required or permitted to be taken at any special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of the outstanding GDEF Common Stock having not less than the minimum number of votes that would be necessary to take such action at a special meeting of the stockholders.

Our proposed Charter would provide that no action required or permitted to be taken at a meeting of the stockholders may be taken by written consent without meeting.

Other Changes to the Charter

We propose to make other changes to the Charter that consist of clarifying and conforming certain existing provisions in our Charter. Such changes include, but are not limited to: (i) clarification that the number of the board of directors shall be fixed by a resolution adopted by the affirmative of a majority of the board of directors then in office and a (ii) revisions to the indemnification provisions, (ii) clarification that the term “entire board of directors” means the total number of directors that we would have if there were no vacancies on the board of directors.

Reasons for the Post-Business Combination Charter Proposal

Our board of directors has concluded that the Post-Business Combination Charter Proposal is in the best interests of our stockholders. In the judgment of our board of directors, the Post-Business Combination Charter Proposal is desirable for the following reasons:

•	Article Fifth of our Charter relates to the operation of GDEF as a blank check company prior to the consummation of our initial business combination and would not be applicable to GDEF after consummation of the Business Combination Proposal. Accordingly, such provisions would serve no further purposes.

•	A classified board of directors promotes continuity of experience and an orderly succession of directors, which, in turn, will help us increase our stability and encourages a long-term corporate perspective. Further, a classified board provides a company with additional time to evaluate an unsolicited acquisition proposal, which increases a board’s negotiating leverage so that it can better maximize stockholder value, particularly in the case of inadequately priced or coercive bids for control. A company without a classified board is more easily subjected to attempts to acquire a significant minority position with the intent either of obtaining actual control by electing its own slate of directors or of achieving some other goal, such as the repurchase of its shares by the company at a premium. A classified board structure is also useful in deterring potentially distracting and unproductive proxy contests that occur outside the context of a takeover scenario, such as in the situation of a dissident stockholder or group of stockholders pursuing a particular agenda.

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•	Requiring 66 2/3% of the voting power of our stockholders to amend our Charter or bylaws serves as additional protection from an attempt to acquire a majority position in GDEF with the intent of obtaining actual control, or of achieving some other goal, through amendments to our Charter and bylaws. Such additional protection may increase our board’s negotiating leverage so that it can better maximize stockholder value, particularly in the case of inadequately priced or coercive bids for control; and

•	Providing that that no action required or permitted to be taken at a meeting of the stockholders may be taken by written consent without meeting serves as additional protection from an attempt to acquire a majority position in GDEF with the intent of obtaining actual control, or achieving some other goal, by written consent of the stockholders.

•	Our Charter currently provides that our corporate existence will terminate on October 24, 2015 if a business combination is not consummated. Following the consummation of the Business Combination Proposal, we will continue to exist, and perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for us.

As noted above, the Post-Business Combination Charter Proposal may also have an anti-takeover effect, making it more difficult for or preventing a third-party from acquiring control of us or changing our board of directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in control or management of GDEF.

We believe that updating our Charter to reflect the provisions described above will assist in attracting high quality individuals to join the board of directors and provide our stockholders with customary protections. We also believe that the deletion of those provisions of the Charter which are no longer relevant following the completion of a business combination will prevent confusion with respect to our Charter.

Consequences if the Post-Business Combination Charter Proposal is Not Approved

If the Post-Business Combination Charter Proposal is not approved by the stockholders, the Charter will not be updated to reflect such change. If the Business Combination Proposal is not approved, we will not file an amended and restated Charter. The adoption of the Post-Business Combination Charter Proposal is a condition for the consummation of the Business Combination. If the Post-Business Combination Charter Proposal is not approved, we will not consummate the Business Combination.

If the Post-Business Combination Charter Proposal is approved, an amended and restated Charter, effecting such amendments, will be filed with the Delaware Secretary of State immediately after consummation of the Business Combination. A copy of the amended Charter to be effective immediately after consummation of the Business Combination Proposal, assuming approval of the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal and filing in the office of the Delaware Secretary of State, is attached as Annex C.

Vote Required

Approval of the Post-Business Combination Charter Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Recommendation

After careful consideration, our board of directors determined that the Post-Business Combination Charter Proposal is advisable and in the best interests of us and our stockholders. On the basis of the foregoing, GDEF’s board of directors has approved and declared advisable the Post-Business Combination Charter Proposal and recommends that you vote or give instructions to vote “FOR” the approval of the Post-Business Combination Charter Proposal.

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THE CORPORATE PURPOSE CHARTER PROPOSAL

We are proposing to amend and restate our Charter to make the following changes, which will be effective upon the consummation of the Business Combination.  The amended and restated Charter incorporating the changes proposed by the Corporate Purpose Charter Proposal and Post-Business Combination Charter Proposal is attached as Annex C and is incorporated into this proxy statement by reference. Consummation of the Corporate Purpose Charter Proposal is contingent upon the approval and consummation of the Business Combination Proposal. You are encouraged to read the amended Charter in its entirety.

The Corporate Purpose Charter Proposal

We propose to amend and restate our Charter to delete a provision of the Charter related to our status as a blank check company that limits our corporate purpose in the event we do not complete an initial business combination by October 24, 2015 to the dissolution and liquidation of the company and the distribution of the Trust Account to the Public Stockholders.

Reasons for the Corporate Purpose Charter Proposal

The elimination of the language limiting our corporate purpose in the event we do not complete a business combination is desirable because this provision will serve no purpose following the Business Combination.

Consequences if the Corporate Purpose Charter Proposal is Not Approved

If the Corporate Purpose Charter Proposal is not approved by the stockholders, the Charter will not be updated to reflect such change. If the Corporate Purpose Charter Proposal is approved, an amended and restated Charter, effecting such amendments, will be filed with the Delaware Secretary of State immediately after consummation of the Business Combination. If the Business Combination Proposal is not approved, we will not file an amended and restated Charter. A copy of the amended Charter to be effective immediately after consummation of the Business Combination Proposal, assuming approval of the Corporate Purpose Charter Proposal and the Post-Business Combination Charter Proposal and filing in the office of the Delaware Secretary of State, is attached as Annex C.

Vote Required

Approval of the Corporate Purpose Charter Proposal requires affirmative vote of the holders of 65% of the outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Recommendation

After careful consideration, our board of directors determined that the Corporate Purpose Charter Proposal is advisable and in the best interests of us and our stockholders. On the basis of the foregoing, GDEF’s board of directors has approved and declared advisable the Corporate Purpose Charter Proposal and recommends that you vote or give instructions to vote “FOR” the approval of the Corporate Purpose Charter Proposal.

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THE DIRECTOR ELECTION PROPOSAL

Upon the consummation of the Business Combination Proposal, if the Post-Business Combination Charter-Proposal is approved, GDEF’s board of directors will be divided into three classes, Class I, Class II and Class III. At the special meeting, stockholders are being asked to elect five directors to our board of directors, effective upon the closing of the Business Combination.

•	The nominees for Class I directors will be the Hon. David C. Gompert and Vice Admiral (ret.) Robert B. Murrett, with initial terms expiring at the 2016 annual meeting of stockholders;
•	The Class II director will be the Hon. Ronald R. Spoehel, with an initial term expiring at the 2017 annual meeting of stockholders; and
•	The Class III directors will be Damian Perl and Simon S. Lee, with initial terms expiring at the 2018 annual meeting of stockholders.

The election of these directors is contingent upon approval of the Business Combination.

Nominee Biographies

For biographies of each nominee to serve as directors, please see the section entitled “GDEF Executive Officers, Directors, Executive Compensation and Corporate Governance Prior to the Transaction” and “STG Executive Officers, Directors, Executive Compensation and Corporate Governance.”

Vote Required

Our directors shall be elected by a plurality of the votes cast at the special meeting. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the above mentioned nominees.

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THE INCENTIVE PLAN PROPOSAL

Background

On July 8, 2015, our board of directors approved our 2015 Omnibus Incentive Plan (the “2015 Plan”), subject to stockholder approval. We are now asking our stockholders to approve the 2015 Plan so that we can use the 2015 Plan to achieve the combined company’s performance, recruiting, retention and incentive goals.

The 2015 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and cash-based awards to allow the combined company to adapt its incentive compensation program to meet the needs of the combined company in the changing business environment in which the combined company will operate.

We believe that the approval of the 2015 Plan is essential to the combined company’s success. The Compensation Committee of the board of directors, the board of directors and management believe that equity awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the combined company meet its goals, as well as rewarding and encouraging current service providers.

If stockholders approve the 2015 Plan, the 2015 Plan will be effective as of the date of stockholder approval, which is currently anticipated to be , 2015. As described in further detail below, the maximum number of shares of our common stock that may be issued pursuant to awards under the 2015 plan is the lesser of 1,600,000 or 8% of the number of shares of GDEF Common Stock outstanding immediately following consummation of the Business Combination. We anticipate that this share limit will allow us to grant awards for three to four years.

We are also seeking stockholder approval of the 2015 Plan to satisfy the stockholder approval requirement under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), so that we may grant awards under the 2015 Plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the 2015 Plan to qualify for this exception, stockholders must approve the material terms of the 2015 Plan under which the awards are paid. The material terms of the 2015 Plan include (i) the employees eligible to receive awards under the 2015 Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the 2015 Plan below. Notwithstanding the foregoing, the rules and regulations under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2015 Plan will be deductible under all circumstances.

A general description of the 2015 Plan is set forth below. This description is qualified in its entirety by the terms of the 2015 Plan, a copy of which is attached hereto as Annex D.

Summary of the 2015 Stock Incentive Plan

Share Reserve. The maximum number of shares of combined company common stock that may be issued pursuant to awards under the 2015 Plan is the lesser of 1,600,000 or 8% of the number of shares of GDEF Common Stock outstanding immediately following consummation of the Business Combination.

Share Counting. Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2015 Plan. Shares that have been issued under the 2015 Plan pursuant to an award shall not be returned to the 2015 Plan and shall not become available for future grant under the 2015 Plan, except where unvested shares are forfeited or repurchased by the combined company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the combined company to pay any tax withholding obligation shall not be returned to the 2015 plan and shall not become available for future issuance under the 2015 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the 2015 Plan.

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Administration. The 2015 Plan is administered by the Plan administrator (the “Administrator”), defined as the board of directors or one or more committees designated by the board of directors. The combined company intends that the Compensation Committee of the board of directors will act as the Administrator. With respect to grants to officers and directors, the membership of the Compensation Committee shall satisfy applicable laws, including Rule 16b-3 under the Securities Exchange Act of 1934, as amended and Section 162(m).

The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award (subject to the limitations set forth below), to construe and interpret the terms of the 2015 Plan and related awards, to approve corrections to the documentation or administration of awards, to establish procedures or subplans to accommodate awards to employees, consultants and directors in applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2015 Plan.

No Repricings or Exchanges without Stockholder Approval. The combined company shall obtain stockholder approval prior to (a) the reduction of the exercise price of any stock option or the base amount of any stock appreciation right or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base amount exceeds the fair market value of the underlying shares, in exchange for another award (unless the cancellation and exchange occurs in connection with a Corporate Transaction (as described below)). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another award with an exercise price or base amount that is equal to or greater than the exercise price or base amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

Terms and Conditions of Awards. The 2015 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, stock appreciation rights and cash-based awards (collectively referred to as “awards”) to employees, directors and consultants (including those who reside in non-U.S. jurisdictions). As of June 30, 2015, approximately 1,116 employees, 5 directors, and zero consultants would be eligible to participate in the 2015 Plan. Each award shall be designated in an award agreement. Awards may be granted subject to vesting schedules and repurchase or forfeiture rights in favor of the combined company as specified in the award agreements.

The Administrator may establish (i) one or more programs to permit selected participants to elect to defer receipt of consideration payable under an award and (ii) separate programs for the grant of particular forms of awards to one or more classes of participants.

Stock Options. Stock options may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, consultants and directors or to employees, consultants and directors of any parent or subsidiary of the combined company. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options.

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Exercise Price, Base Amount or Purchase Price. The Administrator will grant incentive stock options at an exercise price not less than 100% of the fair market value of the combined company’s common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the combined company or any parent or subsidiary of the combined company). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards, the exercise or purchase price shall be determined by the Administrator. The method of payment of the exercise or purchase price shall be determined by the Administrator. The Administrator, in its discretion, may accept the following: cash, check, shares or, with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

Non-Transferability. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee’s award in the event of the grantee’s death on a beneficiary designation form provided by the Administrator.

Term of Awards. The term of an award will be stated in the award agreement, provided that such term may not exceed ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the combined company or any parent or subsidiary of the combined company).

Section 162(m). For awards of options that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such options that may be granted to a participant during a calendar year is 600,000 shares.

For awards of stock appreciation rights that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such stock appreciation rights that may be granted to a participant during a calendar year is 600,000 shares.

For awards of restricted stock that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such restricted stock that may be granted to a participant during a calendar year is 300,000 shares.

For awards of restricted stock units that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such restricted stock units that may be granted to a participant during a calendar year is 300,000 shares.

The Administrator may adjust these limitations proportionately in the event of certain changes in the combined company’s capitalization.

For cash-based awards that are intended to be performance-based compensation under Section 162(m), the maximum amount that may be paid to a participant pursuant to such awards during each 12 month period that is part of a performance period is $5,000,000.

For dividends and dividend equivalent rights that are intended to be performance-based compensation under Section 162(m), the maximum amount that may be paid or awarded to a participant during a calendar year is $1,000,000 and/or a number of shares with an aggregate fair market value not in excess of such amount.

In order for restricted stock, restricted stock units, dividends, dividend equivalent rights and cash-based awards to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates (or, if earlier, the date after which 25% of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

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The 2015 Plan includes the following performance criteria that the Administrator may consider when granting awards intended to qualify as performance-based compensation under Section 162(m): net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income. These criteria may be applied to the combined company, any parent or subsidiary of the combined company and/or any individual business units thereof and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Administrator in the award. The performance criteria established by the Administrator for any awards not intended to be performance-based compensation under Section 162(m) may be based on any one of, or combination of, these criteria or any other performance criteria established by the Administrator.

Certain Adjustments. Subject to any required action by the stockholders of the combined company, the Administrator shall proportionately adjust the number and kind of shares covered by outstanding awards, the number and kind of shares that have been authorized for issuance under the 2015 Plan, the exercise price, base amount or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards, and the like, in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) certain other increases or decreases in the number of issued shares or (iii) any other transaction with respect to shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction. The Administrator’s determination shall be final, binding and conclusive.

Corporate Transaction and Change in Control. Effective upon the consummation of a Corporate Transaction (as defined in the 2015 Plan), all outstanding awards under the 2015 Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. At any time prior to the consummation of a Corporate Transaction or Change in Control (as defined in the 2015 Plan), the Administrator may provide for the full or partial automatic vesting and exercisability of outstanding unvested awards and release awards from any repurchase or forfeiture rights in connection with a Corporate Transaction or Change in Control.

A Corporate Transaction generally includes certain mergers and acquisitions, the sale or other disposition of all or substantially all of the combined company’s assets, and a complete liquidation or dissolution of the combined company; and a Change in Control generally includes certain acquisitions that are not approved by the board of directors and certain takeovers of the board of directors.

Amendment, Suspension or Termination of the 2015 Plan. The board of directors may at any time amend, suspend or terminate the 2015 Plan. The 2015 Plan will terminate on the ten year anniversary of the date it is approved by stockholders, which is currently anticipated to be , 2025, unless earlier terminated by the board of directors. To the extent necessary to comply with applicable laws, the combined company shall obtain stockholder approval of any amendment to the 2015 Plan.

New Plan Benefits

Global Defense & National Security Systems, Inc. 2015 Stock Incentive Plan

Name and Position	Number of Shares Underlying Options
Named executive officers	0
Executive Group	0
Non-Executive Director Group (1)	17,061(2)
Non-Executive Officer Employee Group	0

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(1) Grants to Hon. David C. Gompert, Vice Admiral (ret.) Robert B. Murrett, and the Hon. Ronald R. Spoehel on March 12, 2015 that are subject to our initial business combination and stockholder approval of the 2015 Plan.

(2) The potential option grants are expressed as a dollar value and this estimate is based on the fair market value of a share of our common stock on August 12, 2015 which is $10.60. The actual number of options granted will be determined based on the fair market value of a share of our common stock on the grant date. Twenty percent of the options will vest 30 days following the grant date, 40% of the options will vest six months following the grant date subject to the director’s continued service and the remaining 40% of the options will vest 12 months following the grant date subject to the director’s continued service.

As of August 12, 2015, none of STG’s executive officers have received or are parties to agreements pursuant to which they may receive awards under the 2015 Plan.

As of August 12, 2015, the Hon. David C. Gompert, Vice Admiral (ret.) Robert B. Murrett and the Hon. Richard R. Spoehel are each parties to agreements for the award of 5,687 options, subject to the initial business combination and stockholder approval of the 2015 Plan. These current directors are also nominees for election.

As of August 12, 2015, none of our current executive officers (as a group); none of our nominees for election as a director (other than as described in the above paragraph); no associates of our directors, executive officers or nominees for director; and none of our employees (including all current officers who are not executive officers) (as a group) have received or are parties to agreements pursuant to which they may receive awards under the 2015 Plan.

Except as set forth above, because future awards are discretionary, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

As of August 12, 2015, the closing price of a share of our common stock was $10.60.

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2015 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options. The grant of a non-qualified stock option will not result in any federal income tax consequences to the participant or to the combined company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The combined company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) and so long as the combined company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The combined company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). A non-qualified stock option that does not meet the requirements of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

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Incentive Stock Options. The grant of an incentive stock option will not result in any federal income tax consequences to the participant or to the combined company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the combined company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The combined company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The combined company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A. A SAR that does not meet the requirements of Section 409A of the Code can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the combined company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the combined company.

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Restricted Stock Units. With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the combined company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A. A grant of restricted stock units that does not meet the requirements of Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Tax Effect for the Combined Company. Unless limited by Section 162(m), the combined company generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The 2015 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Vote Required

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposals at the special meeting.

Recommendation of the Board

Our board of directors unanimously recommends that stockholders vote “FOR” the approval of the Incentive Plan Proposal.

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THE STOCKHOLDER ADJOURNMENT PROPOSAL

The Stockholder Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Stockholder Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve one or more of the proposals presented at the special meeting. In no event will our board of directors adjourn the special meeting or consummate the Business Combination beyond the date by which it may properly do so under our Charter and Delaware law.

Consequences if the Stockholder Adjournment Proposal is Not Approved

If the Stockholder Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Business Combination Proposal, the Pre-Business Combination Net Tangible Asset Charter Proposal, the Pre-Business Combination Equity Issuance Charter Proposal, the Post-Business Combination Charter Proposal, the Corporate Purpose Charter Proposal, the Director Election Proposal or the Incentive Plan Proposal.

Vote Required

Adoption of the Stockholder Adjournment Proposal requires the affirmative vote of a majority of the shares of GDEF Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon. Adoption of the Stockholder Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

Our board of directors unanimously recommends that stockholders vote “FOR” the approval of the Stockholder Adjournment Proposal.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF GDEF

Overview

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and the related notes and schedules thereto.

We are a blank check company organized under the laws of the State of Delaware on July 3, 2013. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. As further discussed in “The Business Combination – Background to the Business Combination”, our activities to date have been focused on identifying and evaluating potential business combinations, including the activity leading up to our entry into the Business Combination Agreement.

Liquidity and Capital Resources

On July 19, 2013, our Sponsor purchased 2,003,225 shares of GDEF Common Stock (the “Sponsor’s Shares”) for an aggregate purchase price of $25,000, or approximately $.0125 per share.

On October 29, 2013, we consummated our IPO of 6,900,000 Public Shares of GDEF Common Stock, including 900,000 shares of GDEF Common Stock issued pursuant to the full exercise of the underwriters’ over-allotment option. The Public Shares were sold at a price of $10.00 per share, generating gross proceeds to GDEF of $69,000,000.

Simultaneously with the closing of the IPO, GDEF completed the private sale of 721,500 shares of Common Stock (“Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share, to our Sponsor generating gross proceeds to GDEF of $7,215,000. A total of $72,795,000 comprised of approximately $65,580,000 of the proceeds from the IPO, including approximately $1,897,500 of underwriters’ deferred discount, and the proceeds of the sale of the Private Placement Shares were placed in the Trust Account.

As of June 30, 2015, $72,835,221 (as of December 31, 2014, $72,833,815) was held in the Trust Account and we had approximately $519,136 (as of December 31, 2014, $410,261) of unrestricted cash was available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

On May 15, 2014, GDEF issued a non-interest bearing convertible promissory note to the Sponsor amounting to $1,263,263, which was used as working capital in order to finance transaction costs in connection with our efforts to pursue an initial business combination and $263,263 was used to pay operating costs incurred in the period from inception through December 31, 2014. On May 12, 2015, GDEF issued an additional non-interest bearing convertible promissory note to the Sponsor amounting to $1,343,790. For the three-month period ended June 30, 2015, the Sponsor has paid operating costs amounted to $356,421 ($168,431 for the year ended December 31, 2014). As of June 30, 2015, the total amount owed to the Sponsor was $2,963,474 ($1,511,799 as of December 31, 2014), recorded as a convertible promissory note and due to affiliate in the accompanying balance sheets. The convertible notes are due on the earlier of (1) October 24, 2015, or (2) immediately following the consummation of the initial business combination. At the Sponsor’s election, following the consummation of a business combination, the notes will convert into GDEF Common Stock at the greater of (1) $10.00 per share, and (2) the 30 day trailing average of the closing price per share.

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions). However, we may not use all of the proceeds held in the Trust Account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with capital stock or debt securities that we can issue. In that event, the proceeds held in the Trust Account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses or undertake additional acquisitions.

We may issue additional capital stock or debt securities to finance a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

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•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may result, among other things, in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Through June 30, 2015, our efforts have been limited to organizational activities, activities relating to our IPO, activities relating to identifying and evaluating prospective acquisition candidates, and activities relating to general corporate matters. Other than pursuing a potential business combination, we have neither engaged in any operations nor generated any revenues other than interest income earned on the proceeds of our private placement and initial public offering.

On July 17, 2015, we held a special meeting of our stockholders (the “Extension Meeting”). At the Extension Meeting, our stockholders approved amendments to the our amended and restated certificate of incorporation to extend the date by which the Company must consummate its initial business combination from July 24, 2015 to October 24, 2015. In accordance with our amended and restated certificate of incorporation, in connection with the Extension Meeting and the approval of the amendments to the our amended and restated certificate of incorporation, our Public Stockholders were entitled to redeem their Common Stock for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to the Company to pay franchise or income taxes. Our stockholders redeemed 876,072 shares of our Common Stock at a price of $10.55 per share, for a total redemption of approximately $9,242,560 that was effected on July 24, 2015. In addition, in connection with the Extension Meeting, on July 21, 2015, we issued a non-interest bearing promissory note to our Sponsor for an aggregate of approximately $361,436. We used the proceeds from the note to deposit $0.06 per share that was not redeemed in the Trust Account. The note will be repaid on the earlier of (1) October 24, 2015, or (2) immediately following consummation of the our initial business combination. After giving effect to the redemptions and the additional deposit, there was approximately $63,913,876 in the Trust Account as of July 24, 2015, or approximately $10.61 per public share.

For the three and six month periods ended June 30, 2015, we earned approximately $364 and $1,406, respectively (for the three and six month periods ended June 30, 2014, $11,223 and $23,380, respectively) of unrestricted interest earned on the funds held in the Trust Account available to us to pay for franchise and income taxes. The following table shows the total funds held in the Trust Account through June 30, 2015:

Net proceeds from our initial public offering and private placement	$74,865,000
Payment of underwriters' compensation	(2,070,000)
Total interest received to date	40,221
Less total interest disbursed to us to pay franchise taxes	-
Total funds held in the Trust Account through June 30, 2015	$72,835,221

We expect that we may need to obtain funds from our Sponsor pursuant to an additional convertible promissory note to meet our working capital requirements prior to closing of the Business Combination.

Results of Operations

For the three and six month periods ended June 30, 2015, we had a net loss of $2,441,405 and $2,797,805, respectively (for the three and six month periods ended June 30, 2014, $153,484 and 1,339,675, respectively), consisting primarily of interest income offset by general and administrative expenses. For the year ended December 31, 2014 we had a net loss of $2,122,640 (2013: $85,133), consisting primarily of interest income offset by general and administrative expenses.

Other than pursuing a potential business combination, we have neither engaged in any operations nor generated any revenues to date. All activity through June 30, 2015 relates to our formation, our private placements and offering, the identification and evaluation of prospective candidates for an initial business combination, legal and accounting fees relating to our SEC reporting obligations, the preparation and negotiation of documentation in connection with the Business Combination and general corporate matters. Since the completion of our offering, we have not generated any operating revenues and will not until after completion of our initial business combination, at the earliest. We may generate small amounts of non-operating income in the form of interest income on cash and cash equivalents, but such income is not expected to be significant in view of the current low yields on Treasury securities. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. As of June 30, 2015, $72,835,221 (December 31, 2014: $72,833,815) was held in the Trust Account and we had cash outside of trust of $519,136 (December 31, 2014: $410,261) and $1,717,327 (December 31, 2014: $257,575) in accounts payable and accrued expenses. All interest income earned on the Trust Account may be available to us to pay franchise and income taxes. From inception to June 30, 2015, we had not withdrawn any funds from interest earned on the trust proceeds. Other than the deferred underwriting fees, and a debt financing fee and advisory fee, no amounts are payable to the underwriters of our IPO in the event of a business combination.

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Critical Accounting Policies

Use of Estimates

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Loss per share of Common Stock

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of GDEF Common Stock outstanding for the period.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recently adopted accounting standard

GDEF complied with the reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities.” At December 31, 2014, GDEF adopted Accounting Standards Update (ASU) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholders’ equity. As of December 31, 2014, GDEF’s financial statements have been presented to conform with the reporting and disclosure requirements of ASU No. 2014-10.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on GDEF’s financial statements.

Redeemable Common Stock

If we are unable to complete our initial business combination within the required timeframe, we will as promptly as reasonably possible redeem 100% of the outstanding public shares. A public stockholder also will be entitled to redemption if that public stockholder elects to convert shares of common stock in connection with a stockholder vote on a business combination or sells such shares to us in a tender offer in connection therewith. In accordance with ASC 480, redemption provisions not solely within the control of GDEF require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although GDEF does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that a business combination shall not be consummated if GDEF has net tangible assets less than $5,000,001 upon such consummation.

GDEF recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable GDEF Common Stock shall be affected by charges against paid-in capital.

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Accordingly, at June 30, 2015, 5,860,120 (at December 31, 2014, 6,125,315) of the Public Shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.55 at June 30, 2015 and December 31, 2014).

Off-Balance Sheet Arrangements

GDEF does not have any off-balance sheet arrangements as of June 30, 2015.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an administrative agreement to pay our Sponsor a monthly fee of $10,000 (and not to exceed this amount). This amount covers secretarial and administrative services provided to members of GDEF’s management team by the Sponsor, members of the Sponsor, and GDEF’s management team or their affiliates. Upon completion of a Business Combination or GDEF’s liquidation, GDEF will cease paying these monthly fees.

On May 15, 2014, GDEF issued a non-interest bearing convertible promissory note to the Sponsor amounting to $1,263,263, which was used as working capital in order to finance transaction costs in connection with the Business Combination and $263,263 was used to pay operating costs incurred in the period from inception through December 31, 2014. On May 12, 2015, GDEF issued an additional non-interest bearing convertible promissory note to the Sponsor amounting to $1,343,790. For the three-month period ended June 30, 2015, the Sponsor has paid operating costs amounted to $356,421 ($168,431 for the year ended December 31, 2014). As of June 30, 2015, the total amount owed to the Sponsor was $2,963,474 ($1,511,799 as of December 31, 2014), recorded as a convertible promissory note and due to affiliate in the accompanying balance sheets. The convertible notes are due on the earlier of (1) October 24, 2015, or (2) immediately following the consummation of the initial business combination. At the Sponsor’s election, following the consummation of a business combination, the notes will convert into GDEF Common Stock at the greater of (1) $10.00 per share, and (2) the 30 day trailing average of the closing price per share.

Quantitative and Qualitative Disclosure about Market Risk

To date, GDEF’s efforts have been limited to organizational activities and activities relating to our initial public offering and the identification of a target business. Other than pursuing a potential business combination, we have neither engaged in any operations nor generated any revenues. As the proceeds from our initial public offering held in trust have been invested in short term investments, our only market risk exposure relates to fluctuations in interest rates.

As of December 31, 2014, approximately $70,936,315 (December 31, 2013: $70,913,456) (excluding approximately $1,897,500 of deferred underwriting discounts) was held in trust for the purposes of consummating a Business Combination. The proceeds held in trust (including approximately $1,897,500 of deferred underwriting discounts) have been invested in an institutional money market fund that invests principally in short-term securities issued or guaranteed by the United States. Given the limited risk associated with such securities, we do not view our interest rate risk to be significant. As of December 31, 2014, the effective annualized interest rate payable on our investments was approximately 0.04%.

We have not engaged in any hedging activities since our inception on July 3, 2013. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

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GDEF’S BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on July 3, 2013. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. Other than pursuing a potential business combination, we have neither engaged in any operations nor generated any revenue to date.

On July 19, 2013, our Sponsor purchased 2,003,225 shares of GDEF Common Stock for an aggregate purchase price of $25,000, or approximately $.0125 per share.

On October 29, 2013, we consummated our IPO of 6,900,000 Public Shares, including 900,000 shares of GDEF Common Stock issued pursuant to the full exercise of the underwriters’ over-allotment option. The Public Shares were sold at a price of $10.00 per share, generating gross proceeds to GDEF of $69,000,000.

Simultaneously with the closing of the IPO, GDEF completed the private sale of 721,500 Private Placement Shares at a purchase price of $10.00 per Private Placement Share, to our Sponsor generating gross proceeds to GDEF of $7,215,000.

A total of $72,795,000 comprised of approximately $65.6 million of the proceeds from the IPO, including approximately $1.9 million of underwriters’ deferred discount, and the proceeds of the sale of the Private Placement Shares were placed in the Trust Account. These funds will not be released until the earlier of GDEF’s completion of its initial business combination or GDEF’s liquidation, although GDEF may withdraw the interest earned on the funds held in the Trust Account to pay franchise and income taxes.

Business Strategy

Subsequent to the consummation of our IPO on October 29, 2013, we commenced consideration of potential target companies with the objective of consummating a business combination. We focused on companies located in the U.S. with a leading or niche market position in the defense and national security sectors. Our management team and board of directors identified potential targets from its network of contacts and relationships. We also evaluated potential targets brought to our attention from unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Redemption Rights

Pursuant to our Charter, GDEF has elected to seek stockholder approval of the Business Combination. At a meeting of our stockholders to approve our initial business combination, our Public Stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account. Any request to convert our Public Shares shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a Public Stockholder delivered his certificate in connection with an election of their redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our Public Stockholders who elected to exercise their redemption rights would not be entitled to convert their shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any shares delivered by Public Stockholders.

Notwithstanding the foregoing, in accordance with our Charter, a Public Stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the Public Shares. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all Public Shares owned by him or his affiliates.

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Liquidation If No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of our prospectus in the event that we have not completed our initial business combination by such date. If we have not completed our initial business combination by such date, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, less franchise and income taxes to the extent they may be paid from interest earned on the Trust Account, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of 100% of our outstanding Public Shares in the event we do not complete our initial business combination within 24 months from the date of our prospectus may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of 100% of our Public Shares in the event we do not complete our initial business combination within 24 months from the date of our prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, less franchise and income taxes to the extent they may be paid from interest earned on the Trust Account, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (2) and (3) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our Public Shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

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We will seek to have all third parties (including any vendors or other entities we engage) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the Trust Account to our Public Stockholders upon the redemption of 100% of our outstanding Public Shares in the event we do not complete our initial business combination within 24 months from the date of our prospectus. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver.

There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the Trust Account. Our Sponsor has agreed that it will be liable to pay debts and obligations to prospective target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if, and to the extent that, the claims would otherwise reduce the Trust Account to below $10.55 per Public Share. Our Sponsor may not be able to satisfy its indemnification obligations if it is required to so. Additionally, the indemnification agreement entered into by our Sponsor specifically provides for two exceptions: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims under our indemnity with the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the Trust Account could be less than $10.55 due to claims or potential claims of creditors. We will distribute to all of our Public Stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the Trust Account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our Sponsor has waived its rights to participate in any liquidation distribution with respect to the Sponsor’s Shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the Trust Account. If such funds are insufficient, our Sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we are unable to complete our initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price would be $10.61. The per share redemption price includes the deferred commissions that would also be distributable to our Public Stockholders. The proceeds deposited in the Trust Account could, however, become subject to claims of any creditors that may be in preference to the claims of Public Stockholders.

Our Public Stockholders will be entitled to receive funds from the Trust Account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we may not be able to return to our public stockholders at least $10.61 per share.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the Trust Account to our Public Stockholders upon the redemption of 100% of our outstanding Public Shares s in the event we do not complete our initial business combination within 24 months from the date of our prospectus, this may be viewed or interpreted as giving preference to our Public Stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

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Competition

If we succeed in effecting the Business Combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to the Business Combination, we may not have the resources or ability to compete effectively.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and devote only as much time as they deem necessary to our affairs. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the closing of our initial Business Combination.

Properties

We currently maintain our principal executive offices at 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190. The cost for this space is included in the $10,000 per-month fee our Sponsor charges us for general and administrative services pursuant to a letter agreement between us and our Sponsor. We believe, based on fees for similar services in the Washington, D.C. or New York metropolitan areas, that the fee charged by our Sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Periodic Reporting and Audited Financial Statements

We have registered the GDEF Common Stock under the Exchange Act, and have reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports on Form 10-K contain financial statements audited and reported on by its independent registered public accountants. Our reports filed with the SEC can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov which contains the registration statements, reports, proxy and information statements and information regarding issuers that file electronically with the SEC. We will provide electronic or paper copies of such materials free of charge upon request. We may be required to have our internal control procedures audited as required by the Sarbanes-Oxley Act. STG may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination.

Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or any of our officers and directors in their corporate capacity.

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GDEF EXECUTIVE OFFICERS, DIRECTORS,
EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE
PRIOR TO THE BUSINESS COMBINATION

Name	Age	Position	Year Appointed/ Elected
Damian Perl	47	Chairman of the Board	2013
Dale R. Davis	54	Chief Executive Officer, President and Director	2013
Craig Dawson	39	Chief Financial Officer and Treasurer	2013
Frederic Cassis	35	Secretary	2013
Gavin Long	39	Senior Vice President, Corporate Development	2013
Vice Admiral (ret.) Robert B. Murrett(a)(b)(c)	62	Director	2014
Hon. David C. Gompert(a)(b)(c)	69	Director	2013
Hon. Ronald R. Spoehel(a)(b)(c)	57	Director	2014

(a)	Member of Audit Committee

(b)	Member of Nominating Committee

(c)	Member of Compensation Committee

Damian Perl, Chairman of the Board

Mr. Perl has been the Chairman of GDEF’s board of directors since August 2013. He is the founder, Chairman and Chief Executive Officer of Global Strategies Group (“GLOBAL”). In this capacity, Mr. Perl leads GLOBAL’s strategy, fundraising and mergers and acquisitions, oversees business performance, and manages senior investor and key stakeholder relationships. After establishing GLOBAL as a security and risk management consultancy in 1998, Mr. Perl built the enterprise into a worldwide services business employing thousands of specialist personnel and achieving sector-leading growth. He subsequently designed and led a business transformation strategy, gaining new clients and capabilities through a series of defense technology acquisitions and undertaking two IPOs on NASDAQ – Global Defense Technology & Systems, Inc. (NASDAQ: GTEC) in 2009 and GDEF in 2013. Mr. Perl holds a Bachelor’s degree in Physiology and Biomechanics and served in the Royal Marines Commandos and in UK Special Forces.

Dale R. Davis, Chief Executive Officer, President and Director

Mr. Davis has been our Chief Executive Officer, President and Director since July 2013. His principal role within Global Strategies Group is Executive Vice President (Operations), and he is a member of the executive board. Mr. Davis’ role within GLOBAL also includes oversight of GLOBAL corporate development. Mr. Davis joined GLOBAL in February 2006 as Managing Director. In 2010, he was Executive Director, National Security Initiatives for GLOBAL before taking up his current post. Prior to joining GLOBAL, Mr. Davis was Security and Brand Enforcement Manager, Middle East, for British American Tobacco between 2004 and 2006. Between 2003 and 2005, he was Adjunct Professor at the Joint Special Warfare University, and prior to that was Director of International Programs at the Virginia Military Institute. Mr. Davis served between 1983 and 1995 as a U.S. Marine Officer with command and staff assignments across Asia and the Middle East. Mr. Davis serves on the Advisory Board of the Council of American Colleges Abroad as well as the Advisory Board of the Department of International Studies, Virginia Military Institute. He holds a B.S. in Electrical Engineering from Virginia Military Institute and an M.A. in National Security Affairs from the Naval Postgraduate School. Mr. Davis brings to our board of directors thirty years of experience in the defense and national security sectors and ten years of commercial operations and profit and loss leadership experience.

Craig Dawson, Chief Financial Officer and Treasurer

Mr. Dawson has been our Chief Financial Officer and Treasurer since July 2013 and served as a Director of GDEF until February 2015. In his principal role within Global Strategies Group as Director of Finance, Mr. Dawson heads Global Strategies Group’s treasury and taxation functions and serves as the technical financial reporting expert for GLOBAL under IFRS. He is also a Director of Global Strategies Group. He joined Global Strategies Group in 2009, leading its financial reporting and treasury support team in the initial public offering of Global Defense Technology & Systems, Inc. From 2004 to 2009, Mr. Dawson held a number of managerial positions with Deloitte LLP working in the U.S., U.K. and South Africa. Mr. Dawson is a member of the South African Institute of Chartered Accountants, and holds a B.Com in Accounting from the Nelson Mandela Metropolitan University. Mr. Dawson brings to the Company well-developed business and financial acumen.

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Frederic Cassis, Secretary

Mr. Cassis has been our Secretary since July 2013 and served as a Director of GDEF until October 2014. In his principal role within Global Strategies Group as the Director of Legal and Compliance, he is responsible for overseeing GLOBAL’s corporate structure, legal affairs and regulatory compliance, and he is a member of the executive board. He joined GLOBAL in July 2008, initially as the lead commercial lawyer for GLOBAL’s Middle East operations headquartered in Dubai. Subsequently, Mr. Cassis assumed responsibility for regulatory compliance, corporate governance and host government engagement for the region. Prior to joining GLOBAL, he practiced as a corporate and commercial litigation lawyer in Australia between 2004 and 2008. Mr. Cassis holds an LL.B. (Honors) and a B.Bus (Finance). He is admitted to practice law both in Australia and in England and Wales. Mr. Cassis brings to GDEF well-developed business and legal acumen.

Gavin Long, Senior Vice President, Corporate Development

Mr. Long has been our Senior Vice President, Corporate Development since October 2013. Since 2013, Mr. Long has been Senior Vice President, Corporate Development, Global Strategies Group. Between 2010 and 2013, Mr. Long was a Partner and Managing Director at Civitas Group, a strategy and management consultancy focused on the national security sector. While at Civitas, Mr. Long helped formulate M&A strategies for many of the large defense contractors. Between 2008 and 2010, Mr. Long was Director of Strategy, Development and Planning for BAE Systems, working to establish the U.S. intelligence and security line of business. Prior to BAE Systems, Mr. Long was a Vice President with Imperial Capital, a New York and Los Angeles-based, full service investment bank, between 2004 and 2008. He joined Imperial Capital via the acquisition of USBX Inc., a national security market-focused M&A boutique. Mr. Long has participated in over forty transactions, with an aggregate value of over $4 billion. He began his career with Arthur Andersen Corporate Finance, where he was a part of the Technology M&A practice between 1998 and 2001. Mr. Long holds a B.A. in Philosophy from Appalachian State University.

Hon. David C. Gompert, Director

Mr. Gompert has been our Director since August 2013. Currently, he is Distinguished Visiting Professor for National Security Studies at the United States Naval Academy and Adjunct Senior Fellow of the RAND Corporation. He also holds a seat on the Board of Directors of Bristow Group Inc (NYSE: BRS), effective February 4, 2015. Mr. Gompert has served as a Director of Global Integrated Security (USA) Inc., the U.S. security services business of Global Strategies Group, since 2011. Between 2009 and 2011, Mr. Gompert was with the Office of the Director of National Security, initially as the Principal Deputy Director. In 2010, he served as Acting Director of National Intelligence, providing strategic oversight of the U.S. Intelligence Community, and serving as President Barack Obama’s chief intelligence advisor. Between 2004 and 2009, Mr. Gompert was a Senior Fellow at the RAND Corporation and Distinguished Research Professor at the Center for Technology and National Security Policy, National Defense University. From 2003 to 2004, he served as the Senior Advisor for National Security and Defense, Coalition Provisional Authority, Iraq. He served as President of RAND Europe from 2000 to 2003, and was Vice President of RAND and Director of the National Defense Research Institute from 1993 to 2000. Mr. Gompert was a special assistant to former President George H. W. Bush, as well as the senior director for Europe and Eurasia on the staff of the National Security Council from 1990 to 1993. At Unisys from 1989 to 1990, he was president of the systems management group and vice president for strategic planning and corporate development. From 1983 to 1989, he was AT&T’s vice president of civil sales and programs, and its director of international market planning. Mr. Gompert held several senior positions at the State Department from 1975 to 1983, including deputy to the undersecretary for political affairs, deputy director of the Bureau of Political-Military Affairs and special assistant to former Secretary of State Henry Kissinger. He is Chairman of the Advisory Board of the Institute for the Study of Early Childhood Education, a Trustee of Hopkins House Academy, and a member of the Advisory Board of the Naval Academy Center for Cyber Security Studies. Mr. Gompert is also currently a Distinguished Adjunct Professor at Virginia Commonwealth University and a Member of the American Academy of Diplomacy. He holds a B.S. in Engineering from the U.S. Naval Academy and a M.P.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs. Mr. Gompert brings to our board of directors experience in senior roles in the defense and national security sectors and private sector executive leadership experience.

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Hon. Ronald R. Spoehel, Director

Mr. Spoehel has been our Director since April 2014. Since 2009, Mr. Spoehel has been a private investor and served on a number of public and private company boards of directors. Mr. Spoehel served as Chief Financial Officer of the National Aeronautical and Space Administration from 2007 to 2009. Previously, he served as a Director, Executive Vice President and Chief Financial Officer of ICx Technologies, Inc; as a Director, Executive Vice President and Chief Financial Officer of ManTech International Corporation; as an executive officer of Harris Corporation; and as an executive officer of ICF Kaiser International, following ten years in investment banking. Mr. Spoehel currently serves on the Board of Profire Energy, Inc. and also serves and has served on the boards of directors of private companies in the U.S. and internationally.

Vice Admiral (ret.) Robert B. Murrett, Director

Vice Admiral (ret.) Murrett has been our Director since October 2014. Since 2011, Vice Admiral (ret.) Murrett has served as Professor of Practice and Deputy Director of the Institute for National Security and Counterterrorism at the Maxwell School, Syracuse University. He is also on the adjunct staff of the RAND Corporation. From 2006 to 2010, he was Director of the National Geospatial-Intelligence Agency. He was Director of Naval Intelligence from 2005 and 2006, and Vice Director for Intelligence, Joint Chiefs of Staff from 2002 to 2006. Prior to that, he was a career intelligence officer in the U.S. Navy, with 34 years of active duty. He serves on a number of advisory boards, including the Institute for Veterans and Military Families, the MITRE Intelligence Advisory Board, the Boeing Network and Space Systems Senior Advisory Group, Naval Intelligence Professionals, the U.S. Naval Academy Cyber Center, and the Veterans Administration Center for Integrated Health Care.

GDEF Corporate Governance

 The Board of Directors

Our amended and restated certificate of incorporation and bylaws provide that our directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, until such time as our Sponsor and any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own at least 15% of the total number of shares of GDEF Common Stock outstanding and except as otherwise required by applicable law (including that each of our directors exercise his or her fiduciary duties and responsibilities to us) or the rules and regulations of any securities exchange or quotation system on which our securities are listed or quoted for trading, our Sponsor shall have the right to nominate a number of Sponsor representatives equal to the percentage of our outstanding GDEF Common Stock beneficially owned by our Sponsor and any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act), where such number of Sponsor representatives shall be rounded up to the nearest whole number for any fraction that may result. Each Sponsor representative serving on the board of directors may sit on any committee(s) of our board of directors of his or her choice, provided that he or she meets the membership requirements specified by the SEC and the securities exchange or quotation system on which our securities are listed or quoted for trading.

Our existing stockholders have not agreed to vote their shares in favor of the re-election of any member of our board of directors.

Director Independence

The board of directors has determined that each of the Hon. David C. Gompert, Vice Admiral (ret.) Robert B. Murrett and the Hon. Ronald R. Spoehel are independent in accordance with the Listing Rules (the “NASDAQ Listing Rules”) of the NASDAQ Stock Market LLC (“NASDAQ”). The board of directors affirmatively determined that no director (other than Messrs. Perl and Davis) has a material relationship with GDEF, either directly or as a partner, stockholder or officer of an organization that has a relationship with GDEF.

We currently have the following standing committees: the Audit Committee, the Nominating Committee and the Compensation Committee. Each of the standing committees of the board of directors is composed entirely of independent directors.

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Committee Membership, Meetings and Attendance

During the fiscal year ended December 31, 2014, our board of directors held 8 meetings, our audit committee held 5 meetings, our compensation committee held 1 meeting and our nomination committee held 2 meetings. Each of our incumbent directors attended or participated in at least 75% of the meetings of the board of directors and the respective committees of which he is a member held during the period such incumbent director has been a director during fiscal year ended December 31, 2014.

We encourage all of our directors to attend our annual meetings of stockholders, but we do not have a policy regarding director attendance at annual meetings. Three of our current board members attended the 2014 annual meeting of stockholders.

Audit Committee

We have an Audit Committee of the board of directors which consists of the Hon. Ronald R. Spoehel, the Hon. David C. Gompert and Vice Admiral (ret.) Robert B. Murrett. The Hon. Ronald R. Spoehel serves as the chairman of the Audit Committee. Our board of directors has determined that each of the Hon. Ronald R. Spoehel, the Hon. David C. Gompert and Vice Admiral (ret.) Robert B. Murrett is an independent director. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board of directors whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ listing rules. The NASDAQ listing rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that the Hon. Ronald R. Spoehel qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

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Our Audit Committee has a formal written charter, which has been posted on GDEF’s website and can be found at www.gdef.com.

Nominating Committee

We have a Nominating Committee of the board of directors, which consists of the Vice Admiral (ret.) Robert B. Murrett (Chairman), the Hon. Ronald R. Spoehel and the Hon. David C. Gompert. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others. The Nominating Committee has adopted a formal written charter, which has been posted to GDEF’s website and can be found at www.gdef.com.

Compensation Committee

The Compensation Committee was formed in November 2014. The Compensation Committee comprises of the Hon. Ronald R. Spoehel (Chairman), Vice Admiral (ret.) Robert B. Murrett and the Hon. David C. Gompert. The Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of our executive officers. GDEF may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee has adopted a formal written charter, which has been posted to GDEF’s website and can be found at www.gdef.com.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors
Hon. Ronald R. Spoehel
Hon. David C. Gompert
Vice Adm. (ret.) Robert Murrett

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the GDEF specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Change in Auditors

On June 30, 2014, KPMG acquired certain assets of Rothstein Kass, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), our prior independent registered public accounting firm. As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for GDEF. Concurrent with such resignation, the Audit Committee approved the engagement of KPMG as the new independent registered public accounting firm for GDEF. On August 10, 2014, KPMG completed its client evaluation procedures and accepted the engagement.

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The audit report of Rothstein Kass on GDEF’s financial statements for the year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’s resignation, there were no disagreements between GDEF and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their report on GDEF’s financial statements for such year. During the year ended December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed by our Independent Registered Public Accounting Firm During Fiscal Year 2014

Fees for professional services provided by our independent registered public accounting firm for the fiscal year 2014 include:

January 1, 2014 to December 31, 2014
Audit Fees (1)	$52,000
Audit-Related Fees (2)	-
Tax Fees (3)	8,500
All Other Fees (4)	-
Total Fees:	$60,500

(1)	Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. Audit fees paid to Rothstein Kass for services provided in the fiscal year 2014 were $9,500 while $42,500 was paid to KPMG since annexing the engagement from Rothstein Kass.

(2)	Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice. All fees relating to tax were generated by KPMG.

(4)	All other fees. All other fees consist of fees billed for all other services.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with the statement of principles, the Audit Committee has determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

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Board Leadership Structure and Role in Risk Oversight

Currently, we have different persons serving as our Chief Executive Officer and Chairman of the board of directors. Our amended and restated certificate of incorporation provides that the Chairman of the board of directors shall be the Chief Executive Officer of GDEF, unless the board of directors designates the President as the Chief Executive Officer. The board of directors has designated Mr. Davis as President and Chief Executive Officer. Mr. Perl is our current Chairman of the board of directors. Our board of directors believes GDEF and its stockholders are well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

The board of directors is actively involved in overseeing our risk management processes. The board of directors focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the board of directors include consideration of the challenges and risks of our business, and the board of directors and management actively engage in discussion on these topics. In addition, each of the board of directors’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and intends to structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Director Recommendations and Nominations

The independent directors of the board of directors are currently responsible for assembling and maintaining a list of qualified candidates to serve on the board of directors, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The board of directors will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190, Attention: Frederic Cassis, Secretary.

Whether recommended by a stockholder or chosen by the independent directors, a candidate will be selected for nomination based on his or her talents and the needs of the board of directors. Although the board of directors does not have a formal diversity policy, it is expected that the independent directors will consider such factors as they deem appropriate to assist in developing a board of directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable purpose and size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors. Director candidates are evaluated in view of the criteria described above, as well as other factors deemed to be relevant by the board of directors, through reviews of biographical and other information, input from others, including members of the board of directors and executive officers of GDEF, and personal discussions with the candidate when warranted by the results of these other assessments.

Procedures for Contacting Directors

The board of directors has established a process for stockholders to send communications to the board. Stockholders may communicate with the board of directors generally or a specific director at any time by writing to GDEF’s Secretary, Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190, Attention: Frederic Cassis, Secretary. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the board of directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the board of directors generally, to the Chairman of the board of directors. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the board of directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

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Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Act of 1934, our directors and executive officers, and any persons holding 10% or more of GDEF Common Stock, are required to report their beneficial ownership and any changes therein to the Securities and Exchange Commission and us. Specific due dates for those reports have been established, and we are required to report herein any failure to file such reports by those due dates. Based on our review of Forms 3, 4 and 5 filed by such persons, we believes that during the fiscal year ended December 31, 2014 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Director Independence

Our board of directors has determined that Messrs. Gompert, Murrett and Spoehel are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of the NASDAQ. In general, an “independent director” is a person other than an officer or employee of ours or any other individual having a relationship, which in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying on the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors will be present.

Conflicts of Interest

Our stockholders should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Unless we close our initial business combination, our officers, directors and Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds held outside the Trust Account.

•

The Sponsor’s shares beneficially owned by our Sponsor will be released from escrow only if our initial business combination is successfully completed. Additionally, our Sponsor will not receive liquidation distributions with respect to any of its Sponsor’s Shares or Private Placement Shares. Furthermore, our Sponsor has agreed that the Private Placement Shares will not be sold or transferred by it until after we have completed our initial Business Combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect our initial Business Combination with.

•	We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. The above mentioned conflicts may not be resolved in our favor. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors, or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of our amended and restated certificate of incorporation.

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Our Sponsor, as well as all of our officers and directors, has agreed to vote any shares held by them in favor of our initial Business Combination. In addition, our Sponsor has agreed to waive its rights to participate in any liquidation distribution with respect to the Sponsor’s Shares and Private Placement Shares. If they purchase Public Shares in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert or sell such shares to us in connection with the closing of our initial Business Combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

GDEF Compensation Discussion and Analysis

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our officers, directors, founders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities are being reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combination s. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our Audit Committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Offer Letters

Following the consummation of the Business Combination, our directors may be entitled to receive cash retainers pursuant to certain letter agreements between GDEF and our directors, dated March 11, 2015. According to the terms of such letter agreements, subject to the completion of our initial business combination, each of our directors who continue to serve in that capacity following the business combination will be entitled to receive an annual cash payment of $60,000, an annual cash payment of $5,000 for each committee on which such director sits, as well as an initial one-time cash payment. In addition, subject to consummation of our initial business combination and approval of a stock incentive plan by our stockholders, our independent directors who continue to serve on the board of directors following the business combination will be eligible to receive options to purchase shares of GDEF Common Stock.

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GDEF EXECUTIVE OFFICERS, DIRECTORS,
EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE
FOLLOWING THE BUSINESS COMBINATION

Directors and Executive Officers

The following persons are anticipated to be the executive officers and directors of GDEF following the Business Combination

Name	Age	Position
Paul A. Fernandes	55	President

Glenn W. Davis, Jr.	62	Senior Vice President, Defense Sector

Keith Lynch	40	Vice President of Finance & Accounting

Simon S. Lee	66	Chairman of the Board of Directors

Damian Perl	47	Director
Hon. David Gompert	69	Director

Vice Adm. (ret.) Robert Murrett	62	Director

Hon. Ronald R. Spoehel	57	Director

 See “GDEF Executive Officers, Directors, Executive Compensation and Corporate Governance Prior to the Transaction—GDEF Executive Officers and Directors” for biographical information of Damian Perl, Hon. David Gompert, Vice Adm. (ret.) Robert Murrett and Hon. Ronald R. Spoehel.

See “STG Executive Officers, Directors, Executive Compensation and Corporate Governance Prior to the Transaction—STG Executive Officers and Directors” for biographical information of Simon S. Lee, Paul A. Fernandes, Glenn W. Davis, Jr. and Keith Lynch.

Classified Board of Directors

If the Post-Business Combination Charter Proposal is successful, our Charter will provide that our board of directors will be divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Subject to the terms of any preferred stock, any vacancy on the board of directors shall be filled by an affirmative vote of a majority of the board of directors then in office. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.

Upon the consummation of the Business Combination, the combined company’s directors will be divided among the three classes and are anticipated to be as follows:

•	The nominees for Class I directors will be Vice Adm. (ret.) Robert Murrett and the Hon. David Gompert, with initial terms expiring at GDEF’s 2016 annual meeting of stockholders;

•	The Class II director will be the Hon. Ronald Spoehel, with an initial term expiring at the 2017 annual meeting of stockholders; and

•	The Class III directors will be Damian Perl and Simon S. Lee, with initial terms expiring at the 2018 annual meeting of stockholders.

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In connection with the Business Combination, our Sponsor and the STG Stockholders entered into a Voting Agreement, which provides both our Sponsor and the STG Stockholders (acting collectively) the right to designate a portion of the nominees for election to our board of directors for so long as our Sponsor and the STG Stockholders (collectively) beneficially own 5% or more of the total number of shares of GDEF Common Stock then outstanding.

Committees of the Board of Directors

We expect that the composition of the committees of our board of directors will remain the same as those of the existing board committees of GDEF. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee of the board of directors will consist of the Hon. Ronald R. Spoehel, the Hon. David C. Gompert and Vice Admiral (ret.) Robert B. Murrett, and that the Hon. Ronald R. Spoehel will serve as the chairman of the Audit Committee. Our board of directors has determined that each of the Hon. Ronald R. Spoehel, the Hon. David C. Gompert and Vice Admiral (ret.) Robert B. Murrett is an independent director. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board of directors whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ listing rules. The NASDAQ listing rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that the Hon. Ronald R. Spoehel qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

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Our Audit Committee will continue to operate pursuant to a formal written charter, which has been posted on GDEF’s website and can be found at www.gdef.com.

Nominating Committee

The Nominating Committee of the board of directors will continue to consist of the Vice Admiral (ret.) Robert B. Murrett (Chairman), the Hon. Ronald R. Spoehel and the Hon. David C. Gompert. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others. We expect the Nominating Committee to continue to operate pursuant to its formal written charter, which has been posted to GDEF’s website and can be found at www.gdef.com.

Compensation Committee

The Compensation Committee of the board of directors will continue to consist of the Hon. David C. Gompert (Chairman), Vice Admiral (ret.) Robert B. Murrett and the Hon. Ronald R. Spoehel. The Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of our executive officers. GDEF may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. We expect the Compensation Committee to continue to operate pursuant to its formal written charter, which has been posted to GDEF’s website and can be found at www.gdef.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers will serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Code of Ethics

GDEF will continue to use the code of ethics it adopted, which will be available on our corporate website at

www.gdef.com upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Director Compensation

GDEF is currently evaluating the compensation that it will provide for its directors and will determine that compensation following consummation of the Business Combination.

Director Offer Letters

Following the consummation of the Business Combination, GDEF’s existing directors may be entitled to receive cash retainers pursuant to certain letter agreements between GDEF and our current directors, dated March 11, 2015. According to the terms of such letter agreements, subject to the completion of our initial business combination, each of our current directors who continue to serve in that capacity following the business combination will be entitled to receive an annual cash payment of $60,000, an annual cash payment of $5,000 for each committee on which such director sits, as well as an initial one-time cash payment. In addition, subject to consummation of our initial business combination and approval of a stock incentive plan by our stockholders, our existing independent directors who continue to serve on the board of directors following the business combination will be eligible to receive options to purchase shares of GDEF Common Stock.

Executive Compensation

Expected Compensation Policies

GDEF has not yet developed a comprehensive executive officer compensation program and philosophy with respect to the executive officers and directors who will manage GDEF after consummation of the Transaction. GDEF expects that such a program and philosophy will be developed after the completion of the Transaction, but will be substantially as described below.

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Executive Compensation

GDEF will seek to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of GDEF within its industry, and that will adequately reward its executives for their roles in creating value for GDEF’s stockholders. GDEF intends to be competitive in its executive compensation with other similarly situated companies in its industry following completion of the Business Combination. The compensation decisions regarding GDEF’s executives will be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above GDEF’s expectations.

GDEF anticipates that its executives’ compensation will consist of three primary components: salary, incentive bonus and stock-based awards issued under an incentive plan. GDEF anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, GDEF’s performance and other information deemed relevant and timely.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STG

The following discussion and analysis should be read in conjunction with the “Selected Historical Financial Data of STG” and the accompanying financial statements and related notes included elsewhere in this proxy statement. The following discussion contains forward-looking statements that reflect STG’s future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside STG’s control. STG’s actual results could differ materially from those discussed in these forward-looking statements. Please read “Risk Factors” and “Forward-Looking Statements.” In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

STG provides specialist cyber, software and intelligence solutions to U.S. government organizations with a national security mandate. STG’s solutions are integral to national security-related programs run by more than 50 U.S. government agencies, including the Department of Defense, the Intelligence Community, the Department of Homeland Security, the Department of State and other government departments with national security responsibilities. STG’s programs are predominantly funded from base budgets and are essential to the effective day-to-day operations of its customers.

STG’s operational strength and track record has been established in securing highly sensitive, mission-critical national security networks, solving complex technology problems in mission-critical contexts and providing decision makers with actionable intelligence from multiple data sources.

STG specializes in three core areas of capability:

•	Cyber Security and Secure Information Systems — securing highly sensitive, mission-critical national security networks

•	Software Development, Systems and Services — solving complex problems in mission-critical contexts

•	Intelligence and Analytics — gathering and analyzing data from multiple sources to provide high quality, actionable intelligence across multiple contexts

STG’s revenue for 2014 was $209.7 million and its revenue for the six months ended June 30, 2015 was $99.1 million. As of June 30, 2015, STG’s total backlog was $417.9 million, of which $85.2 million was funded and $332.7 million was unfunded. For a discussion of how STG calculates backlog, see “—Backlog”.

The revenue from STG’s core business has been stable over recent years. The revenue for 2012 was $212.8 million. In 2013 the total revenue was $248.9 million, with the STG core business producing $211.8 million revenue and the business related to the Access acquisition (as discussed further below) accounting for $37.1 million in revenue. In 2014, total revenue was $209.7 million, with the core STG business producing $192.0 million in revenue and the business related to the Access acquisition accounting for $17.6 million in revenue. The decrease of the Access revenue was due to the change in its small business status resulting from the STG acquisition. The reduction in STG’s 2014 core business revenue was attributable to the decreased number of requests for proposal and awards issued by the U.S. Federal Government during the course of the sequestration period in 2013. STG has produced more than $200 million in annual revenue since 2009.

STG was founded in 1986 as the Software Technology Group and became incorporated as STG, Inc. in 1989. Over its 29 years of operation, STG has built strong, trusted and enduring relationships with a wide range of Federal Government customers, supporting their mission-critical operations across a very broad contract base. STG has achieved an average period of continuous performance of more than a decade, and sustained a relatively low degree of contract concentration — in 2014, its largest single contract generating revenue of just 8% of total revenues; the top 5 contracts represented 33% of total revenues.

STG has contracts with 50 U.S. Federal Government organizations, and it derives the majority of its revenue from contracts with U.S. Government agencies with a national security mission. For 2014, STG derived approximately 42% of its revenue from the Department of Defense; approximately 30% from the Department of State; approximately 22% from other federal civilian agencies, with most of that revenue coming from the Department of Homeland Security; and approximately 6% coming from the Intelligence Community.

Factors Affecting STG’s Results of Operations and Financial Condition

STG’s results of operations and financial performance are influenced by a number of factors.

Sources of Revenue

STG has a diversified contract base, with the top 7 contracts representing less than 50% of total revenue in 2014. STG performs work for the Department of Defense, Department of State, Department of Homeland Security, the U.S. Intelligence Community, the Drug Enforcement Administration, the Federal Bureau of Investigation, among other Federal Civilian agencies.

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Contract Types

STG’s revenue comes from U.S. Government contracts of various types. A substantial portion of STG’s work comes from stand-alone, single-award contracts. These contracts are awarded through competitive processes, but upon award, the work is performed solely by STG. Deriving revenue from these contract types is more predictable, as it involves no additional competition for task orders.

Additionally, STG derives revenue from Blanket Purchase Agreements (BPA) and GSA Schedules. These vehicles do not have ceilings and depending on the customer, may be attractive vehicles; however, use of these vehicles often includes assisting customers in identifying funds to support the proposed labor. Alternatively, in many cases, the customer may have an identified budget and may select to employ a BPA or GSA schedule.

Another source of revenue comes from Indefinite Delivery, Indefinite Quantity (ID/IQ) contracts. The contracts are attractive vehicles because they have large funding ceilings through which STG can contract labor. STG is on several large ceiling ID/IQs including ITES-2, NETCENTS-2, EAGLE II, CIO SP3, SPAWAR Integrated Cyber Operations, Alliant and a Classified ID/IQ. Though STG is a prime contractor on these vehicles, it still competes for task orders with other awardees within those contract vehicles.

In 2014, 53% of the revenue was derived from stand-alone, single award contracts; 26% of the revenue was derived from task order wins under BPAs and GSA schedules; and 21% of the revenue was derived from task order wins under ID/IQs.

Contract and Task Order Pricing Methodologies

Gross margin from these contracts and task orders is impacted by the pricing methodology utilized. Cost-plus-fee contracts and time-and-materials contracts represent more predictable margins and therefore less risk, as any cost incurred or time spent is billed to the customer. Fixed-price contracts provide STG the ability to increase gross margin, but also involve greater risk. If deployment costs exceed its plans, the contract could lose money. If the contract is managed well, higher gross margins can be achieved. STG’s three most common types of contracts are described below:

•	Cost-Plus Fixed Fee Contracts (“CPFF”): Revenue is recognized by calculating actual costs using provisional indirect billing rates and adding the contractually negotiated fee percentage. STG does not bill for actual indirect rates that are higher than provisional at the end of the year. Should actual rates end up lower than provisional, STG will record a billings in excess of cost liability on the balance sheet. At the end of the contract, STG will reconcile the fee recognized to the contractual fixed fee and record the difference.

•	Time-and-Materials Contracts (“T&M”): Revenue is recognized by multiplying an employee’s or subcontractor’s hourly bill rate per the contractual documentation by hours incurred on their STG or vendor-provided timesheet. Other direct costs are recognized when incurred, plus indirect burden on that cost, with no fee.

•	Firm Fixed-Price Contracts: Revenue on firm fixed-price contracts are first determined by completing an estimated cost at completion (“EAC”) and comparing that amount with the predetermined price that was agreed for the specified work, to determine the expected profitability of a contract. Through the completion of the EAC, STG is able to determine the cost to complete the project. Based on that analysis, STG will either recognize the revenue as a flat amount over the life of the contract year, assuming the cost profile is flat, or will recognize revenue based on costs incurred plus a fixed amount of profit, which is then tracked, monitored and trued up on a quarterly basis.

Backlog

Backlog, both funded and unfunded at, June 30, 2015 and December 31, 2014, 2013 and 2012, is as follows:

	At June 30	At December 31
Backlog	2015	2014	2013	2012

Funded and Unfunded	$417,883	$378,369	$431,249	$346,330

All of STG’s existing contracts may have funded and unfunded backlog, each of which is described below. The contract values and management’s estimated revenues do not include any task orders or ceiling value under ID/IQ contracts, except to the extent that task orders have been awarded to STG under those contracts.

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STG defines total backlog as the amount of revenue it expects to realize (i) over the remaining base contract performance period and (ii) from the exercise of option periods that management reasonably believes will be exercised, in each case from signed contracts in existence as of the measurement date. STG also includes in backlog its estimates of revenue from future delivery orders on requirements and ID/IQ contracts. At times, STG’s estimates of future revenue on such contracts are less than the contract ceiling.

STG defines funded backlog as the portion of its total backlog for which funding is currently appropriated and obligated to it under a signed contract or task order by the purchasing agency, or otherwise authorized for payment to STG by a customer upon completion of a specified portion of work. STG’s funded backlog does not include the full potential value of its contracts, because Congress often appropriates funds to be used by an agency for a particular program or contract only on a yearly or quarterly basis, even though the contract may call for performance over a number of years. As a result, contracts typically are only partially funded at any point during their term, and all or some of the work to be performed under the contracts may remain unfunded unless and until Congress makes subsequent appropriations and the procuring agency allocates funding to the contract. Unfunded backlog is primarily unfilled firm and expected follow-on orders that have not yet met STG’s established funding criteria. STG’s established funding criteria require both authorizations by the customer as well as its management’s determination that there is little or no risk of the authorized funding being rescinded. For example, option years on an existing contract are within the customer’s budgetary and procurement plans and represent their plans to continue work on the contract. Those option years are not constituted as “funded backlog” until the customer provides written authorization for work within that period of performance, which is usually expressed in one year terms.

STG’s funded and unfunded backlog estimates are determined by analyzing a number of key factors and attributes for executed contracts, task orders or delivery orders. Based upon the result of STG’s analysis it establishes the expected revenue value for each of those contracts, task orders or delivery orders and report those results on a consolidated basis. See “Risk Factors – Risks Related to the Business, Operations and Industry of STG.” STG may not realize the full amount of its backlog, which could lower future revenue”.

There can be no assurance that STG’s existing contracts will result in actual revenue in any particular period, or at all, or that any contract included in backlog will be profitable. There is a higher degree of risk in this regard with respect to unfunded backlog. The actual receipt and timing of any revenue is subject to various contingencies, many of which are beyond STG’s control. The actual recognition of revenue on contracts included in STG’s backlog may never occur or may change because a program schedule could change, the program could be cancelled, a contract could be reduced, modified, or terminated early, whether for the convenience of the government or otherwise; or an option that STG had assumed would be exercised could not be exercised. The primary risks that could affect timing and recognition of backlog-related contract revenue include: schedule changes, contract modifications, and STG’s ability to assimilate and deploy new staff against funded backlog; U.S. government cost cutting initiatives and other efforts to reduce spending, which could reduce or delay funding for orders for services; and delayed funding of STG’s contracts due to delays in the completion of the U.S. government’s budgeting process and the use of continuing resolutions by the U.S. government to fund its operations, as described under “Risk Factors – Risks Related to the Business, Operations and Industry of STG.” STG depends on U.S. government contracts for substantially all of its revenue. Changes in the contracting or fiscal policies of the U.S. government could adversely affect STG’s business, financial condition, results of operations and ability to satisfy its financial obligations and grow its business and STG may not realize the full amount of its backlog, which could lower future revenue.

Seasonality

Although STG’s business is not seasonal, it does fluctuate with the number of working days in each quarter. The first and fourth quarters each calendar year generally have fewer working days for STG employees to generate revenue. In the weeks before the Federal Government’s September 30 fiscal year end, it is not uncommon for U.S. government agencies to award extra tasks or complete contract actions to avoid the loss of unexpended fiscal year funds. In addition, STG has generally experienced higher bid and proposal costs in the months leading up to the U.S. government’s fiscal year end as it pursues new contract opportunities being awarded shortly after the U.S. government fiscal year end as new opportunities are expected to have funding appropriated in the U.S. government’s subsequent fiscal year. STG may continue to experience this seasonality in future periods, and its future periods may be affected by it.

Key Events

In addition to the factors described above, the following strategic and operational events, which occurred during the years ended December 31, 2014, 2013, and 2012, affected STG’s results from operations:

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Acquisition of Access Systems, Inc.

On December 31, 2012, STG entered into a Reorganization and Acquisition Agreement with the stockholders of Access Systems, Incorporated (“Access”), to acquire all of the outstanding common stock of Access. Access provides software development and facilities management under contractual relationships, primarily with various agencies of the federal government. On January 2, 2013, STG contributed all of the outstanding common stock of Access to STG, Inc. As a result of the transfer, Access became STG, Inc.’s wholly-owned subsidiary.

Access provides software development and facilities management under contractual relationships, primarily with various agencies of the federal government. Through this acquisition, STG extended its expertise with the Department of State. This acquisition also contributed to STG’s strategy to gain presence with the Federal Bureau of Investigation and Marine Corps. As a result of the acquisition, STG paid the stockholders of Access $1.3 million in cash and issued 111 shares of common stock of STG, valued at approximately $12.9 million.

Important Financial and Operational Terms and Concepts

Contract Revenue

Contract revenue reflects STG’s sales of its services and any software or materials purchases. Several factors affect contract revenue in any period, including contractual funding and the timing of acquisitions and the purchasing habits of its customers.

Cost of Revenue

Cost of revenue includes all direct costs of providing services and products to the government. Such costs include direct labor, subcontractor labor, software, hardware, materials, and travel. The largest component of cost of goods sold is labor.

Indirect and Selling Expenses

Indirect and Selling expenses include all fringe related expenses, all management cost, sales and marketing, finance and administration, and quality expenses.

As a result of the Business Combination Agreement, STG will become part of a public company and its securities will be listed on a public exchange. Consequently, STG will need to comply with requirements that it did not need to comply with as a private company, including certain provisions of the Sarbanes-Oxley Act and related SEC regulations, as well as the NASDAQ listing requirements. Compliance with public company requirements will require STG to increase operating expenses in order to pay employees, legal counsel, and accountants to assist STG in, among other things, external reporting, instituting and monitoring a more comprehensive compliance and board governance function, establishing and maintaining internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and periodic public reports in compliance with its obligations under the federal securities laws. In addition, being part of a public company will make it more expensive for STG to obtain director and officer liability insurance. STG also expects to incur stock based compensation expense in order to incentivize key employees in connection with the Incentive Plan Proposal. STG estimates that incremental annual public company costs will be between $2.0 million and $2.4 million on an annual run rate basis and excluding the cost of a CEO and CFO.

Impairment of Goodwill and Intangible Assets

As required by GAAP, when certain conditions or events occur, STG recognizes impairment losses to reduce the carrying value of goodwill, other intangible assets and property, plant and equipment to their estimated fair values. During the years ended December 31, 2014 and 2013, STG recognized impairment losses with respect to Decision Systems Technologies, Inc. (“DSTI”) and Access.

Interest Expense

Interest expense consists of interest paid to STG’s lenders under its line-of-credit facility.

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Tax Provision

STG’s tax provision is impacted by a number of factors, including the amount of taxable earnings derived in foreign jurisdictions with tax rates that are different than U.S. federal statutory rate, state tax rates in the jurisdictions where STG does business, tax minimization planning and its ability to utilize various tax credits and net operating loss carry forwards. Income tax expense also includes the impact of provision to return adjustments, changes in valuation allowances and changes in reserve requirements for unrecognized tax benefits.

Other Income

Other income is principally comprised of rental income from subleasing activities and interest generated from the Rabbi Trust, which terminates on consummation of the Business Combination.

Operating Income

Operating income presents performance results of operational activity only and does not take the cost of financing those operations or income generated from non-core business into account.

Net Income

Net income shows the underlying performance of STG after deducting taxation expense, non-core income and net finance costs from operational income.

Key Measures STG Uses to Evaluate Its Performance

EBITDA and Adjusted EBITDA

STG defines EBITDA as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization and (gain)/loss on disposal of property, plant and equipment.

STG defines Adjusted EBITDA as EBITDA, excluding the impact of operational restructuring charges and non-cash or non-operational losses or gains, including long-lived asset impairment charges, formal cost reduction plans, excess and unutilized accruals, transactional legal fees, other professional fees and special employee bonuses.

Management believes that Adjusted EBITDA provides a clear picture of STG’s operating results by eliminating expenses and income that are not reflective of the underlying business performance. STG uses this metric to facilitate a comparison of operating performance on a consistent basis from period to period and to analyze the factors and trends affecting its core business areas. STG’s internal plans, budgets and forecasts use Adjusted EBITDA as a key metric and STG uses this measure to evaluate its operating performance and core business operating performance and to determine the level of incentive compensation paid to its employees. Adjusted EBITDA is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. STG’s definition of Adjusted EBITDA used here may not be comparable to the definition of EBITDA used by other companies. A reconciliation of income from net income to Adjusted EBITDA is as follows:

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Set forth below is a reconciliation of Adjusted EBITDA to net income (loss) (unaudited)

	For the three months ended June 30,		For the six months ended June 30,		For the years ended December 31,
	2015	2014	2015	2014	2014	2013	2012
	(US dollars in thousands)
Net income (loss)	$361	$1,117	$2,460	$2,645	$(169)	$5,179	$5,895
State income taxes	79	180	282	359	346	394	332
Interest expense	2	7	18	30	70	126	68
Depreciation & Amortization	310	297	617	574	1,179	1,162	1,229
Amortization of intangible assets	198	156	396	312	625	1,633	626
Impairment of goodwill	-	-	-	-	5,117	1,655	-
Impairment of other intangible assets	-	-	-	-	1,811	-	-
EBITDA	950	1,757	3,773	3,920	8,979	10,149	8,150

Adjustments to EBITDA:
CEO expenses (1)	$721	$893	1,456	1,664	$3,466	$4,826	$2,753
Excess rent expenses (2)	2,422	384	2,642	791	1,212	1,739	1,030
Excess business development costs (3)	-	630	-	1,244	2,281	2,733	2,680
Discontinued operations	-	776	-	1,179	1,528	3	-
Employee terminations & related costs (4)	760	933	1,609	1,533	2,755	801	433
Accruals and reserve adjustments (5)	(153)	-	(176)	(867)	(246)	514	-
Acquisition costs (6)	730	-	730	-	-	-	-
Cost plus contracts revenue adjustments (7)	(218)	(608)	(508)	(1,058)	(1,554)	(1,180)	(1,212)
Adjusted EBITDA	5,212	4,765	9,526	8,406	18,421	19,585	13,834

(1)         Salary, bonus and miscellaneous expenses directly related to Simon Lee, the Owner and Chairman of STG, and certain other family members. Management considers these expenses to be non-recurring, as Mr. Lee or his family members were not fully active in the business and will continue to not be active in an executive capacity post-closing. The compensation costs of STG’s president are included in the historical results.

(2)         Cost incurred in unutilized lease space as well as the anticipated reduction in the price per square foot upon the business’ relocation to STG’s new facility in July 2015.

(3)         To reflect a plan implemented in 2015 to reduce the costs associated with an STG internal group that has been eliminated and reduce the business development expenses to their level following implementation of the reduction plan.

(4)         Salary, fringe, bonus and severance for terminated employees included in two separate reductions in force in 2013 and 2014.

(5)         Reversal of excess accruals and unutilized provisions in the periods when the expenses were initially reflected in the financial statements.

(6)         Transaction costs associated with the Business Combination.

(7)         To adjust for the revenue effect of the above adjustments on cost-plus contracts.

Results of Operations

Three Months Ended June 30, 2015 Compared to Three Months Ended June 30, 2014

Selected Financial Information

The table below summarizes STG’s 2015 and 2014 revenues and income from operations for the three months ended June 30 2015 and 2014.

	Three Months Ended
	June 30,			June 30,
	2015	Increase/(Decrease)		2014
(in millions, except percentages)		$	%
Contract revenue	$50.1	$(2.5)	(4.8)%	$52.6
Direct expenses	34.6	(1.3)	(3.6)%	35.9
Gross profit	15.5	(1.2)	(7.2)%	16.7
Indirect and selling expenses	15.1	(0.6)	(3.8)%	15.7
Operating income	0.4	(0.6)	-60.0%	1.0
Other income, net	-	(0.1)	*	0.1
Interest expense	-	-	*	-
Net income	$0.4	$(0.7)	-63.6%	$1.1

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Revenue

In the three months ended June 30, 2015, revenue decreased by $2.5 million compared to the three months ended June 30, 2014. The decrease in revenue is primarily due to an Access contract and a DSTI contract ending in the second half of 2014. As of June 30, 2015, STG had total backlog of $417.9 million .

The table below summarizes STG’s revenue by customer for the three months ended June 30, 2015 and 2014.

	Three months ended June 30,
Revenue by customer	2015		2014
	(in thousands, except percentages)
Department of Defense	$21,708	43.3%	$22,009	41.9%
Department of State	15,926	31.8%	17,132	32.6%
Department of Homeland Security	3,972	7.9%	3,639	6.9%
Intel Community	2,784	5.6%	3,607	6.9%
Drug Enforcement Administration	1,611	3.2%	2,620	5.0%
Other Federal Civilian	4,092	8.2%	3,558	6.8%
	$50,093		$52,565

The Department of Defense continues to be STG’s largest customer with 43% of total revenue generated from this customer in the three months ended June 30, 2015 compared to 42% of total revenue in three months ended June 30, 2014. Revenue by customer remained relatively consistent in the three months ended June 30, 2015 compared to the three months ended June 30, 2014, except for the slight decrease in revenue from the Department of State, which resulted from an Access contract ending in the second half of 2014, and revenue from the Department of Defense decreasing due to the loss of the DSTI contract.

Time-and-materials contract revenue decreased by $1.8 million in the three months ended June 30, 2015 compared to the three months ended June 30, 2014. The decrease in time-and-materials contract revenue was driven by the reduction in the DSTI contract ending in the second half of 2014.

The table below summarizes STG’s revenue by contract billing type for the three months ended June 30, 2015 and 2014.

	Three months ended June 30,
Revenue by Contract Type	2015		2014
	(in thousands, except percentages)
T&M	$17,431	34.8%	$19,273	36.7%
Fixed price	14,068	28.1%	14,493	27.6%
CPFF	18,594	37.1%	18,799	35.8%
	$50,093		$52,565

STG’s prime contract revenue percentage increased by 3% in the three months ended June 30, 2015 compared to the three months ended June 30, 2014. The increase was attributable to a DSTI contract ending in the second half of 2014, where a large part of the work was subcontracted. STG continues to look to increase its presence as a prime contractor on larger, more complex programs where it delivers services to customers by deploying its own staff and expertise, and by managing the efforts of other contractors.

The table below summarizes STG’s revenue by prime and subcontract type for the three months ended June 30, 2015 and 2014.

	Three months ended June 30,
Revenue - Prime and Subcontract	2015		2014
	(in thousands, except percentages)
Prime	$44,114	88.1%	$44,948	85.5%
Subcontract	5,979	11.9%	7,617	14.5%
	$50,093		$52,565

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Direct Expenses and Gross Profit

Direct expenses consist of direct labor, subcontractors and consultants, and other direct costs. In the three months ended June 30, 2015, direct expenses decreased by $1.3 million compared to the three months ended June 30, 2014, primarily as a result of subcontractors and direct labor being released off the Access System and DSTI contracts that ended in the second half of 2014. As a result, direct labor, and subcontractor and consultant fees both decreased in the three months ended June 30, 2015, contributing to the 4% decline in direct costs compared to the three months ended June 30, 2014.

Gross profit decreased by $1.2 million in the three months ended June 30, 2015 compared to the three months ended June 30, 2014, due to the decrease in revenue. Gross profit margin for the three months ended June 30, 2015 was 31%, representing a decrease of 1% compared to the three months ended June 30, 2014. The decrease in gross profit margin was due to high margin contracts with the Department of State ending in the second half of 2014.

Indirect and Selling Expenses

Indirect and selling expenses decreased by $0.6 million or 4% in the three months ended June 30, 2015 compared to the three months ended June 30, 2014. STG effected a cost efficiency initiative to realign the Company’s cost base with the revenue it generates, resulting in a decrease of indirect and selling expenses in the three months ended June 30, 2015 compared to the three months ended June 30, 2014.

Overhead expenses decreased by $0.3 million in the three months ended June 30, 2015 compared to the three months ended June 30, 2014, due to a reduction in staff associated with contracts that have ended.

Operating Income

Operating income was $0.4 million for the three months ended June 30, 2015 compared to $1.0 million in the three months ended June 30, 2014. The lower operating income was due to a $1.1 million one time loss incurred on capitalized leasehold improvements written off due to STG moving premises in the three months ended June 30, 2015, and a $0.7 million one time loss recognized on subletting two of the floors on the previous premises at a loss to maturity of the agreement. The decrease in indirect and selling expenses was partially offset by a decrease in revenue and gross profit in the three months ended June 30, 2015 compared to the three months ended June 30, 2014. Operating income margin was 1% in the three months ended June 30, 2015, representing a decrease of 2% compared to the three months ended June 30, 2014.

Other Income

Other income is principally comprised of interest generated from the Rabbi Trust. Other income decreased by $0.1 million in the three months ended June 30, 2015 compared to the three months ended June 30, 2014.

Interest Expense

Interest is incurred on the revolving credit facility used to fund working capital. In the three months ended June 30, 2015 and 2014, there was an immaterial amount of interest expense incurred due to minimal outstanding balances on the revolving credit facility during each period.

Income Tax Expense

STG, excluding operations in the Netherlands and Qatar conducted through STG Netherlands, B.V. (“STG Netherlands”) and STG Doha, LLC (“STG Doha”), respectively, has elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders separately accounts for their pro-rata share of STG’s items of income, deductions, losses and credits.

STG Netherlands and STG Doha are in jurisdictions that do not recognize S corporations. Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their income tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for effects of changes in tax laws and rates on the date of enactment.

There was no tax expense incurred in the three months ended June 30, 2015 and 2014.

At closing of the Business Combination, STG will become a C corporation under the Internal Revenue Code and taxable income will be taxed on an accrual basis rather than on a cash basis. This will result in a deferred tax liability being recorded on the balance sheet at close and payable over four years to the IRS. Through cash management, this tax liability at closing may be reduced to less than $4 million.

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Further, upon change to a C Corporation, STG’s taxable income generated from its operational activities will be subject to an effective tax rate in excess of 35% for both Federal and State taxes.

Net Income

Net income decreased by $0.7 million or 64% in the three months ended June 30, 2015 compared to the three months ended June 30, 2014. The lower income was primarily due to a $1.1 million one time loss incurred on capitalized leasehold improvements written off due to STG moving premises in the three months ended June 30, 2015, and a $0.7 million one time loss related to lease termination costs associated with subletting two of the floors on the previous premises at a loss to maturity of the agreement.

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

Selected Financial Information

The table below summarizes STG’s revenues and income from operations for the six months ended June 30, 2015 and 2014.

	Six Months Ended
	June 30,			June 30,
	2014	Increase/(Decrease)		2015
(in millions, except percentages)		$	%
Contract revenue	$105.2	$(6.1)	(5.8)%	$99.1
Direct expenses	71.0	(3.5)	(4.9)%	67.5
Gross profit	34.2	(2.6)	(7.6)%	31.6
Indirect and selling expenses	31.8	(2.6)	(8.2)%	29.2
Operating income	2.4	(0.0)	0.0%	2.4
Other income, net	0.2	(0.1)	*	0.1
Interest expense	-	-	*	-
Net income	$2.6	$(0.1)	-3.8%	$2.5

Revenue

In the six months ended June 30, 2015, revenue decreased by $6.1 million compared to the six months ended June 30, 2014. The decrease in revenue is primarily due to two Access contracts and a DSTI contract ending in second half of 2014, as well as a decrease in spending by the government on certain programs with Department of Defense. As of June 30, 2015, STG had total backlog of $417.9 million.

The table below summarizes STG’s revenue by customer for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
Revenue by customer	2015		2014
	(in thousands, except percentages)
Department of Defense	$42,593	43.0%	$43,734	41.6%
Department of State	30,917	31.2%	35,302	33.6%
Department of Homeland Security	7,964	8.0%	6,777	6.4%
Intel Community	5,808	5.9%	7,421	7.1%
Drug Enforcement Administration	3,979	4.0%	5,008	4.8%
Other Federal Civilian	7,796	7.9%	6,971	6.6%
	$99,057		$105,213

The Department of Defense continues to be STG’s largest customer with 43% of total revenue generated from this customer in the six months ended June 30, 2015 compared to 42% of total revenue in the six months ended June 30, 2014. Revenue by customer remained relatively consistent in the six months ended June 30, 2015 compared to the six months ended June 30, 2014, except for the decrease in revenue from the Department of State, which resulted from two Access contracts ending of in second half of 2014, and revenue from the Department of Defense decreasing due to the loss of the DSTI contract.

Time-and-materials contract revenue decreased by $4.6 million in the six months ended June 30, 2015 compared to the six months ended June 30, 2014. The decrease in time-and-materials contract revenue was a result of an Access contract and a DSTI contract ending in second half of 2014.

The table below summarizes STG’s revenue by contract billing type for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
Revenue by Contract Type	2015		2014
	(in thousands, except percentages)
T&M	$34,924	35.3%	$39,475	37.5%
Fixed price	28,346	28.6%	29,464	28.0%
CPFF	35,787	36.1%	36,275	34.5%
	$99,057		$105,213

STG’s prime contract revenue percentage increased by 3% in the six months ended June 30, 2015 compared to the six months ended June 30, 2014. The increase was attributable to an Access contract and a DSTI contract ending in second half of 2014, where a large portion of the operating work performed was subcontracted out. As a result, subcontract revenue decreased by $3.6 million in the six months ended June 30, 2015 compared to the six months ended June 30, 2014. STG continues to look to increase its presence as a prime contractor on larger, more complex programs where it delivers services to customers by deploying its own staff and expertise, and by managing the efforts of other contractors.

The table below summarizes STG’s revenue by prime and subcontract type for the six months ended June 30, 2015 and 2014.

	Six months ended June 30,
Revenue - Prime and Subcontract	2015		2014
	(in thousands, except percentages)
Prime	$87,309	88.1%	$89,831	85.4%
Subcontract	11,748	11.9%	15,382	14.6%
	$99,057		$105,213

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Direct Expenses and Gross Profit

Direct expenses consist of direct labor, subcontractors and consultants, and other direct costs. In the six months ended June 30, 2015, direct expenses decreased by $3.5 million compared to the six months ended June 30, 2014, primarily as a result of subcontractors and direct labor being released off the two Access System and DSTI contracts that came to an end. As a result, direct labor and subcontractor and consultant fees both decreased in the six months ended June 30, 2015, contributing to the 4.9% decline in direct costs compared to the six months ended June 30, 2014.

Gross profit decreased by $2.6 million in the six months ended June 30, 2015 compared to the six months ended June 30, 2014, due to the decrease in revenue. Gross profit margin for the six months ended June 30, 2015 was 32%, representing a decrease of 1% compared to the six months ended June 30, 2014.

Indirect and Selling Expenses

Indirect and selling expenses decreased by $2.6 million or 8% in the six months ended June 30, 2015 compared to the six months ended June 30, 2014. STG effected a cost efficiency initiative to realign the Company’s cost base with the revenue it generates, resulting in a decrease of indirect and selling expenses compared to the six months ended June 30, 2014.

Overhead expenses decreased by $0.3 million in the six months ended June 30, 2015 compared to the six months ended June 30, 2014, due to a reduction in staff associated with contracts that have ended.

Operating Income

Operating income was $2.4 million for the six months ended June 30, 2015 compared to $2.4 million in the six months ended June 30, 2014. Operating income included a $1.1 million one time loss incurred on capitalized leasehold improvements written off due to STG moving premises in the six months ended June 30, 2015, and a $0.7 million one time lease termination costs associated with subletting two of the floors on the previous premises at a loss to maturity of the agreement. The decrease in indirect and selling expenses was offset by a decrease in revenue and gross profit in the six months ended June 30, 2015 compared to the six months ended June 30, 2014.

Other Income

Other income is principally generated from the Rabbi Trust. Other income decreased by $0.1 million in the six months ended June 30, 2015 compared to the six months ended June 30, 2014.

Interest Expense

Interest is incurred on the revolving credit facility used to fund working capital. In the six months ended June 30, 2015 and 2014, there was an immaterial amount of interest expense incurred due to minimal outstanding balances on the revolving credit facility during each period.

Income Tax Expense

STG, excluding operations in the Netherlands and Qatar conducted through STG Netherlands, B.V. (“STG Netherlands”) and STG Doha, LLC (“STG Doha”), respectively, has elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders separately accounts for their pro-rata share of STG’s items of income, deductions, losses and credits.

STG Netherlands and STG Doha are in jurisdictions that do not recognize S corporations. Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their income tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for effects of changes in tax laws and rates on the date of enactment.

There was no tax expense incurred in the six months ended June 30, 2015 and 2014.

At closing of the Business Combination, STG will become a C corporation under the Internal Revenue Code and taxable income will be taxed on an accrual basis rather than on a cash basis. This will result in a deferred tax liability being recorded on the balance sheet at close and payable over four years to the IRS. Through cash management, this tax liability at closing may be reduced to less than $4 million.

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Further, upon change to a C Corporation, STG’s taxable income generated from its operational activities will be subject to an effective tax rate in excess of 35% for both Federal and State taxes.

Net Income

Net income decreased by $0.1 million or 4% in the six months ended June 30, 2015 compared to the six months ended June 30, 2014. The lower income was primarily due to a $1.1 million one time loss incurred on capitalized leasehold improvements written off due to STG moving premises in the three months ended June 30, 2015, and a $0.7 million one time loss recognized on subletting two of the floors on the previous premises at a loss to maturity of the agreement.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Overview

2014 was a challenging year to win new business in the U.S. Federal Government defense market. The decrease in revenue from the projects inherited in the Access acquisition from 2013 to 2014 was the main reason revenue decreased year over year.

Effective December 31, 2012, STG acquired Access when it generated $49.5 million of revenue during 2012. Access’ revenue base has decreased significantly since acquisition, with $37.7 million of its revenue contributing to STG’s performance in 2013, and only $17.6 million in 2014. This is the largest single reason for the decrease in revenue from 2013 to 2014 by $39.2 million or 16%. The completion of STG’s work at Veterans Affairs; Defense Advanced Research Agency; and Distributed Common Ground System-Army (DCGS-A) contracts and the reduction in scope of STG’s ARL contract represented the balance of the revenue decrease from 2013 to 2014.

Risks related to sequestration, budget reductions, the 2013 government shutdown and other market factors disclosed affected the organic revenue growth in 2014.

Selected Financial Information

The table below summarizes STG’s revenues and income from operations in 2014 and 2013.

	Year Ended December 31,
	2012	Increase/(Decrease)		2013	Increase/(Decrease)		2014
(in millions, except percentages)		$	%		$	%
Contract revenue	$212.8	$36.1	17.0%	$248.9	$(39.2)	(15.7)%	$209.7
Direct expenses	143.3	29.4	20.5%	172.7	(30.8)	(17.8)%	141.9
Gross profit	69.5	6.7	9.6%	76.2	(8.4)	(11.0)%	67.8
Indirect and selling expenses	63.9	6.1	9.5%	70.0	(8.7)	(12.4)%	61.3
Impairment of goodwill	-	1.7	100.0%	1.7	3.4	200.0%	5.1
Impairment of other intangible assets	-	-	*	-	1.8	100.0%	1.8
Operating income (loss)	5.6	(1.1)	(19.6)%	4.5	(4.9)	(108.9)%	(0.4)
Other income, net	0.4	0.4	100.0%	0.8	(0.5)	(62.5)%	0.3
Interest expense	(0.1)	-	*	(0.1)	-	*	(0.1)
Net income (loss)	$5.9	$(0.7)	(11.9)%	$5.2	$(5.4)	(103.8)%	$(0.2)

Revenue

Multiple agencies of the federal government directly or indirectly provided the majority of STG’s contract revenue during the years ended December 31, 2014 and 2013. There were two customers in 2014 and 2013 that each provided in excess of 10% of total revenue. These customers accounted for approximately 72% and 66% of STG’s total revenue for the years ended December 31, 2014 and 2013, respectively.

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The table below summarizes STG’s revenue by customer for 2014 and 2013.

	Year ended December 31
Revenue by customer	2014		2013
	(in thousands, except percentages)
Department of Defense	$87,215	41.6%	$94,591	38.0%
Department of State	62.659	29.9%	68,378	27.5%
Department of Homeland Security	15,901	7.6%	14,111	5.7%
Intel Community	13,132	6.3%	22,338	9.0%
Drug Enforcement Administration	9,971	4.8%	9,595	3.9%
Other Federal Civilian	20,849	9.9%	39,845	16.	0%
	$209,727		$248,858

The U.S. government continues to be STG’s principal customer. For 2014 and 2013, U.S. government contracts accounted for more than 97% of STG’s revenue. STG continues to boast a diversified contract base stretching across more than twelve U.S. Government agencies.

The decrease in revenue generated from the Department of State and Department of Defense from 2013 to 2014 is partly from the decline in the revenue from Access projects, the closure of STG’s work on a U.S. Army program, and the reduction in scope of its Army Research Lab contract. This represents a 14% decline in work performed for STG’s two largest customers.

Time-and-materials contract revenue decreased from 2013 to 2014 largely due to the reduction in Department of State, Veterans Affairs, and U.S. Army work, while the cost-plus fixed fee projects also reduced by 25%. The opportunity for improved gross profit margins through cost efficiencies is in the firm fixed-price contracts, which increased from 2013 to 2014.

The table below summarizes STG’s 2014 and 2013 revenue by contract billing type.

	Year ended December 31
Revenue by Contract Type	2014		2013
	(in thousands, except percentages)
T&M	$76,500	36.5%	$93,905	37.7%
Fixed price	59,298	28.3%	56,820	22.8%
CPFF	73,929	35.2%	98,133	39.4%
	$209,727		$248,858

STG’s prime contract revenue remained consistent as a percentage of revenue with that of the prior year. The reduction in revenue from the 2013 to that in 2014 of $39.1 million was in proportion to the prime and subcontract percentage split. STG continues to look to increase its presence as a prime contractor on larger, more complex programs where it delivers services to customers by deploying its own staff and expertise, and by managing the efforts of other contractors.

The table below summarizes STG’s 2014 and 2013 revenue by prime and subcontract type.

	Year ended December 31
Revenue - Prime and Subcontract	2014		2013
	(in thousands, except percentages)
Prime	$181,397	86.5%	$214,469	86.2%
Subcontract	28,330	13.5%	34,389	13.8%
	$209,727		$248,858

Direct Expenses and Gross Profit

Direct expenses consist of direct labor, subcontractors and consultants, and other direct costs.

Despite the loss in revenue, STG focused on improving contract execution and performance, which produced an increase in project profitability. As a result, STG’s gross margin improved by 5.6% from 2013 to 2014. These efficiencies were mainly driven through a reduction of other direct costs and subcontractor and consultant fees, which decreased by $8.0 million and $13.5 million (32% and 22%) from 2013 to 2014, respectively.

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STG has continued to find ways to improve its efficiencies yet deliver the highest quality service to its customers. Gross margin was 32% for 2014 and 31% for 2013.

Indirect and Selling Expenses

In addition, company initiatives to drive efficiencies throughout the business have reduced overhead expenses by approximately $2.9 million in 2014 as compared to 2013. The reduction in direct labor lead to an immediate savings in fringe costs of $3.2 million when comparing 2013 to 2014.

Due to the loss of revenue from 2013 to 2014, STG acknowledged its need to reduce its resource base and a reduction in force (RIF) took effect in the fourth quarter of 2014. The cost savings on this RIF is expected to be experienced in 2015 and beyond, and assist in positioning STG to be more price competitive in its business development drive.

Impairment of Goodwill and Other Intangible Assets

In 2002, STG acquired DSTI and Seamast Incorporated (“Seamast”) as wholly-owned subsidiaries, which resulted in STG recording goodwill. Effective December 31, 2012, STG acquired Access, which also resulted in STG recording additional amounts of goodwill. STG’s goodwill balance consists of the following (in thousands):

	DSTI	Seamast	Access	Total

Goodwill, January 1, 2013	$2,098	$1,898	$7,475	$11,471
Impairment loss	-	-	(1,655)	(1,655)
Goodwill, December 31, 2013	2,098	1,898	5,820	9,816
Impairment loss	(1,658)	-	(3,459)	(5,117)
Goodwill, December 31, 2014	$440	$1,898	$2,361	$4,699

For the years ended December 31, 2014 and 2013, STG recorded an impairment loss on Access’ goodwill of $3.5 million and $1.7 million, respectively, an impairment loss on DSTI’s goodwill of $1.7 million for the year ended December 31, 2014, and an impairment loss on Access customer relationships of $1.8 million for the year ended December 31, 2014, primarily due to declining profits on contracts. The primary methods used to measure the impairment losses for DSTI and Access were the income method and the market approach. The key reason for the impairment is due to declining revenues and future cash flows generated for the DSTI and Access reporting units.

At December 31, 2014, STG recorded an impairment loss on its customer relationships of $1.8 million. No indicators of impairment were identified as of December 31, 2013.

STG has elected to perform its annual analysis at the end of its reporting year at the reporting unit level and has identified three reporting units that have goodwill: DSTI, Seamast, and Access. At December 31, 2014 and 2013, STG recorded an impairment loss for goodwill of $5.1 million and $1.7 million, respectively.

Operating Income

Operating loss was $0.4 million for 2014, compared to operations income of $4.5 million for 2013. The decrease was primarily due to a $6.9 million charge for the impairment to goodwill and intangible assets in 2014 compared to a $1.7 million impairment of goodwill in 2013. The reduction in revenue from 2013 to 2014 was effectively offset by increased operational efficiency, and through cost savings in indirect and selling expenses.

Other Income

Other income is principally comprised of rental income from subleasing activities and interest generated from the Rabbi Trust. The Rabbi Trust will close out its investment on the consummation of the Business Combination and pay the proceeds to the beneficiaries in the deferred compensation scheme.

Interest Expense

Interest is incurred on the revolving credit facility used to help manage abnormal cash flow from time-to-time. As of December 31 2014 and 2013, the balance under the revolving credit facility was $13.5 million and $20.0 million respectively, but the balance was reduced to zero within the first half of the following year. The balance remains at zero for most of the year and the revolving line-of-credit only called upon when required for mobilization of new projects or unusual events. The interest expense incurred was less than $0.1 million in both periods.

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Income Tax Expense

STG, excluding STG Netherlands and STG Doha, has elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders separately accounts for their pro-rata share of STG’s items of income, deductions, losses and credits.

STG Netherlands and STG Doha are in jurisdictions that do not recognize S corporations. Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their income tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for effects of changes in tax laws and rates on the date of enactment.

There was no tax expense incurred in 2014 and 2013.

At closing of the Business Combination, STG will change to become a C corporation under the Internal Revenue Code and income will be taxed on an accrual basis rather than on a cash basis. This will result in a deferred tax liability being recorded on the balance sheet at close and payable over 4 years to the IRS. Through cash management, this tax liability at closing may be reduced to less than $4 million.

Further, upon change to a C Corporation, STG’s taxable income generated from its operational activities will be subject to an effective tax rate in excess of 35% for both Federal and State taxes.

Net Income

Net income reduced from $5.2 million in 2013 to a net loss of $0.2 million in 2014. The difference is due to the impairment of goodwill and intangible assets of $6.9 million in 2014 compared to $1.7 million in 2013.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Overview

Revenue for 2013 was $248.9 million compared to $212.8 million in 2012, representing a 17% increase. The key reason for the revenue increase was the acquisition of Access on December 31, 2012, which contributed $37.7 million of revenue to 2013. Organic revenue for 2012 compared to 2013 was $212.8 million and $211.2 million respectively.

Selected Financial Information

	Year Ended December 31,
	2012	Increase/(Decrease)		2013	Increase/(Decrease)		2014
(in millions, except percentages)		$	%		$	%
Contract revenue	$212.8	$36.1	17.0%	$248.9	$(39.2)	(15.7)%	$209.7
Direct expenses	143.3	29.4	20.5%	172.7	(30.8)	(17.8)%	141.9
Gross profit	69.5	6.7	9.6%	76.2	(8.4)	(11.0)%	67.8
Indirect and selling expenses	63.9	6.1	9.5%	70.0	(8.7)	(12.4)%	61.3
Impairment of goodwill	-	1.7	100.0%	1.7	3.4	200.0%	5.1
Impairment of other intangible assets	-	-	*	-	1.8	100.0%	1.8
Operating income (loss)	5.6	(1.1)	(19.6)%	4.5	(4.9)	(108.9)%	(0.4)
Other income, net	0.4	0.4	100.0%	0.8	(0.5)	(62.5)%	0.3
Interest expense	(0.1)	-	*	(0.1)	-	*	(0.1)
Net income (loss)	$5.9	$(0.7)	(11.9)%	$5.2	$(5.4)	(103.8)%	$(0.2)

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Revenue

Multiple agencies of the federal government directly or indirectly provided the majority of STG’s contract revenue during the years ended December 31, 2013 and 2012. Revenue from the top two customers for 2012 and 2013 represented 70% and 66% of STG’s revenues, respectively.

The table below summarizes STG’s revenue by customer for 2013 and 2012.

	Year ended December 31,
Revenue by customer	2013		2012
	(in thousands, except percentages)
Department of Defense	$94,591	38.0%	$95,666	45.0%
Department of State	63,378	27.5%	53,343	25.1%
Department of Homeland Security	14,111	5.7%	3,285	1.5%
Intel Community	22,338	9.0%	20,460	9.6%
Drug Enforcement Administration	9,595	3.9%	9,023	4.2%
Other Federal Civilian	39,845	16.0%	30,899	14.5%
	$248,858		$212,767

The U.S. government continues to be STG’s principal customer. For 2013 and 2012, U.S. government funded contracts accounted for 100% of revenue.

Revenue with the Department of State increased $10.0 million as a result of the Access acquisition. STG also increased its other federal civilian business by $8.9 million with the addition of FBI, IRS, and other customers from Access and organic growth in federal civilian accounts.

Revenue improved across all core business units from 2012 to 2013. This was primarily driven by the acquisition of Access, which closed on December 31, 2012.

Time-and-materials contract revenue decreased by $30.4 million from 2012 to 2013, largely due to the ending of a Department of Defense contract. Access projects are mainly firm fixed-price and cost-plus fixed fee resulting in an increase of $38.3 million and $28.2 million from 2012 to 2013, respectively. The acquisition of Access changed the contract type mix to make cost-plus fixed fee the dominant contract type with 39% of the revenue generated in 2013. In 2012 revenue generated through time-and-materials contracts was 58%, exceeding the cost-plus fixed fee projects by 44%.

The table below summarizes STG’s 2013 and 2012 revenue by contract billing type.

	Year ended December 31
Revenue by Contract Type	2013		2012
	(in thousands, except percentages)
T&M	$93,905	37.7%	$124,349	58.4%
Fixed price	56,820	22.8%	18,498	8.7%
CPFF	98,133	39.4%	69,920	32.9%
	$248,858		$212,767

STG’s prime contract revenue as a percentage increased by 29% from 2012 to 2013. Revenue that was subcontracted through Access prior to the acquisition became prime after closing the acquisition resulting in the increased amount of prime work by $47.8 million. It remains a primary objective of STG to continue to look to increase its presence as a prime contractor on larger, more complex programs where it delivers services to customers by deploying its own staff and expertise, and by managing the efforts of other contractors.

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The table below summarizes STG’s 2013 and 2012 revenue by prime and subcontract type.

	Year ended December 31
Revenue - Prime and Subcontract	2013		2012
	(in thousands, except percentages)
Prime	$214,469	86.2%	$166,713	78.4%
Subcontract	34,389	13.8%	46,054	21.6%
	$248,858		$212,767

Direct Expenses and Gross Profit

Direct expenses consists of direct labor, subcontractors and consultants, and other direct costs.

Direct contract costs increased by $29.4 million (21%) in 2013 compared to 2012, in line with higher 2013 revenue. There was an $18.4 million or 27% increase in consultant and subcontractor costs and other direct costs between 2013 and 2012.

Gross margin percentage decreased 2% in 2013 to 2012 after the integration and consolidation of the Access, due primarily to costs of integration.

Indirect and Selling Expenses

Indirect and selling expenses were $6.1 million less in 2012 compared to 2013. The integration of Access into STG did not materialize immediate synergies between the cost bases of the two entities. The indirect expenses incurred to support the operations of Access and STG were still being incurred independently, resulting in $6.1 million more costs in 2013 compared to 2012, with efficiencies only coming into effect in 2014.

Impairment of Goodwill and other intangible assets

In 2002, STG acquired DSTI and Seamast, as wholly-owned subsidiaries, which resulted in STG recording goodwill. Effective December 31, 2012, STG acquired Access, which also resulted in STG recording additional amounts of goodwill. STG’s goodwill balance consists of the following (in thousands):

	DSTI	Seamast	Access	Total

Goodwill, January 1, 2013	$2,098	$1,898	$7,475	$11,471
Impairment loss	-	-	(1,655)	(1,655)
Goodwill, December 31, 2013	2,098	1,898	5,820	9,816
Impairment loss	(1,658)	-	(3,459)	(5,117)
Goodwill, December 31, 2014	$440	$1,898	$2,361	$4,699

For the years ended December 31, 2013, STG recorded an impairment loss on goodwill from the Access acquisition of $1.7 million primarily due to declining profits on contracts. The primary methods used to measure the impairment losses for Access were the income method and the market approach. The key reason for the impairment is due to declining revenues and future cash flows generated for the DSTI and Access reporting units.

STG has elected to perform its annual analysis at the end of its reporting year at the reporting unit level and has identified three reporting units that have goodwill: DSTI, Seamast, and Access.

Operating Income

Operating income was $5.6 million and $4.5 million for 2012 and 2013, respectively, representing a decrease of 19.6%. Operating income for 2012 and 2013 before impairment to goodwill was $5.6 million and $6.2 million respectively, and representing a 10% increase year-on-year. The increase in revenue from 2012 to 2013 was effectively offset by the inefficiencies in amalgamating STG and Access. Cost efficiency initiatives have been implemented in subsequent periods which are expected to result in STG being more competitive in pricing of its business development pursuits.

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Other Income

Other income is principally comprised of rental income from subleasing activities and interest generated from the Rabbi Trust. The Rabbi Trust will close out its investment on the consummation of the Business Combination and pay the proceeds to the beneficiaries in the deferred compensation scheme.

Interest Expense

Interest is incurred on the revolving credit facility used to help manage abnormal cash flow from time-to-time. As of December 31 2013 and 2012, the balance under the revolving credit facility was $20.0 million and $23.6 million respectively, but the balance was reduced to zero within the first half of the following year. The balance remained at zero for most of the year and the revolving line-of-credit was only called upon when required for mobilization of new projects or unusual events. The interest expense incurred was less than $0.1 million in both periods.

Income Tax Expense

STG has elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders separately account for their pro-rata share of STG’s items of income, deductions, losses and credits.

There was no tax expense incurred in 2013 and 2012.

Further, upon change to a C Corporation, STG’s taxable income generated from its operational activities will be subject to an effective tax rate in excess of 35% for both Federal and State taxes.

Net Income

Net income reduced from $5.9 million in 2012 to $5.2 million in 2013. If the impairment of goodwill is excluded, net income for 2013 would be $6.9 million, representing an increase of 16% year-on-year. Net income margins for the year ended December 31, 2013 and 2012 was 2% and 3%, respectively.

Liquidity and Capital Resources

STG has not been leveraged in the last seven years other than its revolving credit facility which is used to mobilize new project wins and abnormal fluctuations in the cash receipts and payments.

If STG is unable to generate sufficient funds from operations or raise additional capital, there could be material adverse effects on STG’s liquidity.

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

	Six Months Ended
	June 30,		June 30,
(in millions)	2014	Variance	2015
Cash flows provided by operating activities	$25.7	$(0.5)	$25.2
Cash flows used in investing activities	(0.8)	-	(0.8)
Cash flows used in financing activities	(24.6)	1.1	(23.5)
Net increase in cash and cash equivalents	0.3	0.6	0.9
Cash and cash equivalents at beginning of period	0.2	0.1	0.3
Cash and cash equivalents at end of period	$0.5	$0.7	$1.2
Depreciation and amortization	0.6	-	0.6
Capital expenditures	(0.8)	-	(0.8)

Cash used in operating activities

Operating cash flows are primarily affected by STG’s ability to invoice and collect from its clients in a timely manner, its ability to manage its vendor payments, the overall profitability of its contracts and its cash interest expense. Customers are mostly billed monthly after services are rendered. In the six months ended June 30, 2015, STG generated $25.2 million in cash from operations compared to the $25.7 million of cash it generated for the same period in 2014.

In the first half of financial year 2015, operating income, interest per annum and vendor-related outflows remained consistent with that for the same period in 2014, resulting in only $0.5 million difference in operating cash flow.

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In the six months ended June 30, 2015, STG collected $66.7 million of the $99.1 million of revenue generated in the first half of 2015 receivables, representing 67% of the revenue recognized that half. In the first half of 2014, STG collected $70.7 million which was 67% of the $105.2 million in revenue recognized that half. Therefore, STG collected its revenue at the same pace in the first half of 2015 compared to the first half of 2014. STG expects to be able to sustain collections consistent with revenue performance.

STG computes accounts receivable days sales outstanding based on trailing twelve-month revenue. Days sales outstanding increased by 2 days from 56 days as of June 30, 2014, to 58 days as of June 30, 2015. Days sales outstanding includes unbilled receivables in the calculation.

Delays in obtaining contract funding for customer-requested work performed in advance of receiving executed contract documents increased from the first half of 2014 to the comparative first half of 2015. As of June 30, 2014, STG had $14.0 million in unfunded contract receivables for customer-requested work. As of June 30, 2015, this has decreased by $8.2 million to $5.8 million.

Cash used in investing activities

STG uses some of its cash to invest in equipment and software, leasehold improvements and internally-developed software. During each of the six months ended June 30, 2015 and 2014, $0.8 million was spent for these types of capital expenditures.

STG expects its investing activities and capital expenditures on equipment and software to continue at comparable levels for the balance of 2015. In moving to new premises in June 2015, an investment of $1.3 million is expected to be expended on leasehold improvements in the second half of 2015.

Cash used in financing activities

The existing revolving credit facility balance (excluding letters of credit) was $1.5 million as of June 30, 2015 and $2.2 million at June 30, 2014. Net Payments of $12.0 million and $17.8 million were made against the revolving credit facility in the first half of 2015 and 2014. The line generally is only utilized for abnormal fluctuations in collections of receivables or for mobilizing new project wins.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

	Year Ended December 31,
(in millions)	2012	Variance	2013	Variance	2014
Cash flows provided by operating activities	$17.5	$(5.7)	$11.8	$2.2	$14.0
Cash flows used in investing activities	(1.4)	0.6	(0.8)	(0.5)	(1.3)
Cash flows used in financing activities	(15.7)	4.5	(11.2)	(1.3)	(12.5)
Net increase (decrease) in cash and cash equivalents	0.4	(0.6)	(0.2)	0.4	0.2
Cash and cash equivalents at beginning of period	-	0.4	0.4	(0.2)	0.2
Cash and cash equivalents at end of period	$0.4	$(0.2)	$0.2	$0.2	$0.4
Depreciation and amortization	1.9	0.9	2.8	(1.0)	1.8
Capital expenditures	(0.2)	(0.6)	(0.8)	(0.5)	(1.3)

Cash used in operating activities

Operating cash flows are primarily affected by STG’s ability to invoice and collect from its clients in a timely manner, its ability to manage its vendor payments, the overall profitability of its contracts and its cash interest expense. Customers are mostly billed monthly after services are rendered. In the year ended December 31, 2014, STG generated $14 million in cash from operations compared to the $11.8 million of cash generated for 2013.

STG computes accounts receivable days sales outstanding based on trailing twelve-month revenue. Days sales outstanding declined by 4.5 days on average over 2014 from 70.5 days in 2013 to 66 days in 2014. The calculation of day’s sales outstanding includes unbilled receivables which cannot be billed due to funding being awaited or contractual reasons.

As of December 31, 2013, STG had $15.8 million in unfunded contract receivables for customer-requested work. As of December 31, 2014, this has reduced by $12.1 million to $3.7 million representing a 77% improvement.

Cash used in investing activities

Cash used in investing activities in 2014 was $1.3 million primarily for purchasing property, plant and equipment, compared to $0.8 million in 2013.

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Cash used in financing activities

Revolving line-of-credit facility:

STG maintains a bank line-of-credit agreement (facility), whereby STG may borrow up to the lesser of either (1) the sum of its billed accounts receivable and unbilled accounts receivable, less the balance in its doubtful accounts; or (2) $30 million at December 31, 2014. This facility is a revolving line-of-credit and STG may borrow during the availability period, subject to terms and conditions of the facility. Borrowings under this facility are secured by all assets of STG. This facility bears interest at LIBOR plus 175 basis points (186 basis points and 192 basis points at December 31, 2014 and 2013, respectively). STG also maintains an uncommitted guidance facility of $30.0 million, which can be used with the bank’s approval to finance future transactions. The bank line-of-credit agreement calls for administration fees and requires STG to be in compliance with certain financial covenants. STG was in compliance with all financial covenants as of December 31, 2014 and 2013.

As of December 31, 2014 and 2013, STG had outstanding borrowings on the line-of-credit of $13.5 million and $20.0 million, respectively. STG is not reliant on the line-of-credit on a daily basis to support its operational activities, but predominantly used at year end when billing and collection of cash is slowed down to manage tax efficiencies.

During 2014 and 2013, distributions of $8.2 million and $11.1 million were paid to the shareholders of STG. This represents an amount in excess of the operating income for each of 2014 and 2013.

Restricted cash

In 2012, the carrying amount of cash was restricted as to withdrawal or usage. Restrictions included amounts held as compensating balances against borrowing arrangements with a bank. These restrictions no longer apply under STG’s banking arrangements.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

	Year Ended December 31,
(in millions)	2012	Variance	2013	Variance	2014
Cash flows provided by operating activities	$17.5	$(5.7)	$11.8	$2.2	$14.0
Cash flows used in investing activities	(1.4)	0.6	(0.8)	(0.5)	(1.3)
Cash flows used in financing activities	(15.7)	4.5	(11.2)	(1.3)	(12.5)
Net increase (decrease) in cash and cash equivalents	0.4	(0.6)	(0.2)	0.4	0.2
Cash and cash equivalents at beginning of period	-	0.4	0.4	(0.2)	0.2
Cash and cash equivalents at end of period	$0.4	$(0.2)	$0.2	$0.2	$0.4
Depreciation and amortization	1.9	0.9	2.8	(1.0)	1.8
Capital expenditures	(0.2)	(0.6)	(0.8)	(0.5)	(1.3)

Cash used in operating activities

In the year ended December 31, 2013, STG generated $11.8 million in cash from operations compared to the $17.5 million of cash generated for 2012.

STG computed accounts receivable days sales outstanding based on trailing twelve-month revenue. Days sales outstanding decreased by 21 days from December 31, 2012 to December 31, 2013 from 101 days to 80 days. The calculation of days sales outstanding includes unbilled receivables which cannot be billed due to funding being awaited or contractual reasons.

Cash used in investing activities

During 2013, STG expended $0.8 million on purchasing property, plant and equipment, compared to $0.2 million in 2012.

Cash used in financing activities

As of December 31, 2013 and 2012, STG had outstanding borrowings on the line-of-credit of $20.0 million and $23.5 million, respectively. STG is not reliant on the line-of-credit on a daily basis to support its operational activities, but predominantly used at year end when billing and collection of cash is slowed down to manage tax efficiencies.

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During 2013 and 2012, distributions of $11.1 million and $11.4 million were paid to the shareholders of STG. This represents an amount in excess of the operating income for each of 2014 and 2013.

Debt and covenant compliance

STG does not have any long term debt owing. However, upon consummation of the Business Combination, STG intends to enter into a debt financing agreement for $85 million to assist in financing this transaction together with any future acquisitions.

STG’s revolving line-of-credit agreement requires the payment of administration fees and for STG to be in compliance with certain financial covenants, including the maintenance of a debt service coverage ratio, funded debt to EBITDA ratio, restriction on certain annual capital expenditures, and minimum EBITDA maintenance. As of June 30, 2015, STG was in compliance with these covenants.

Capital Resources

	Year Ended December 31,
Available liquidity	2014	2013
	(in millions)
Cash and cash equivalents	$0.3	$0.2
Revolving Credit facility	30.0	30.0
Uncommitted guidance facility – acquisitions	30.0	30.0
Less: Outstanding borrowings	(13.5)	(20.0)
Less: Letters of credit	(0.8)	(0.8)
Net available liquidity	$46.0	$39.4

STG believes that its cash balances, investment securities, operating cash flows, and funds that it expects will be available under a new debt financing arrangement upon the Business Combination, will, when taken together, provide adequate resources to fund operations, acquisitions, future expansion opportunities, and capital expenditures for at least twelve months, as well as to meet the covenants in the revolving credit facility and to make required payments.

Short-term borrowings

When required for working capital purposes, STG borrows funds under its existing revolving credit facility. STG’s existing revolving credit facility borrowings bear interest at U.S. LIBOR plus 186 basis points (as of December 31, 2014).

STG may use its existing revolving credit facility or any new sources of borrowings, as needed, to fund its anticipated cash requirements. STG currently expects that it will not maintain a balance on the existing revolving credit facility for extended periods.

If the federal government were to implement further changes to its current payment practices, as a result of sequestration, budget cuts, policy changes, government shut downs, or otherwise, STG might have to use its existing revolving credit facility or new credit agreement, as applicable to a more significant extent than currently expected. Delays in the government payment cycle could adversely affect STG’s short-term cash flows and increase its interest expense if it needs to use its existing revolving credit facility or new credit agreement, as applicable, to borrow larger amounts more frequently than it has in the past or currently plan to do in the future.

The following table summarizes the activity under STG’s revolving credit facility for the first half of 2015 and 2014, not including issued and outstanding letters of credit:

	Period Ended June 30,
Short term borrowings	2015	2014
	(in millions)
Balance - beginning of period	$13.5	$20.0
Net revolving credit facility repayments	(12.0)	(17.8)
Net change in revolving credit facility balance payable	$1.5	$2.2

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Cash Management

To the extent possible, STG invests its available cash in short-term, investment grade securities with the priorities of maintaining the safety of STG’s principal, maintaining the liquidity of its investments, maximizing the yield on its investments and investing its cash to the fullest extent possible. Cash and cash equivalents include cash on hand, amounts due from banks and short term investments with maturity dates of three months or less at the date of purchase.

Contingent obligations

From time to time STG may be involved in litigation in the normal course of its business. STG’s management does not expect that the resolution of these matters would have a material adverse effect on STG’s business, operations, financial condition or cash flows

STG has no other contingent obligations.

Related Party Loans

A company owned by a party related to the majority stockholder of STG is a subcontractor to STG on various contracts. As of December 31, 2014 and 2013, amounts due to this entity relating to work performed under subcontracts totaled $0.1 million and $0.1 million, respectively. STG also recorded direct costs of $0.6 million, $0.4 million and $0.2 million for the years ended December 31, 2014, 2013, and 2012, respectively, relating to such work performed.

Off-Balance Sheet Arrangements

STG accounts for operating leases entered into in the routine course of business in accordance with ASC 840 Leases. STG has no off-balance sheet financing arrangements other than operating leases and a letter of credit under its existing revolving credit facility in the amount of $0.8 million. STG has no relationship with any unconsolidated or special purpose entity and has not issued any guarantees.

Contractual Obligations

Other contractual obligations which will impact STG’s cash flow include:

	Payments Due by Period
	Total	2015	2016-2017	2018-2019	Thereafter

Operating lease obligations	$8,434	2,527	2,782	2,180	945
Total	$8,434	$2,527	$2,782	$2,180	$945

Critical Accounting Policies

Use of Estimates:

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Significant estimates embedded in the consolidated financial statements for the periods presented include revenue recognition on fixed-price contracts, the allowance for doubtful accounts, the valuation and useful lives of intangible assets, the length of certain customer relationships, useful lives of property and equipment, and valuation of a Rabbi Trust and related deferred compensation liability. Estimates and assumptions are also used when determining the allocation of the purchase price in a business combination to the fair value of assets and liabilities and determining related useful lives.

Revenue Recognition:

Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered or goods delivered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. STG bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding for the contract.

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Revenue on cost-plus fixed fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. STG considers fixed fees under cost-plus fixed fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. STG considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when STG receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on firm fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of STG’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, STG determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other firm fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the consolidated financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Federal government contract costs, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

Costs of Revenue

Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards. Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such costs and expenses do not directly generate revenue, but are necessary for business operations.

Contract Receivables

Contract receivables are generated primarily from prime and subcontracting arrangements with federal governmental agencies. Billed contract receivables represent invoices that have been prepared based on contract terms and sent to the customer. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. STG does not charge interest on accounts receivable; however, federal governmental agencies may pay interest on invoices outstanding more than 30 days. STG records interest income from federal governmental agencies when received. All contract receivables are on an unsecured basis.

Unbilled amounts represent costs and anticipated profits awaiting milestones to bill, contract retention, award fees and fee withholdings, as well as amounts currently billable.

In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though portions of these amounts may not be realized within one year.

Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Management has recorded an allowance for contract receivables that are considered to be uncollectible. Both billed and unbilled receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Cash and Cash Equivalents

STG considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

Valuation of Long-Lived Assets

STG accounts for the valuation of long-lived assets, including amortizable intangible assets, under authoritative guidance issued by the Financial Accounting Standards Board (FASB), which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

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Identifiable Intangible Assets:

Intangible assets are comprised of customer relationships and a trade name acquired as a result of the acquisition of Access. STG has determined that the customer relationships and trade name represent finite-lived intangible assets with useful lives ranging from one to ten years and one year, respectively. The assets are being amortized proportionately over the term of their useful lives based on the estimated economic benefit derived over the course of the asset life.

Goodwill

STG records the excess of the purchase price of an acquired company over the fair value of the identifiable net assets acquired as goodwill. In accordance with authoritative guidance issued by the FASB, entities can elect to use a qualitative approach to test goodwill for impairment. Under this approach, STG performs a qualitative assessment to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than the carrying value. If the fair value of the reporting unit is less than the carrying value of the reporting unit, STG is required to perform a goodwill impairment test using a two-step approach, which is performed at the reporting unit level. In the second step, the implied value of the goodwill is estimated at the fair value of the reporting unit, less the fair value of all other tangible and identifiable intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in the amount equal to that excess, not to exceed the carrying amount of the goodwill. If the fair value of the reporting unit is not less than the carrying value of the reporting unit, the two-step goodwill test is not required.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the business, estimation of the useful life over which cash flows will occur and determination of the weighted-average cost of capital. This discounted cash flow analysis is corroborated by top-down analysis, including a market assessment of enterprise value.

Income Taxes

STG, excluding STG Netherlands and STG Doha, has elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders separately accounts for their pro-rata share of STG’s items of income, deductions, losses and credits. As it relates to operations in jurisdictions that do not recognize S corporations. Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their income tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for effects of changes in tax laws and rates on the date of enactment.

In accordance with authoritative guidance on accounting for uncertainty in income taxes issued by the FASB, management has evaluated STG’s tax positions and has concluded that STG has taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. STG is generally no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for the years ended December 31, 2011, and prior.

At closing of the Business Combination, STG will change to become a C corporation under the Internal Revenue Code and taxable income taxed on an accrual basis rather than on a cash basis. This will result in a deferred tax liability being recorded on the balance sheet at close and payable over 4 years to the IRS. Through cash management, this tax liability at closing may be reduced to less than $4.0 million, with any liability greater than $1.5 million reflected in the Business Combination Agreement and therefore a reduction in the transaction value.

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Recently issued accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09 (ASU 2014-09), “Revenue from Contracts with Customers” which requires an entity to recognize revenue when a customer obtains control rather than when an entity has transferred substantially all risks and rewards of a good or service. This update is effective for annual reporting periods beginning on or after December 15, 2016 and interim periods therein and requires expanded disclosures. ASU 2014-09 is effective for STG beginning in the first quarter of fiscal 2018, using one of two retrospective methods of adoption. Early adoption is not permitted. STG has not selected a method for adoption nor has it determined the potential effects on STG’s financial position, cash flows or results of operations.

On July 9, the FASB decided to delay the effective date of the new revenue standard by one year. Reporting entities may choose to adopt the standard as of the original effective date. For public entities that follow U.S. GAAP, the deferral results in the new revenue standard being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Calendar year-end public entities are therefore required to apply the new revenue guidance beginning in their 2018 interim and annual financial statements. Nonpublic entities are required to apply the new revenue standard for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Nonpublic calendar year-end entities are therefore required to apply the new revenue standard in their 2019 annual financial statements and 2020 interim financial statements. The FASB decided to allow earlier adoption of the new revenue standard. However, entities reporting under U.S. GAAP are not permitted to adopt the standard earlier than the original effective date for public entities (that is, no earlier than 2017 for calendar year-end entities).

In August 2014, the FASB issued ASU 2014-15 “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. ASU 2014-15 defines management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. GAAP-basis financial statements are prepared under the presumption a reporting organization will continue to operate as a going concern. The presumption, commonly called the going concern basis of accounting, establishes the basis for measuring and classifying assets and liabilities.

ASU 2014-15 provides the guidance GAAP currently lacks regarding management’s responsibilities related to going concern analysis and disclosures. It establishes principles and definitions intended to reduce diversity in both timing and content for financial statement disclosures. ASU 2014 -15 is effective for annual periods ending after December 15, 2016, including interim periods within that reporting period. Early application is permitted for annual or interim reporting periods for which financial statements have not been issued. STG does not believe that adopting ASU 2014-15 will materially affect its operating results, financial position or cash flows.

Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

The existing revolving credit facility balances bear interest at a variable rate based on U.S. LIBOR plus 175 basis points. The current interest rate is 3%.

Based on the assumption that STG would maintain an average drawn balance of $10.0 million, STG estimates that a 100 basis point change in interest rates would cost STG $0.1 million per year under the existing revolving credit facility.

Foreign Currency Risk

STG does not have a material number of foreign currency based contracts. Most international contract expenses and revenues are U.S. dollar-denominated. Contracts denominated in foreign currency typically are priced to allow for potential adverse foreign exchange impacts and foreign withholdings. Management does not believe STG’s operations are subject to material risks from currency fluctuations.

Commodity Price Risk

STG is not subjected to acquire any commodities in support of its operations, therefore STG does not expect any material risks to arrive from commodity price volatility.

Credit Risk

STG’s assets that are exposed to credit risk consist primarily of cash and cash equivalents, investments held in Rabbi Trust and contract receivables. Cash and cash equivalents are deposited with high-credit, quality financial institutions whose balances may, at times, exceed federally insured limits. STG has not experienced any losses in such amounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. STG has no amounts on deposit in excess of federally insured limits at December 31, 2014. Investments held in Rabbi Trust are stated at fair value at each reporting period and are subject to market fluctuations. Contract receivables consist primarily of amounts due from various agencies of the federal government or prime contractors doing business with the federal government. Historically, STG has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal.

The deferred compensation scheme will be closed upon closing of the Business Combination, therefore investments in the Rabbi Trust will mature and be paid out as part of this plan.

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STG’S BUSINESS

Overview

STG provides specialist cyber, software and intelligence solutions to U.S. government organizations with a national security mandate. STG’s solutions are integral to national security-related programs run by more than 50 U.S. government agencies, including the Department of Defense, the Intelligence Community, the Department of Homeland Security, the Department of State and other government departments with national security responsibilities. STG’s programs are predominantly funded from base budgets and are essential to the effective day-to-day operations of its customers.

STG’s operational strength and track record has been established in securing highly sensitive, mission-critical national security networks, solving complex technology problems in mission-critical contexts and providing decision makers with actionable intelligence from multiple data sources.

STG’s primary areas of expertise include:

•	Secure information and event management

•	Network intrusion detection and prevention

•	Application vulnerability assessment

•	Agile software development

•	Command and control system development

•	Complex application development

•	Advanced collection and analysis

•	Multi-intelligence exploitation and dissemination

•	Multi-lingual intelligence analysis

STG employs over 1,100 cybersecurity, software development and intelligence analysis professionals who deliver these solutions in both the continental United States and in approximately 25 overseas locations.

STG has produced more than $200 million in annual revenue since 2009.

STG’s revenue for 2014 was $209.7 million and its revenue for the three months ended June 30, 2015 was $99.1 million. As of June 30, 2015, its total backlog was $417.9 million, of which $85.2 million was funded and $332.7 million was unfunded. For a discussion of how STG calculates backlog, see “—Backlog”.

STG was founded in 1986 as the Software Technology Group. Over that time, STG has built strong, trusted and enduring relationships with a wide range of Federal Government customers, supporting their mission-critical operations across a very broad contract base. STG has achieved an average period of continuous performance of more than a decade, and sustain a relatively low degree of contract concentration — in 2014, its largest single contract award represented just 8% of total revenues; the top 5 contracts represented 33% of total revenues.

STG is currently contracted with 50 U.S. Federal Government organizations, and it derives the majority of its revenue from contracts with U.S. Government agencies with a national security mission. For 2014, STG derived approximately 42% of its revenue from the Department of Defense; approximately 30% from the Department of State; approximately 22% from other Federal Civilian agencies, with most of that revenue coming from the Department of Homeland Security; and approximately 6% coming from the Intelligence Community.

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STG’s Capabilities

STG specializes in three core areas of capability:

•	Cyber Security and Secure Information Systems — securing highly sensitive, mission-critical national security networks

•	Software Development, Systems and Services — solving complex problems in mission-critical contexts

•	Intelligence and Analytics — gathering and analyzing data from multiple sources to provide high quality, actionable intelligence across multiple contexts

Cybersecurity and Secure Information Systems

STG’s mission is to establish, develop and sustain secure, resilient, mission-critical information systems. STG delivers across the cybersecurity spectrum with secure network engineering, information assurance platform deployment and incident response capabilities. In addition, STG architects network configuration for optimal performance.

STG’s technical experts develop and integrate technologies to perform a range of essential tasks, from situational awareness and vulnerability assessments to encryption and authentication, each with the aim of supporting the protection of enterprise networks critical to the national interest.

STG provides contextual technical analysis to enhance client understanding of the threats they face, and remain technology-neutral to provide the right tools to meet mission objectives.

The solutions STG offers its customers in this area include:

•	Security Information & Event Management. STG provides customers with an integrated, holistic view of their organization’s network activity, identifying and prioritizing the handling of anomalous events across the entire spectrum of users and devices.

•	Network Intrusion Detection & Protection. STG designs and implements systems that gather and analyze network data in order to identify internal and external cybersecurity breaches.

•	Identity & Access Management. STG creates systems that facilitate the oversight and management of digital identities — controlling access rights to resources and information across complex networks.

•	Network Vulnerability Assessment. STG implements and oversees systems that continuously scan and test networks to identify potential vulnerabilities, assess the risk associated those vulnerabilities and address risk mitigation.

Representative Customer Case Study: United States Army NETCOM

Task Objective:    STG provides comprehensive network and cybersecurity services for NETCOM, the US Army’s Network Enterprise Technology Command. NETCOM is responsible for the Army’s total information infrastructure including network development, operations and protection.

Solution:               STG oversees all CONUS network management, operations, security, and enterprise service support for more than 450,000 end users. STG’s technical support includes LandWarNet, the US Army component of the Global Information Grid (GIG), for which STG provides a secure technology infrastructure for platforms, sensors, combat applications and SATCOM transport. STG provides network monitoring and analysis solutions for both non-classified and classified data transfers and in addition, provides cyber incident reporting and response for prioritized events. STG is consistently scanning all managed assets on the NETCOM network and evaluates vulnerabilities, risks, and threats with up-to-date detection methods and cybersecurity sensors. In addition, STG provides optimal cybersecurity/cyber risk visibility to NETCOM by integrating software that helps systems communicate and share information across heterogeneous technological environments.

Representative Customer Case Study: United States Department of Homeland Security

Task Objective:    STG supports, monitors and protects one of the most sophisticated mobile technology law enforcement environments in the world, ensuring the United States’ economic security, protecting its ports of entry, preventing illegal entry, and ensuring continuous uninterrupted international trade. STG provides cybersecurity solutions for a network that supports more than 260,000 DHS end users, across seven of the department’s most highly visible components, within three of the most critical DHS datacenters in the United States.

Solution:               STG has helped DHS create, monitor and secure their digital environment through a robust and agile cybersecurity solution. They have implemented intrusion detection and prevention systems, integrated solutions for malware identification and remediation, improved and strengthened security for custom software applications, and integrated identity and access management technology for both physical and digital access. In addition, they regularly conduct vulnerability scanning and assessments, and manage and support cyber incident response.

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Software Development, Systems and Services

STG’s mission is to create technology solutions tailored to its customers’ needs. STG’s agile software development practices, ranging from iterative system builds to highly integrated enterprise platforms, scale dynamically to system demands.

STG’s systems and software engineering approach is highly adaptable to complex mission demands, ranging from multi-stakeholder identity and big data reconciliation to integrated mobile applications processing geospatially-based information.

STG works to align and incorporate legacy enterprise systems, which are leveraged with its software methods and advanced technologies to deliver greatly enhanced functional value.

The solutions STG offers its customers in this area include:

•	Agile Software Development. STG delivers software development services with an emphasis on providing functionality and flexibility on complex IT programs, incorporating legacy system sustainment and migration and new application development.

•	Command & Control Systems Development. STG develops software and systems that deliver a common operating picture for decision makers to help them evaluate, plan, direct and coordinate resources and operations.

•	Complex Application Development. STG designs customized software solutions that help integrate information drawn from disparate sources and automate highly complex business processes.

•	Decision Support Systems (DSS) Integration. STG develops software applications and systems that combine raw data, structured models and analytic techniques to better enable its customers to make decisions in highly complex and changing circumstances.

•	Database Design & Development. STG designs and integrates structured data models across various legacy and new applications and databases to improve the value and utility of customer data and the quality of operational decision-making.

Representative Customer Case Study: Department of State

Task Objective:    STG has designed a software system to serve as the single, unified technology backbone of one of the Department of State’s most complex IT enabled support systems on a worldwide basis — the Global Foreign Affairs Compensation System (GFACS).

Solution:               STG’s system serves the Department of State across 180 countries. STG ensures accurate and timely payments to over 65,000 Foreign Service Nationals with a system capable of handling 150+ currencies and fluctuating exchange rates all in accordance with 500+ compensation plans tailored to region-specific laws and regulations. During the development and implementation of the new system, STG achieved significant cost reductions and efficiency improvements through a seamless migration from a wide set of disparate, legacy applications. STG helped extract and convert data from an expensive legacy system and then designed both the back-end data processing infrastructure and the front-end user interface to create a more scalable, cost-effective, high-performance system.

Representative Customer Case Study: Department of State

Task Objective:    For more than 15 years, STG has provided application development and software support for the Consular Affairs Bureau, within the Department of State. For the Consular Lookout and Support System (CLASS), STG has created a software application that manages more than 150,000 daily and 1.4 million weekly queries related to visa and passport operations.

Solution:               STG designed and developed a software application that synthesizes data across more than 30 million records, across various systems. STG was able to import data import from an expensive and cumbersome mainframe environment, thereby generating a notable savings, enhanced performance, and improved scalability.

Intelligence and Analytics

STG’s mission is to provide its customers with high quality intelligence as the basis for critical decision-making. STG works to a proven, rigorous methodology that combines specialized analysts with leading technologies.

STG’s experts gather data from multiple sources, analyze and fuse the data to provide clarity and situational context, and disseminate the resulting intelligence to a diverse range of stakeholders. STG employs a combination of large-scale processing and qualitative analysis to produce high quality intelligence products.

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STG’s approach supports strategic and tactical decisions in the fields of defense and intelligence, homeland security, and diplomatic affairs.

The solutions STG offers its customers in this area include:

•	Advanced Collection & Analysis Tools. STG designs and employs leading-edge technology solutions that enhance the collection and analysis of high volumes of all-source data to deliver high quality, actionable intelligence to decision makers.

•	Multi-Intelligence Exploitation. STG creates integrated solutions combining technology with its strong analytic expertise to gather, filter, fuse and visualize data from a wide variety of signals and sources.

•	Intelligence Analysis Training. STG provides comprehensive tradecraft training covering the full intelligence cycle, including advanced data harvesting and analysis tools, social media analysis, analytic visualization techniques and sustaining a network of highly specialized professionals, such as intelligence analysts, linguists and cultural advisors.

•	Multi-Lingual Intelligence Analysis. STG provides intelligence collection and analysis across 46 different languages through highly specialized, cleared professionals, including intelligence analysts, linguist and cultural advisors with a deep understanding of the political, social, cultural and economic contexts at source.

Representative Customer Solution: Intelligence Community Customer

Task Objective:    Collecting, processing, analyzing, and reporting salient information to provide the US Government with intelligence for effective decision making in support of national security objectives.

Solution:               STG’s analysts work within multiple specialized languages on behalf of the Open Source Center (OSC). STG monitors, scans, selects, collects, summarizes, translates, analyzes, reports and develops value added products that support mission-critical decision making for customers like the Defense Intelligence Agency, the Intelligence Community, and other Defense and National Stakeholders. STG combines both specialized tradecraft and technology to provide high-quality analysis for the intelligence customer.

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STG’s Market Opportunity

U.S. government defense and national security spending, incorporating multiple federal agencies and departments, is driven by a complex range of persistent and evolving threats to the U.S. homeland and to its interests overseas. Over the last decade, the U.S. government has realigned the strategic priorities of the U.S. national security community, its capabilities and posture to achieve a sustainable balance between the ability to face down conventional threats from opposing states, the ability to combat non-state actors or asymmetric threats, and the ability to defeat threats from new technologies. These efforts have been concentrated on counter-terrorism, stabilizing fragile regions of strategic importance to the U.S., and counterinsurgency. Most recently and as emphasized in the 2014 Quadrennial Defense Review (QDR), these efforts have also addressed contemporary threats and challenges such as those related to information and cybersecurity and the associated threats to critical national infrastructure.

In each case, emphasis has been given to developing new technologically-driven capabilities to strengthen operational decision making through improved information and intelligence, deliver precision in offensive operations in complex environments, and strengthen both defensive and offensive capabilities in the cyber domain.

In the March 2013 Worldwide Threat Assessment report to the Senate Select Committee on Intelligence, the Director of National Intelligence, James R. Clapper, listed the cyber threat as the number one strategic threat to the United States, placing it ahead of terrorism for the first time since the attacks of September 11, 2001. Since then, the cyber threat has remained the number one strategic threat to the United States, as reported in the February 2015 Worldwide Threat Assessment. Over the past few years the number of cyber attacks perpetrated by criminals, hackers and foreign nations against the U.S. Government’s networks has risen sharply. Potential state and non-state adversaries conduct malicious cyber activities against U.S. interests globally and in a manner intended to test the limits of what the U.S. and the international community will tolerate. Actors may penetrate U.S. networks and systems for a variety of reasons, such as to steal intellectual property, disrupt an organization’s operations for activist purposes, or to conduct disruptive and destructive attacks to achieve military objectives.

Since developing its first cyber strategy in 2011, the Department of Defense (DoD) has made significant investment and progress in building its cyber capabilities, developing its organizations and plans, and fostering the partnerships necessary to defend the country and its interests. However, as potential adversaries have also invested significantly in advancing their cyber capabilities, additional investment by the DoD will be needed to counter potential cyberattacks against the United States. As outlined in the 2014 Quadrennial Defense Review, the DoD has stated it will continue to invest in improving and expanding its cyber capabilities and forces to enhance the department’s ability to conduct cyberspace operations, support military operations worldwide, and ensure U.S. national security.

U.S. national security is entrusted to a wide range of government organizations, including the Department of Defense, Department of State (DoS), Department of Homeland Security (DHS), and the Intelligence Community (IC). The FY 2016 President’s DoD budget request accounts for approximately 14.7% of the total budget authority requested by the current Administration. The FY 2016 DoD budget request is $585.3 billion, including a base budget of $534.3 billion and $50.9 billion for overseas contingency operations, representing an increase in the DoD base budget of $38.2 billion from the 2015 enacted DoD base budget of $496.1 billion. The DoD projects the base budget will increase to $570.0 billion by 2020.

The FY 2016 President’s DoS and United States Agency for International Development (USAID) budget request is $50.3 billion, including a base budget of $43.2 billion and $7.0 billion for overseas contingency operations, representing an overall budget increase of approximately $2.8 billion from the FY 2015 estimated budget of $47.5 billion. The FY 2016 budget allocation for the IT Central Fund (ITCF) is $234.4 million, an 8.1% increase over the FY 2015 estimated budget of $216.8 million. The ITCF modernizes critical IT systems and maintains essential IT services throughout the department.

The FY 2016 President’s DHS budget request is $41.2 billion, compared to $38.2 billion in FY 2015. As DHS has stated that safeguarding and securing cyberspace is a key focus area for the department, the FY 2016 budget request supports the DHS’s two primary cyber acquisition programs: $497.8 million for Network Security Deployment, which enables the department to detect malicious traffic targeting federal networks and prevent malicious traffic from harming those networks, and $102.6 million for the Continuous Diagnostics and Mitigation (CDM) program, which provides hardware, software, and services designed to support activities that strengthen the operational security of federal networks.

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U.S. national security activities are also conducted by the U.S. Intelligence Community, a group composed of 17 agencies, departments, organizations, and branches of the U.S. military, which are organized to gather, analyze, and distribute intelligence. For FY 2016, the collective base budget request of the IC included $17.9 billion for the Military Intelligence Program (MIP) and $53.9 billion for the National Intelligence Program (NIP). The FY 2016 budget allocations represent growth of 7.8% and 6.9% over the FY 2015 budget estimates for the MIP of $16.6 billion and NIP of $50.4 billion, respectively. Key NIP initiatives include improving integration of programs spread across the 17 IC elements, expanding the use of shared IT capabilities, continuing to support the protection and security of the critical networks that facilitate IC information-sharing, and ensuring that mission-critical intelligence information flows anywhere and anytime it is required.

Below is an outline of the key areas of capability that STG believes the U.S. government will continue to prioritize as critical to its defense and national security strategies and that STG believes will drive continued growth in its target markets.

IT Systems and Support Spending

The operations of U.S. defense and federal agencies and the national security community demand a wide variety of technology-based systems and information that are increasingly integrated with support services and solutions in order to successfully offer a range of capabilities that support specific essential missions. These areas include, but are not limited to, C4ISR (command, control, communications, computers, intelligence, surveillance, and reconnaissance), information technology and related services, and other key support services.

Military operations and the modern warfighter rely on integrated technology platforms comprised of C4ISR systems and related information technology architectures (Mission IT). These platforms link networks of signals and sensors to people and platforms, providing greater interoperability within and between allied defense forces, enabling intelligent decision making, and delivering more operationally and cost-effective solutions to the defense and national security communities. In addition, the continuous reliance on C4ISR systems and Mission IT demands the frequent maintenance and upgrade of the platforms. The federal government procures systems and software engineering, integration, and technology development services to ensure that the technology is able to perform effectively, address evolving and complex challenges, and be customized for specific missions.

Information technology in the federal government spans a variety of initiatives in addition to areas focused on mission-oriented defense and national security, such as the growth and management of the significant administrative IT backbone of the defense and intelligence communities, which enables more routine but necessary communication. In addition, there is a complex systems architecture for managing the health and welfare of personnel. Furthermore, technology advancements have enabled new capabilities in information sharing which DoD and federal agencies are seeking. These agencies are focused on expanding, upgrading, and integrating their IT architecture to enhance information security, facilitate information sharing, increase efficiency, and mitigate costs.

Critical to supporting a wide range of government organizations, including the DoD, DHS, DoS and the Intelligence Community, in their national security initiatives, are the products and services related to information technology. According to the Federal Chief Information Officer, the total federal IT budget request for FY 2016 is approximately $86.4 billion, including the DoD IT budget request of $37.3 billion, representing an increase of 2.9% from the FY 2015 DoD IT budget request of $36.3 billion.

Due to an emphasis on cost effective federal IT spending, agencies have increased their use of agile development practices and evidence in the IT portfolio illustrates that agile projects have been nearly twice as likely to deliver on time as those using traditional development techniques, and have been 40% more likely to deliver planned capabilities on budget. The DoS, a leader in adopting agile development, has improved its average project delivery time from 235 days in May 2013 to 111 days.

Cybersecurity and Secure Information Systems

Cyber attacks target networks and attempt to disrupt or sabotage information and control systems. Cyber attacks targeting networks to access sensitive data, disrupt systems and operations, and sabotage critical infrastructure are increasing in both frequency and sophistication, with perpetrators able to operate individually or in organized cells from anywhere in the world as part of terrorist, criminal or state networks. In recognition of these dynamics and the threats they pose to U.S. national security, the U.S. government is channeling greater resources into the drive to identify the sources of such attacks and develop and implement effective counter-measures. Although this drive is not simply a matter of technology, STG believes that the development of advanced technological responses will remain the key element of defending networks, systems and critical infrastructure. In April 2015, the DoD outlined a new comprehensive cyber strategy with the purpose of guiding the development of DoD’s cyber forces and strengthening its cyber defense and cyber deterrence posture. The DoD’s cyber strategy focuses on building cyber capabilities and organizations for three principal cyber missions: (1) defend DoD networks, systems and information; (2) defend the U.S. and its interests against cyber attacks of significant consequence; and (3) provide integrated cyber capabilities to support military operations and contingency plans.

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In FY 2016, the President’s budget proposes approximately $14 billion in cybersecurity funding to enhance America’s cyber capabilities. The budget continues to support the construction of the Joint Operations Center of U.S. Cyber Command (USCYBERCOM) at Fort Meade, Maryland, which is scheduled for occupation in FY 2018. The DoD’s budget also includes $12.3 billion in science and technology investment to advance U.S. technological superiority, a portion of which supports cyberspace programs and other research and technology projects to develop the requisite tools to accomplish the mission to protect national interests.

Competitive Strengths

Agile Technology Development Tailored to Customer Needs

STG’s innovative approach to technology development gives it the ability to adapt quickly to customer needs in a rapidly evolving technology environment. Many larger prime contractors can have difficulty incorporating newer, disruptive technologies because their business models rely on larger programs of record and multi-year technology development cycles to support larger overhead. STG’s approach enables it to create and deploy the most effective and cost-effective solution. In a changing procurement climate, this type of creativity and agility is critical. In addition to being more innovative and adaptive than many larger players, STG believes it is also more stable and established than many small businesses in the Defense Technology market. Customers require financial and operational stability, especially in mission-critical contexts, and STG has an established, trusted record of high-level performance that spans four decades. Additionally, many smaller businesses do not have the talent or the infrastructure to support programs that require world-class capabilities to protect national security interests.

Established, Long-Standing Customer Relationships

STG has developed trusted, enduring relationships across an exceptionally broad customer base in the defense, national security and federal/civilian landscape, which is a testament to its customers’ sustained confidence in its capabilities and its commitment to exceptional delivery. STG’s average period of continuous performance across its customer base is over a decade. STG has worked with the U.S. Army for 17 years, the Department of State continuously for more than 20 years, the Department of Defense for over 17 years, the Department of the Treasury for over 15 years, and key elements of the Intelligence Community for over 12 years.

Diverse Contract Base

In addition to a diverse customer base, STG is positioned on a wide range of contract vehicles, atypically broad for a company its size. STG has positions on NETCENTS II, ITES-2, EAGLE II, CIO-SP3, SPAWAR ICO, GSA Alliant, and another large classified ID/IQ, as well as numerous single awards. Its breadth and diversity of contract vehicles provides its customers with various options to procure the solutions they require.

Strong Backlog and New Business Pipeline

STG has a robust backlog of more than $417.9 million on active contracts, of which $85.2 million was funded and $332.7 million was unfunded, spanning more than 112 discrete contracts or task orders. Because STG performs tasks that are essential to the day-to-day operations and core missions of its customers, the budgets for its business are well protected and growing. Additionally, STG has a current pipeline of almost $3.5 billion of potential new business opportunities that it is currently pursuing or prospecting.

Experienced and Proven Leadership Team and Highly Skilled Workforce

The company’s directors and officers have combined experience spanning many years of acquiring, leading and growing operating companies addressing US national security priorities, and working at senior levels in the US government’s defense and national security communities. STG’s workforce is staffed by highly skilled, qualified professionals, 78% of which have security clearances, with over 40% holding clearances to Top Secret and above. Over many years, the workforce has consistently earned the trust and confidence of key elements of the U.S. government’s national security community responsible for handling much of the nation’s most sensitive and mission-critical information.

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Strategy for the Combined Company

Having established a strong platform in the mid-tier market, objective of the combined company is to consolidate, grow, and re-position the business as a technology innovator and provider of advanced solutions in the area of cybersecurity, agile software development, and integrated intelligence and data analytics in order to realize a premium valuation as the leading agile and sustainable mid-tier market player. Achieving this objective requires a detailed strategy to drive stronger organic growth in higher margin, high-growth market areas, and accelerated growth through strategic acquisitions using its proprietary mergers and acquisitions pipeline.

Organic Growth

GDEF and STG believe that the combined company is well positioned to achieve strong platform growth, combining STG’s significant, differentiated capabilities with GDEF’s extensive network of government and industry relationships and experience of managing continuous operating improvements to enhance profitability and customer performance. The combined company expects to achieve stronger organic growth through deeper and broader client relationships, a sustained emphasis on business efficiencies and the accelerated development of new solutions and capabilities.

Key areas of organic improvement to realize this growth include:

Business Development

The combined company will seek to align business development processes with strategic objectives, introducing thorough reviews of the qualified opportunity pipeline and proposal submissions to enhance overall prospects of success on each opportunity.

Optimize Operational Efficiency

The combined company will review and enhance program management and pricing models, direct and indirect costs, and G&A infrastructure in order to improve margins. Additionally, GDEF and STG believe that the combined company can deliver an operating model and structure that is optimized to function effectively in the public markets and develop legal, financial and human resources processes and procedures to meet public company standards.

Significant Cross-Selling Opportunities

Significant opportunities exist for the combined company’s differentiated capabilities to be marketed and sold across adjacent clients in the defense, federal civilian, and intelligence communities.

Continue to Shift Services to Higher-End Solutions

The combined company aims to increase the amount and scale of higher margin work in the cyber, intelligence and software development market segments by broadening and deepening its footprint in currently under-developed customer sets through smart cross-selling and client penetration initiatives. For example, it will seek to strategically expand its presence in software development opportunities to displace legacy systems, such as financial services.

Inorganic Growth

The combined company intends to accelerate growth through acquisitions, and plans to build differentiated capabilities and new customers and contracts, with a focus on complementary, high-end technologies. It has established detailed plans to maximize leverage as a public company to accelerate growth through the acquisition of differentiated capabilities to achieve new customer penetration and enhance the sophistication of its offerings to existing customer sets. These plans include:

Utilize Existing M&A Pipeline

The combined company will seek to utilize its existing pipeline of more than 40 acquisition targets with revenue between $40 million and $100 million and EBITDA between $5 million and $15 million to expand its capability and base customer set.

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Add IP and Complementary, Differentiated Capabilities

The combined company plans to target mergers and acquisitions opportunities with strong intellectual property and differentiated capabilities complementary to its platform, with a focus on high-end technologies that will scale and command premium valuations, including mobile application development, mobile technology systems, agile software development and advanced data analytics.

Expand Customer and Contract Vehicle Base

The combined company will place emphasis on acquiring businesses that will give it access to key new customers and large contract vehicles.

Competition

STG’s competitors span large, publicly traded organizations with a broad range of services and capabilities, to smaller, niche players that are privately held. Its larger competitors include Booz Allen Hamilton, CACI International, General Dynamics Information Technology, Leidos Holdings, ManTech International, Science Applications International Corporation, and SRA International, among others. Smaller players (usually less than $100 million in revenue) can often employ work on small business set-aside contracts.

As an agile and highly capable business, STG has been particularly adept at acquiring prime positions on large ID/IQ vehicles. As such, STG often competes at a task order level, where knowledge of the customer and their contractual and technical requirements is crucial to winning business. STG has a particularly broad variety of contract vehicles for a business of its size. This provides a highly valuable opportunity to market its services to any U.S. government agency. STG has deep insight into customer needs, their goals and their challenges; its customers typically consider technical capabilities and approach, personnel quality and management capabilities and past performance and price.

Customers

STG is currently contracted with 50 U.S. Federal Government organizations, and it derives the majority of its revenue from contracts with U.S. Government agencies with a national security mission. For 2014, STG derived approximately 42% of its revenue from the Department of Defense; approximately 30% from the Department of State; approximately 22% from other Federal Civilian agencies, with most of that revenue coming from the Department of Homeland Security; and approximately 6% coming from the Intelligence Community.

STG’s customers include various defense, intelligence, federal, and other national security agencies such as:

	Department of Defense		National Agencies/Other

•	U.S. Army Network Enterprise Technology Command (NETCOM)	•	Department of State
•	U.S. Army Test and Evaluation Center (ATEC)	•	Department of Homeland Security
•	U.S. Army Forces Command (FORSCOM)	•	Intelligence Community
•	U.S. Army Research Laboratory (ARL)	•	U.S. Customs and Border Protection
•	U.S. Marine Corps	•	U.S. Drug Enforcement Administration
•	Space and Naval Warfare Systems Command (SPAWAR)	•	U.S. Internal Revenue Service

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Contracts

STG derives its revenue primarily from contracts with U.S. government agencies, where STG provides its services and solutions under three types of federal government contracts: time-and-materials, cost-plus fixed fee, and firm fixed-price.

For the year ended December 31, 2014, STG derived approximately 37%, 35%, and 28% of its revenue from time-and-materials, cost-plus fixed fee, and firm fixed-price contracts, respectively, and approximately 85% of its revenue was derived from contracts in which STG was the prime contractor with the remaining 15% being derived from contracts in which STG was a subcontractor. In 2014, STG’s largest single-contract award accounted for approximately 8% of its total revenue, and its top five largest contracts accounted for 33% of total revenue.

In 2014, approximately 53% of its revenue was derived from stand-alone contracts, 26% from Blanket Purchase Agreements (BPAs) and General Services Administration (GSA) schedules, and 21% from agency-sponsored Indefinite Delivery, Indefinite Quantity (ID/IQ) contracts. The aggregate contract ceiling value across active ID/IQs, GSA schedules and stand-alone contracts is more than $180 billion (excluding unlimited ceiling vehicles).

Backlog

STG defines total backlog as the amount of revenue it expects to realize (i) over the remaining base contract performance period and (ii) from the exercise of option periods that it reasonably believes will be exercised, in each case from signed contracts in existence as of the measurement date. STG also includes in backlog its estimates of revenue from future delivery orders on requirements and ID/IQ contracts. At times, its estimates of future revenue on such contracts are less than the contract ceiling.

STG defines funded backlog as the portion of its total backlog for which funding is currently appropriated and obligated to it under a signed contract or task order by the purchasing agency, or otherwise authorized for payment to it by a customer upon completion of a specified portion of work. STG’s funded backlog does not include the full potential value of its contracts, because Congress often appropriates funds to be used by an agency for a particular program or contract only on a yearly or quarterly basis, even though the contract may call for performance over a number of years. As a result, contracts typically are only partially funded at any point during their term, and all or some of the work to be performed under the contracts may remain unfunded unless and until Congress makes subsequent appropriations and the procuring agency allocates funding to the contract. Unfunded backlog is total backlog minus funded backlog.

As of June 30, 2015, STG’s total backlog was $417.9 million, of which $85.2 million was funded and $332.7 million was unfunded. As of August 19, 2015, the value of proposals submitted and contracts up for award amounted to $676.3 million. Announcements of these awards are expected in 2015. As of June 30, 2014, STG’s total backlog was $483.0 million, of which $109.9 million was funded and $373.1 million was unfunded.

As of June 30, 2015, STG expects to recognize approximately 21% or $88.7 million of its backlog as revenue in the remainder of 2015.

Regulatory Matters

STG must comply with laws and regulations relating to the formation, administration, and performance of U.S. Government contracts. The Federal Acquisition Regulation, or FAR, which mandates uniform policies and procedures for U.S. Government acquisitions and purchased services, governs the majority of its contracts. Individual agencies also have acquisition regulations that provide implementing language for the FAR or that supplement the FAR.

Other federal regulations require certification and disclosure of cost or pricing data in connection with contract negotiations for certain types of contracts, define allowable and unallowable costs, govern reimbursement rights under cost-based contracts, and restrict the use, dissemination and exportation of products and information classified for national security purposes.

Additionally, federal government contracts, by their terms, generally can be terminated at any time by the federal government, without cause, for the convenience of the federal government. If a federal government contract is so terminated, STG would be entitled to receive compensation for the services provided and costs incurred through the time of termination, plus settlement expenses and a negotiated amount of profit. Federal government contractors who fail to comply with applicable U.S. Government procurement-related statutes and regulations may be subject to potential contract termination, suspension and debarment from contracting with the U.S. Government, or other remedies. See “Risk Factors” for a description of the various risks STG may face regarding laws and regulations relating to U.S. Government Contracts.

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Employees

As of June 30, 2015, STG had 1,062 full-time and part-time employees. Security clearances are held by 906 of STG’s employees with 499 of those clearances at the level of Top Secret or above. None of STG’s employees are subject to collective bargaining agreements.

Properties

STG’s executive offices and certain of its operations are located at 11091 Sunset Hills Road, Suite 200, Reston, VA (35,491 square feet). STG also has other facilities in Sierra Vista, AZ (6,450 square feet); Charleston, SC (2,518 square feet); Stafford, VA (4,980 square feet); Arlington, VA (12,530 square feet), and Doha, Qatar (132 square feet). Most of its employees are located in Reston, Sierra Vista, and Charleston, SC.

Intellectual Property

STG does not fund or invest into any material research and development initiatives. STG’s technology development, integration and implementation services within the cybersecurity, software development and intelligence and analytics business areas are not generally dependent upon any codified intellectual property of its own. STG claims a proprietary interest in certain service offerings, approaches, methodologies and know-how. It does not consider its business to be materially dependent on the protection of such proprietary methodologies. Additionally, STG has a number of trade secrets that contribute to its success and competitive positioning, and it endeavors to protect this information. While protecting trade secrets and proprietary information is important, STG is not materially dependent on any specific trade secret or group of trade secrets. Other than licenses to commercially available third-party software, STG has no licenses to intellectual property that are significant to its business.

Legal Proceedings

STG is from time to time subject to various claims and lawsuits incidental to its business. In the opinion of management, these claims and suits, individually or in the aggregate, will not have a material adverse effect on STG’s consolidated financial statements, results of operations or liquidity.

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EXECUTIVE OFFICERS, DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE COMPENSATION OF STG

Set forth below are the names, ages and positions of each of the executive officers and directors of STG

Executive Officers and Directors

 Simon S. Lee, Chairman and Chief Executive Officer

Simon S. Lee founded STG in 1986 as the Software Technology Group. Before founding STG, Mr. Lee performed in senior technical positions with various technology firms in the Washington, DC area.

Mr. Lee serves as the sole director on STG’s board of directors.

Mr. Lee holds a B.S. in Industrial Engineering from Korea University and an M.S. in Systems Engineering from the George Washington University.

Paul A. Fernandes, President

Paul A. Fernandes joined STG in 2004 and has served as STG’s President since 2012. Mr. Fernandes has previously served as Chief Operating Officer, Senior Vice President, Defense Sector, and Senior Vice President of STG’s Civil Agencies Sector.

Mr. Fernandes has a B.S. degree in Management from Bellevue University and served in the U.S. Air Force.

Glenn W. Davis, Jr., Senior Vice President, Defense Sector

Glenn W. Davis, Jr. has served as Senior Vice President of STG’s Defense Sector since 2013.

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From 2007 through 2013, Mr. Davis served as Corporate Senior Vice President for Business Growth at The CENTECH Group.

Mr. Davis is a veteran of the U.S. Army and has more than 20 years of experience in the Federal services contracting arena. He holds a Master's in Business Administration degree from Webster University, a Master's in Military Arts and Sciences degree from the School of Advanced Military Studies (SAMS), a Bachelor of Science degree in Information Systems Management from University of Maryland University College, a Bachelor of Science degree in Industrial Engineering from Truman State University and is a recent graduate of Harvard Business School, Families in Business Program.

Keith Lynch, Vice President of Finance & Accounting

Keith Lynch has been STG’s Treasurer and Assistant Secretary since 2014. He has been STG’s Corporate Controller since he joined the company in 2005.

Prior to joining STG, Mr. Lynch worked for the public accounting firms of Argy, Wiltse and Robinson and Price Waterhouse.

Mr. Lynch holds a B.S. in Accounting from the University of Richmond and is a Certified Public Accountant licensed in both Maryland and Virginia.

Executive Compensation

As an emerging growth company, STG has reduced disclosure obligations regarding executive compensation and is subject to the rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for STG’s principal executive officer and the next two most highly-compensated executive officers.

The tabular disclosure and discussion that follow describe STG’s executive compensation program during the most recently completed fiscal year, ended December 30, 2014, with respect to STG’s named executive officers, including: Simon S. Lee, STG’s Chief Executive Officer, and Paul A. Fernandes, STG’s President and COO.

Summary Compensation Table

The following table presents summary information regarding the total compensation for the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non- equity Incentive Plan Compensation ($) (1)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Simon S. Lee, Chief Executive Officer	2014	750,000	‒‒	‒‒	20,000	‒‒	189,238	959,238
Paul A. Fernandes, President and COO	2014	400,752	‒‒	‒‒	180,301	‒‒	61,654	676,454
Patrick Attilio, Chief Financial Officer (3)	2014	389,252	‒‒	‒‒	196,518	‒‒	100,640	686,411

(1)	Amounts awarded as Management by Objective (“MBO”) bonuses under STG, Inc.’s 2014 Incentive Plan.

(2)	Amounts reflect paid time off payments.

(3)	Mr. Attilio was separated from STG as of September 9, 2014.

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Executive Agreements

Each of STG’s current named executive officers is employed at-will, with no severance or change in control entitlement except as described below.

Annual Cash Incentive Awards

STG provides annual bonuses under its incentive plan. Mr. Lee, Mr. Fernandes and Mr. Attilio participate in this plan. Each participant is assigned a target bonus percentage of base salary dependent on meeting financial metrics. For 2014, Mr. Attilio was paid his full bonus potential in accordance with the employment termination provisions under the MBO agreement. Mr. Fernandes was paid $56,211 for his 2014 MBO bonus in addition to a $100,000 CEO discretionary performance bonus. Amounts also include an additional $24,090, which was withheld from Mr. Fernandes’s 2014 MBO bonus and due to be paid upon change of control.

Mr. Fernandes’s bonus is determined based on STG revenue, EBITDA, new business bookings and days sale outstanding, as well as individual goals.

Deferred Compensation

Mr. Fernandes participates in a deferred compensation plan sponsored by STG for employees that are classified as Vice Presidents and above. Participants can make deferral contributions, which can range from 0% to 75% of an employee’s non-bonus compensation and 0% to 100% of an employee’s bonus compensation. STG may make discretionary employer contributions, as determined by STG in its sole discretion from time-to-time in writing. No matching contributions are available under the plan. The vesting schedule for employer contributions is: (i) zero years of service = 33% vested; (ii) one year of service = 33% vested; (iii) two years of service = 66% vested; (iv) three years of service = 100% vested. A participant is 100% vested in his employer contributions upon retirement eligibility (age 55 and 0 years of service), death, or disability. Participants can elect to receive distributions in a lump-sum or installments for deferral contributions and employer contributions, upon a (i) specified date or (ii) separation from service. Mr. Fernandes has elected to have his service end date as the date of payment (or beginning of payments in the event of installments). Participants will receive a lump- sum payment in the event of death. Lump sums will be paid on the 1st day of the month following the payment-triggering event. Installment payments start on that date and are payable annually thereafter over a time period of 2 to 10 years as elected by the participant. Employer contributions automatically vest upon a change in control. A change in control will also trigger payment to the participant in a lump sum.

Phantom Stock Appreciation Awards

STG sponsors a management incentive plan under which participants, including Mr. Fernandes, receive phantom stock appreciation rights called “participation rights” which share in the increase in the value of STG. The value of each participation interest is the increase in the value of STG since the award date multiplied by the percentage stated in the award agreement. Participants vest on a daily basis over a three-year period. If the participant remains employed through the 5th anniversary date, payments are made in three installments: (i) 1/3 of the participant’s plan account on the first business day on or immediately after the 5th anniversary of the grant date; (ii) 1/2 of the participant’s plan account is paid on the 6th anniversary date of the grant date; and (ii) the remaining balance in the participant’s plan account is paid as of the 7th anniversary date of the grant date. If there is a change in control, a participant becomes fully vested in his or her plan account if the participant has not had a separation from service on the date a change of control occurs. Upon a change of control, all earned amounts payable that have not been fully paid are paid in a single lump sum within five (5) business days of such change of control.

In 2014, Mr. Fernandes received no compensation under the Management Incentive Plan.

Potential Payments Upon Termination or Change in Control

A change in control of STG would accelerate payments under STG’s deferred compensation plan. Under the deferred compensation plan, employer contributions automatically vest upon a change in control. A change in control will also trigger lump sum payments to the participants. In the event the STG Stockholders own less than 70% of the combined company, the Business Combination will constitute a change in control and trigger the payments described on the below chart, which represent voluntary employee contributors since the plan’s adoption that are fully vested:

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Golden Parachute Compensation Table

Executive Officer	Cash ($)	Equity ($)	Pension/NQDC ($)	Perquisites / Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Simon S. Lee	‒‒	‒‒	‒‒	‒‒	‒‒	‒‒	‒‒
Paul A. Fernandes	3,063,933	‒‒	‒‒	‒‒	‒‒	‒‒	3,063,933
Patrick Attilio	‒‒	‒‒	‒‒	‒‒	‒‒	‒‒	‒‒

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions of GDEF

In order to finance transaction costs in connection with an intended initial business combination, our Sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts (subject to any conversion thereof). In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment.

In July 2013, we issued 2,003,225 Sponsor’s Shares to the Sponsor for an aggregate purchase price of $25,000.

On May 15, 2014 and May 12, 2015, we issued non-interest bearing convertible promissory notes in the amounts of $1,263,263 and $1,343,790, respectively. These convertible notes are due on the earlier of (1) July 24, 2015, or (2) immediately following the consummation of the initial business combination. At our Sponsor’s election, following the consummation of a business combination, the notes will convert into GDEF Common Stock at the greater of (1) $10.00 per share, and (2) the 30 day trailing average of the closing price per share.

Simultaneously with the closing of our initial public offering, we completed the private sale of 721,500 shares of Private Placement Shares at a purchase price of $10.00 per Private Placement Share (including 76,500 shares from exercising of the over-allotment), to our Sponsor, generating gross proceeds to GDEF of $7,215,000 (including additional an $76,500 as a result of the over-allotment being exercised). The Private Placement Shares are identical to the shares sold in our initial public offering, except that our Sponsor has agreed (1) to vote the Private Placement Shares in favor of any proposed business combination, and (2) not to convert any Private Placement Shares in connection with a stockholder vote to approve any proposed initial business combination or to sell any Private Placement Shares to GDEF pursuant to any tender offer in connection with any proposed initial business combination. Additionally, our Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares (except to certain permitted transferees) until 30 days after the completion of our initial business combination.

The Sponsor’s Shares are identical to the Public Shares, except that (1) the Sponsor’s Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our Sponsor has agreed: (i) to waive its redemption rights with respect to its Sponsor’s Shares, Private Placement Shares and Public Shares in connection with the consummation of a business combination and (ii) to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares if we fail to consummate a business combination within 24 months from the date of our prospectus (October 24, 2013). However, our Sponsor will be entitled to redemption rights with respect to any Public Shares it holds if we fail to consummate a business combination within such time period. If we submit our initial business combination to our Public Stockholders for a vote, our Sponsor has agreed to vote its Sponsor’s Shares, Private Placement Shares and any Public Shares held in favor of our initial business combination.

Our Sponsor has agreed to waive its pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable) with respect to the Sponsor’s Shares and Private Placement Shares (i) in connection with the closing of a business combination, (ii) if we fail to close our initial business combination within 21 months of the date of our prospectus (October 24, 2013) (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our Sponsor should acquire Public Shares after the IPO, it will be entitled to a pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable) with respect to such Public Shares if we fail to close a business combination within the required time period. If we submit our initial business combination to our Public Stockholders for a vote, our Sponsor has agreed to vote its Sponsor’s Shares, Private Placement Shares and any Public Shares held in favor of our initial business combination.

All of the Sponsor’s Shares have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Of the total Sponsor’s Shares, 50% of such shares will be released from escrow six months after the closing of the business combination. The remaining 50% of the Sponsor’s Shares will be released from escrow one year after the closing of the business combination.

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Our Sponsor will be entitled to registration rights pursuant to a registration rights agreement. Our Sponsor is entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock commencing on the date such common stock is released from lockup. We will bear the expenses incurred in connection with the filing of any such registration statements.

On the date that our securities were first listed on the NASDAQ, October 24, 2013, we agreed to pay our Sponsor a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement was agreed to by our Sponsor for our benefit and is not intended to provide our Sponsor compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

All ongoing and future transactions between us and any of our officers and directors and their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. We will not enter into a business combination or invest alongside any of our directors, officers, any affiliate of ours or of any of our directors or officers or a portfolio company of any affiliate of our directors or officers.

Related Person Transactions of STG

A company owned by a party related to the majority stockholder of STG is a subcontractor to STG on various contracts. As of December 31, 2014 and 2013, amounts due to this entity relating to work performed under subcontracts totaled $0.10 million and $0.11 million, respectively. STG also recorded direct costs of $0.58 million, $0.44 million and $0.16 million for the years ended December 31, 2014, 2013, and 2012, respectively, relating to such work performed.

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DESCRIPTION OF GDEF SECURITIES

General

Our Charter authorizes the issuance of up to 100,000,000 shares of GDEF Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of August 18, 2015, we had 6,023,928 outstanding shares of GDEF Common Stock. No shares of GDEF preferred stock are currently outstanding.

The following description summarizes all of the material terms of our securities under the Charter following the consummation of our Business Combination. Because it is only a summary, it may not contain all the information that is important to you. We urge you to read our proposed Charter in its entirety for a complete description of the rights and preferences of GDEF’s securities following the Business Combination. The proposed Charter is described in “Post-Business Combination Charter Proposal” and “Corporate Purpose Charter Proposal” and the full text of the proposed Charter is attached as Annex C to this proxy statement.

 Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

Common Stock Prior to the Business Combination

In connection with any vote held to approve our initial business combination, each of our Sponsor, as well as all of our officers and directors, has agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the Sponsor’s Shares and the Private Placement Shares, and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such closing. If the Pre-Business Combination Net Tangible Asset Charter Proposal is approved, this provision will be clarified to state that in no event will we consummate a business combination if such redemptions would cause our net tangible assets to be less than $5,000,001. In addition, we will consummate the Business Combination only if we receive the affirmative vote of a majority of outstanding shares of GDEF Common Stock entitled to vote thereon as of the record date.

Pursuant to our existing Charter, if we do not close our initial business combination within 24 months from the date of our IPO prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our Public Stockholders are entitled to share ratably in the Trust Account, based on the amount held in the Trust Account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the Trust Account upon the redemption of 100% of our outstanding public shares, the underwriters have agreed that: (1) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the Trust Account, and (2) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the Public Stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our Sponsor has agreed to waive its rights to participate in any liquidation distribution occurring upon our failure to close our initial business combination with respect to the Sponsor’s Shares and Private Placement Shares. Our Sponsor will therefore not participate in any liquidation distribution with respect to such shares. It will, however, participate in any liquidation distribution with respect to any shares of GDEF Common Stock acquired in or following our IPO.

Public Stockholders have the right to have their shares of GDEF Common Stock converted to cash equal to their pro rata share of the Trust Account in connection with the special meeting, regardless of whether they vote for or against the proposed business combination, or if they seek to sell their shares in a tender offer in connection with such business combination and the business combination is completed. In addition, if a business combination is not closed prior to 24 months after the date of our IPO, then GDEF shall, as promptly as possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, less franchise and income taxes to the extent they may be paid from interest earned on the Trust Account, divided by the number of then outstanding public shares.

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Preferred Stock

There are no shares of preferred stock outstanding. Our Charter authorizes the issuance of 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our shares is American Stock Transfer & Trust Company, Brooklyn, New York.

Listing of our Shares

We are listed on the NASDAQ under the symbol “GDEF.” We cannot assure you that our shares will continue to be listed on NASDAQ as we might not in the future meet certain continued listing standards. See the risk factor titled “NASDAQ may delist our shares from quotation on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions” for a discussion of NASDAQ’s continued listing standards.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of such annual meeting is first made by our company). Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Delaware Takeover Statute

Our Charter provides that we elect not to be subject to Section 203 of the DGCL, which would have imposed additional requirements regarding certain mergers and other business combinations. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Quorum

Except as otherwise required by law, our Charter or the rules and regulations of any securities exchange or quotation system on which our securities are listed or quoted for trading, at all meetings of our board of directors or any committee thereof, a majority of our board of directors or a majority of the directors constituting such committeee.

Calling stockholder meetings

Our amended and restated bylaws provide that our annual meeting shall be called by our board of directors, and that our special meetings may be called by our chairman, president or secretary at the direction of at least a majority of our board of directors.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

No stockholder action by written consent

Our amended and restated bylaws, which will become effective after the consummation of the Business Combination, provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Amendment of Bylaws and Charter

Our amended and restated bylaws provide that the holders of at least two-thirds of our issued and outstanding capital stock entitled to vote in connection with the election of directors have the power to amend or repeal our bylaws. Our Charter provides that an amendment of certain provisions of our Charter will also require approval of at least two-thirds of our issued and outstanding capital stock entitled to vote.

Classified board of directors

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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•	1% of the number of shares of common stock then outstanding; and

•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

The SEC prohibits the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 8,748,653 shares of common stock outstanding. Of these shares, the 6,900,000 shares sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 of the Securities Act. All of the remaining 2,724,725 shares owned by our Sponsor, as well as any shares received on conversion of the outstanding promissory notes, are (or will be) restricted securities under Rule 144, in that they were (or will be) issued in private transactions not involving a public offering. Similarly, the shares of GDEF Common Stock that we will issue in the Business Combination will be restricted securities for purposes of Rule 144.

Registration Rights

The holders of our Sponsor’s Shares, as well as the holders of the Private Placement Shares and any shares our Sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us, are entitled to certain registration rights pursuant to an agreement signed at the time of our IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Sponsor’s Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Placement Shares or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing two months prior to the date on which we close our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our closing of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to a Registration Rights Agreement that we plan to enter into with the STG Stockholders, the STG Stockholders will also be entitled to demand registration rights and certain “piggy-back” registration rights with respect to their shares of GDEF Common Stock. For more information, see “The Business Combination Agreement – The Registration Rights Agreement”.

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MARKET PRICE AND DIVIDEND INFORMATION OF SECURITIES

Price Range of Securities and Dividends

Price Range of GDEF Securities

Since October 24, 2013, GDEF Common Stock, par value $0.0001 per share, trades on the NASDAQ under the symbol “GDEF”. The following table set forth, for the calendar quarter indicated, the high and low sale prices for GDEF Common Stock as reported on the NASDAQ.

Quarter ended	High	Low
October 24, 2013 to December 31, 2013(1)	$11.39	$10.00
March 31, 2014	$10.20	$10.02
June 30, 2014	$10.62	$10.11
September 30, 2014	$10.79	$10.09
December 31, 2014	$10.35	$10.20
March 31, 2015	$10.41	$10.20
June 30, 2015	$10.65	$10.36
July 1, 2015 to August 12, 2015	$10.90	$10.42

(1)	Represents the high and low sale prices for our shares of common stock from October 24, 2013, the date that our common stock first became tradable

Dividend Policy of GDEF

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Price Range of STG Securities

Historical market price information regarding STG is not provided because there is no public market for STG’s common stock.

Historic Dividend Payments of STG

In 2014, STG paid a dividend of $8.2 million to its stockholders, in 2013, STG paid a dividend of $11.1 million to its stockholders, and in 2012, STG paid a dividend of $11.4 million to its stockholders. In the first quarter of 2015, STG paid a dividend of $1.7 million to its stockholders.

As of the date of this proxy statement, the STG Stockholders were the only stockholders of STG.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following tables and accompanying footnotes set forth the beneficial ownership of GDEF Common Stock as of August 18, 2015 (pre-Business Combination) and the beneficial ownership of GDEF Common Stock immediately following consummation of the Business Combination (post- Business Combination), assuming minimum redemption, 54% redemption and maximum redemption scenarios.

Except as otherwise indicated, the holders listed in the tables have sole voting and investment powers with respect to the shares indicated. Shares that an individual or group has a right to acquire within 60 days pursuant to the exercise or redemption of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The expected beneficial ownership of shares of GDEF Common Stock post-Business Combination assuming minimum redemption has been determined based upon the following (i) 3.9% of Public Shares are redeemed and reissued in a private placement of 232,596 shares to one or more investors who also own or acquire at least 2,325,961 public shares; (ii) 8,578,199 shares of GDEF Common Stock are issued pursuant to the Business Combination Agreement; (iii) 445,161 shares of GDEF Common Stock are contributed by the Sponsor to GDEF and issued by GDEF pursuant to the Business Combination Agreement; and (iv) there will be an aggregate of 17,573,732 shares of GDEF Common Stock outstanding at closing.

The expected beneficial ownership of shares of GDEF Common Stock post-Business Combination assuming 54% redemption has been determined based upon the following (i) 54% of Public Stockholders have exercised their redemption rights to receive cash from the Trust Account in exchange for their shares of GDEF Common Stock and we have not issued any additional shares of GDEF Common Stock; (ii) 8,578,199 shares of GDEF Common Stock are issued pursuant to the Business Combination Agreement; (iii) 445,161 shares of GDEF Common Stock are contributed by the Sponsor to GDEF and issued by GDEF pursuant to the Business Combination Agreement; and (iv) there will be an aggregate of 14,309,804 shares of GDEF Common Stock outstanding at closing.

The expected beneficial ownership of shares of GDEF Common Stock post-Business Combination assuming maximum redemption has been determined based upon the following (i) the maximum number of Public Stockholders have exercised their redemption rights to receive cash from the Trust Account in exchange for their shares of GDEF Common Stock and we have not issued any additional shares of GDEF Common Stock; (ii) 8,578,199 shares of GDEF Common Stock are issued pursuant to the Business Combination Agreement; (iii) 445,161 shares of GDEF Common Stock are contributed by the Sponsor to GDEF and issued by GDEF pursuant to the Business Combination Agreement; and (iv) there will be an aggregate of 12,714,660 shares of GDEF Common Stock outstanding at closing.

In the event that the beneficial ownership information provided in the table below changes due to changes in the share consideration pursuant to the Business Combination Agreement, after the date of this proxy statement, to secure approval of the Business Combination by GDEF stockholders, GDEF will file a Form 8-K disclosing such changes in beneficial ownership. For additional information regarding such purchases, see the section entitled “The Business Combination —Actions that May be Taken to Secure Approval of GDEF Stockholders.”

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	Pre-Business Combination				Post-Business Combination
	Shares of GDEF Common Stock Beneficially Owned		Shares of GDEF Common Stock Beneficially Owned (assuming minimum redemptions)		Shares of GDEF Common Stock Beneficially Owned (assuming 54% redemptions)			Shares of GDEF Common Stock Beneficially Owned (assuming maximum redemptions)
	Number	Percent (1)	Number	Percent	Number (2)		Percent	Number (2)		Percent
Damian Perl Global Defense & National Security Holdings LLC (3)	2,724,725	31.1%	2,526,444	14.4%	2,526,444	(4)	17.7%	2,526,444	(4)	19.9%

North Pole Capital Master Fund (5)	1,128,686	12.9%	1,128,686	6.4%	451,474		3.2%	187,535		1.5%

AQR Capital Management, LLC (6)	895,500	10.2%	895, 500	5.1%	358,200		2.5%	148,791		1.2%

HighVista Strategies LLC (7)	600,000	6.9%	600,000	3.4%	240,000		1.7%	99,692		0.8%

Glazer Capital, LLC (8)	590,000	6.7%	590,000	3.4%	236,000		1.6%	98,031		0.8%

Simon S. Lee (9)	—	—	8,138,169	47.0%	8,138,169		57.9%	8,138,169		65.3%

Julie Lee (10)	—	—	885,191	5.1%	885,191		6.3%	885,191		7.1%

Simon S. Lee Management Trust (11)	—	—	7,261,098	41.9%	7,261,098		51.6%	7,261,098		58.2%

(1)	Based on a total of 8,748,653 shares of GDEF’s common stock issued and outstanding on August 18, 2015.

(2)	Assumes a pro rata redemption of Public Stockholders.

(3)          Global Defense & National Security Holdings LLC, our Sponsor, is the record holder of all of these shares. Mr. Perl, our Chairman of the board of directors, is the ultimate beneficial owner of Global Defense & National Security Holdings LLC and has beneficial ownership of Global Defense & National Security Holdings LLC’s interests in GDEF. The business address of our Sponsor is 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190.

(4)         Excludes 445,161 shares of GDEF Common Stock that GDEF will issue to the Trusts (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Includes shares of GDEF Common Stock into which the convertible promissory notes, issued by GDEF in May 2014 and May 2015 and held by the Sponsor, may be converted at the Sponsor’s election following the consummation of a business combination, at an assumed conversion price of $10.56.

(5)         According to a Schedule 13G filed on February 13, 2015, North Pole Capital Master Fund (“North Pole”), a Cayman Islands exempted company and Polar Securities Inc. (“Polar Securities”), a company incorporated under the laws of Ontario, Canada, have shared dispositive and voting power with regards to the shares. The address of the reporting persons is 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario, Canada M5H 2Y4.

(6)         The reporting persons also include AQR Capital Management Holdings, LLC. Based on the information contained in the Schedule 13G filed on February 17, 2015 by AQR Capital Management, LLC, AQR Capital Management, LLC serves as the investment manager to the AQR Diversified Arbitrage Fund, which holds 8.7% of the total 9.3% amount owned by AQR Capital Management, LLC. AQR Capital Management, LLC has shared dispositive and voting power with regards to the shares. The business address of the reporting persons is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

(7)         The reporting persons also include HighVista Strategies, LLC, HighVista GP Limited Partnership, HighVista GP II Limited Partnership, HighVista III Limited Partnership, HighVista GP, LLC, HighVista I Limited Partnership, HighVista II Limited Partnership, HighVista GP III Limited Partnership, HighVista III, Ltd., HighVista V Limited Partnership, HighVista VI Limited Partnership, HighVista Liquid 1.5 Offshore Fund, HighVista 1.5 U.S. Fund, HighVista Multi-Asset Fund, XL RE Ltd, Brian H. Chu and André F. Perold. Based on the information contained in the Schedule 13G filed on February 17, 2015, HighVista Strategies LLC, HighVista GP, LLC HighVista GP Limited Partnership, HighVista GP II Limited Partnership, HighVista GP III Limited Partnership, HighVista I Limited Partnership, HighVista II Limited Partnership, HighVista III, Ltd., HighVista V Limited Partnership, HighVista VI Limited Partnership, HighVista Liquid Multi-Asset Fund – Moderate (Cayman) Ltd., HighVista 1.5 (Offshore) Ltd., HighVista 1.5 (U.S.) LP, XL Re Ltd, Brian H. Chu and André F. Perold each have sole voting and dispositive power with respect to all shares. The business address of HighVista Strategies, HighVista GP, HighVista GP II, HighVista GP III, HighVista LLC, HighVista I, HighVista II, HighVista V, HighVista VI and HighVista 1.5 U.S. Fund is John Hancock Tower, 50th Floor, 200 Clarendon Street, Boston, MA 02116. The business address for HighVista III, HighVista Liquid Multi-Asset Fund and HighVista 1.5 Offshore Fund is Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies. The business address for XL RE Ltd is One Bermudiana Road, Hamilton HM08, Bermuda.

(8)         The reporting persons also include Paul J. Glazer. Mr. Glazer does not directly own any shares of GDEF Common Stock, but he does indirectly own 590,000 shares of GDEF Common Stock in his capacity as (i) the managing member of Paul J. Glazer, LLC, a Delaware limited liability company, which in turn serves as the general partner of Glazer Capital Management L.P.,("GCM") and Glazer Enhanced Fund, L.P. ("GEF") both Delaware limited partnerships and (ii) the managing member of Glazer Capital, LLC ("GCL") which in turn serves as the investment manager of GCM, GEF, Glazer Offshore Fund, Ltd. ("GOF") and Glazer Enhanced Offshore Fund, Ltd.("GEOF") both Cayman Islands corporations. In addition, GCL manages on a discretionary basis separate accounts for three unrelated entities that own shares of GDEF Common Stock (the “Separate Accounts”). Although Mr. Glazer does not directly own any shares of GDEF Common Stock, Mr. Glazer is deemed to beneficially own the 590,000 shares of GDEF Common Stock held by GOF, GEOF, GCM, GEF and the Separate Accounts. The business address of this stockholder is 623 Fifth Ave., Suite 2502, New York, New York 10022.

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(9)         Simon S. Lee is Trustee for the Simon S. Lee Management Trust (7,261,098 shares), JSL Descendants Trust (454,777 shares) and Brian Lee Family Trust (446,657 shares) (together, with the AHL Descendants Trust and Simon Lee Family Trust, the “Trusts”). The shares shown on the above table as owned by Simon S. Lee include each Trusts’ pro rata share of the 445,161 shares of GDEF Common Stock that GDEF will issue to the Trusts (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Does not include any additional shares that may be acquired, at a price of $10.55 per share, at the Stockholder Representative’s election in exchange for a portion of the cash consideration in the Business Combination in the event that the shares issued to the Trusts would, in the aggregate, equal less than 56.7% of the total outstanding GDEF shares. Also does not include any additional shares that may be acquired in the event that the Business Combination would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement). In such event, additional shares could be acquired by the Trusts at a price of $10.55 per share, at the Stockholder Representative’s election in exchange for a portion of the cash consideration in the Business Combination, so that the Trusts, Sponsor and any other person who receives GDEF common stock in connection with an equity financing completed in connection with the closing, collectively own 80% of the outstanding shares of GDEF common stock following the closing.

(10)         Julie Lee is Trustee for the Simon Lee Family Trust (430,414 shares) and the AHL Descendants Trust (430,414 shares). The shares shown on the above table as owned by Julie Lee include each Trusts’ pro rata share of the 445,161 shares of GDEF Common Stock that GDEF will issue to the Trusts (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Does not include any additional shares that may be acquired, at a price of $10.55 per share, at the Stockholder Representative’s election in exchange for a portion of the cash consideration in the Business Combination in the event that the shares issued to the Trusts would, in the aggregate, equal less than 56.7% of the total outstanding GDEF shares. Also does not include any additional shares that may be acquired in the event that the Business Combination would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement). In such event, additional shares could be acquired by the Trusts at a price of $10.55 per share, at the Stockholder Representative’s election in exchange for a portion of the cash consideration in the Business Combination, so that the Trusts, Sponsor and any other person who receives GDEF common stock in connection with an equity financing completed in connection with the closing, collectively own 80% of the outstanding shares of GDEF common stock following the closing.

(11)         The shares shown on the above table as owned by the Simon S. Lee Management Trust includes each Trusts’ pro rata share of the 445,161 shares of GDEF Common Stock that GDEF will issue to the Trusts (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). Does not include any additional shares that may be acquired, at a price of $10.55 per share, at the Stockholder Representative’s election in exchange for a portion of the cash consideration in the Business Combination in the event that the shares issued to the Trusts would, in the aggregate, equal less than 56.7% of the total outstanding GDEF shares. Also does not include any additional shares that may be acquired in the event that the Business Combination would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement). In such event, additional shares could be acquired by the Trusts at a price of $10.55 per share, at the Stockholder Representative’s election in exchange for a portion of the cash consideration in the Business Combination, so that the Trusts, Sponsor and any other person who receives GDEF common stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of GDEF common stock following the closing.

197

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of certain material U.S. federal income tax consequences to GDEF’s stockholders with respect to the exercise of redemption rights in connection with the approval of the Business Combination (an “Election”). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address the tax consequences to stockholders under any state, local, or non-U.S. tax laws or any other U.S. federal tax, including the alternative minimum tax provisions of the Code and the net investment income tax.

This discussion applies only to stockholders of GDEF who are “United States persons,” as defined in the Code and who hold their shares as a “capital asset,” as defined in the Code. A stockholder is a United States person for U.S. federal income tax purposes if such stockholder is (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in the U.S. or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has in effect a valid election to be treated as a United States person.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special treatment under the Code, including, without limitation, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, cooperatives, banks and certain other financial institutions, insurance companies, tax exempt organizations, retirement plans, stockholders that are, or hold shares through, partnerships or other pass through entities for U.S. federal income tax purposes, United States persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark to market their securities, certain former citizens and long-term residents of the United States, and stockholders holding GDEF shares as a part of a straddle, hedging, constructive sale or conversion transaction.

If a partnership is a stockholder, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners should consult their own tax advisors regarding the specific tax consequences to them of their partnership making the Election.

No legal opinion of any kind has been or will be sought or obtained regarding the U.S. federal income tax or any other tax consequences of making or not making the Election. In addition, the following discussion is not binding on the U.S. Internal Revenue Service (“IRS”) or any other taxing authority, and no ruling has been or will be sought or obtained from the IRS or other taxing authority with respect to any of the U.S. federal income tax consequences or any other tax consequences that may arise in connection with the Election. There can be no assurance that the IRS or other taxing authority will not challenge any of the general statements made in this summary or that a U.S. court or other judicial body would not sustain such a challenge.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF MAKING OR NOT MAKING THE ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX RULES AND POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS PROXY STATEMENT.

198

U.S. Federal Income Tax Treatment of Non-Electing Stockholders.

A stockholder who does not make the Election (including any stockholder who votes in favor of the Business Combination) will continue to own his shares and will not recognize any income, gain or loss for U.S. federal income tax purposes by reason of the Business Combination and consummation of other transactions described in this proxy statement.

U.S. Federal Income Tax Treatment of Electing Stockholders

A stockholder who makes the Election will receive cash in exchange for the tendered shares, and will be considered for U.S. Federal income tax purposes either to have made a sale of the tendered shares (a “Sale”), or will considered to have received a distribution with respect to his shares (a “Distribution”) that may be treated as (i) dividend income, (ii) a nontaxable recovery of basis in his investment in the tendered shares, or (iii) gain (but not loss) as if the shares with respect to which the Distribution was made had been sold.

If a redemption of shares is treated as a Sale, the stockholder will recognize gain or loss equal to the difference between the amount of cash received in the redemption and the stockholder’s adjusted tax basis in the redeemed shares.  Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the redeemed shares exceeds one year as of the date of the redemption. A stockholder’s adjusted tax basis in the redeemed shares generally will equal the stockholder’s acquisition cost for those shares.  Calculation of gain or loss must be made separately for each block of shares owned by a stockholder.  Depending upon a stockholder’s particular circumstances, a stockholder may be able to designate which blocks of stock are redeemed in connection with the Business Combination.

A redemption will be treated as a Sale with respect to a stockholder if the redemption of the stockholder’s shares (i) results in a “complete termination” of the stockholder’s interest in GDEF, (ii) is “substantially disproportionate” with respect to the stockholder or (iii) is “not essentially equivalent to a dividend” with respect to such stockholder. In determining whether any of these tests has been met, each stockholder must consider not only shares actually owned but also shares deemed to be owned by reason of applicable constructive ownership rules. A stockholder may be considered to constructively own shares that are actually owned by certain related individuals or entities. In addition, a right to acquire shares pursuant to an option causes the covered shares to be constructively owned by the holder of the option.

In general, a distribution to a stockholder in redemption of shares will qualify as “substantially disproportionate” only if the percentage of GDEF’s shares that are owned by the stockholder (actually and constructively) after the redemption is less than 80% of the percentage of outstanding GDEF shares owned by such stockholder before the redemption. Whether the redemption will result in a more than 20% reduction in a stockholder’s percentage interest in GDEF will depend on the particular facts and circumstances, including the number of other tendering stockholders that are redeemed pursuant to the Election.

Even if the redemption of a stockholder’s shares in connection with the Business Combination is not treated as a Sale under either the “complete termination” test or the “substantially disproportionate” test described above, the redemption may nevertheless be treated as a Sale of the shares (rather than as a Distribution) if the effect of the redemption is “not essentially equivalent to a dividend” with respect to that stockholder. A redemption will satisfy the "not essentially equivalent to a dividend" test if it results in a "meaningful reduction" of the stockholder's equity interest in GDEF. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over and does not participate in the management of our corporate affairs may constitute such a meaningful reduction. However, the applicability of this ruling is uncertain and stockholders who do not qualify for Sale treatment under either of the other two tests should consult their own tax advisors regarding the potential application of the “not essentially equivalent to a dividend” test to their particular situations.

If none of the tests for Sale treatment are met with respect to a stockholder, amounts received in exchange for the stockholder’s redeemed shares will be taxable to the stockholder as a “dividend” to the extent of such stockholder’s ratable share of GDEF’s current and accumulated earnings and profits. Although it is believed that GDEF presently has no accumulated earnings and profits, it will not be possible to definitely determine whether GDEF will have, as of the end of its taxable year in which the redemption occurs, any current earnings. If there are no current or accumulated earnings or the amount of the Distribution to the stockholder exceeds his share of earnings and profits, the excess of redemption proceeds over any portion that is taxable as a dividend will be treated as a non-taxable return of capital to the stockholder (to the extent of the stockholder’s adjusted tax basis in the redeemed shares). Any amounts received in the Distribution in excess of the stockholder’s adjusted tax basis in the redeemed shares will constitute taxable gain of the same character as if the shares had been transferred in a Sale, and thus will result in recognition of capital gain to the extent of such excess. If the amounts received by a tendering stockholder are required to be treated as a “dividend,” the tax basis in the shares that were redeemed (after an adjustment for non-taxable return of capital discussed above) will be transferred to any remaining shares held by such stockholder. If the redemption is treated as a dividend but the stockholder has not retained any actually owned shares, the stockholder should consult his own tax advisor regarding possible allocation of the basis in the redeemed shares to other interests in GDEF.

199

Information Reporting and Back-up Withholding.

In general, in the case of stockholders other than certain exempt holders, payors are required to report to the IRS the gross proceeds from the redemption of shares in connection with the Business Combination. U.S. federal income tax laws require that, in order to avoid potential backup withholding in respect of certain “reportable payments”, each tendering stockholder (or other payee) must either (i) provide to GDEF such stockholder’s correct taxpayer identification number (“TIN”) (or certify under penalty of perjury that such stockholder is awaiting a TIN) and certify that (A) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest and dividends or (B) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding, or (ii) provide an adequate basis for exemption. Each tendering stockholder that is a United States person is required to make such certifications by including a signed copy of Form W-9 that is included as part of the Letter of Transmittal. Exempt tendering stockholders are not subject to backup withholding and reporting requirements, but will be required to certify their exemption from backup withholding on an applicable form. If GDEF is not provided with the correct TIN or an adequate basis for exemption, the relevant tendering stockholder may be subject to a $50 penalty imposed by the IRS, and any “reportable payments" made to such stockholder pursuant to the redemption will be subject to backup withholding in an amount equal to 28% of such “reportable payments.” Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the stockholder timely furnishes the required information to the IRS.

As previously noted above, the foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any stockholder. We once again urge you to consult with your own tax adviser to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the receipt of cash in exchange for shares in connection with the Business Combination.

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APPRAISAL RIGHTS

Appraisal rights are not available to holders of GDEF Common Stock in connection with the proposed Business Combination.

INDEPENDENT PUBLIC ACCOUNTING FIRM

We expect that KPMG, LLP will continue as our auditor pending the consummation of the Business Combination.

The audited financial statements of GDEF as of December 31, 2014, and for the year then ended, included in this proxy statement have been so included in reliance on a report of KPMG, LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting. We do not expect a representative of KPMG, LLP to be present at the special meeting.

The audited financial statements of GDEF as of December 31, 2013, and for the period from July 3, 2013 (inception) through December 31, 2013, included in this proxy statement have been so included in reliance on a report of Rothstein Kass, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The consolidated financial statements of STG at December 31, 2014 and December 31, 2013, and for each of the three fiscal years in the period ended December 31, 2014, appearing in this proxy statement have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, GDEF and services that it employs to deliver communications to its stockholder are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, GDEF will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that GDEF deliver single copies of the proxy statement in the future. Stockholders may notify GDEF of their requests by calling or writing GDEF at its principal executive offices at (202) 800-4333 or 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, Virginia 20190.

FUTURE STOCKHOLDER PROPOSALS

If our initial business combination is not consummated by October 24, 2015, we will be required to dissolve and liquidate and will conduct no annual meetings thereafter. If the Business Combination consummated, notice of a nomination or proposal must be delivered to us not less than 90 days and no more than 120 days prior to the date we first mailed this proxy statement, or not more than 15 days from the public announcement of the meeting if the meeting is first publicly announced less than 90 days prior to the date of the meeting. You should direct any proposals to our secretary at our principal executive office.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that files with the SEC, including this proxy statement, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at its principal office in Washington, D.C. 20549, at prescribed rates or from the SEC’s website on the Internet at www.sec.gov, free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

201

We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and neither the mailing of this proxy statement to our stockholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

202

Proxy Card
GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.
Proxy for Special Meeting IN LIEU OF 2015 ANNUAL MEETING OF STOCKHOLDERS
to be held on                             , 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Frederic Cassis and Dale R. Davis as proxies of the undersigned (the “Proxies”), to vote, as designated herein, all shares of common stock of GDEF (the “Company”) held by the undersigned on                             , 2015, at a Special Meeting in Lieu of 2015 Annual Meeting of Stockholders (the “Special Meeting”) to be held at 11:00 a.m. Eastern Daylight Time, on , 2015, at 11:00 a.m., and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Stockholders and Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on                             , 2015 (the “Proxy Statement”), with all powers the undersigned would possess if present in person. Please refer to the Proxy Statement for additional details on each of the proposals on which you are being asked to vote. You are encouraged to read the Proxy Statement in its entirety.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Special Meeting and acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by executing a superseding proxy.

NOTE: Please sign exactly as your name appears on your stock certificates. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

Signature

Signature (Joint Owners)

Date

To vote by mail or email, vote, sign and date this proxy card and return to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: AST Proxy Department.

203

THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, SIMPLY SIGN AND DATE THIS PROXY CARD AND RETURN IT TO THE COMPANY.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE:     ☒

Election to Exercise Redemption Rights

You are entitled to exercise redemption rights and demand that the Company redeem your shares of common stock for an amount in cash equal to your pro rata share of the funds being held on deposit in a trust account that was established in connection with the Company’s initial public offering, as discussed in more detail under the heading “Special Meeting in Lieu of 2015 Annual Meeting of GDEF Stockholders—Redemption Rights” in the Proxy Statement by marking the “Exercise Redemption Rights” box below. You do not need to vote against the Business Combination Proposal in order to exercise your redemption rights.

EXERCISE REDEMPTION RIGHTS ☐

If eligible, and you choose to exercise your redemption rights, you will be redeeming your shares of the Company’s common stock for cash and will no longer own those shares. You will only be entitled to receive cash for those shares if (i) the Business Combination is completed and you continue to hold such shares through the closing thereof and (ii) you deliver your shares to the Company’s transfer agent by mail or through the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System in accordance with the delivery requirements discussed in the Proxy Statement under the heading “Special Meeting of GDEF’s Stockholders – Redemption Procedure.”

☐     To vote as the Board of Directors recommends on ALL Proposals mark this box. No other vote is necessary.

(1) The Business Combination Proposal— to consider and vote upon a proposal to approve and adopt the Stock Purchase Agreement, dated as of June 8, 2015 by and between GDEF, STG, the STG Stockholders, the Stockholders’ Representative, and the Sponsor.
FOR	AGAINST	ABSTAIN
☐	☐	☐
(2) Pre-Business Combination Net Tangible Asset Charter Proposal– to consider and vote upon a proposal to adopt changes, to be effective prior to the consummation of the Business Combination to the Amended and Restated Certificate of Incorporation of GDEF (the “Charter”) to clarify the application of the net tangible assets requirement in our Charter.
FOR	AGAINST	ABSTAIN
☐	☐	☐
(2) Pre-Business Combination Equity Issuance Charter Proposal– to consider and vote upon a proposal adopt changes, to be effective prior to the consummation of the Business Combination to our Charter to allow GDEF to issue common stock (or securities convertible into common stock) immediately prior to the consummation of the Business Combination, provided that such stock does not (1) participate in any manner in the proceeds of the Trust Account or (2) vote on the Business Combination
FOR	AGAINST	ABSTAIN
☐	☐	☐
(3) The Post-Business Combination Charter Proposal — to consider and vote upon a proposal to adopt changes to our Charter to, among other things, (a) provide that GDEF’s board of directors shall be divided into three classes; (b) delete certain sections of the Charter that are only applicable to GDEF prior to its consummation of an initial business combination; (c) provide that no action required or permitted at any meeting of stockholders may be taken by written consent without meeting; and (d) provide that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter, repeal or adopt any provision inconsistent with certain sections of the Charter. The proposed amended and restated Charter, which incorporates changes proposed in the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal is attached as Annex C.
FOR	AGAINST	ABSTAIN
☐	☐	☐

204

(4) The Corporate Purpose Charter Proposal — a proposal to amend the Charter, to be effective upon the consummation of our Business Combination, to delete certain provisions of the Charter that limit GDEF’s corporate purpose in the event it does not complete an initial business combination by October 24, 2015. The proposed amended and restated Charter, which incorporates changes proposed in the Post-Business Combination Charter Proposal and the Corporate Purpose Charter Proposal is attached as Annex C.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
(5) Director Election Proposal— to consider and vote upon a proposal to elect 5 directors to serve on the Combined Company’s board of directors, subject to the Business Combination
	FOR	AGAINST	ABSTAIN
Damian Perl
Simon S. Lee
Vice Admiral (ret.) Robert B. Murrett
Hon. David C. Gompert
Hon. Ronald R. Spoehel
(6) The Incentive Plan Proposal —to consider and vote upon a proposal to approve and adopt the Global Defense & National Security Systems, Inc. 2015 Omnibus Incentive Plan, an equity based incentive plan, a copy of which is attached to the accompanying Proxy Statement as Annex D.
	FOR	AGAINST	ABSTAIN

(7) The Stockholder Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting of GDEF stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PLEASE BE SURE TO SIGN ON THE REVERSE SIDE BEFORE MAILING THIS PROXY

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F-1

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

CONDENSED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$519,136	$410,261
Prepaid insurance	48,224	44,884
Total current assets	567,360	455,145
Cash and investments held in Trust Account	72,835,221	72,833,815
Total assets	$73,402,581	$73,288,960

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,717,327	$257,575
Convertible promissory note to affiliate	2,607,053	1,263,263
Due to affiliate	356,421	248,536
Total current liabilities	4,680,801	1,769,374

Deferred underwriters' fees	1,897,500	1,897,500
Total liabilities	6,578,301	3,666,874

Common stock subject to possible redemption:
5,860,120 shares (at redemption value) at June 30, 2015 (6,125,315 shares at December 31, 2014)	61,824,279	64,622,085

Stockholders' equity
Common stock, $.0001 par value, 100,000,000 shares authorized;
3,764,605 and 3,499,410 shares issued and outstanding (excluding 5,860,120 and 6,125,315 shares subject to possible redemption) at June 30, 2015 and December 31, 2014, respectively	376	350

Additional paid-in capital	10,005,203	7,207,424
Accumulated deficit	(5,005,578)	(2,207,773)
Total stockholders' equity	5,000,001	5,000,001
Total liabilities and stockholders' equity	$73,402,581	$73,288,960

See accompanying notes to condensed interim financial statements.

F-2

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended, June 30, 2015	Three Months ended, June 30, 2014	Six Months ended, June 30, 2015	Six Months ended, June 30, 2014

Revenue	$-	$-	$-	$-
General and administrative expenses	2,441,769	164,707	2,799,211	1,363,055
Loss from operations	(2,441,769)	(164,707)	(2,799,211)	(1,363,055)
Interest income	364	11,223	1,406	23,380
Loss before provision for income taxes	(2,441,405)	(153,484)	(2,797,805)	(1,339,675)
Provision for income taxes	-	-	-	-
Net loss attributable to common stock not subject to possible redemption	$(2,441,405)	$(153,484)	$(2,797,805)	$(1,339,675)

Weighted average number of common shares, excluding shares subject to possible redemption - basic and diluted	3,535,735	3,410,807	3,517,859	3,354,820
Net loss per common share, excluding shares subject to possible redemption - basic and diluted	$(0.69)	$(0.04)	$(0.80)	$(0.40)

See accompanying notes to condensed interim financial statements.

F-3

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the six months ended June 30, 2015

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Balances at January 1, 2015	3,499,410	350	7,207,424	(2,207,773)	5,000,001

Decrease in carrying amount of redeemable shares to 5,860,120 shares subject to possible redemption at June 30, 2015	265,195	$26	2,797,779	-	2,797,805

Net loss attributable to common stock not subject to possible redemption				(2,797,805)	(2,797,805)

Balances at June 30, 2015	3,764,605	376	10,005,203	(5,005,578)	5,000,001

See accompanying notes to condensed interim financial statements.

F-4

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the six months ended June 30, 2014

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Balances at January 1, 2014	3,298,212	329	5,084,805	(85,133)	5,000,001

Decrease in carrying amount of redeemable shares to 6,199,529 shares subject to possible redemption at June 30, 2014	126,984	$14	1,339,661	-	1,339,675

Net loss attributable to common stock not subject to possible redemption				(1,339,675)	(1,339,675)

Balances at June 30, 2014	3,425,196	343	6,424,466	(1,424,808)	5,000,001

See accompanying notes to condensed interim financial statements.

F-5

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months ended, June 30, 2015	Six Months ended, June 30, 2014

Cash Flows From Operating Activities:
Net loss	$(2,797,805)	$(1,339,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest on Trust Account	(1,406)	(23,380)
Change in operating assets and liabilities:
Prepaid insurance	(3,340)	65,212
Accounts payable and accrued expenses	1,459,751	187,188
Due to affiliate	107,885	22,498
Net cash used in operating activities	(1,234,915)	(1,088,157)

Cash Flows from Financing Activities:
Proceeds from convertible promissory note to affiliate	1,343,790	1,263,263
Net cash provided by financing activities	1,343,790	1,263,263

Increase in cash	108,875	175,106
Cash at beginning of period	410,261	827,541
Cash at end of period	$519,136	$1,002,647

Supplemental Disclosure of Cash Flow Information:
Cash paid for Franchise taxes	$73,080	$91,277

See accompanying notes to condensed interim financial statements.

F-6

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Global Defense & National Security Systems, Inc. (the “Company”) is an organized blank check company incorporated in Delaware on July 3, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets (“Business combination”). The Company has neither engaged in any operations nor generated revenue to date.

At June 30, 2015, the Company had not commenced any operations. All activity through June 30, 2015, relates to the Company’s formation, the initial public offering (“Public Offering”) described below in Note 3, activities relating to identifying and evaluating prospective Business Combination candidates and activities relating to general corporate matters.

The registration statement for the Public Offering was declared effective on October 24, 2013. The Company consummated the Public Offering on October 29, 2013 and received net proceeds of approximately $73,545,000 which includes $7,215,000 received from the private placement of 721,500 ( the “private placement”) shares to Global Defense & National Security Holdings LLC, a Delaware limited liability Company (the “sponsor”) (as described in Note 3).

The underwriters also exercised their over-allotment option on consummation of the Public Offering on October 29, 2013. The above net proceeds include $9,495,000 as a result of the over-allotment, which includes $765,000 additional private placement.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Public Offering (as defined in Note 3 below), although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

As of June 30, 2015, net proceeds of $72,795,000 from the Public Offering and simultaneous private placements of the placement shares (as described below in Note 3) were held in a trust account (“Trust Account”) in the United States maintained by American Stock Transfer & Trust Company, acting as trustee, and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c) (3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

F-7

On May 20, 2015, the Company received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of NASDAQ that based on the Company’s continued non-compliance with the minimum round lot shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3), the Staff determined to delist the Company’s securities. Following a hearing on June 18, 2015, the NASDAQ Listing Qualifications Panel granted the Company an extension until November 16, 2015 to meet the minimum round lot share requirement.

On July 17, 2015, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved amendments to the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate its initial business combination from July 24, 2015 to October 24, 2015. In accordance with our amended and restated certificate of incorporation, in connection with the Meeting and the approval of the amendments to the Company’s amended and restated certificate of incorporation, our public stockholders were entitled to redeem their Common Stock for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to the Company to pay franchise or income taxes. Our stockholders redeemed 876,072 shares of our Common Stock at a price of $10.55 per share, for a total redemption of approximately $9,242,560 that was effected on July 24, 2015. In addition, in connection with the Meeting, on July 21, 2015, the Company issued a non-interest bearing promissory note to the Sponsor for an aggregate of approximately $361,436. The Company used the proceeds from the note to deposit $0.06 per share that was not redeemed in the Trust Account. The note will be repaid on the earlier of (1) October 24, 2015, or (2) immediately following consummation of the Company’s initial Business Combination. After giving effect to the redemptions and the additional deposit, there was approximately $63,913,876 in the Trust Account as of July 24, 2015, or approximately $10.61 per public share.

On June 8, 2015, we entered into a Stock Purchase Agreement (the “Business Combination Agreement”) by and among the Company, Global Defense & National Security Holdings LLC (“Sponsor’), STG Group, Inc. (“STG”), the STG stockholders thereto (the “STG Stockholders”), and Simon Lee, as Stockholders’ Representative, pursuant to which, in exchange for the transfer to the Company of 100% of the outstanding shares of capital stock of STG, the STG Stockholders will receive a combination of cash and shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), consisting of (a) $75,000,000 in cash and (b) 8,578,199 new shares of the Company’s common stock, valued at a price of $10.55 per share. In addition, the Company will issue to the STG Stockholders 445,161 shares of the Common Stock held by the Sponsor that are being contributed by the Sponsor to the Company immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (subject to reduction to the extent the Sponsor forfeits any of these shares to the Company). In the event that, immediately following the closing, the share consideration would, in the aggregate, be less than 56.7% of the outstanding shares of Common Stock, the Stockholders’ Representative may elect to exchange a portion of the cash consideration for additional shares of Common Stock at a price of $10.55 per share, so that the STG Stockholders will own, in the aggregate, 56.7% of the outstanding shares of Common Stock following the closing. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the Business Combination Agreement as a result of failure to satisfy the Control Requirement (as defined in the Business Combination Agreement), a portion of the cash consideration may be exchanged for additional shares of Common Stock at a price of $10.55 per share, so that the STG Stockholders, the Sponsor and any other person who receives shares of Common Stock in connection with an equity financing completed in connection with the closing, collectively own at least 80% of the outstanding shares of Common Stock immediately following the closing.

The Company will proceed with a Business Combination only if a majority of the outstanding shares of Common Stock cast at the meeting to approve the Business Combination are voted for approval of such Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to have their shares of our Common Stock converted to cash upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for the payment of taxes, divided by the number of then outstanding shares of Common Stock that were sold in the Public Offering, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. These shares of Common Stock were recorded at a redemption value and classified as temporary equity prior to the Public Offering being closed, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon the initial Business Combination. The initial stockholder, Global Defense & National Security Holdings LLC (the “Sponsor”) has agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote its Sponsor’s Shares (as defined in Note 5 below), Private Placement Shares (as defined in Note 3 below) and any Public Shares held, in favor of approving a Business Combination.

Liquidation and going concern

On July 17, 2015, the Company held a special meeting of the stockholders at which its stockholders approved proposals to amend and restate the Company’s amended and restated certificate of incorporation to extend the time that the Company has to complete its initial Business Combination from July 24, 2015 until October 24, 2015. If the Company is unable to consummate its initial Business Combination by October 24, 2015, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for payment of franchise and income taxes, pro rata to its public stockholders by way of redemption of its Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of its net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

The Sponsor has agreed to waive its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares (i) in connection with the consummation of a Business Combination, (ii) if the Company fails to consummate our initial Business Combination within 24 months from the date of its prospectus (October 24, 2013), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon its liquidation prior to the expiration of the 24 month period. However, if its Sponsor should acquire Public Shares in or after the Public Offering, it will be entitled to receive its pro rata share of cash proceeds distributed by the Company with respect to such Public Shares if the Company fails to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not consummate a Business Combination within 24 months from the date of its prospectus (October 24, 2013) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the conversion of its Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial Public Offering price per share of Common Stock in the Public Offering.

F-8

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

In July 2014, the Company identified and corrected an error related to the accounting for the Company’s changes in amounts subject to possible redemption for the period ended December 31, 2013. The Company determined that its changes in amounts subject to possible redemption should have been accounted for as an adjustment to additional paid-in capital instead of as an adjustment to accumulated deficit. There was no change in previously reported total assets, total liabilities, common stock subject to possible redemption or net loss attributable to common shares for any of the periods. The accompanying financial statements have been revised to reflect a balance in accumulated deficit with a corresponding increase of additional paid-in capital as of December 31, 2013. In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), the Company has evaluated these errors and, based on an analysis of quantitative and qualitative factors, has determined that they were not material to each of the prior reporting periods affected and no amendments of previously filed form 10-Q or form 10-K reports with the SEC are required.

Recently adopted accounting standard

The Company complied with the reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities.” At December 31, 2014, the Company adopted Accounting Standards Update (ASU) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholders’ equity. As of June 30, 2015 and December 31, 2014, the Company’s financial statements have been presented to conform with the reporting and disclosure requirements of ASU No. 2014-10.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per share of common share is computed by dividing net loss attributable to common stock not subject to possible redemption by the weighted average number of shares of common share outstanding for the period.

Diluted net loss per share of common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus, to the extent dilutive, the incremental number of common shares to settle the convertible advance made by the Sponsor (see Note 5), as calculated using the treasury stock method. However, due to the losses presented for all periods, incremental common shares are not considered as they are antidilutive. As a result, diluted profit/loss per share of common share is the same as basic profit/loss per common share for the period. At June 30, 2015, the Company had an outstanding advance owing to Sponsor convertible into 247,114 common shares.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

F-9

Fair value of financial instruments

The Company complies with ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2015 and December 31, 2014 respectively, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

Description	June 30, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$72,835,221	$72,835,221	$-	$-

Description	December 31, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$3,563	$3,563	$-	$-
Cash equivalents held in Trust Account: U.S. Government Treasury Bills	$72,830,252	$72,830,252	$-	$-

Recent accounting pronouncement

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of uncertainties about an entity’s ability to continue as a going concern”, which requires management to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, and for interim and annual reporting periods thereafter. Early adoption is permitted. The Company is currently evaluating the adoption of this ASU and its impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At June 30, 2015 and December 31, 2014, the Company has a net deferred tax asset, before valuation allowance, of approximately $1,944,290 and $856,000 respectively, related to net operating loss carry forwards (which begin to expire in 2033), organizational costs, and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48) (now incorporated into FASB ASC 740, Income Taxes), sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized. Based on its analysis, the Company has determined that it has no unrecognized tax benefits as of June 30, 2015. The Company's conclusion may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest and penalties related to unrecognized tax liabilities in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of June 30, 2015. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. The Company may be subject to potential examination by U.S. federal or U.S. states authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal and U.S. state tax laws.

The reconciliation of the U.S. federal statutory income tax rate to the Company's effective tax rate for the three and six months ended June 30, 2015 was as follows:

U.S. federal statutory income tax rate	35%
Increase (decrease) in tax rate resulting from:
State and local income taxes net of federal benefit	3.9%
Change in Valuation Allowance	(38.9)%
Effective tax rate	0%

F-10

Redeemable Common Stock

All of the shares of Common Stock sold at the Public Offering contained a redemption feature which allows for the redemption of shares of Common Stock under the Company's liquidation or tender offer/ stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that a Business Combination shall not be consummated if the Company has net tangible assets less than $5,000,001 upon such consummation.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock shall be affected by charges against paid-in capital.

Accordingly, at June 30, 2015, 5,860,120 (December 31, 2014, 6,125,315 of the Public Shares) are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.55 at June 30, 2015 and December 31, 2014).

3.	PUBLIC OFFERING

The Public Offering called for the Company to offer for sale 6,000,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at $10.00 per share (or 6,900,000 shares of Common Stock after the underwriters’ over-allotment option was exercised in full) (“Public Shares”). The Company granted the underwriters a 45 day option to purchase up to 900,000 shares of Common Stock to cover over-allotment. The over-allotment option was exercised by the underwriter upon consummation of the Public Offering on October 29, 2013. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Public Offering and the Sponsor’s Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon closing the Public Offering, management agreed the price per Public Share sold in the Public Offering, including the proceeds of the private placement of the Private Placement Shares, be deposited in the Trust Account and invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within 24 months from the date of our prospectus (October 24, 2013). Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Sponsor has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, it may not be able to satisfy those obligations should they arise. The remaining net proceeds (held outside the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The amount of proceeds not deposited in the Trust Account (after Public Offering expenses) was $1,082,434 at closing of the Public Offering. In addition, interest income on the funds held in the Trust Account may be released to the Company to pay its franchise and income tax obligations.

F-11

The Company has its shares listed on the NASDAQ Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance.

In connection with the Public Offering, the Sponsor purchased shares of Common Stock at a price of $10.00 per share (the “Private Placement Shares”) in a private placement which occurred simultaneously with the consummation of the Public Offering. The purchase price of the Private Placement Shares is added to the proceeds from the Public Offering held in the Trust Account. If we do not complete a Business Combination within 24 months from the date of our prospectus (October 24, 2013), the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of our Public Shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Shares, which will expire worthless.

The Private Placement Shares will not be transferable, assignable or saleable until 30 days after the consummation of our initial Business Combination, subject to certain limited exceptions, including (i) to any member of our Sponsor (“Sponsor Member”), (ii) by gift to a member of the Sponsor Member’s immediate family for estate planning purposes or to a trust, the beneficiary of which is our Sponsor or a member of the Sponsor Member’s immediate family, (iii) if the Sponsor Member is not a natural person, by gift to a member of the immediate family of such Sponsor Member’s controlling person for estate planning purposes or to a trust, the beneficiary of which is our Sponsor’s controlling person or a member of the immediate family of such Sponsor Member’s controlling person, (iv) by virtue of the laws of descent and distribution upon death of the Sponsor Member, or (v) pursuant to a qualified domestic relations order; in each case where the transferee agrees to the terms of the private placement agreement governing such Private Placement Shares and the letter agreement signed by our Sponsor transferring such Private Placement Shares and such other documents as we may reasonably require. Until 30 days after the completion of the Business Combination, our Sponsor shall not pledge or grant a security interest in its Private Placement Shares or grant a security interest in our Sponsor’s rights under the private placement agreement governing such Private Placement Shares. The sale of the Private Placement Shares was made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

4.	OVER-ALLOTMENT OPTION EXERCISED

The Company announced on October 28, 2013 that the over-allotment option for its initial Public Offering was exercised and consummated to the full extent of 900,000 shares. The 6,900,000 Public Shares sold in the offering, including the 900,000 Public Shares sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per share, generating gross proceeds of $69,000,000 to the Company.

5.	RELATED PARTY TRANSACTIONS

In order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment.

F-12

On May 15, 2014, the Company issued a non-interest bearing convertible promissory note to the Sponsor amounting to $1,263,263, of which proceeds of $1,000,000 were used as working capital in order to finance transaction costs in connection with our efforts to pursue an initial Business Combination and $263,263 was used to pay operating costs incurred in the period from inception through December 31, 2014. On May 12, 2015, the Company issued an additional non-interest bearing convertible promissory note to the Sponsor amounting to $1,343,790. As of June 30, 2015, the total amount owed to the Sponsor of $2,963,474, is recorded as convertible promissory notes and due to affiliate in the accompanying balance sheets. The convertible note is due on the earlier of (1) October 24, 2015, and (2) immediately following the consummation of the initial Business Combination. At the Sponsor’s election, following the consummation of a Business Combination, the notes will convert into Common Stock at the greater of (1) $10.00 per share, and (2) the 30 day trailing average of the closing price per share.

In July 2013, the Company issued 2,003,225 shares of Common Stock to the Sponsor (the “Sponsor’s Shares”) for an aggregate purchase price of $25,000.

Simultaneously with the closing of the Public Offering, the Company completed the private sale of 721,500 shares of Common Stock (the “Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share (including 76,500 shares from exercising of the over-allotment), to the Company’s Sponsor, generating gross proceeds to the Company of $7,215,000 (including additional $76,500 as a result of the over-allotment being exercised). The Private Placement Shares are identical to the shares sold in the Public Offering, except that the Sponsor has agreed (1) to vote the Private Placement Shares in favor of any proposed Business Combination, and (2) not to convert any Private Placement Shares in connection with a stockholder vote to approve any proposed initial Business Combination or to sell any Private Placement Shares to the Company pursuant to any tender offer in connection with any proposed initial Business Combination. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination.

The Sponsor’s Shares are identical to the Public Shares, except that (1) the Sponsor’s Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our Sponsor has agreed: (i) to waive its redemption rights with respect to its Sponsor’s Shares, Private Placement Shares and Public Shares in connection with the consummation of a Business Combination and (ii) to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares if we fail to consummate a Business Combination within 24 months from the date of our prospectus (October 24, 2013). However, our Sponsor will be entitled to redemption rights with respect to any Public Shares it holds if we fail to consummate a Business Combination within such time period. If we submit our initial Business Combination to our public stockholders for a vote, our Sponsor has agreed to vote its Sponsor’s Shares, Private Placement Shares and any Public Shares held in favor of our initial Business Combination.

All of the Sponsor’s Shares outstanding at the time of the Public Offering were placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Of the total Sponsor’s Shares, 50% of such shares will be released from escrow six months after the closing of the Business Combination. The remaining 50% of the Sponsor’s Shares will be released from escrow one year after the closing of the Business Combination.

On October 24, 2013, the date that its securities were first listed on the NASDAQ, the Company agreed to pay its Sponsor a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement was agreed to by its Sponsor for its benefit and is not intended to provide its Sponsor compensation in lieu of salary or other remuneration. The Company believes that such fees are at least as favorable as the Company could have obtained from an unaffiliated person. Upon consummation of its initial Business Combination or our liquidation, the Company will cease paying these monthly fees.

On March 12, 2015, the Company entered into compensation letter agreements with certain directors, contingent upon the consummation of a Business Combination. According to the terms of these compensation letter agreements, subject to the completion of the Company’s initial Business Combination, each of the Company’s directors who continue to serve in that capacity following the Business Combination will be entitled to receive a one-time cash retainer, in the amount of $60,000 for the inside directors and between $33,750-$86,250 for independent directors. As long as each such director continues to serve on the board of directors, such director will thereafter be eligible for an annual cash retainer of $60,000, and an additional $5,000 for each committee of the board of directors on which such director serves. The chairman of the board of directors will be eligible for an adjusted annual cash retainer of $80,000, which will be inclusive of any committee retainers.

In addition, subject to consummation of the Company’s initial Business Combination and approval of a stock incentive plan by the Company’s stockholders, the Company’s independent directors who continue to serve on the board of directors following the Business Combination will be eligible to receive options to purchase a number of shares of the Company’s common stock equal to $60,000 ($80,000 for the chairman of the board of directors), at a price per share equal to the Company’s stock price on the grant date, which is expected to be two business days following the closing of the Business Combination. The options will be subject to a vesting schedule.

F-13

6.	TRUST ACCOUNT

A total of $72,795,000, which includes $65,580,000 of the net proceeds from the Public Offering and $7,215,000 from the private placement, was placed in the Trust Account.

As of June 30, 2015, the Company’s Trust Account consists of $72,835,221 (December 31, 2014: $72,833,815), all of which is held in cash. At December 31, 2014, all of the Company’s Trust Account was invested exclusively in 3 month U.S. government treasury bills, except for $3,563 which was held as cash.

7.	COMMITMENT AND CONTINGENCIES

The underwriters were entitled to an underwriting discount of three percent (3.0%) which was paid in cash at the closing of the Public Offering, including any amounts raised pursuant to the over-allotment option. In addition, the underwriters will be entitled to a deferred fee of two and three quarter percent (2.75%) of the Public Offering, including any amounts raised pursuant to the over-allotment option, payable in cash upon the closing of a Business Combination.

8.	STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock.

9.	SUBSEQUENT EVENTS

At the Meeting on July 17, 2015, the stockholders approved amendments to the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate its initial business combination from July 24, 2015 to October 24, 2015. In accordance with our amended and restated certificate of incorporation, in connection with the Meeting and the approval of the amendments to the Company’s amended and restated certificate of incorporation, our public stockholders were entitled to redeem their Common Stock for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to the Company to pay franchise or income taxes. Our stockholders redeemed 876,072 shares of our Common Stock at a price of $10.55 per share, for a total redemption of approximately $9,242,560 that was effected on July 24, 2015. In addition, in connection with the Meeting, on July 21, 2015, the Company issued a non-interest bearing promissory note to the Sponsor for an aggregate of approximately $361,436. The Company used the proceeds from the note to deposit $0.06 per share that was not redeemed in the Trust Account. The note will be repaid on the earlier of (1) October 24, 2015, or (2) immediately following consummation of the Company’s initial Business Combination. After giving effect to the redemptions and the additional deposit, there was approximately $63,913,876 in the Trust Account as of July 24, 2015, or approximately $10.61 per public share.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Global Defense & National Security Systems, Inc.:

We have audited the accompanying balance sheet of Global Defense & National Security Systems, Inc. (the “Company”) as of December 31, 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for year then ended. These financial statement are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Defense & National Security Systems, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company has adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-10 for the year ended December 31, 2014, which resulted in the Company revising its financial statement presentation by removing references to being a development stage company and eliminating incremental financial reporting requirements to present inception-to-date financial information in the statements of operations, stockholders’ equity and cash flows.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company does not consummate an initial business combination by July 24, 2015. This condition raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

New York, New York
March 25, 2015

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Global Defense & National Security Systems, Inc.

We have audited the accompanying balance sheet of Global Defense & National Security Systems, Inc. (a development stage company) (collectively, the “Company”) as of December 31, 2013 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from July 3, 2013 (inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Defense & National Security Systems, Inc. (a development stage company) as of December 31, 2013 and the results of its operations and its cash flows for the period from July 3, 2013 (inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

Roseland, New Jersey

March 12, 2014

F-16

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$410,261	$827,541
Prepaid insurance	44,884	128,771
Total current assets	455,145	956,312

Cash and cash equivalents held in Trust Account	72,833,815	72,810,956
Total assets	$73,288,960	$73,767,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$257,575	$44,937
Convertible promissory note to affiliate	1,263,263	-
Due to affiliate	248,536	80,105
Total current liabilities	1,769,374	125,042

Deferred underwriters’ fees	1,897,500	1,897,500
Total liabilities	3,666,874	2,022,542

Common stock subject to possible redemption:
6,125,315 shares (at redemption value) at December 31, 2014 (6,326,513 at December 31, 2013)	64,622,085	66,744,725

Stockholders’ equity
Common stock, $.0001 par value, 100,000,000 shares authorized; 3,499,410 and 3,298,212 shares issued and outstanding (excluding 6,125,315 and 6,326,513 shares subject to possible redemption) at December 31, 2014 and December 31, 2013, respectively	350	329
Additional paid-in capital	7,207,424	5,084,805
Accumulated deficit	(2,207,773)	(85,133)
Total stockholders’ equity	5,000,001	5,000,001
Total liabilities and stockholders’ equity	$73,288,960	$73,767,268

See accompanying notes to financial statements.

F-17

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2014	July 3, 2013 (inception) to December 31, 2013

Revenue	$-	$-
General and administrative expenses	2,145,499	101,089
Loss from operations	(2,145,499)	(101,089)
Interest income	22,859	15,956
Net loss attributable to common stock not subject to possible redemption	$(2,122,640)	$(85,133)

Weighted average number of common shares, excluding shares subject to possible redemption – basic and diluted	3,399,156	1,133,181
Net loss per common share, excluding shares subject to possible redemption – basic and diluted	$(0.62)	$(0.10)

See accompanying notes to financial statements.

F-18

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from July 3, 2013 (inception) to December 31, 2014

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	deficit	Equity
Sale of common stock issued to initial stockholder on July 3, 2013 at approximately $0.012 per share	2,003,225	$200	$24,800	$-	$25,000

Proceeds from private placement of 721,500 shares	721,500	72	7,214,928	-	7,215,000

Proceeds from public offering of 6,900,000 shares, net of offering expenses	6,900,000	690	68,999,310	-	69,000,000

Underwriters’ discount and offering expenses	-	-	(4,410,141)	-	(4,410,141)

Net proceeds subject to possible redemption of 6,326,513 shares	(6,326,513)	(633)	(66,744,092)	-	(66,744,725)

Net loss attributable to common stock not subject to possible redemption	-	-	-	(85,133)	(85,133)

Balances at December 31, 2013	3,298,212	329	5,084,805	(85,133)	5,000,001

Decrease in carrying amount of redeemable shares to 6,125,315 shares subject to possible redemption at December 31, 2014	201,198	21	2,122,619	-	2,122,640

Net loss attributable to common stock not subject to possible redemption	-	-	-	(2,122,640)	(2,122,640)

Balances at December 31, 2014	3,499,410	$350	$7,207,424	$(2,207,773)	$5,000,001

See accompanying notes to financial statements.

F-19

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2014	July 3, 2013 (inception) to December 31, 2013

Cash Flows From Operating Activities:
Net loss attributable to common stock not subject to possible redemption	$(2,122,640)	$(85,133)
Adjustments to reconcile net loss attributable to common stock not subject to possible redemption to net cash used in operating activities:
Interest on Trust Account	(22,859)	(15,956)
Change in operating assets and liabilities:
Prepaid insurance	83,887	(128,771)
Accounts payable and accrued expenses	212,638	44,937
Due to affiliate	168,431	80,105
Net cash used in operating activities	(1,680,543)	(104,818)

Cash Flows from Investing Activities:
Proceeds deposited in Trust Account	-	(72,795,000)
Net cash used in investing activities	-	(72,795,000)

Cash Flows from Financing Activities:
Proceeds from convertible promissory note to affiliate	1,263,263	-
Payment of underwriting fees	-	(2,070,000)
Proceeds from sale of shares to Sponsor	-	25,000
Proceeds from public offering	-	69,000,000
Proceeds from private placement	-	7,215,000
Payment of offering costs	-	(442,641)
Net cash provided by financing activities	1,263,263	73,727,359

Net (Decrease) / Increase in cash	(417,280)	827,541
Cash at beginning of period	827,541	-
Cash at end of period	$410,261	$827,541

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred underwriters’ fee	$-	$1,897,500

Supplemental Disclosure of Cash Flow Information:
Cash paid for Franchise taxes	$272,906	$-

See accompanying notes to financial statements.

F-20

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Global Defense & National Security Systems, Inc. (the “Company”) is an organized blank check company incorporated in Delaware on July 3, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated revenue to date.

At December 31, 2014, the Company had not commenced any operations. All activity through December 31, 2014, relates to the Company’s formation, the initial public offering (“Public Offering”) described below in Note 3, activities relating to identifying and evaluating prospective Business Combination candidates and activities relating to general corporate matters.

The registration statement for the Public Offering was declared effective on October 24, 2013. The Company consummated the Public Offering on October 29, 2013 and received net proceeds of approximately $73,545,000 which includes $7,215,000 received from the private placement of 721,500 ( the “private placement”) shares to Global Defense & National Security Holdings LLC, a Delaware limited liability Company (the “sponsor”) (as described in Note 3).

The underwriters also exercised their over-allotment option on consummation of the Public Offering on October 29, 2013. The above net proceeds include $9,495,000 as a result of the over-allotment, which includes $765,000 additional private placement.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Public Offering (as defined in Note 3 below), although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

Net proceeds of $72,795,000 from the Public Offering and simultaneous private placements of the placement shares (as described below in Note 3) are being held in a trust account (“Trust Account”) in the United States maintained by American Stock Transfer& Trust Company, acting as trustee, and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c) (3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

F-21

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

The Company will proceed with a Business Combination if it is approved by the board of directors. In the event that the Company is required to seek stockholder approval in connection with our initial Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares of Common Stock cast at the meeting to approve the Business Combination are voted for approval of such Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to have their shares of our Common Stock converted to cash upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for the payment of taxes, divided by the number of then outstanding shares of Common Stock that were sold in the Public Offering, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. These shares of Common Stock were recorded at a redemption value and classified as temporary equity prior to the Public Offering being closed, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon the initial Business Combination. The initial stockholder, Global Defense & National Security Holdings LLC (the “Sponsor”) has agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote its Sponsor’s Shares (as defined in Note 5 below), Private Placement Shares (as defined in Note 3 below) and any Public Shares held, in favor of approving a Business Combination.

Liquidation and going concern

Our Sponsor, officers and directors have agreed that the Company will have only 21 months from the date of our prospectus (October 24, 2013) to consummate our initial Business Combination. If we are unable to consummate our initial Business Combination by July 24, 2015, we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for payment of franchise and income taxes, pro rata to our public stockholders by way of redemption of our Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

The Sponsor has agreed to waive its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares (i) in connection with the consummation of a Business Combination, (ii) if we fail to consummate our initial Business Combination within 21 months from the date of our prospectus (October 24, 2013), (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our Sponsor should acquire Public Shares in or after the Public Offering, it will be entitled to receive its pro rata share of cash proceeds distributed by the Company with respect to such Public Shares if we fail to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not consummate a Business Combination within 21 months from the date of our prospectus (October 24, 2013) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the conversion of our Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial Public Offering price per share of Common Stock in the Public Offering.

F-22

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

In July 2014, the Company identified and corrected an error related to the accounting for the Company’s changes in amounts subject to possible redemption for the period ended December 31, 2013. The Company determined that its changes in amounts subject to possible redemption should have been accounted for as an adjustment to additional paid-in capital instead of as an adjustment to accumulated deficit. There was no change in previously reported total assets, total liabilities, common stock subject to possible redemption or net loss attributable to common shares for any of the periods. The accompanying financial statements have been revised to reflect a balance in accumulated deficit with a corresponding increase of additional paid-in capital as of December 31, 2013.  In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), the Company has evaluated these errors and, based on an analysis of quantitative and qualitative factors, has determined that they were not material to each of the prior reporting periods affected and no amendments of previously filed form 10-Q or form 10-K reports with the SEC are required.

Recently adopted accounting standard

The Company complied with the reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities.” At December 31, 2014, the Company adopted Accounting Standards Update (ASU) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholders’ equity. As of December 31, 2014, the Company’s financial statements have been presented to conform with the reporting and disclosure requirements of ASU No. 2014-10.

F-23

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per share of common share is computed by dividing net loss attributable to common stock not subject to possible redemption by the weighted average number of shares of common share outstanding for the period.

Diluted net loss per share of common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus, to the extent dilutive, the incremental number of common shares to settle the convertible advance made by the Sponsor (see Note 5), as calculated using the treasury stock method. However, due to the losses presented for all periods, incremental common shares are not considered as they are anti-dilutive. As a result, diluted profit/loss per share of common share is the same as basic profit/loss per common share for the period. At December 31, 2014, the Company had an outstanding advance owing to Sponsor convertible into 122,172 common shares (December 31, 2013: zero common share).

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The Company complies with ASC 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2014 and 2013 respectively, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

F-24

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

Description	December 31, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash equivalents held in Trust Account:
U.S. Government Treasury Bills	$72,830,252	$72,830,252	$-	$-

Description	December 31, 2013	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash equivalents held in Trust Account:
U.S. Government Treasury Bills	$72,780,878	$72,780,878	$-	$-

Recent accounting pronouncement

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of uncertainties about an entity’s ability to continue as a going concern”, which requires management to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, and for interim and annual reporting periods thereafter. Early adoption is permitted. The Company is currently evaluating the adoption of this ASU and its impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-25

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2014 and December 31, 2013, the Company has a net deferred tax asset, before valuation allowance, of approximately $856,000 and $65,000 respectively, related to net operating loss carry forwards (which begin to expire in 2033), organizational costs, and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48) (now incorporated into FASB ASC 740, Income Taxes), sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained upon examination by taxing authorities. The amount of the benefit is then measured to be the highest tax benefit that is greater than 50% likely to be realized. Based on its analysis, the Company has determined that it has no unrecognized tax benefits as of December 31, 2014. The Company's conclusion may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of December 31, 2014. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.

F-26

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

The reconciliation of the U.S. federal statutory income tax rate to the Company's effective tax rate for the year ended December 31, 2014 was as follows:

Year Ended December 31,
2014
U.S. federal statutory income tax rate	35%
Increase (decrease) in tax rate resulting from:
State and local income taxes net of federal benefit	4%
Change in Valuation Allowance	(39)%
Effective tax rate	0%

Redeemable Common Stock

All of the shares of Common Stock sold at the Public Offering contained a redemption feature which allows for the redemption of shares of Common Stock under the Company's liquidation or tender offer/ stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that a Business Combination shall not be consummated if the Company has net tangible assets less than $5,000,001 upon such consummation.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock shall be affected by charges against paid-in capital.

Accordingly, at December 31, 2014, 6,125,315 (December 31, 2013, 6,326,513 of the Public Shares) are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.55 at December 31, 2014 and December 31, 2013).

F-27

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

3.	PUBLIC OFFERING

The Public Offering called for the Company to offer for sale 6,000,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at $10.00 per share (or 6,900,000 shares of Common Stock after the underwriters’ over-allotment option was exercised in full) (“Public Shares”). The Company granted the underwriters a 45 day option to purchase up to 900,000 shares of Common Stock to cover over-allotment. The over-allotment option was exercised by the underwriter upon consummation of the Public Offering on October 29, 2013. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Public Offering and the Sponsor’s Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon closing the Public Offering, management agreed the price per Public Share sold in the Public Offering, including the proceeds of the private placement of the Private Placement Shares, be deposited in the Trust Account and invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within 21 months from the date of our prospectus (October 24, 2013). Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Sponsor has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of prospective target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, it may not be able to satisfy those obligations should they arise. The remaining net proceeds (held outside the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The amount of proceeds not deposited in the Trust Account (after Public Offering expenses) was $1,082,434 at closing of the Public Offering. In addition, interest income on the funds held in the Trust Account may be released to the Company to pay its franchise and income tax obligations.

The Company has its shares listed on the NASDAQ Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance.

In connection with the Public Offering, the Sponsor purchased shares of Common Stock at a price of $10.00 per share (the “Private Placement Shares”) in a private placement which occurred simultaneously with the consummation of the Public Offering. The purchase price of the Private Placement Shares is added to the proceeds from the Public Offering held in the Trust Account. If we do not complete a Business Combination within 21 months from the date of our prospectus (October 24, 2013), the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of our Public Shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Shares, which will expire worthless.

F-28

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

The Private Placement Shares will not be transferable, assignable or saleable until 30 days after the consummation of our initial Business Combination, subject to certain limited exceptions, including (i) to any member of our Sponsor (“Sponsor Member”), (ii) by gift to a member of the Sponsor Member’s immediate family for estate planning purposes or to a trust, the beneficiary of which is our Sponsor or a member of the Sponsor Member’s immediate family, (iii) if the Sponsor Member is not a natural person, by gift to a member of the immediate family of such Sponsor Member’s controlling person for estate planning purposes or to a trust, the beneficiary of which is our Sponsor’s controlling person or a member of the immediate family of such Sponsor Member’s controlling person, (iv) by virtue of the laws of descent and distribution upon death of the Sponsor Member, or (v) pursuant to a qualified domestic relations order; in each case where the transferee agrees to the terms of the private placement agreement governing such Private Placement Shares and the letter agreement signed by our Sponsor transferring such Private Placement Shares and such other documents as we may reasonably require. Until 30 days after the completion of the Business Combination, our Sponsor shall not pledge or grant a security interest in its Private Placement Shares or grant a security interest in our Sponsor’s rights under the private placement agreement governing such Private Placement Shares. The sale of the Private Placement Shares was made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

4.	OVER-ALLOTMENT OPTION EXERCISED

The Company announced on October 28, 2013 that the over-allotment option for its initial Public Offering was exercised and consummated to the full extent of 900,000 shares. The 6,900,000 Public Shares sold in the offering, including the 900,000 Public Shares sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per share, generating gross proceeds of $69,000,000 to the Company.

5.	RELATED PARTY TRANSACTIONS

In order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment.

F-29

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

On May 15, 2014, the Company issued a non-interest bearing convertible promissory note to the Sponsor amounting to $1,263,263, of which the proceeds of $1,000,000 will be used as working capital in order to finance transaction costs in connection with an intended initial Business Combination and $263,263 was used to pay operating costs incurred in the period from inception through December 31, 2014. For the year ended December 31, 2014, the Sponsor has paid operating costs amounting to $168,431, of which $80,105 was incurred for the period ended December 31, 2013. As of December 31, 2014, the total amount owed to the Sponsor is $1,511,799 (December 31, 2013: $80,105), and recorded as a convertible promissory note and due to affiliate in the accompanying balance sheets. The convertible note is due on the earlier of (1) July 24, 2015, or (2) immediately following the consummation of the initial Business Combination. At the Sponsor’s election, following the consummation of a Business Combination, the note will convert into Common Stock at the greater of (1) $10.00 per share, and (2) the 30 day trailing average of the closing price per share.

In July 2013, the Company issued 2,003,225 shares of Common Stock to the Sponsor (the “Sponsor’s Shares”) for an aggregate purchase price of $25,000.

Simultaneously with the closing of the Public Offering, the Company completed the private sale of 721,500 shares of Common Stock (the “Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share (including 76,500 shares from exercising of the over-allotment), to the Company’s Sponsor, generating gross proceeds to the Company of $7,215,000 (including additional $76,500 as a result of the over-allotment being exercised). The Private Placement Shares are identical to the shares sold in the Public Offering, except that the Sponsor has agreed (1) to vote the Private Placement Shares in favor of any proposed Business Combination, and (2) not to convert any Private Placement Shares in connection with a stockholder vote to approve any proposed initial Business Combination or to sell any Private Placement Shares to the Company pursuant to any tender offer in connection with any proposed initial Business Combination. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination.

The Sponsor’s Shares are identical to the Public Shares, except that (1) the Sponsor’s Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our Sponsor has agreed: (i) to waive its redemption rights with respect to its Sponsor’s Shares, Private Placement Shares and Public Shares in connection with the consummation of a Business Combination and (ii) to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares if we fail to consummate a Business Combination within 21 months from the date of our prospectus (October 24, 2013). However, our Sponsor will be entitled to redemption rights with respect to any Public Shares it holds if we fail to consummate a Business Combination within such time period. If we submit our initial Business Combination to our public stockholders for a vote, our Sponsor has agreed to vote its Sponsor’s Shares, Private Placement Shares and any Public Shares held in favor of our initial Business Combination.

All of the Sponsor’s Shares outstanding at the time of the Public Offering were placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Of the total Sponsor’s Shares, 50% of such shares will be released from escrow six months after the closing of the Business Combination. The remaining 50% of the Sponsor’s Shares will be released from escrow one year after the closing of the Business Combination.

F-30

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

On October 24, 2013, the date that our securities were first listed on the NASDAQ, we agreed to pay our Sponsor a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement was agreed to by our Sponsor for our benefit and is not intended to provide our Sponsor compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of our initial Business Combination or our liquidation, we will cease paying these monthly fees.

6.	TRUST ACCOUNT

A total of $72,795,000, which includes $65,580,000 of the net proceeds from the Public Offering and $7,215,000 from the private placement, was placed in the Trust Account.

As of December 31, 2014, the Company’s Trust Account consists of $72,830,252 (December 31, 2013: $72,780,878), invested exclusively in 3 month U.S. government treasury bills and another $3,563 (December 31, 2013: $30,078) is held as cash.

7.	COMMITMENTS & CONTINGENCIES

The underwriters were entitled to an underwriting discount of three percent (3.0%) which was paid in cash at the closing of the Public Offering, including any amounts raised pursuant to the over-allotment option. In addition, the underwriters will be entitled to a deferred fee of two and three quarter percent (2.75%) of the Public Offering, including any amounts raised pursuant to the over-allotment option, payable in cash upon the closing of a Business Combination.

8.	STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock.

9.	SUBSEQUENT EVENTS

Management has approved the financial statements and performed an evaluation of subsequent events through the date of issuance noting no items requiring disclosure except for the following:

On October 8, 2014, we received an inquiry from the NASDAQ Staff relating to whether we satisfied the minimum public holder requirement, and on November 14, 2014, we informed NASDAQ that we do not believe we meet this requirement. On January 13, 2015, NASDAQ granted us until May 13, 2015 to evidence compliance. If the Company is unable to regain compliance prior to the expiration of any extension period granted by the NASDAQ Staff, the Company can appeal the decision to an independent hearings panel. The filing of such an appeal would stay any suspension or delisting action until the conclusion of the hearing process and the expiration of any extension granted by the panel.

If NASDAQ suspends or delists our shares from trading on its exchange and we are not able to list our shares on another national securities exchange, we expect our shares could be quoted in the over-the-counter market on the OTCQB market tier or the OTC Pink Current Information tier.

F-31

STG Group, Inc.

Condensed Consolidated Balance Sheets

June 30, 2015 and December 31, 2014

(In Thousands, Except Share and Per Share Amounts)

	2015	2014
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,192	$340
Contract receivables, net	32,371	47,517
Investments held in Rabbi Trust	4,619	4,310
Prepaid expenses and other current assets	951	1,973
Total current assets	39,133	54,140

Property and equipment, net	1,501	6,696
Goodwill	4,699	4,699
Intangible assets, net	2,604	3,000
Other assets	83	100

Total assets	$48,020	$68,635

Liabilities and Stockholders’ Equity
Current Liabilities
Outstanding checks in excess of bank balance	$959	$6,141
Line-of-credit	1,543	13,520
Accounts payable and accrued expenses	10,424	7,305
Accrued payroll and related liabilities	10,060	9,629
Billings in excess of revenue recognized	901	287
Deferred rent	115	519
Total current liabilities	24,002	37,401

Deferred compensation plan	4,619	4,310
Deferred rent	369	3,967
Total liabilities	28,990	45,678

Commitments and Contingencies

Stockholders’ Equity
Common stock; $0.001 par value; 2,000 shares
authorized; 1,111 shares issued and outstanding	-	-
Additional paid-in capital	12,891	12,891
Retained earnings	6,139	10,066
Total stockholders’ equity	19,030	22,957

Total liabilities and stockholdersʼ equity	$48,020	$68,635

See accompanying notes to the condensed consolidated financial statements.

F-32

STG Group, Inc.

Unaudited Condensed Consolidated Statements of Income

Three and Six Months Ended June 30, 2015 and 2014

(In Thousands, Except Share and Per Share Amounts)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014

Contract revenue	$50,093	$52,565	$99,057	$105,213
Direct expenses	34,614	35,878	67,503	70,987

Gross profit	15,479	16,687	31,554	34,226

Indirect and selling expenses	15,125	15,696	29,215	31,757

Operating income	354	991	2,339	2,469

Other income (expense)
Other income, net	9	133	139	206
Interest expense	(2)	(7)	(18)	(30)
	7	126	121	176

Net income	$361	$1,117	$2,460	$2,645

Net Income per share available to common stockholders
Basic and diluted	$325	$1,005	$2,214	$2,381

Weighted average number of common shares outstanding
Basic and diluted	1,111	1,111	1,111	1,111

See accompanying notes to the condensed consolidated financial statements.

F-33

STG Group, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2015 and 2014

(In Thousands, Except Share and Per Share Amounts)

	2015	2014
Cash Flows From Operating Activities
Net income	$2,460	$2,645
Adjustments to reconcile net income to net cash
provided by operating activities:
Lease termination costs	703	-
Loss on disposal of property and equipment	1,125	-
Deferred rent	(439)	(327)
Depreciation and amortization of property and equipment	618	574
Amortization of intangible assets	396	312
Changes in assets and liabilities:
(Increase) decrease in:
Contract receivables	15,146	20,157
Prepaid expenses and other current assets	1,022	1,623
Other assets	17	42
Increase (decrease) in:
Accounts payable and accrued expenses	3,119	543
Accrued payroll and related liabilities	431	2
Billings in excess of revenue recognized	614	298
Net cash provided by operating activities	25,212	25,869

Cash Flows From Investing Activities
Purchases of property and equipment	(814)	(832)
Net cash used in investing activities	(814)	(832)

Cash Flows From Financing Activities
Net repayments of line-of-credit	(11,977)	(17,815)
Decrease in outstanding checks in excess
of bank balance	(5,182)	(2,020)
Distributions to stockholders	(6,387)	(4,809)
Net cash used in financing activities	(23,546)	(24,644)

Net increase in cash and cash equivalents	852	393

Cash and Cash Equivalents
Beginning	340	155

Ending	$1,192	$548

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$18	$30

Supplemental Disclosures of Non-Cash Investing Activities
Change in investments held in Rabbi Trust	$309	$425

Change in deferred compensation plan/other liability	$(309)	$(425)

See accompanying notes to the condensed consolidated financial statements.

F-34

STG Group, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1.	Significant Accounting Policies and Pending Merger

Basis of presentation: The accompanying unaudited condensed consolidated financial statements of STG Group, Inc. and its subsidiaries (“the Company”) have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements do not include all disclosures required by generally accepted accounting principles. For additional information, including the Company’s significant accounting policies, refer to the consolidated financial statements and related footnotes in the Company’s consolidated financial statements for the periods ended December 31, 2012, 2013 and 2014.

In the opinion of management, all adjustments considered necessary for a fair statement of financial results have been made. Such adjustments consist of only those of a normal recurring nature. Operating results for the three and six months ended June 30, 2015 and 2014 are not necessarily indicative of the results that may be expected for the entire fiscal year.

Amounts are expressed in thousands of dollars unless otherwise indicated.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Significant estimates embedded in the consolidated financial statements for the periods presented include revenue recognition on fixed-price contracts, the allowance for doubtful accounts, the valuation and useful lives of intangible assets, the length of certain customer relationships, useful lives of property, plant and equipment, valuation of a Rabbi Trust and related deferred compensation liability. Estimates and assumptions are also used when determining the allocation of the purchase price in a business combination to the fair value of assets and liabilities and determining related useful lives.

Revenue recognition: Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered or goods delivered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. The Company bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding for the contract.

Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when the Company receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of the Company’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, the Company determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

F-35

STG GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1.	Significant Accounting Policies and Pending Merger (Continued)

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the consolidated financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

Multiple agencies of the federal government directly or indirectly provided the majority of the Company's contract revenue during the three and six months ended June 30, 2015 and 2014. For the three and six months ended June 30, 2015 and 2014, there were two customers that each provided revenue in excess of 10% of total revenue and accounted for approximately 68% and 67%, respectively, of the Company’s total 2015 revenue and approximately 69% and 70%, respectively, of the Company’s total 2014 revenue.

Federal government contract costs, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

Costs of revenue: Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards. Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such costs and expenses do not directly generate revenue, but are necessary for business operations.

For the three and six months ended June 30, 2015 and 2014, there was one vendor that comprised approximately 10% and 11%, respectively, of the Company’s total 2015 direct expenses and approximately 11% and 9%, respectively, of the Company’s total 2014 direct expenses.

Investments held in Rabbi Trust: The Company has investments in mutual funds held in a Rabbi Trust that are classified as trading securities. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The securities are classified as trading securities because they are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. The trading securities are stated at fair value. Realized and unrealized gains and losses and other investment income are included in other income in the accompanying consolidated statements of operations.

Contract receivables: Contract receivables are generated primarily from prime and subcontracting arrangements with federal governmental agencies. Billed contract receivables represent invoices that have been prepared based on contract terms and sent to the customer. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, federal governmental agencies may pay interest on invoices outstanding more than 30 days. The Company records interest income from federal governmental agencies when received. All contract receivables are on an unsecured basis.

Unbilled amounts represent costs and anticipated profits awaiting milestones to bill, contract retainages, award fees and fee withholdings, as well as amounts currently billable.

In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though portions of these amounts may not be realized within one year.

Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Management has recorded an allowance for contract receivables that are considered to be uncollectible. Both billed and unbilled receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

F-36

STG GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1.	Significant Accounting Policies and Pending Merger (Continued)

Income taxes: Effective January 1, 1996, the Company elected under the provisions of the Internal Revenue Service code to be taxed as a Subchapter S Corporation. Accordingly, there has been no provision made for federal and most state income taxes as the liability for such taxes, if any, is attributable to individual shareholders.

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (ASC740). At the end of each interim period, the Company estimates an annualized effective tax rate expected for the full year based on the most recent forecast of pre-tax income, permanent book and tax differences, and global tax planning strategies. The Company uses this effective rate to provide for income taxes on a year-to-date basis, excluding the effect of significant, unusual, discrete or extraordinary items, and items that are reported net of their related tax effects. The Company records the tax effect of significant, unusual, discrete or extraordinary items, and items that are reported net of their tax effects in the period in which they occur.

The Company’s effective tax rate differs from the statutory federal rate as a result of the Company’s Subchapter S election and the provision for certain state income taxes.

In accordance with authoritative guidance on accounting for uncertainty in income taxes issued by the FASB, management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require adjustment to the quarterly condensed consolidated financial statements to comply with the provisions of this guidance.

The Company recognizes interest and penalties related to tax matters in tax expense. There was no accrued interest or penalties recorded at June 30, 2015 and December 31, 2014.

Fair value of financial instruments: The carrying value of the Company’s cash and cash equivalents, contract receivables, line-of-credit, accounts payable and other short-term liabilities are believed to approximate fair value as of June 30, 2015 and December 31, 2014 because of the relatively short duration of these instruments.

Certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

F-37

STG GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1.	Significant Accounting Policies and Pending Merger (Continued)

The Company's assets recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. Fair value measurement standards require an entity to maximize the use of observable inputs (such as quoted prices in active markets) and minimize the use of unobservable inputs (such as appraisals or other valuation techniques) to determine fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

Level 1	Inputs that are based upon quoted prices for identical instruments traded in active markets.

Level 2	Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.

Level 3	Inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models and similar techniques. As of June 30, 2015, the Company has no financial assets or liabilities that are categorized as Level 3.

The Company has investments carried at fair value in mutual funds held in a Rabbi Trust, which is included in investments held in a Rabbi Trust in the accompanying condensed consolidated balance sheets.

Financial credit risk: The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents, investments held in a Rabbi Trust and contract receivables. Cash and cash equivalents are deposited with high-credit, quality financial institutions whose balances may, at times, exceed federally insured limits. The Company has not experienced any losses in such amounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. The Company has no amounts on deposit in excess of federally insured limits at June 30, 2015 or December 31, 2014. Investments held in the Rabbi Trust are stated at fair value at each reporting period and are subject to market fluctuations. Contract receivables consist primarily of amounts due from various agencies of the federal government or prime contractors doing business with the federal government. Historically, the Company has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal.

F-38

STG GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1.	Significant Accounting Policies and Pending Merger (Continued)

Net income per share: Basic net income per share available to common shareholders of the Company is calculated by dividing the net income by the weighted average number of common shares outstanding during the year. There are no additional potential shares of common stock for the Company to consider for the diluted net income per share calculation.

Recent accounting pronouncements: In May 2014, the FASB issued guidance on revenue recognition. The update establishes a comprehensive revenue recognition standard for virtually all industries under GAAP, including those that previously followed industry-specific guidance. Under the guidance, all entities should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for the Company in the first quarter of 2018. Early adoption is not permitted. Management will evaluate the potential impact of this guidance on its consolidated financial statements.

Pending business combination: On June 8, 2015, the Company, Global Defense & National Security Holdings LLC (“Sponsor”) and Global Defense & National Security Systems, Inc. (“GDEF”), a publicly-held company listed on the NASDAQ, announced they had reached a definitive agreement for GDEF to acquire the Company from its current owners. The purchase price consists of: (a) $75 million in cash (“Cash Consideration”) and (b) 8,578,199 new shares of the common stock of GDEF, par value $0.0001 per share, valued at a price of $10.55 per share (“Share Consideration”). In addition, GDEF will issue to the Company’s selling stockholders 445,161 shares of common stock acquired prior to GDEF’s initial public offering that are being contributed by the Sponsor to GDEF (subject to reduction to the extent the Sponsor forfeits any of these shares to GDEF). GDEF intends to fund a portion of the purchase price through debt financing.

In the event that, immediately following the closing of the transaction, the Share Consideration would, in the aggregate, be less than 56.7% of the outstanding shares of the common stock of GDEF, as of the closing, a portion of the Cash Consideration may be exchanged for additional shares of common stock of GDEF at a price of $10.55 per share, so that the Company stockholders own, in the aggregate, 56.7% of the outstanding shares of GDEF common stock following the closing of the merger. In addition, in the event that the transaction otherwise would not qualify for the tax treatment described in the definitive agreement, a portion of the Cash Consideration may be exchanged for additional shares of the GDEF common stock at a price of $10.55 per share, so that the Company stockholders, the Sponsor and any other person who receives shares of GDEF common stock in connection with an equity financing completed in connection with the closing, own 80% of the outstanding shares of GDEF’s common stock. immediately following the closing. The purchase price is also subject to a working capital adjustment. The merger is expected to be completed in the third quarter of 2015, pending regulatory and shareholder approval, and satisfaction of customary closing conditions.

Subsequent events: In preparing the accompanying condensed consolidated financial statements, the Company has reviewed, as deemed necessary by the Company’s management, events that have occurred after June 30, 2015 and up through August 7, 2015, the date of issuance.

F-39

STG GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 2.	Contract Receivables and Billings in Excess of Revenue Recognized

At June 30, 2015 and December 31, 2014, contract receivables consist of the following (in thousands):

	2015	2014
	(Unaudited)
Billed accounts receivable	$26,887	$43,914
Unbilled accounts receivable	5,834	3,953
	32,721	47,867
Less: allowance for doubtful accounts	(350)	(350)
	$32,371	$47,517

Billings in excess of revenue recognized as of June 30, 2015 and December 31, 2014 are comprised primarily of billings from firm fixed-price contacts, where revenue is recognized in accordance with the proportional performance method.

Note 3.	Property and Equipment

At June 30, 2015 and December 31, 2014, property and equipment consists of the following (in thousands):

	Estimated	2015	2014
	Life	(Unaudited)
Leasehold improvements	Life of lease	$929	$8,375
Computer hardware and software	3 years	2,776	3,223
Office furniture and equipment	5 - 7 years	645	607
Automobiles	5 years	341	341
		4,691	12,546
Less: accumulated depreciation and amortization		(3,190)	(5,850)
		$1,501	$6,696

Depreciation and amortization expense on property and equipment totaled $0.31 million and $0.62 million for the three and six months ended June 30, 2015 and totaled $0.30 million and $0.57 million for the three and six months ended June 30, 2014, respectively.

F-40

STG GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 4.	Intangible Assets

Identifiable intangible assets as of June 30, 2015, consist of the following (in thousands):

	Estimated		Accumulated	Accumulated
	Life	Cost	Amortization	Impairment	Net
Customer relationships	1 - 10 years	$6,500	$2,085	$1,811	$2,604
Trade name	1 year	100	100	-	-
		$6,600	$2,185	$1,811	$2,604

Identifiable intangible assets as of December 31, 2014, consist of the following (in thousands):

	Estimated		Accumulated	Accumulated
	Life	Cost	Amortization	Impairment	Net
Customer relationships	1 - 10 years	$6,500	$1,689	$1,811	$3,000
Trade name	1 year	100	100	-	-
		$6,600	$1,789	$1,811	$3,000

Amortization expense amounted to $0.20 million and $0.40 million for the three and six months ended June 30, 2015, respectively, and $0.16 million and $0.31 million for the three and six months ended June 30, 2014, respectively.

Note 5.	Fair Value Measurements

The Company has investments in mutual funds held in a Rabbi Trust which are classified as trading securities and are included in current assets on the accompanying condensed consolidated balance sheets. The Rabbi Trust assets are used to fund amounts the Company owes to key managerial employees under the Company’s non-qualified deferred compensation plan (See Note 8). Based on the nature of the assets held, the Company uses quoted market prices in active markets for identical assets to determine fair values, which apply to Level 1 investments.

The mark to market adjustments are recorded in other income, net, in the accompanying condensed consolidated statements of income totaling $0.01 million and $0.13 million for the three and six months ended June 30, 2015, respectively, and $0.13 million and $0.20 million, for the three and six months ended June 30, 2014, respectively.

F-41

STG Group, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 6.	Line-of-Credit

The Company maintains a bank line-of-credit agreement (Facility), whereby the Company may borrow up to the lesser of either (1) the sum of its billed accounts receivable and unbilled accounts receivable, less the balance in its doubtful accounts; or (2) $30 million at June 30, 2015 and December 31, 2014. This facility is a revolving line-of-credit and STG may borrow during the availability period, subject to terms and conditions of the facility. Borrowings under this facility are secured by all assets of the Company. This facility bears interest at LIBOR plus 1.75%. The Company also maintains an uncommitted guidance facility of $30 million, which can be used with the bank’s approval to finance future transactions. This facility expires, if not renewed, on October 31, 2015. The bank line-of-credit agreement calls for administration fees and requires the Company to be in compliance with certain financial covenants. The Company was in compliance with all financial covenants as of June 30, 2015 and December 31, 2014. As of June 30, 2015 and December 31, 2014, the Company had outstanding borrowings on the line-of-credit of $1.54 million and $13.52 million, respectively.

Note 7.	Commitments and Contingencies

Operating leases: The Company leases office space and equipment under the terms of noncancelable operating leases that expire at various dates through 2021.

On March 25, 2015, the Company terminated a portion of an office lease agreement. The remaining space is still under a lease agreement that expires on December 31, 2021, and has been subleased under the terms of a sublease agreement. Because the Company vacated the space where its principal office was located, the Company disposed of the related leasehold improvements. There was a tenant improvement liability associated with the disposed assets. The Company recorded a loss on property and equipment of $1.13 million from the disposal of the assets and related liability. The Company also expects to incur a loss of approximately $0.70 million in lease termination costs related to the sublease agreements that are in effect on the remaining space.

On April 8, 2015, the Company entered into a new lease agreement to lease space under an agreement which expires on September 30, 2020. The new lease agreement includes rent abatement and an escalation clause which has increased the existing deferred rent liability related to the new lease.

In conjunction with the principal office lease agreement, the Company was required to issue a letter-of-credit to the landlord as security for the new facility in the amount of $0.81 million. The letter-of-credit can be reduced to $0.36 million in conjunction with the termination agreement. The security deposit shall be the security for the performance of the Company’s obligations, covenants and agreements under the deed of the lease.

Legal matters: From time to time the Company may be involved in litigation in the normal course of its business. Management does not expect that the resolution of these matters would have a material adverse effect on the Company’s business, operations, financial condition or cash flows.

F-42

STG Group, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 8.	Deferred Compensation Plan

The Company maintains a deferred compensation plan (the Deferred Compensation Plan) in the form of a Rabbi Trust, covering key managerial employees of the Company as determined by the Board of Directors. The Deferred Compensation Plan gives certain senior employees the ability to defer all, or a portion, of their salaries and bonuses on a pre-tax basis and invest the funds in marketable securities that can be bought and sold at the employee’s discretion. The future compensation is payable upon either termination of employment or change of control. The liabilities are classified within long-term liabilities as of June 30, 2015 and December 31, 2014 on the condensed consolidated balance sheets. The assets held in the Rabbi Trust are comprised of mutual funds and are carried at fair value based on the quoted market prices. As of June 30, 2015, the amount payable under the Deferred Compensation Plan was equal to the value of the assets owned by the Company. These assets total $4.62 million and $4.31 million as of June 30, 2015 and December 31, 2014, respectively, and are included as part of current assets in the accompanying condensed consolidated balance sheets. Additionally, the Company may make discretionary matching contributions to the Deferred Compensation Plan, which vest ratably over three years. The Company recorded contributions to the Deferred Compensation Plan of $0.01 million and $0.02 million for the three months and six months ended June 30, 2015 and $0.03 million and $0.05 million for the three and six months ended June 30, 2014, respectively. The assets are available to satisfy the claims of the Company’s creditors in the event of bankruptcy or insolvency.

Note 9.	Related Party Transactions

A company owned by a party related to the majority stockholder of the Company is both a subcontractor to and customer of the Company on various contracts. As of June 30, 2015 and December 31, 2014, amounts due from this entity totaled $0.02 million and $0.01 million, respectively. The Company recorded revenue of $0.03 million and $0.06 million, respectively, for the three and six months ended June 30, 2015 and $0.02 million and $0.03 million, respectively, for the three and six months ended June 30, 2014.

As of June 30, 2015 and December 31, 2014, amounts due to this entity relating to work performed under subcontracts totaled $0 and $0.10 million, respectively. The Company recorded direct costs of $0 million and $0.02 million, respectively, for the three and six months ended June 30, 2015 and $0.02 million and $0.05 million, respectively, for the three and six months ended June 30, 2014, respectively, relating to such work performed.

Note 10.	Segment Information

Segment information is not presented since all of the Company’s revenue and operations are attributed to a single reportable segment. In accordance with authoritative guidance on segment reporting under the FASB, the chief operating decision maker has been identified as the Chief Executive Officer. The Chief Executive Officer reviews operating results to make decisions about allocating resources and assessing performance for the entire company.

F-43

Report of Independent Registered Public Accounting Firm

Board of Directors

STG Group, Inc.

Reston, VA

We have audited the accompanying consolidated balance sheets of STG Group, Inc. (the Company) as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of STG Group, Inc. at December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the 2014 and 2013 consolidated financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

McLean, VA

June 4, 2015

F-44

STG Group, Inc.

Consolidated Balance Sheets

December 31, 2014 and 2013

(In Thousands, Except Share and Per Share Amounts)

	2014	2013
	(Restated)	(Restated)
Assets
Current Assets
Cash and cash equivalents	$340	$155
Contract receivables, net	47,517	54,766
Investments held in Rabbi Trust	4,310	3,695
Prepaid expenses and other current assets	1,973	3,668
Total current assets	54,140	62,284

Property and equipment, net	6,696	6,635
Goodwill	4,699	10,401
Intangible assets, net	3,000	4,851
Other assets	100	180

Total assets	$68,635	$84,351

Liabilities and Stockholders’ Equity
Current Liabilities
Outstanding checks in excess of bank balance	$6,141	$3,969
Line-of-credit	13,520	20,037
Accounts payable and accrued expenses	7,305	9,611
Accrued payroll and related liabilities	9,629	10,042
Billings in excess of revenue recognized	287	195
Deferred rent	519	374
Total current liabilities	37,401	44,228

Deferred compensation plan	4,310	3,695
Deferred rent	3,967	5,121
Total liabilities	45,678	53,044

Commitments and Contingencies

Stockholders’ Equity
Common stock; $0.001 par value; 2,000 shares authorized; 1,111 shares issued and outstanding	-	-
Additional paid-in capital	12,891	12,891
Retained earnings	10,066	18,416
Total stockholders’ equity	22,957	31,307

Total liabilities and stockholdersʼ equity	$68,635	$84,351

See accompanying notes to the consolidated financial statements.

F-45

STG Group, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2014, 2013 and 2012

(In Thousands, Except Share and Per Share Amounts)

	2014	2013	2012
	(Restated)	(Restated)	(Restated)
Contract revenue	$209,727	$248,858	$212,767
Direct expenses	141,925	172,685	143,279

Gross profit	67,802	76,173	69,488

Indirect and selling expenses	61,286	70,041	63,928
Impairment of goodwill	5,117	1,655	-
Impairment of other intangible assets	1,811	-	-
	68,214	71,696	63,928

Operating income (loss)	(412)	4,477	5,560

Other income (expense)
Other (expense) income, net	313	828	403
Interest expense	(70)	(126)	(68)
	243	702	335

Net income (loss)	$(169)	$5,179	$5,895

Net income (loss) per share available to common stockholders
Basic and diluted	$(152)	$4,662	$5,895

Weighted average number of common shares outstanding
Basic and diluted	$1,111	$1,111	$1,000

See accompanying notes to the consolidated financial statements.

F-46

STG Group, Inc.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2014, 2013 and 2012

(In Thousands, Except Share and Per Share Amounts)

			Additional	Retained
	Common Stock		Paid-In	Earnings	Total
	Shares	Amount	Capital	(Restated)	(Restated)
Balance, December 31, 2011	1,000	$1	$-	$29,856	$29,857
Transfer of STG common stock to STG Group, Inc.	(1,000)	(1)	-	-	(1)
Issuance of STG Group, Inc. common stock	1,000	-	1	-	1
Issuance of STG Group, Inc. common stock					-
to Access Systems, Inc.	111	-	12,890	-	12,890
Distributions to stockholders	-	-	-	(11,381)	(11,381)
Net income	-	-	-	5,895	5,895

Balance, December 31, 2012	1,111	-	12,891	24,370	37,261
Distributions to stockholders	-	-	-	(11,133)	(11,133)
Net income	-	-	-	5,179	5,179

Balance, December 31, 2013	1,111	-	12,891	18,416	31,307
Distributions to stockholders	-	-	-	(8,181)	(8,181)
Net loss	-	-	-	(169)	(169)

Balance, December 31, 2014	1,111	$-	$12,891	$10,066	$22,957

See accompanying notes to the consolidated financial statements.

F-47

STG Group, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2014, 2013 and 2012

(In Thousands, Except Share and Per Share Amounts)

	2014	2013	2012
	(Restated)	(Restated)
Cash Flows From Operating Activities
Net income (loss)	$(169)	$5,179	$5,895
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in allowance for doubtful accounts	200	(420)	272
Deferred rent	(1,009)	63	(508)
Depreciation and amortization of property and equipment	1,179	1,162	1,230
Amortization of intangible assets	558	1,518	626
Impairment of goodwill	5,702	1,770	-
Impairment of other intangible assets	1,294	-	-
Loss on disposal of property and equipment	40	-	59
Changes in assets and liabilities:
(Increase) decrease in:
Contract receivables	7,049	4,472	10,234
Prepaid expenses and other current assets	1,695	(543)	963
Other assets	79	46	(24)
Increase (decrease) in:
Accounts payable and accrued expenses	(2,306)	(1,895)	834
Accrued payroll and related liabilities	(413)	424	(2,233)
Billings in excess of revenue recognized	92	(24)	137
Net cash provided by operating activities	13,991	11,752	17,485

Cash Flows From Investing Activities
Acquisition of business, net of cash acquired	-	-	(1,190)
Purchases of property and equipment	(1,280)	(838)	(223)
Net cash used in investing activities	(1,280)	(838)	(1,413)

Cash Flows From Financing Activities
Increase (decrease) in restricted cash and cash equivalents	-	806	(806)
Net (repayments of) borrowings on line-of-credit	(6,517)	(3,514)	950
Increase (decrease) in outstanding checks in excess of bank balance	2,172	2,663	(4,424)
Distributions to stockholders	(8,181)	(11,133)	(11,381)
Net cash used in financing activities	(12,526)	(11,178)	(15,661)

Net increase (decrease) in cash and cash equivalents	185	(264)	411

Cash and Cash Equivalents
Beginning	155	419	8

Ending	$340	$155	$419

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$70	$126	$68

Supplemental Disclosures of Non-Cash Investing Activities
Change in investments held in Rabbi Trust	$615	$1,228	$317

Change in deferred compensation plan/other liability	$(615)	$(1,228)	$(317)

Issuance of 111 shares of common stock to Access Systems, Inc. stockholders	$-	$-	$12,890

See accompanying notes to the consolidated financial statements.

F-48

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business, Restatement and Significant Accounting Policies

Nature of business: STG Group, Inc. (STG Group) is a privately-held company that was incorporated in the State of Delaware on July 12, 2012, for the purpose of holding shares of STG, Inc. (STG) and the ownership interests of other entities in the future. STG was incorporated in the Commonwealth of Virginia on April 11, 1989. STG provides enterprise engineering, telecommunications, information management and security products and services to the federal government and commercial businesses. Segment information is not presented since all of the Company’s revenue is attributed to a single reportable segment. Effective concurrently with the incorporation of STG Group and in accordance with the Transfer Agreement and Plan of Reorganization, STG became a wholly-owned subsidiary of STG Group. In accordance with authoritative guidance issued by the Financial Accounting Standards Board (FASB), the transfer of STG’s common stock to STG Group classifies as a transfer of a business under Transactions of Entities Under Common Control, and is accounted for by STG Group at carrying value, the effect of which has been presented retrospectively in the accompanying consolidated financial statements.

In connection with the reorganization, effective July 27, 2012, STG Ventures, LLC (STG Ventures) was created and its sole member was STG Group. On October 24, 2012, STG Netherlands, B.V. (STG Netherlands) was created as a cooperative in Amsterdam, and is 99% owned by the STG Group and 1% owned by the STG Ventures. Effective November 28, 2012, STG Doha, LLC (STG Doha) was incorporated in Doha, Qatar, and is 49% owned by STG Netherlands and 51% owned by Pro-Partnership, a local Qatar Company. Activity related to STG Doha is immaterial to the consolidated financial statements. STG Group holds full control over STG Doha due to an arrangement with the other partner, whereby the partner gives up ownership rights in lieu of a management fee paid to them by STG Group.

STG Ventures, STG Netherlands and STG Doha did not have significant activity from the dates of inception through the years ended December 31, 2014, 2013 and 2012, since any activity would be eliminated entirely upon consolidation with STG Group.

At the close of business on December 31, 2012, STG Group entered into a Reorganization and Acquisition Agreement with the stockholders of Access Systems, Incorporated (Access), a company incorporated under the laws of the Commonwealth of Virginia on June 15, 1992, to acquire all of the outstanding common stock of Access. Access provides software development and facilities management under contractual relationships, primarily with various agencies of the federal government. On January 2, 2013, STG Group contributed all of the outstanding common stock of Access to STG, Inc. As a result of the transfer, Access became STG, Inc.’s wholly-owned subsidiary.

During the year ended December 31, 2013, STG Group formed STG Sentinel, LLC (Sentinel). During the year ended December 31, 2014, Sentinel formed STG Sentinel AFG, LLC (Sentinel AFG). STG Group is the sole member of Sentinel, which is the sole member of Sentinel AFG. There was no significant activity related to any of these subsidiaries formed during the years ended December 31, 2014 and 2013.

F-49

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restatement to previously issued consolidated financial statements: The Company restated its previously issued consolidated financial statements due to: (1) a change in method of accounting and correction of errors in 2014; (2) corrections of errors made in 2013; and (3) reclassifications made to correct errors in presentation in 2014, 2013 and 2012 that had no impact on previously reported net income or stockholders’ equity.

1)	In 2014, the Company previously adopted ASU No. 2014-02, the private company accounting alternative intended to simplify the goodwill accounting model. Due to a pending business combination with a public reporting entity in 2015, the Company is expecting to meet the definition of a public business entity. As such, the Company is required to retrospectively apply U.S. GAAP for public companies in all prior periods. The change removes the impact from the amortization of goodwill and requires the Company to perform a goodwill impairment test using a two-step approach, which was performed at the reporting unit level. As a result, amortization expense totaling $2.50 million for the year ended December 31, 2014, was reversed due to the change in accounting method and two reporting units (Access and DSTI) had impairment losses totaling $5.12 million on goodwill and Access had an impairment loss of $1.81 million on the customer relationships intangible asset during the year ended December 31, 2014. There was also a reclassification adjustment made in 2012 to reflect changes in the Access valuation of assets acquired due to errors made in the assumptions and inputs to the cash flow projection models. This reclassification adjustment increased the customer relationships intangible asset by $0.70 million and decreased goodwill by the same amount. This increased the amortization recorded for the customer relationships intangible asset of $0.07 million for the year ended December 31, 2014.

2)	In 2013, the Company previously recorded an impairment loss on its goodwill at one reporting unit (DSTI). During 2015, the Company determined that erroneous assumptions and inputs were made in the cash flow projection model when performing the impairment test using a two-step approach. Therefore, no impairment loss should have been recorded and $1.10 million of a previously reported impairment loss was reversed. In addition, during 2015, the Company determined that it made an erroneous assumption on the impact from potential income tax benefits in the cash flow projection model when performing the impairment test in 2013 for the Access reporting unit. This changed the amount of the impairment loss calculated on the goodwill reported for Access by $0.40 million. Due to the reclassification adjustment to the customer relationships intangible asset and goodwill mentioned in item 1) above, there was an adjustment recorded to increase the amortization on the customer relationships intangible asset by $0.12 million.

3)	In 2014 and 2013, the Company previously classified its investments held in a Rabbi Trust as long-term assets to be consistent with the classification of its related deferred compensation plan. Due to the classification of the investments as trading, the Company determined that it was more appropriate to classify the investments as current assets. The Company previously reported the income statement activity for these investments and deferred compensation plan liability on a net basis. The Company determined it was more appropriate to classify the investment income as other, non-operating income for the years ended December 31, 2014, 2013 and 2012. The adjustment increased both indirect and selling expenses and other income, net, and amounted to $0.35 million, $0.81 million, and $0.32 million, respectively, for the years ended December 31, 2014, 2013, and 2012.
F-50

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following financial statement line items as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013 and 2012, were affected by the change in accounting principle, correction of errors and reclassification adjustments:

Consolidated statements of operations:

	As Previously Reported			Adjustments			As Restated
	2014	2013	2012	2014	2013	2012	2014	2013	2012

Gross profit	$67,802	$76,173	$69,488	$-	$-	$-	$67,802	$76,173	$69,488

Indirect and selling expenses	63,361	69,115	63,604	(2,075)	926	324	61,286	70,041	63,928

Impairment of goodwill	-	3,153	-	5,117	(1,498)	-	5,117	1,655	-

Impairment of other

intangible assets	-	-	-	1,811	-	-	1,811	-	-
	63,361	72,268	63,604	4,853	(572)	324	68,214	71,696	63,928

Operating income (loss)	4,441	3,905	5,884	(4,853)	572	(324)	(412)	4,477	5,560

Other income (expense)

Other income, net	(40)	17	79	353	811	324	313	828	403

Interest expense	(70)	(126)	(68)	-	-	-	(70)	(126)	(68)

	(110)	(109)	11	353	811	324	243	702	335

Net income (loss)	$4,331	$3,796	$5,895	$(4,500)	$1,383	$-	$(169)	$5,179	$5,895

Net income (loss) per share available to common stockholders

Basic and diluted	$3,898	$3,417	$5,895	$(4,050)	$1,245	$-	$(152)	$4,662	$5,895

Weighted average number of common shares outstanding

Basic and diluted	1,111	1,111	1,000	1,111	1,111	1,000	1,111	1,111	1,000

F-51

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets:

	As of December 31, 2014 and 2013
	As Previously Reported		Adjustments		As Restated
	2014	2013	2014	2013	2014	2013

Investments held in Rabbi Trust	$-	$-	$4,310	$3,695	$4,310	$3,695
Total current assets	49,830	58,589	4,310	3,695	54,140	62,284

Goodwill	6,522	9,018	(1,823)	798	4,699	9,816
Intangible assets, net	4,294	4,851	(1,294)	585	3,000	5,436
Other assets	4,410	3,875	(4,310)	(3,695)	100	180
Total assets	$71,752	$82,968	$(3,117)	$1,383	$68,635	$84,351

Retained earnings	$13,183	$17,033	$(3,117)	$1,383	$10,066	$18,416
Total stockholders’ equity	26,074	29,924	(3,117)	1,383	22,957	31,307
Total liabilities and stockholders' equity	$71,752	$82,968	$(3,117)	$1,383	$68,635	$84,351

Consolidated statements of cash flows:

	For the years ended December 31, 2014 and 2013
	As Previously Reported		Adjustments		As Restated
	2014	2013	2014	2013	2014	2013

Net income	$4,331	$3,796	$(4,500)	$1,383	$(169)	$5,179

Amortization of intangible assets	3,053	1,518	(2,428)	115	625	1,633

Impairment of goodwill	-	3,153	5,117	(1,498)	5,117	1,655

Impairment of other intangible assets	-	-	1,811	-	1,811	-

Net cash provided by operating activities	13,991	11,752	-	-	13,991	11,752

Net cash used in investing activities	(1,280)	(839)	-	-	(1,280)	(839)

Net cash used in financing activities	(12,526)	(11,178)	-	-	(12,526)	(11,178)

Net increase (decrease) in cash and cash equivalents	185	(265)	-	-	185	(265)

Cash and cash equivalents, beginning	155	420	-	-	155	420
Cash and cash equivalents, ending	$340	$155	$-	$-	$340	$155

Supplemental disclosures of non-cash investing activities

Change in investments held in Rabbi Trust	$615	$1,228	$-	$-	$615	$1,228

Change in deferred compensation plan and other liability	$(615)	$(1,228)	$-	$-	$(615)	$(1,228)

F-52

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of STG Group and its wholly-owned subsidiaries, STG, STG Ventures, STG Netherlands, Access, Sentinel and Sentinel AFG, and STG Doha, which is consolidated under the variable interest entity model. Activity under STG Doha is immaterial to these consolidated financial statements. These entities are collectively referred to as the Company. All intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

Use of estimates: The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Significant estimates embedded in the consolidated financial statements for the periods presented include revenue recognition on fixed-price contracts, the allowance for doubtful accounts, the valuation and useful lives of intangible assets, the length of certain customer relationships, useful lives of property and equipment, and valuation of a Rabbi Trust and related deferred compensation liability. Estimates and assumptions are also used when determining the allocation of the purchase price in a business combination to the fair value of assets and liabilities and determining related useful lives.

Revenue recognition: Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered or goods delivered, the contract price is fixed or determinable and collectability is reasonably assured. Revenue associated with work performed prior to the completion and signing of contract documents is recognized only when it can be reliably estimated and realization is probable. The Company bases its estimates on previous experiences with the customer, communications with the customer regarding funding status and its knowledge of available funding for the contract.

Revenue on cost-plus-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of the fee earned. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract. The Company considers performance-based fees, including award fees, under any contract type to be earned when it can demonstrate satisfaction of performance goals, based upon historical experience, or when the Company receives contractual notification from the customer that the fee has been earned. Revenue on time-and-materials contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue on fixed-price contracts is primarily recognized using the proportional performance method of contract accounting. Unless it is determined as part of the Company’s regular contract performance review that overall progress on a contract is not consistent with costs expended to date, the Company determines the percentage completed based on the percentage of costs incurred to date in relation to total estimated costs expected upon completion of the contract. Revenue on other fixed-price service contracts is generally recognized on a straight-line basis over the contractual service period, unless the revenue is earned, or obligations fulfilled, in a different manner.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined and are recorded as forward loss liabilities in the consolidated financial statements. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

F-53

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Multiple agencies of the federal government directly or indirectly provided the majority of the Company’s contract revenue during the years ended December 31, 2014, 2013 and 2012. For the years ended December 31, 2014, 2013 and 2012, there were three customers in 2014 and 2012 and four customers in 2013 that each provided revenue in excess of 10% of total revenue. These customers accounted for approximately 84%, 91%, and 77%, respectively, of the Company’s total revenue for the years ended December 31, 2014, 2013, and 2012.

Federal government contract costs, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

Costs of revenue: Costs of revenue include all direct contract costs, as well as indirect overhead costs and selling, general and administrative expenses that are allowable and allocable to contracts under federal procurement standards. Costs of revenue also include costs and expenses that are unallowable under applicable procurement standards and are not allocable to contracts for billing purposes. Such costs and expenses do not directly generate revenue, but are necessary for business operations.

For the years ended December 31, 2014, 2013 and 2012, there was one vendor that comprised 10%, 7%, and 10% of total direct expenses, respectively.

Cash and cash equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

Restricted cash: In 2012, the carrying amount of cash was restricted as to withdrawal or usage. Restrictions included amounts held as compensating balances against borrowing arrangements with a bank.

Investments held in Rabbi Trust: The Company has investments in mutual funds held in a Rabbi Trust that are classified as trading securities. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The securities are classified as trading securities because they are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. The trading securities are stated at fair value. Realized and unrealized gains and losses and other investment income are included in other income in the accompanying consolidated statements of operations.

Contract receivables: Contract receivables are generated primarily from prime and subcontracting arrangements with federal governmental agencies. Billed contract receivables represent invoices that have been prepared based on contract terms and sent to the customer. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, federal governmental agencies may pay interest on invoices outstanding more than 30 days. The Company records interest income from federal governmental agencies when received. All contract receivables are on an unsecured basis.

Unbilled amounts represent costs and anticipated profits awaiting milestones to bill, contract retainages, award fees and fee withholdings, as well as amounts currently billable.

In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though portions of these amounts may not be realized within one year.

F-54

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Management has recorded an allowance for contract receivables that are considered to be uncollectible. Both billed and unbilled receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Property and equipment: Property and equipment is stated at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. When property and equipment is retired, or otherwise disposed of, the cost and accumulated depreciation and amortization is removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Amortization of leasehold improvements is computed using the straight-line basis over the lesser of the estimated useful lives of the underlying assets or the terms of the related lease.

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets, including amortizable intangible assets, under authoritative guidance issued by the Financial Accounting Standards Board (FASB), which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. At December 31, 2014, the Company recorded an impairment loss on its customer relationships of $1.81 million. No indicators of impairment were identified as of December 31, 2013.

Identifiable intangible assets: Intangible assets are comprised of customer relationships and a trade name acquired as a result of the acquisition of Access Systems, Inc. (Access). The Company has determined that the customer relationships and trade name represent finite-lived intangible assets with useful lives ranging from one to ten years and one year, respectively. The assets are being amortized proportionately over the term of their useful lives based on the estimated economic benefit derived over the course of the asset life.

Goodwill: The Company records the excess of the purchase price of an acquired company over the fair value of the identifiable net assets acquired as goodwill. In accordance with authoritative guidance issued by the FASB, entities can elect to use a qualitative approach to test goodwill for impairment. Under this approach, the Company performs a qualitative assessment to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than the carrying value. If the fair value of the reporting unit is less than the carrying value of the reporting unit, the Company is required to perform a goodwill impairment test using a two-step approach, which is performed at the reporting unit level. In the second step, the implied value of the goodwill is estimated at the fair value of the reporting unit, less the fair value of all other tangible and identifiable intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in the amount equal to that excess, not to exceed the carrying amount of the goodwill. If the fair value of the reporting unit is not less than the carrying value of the reporting unit, the two-step goodwill test is not required.

F-55

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the business, estimation of the useful life over which cash flows will occur and determination of the weighted-average cost of capital. This discounted cash flow analysis is corroborated by top-down analysis, including a market assessment of enterprise value.

The Company has elected to perform its annual analysis at the end of its reporting year at the reporting unit level and has identified three reporting units that have goodwill: DSTI, Seamast, and Access. At December 31, 2014 and 2013, the Company recorded an impairment loss for goodwill of $5.12 million and $1.66 million, respectively.

Income taxes: The Company, excluding STG Netherlands and STG Doha, has elected to be treated as an S corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholder separately accounts for his pro-rata share of the Company’s items of income, deductions, losses and credits. As it relates to operations in jurisdictions that do not recognize S corporations, deferred income taxes are accounted for under the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their income tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for effects of changes in tax laws and rates on the date of enactment.

In accordance with authoritative guidance on accounting for uncertainty in income taxes issued by the FASB, management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. The Company is generally no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for the years ended December 31, 2011, and prior.

Fair value of financial instruments: The carrying value of the Company’s cash and cash equivalents, contract receivables, line-of-credit, accounts payable and other short-term liabilities are believed to approximate fair value as of December 31, 2014 and 2013, respectively, because of the relatively short duration of these instruments.

Certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

F-56

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s assets recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. Fair value measurement standards require an entity to maximize the use of observable inputs (such as quoted prices in active markets) and minimize the use of unobservable inputs (such as appraisals or other valuation techniques) to determine fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

Level 1   Inputs that are based upon quoted prices for identical instruments traded in active markets.

Level 2   Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.

Level 3   Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models and similar techniques. As of December 31, 2014 and 2013, the Company has no financial assets or liabilities that are categorized as Level 3.

The Company has investments carried at fair value in mutual funds held in a Rabbi Trust, which is included in investments held in Rabbi Trust on the accompanying consolidated balance sheets.

Financial credit risk: The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents, investments held in Rabbi Trust and contract receivables. Cash and cash equivalents are deposited with high-credit, quality financial institutions whose balances may, at times, exceed federally insured limits. The Company has not experienced any losses in such amounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents. The Company has no amounts on deposit in excess of federally insured limits at December 31, 2014. Investments held in Rabbi Trust are stated at fair value at each reporting period and are subject to market fluctuations. Contract receivables consist primarily of amounts due from various agencies of the federal government or prime contractors doing business with the federal government. Historically, the Company has not experienced significant losses related to contract receivables and, therefore, believes that the credit risk related to contract receivables is minimal.

Net income per share: Basic net income per share available to common shareholders of the Company is calculated by dividing the net income by the weighted average number of common shares outstanding during the year. There are no additional potential shares of common stock for the Company to consider for the diluted net income per share calculation.

Recent accounting pronouncements: In May 2014, the FASB issued guidance on revenue recognition. The update establishes a comprehensive revenue recognition standard for virtually all industries under GAAP, including those that previously followed industry-specific guidance. Under the guidance, all entities should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for the Company in the first quarter of 2017. Early adoption is not permitted. Management will evaluate the potential impact of this guidance on its consolidated financial statements.

F-57

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reclassifications: Certain amounts presented in the 2013 and 2012 consolidated financial statements have been reclassified to conform to the 2014 and 2013 presentations. There was no effect on the previously reported net income or stockholders’ equity as a result of these reclassifications.

2. Acquisition of Access Systems, Inc.

At the close of business on December 31, 2012, STG Group entered into a Reorganization and Acquisition Agreement with the stockholders of Access Systems, Incorporated (Access), a company incorporated under the laws of the Commonwealth of Virginia on June 15, 1992, to acquire all of the outstanding common stock of Access. Access provides software development and facilities management under contractual relationships, primarily with various agencies of the federal government. Through this acquisition, the Company further extended its expertise with the Department of State and contributes to the Company’s strategy to gain presence with the Federal Bureau of Investigation and Marine Corps. As a result of the acquisition, STG Group paid the stockholders of Access $1.25 million in cash and issued 111 shares of common stock of STG Group, valued at approximately $12.89 million, to the stockholders of Access. On January 2, 2013, STG Group contributed all of the outstanding common stock of Access to STG, Inc. As a result of the transfer, Access became STG, Inc.’s wholly-owned subsidiary.

The acquisition of Access was accounted for under the purchase method of accounting with STG Group as the acquirer, in accordance with authoritative guidance issued by the FASB on business combinations. The purchase accounting has been pushed down to Access’ accounts and the operating results of Access were included in the consolidated financial statements since the acquisition date. The following table summarizes the fair value of assets acquired and liabilities assumed as of the acquisition date (in thousands):

Current assets	$8,345
Property and equipment	33
Goodwill	7,475
Identifiable intangible assets	6,600
Other assets	46
Total assets acquired	22,499
Total liabilities assumed	(8,359)
Total purchase price	14,140
Less cash acquired	(60)
Total purchase price, net of cash acquired	$14,080

Separately identifiable intangible assets and the equity consideration are considered to be Level 3 fair value measurements and were valued by a third party valuation specialist. Intangible assets comprised of customer relationships for $6.50 million and a trade name for $0.10 million were valued using a discounted cash flow method and a relief from royalty method, respectively. The equity consideration was valued based on an external appraisal of the Company’s share price using a blend of acceptable valuation methods. Goodwill is not deductible for tax purposes and represents expected synergies from the acquisition. The 2012 consolidated statement of income reflects $0.02 million of transaction costs related to the acquisition.

F-58

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information for the year ended December 31, 2012, assumes the acquisition of Access occurred on January 1, 2012, after giving effect to certain adjustments and income tax effects. The pro forma information is presented for illustrative purposes only and is not indicative of what actual results would have been if the acquisition had taken place on January 1, 2012, or of future results. The table below summarizes pro forma results for the year ended December 31, 2012, (in thousands, except for per share information):

Contract revenue	$262,231
Operating income	9,732
Net income	10,077
Net income per share, basic and diluted	9,070

 Pro forma results for the year ended December 31, 2012, were adjusted to include $1.16 million of additional amortization.

3. Contract Receivables and Billings in Excess of Revenue Recognized

At December 31, 2014 and 2013, contract receivables consist of the following (in thousands):

	2014	2013

Billed accounts receivable	$43,914	$38,928
Unbilled accounts receivable	3,953	15,988
	47,867	54,916
Less allowance for doubtful accounts	(350)	(150)
	$47,517	$54,766

Billing in excess of revenue recognized as of December 31, 2014 and 2013, is comprised primarily of billings from firm fixed-price contacts, where revenue is recognized in accordance with the percentage-of-completion method.

F-59

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Property and Equipment

At December 31, 2014 and 2013, property and equipment consists of the following (in thousands):

	Estimated
	Life	2014	2013

Leasehold improvements	Life of lease	$8,375	$8,519
Computer hardware and software	3 years	3,223	3,807
Office furniture and equipment	5 - 7 years	607	1,039
Automobiles	5 years	341	230
		12,546	13,595
Less accumulated depreciation and amortization		(5,850)	(6,960)
		$6,696	$6,635

Depreciation and amortization expense on property and equipment totaled $1.18 million, $1.16 million and $1.23 million for the years ended December 31, 2014, 2013 and 2012, respectively.

5. Intangible Assets and Goodwill

Identifiable intangible assets as of December 31, 2014, consist of the following (in thousands):

	Estimated		Accumulated
	Life	Cost	Amortization	Impairment	Net

Customer relationships	1 - 10 years	$6,500	$1,689	$1,811	$3,000
Trade name	1 year	100	100	-	-
		$6,600	$1,789	$1,811	$3,000

Identifiable intangible assets as of December 31, 2013, consist of the following (in thousands):

	Estimated		Accumulated
	Life	Cost	Amortization	Net

Customer relationships	1 - 10 years	$6,500	$1,064	$5,436
Trade name	1 year	100	100	-
		$6,600	$1,164	$5,436

Amortization expense amounted to $0.63 million, $1.63 million and $0.63 million for the years ended December 31, 2014, 2013 and 2012, respectively. Amortization expense for 2013 includes $0.47 million of contract rights intangible asset amortization. The contract rights intangible asset was related to an acquisition that took place in 2010. The contract rights were fully amortized at December 31, 2013.

F-60

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Estimated amortization of the intangible assets for subsequent years is as follows (in thousands):

Year Ending December 31,

2015	$792
2016	520
2017	423
2018	349
2019	291
Thereafter	625
$3,000

In 2002, STG acquired Decision Systems Technologies, Inc. (DSTI) and Seamast Incorporated (Seamast), as wholly-owned subsidiaries, which resulted in the Company recording goodwill. Effective December 31, 2012, the Company acquired Access, which also resulted in the Company recording additional amounts of goodwill. The Company’s goodwill balance consists of the following as of December 31 (in thousands):

	DSTI	Seamast	Access	Total

Goodwill, January 1, 2013	$2,098	$1,898	$7,475	$11,471
Impairment loss	-	-	(1,655)	(1,655)
Goodwill, December 31, 2013	2,098	1,898	5,820	9,816
Impairment loss	(1,658)	-	(3,459)	(5,117)
Goodwill, December 31, 2014	$440	$1,898	$2,361	$4,699

For the years ended December 31, 2014 and 2013, the Company recorded an impairment loss on Access’ goodwill of $3.46 million and $1.66 million, respectively, an impairment loss on DSTI’s goodwill of $1.66 million for the year ended December 31, 2014, and an impairment loss on Access customer relationships of $1.81 million for the year ended December 31, 2014, primarily due to declining profits on contracts. The primary methods used to measure the impairment losses for DSTI and Access were the income method and the market approach. The unobservable inputs used were based on Company-specific information and included estimates of revenue, profit margins and discount rates. The Company used the two-step approach in measuring the impairment loss. In the second step, the implied value of the goodwill is estimated at the fair value of the reporting unit less the fair value of all other tangible and identifiable intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in the amount equal to that excess, not to exceed the carrying amount of the goodwill.

F-61

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements

The Company has investments in mutual funds held in a Rabbi Trust which are classified as trading securities. The Rabbi Trust assets are used to fund amounts the Company owes to key managerial employees under the Company’s non-qualified deferred compensation plan (See Note 9). Based on the nature of the assets held, the Company uses quoted market prices in active markets for identical assets to determine fair values, which apply to Level 1 investments. The following tables set forth the fair values of financial assets that are measured at fair value on a recurring basis as of December 31, 2014 and 2013, (in thousands):

	As of December 31, 2014
		Fair Value Hierarchy Level
Description	Assets	Level 1	Level 2	Level 3
Assets
Mutual Funds
US Equity – Large Cap Growth	$340	$340	$-	$-
US Equity – Large Cap Value	68	68	-	-
US Equity – Large Cap Blend	1,005	1,005	-	-
US Equity – Mid Cap Growth	37	37	-	-
US Equity – Mid Cap Value	1,853	1,853	-	-
US Equity – Small Cap Growth	715	715	-	-
Growth Real Estate	40	40	-	-
International Equity	17	17	-	-
Fixed Income	67	67	-	-
Money Market Funds	168	168	-	-
Total	$4,310	$4,310	$-	$-

	As of December 31, 2013
		Fair Value Hierarchy Level
Description	Assets	Level 1	Level 2	Level 3
Assets
Mutual Funds
US Equity – Large Cap Growth	$291	$291	$-	$-
US Equity – Large Cap Value	20	20	-	-
US Equity – Large Cap Blend	810	810	-	-
US Equity – Mid Cap Growth	14	14	-	-
US Equity – Mid Cap Value	1,490	1,490	-	-
US Equity – Small Cap Growth	661	661	-	-
Growth Real Estate	27	27	-	-
International Equity	142	142	-	-
Fixed Income	51	51	-	-
Money Market Funds	189	189	-	-
Total	$3,695	$3,695	$-	$-

The mark to market adjustments are recorded in other income, net in the accompanying consolidated statements of operations for the years ended December 31, 2014, 2013 and 2012, for $0.35 million, $0.81 million and $0.32 million, respectively.

F-62

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Line-of-Credit

The Company maintains a bank line-of-credit agreement (Facility), whereby STG may borrow up to the lesser of either (1) the sum of its billed accounts receivable and unbilled accounts receivable, less the balance in its doubtful accounts; or (2) $30 million at December 31, 2014. This facility is a revolving line-of-credit and STG may borrow during the availability period, subject to terms and conditions of the facility. Borrowings under this facility are secured by all assets of STG. This facility bears interest at LIBOR plus 1.75% (1.86% and 1.92% at December 31, 2014 and 2013, respectively). STG also maintains an uncommitted guidance facility of $30 million, which can be used with the bank’s approval to finance future transactions. This facility expires, if not renewed, on October 31, 2015. The bank line-of-credit agreement calls for administration fees and requires the Company to be in compliance with certain financial covenants. The Company was in compliance with all financial covenants as of December 31, 2014 and 2013.

As of December 31, 2014 and 2013, the Company had outstanding borrowings on the line-of-credit of $13.52 million and $20.04 million, respectively.

8. Commitments and Contingencies

Operating leases: STG leases office space and equipment under the terms of noncancelable operating leases that expire at various dates through 2021. The following is a schedule of the approximate future minimum lease payments required under noncancelable operating leases that have initial or remaining terms in excess of one year at December 31, 2014 (in thousands):

Year Ending December 31,

2015	$3,066
2016	3,019
2017	3,184
2018	2,370
2019	2,380
Thereafter	4,700
$18,719

In conjunction with the lease for its headquarters, the Company was required to issue a letter of credit to the landlord as the security for a new facility in the amount of $0.81 million. The security deposit shall be the security for the performance of the Company’s obligations, covenants and agreements under the deed of the lease.

The Company recognizes the total cost of its principal office lease ratably over the lease term and the difference between rent paid and expensed is reflected as deferred rent on the accompanying consolidated balance sheets. The lease terminates on December 31, 2021. Similarly, the Company recognizes landlord incentive payments received as a reduction of rent expense over the lease term. The unrecognized portion of landlord incentive payments is reflected as deferred rent in the accompanying consolidated balance sheets.

Rent expense aggregated $3.28 million, $4.83 million and $4.26 million for the years ended

December 31, 2014, 2013 and 2012, respectively.

Legal matters: From time to time the Company may be involved in litigation in the normal course of its business. Management does not expect that the resolution of these matters would have a material adverse effect on the Company’s business, operations, financial condition or cash flows.

F-63

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Benefit Plans

The Deferred Compensation Plan: STG maintains a deferred compensation plan (the Deferred Compensation Plan) in the form of a Rabbi Trust, covering key managerial employees of STG as determined by the Board of Directors. The Deferred Compensation Plan gives certain senior employees the ability to defer all, or a portion, of their salaries and bonuses on a pre-tax basis and invest the funds in marketable securities that can be bought and sold at the employee’s discretion. The future compensation is payable upon either termination of employment or change of control. The liabilities are classified as long-term liabilities as of December 31, 2014 and 2013, on the consolidated balance sheets. The assets held in the Rabbi Trust are comprised of mutual funds and are carried at fair value based on the quoted market prices (see Note 6). As of December 31, 2014 and 2013, the amount payable under the Deferred Compensation Plan was equal to the value of the assets owned by the Company. These assets total $4.31 million and $3.70 million as of December 31, 2014 and 2013, respectively and are included as part of current assets in the accompanying consolidated balance sheets. Additionally, the Company may make discretionary matching contributions to the Deferred Compensation Plan, which vest ratably over three years. STG recorded contributions to the Deferred Compensation Plan of $0.10 million, $0.08 million and $0.07 million for the years ended December 31, 2014, 2013 and 2012, respectively. The assets are available to satisfy the claims of STG’s creditors in the event of bankruptcy or insolvency of STG.

401(k) profit sharing plan: The Company maintains a defined contribution 401(k) plan (the Plan) with respect to all full time employees. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 50% of their annual compensation. The Company makes matching contributions to the Plan for all participants, which vest ratably over three years, equal to 50% of employee contributions, up to a maximum of 3% for those employees contributing 6% or more of their annual compensation. The Company recorded contributions to the Plan of $2.09 million, $2.12 million and $1.45 million, for the years ended December 31, 2014, 2013 and 2012, respectively.

Self-funded insurance plan: The Company has a self-funded medical insurance plan available to all employees, which includes coinsurance to minimize the Company’s annual financial risk. The maximum amount of claims that will be paid during the plan year is $0.13 million per employee per annum, up to an aggregate amount of $10.56 million, $9.96 million and $7.50 million for the years ended December 31, 2014, 2013 and 2012, respectively. As of December 31, 2014 and 2013, the Company has accrued $0.96 million and $1.39 million, respectively, for unpaid liabilities related to claims, premiums and administrative fees.

F-64

STG GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management Incentive Plan: The STG, Inc. Management Incentive Plan (the MIP Plan) was created effective November 1, 2011. The purpose of the MIP Plan is to enable the Company to retain and recruit employees by providing them with the incentive of participating in the appreciation of the value of the Company’s common stock. The value of the Company’s common stock represents the equity value determined by the Plan Committee based on a valuation of the Company performed by an external appraisal, which was performed as of the effective date of the MIP Plan (baseline valuation). The appreciation in value of the Company’s common stock, if any, is determined based on the appreciation between the baseline valuation and an internal appraisal performed by the company or external appraisal annually. The Company will record annual compensation expense based on the proportion of this appreciation allocated to designated individuals. Only designated individuals have been identified to participate in the MIP Plan, as determined by the MIP Plan Committee. Awards (units under the MIP Plan) may be granted by the MIP Plan Committee at any time. Participants vest daily in their awards over a three year measurement period. If a participant remains employed with the Company through the fifth anniversary of the grant date of an award, the participant’s plan account shall be paid in three annual installments, commencing immediately following the fifth anniversary. If an employee separates from the Company for other than cause, the participant’s vested portion will be paid in three annual installments, the first of which being due on the anniversary date of the first year of separation. If a change of control event were to occur (change in over 50% ownership), then all vested amounts under the grant are payable within five business days of such change of control. Ten and seventeen individuals were designated to participate in the MIP Plan as of December 31, 2014 and 2013, respectively. The internal and external appraisal performed during the years ended December 31, 2014 and 2013, respectively, yielded a decrease in the entity’s value from the baseline valuation and, as such, no compensation expense was recorded for the years ended December 31, 2014 and 2013.

10. Related Party Transactions

A company owned by a party related to the majority stockholder of the Company is a subcontractor to the Company on various contracts. As of December 31, 2014 and 2013, amounts due to this entity relating to work performed under subcontracts totaled $0.10 million and $0.11 million, respectively. The Company also recorded direct costs of $0.58 million, $0.44 million and $0.16 million for the years ended December 31, 2014, 2013, and 2012, respectively, relating to such work performed.

11. Segment Information

Segment information is not presented since all of the Company’s revenue and operations are attributed to a single reportable segment. In accordance with authoritative guidance on segment reporting under the FASB, the chief operating decision maker has been identified as the Chief Executive Officer. The Chief Executive Officer reviews operating results to make decisions about allocating resources and assessing performance for the entire company.

12. Subsequent Events

On March 25, 2015, the Company terminated a portion of its principal office lease agreement. The Company agreed to vacate the space no later than August 31, 2015. The remaining space is still under a lease agreement that expires on December 31, 2021. On April 8, 2015, the Company entered into a new lease agreement to lease space under an agreement which expires on September 30, 2020. Note 8 to the consolidated financial statements does not reflect the impact of the new lease agreement or the amended lease agreement. The new lease agreement includes a rent abatement and an escalation clause which will increase the deferred rent liability.

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ANNEX A

BUSINESS COMBINATION AGREEMENT

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 8th day of June, 2015, among (i) Global Defense & National Security Systems, Inc., a Delaware corporation (the “Buyer”), (ii) Global Defense & National Security Holdings LLC, a Delaware limited liability company (the “Sponsor”), solely for purposes of Sections 1.2 and 6.5(i), (iii) STG Group, Inc., a Delaware corporation (the “Company”), (iv) each of the Persons set forth on Annex A (the “Stockholders”, and, together with the Company, the “Seller Parties”) and (v) Simon Lee, as Stockholders’ Representative, solely for purposes of Sections 1.2, 1.3, 1.4, 6.3, 6.5, 6.7, 6.10 and 6.23 and ARTICLES IX and XII, and, individually, solely for purposes of ARTICLE X. The Buyer, the Company and the Stockholders are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in Appendix A.

RECITALS

WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock and other equity securities of the Company;

WHEREAS, upon the terms and subject to the conditions set forth herein, the Buyer desires to purchase from the Stockholders, and the Stockholders desire to sell to the Buyer, all of the issued and outstanding capital stock and other equity securities of the Company (the “Stock Purchase”); and

WHEREAS, the Parties intend that the Stock Purchase be part of an integrated transaction with the contemporaneous consummation of the Contribution Agreements, such that the Stock Purchase will qualify as an exchange described in Section 351 of the Code and the rules and regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1           Stock Purchase. On the terms and subject to the conditions of this Agreement, for the consideration specified in Section 1.2, the Buyer agrees to purchase from each of the Stockholders, and each of the Stockholders agrees to sell, transfer, assign and deliver to the Buyer, the Shares, free and clear of all Encumbrances, which Shares collectively constitute all of the issued and outstanding capital stock of the Company.

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1.2           Consideration.

(a)          The aggregate maximum consideration to be paid in exchange for the acquisition by the Buyer of all issued and outstanding capital stock of the Company and any other equity securities of the Company (including all outstanding unexpired and unexercised options, warrants or other rights to acquire or receive any capital stock of the Company, or stock appreciation, phantom stock, profit participation or other similar rights with respect thereto, whether vested or unvested, if any) and the covenants of the Stockholders pursuant to ARTICLE X, the provisions of Appendix B and otherwise hereunder, shall consist of (i) Seventy-Five Million Dollars ($75,000,000) in cash (the “Cash Consideration”) (subject to the terms and conditions set forth herein, including the Cash Consideration adjustments set forth in Section 1.4), (ii) Eight Million Five Hundred Seventy-Eight Thousand One Hundred Ninety-Nine (8,578,199) Buyer Shares with an aggregate value equal to approximately Ninety Million Five Hundred Thousand Dollars ($90,500,000), or $10.55 per Buyer Share (the “Buyer Per Share Price”), and (iii) an additional Four Hundred Forty-Five Thousand One Hundred Sixty-One (445,161) Buyer Shares (the “Sponsor Shares”), less any Forfeited Shares (together with the Buyer Shares described in clause (ii), the “Share Consideration”). The Sponsor shall contribute the Sponsor Shares, immediately prior to the Closing, to the Buyer for reissuance to the Stockholders as part of the Share Consideration under this Agreement (the “Sponsor Transfer”).

(b)          The Cash Consideration (as adjusted), less the Cash Escrow Deposit (the “Closing Cash Consideration”), shall be paid, and the Share Consideration, less the Escrow Shares (the “Closing Share Consideration”), shall be issued, by the Buyer to the Stockholders at the Closing pursuant to the flow of funds memorandum referenced in Section 1.4(b), which shall provide that each Stockholder shall receive (1) an amount in cash, without interest, equal to the product of (A) the Closing Cash Consideration, multiplied by (B) such Stockholder’s Per Share Portion and (2) a number of Buyer Shares rounded down to the nearest whole share equal to the product of (A) the Closing Share Consideration, multiplied by (B) such Stockholder’s Per Share Portion.

(c)          In the event that the Share Consideration immediately following the Closing (after taking into account any Equity Financing and the shares to be received by the Sponsor in connection with the Transaction, including all transactions contemplated by the Contribution Agreements) would, in the aggregate, equal less than fifty-six and 7/10ths percent (56.7%) of the outstanding Buyer Shares as of the Closing, by providing the Buyer with written notice at least five (5) Business Days prior to the Closing, the Stockholders’ Representative may elect to (x) receive additional Buyer Shares as Share Consideration, so that the Stockholders shall own, in the aggregate, fifty-six and 7/10ths percent (56.7%) of the outstanding Buyer Shares following the Closing, and (y) reduce the Cash Consideration by an amount equal to the value of the additional Buyer Shares received based upon the Buyer Per Share Price. Additionally, in the event that the Transaction otherwise would not qualify for treatment under Section 351 of the Code as a result of failure to satisfy the Control Requirement (after taking into account any Equity Financing and the shares to be received by the Sponsor in connection with the Transaction, including as contemplated by the Contribution Agreements), by providing the Buyer with written notice at least five (5) Business Days prior to the Closing, the Stockholders’ Representative may elect to (x) receive additional Buyer Shares as Share Consideration, so that the Stockholders shall own a number of additional shares of the outstanding Buyer Shares following the Closing necessary to satisfy the Control Requirement as agreed upon by the Buyer and the Stockholders’ Representative, and (y) reduce the Cash Consideration by an amount equal to the value of the additional Buyer Shares so received based upon the Buyer Per Share Price.

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1.3           Indemnity Escrow. On the Closing Date, the Buyer, the Stockholders’ Representative and Branch Banking and Trust Company, a North Carolina banking corporation (the “Escrow Agent”), shall enter into an escrow agreement in substantially the form attached hereto as Exhibit A (the “Indemnity Escrow Agreement”) to serve as partial security for the indemnification obligations of the Stockholders set forth in this Agreement. The Buyer shall withhold (a) Three Million Three Hundred Ten Thousand Dollars ($3,310,000) (the “Cash Escrow Deposit”) from the Cash Consideration and (b) Three Hundred Thirteen Thousand Seven Hundred Forty-Four (313,744) Buyer Shares (the “Escrow Shares”), with an aggregate value equal to approximately Three Million Three Hundred Ten Thousand Dollars ($3,310,000), or $10.55 per Buyer Share, from the Share Consideration (collectively, the “Indemnity Escrow Deposit”) and deposit such amounts into escrow pursuant to the terms of the Indemnity Escrow Agreement. Notwithstanding any provisions of this Agreement to the contrary and pursuant to and subject to the terms and conditions of the Indemnity Escrow Agreement, the Indemnity Escrow Deposit shall be held in escrow to partially secure the payment of the indemnity obligations of the Indemnifying Securityholders pursuant to ARTICLE IX.

1.4           Cash Consideration Adjustments.

(a)          At least three (3) Business Days prior to the Closing, the Company and the Buyer shall finalize an estimated Closing Statement (the “Estimated Closing Statement”), which shall set forth the Estimated Closing Balance Sheet prepared in accordance with the form, methodology and principles used in preparing the Reference Balance Sheet, the Indebtedness for Borrowed Money of the Company and its Subsidiaries, the Non-Ordinary Course Liabilities of the Company and its Subsidiaries, the Cash of the Company and its Subsidiaries and the Estimated Closing Working Capital, in each case, estimated as of 11:59 p.m., Eastern time, on the Closing Date. The Closing Cash Consideration shall be reduced by the amount of the Estimated Working Capital Deficit, if any, or increased by the amount of the Estimated Working Capital Surplus, if any. The Closing Cash Consideration shall also be reduced by the following amounts, if any, as set forth on the Estimated Closing Statement: (i) the amount of any Indebtedness for Borrowed Money of the Company and its Subsidiaries and (ii) the amount of any Non-Ordinary Course Liabilities of the Company and its Subsidiaries, and shall be increased by the amount of Cash of the Company and its Subsidiaries, if any, as set forth on the Estimated Closing Statement. Such adjustments to the Cash Consideration shall be referred to herein collectively as the “Estimated Closing Adjustment.” The Estimated Closing Adjustment shall be determined without regard to the limitations set forth in Sections 9.4 and 9.5 hereof.

(b)          At least three (3) Business Days prior to the Closing Date, the Company shall provide to Buyer the following information as of immediately prior to the Closing: (i) the names, addresses and taxpayer identification numbers of each holder of Company Common Stock, (ii) the number of shares of Company Common Stock held by each such Person, and (iii) such other information with respect to payments to be made pursuant to this Agreement as the Buyer may reasonably request. At least two (2) Business Days prior to the Closing, the Parties shall agree upon a flow of funds memorandum, which shall set forth all payments required to be made by or on behalf of each of the Parties at the Closing, including for each such payment an identification of the payor, the payee, the amount and the wire transfer information.

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(c)          Within one hundred twenty (120) days following the Closing Date, the Buyer shall deliver to the Stockholders’ Representative a Closing Statement (the “Closing Statement”), prepared in accordance with the form, methodology and principles used in preparing the Reference Balance Sheet, which shall set forth the Closing Balance Sheet, the Indebtedness for Borrowed Money of the Company and its Subsidiaries, the Non-Ordinary Course Liabilities of the Company and its Subsidiaries, the Cash of the Company and its Subsidiaries and the Closing Working Capital, and shall set forth any Closing Adjustment, in each case determined as of 11:59 p.m., Eastern time, on the Closing Date. The Stockholders’ Representative shall assist the Buyer in the preparation of the Closing Statement as reasonably requested by the Buyer.

(d)          The Stockholders’ Representative shall have a period of thirty (30) days following the Buyer’s delivery of the Closing Statement to notify the Buyer of the Stockholders’ Representative’s election to dispute the Closing Statement or any portion thereof. During such thirty (30) day period, the Buyer shall provide the Stockholders’ Representative with the working papers of the Buyer relating to the Closing Statement. If (i) at any time during such thirty (30)-day review period, the Stockholders’ Representative delivers written notice to the Buyer of its acceptance of the Closing Statement or (ii) prior to the expiration of such thirty (30)-day review period, the Stockholders’ Representative does not deliver to the Buyer written notice of its disagreement specifying the nature and amount of any disputed item (a “Notice of Disagreement”), then the Closing Statement and any required adjustments resulting therefrom shall be deemed final and binding on the Stockholders and the Stockholders’ Representative. To the extent that the Stockholders’ Representative delivers a timely Notice of Disagreement, the Stockholders shall be deemed to have agreed with all items and amounts in the Closing Statement not specifically referenced in such Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with this Section 1.4(d). Any Notice of Disagreement may reference only disagreements (i) based upon either mathematical errors or amounts reflected in the Closing Statement or (ii) that either the Closing Statement or the calculation of the Closing Adjustment was not prepared in accordance with this Section 1.4.

(e)          During the thirty (30)-day period following timely delivery of a Notice of Disagreement by the Stockholders’ Representative to the Buyer, the Buyer and the Stockholders’ Representative shall in good faith seek to resolve in writing any differences that they may have with respect to the matters identified therein. During such thirty (30)-day period, the Stockholders’ Representative shall provide the Buyer and its Representatives with reasonable access, during normal business hours and upon reasonable prior notice to the Stockholders’ Representative, to the working papers of the Stockholders’ Representative and its Representatives relating to such Notice of Disagreement. Any disputed items resolved in writing between the Stockholders’ Representative and the Buyer within such thirty (30)-day period shall be final and binding with respect to such items, and if the Stockholders’ Representative and the Buyer agree in writing on the resolution of each disputed item specified by the Stockholders’ Representative in the Notice of Disagreement and the amount of the Closing Adjustment, the amount so determined shall be final and binding on the Stockholders.

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(f)          In the event that the Stockholders’ Representative and the Buyer are unable to resolve all disputed portions of the Closing Adjustment within thirty (30) days following the date upon which the Buyer received written notice from the Stockholders’ Representative disputing the Closing Statement, then within ten (10) days after the expiration of such thirty (30)-day period, the Buyer and the Stockholders’ Representative shall engage the Accounting Firm and shall submit, in writing, to the Accounting Firm, their briefs detailing their views as to the nature and amount of each item remaining in dispute and the amount of the Closing Adjustment, and the Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Adjustment, which determination shall be, in the absence of fraud or manifest error by the Accounting Firm, final and binding for purposes of this Agreement. The Accounting Firm shall be (i) engaged by the Buyer and the Stockholders’ Representative on a joint basis and (ii) authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 1.4 within the range of the difference between the Buyer’s position with respect thereto and the Stockholders’ Representative’s position with respect thereto. The Accounting Firm shall resolve each item remaining in dispute based solely on the briefs and supporting material provided by the Buyer and the Stockholders’ Representative and not pursuant to any independent review. The determination of the Accounting Firm shall be accompanied by a certificate of the Accounting Firm that it reached such determination in accordance with the provisions of this Section 1.4. The Buyer and the Stockholders’ Representative shall request that the Accounting Firm render its determination prior to the expiration of sixty (60) days after the dispute is submitted to the Accounting Firm, and such determination and any required adjustments resulting therefrom shall be, in the absence of fraud or manifest error by the Accounting Firm, final and binding on all of the Parties and the Stockholders’ Representative. The fees and expenses of the Accounting Firm shall be allocated to be paid by the Buyer and/or the Stockholders’ Representative, respectively, based upon the proportion of the amount contested and not awarded to the Buyer or the Stockholders’ Representative, as applicable, bears to the total amount contested by such party, as determined by the Accounting Firm.

(g)          If the Closing Adjustment as finally determined in accordance with the provisions of this Section 1.4 is in the Buyer’s favor, the amount thereof shall be paid as an adjustment to the Cash Consideration by the Stockholders, pro rata based upon their Per Share Portion, to the Buyer by wire transfer of immediately available funds.

(h)          If the Closing Adjustment as finally determined in accordance with the provisions of this Section 1.4 is in the Stockholders’ Representative’s favor, the amount thereof (the “Aggregate Overage”) shall be paid as an adjustment to the Cash Consideration by the Buyer to the Stockholders so that each Stockholder shall receive a portion of the Aggregate Overage equal to (x) the dollar value of the Aggregate Overage multiplied by (y) the Per Share Portion.

1.5           Withholding of Tax. The Buyer shall be entitled (but not obligated) to deduct and withhold from the consideration otherwise payable to the Stockholders pursuant to this Agreement such amounts as the Buyer (or any Affiliate thereof) shall determine in good faith are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by the Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholders.

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ARTICLE II
CLOSING

2.1           Time and Place of the Closing. The Closing shall take place at the offices of Morrison & Foerster LLP, 1650 Tysons Boulevard, Suite 400, McLean, Virginia, remotely via the exchange of documents and signatures by facsimile or electronic delivery, on the later of (a) the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE VII and ARTICLE VIII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and (b) the earlier of (i) a date during the Marketing Period to be specified by the Buyer on no fewer than two (2) Business Days’ notice to the Company and (ii) the third (3rd) Business Day after the end of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in ARTICLE VII and ARTICLE VIII as of the date determined pursuant to this clause (b) other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or on such other date as the Buyer and the Stockholders’ Representative mutually agree.

2.2           Deliveries. At the time of the Closing, (a) each of the Seller Parties and the Stockholders’ Representative shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 7.7 below and (b) the Buyer shall deliver to the Stockholders’ Representative the certificates, instruments and documents referred to in Section 8.4 below.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Buyer pursuant hereto (the “Company Disclosure Schedules”), the Company and each of the Stockholders represents and warrants, jointly and severally, to the Buyer, as of the date hereof and as of the Closing Date, taking into account any and all supplements to the Company Disclosure Schedules pursuant to Section 6.4 (in each case except to the extent that a representation, warranty or Company Disclosure Schedule expressly states that such representation or warranty, or the information in such Company Disclosure Schedule, is accurate only as of an earlier date), as follows:

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3.1           Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and is qualified or registered to do business and in good standing in each jurisdiction where the nature of its activities makes such qualification or registration necessary, except where the failure to be so qualified, registered or in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, and is qualified or registered to do business and in good standing in each jurisdiction where the nature of its activities makes such qualification or registration necessary, except where the failure to be so qualified, registered or in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company. Schedule 3.1 lists each Subsidiary of the Company. The Company has the corporate power and authority necessary to own and operate its properties, to conduct its business as now conducted and to perform its obligations under the Contracts to which it is a party or by which it is bound. The copies of the organizational documents of the Company and its Subsidiaries that have been made available to the Buyer reflect all amendments made thereto which are in effect prior to the date of this Agreement and are true, correct and complete. The stock records of the Company and its Subsidiaries are accurate, up-to-date and complete and have been maintained in accordance with all applicable Laws, and the minute books of the Company and its Subsidiaries are accurate, up-to-date and complete in all material respects and have been maintained in all material respects in accordance with all applicable Laws. There have been no formal meetings of the stockholders of the Company or any of its Subsidiaries or the boards of directors of the Company or any of its Subsidiaries or other material corporate actions, resolutions or consents of the stockholders of the Company or any of its Subsidiaries or the boards of directors of the Company or any of its Subsidiaries that are not reflected in such minutes or other records. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its certificate of incorporation or bylaws. For the five (5) years immediately preceding the date of this Agreement, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name or trade name.

3.2           Authority for Agreement. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The board of directors and the stockholders of the Company have unanimously authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company, or any stockholder of the Company, are, or will be, necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby or the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer, are legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and the exercise of judicial discretion in accordance with general equitable principles.

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3.3           No Violation to Result. Except as set forth on Schedule 3.3, the execution, delivery and performance by the Company of this Agreement and the other documents contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time, or both): (a) violate or conflict with (i) any of the terms of the certificate of incorporation or bylaws of the Company or (ii) any Law applicable to the Company or any of its Subsidiaries, (b) in any material respect violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any Material Contract to which the Company or any of its Subsidiaries is a party or by which they or their assets are bound; (c) give any Person the right to declare a default or exercise any remedy under any Material Contract or cancel, terminate or modify any Material Contract; (d) give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any material permit or license that is held by the Company or any of its Subsidiaries; or (e) result in the creation or imposition of any Encumbrance other than a Permitted Encumbrance in favor of any Person upon any of the Shares or any of the properties or assets of the Company or any of its Subsidiaries. Other than as set forth on Schedule 3.3, (i) with respect to Material Contracts, no notice to, filing with, or consent or approval of, any Person is necessary in connection with, and no “change of control” provision in any Material Contract or otherwise is, or will be, triggered by, and (ii) other than with respect to Material Contracts, no notice to, filing with, or consent or approval of, any Person is necessary in connection with, the authorization, approval, execution, delivery or performance by the Company of this Agreement and the other documents contemplated hereby or the consummation by the Company of the transactions contemplated hereby or thereby, except for (w) the filing of a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the Exon-Florio Amendment to the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended by the Foreign Investment and Security Act of 2007, 50 U.S.C. App. §2170 (“FINSA”), and written confirmation by CFIUS of the successful completion of the FINSA review process; (x) compliance with and filings under the National Industrial Security Program Operating Manual (“NISPOM”); (y) compliance with and filings under the International Traffic in Arms Regulations (“ITAR”); and (z) the filing of a notification and report form by the Company under the HSR Act, if required, and any other filings under applicable antitrust, competition, trade regulation or merger control Law (together with the HSR Act, the “Antitrust Laws”), and the expiration or termination of the waiting period required thereunder.

3.4          Capitalization.

(a)          The authorized capital stock of the Company consists of 2,000 shares of Company Common Stock, of which 1,111 shares are issued and outstanding. There are no shares of capital stock held in the treasury of the Company. The Stockholders are the sole record and beneficial owners of all of the issued and outstanding shares of the Company. The Stockholders and their ownership percentages of the Company are set forth on Schedule 3.4(a). In the last five (5) years, the Company has never repurchased or redeemed any shares of its capital stock or other equity securities. The stock ledger or stock records of the Company and its Subsidiaries accurately and completely reflect all transactions involving the capital stock and other equity securities of the Company and its Subsidiaries.

(b)          All of the issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable. All of the outstanding capital stock or other voting securities or ownership interest in each Subsidiary of the Company is owned by the Company, free and clear of any Encumbrances. Except as set forth on Schedule 3.4(b), no restrictions on transfer, repurchase option, right of redemption, preemptive rights, proxies, stockholder agreements, rights of first refusal or other agreements or rights exist with respect to the shares of capital stock of the Company or any of its Subsidiaries, and no such rights arise by virtue of or in connection with the transactions contemplated hereby; and to the extent permitted by Law, each of the Stockholders, the Company and each of its Subsidiaries have waived (or hereby waive) any and all such rights.

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(c)          Except as set forth on Schedule 3.4(c), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue, or otherwise relating to, any shares of the capital stock of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (iii) Contract under which the Company or any of its Subsidiaries is or may become obligated to acquire, sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.4(c), there are no outstanding restricted stock, stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(d)          All shares of the capital stock or other equity securities or ownership interests of the Company and each of its Subsidiaries have been issued in compliance in all material respects with all applicable federal and state securities Laws and other applicable legal requirements. Neither the Company nor any of its Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock or other equity securities or ownership interests.

(e)          Except as set forth on Schedule 3.4(e), neither the Company nor any of its Subsidiaries has any (i) direct or indirect debt, equity or other investment or interest in any Person or joint venture or (ii) written strategic alliance agreement, other than teaming agreements, with any Person. Neither the Company nor any of its Subsidiaries has any commitments to contribute to the capital of, or make loans to or share losses of, any Person (either pursuant to a written Contract or a Contract in the process of being negotiated).

3.5           Financial Statements.

(a)          Schedule 3.5(a) includes true, complete and correct copies of (i) the Year-End Financials and (ii) the Interim Financials. Each of the Financial Statements (x) is consistent with the Company’s and its Subsidiaries’ books and records in all material respects (which, in turn, are accurate and complete in all material respects) and (y) presents fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates and for the periods indicated, except as set forth on Schedule 3.5(a)(i) has been prepared in accordance with GAAP subject, in the case of the Interim Financials, to year-end adjustments and the absence of footnotes and to the extent required for inclusion in the filings with the SEC and mailings or other distributions to the Buyer’s stockholders as relates to the Public Disclosure Documents, when filed, mailed or distributed, as applicable, shall comply, in all material respects, with the applicable requirements of Regulation S-X and the SEC Financial Reporting Manual as in effect as of January 12, 2015. During the periods covered by the Financial Statements and since the Balance Sheet Date, there has been no material change in the Company’s or its Subsidiaries’ accounting policies. The balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. There have been no transactions involving the business of the Company or any of its Subsidiaries that properly should have been set forth in the Financial Statements and that have not been accurately so set forth. Schedule 3.5(a)(ii) sets forth a list of any off-balance sheet financing arrangements of the Company or any of its Subsidiaries for the fiscal years ended, 2012, 2013, and 2014 and any interim quarter thereafter. Since December 31, 2011, the Company’s accounting firm has not informed the Company that it has any material questions, challenges or disagreements regarding or pertaining to the Company’s or any of its Subsidiaries’ accounting policies or practices. The Company has made available to the Buyer copies of each management letter delivered to the Company or any of its Subsidiaries by its accounting firm on or after January 1, 2012 in connection with the Financial Statements or relating to any review by such accounting firm of the internal controls of the Company and its Subsidiaries.

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(b)          Any additional financial statements of the Company and its Subsidiaries delivered pursuant to the terms of this Agreement for use in connection with the Public Disclosure Documents or other filings by the Buyer with the SEC, shall, when delivered, (i) be consistent with the Company’s and its Subsidiaries’ books and records in all material respects (which, in turn, shall be accurate and complete in all material respects) and (y) present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates and for the periods indicated, be prepared in accordance with GAAP, subject to year-end adjustments and the absence of footnotes, and to the extent required for inclusion in the filings with the SEC and mailings or other distributions to the Buyer’s stockholders as related to the Public Disclosure Documents, when filed, mailed or distributed, as applicable, shall comply, in all material respects, with the applicable requirements of Regulation S-X and the SEC Financial Reporting Manual as in effect as of January 12, 2015.

(c)          Except as set forth on Schedule 3.5(c), all existing accounts receivable, including unbilled receivables, of the Company and its Subsidiaries (including such receivables reflected on the Balance Sheet that have not yet been collected and such receivables that have arisen since the Balance Sheet Date and have not yet been collected) represent valid obligations of the customers of the Company and its Subsidiaries arising from bona fide transactions entered into in the Ordinary Course of Business. Except as set forth on Schedule 3.5(c), all such receivables and all notes receivable and other receivables are current and will be collected in full, without any counterclaim or set off, when due (and in no event later than one hundred eighty (180) days after the Closing Date), other than accounts receivable resulting from Contracts with special milestones, which following the Closing the Company fails to achieve. No Person has any Encumbrance on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables, except for such agreements made in the Ordinary Course of Business with a value of Five Thousand Dollars ($5,000) or less.

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(d)          The Company has established and maintains, adheres to and enforces a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Neither the Company nor the Company’s independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (B) any fraud (including violations of the Foreign Corrupt Practices Act of 1977, as amended), whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (C) any claim or allegation regarding any of the foregoing. To the Knowledge of the Company, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to adversely affect in a material way the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information, and to the Knowledge of the Company, there is no fraud that involves management of the Company, any of its Subsidiaries or any of the Stockholders.

3.6           Liabilities. Except as disclosed on Schedule 3.6(a), there are no Liabilities of a nature required by GAAP to be accrued or reserved against on the Company’s balance sheet or that involve off-balance sheet transactions within the meaning of Item 303(a)(4)(ii)(B) of Regulation S-K were the Company required to file periodic reports under the Exchange Act other than: (a) liabilities reflected on the Balance Sheet and not previously paid or discharged; and (b) accounts payable incurred after the Balance Sheet Date arising in the Ordinary Course of Business (none of which, in either case, results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law). Neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any Liabilities of any other Person other than endorsements for collection in the Ordinary Course of Business. Schedule 3.6(b) provides an accurate and complete breakdown and aging as of the Balance Sheet Date, in all material respects, of (x) all accounts payable of the Company and its Subsidiaries, (y) all notes payable of the Company and its Subsidiaries and (z) all Indebtedness for Borrowed Money of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, (a) any Contract associated with off-balance sheet financing, including any arrangement for the sale of receivables, (b) any hedging, derivatives or similar Contract or arrangement or (c) any Contract pursuant to which the Company or any of its Subsidiaries is obligated to make any capital contribution or other investment in or loan to any Person.

3.7           Adverse Changes. Except as set forth on Schedule 3.7, since the Balance Sheet Date, (a) the Company and each of its Subsidiaries has operated its business in the ordinary course and consistent with past practice, (b) neither the Company nor any of its Subsidiaries, taken as a whole, has suffered a Material Adverse Effect; and (c) the Company has not taken any action, omitted to take any action or entered into any agreement or understanding that, if taken, omitted or entered into during the period from the date of this Agreement until the Closing Date, would constitute a breach of Section 6.2 hereof.

3.8           Employee Benefit Plans.

(a)          Schedule 3.8(a) sets forth a true, correct, and complete list of (i) each Benefit Plan and (ii) each ERISA Affiliate.

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(b)          There has been made available to the Buyer, with respect to each Benefit Plan, the following: (i) a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last three (3) years (including all schedules and attachments); (ii) a copy of the summary plan description, together with each summary of material modification required under ERISA with respect to such Benefit Plan; (iii) a true and complete copy of each written Benefit Plan and each written plan document and all amendments thereto that have been adopted since the latest restatement of such plan; (iv) all trust agreements, insurance contracts and similar instruments with respect to each funded or insured Benefit Plan; (v) copies of all nondiscrimination and top-heavy testing reports for the last three (3) plan years with respect to each Benefit Plan that is subject to nondiscrimination and/or top-heavy testing; and (vi) any investment management agreements, administrative services contracts or similar agreements that are in effect as of the date hereof relating to the ongoing administration and investment of any Benefit Plan.

(c)          Each Benefit Plan (and each related trust, insurance Contract or fund) has been maintained and administered in all material respects in accordance with its governing instruments and all applicable Laws, including, but not limited to, ERISA and the Code and the Company has performed all material obligations required to be performed by it. All unpaid amounts attributable to any such Benefit Plan for any period prior to the Closing Date are accrued on the Company’s and its Subsidiaries’ books and records in accordance with GAAP, and except for such accruals, neither the Company nor any of its Subsidiaries has any Liability arising out of or in connection with the form or operation of the Benefit Plans or benefits accrued thereunder on or prior to the Closing Date.

(d)          Each Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received and is entitled to rely upon a favorable determination or opinion letter from the IRS with respect to such Benefit Plan as to its qualified status under the Code, and to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect such determination or opinion or cause such Benefit Plan to lose its tax-exempt status. No such Benefit Plan currently holds, or within the past five (5) years has held, securities of the Company, any of its Subsidiaries, or any ERISA Affiliate. Within the past five (5) years, no such Benefit Plan has been merged with or accepted transfers pursuant to Section 414(k) of the Code from another employee pension benefit plan (within the meaning of Section 3(2) of ERISA).

(e)          With respect to each applicable Benefit Plan: (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred, which would subject the Company or any of its Subsidiaries to any material Liability; (ii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any such Benefit Plan or fiduciary thereto or against the assets of any such Benefit Plan; (iii) there are no audits, inquiries or Proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Authority with respect to any such Benefit Plan; (iv) no matters are currently pending with respect to any such Benefit Plan under the Employee Plans Compliance Resolution System maintained by the IRS or any similar program maintained by any other Governmental Authority; and (v) there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) that has resulted or could reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries, its ERISA Affiliates or, to the Knowledge of the Company, any Benefit Plan fiduciaries.

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(f)          Neither the Company nor any of its Subsidiaries has ever sponsored, maintained, administered, contributed to, had any obligation to contribute to, or incurred any other Liability under or with respect to any Benefit Plan that provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA, or similar provisions of state law.

(g)          Benefits under each Benefit Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), with the exception of any flexible spending arrangements subject to Sections 125 and 105 of the Code, are (i) provided exclusively through insurance contracts or policies issued by an insurance company, health maintenance organization or similar organization unrelated to the Company or any of its Subsidiaries, or any ERISA Affiliate, the premiums for which are paid directly by the Company or any of its Subsidiaries or any ERISA Affiliate, from its general assets or partly from its general assets and partly from contributions by its employees, or (ii) subject to a stop-loss insurance policy under which the Company is an insured party, and the Company has complied with all terms of such stop-loss policy and has timely paid all premiums owing with respect to such stop-loss policy through the date of this Agreement.  The transactions contemplated by this Agreement will not cancel, impair, or reduce amounts payable under any such stop-loss insurance policy. Unpaid claims incurred prior to the Closing Date, whether submitted by the Closing Date or not, that are timely submitted (as required by the applicable Benefit Plan’s time limit for submitting claims) to the plan or claims administrator under all Benefit Plans that are self-insured “employee welfare benefit plans” (within the meaning of Section 3(1) of ERISA, with the exception of any medical expense reimbursement arrangements subject to Sections 105 and 125 of the Code), do not exceed Ten Thousand Dollars ($10,000).  No insurance policy or Contract relating to any such Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.  The Company has not, since January 1, 2014, paid for or reimbursed any employee’s health or medical insurance premiums for any coverage other than through the Company’s group health plan.

(h)          Each Benefit Plan, to the extent applicable, is in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, Section 601 through 608 of ERISA, the Patient Protection and Affordable Care Act of 2010 and the regulations thereunder, the Health Care and Education Reconciliation Act of 2010 and the regulations thereunder, the Americans with Disabilities Act of 1990, as amended, and the regulations thereunder, the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder (including, but not limited to, 45 C.F.R. Parts 142, 160, 162 and 164), the Womens Health and Cancer Rights Act of 1998, the Mental Health Parity Act of 1996, the Newborns’ and Mothers’ Health Protection Act of 1996 and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, as such requirements affect the Company or any of its Subsidiaries and any ERISA Affiliate thereof and their respective employees. There are no outstanding, uncorrected violations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any of the Benefit Plans, covered employees or qualified beneficiaries that would be reasonably likely to result in a material Liability to the Company or any of its Subsidiaries or any ERISA Affiliate thereof, or the Buyer.

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(i)          No Benefit Plan is, and neither the Company nor any of its Subsidiaries nor any ERISA Affiliate thereof currently maintains, contributes to or participates in, nor does the Company or any of its Subsidiaries or any ERISA Affiliate thereof have any obligation to maintain, contribute to or otherwise participate in, or have any Liability or other obligation (whether accrued, absolute, contingent or otherwise) under, any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (iv) plan that is subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code. No Benefit Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization or other similar vendor or provider.

(j)          All reports, forms and other documents required to be filed with any Governmental Authority or furnished to employees with respect to any Benefit Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed or furnished and are accurate in all material respects.

(k)          Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, with no more than ninety (90) days’ advance notice without material Liability to the Company or any of its Subsidiaries or the Buyer (except for benefits protected under Section 411(d) of the Code or Section 204(g) of ERISA and other than ordinary administration expenses typically incurred in a termination event, or short term or excessive trading restrictions).

(l)          Except as set forth on Schedule 3.8(l), the execution and delivery by the Company of this Agreement and the other documents contemplated hereby, either alone or in combination with another event, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, bonus, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

(m)          Except as set forth on Schedule 3.8(m), none of the Benefit Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person or (ii) obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated herein.

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(n)          Except as set forth on Schedule 3.8(n), the consummation of the transactions contemplated hereby and thereby, will not will not result in any “excess parachute payment” as defined in Section 280G of the Code (without regard to Section 280G(b)(4) thereof) nor any payment that would not be deductible by reason of Section 162(m) of the Code. There is no written or unwritten agreement, plan, arrangement or other Contract by which the Company or any of its Subsidiaries or any of its ERISA Affiliates are bound to compensate any individual for excise Taxes paid pursuant to Section 4999 of the Code.

(o)          Each Benefit Plan, employment agreement, or other contract, plan, program, agreement or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been in compliance with Section 409A of the Code and the applicable guidance thereunder in all material respects; and no additional Tax under Section 409A(a)(1)(B) of the Code has been incurred by a participant in any such Benefit Plan, employment agreement, or other contract, plan, program, agreement or arrangement. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate thereof, is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of Taxes imposed by Section 409A(a)(1)(B) of the Code.

(p)          Except as set forth on Schedule 3.8(p). neither the Company nor any of its Subsidiaries nor any ERISA Affiliate thereof sponsors, maintains or contributes to, or is obligated to contribute to, any material employment, severance or similar Contract or arrangement (whether or not written) or any material plan, policy, fund, program or arrangement or contract, including any multiemployer plan, retirement savings, superannuation, pension, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or other arrangement that is maintained outside the United States primarily for the benefit of Persons substantially all of whom are “nonresident aliens” within the meaning of Section 4(b)(4) of ERISA.

3.9           Employee Matters.

(a)          Schedule 3.9(a)(i) contains a complete and correct list (a) as of May 28, 2015 of all employees of the Company and its Subsidiaries (the “Company Employees”), including each Company Employee’s name, work location, employing entity, title or position, hire date, base salary or wage rate, target annual incentive compensation (if any), status as exempt or non-exempt, the 2014 compensation paid to such employee, the date and amount of such employee’s most recent salary increase and the accrued vacation time and sick leave or other paid time off of such employee and (b) all individuals performing services for the Company or its Subsidiaries as consultants or independent contractors, including each such individual’s name, engaging entity, and compensation. Except as set forth on Schedule 3.9(a)(ii), (i) the terms of employment or engagement of all officers and Company Employees, agents, consultants and professional advisers of the Company and its Subsidiaries are such that their employment or engagement may be terminated at will upon notice given at any time and without Liability for payment of compensation (other than accrued salary or wages earned prior to the time of termination) or damages, (ii) the Company and each of its Subsidiaries has paid in full to all Company Employees all wages, salaries, commissions, bonuses and other compensation due and owing to such employees; (iii) there are no severance payments that are or will become payable by the Company or any of its Subsidiaries to any such Person under the terms of any Contract or any Law, (iv) as of the date hereof, except as set forth on Schedule 3.9(a)(iv), to the Knowledge of the Company, no executive officer or material number of management level or senior technical employees of the Company and its Subsidiaries has provided notice to the Company or any of its Subsidiaries of plans to terminate his or her employment or relationship with the Company or any of its Subsidiaries, and (v) to the Knowledge of the Company, there are no agreements between any Company Employee and any other Person that would restrict, in any manner, such Person’s ability to perform services for the Company, its Subsidiaries or the Buyer or the right of any of them to compete with any Person or the right of any of them to sell to or purchase from any other Person.

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(b)          Neither the Company nor any of its Subsidiaries is, or has ever been during the past five (5) years, bound by or subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union or other collective bargaining representative. No employee of the Company or its Subsidiaries is, or has ever been represented by any labor union or covered by any collective bargaining agreement while employed by the Company or its Subsidiaries and no informal or formal efforts or campaign to establish such representation is in progress. With respect to the Company and its Subsidiaries, there is no pending or, to the Knowledge of the Company, threatened (i) strike, slowdown, picketing, work stoppage or employee grievance process, (ii) material complaint or grievance, (iii) Proceeding against or affecting the Company or any of its Subsidiaries relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority, (iv) employee or union organizational activity or other labor or employment dispute against or affecting the Company or any of its Subsidiaries, or (v) application for certification of a collective bargaining agent.

(c)          The Company and each of its Subsidiaries is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any such Laws regarding employment documentation, equal employment opportunities, fair employment practices, plant closings and mass layoffs (including the Worker Adjustment and Retraining Notification Act and similar applicable Laws), sexual harassment, discrimination based on sex, race, disability, health status, pregnancy, religion, national origin, age or other protected characteristic, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and the Company and its Subsidiaries have not engaged in any unfair labor practice. Neither the Company nor any of its Subsidiaries is, and has never been, liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing. All Persons classified by the Company and its Subsidiaries as non-employees, including but not limited to independent contractors, consultants or otherwise, do satisfy and have satisfied the requirements of Law to be so classified, and the Company and each of its Subsidiaries has fully and accurately reported its compensation on IRS Forms 1099 when required to do so. Neither the Company nor any of its Subsidiaries has any direct or indirect Liability, whether absolute or contingent, with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer. Without limiting the generality of the foregoing, no individual who has performed services for or on behalf of the Company or any of its Subsidiaries and who has been treated by the Company or any of its Subsidiaries as a non-employee, whether as an independent contractor, consultant or otherwise, is classifiable as a “leased employee” within the meaning of Section 414(n)(2) of the Code with respect to the Company or any of its Subsidiaries.

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(d)          No third party has claimed, or to the Knowledge of the Company, has threatened, that any Person employed by or performing services for the Company or any of its Subsidiaries (i) has violated or may be violating any of the terms or conditions of his employment, non-competition, non-solicitation or non-disclosure agreement with such third party, (ii) has or may have disclosed or utilized any trade secret or proprietary information or documentation of such third party, or (iii) has interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Knowledge of the Company, no Person employed by or performing services for the Company or any of its Subsidiaries has employed any trade secret or any information or documentation proprietary to any former employer without such former employer’s consent or violated any confidential relationship that such Person may have had with any third party, in connection with the development, manufacture or sale of any Product currently in development by the Company or its Subsidiaries or the development or sale of any service of the Company or any of its Subsidiaries.

(e)          Schedule 3.9(e) lists all Company Employees who are currently on leave relating to work-related injuries and/or receiving disability benefits under any Benefit Plan. Schedule 3.9(e) also lists all Company Employees who are on a leave of absence (whether paid or unpaid), the nature of the leave of absence (such as military leave or medical leave), the expected return date, and whether reinstatement of each Company Employee on a leave of absence is dictated by Contract or applicable Laws (including the Family and Medical Leave Act).

3.10         Taxes. Except as set forth on Schedule 3.10:

(a)          The Company and each of its Subsidiaries have filed (or has had filed on its behalf) on a timely basis all material Tax Returns it is required to have filed, and all such Tax Returns are correct and complete in all material respects. Neither the Company nor any of its Subsidiaries has requested or been granted an extension of time within which to file any Tax Return, which Tax Return has not since been filed.

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(b)          All Taxes required to have been paid by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid on a timely basis. There are no Encumbrances for Taxes on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to timely pay any Tax. The accruals and reserves for Taxes reflected in the Balance Sheet are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the date of the Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto), and (ii) will not, at the beginning of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the Balance Sheet Date, neither the Company nor any of the Company Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries has, during the past five (5) years, participated in a “Tax amnesty” or similar program offered by any Taxing Authority to avoid the assessment of any Tax.

(c)          The Company and each of its Subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over by them, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. The Company and each of its Subsidiaries has complied in all material respects with all documentation requirements relating to transactions in which the Company or such Subsidiary has either claimed an exemption from payment of sales or use Tax or has not collected sales Tax from another Person in reliance on an exemption from such Tax, including retention of sale for resale certificates provided by any such Person.

(d)          No written claim has been received since January 1, 2012 by the Company or any of its Subsidiaries (or any of the Stockholders relating to the Company or any of its Subsidiaries) from a Taxing Authority for a jurisdiction in which the Company or any of its Subsidiaries did not file Tax Returns that the Company or its Subsidiaries is or may be required to file Tax Returns or is or may be subject to Tax by that jurisdiction. Neither the Company nor any of its Subsidiaries has conducted activities in any jurisdiction since January 1, 2015 that requires the Company or such Subsidiary to pay Tax or file any Tax Return in such jurisdiction of a type that the Company or such Subsidiary had not previously been required to pay or file in the most recently ended previous taxable period for which such type of Tax or Tax Return would be due (as reflected on Schedule 3.10(e)).

(e)          Schedule 3.10(e) identifies all Tax Returns that the Company and its Subsidiaries have filed for taxable periods ending after, or transactions occurring on or after, January 1, 2009 and the taxable period covered by each such Tax Return, and identifies those Tax Returns or taxable periods that have been audited or are currently the subject of an audit by a Taxing Authority (including any audit of the Stockholders relating to the Company or any of its Subsidiaries), and all income Tax Returns of the Company and its Subsidiaries as to which the statute of limitations for assessment of additional Tax for the taxable period covered thereby has not yet expired. The Company has made available to the Buyer true, correct and complete copies of (i) all income Tax Returns (and all other Tax Returns reasonably requested by the Buyer) filed by the Company since January 1, 2010, and all examination reports and statements of deficiencies issued by any Taxing Authority with respect to the Company since January 1, 2010, and (ii) with respect to each Subsidiary, all income Tax Returns (and all other Tax Returns reasonably requested by the Buyer) filed by each Subsidiary, and all examination reports and statements of deficiencies issued by any Taxing Authority with respect to such Subsidiary, in either case since the later of (x) January 1, 2010, or (y) the date of the direct or indirect acquisition of such Subsidiary by the Company.

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(f)          There is no audit or other Proceeding presently pending or, to the Knowledge of the Company, threatened with regard to any Tax Liability or Tax Return of the Company or any of its Subsidiaries or any of the Stockholders relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any Person on behalf of the Company or any of its Subsidiaries has waived any statute of limitations or agreed to any extension of time that has continuing effect with respect to assessment or collection of any Tax for which the Company or any of its Subsidiaries may be held liable. There is not currently in effect any power of attorney authorizing any Person to act on behalf of the Company or any of its Subsidiaries, or receive information relating to the Company or any of its Subsidiaries, with respect to any Tax matter (other than authorizations to contact Tax Return preparers included in Tax Returns).

(g)          Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1) that was, is or, to the Knowledge of the Company, will be required to be disclosed under Treasury Regulations Section 1.6011-4. No Tax Return filed by or on behalf of the Company or any of its Subsidiaries has contained a disclosure statement under Section 6662 of the Code (or any similar provision of Law).

(h)          Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar agreement. Neither the Company nor any of its Subsidiaries is (and has never been) a member of an affiliated group (within the meaning of Section 1504(a) of the Code) or similar group of entities with which the Company or any of its Subsidiaries joined, or was or may be required to join, for any taxable period in making a consolidated federal income Tax Return or other Tax Return in which Tax Liability was or would be required to be computed on a consolidated, combined, unitary or similar basis, and neither the Company nor any of its Subsidiaries has, nor has ever had, a relationship to any other Person that would cause it to be liable for Tax Liability of such other Person (other than as a payor required to effect Tax withholding from payments to another Person), including Tax payable by reason of Contract (other than Taxes in connection with a lease, loan or similar Contract entered into in the Ordinary Course of Business, if such agreement’s primary purpose is not the sharing of Taxes and the provisions dealing with Taxes are of a type typically included in such agreements, and such agreement is not an employment agreement or agreement for acquisition of a substantial part of a business or an entity), assumption, transferee Liability, operation of Law or Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision of Law).

(i)          Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

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(j)          Neither the Company nor any of its Subsidiaries has been, during the past five (5) years, either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying (or intended to qualify) under Section 355 of the Code (or so much of Section 356 as relates to Section 355).

(k)          Neither the Company nor any of its Subsidiaries has participated in an international boycott as defined in Section 999 of the Code.

(l)          Neither the Company nor any of its Subsidiaries has made or agreed to make, and neither the Company nor any of its Subsidiaries is required to make (except by reason of the Closing), any change in method of accounting previously used by it in any Tax Return (other than as required by the consummation of the Stock Purchase), which change in method would require the Company or any of its Subsidiaries to make an adjustment to its income pursuant to Section 481(a) of the Code (or any similar provision) for any taxable period as to which the Company or any of its Subsidiaries has not yet filed a Tax Return. No application is pending with any Taxing Authority requesting permission for the Company or any of its Subsidiaries to make any change in any accounting method that would require such an adjustment under Section 481(a) of the Code, nor has the Company or any of its Subsidiaries received any written notice that a Taxing Authority proposes to require a change in method of accounting used in any Tax Return previously filed by the Company or any its Subsidiaries that would require such an adjustment.

(m)          Neither the Company nor any of its Subsidiaries has taken any action not in accordance with past practice (as reflected in the Financials and the notes thereto) that would have the effect of deferring a material amount of income or Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date. Schedule 3.10(m) sets forth the amount of deferred income Tax liability attributable to timing differences that would be required to be shown on a financial statement of the Company and its Subsidiaries prepared in compliance with GAAP for a fiscal period ending on the ending date of the Interim Financials, and the components thereof in the manner as would be set forth in the notes thereto.  None of the Company and its Subsidiaries will be required to include any amount in income on or after the Closing Date pursuant to a transaction occurring before the Closing Date by reason of (A) use of the installment method pursuant to Section 453 of the Code or treatment of such transaction as an open transaction for federal income Tax purposes (or any similar doctrine for foreign, state or local tax purposes) or (B) receipt of any prepaid amount for goods or services on or before the Closing Date.

(n)          Neither the Company nor any of its Subsidiaries has a “permanent establishment” in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country or has engaged in activity that will require it to file Tax Returns or pay any material amount of Tax to any non-U.S. taxing jurisdiction, except for Tax Returns of a type previously filed and Taxes paid by the Company since January 1, 2013. The Company and each of its Subsidiaries is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any Taxing Authority to which it may be subject. Since January 1, 2014, none of the Company or any of its Subsidiaries were the beneficiaries of any aid granted by a Governmental Authority, in whatever form, in the nature of Tax incentives or benefits that are not generally available to all similarly situated taxpayers without specific application.

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(o)          The Company and its Subsidiaries are in compliance in all material respects with all applicable transfer pricing Laws, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and its Subsidiaries.

(p)          No property owned by the Company or any of its Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code or (iv) used predominately outside the United States within the meaning of Section 168(g)(1)(A) of the Code. Neither the Company nor any of its Subsidiaries has ever been subject to (i) the dual consolidated loss provisions of the Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the recharacterization provisions of Section 952(c)(2) of the Code.

(q)          Neither the Company nor any of its Subsidiaries is a party to any agreement under which it is treated as a lessor or lessee of “limited use property” within the meaning of Rev. Proc. 2001-28.

(r)          Except as set forth on Schedule 3.10(r), neither the Company nor any of its Subsidiaries has (i) acquired assets from another Person (and has not been treated or required to be treated for Tax purposes as acquiring assets of a Person by reason of change in Tax status of such Person) in a transaction in which the Company’s or any of its Subsidiaries’ federal income Tax basis for the acquired assets was required to have been determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of such transferring Person or (ii) become a successor to any Person by reason of any acquisition of a substantial part of the assets of another Person, whether by Contract or by operation of Law pursuant to a merger or consolidation or similar transaction. Schedule 3.10(r) sets forth a list of (w) any Person that has, during the past ten (10) years, merged with or into the Company or any of its Subsidiaries, (x) any Person, a majority of whose capital stock (or similar outstanding ownership interests) has, during the past ten (10) years, been acquired by the Company or any of its Subsidiaries (other than as disclosed with respect to clause (i) of this Section 3.10(r)), (y) any Person, all or substantially all of whose assets have, during the past ten (10) years, been acquired by the Company or any of its Subsidiaries and (z) any prior names of any Person described in clauses (w) through (y).

(s)          Neither the Company nor any of its Subsidiaries (i) has, during the past five (5) years, been a party to any joint venture, partnership or other agreement or arrangement that was or is treated or required to be treated as a partnership for federal income Tax purposes or (ii) except as set forth on Schedule 3.10(s), has, during the past five (5) years, owned any interest in an entity that either was or is treated or required to be treated as an entity disregarded as separate from its owner for federal Tax purposes or is an entity as to which an election pursuant to Treasury Regulations Section 301.7701-3 has been made.

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(t)          The Company has been a validly elected “S corporation” within the meaning of Section 1361 of the Code at all times since July 17, 2012. Between the date of the Company’s incorporation on July 12, 2012 and July 17, 2012, the Company had no assets and conducted no activities other than as required to effect the Transfer Agreement and Plan of Reorganization dated July 17, 2012. From January 1, 1996 until July 17, 2012, STG, Inc. was a validly electing “S corporation” within the meaning of Section 1361 of the Code and since (and including) July 17, 2012 has been a qualified subchapter S subsidiary of the Company within the meaning of Section 1361(b)(3) of the Code.

(u)          From June 15, 1992 until December 31, 2012, Access Systems, Incorporated was a validly electing “S corporation” within the meaning of Section 1361 of the Code and since (and including) December 31, 2012 has been a qualified subchapter S subsidiary of the Company or of STG, Inc. within the meaning of Section 1361(b)(3) of the Code.

(v)         Notwithstanding any other provision of this Agreement, Damages recoverable by the Buyer pursuant to Section 9.1(b)(i) shall not include any Taxes for any taxable period beginning after the Closing Date, other than (i) solely in respect of Taxes required to be shown on any Straddle Period Return required to be filed by the Buyer pursuant to Section 6.5(a)(ii), breach of representations made in the first sentence of Section 3.10(a), Section 3.10(e) or Section 3.10(n), and (ii) as to any taxable year, breach of representations made in Section 3.10(b) (other than the first sentence thereof), the second sentences of Sections 3.10(c) or 3.10(d), or Sections 3.10(i), 3.10(j), 3.10(k), 3.10(l), 3.10(m), 3.10(p), 3.10(q) or 3.10(r).

3.11        Property.

(a)          Neither the Company nor any of its Subsidiaries owns, or has owned in the past five (5) years, any real property. Schedule 3.11(a) sets forth an accurate and complete list of all real property leased by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries may have any leasehold rights (collectively, the “Facilities”). True, complete and correct copies of all leases for the Facilities, including any amendments thereto, listed or required to be listed on Schedule 3.11(a) have been made available to the Buyer. To the Knowledge of the Company, no Person other than the owner of such real property and the Company or any of its Subsidiaries, as applicable, has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way or otherwise) with respect to the Facilities or any part thereof. All leases and any amendments thereto set forth on Schedule 3.11(a) are in full force and effect and constitute valid and binding agreements of the Company or its Subsidiaries, as applicable, and the other party or parties thereto in accordance with their respective terms.

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(b)          True, complete and correct copies of all leases of tangible personal property and equipment of the Company or any of its Subsidiaries having a value as of the Balance Sheet Date in excess of Five Thousand Dollars ($5,000) have been made available to the Buyer. Except as set forth on Schedule 3.11(b), all of the tangible personal property and equipment owned or leased by the Company or any of its Subsidiaries having a value as of the Balance Sheet Date in excess of Five Thousand Dollars ($5,000) is in good working order and condition, ordinary wear and tear excepted. All tangible personal property and equipment used by the Company or its Subsidiaries is either owned by the Company or its Subsidiaries or leased under a lease agreement which is in full force and effect and constitutes a valid and binding agreement of the Company or its Subsidiaries, as applicable, assuming the due authorization and enforceability of the same with respect to the other parties thereto. The Company and its Subsidiaries have good and marketable title to all tangible personal property, equipment, Contracts, Intellectual Property rights, instruments, privileges and other assets, whether personal, tangible or intangible, that the Company or its Subsidiaries represent to own, including the assets listed on Schedule 3.11(b), the assets reflected on the Balance Sheet, and the assets acquired by the Company or its Subsidiaries since the Balance Sheet Date, all of which are free and clear of any and all Encumbrances (except Permitted Encumbrances). The Company’s and its Subsidiaries’ owned, leased or licensed assets, taken together, are sufficient for the operation of their businesses as currently conducted. To the Knowledge of the Company, there are no facts or conditions affecting the Company’s or any of its Subsidiaries’ assets that would, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated by the Company or its Subsidiaries.

(c)          Schedule 3.11(c) provides an accurate and complete aging of the inventory of the Company and its Subsidiaries. All inventory of the Company and its Subsidiaries, whether or not reflected on the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Balance Sheet or on the accounting records of the Company or its Subsidiaries as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, works-in-process or finished goods) are not excessive, but are reasonable in relation to the present circumstances of the Company and its Subsidiaries or the requirements of their businesses.

3.12         Litigation. Except as set forth on Schedule 3.12, there is no Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or their assets before any court, agency, authority or arbitration tribunal. Neither the Company nor any of its Subsidiaries has received in the past five (5) years any written legal opinion or memorandum to the effect that it is exposed from a legal standpoint to any Liability or disadvantage that may be material to the business of the Company or any of its Subsidiaries as previously or presently conducted or as presently proposed to be conducted. To the Knowledge of the Company, there are no facts that would likely result in any such Proceeding. Neither the Company nor any of its Subsidiaries nor any of their officers or other employees is subject to or in default with respect to any notice, order, writ, injunction or decree of any Governmental Authority or arbitration tribunal.

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3.13         Compliance with Laws. The Company and each of its Subsidiaries is currently in compliance in all material respects with all Laws applicable to the business of the Company and its Subsidiaries, including, but not limited to, the False Claims Act, the anti-fraud provisions of the Contract Disputes Act, the Small Business Act, the Anti-Kickback Act, the Federal Election Campaign Act, the Sherman Act, the Clayton Act, the Truth in Negotiations Act, the Services Contract Act, the Procurement Integrity Act, the Byrd Amendment (31 U.S.C. § 1352), the Arms Export Control Act, the Export Administration Act of 1979, as amended and implemented under the International Emergency Economic Powers Act or otherwise, the Laws under the administration of the Office of Foreign Asset Control, and in compliance in all material respects with applicable privacy Laws. The Company and its Subsidiaries have all licenses, permits, material approvals, qualifications or the like, from any Governmental Authority or any Person used in or necessary for the conduct of their businesses as conducted, all such items are in full force and effect and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Schedule 3.13 sets forth all material government issued licenses and permits held by the Company and its Subsidiaries and designates such licenses and permits that terminate or become renewable at any time prior to the first anniversary of the date of this Agreement. Except as set forth on Schedule 3.13, there are no facts or circumstances in existence that are reasonably likely to prevent the Company or any of its Subsidiaries from renewing each such license and permit. Except as set forth on Schedule 3.13, neither the Company nor any of its Subsidiaries has received any allegations from employees, consultants or independent contractors with respect to any alleged act or omission arising under or relating to any material noncompliance with Law, and neither has conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any material noncompliance with Law that is pending.

3.14         Foreign Corrupt Practices Act. The Company and its Subsidiaries are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended. Neither the Company nor any of its Subsidiaries (nor any of their respective employees, partners, principals, agents or other Representatives) has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made, attempted, offered, promised, or authorized any unlawful payment to foreign or domestic government officials or employees, including employees of government owned or controlled entities, public international organizations within the meaning of 22 C.F.R. 288, or candidates for office or members of political parties; or made, attempted or conspired to pay any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any person; established or maintained any fund or asset for any such unlawful payment or provision that was not properly recorded in the Company’s books and records; or taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

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3.15         Government Contracts and Bids.

(a)          Schedule 3.15(a) lists, with respect to the Company and each of its Subsidiaries, all: (i) Government Contracts the period of performance of which has not yet expired or terminated or has not yet been closed or for which final payment has not yet been received (the “Current Government Contracts”); and (ii) quotations, bids and proposals for awards of new Government Contracts made by the Company or its Subsidiaries for which no award has been made and for which the Company believes there is a reasonable prospect that such an award to the Company or any of its Subsidiaries may yet be made (the “Government Contract Bids”). With respect to each Current Government Contract, Schedule 3.15(a) accurately lists (A) the contract number, (B) the award date and (C) the contract end date. With respect to each such Government Contract Bid, Schedule 3.15(a) accurately lists: (A) the request for proposal (RFP) number or, if such Government Contract Bid is for a task order under a prime contract, the applicable prime contract number; (B) the date of proposal submission; (C) the expected award date, if known; (D) the estimated period of performance; and (E) the estimated value based on the proposal, if any. The Company has made available to the Buyer true and complete copies of all Current Government Contracts and of all Government Contract Bids, including any and all amendments and other modifications thereto, and has provided the Buyer with access to true and correct copies of all documentation related thereto requested by the Buyer, to the extent permitted by Law. All of the Current Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect. The Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not currently the subject of bid or award protest Proceedings, and to the Knowledge of the Company, and no such Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are reasonably likely to become the subject of bid or award protest Proceedings.

(b)          The Company and each of its Subsidiaries has complied in all material respects with all terms and conditions of each Current Government Contract and Government Contract Bid to which it is a party, and has performed all obligations required to be performed by it thereunder. The Company and each of its Subsidiaries has complied in all material respects with all statutory and regulatory requirements, including the Armed Services Procurement Act, the Federal Procurement and Administrative Services Act, the Truth in Negotiations Act, any Federal Acquisition Regulation (“FAR”), any applicable agency-specific FAR supplement or acquisition regulation and related cost principles and the Cost Accounting Standards, where and as applicable to each of the Current Government Contracts and the Government Contract Bids. The representations, certifications and warranties made by the Company and each of its Subsidiaries with respect to the Current Government Contracts or Government Contract Bids were accurate in all material respects as of their effective dates, and the Company and each of its Subsidiaries has complied in all material respects with all such certifications. Neither the Company nor any of its Subsidiaries has received a substantially adverse or negative government past performance evaluation or rating in writing that could reasonably be expected to materially adversely affect the evaluation by the Governmental Authority or other potential customer of the Company’s or any of its Subsidiaries’ bids or proposals for future Government Contracts.

(c)          With respect to the Current Government Contracts, no Governmental Authority, prime contractor or higher-tier subcontractor under a Government Contract or any other Person has notified the Company or any of its Subsidiaries in writing, or, to the Knowledge of the Company or any of its Subsidiaries, orally, of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification, including the Procurement Integrity Act, the Service Contract Act, the Trade Agreements Act and the Buy American Act.

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(d)          Except as set forth on Schedule 3.15(d), none of the Current Government Contracts or Government Contract Bids is premised upon the Company’s or any of its Subsidiaries’ small business status, small disadvantaged business status, protégé status, or other preferential status, nor did any Governmental Authority, prime contractor or higher-tier subcontractor under a Current Government Contract rely upon the Company’s or any of its Subsidiaries’ small business status, small disadvantaged business status, protégé status, or other preferential status in evaluating any of the Company’s or any of its Subsidiaries’ quotations, bids or proposals, or in making award of any Current Government Contract to the Company or any of its Subsidiaries. Each representation and/or certification made by the Company or any of its Subsidiaries that it was a small business concern and/or was qualified for other preferential status in each of its Current Government Contracts and Government Contract Bids was current and accurate as of its effective date. Except as set forth on Schedule 3.15(d), neither the Company nor any of its Subsidiaries has been required to recertify its small business status, small disadvantaged business status, protégé status or other preferential status in connection with the submission of any proposal for, or award of, any Current Government Contract or task order, delivery order, purchase order or subcontract related to any small-business set-aside Contract. Schedule 3.15(d) identifies the set-aside basis and the applicable NAICS codes that apply to the work being provided.

(e)          Except as set forth on Schedule 3.15(e), neither the Company nor any of its Subsidiaries has taken any action or is party to any litigation that, to the Knowledge of the Company or any of its Subsidiaries, could reasonably be expected to give rise to (i) Liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act or (iii) any other request for a reduction in the price of any Government Contracts, including claims based on actual or alleged defective pricing or actual or alleged violations of price reduction clauses or provisions. To the Knowledge of the Company and its Subsidiaries, there exists no basis for a claim of any Liability of the Company or any of its Subsidiaries by any Governmental Authority as a result of defective cost and pricing data submitted to any Governmental Authority. Except as set forth on Schedule 3.15(e), within the five (5) years preceding the date hereof, neither the Company nor any of its Subsidiaries has received any allegations from employees, consultants or independent contractors with respect to any alleged act or omission arising under or relating to (i) Liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act or (iii) any other request for a reduction in the price of any Government Contracts, including claims based on actual or alleged defective pricing. Except as set forth on Schedule 3.15(e), within the five (5) years preceding the date hereof, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Authority with respect to (i) Liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act or (iii) any other request for a reduction in the price of any Government Contracts, including claims based on actual or alleged defective pricing.

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(f)          Except as described on Schedule 3.15(f) and within the five (5) year period preceding the date hereof: (i) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company or any of its Subsidiaries, oral, show cause, cure, deficiency, default or similar notice relating to the Current Government Contracts; (ii) no termination for default, cure notice or show cause notice has been issued or threatened and remains unresolved with respect to any Government Contract, and, to the Knowledge of the Company and its Subsidiaries, no event, condition or omission has occurred or exists that would constitute grounds for such action; (iii) no past performance evaluation received by the Company or any of its Subsidiaries with respect to any such Government Contract has set forth a default or other failure to perform thereunder or termination or default thereof; (iv) there has not been any material withholding or setoff in connection with a Government Contract; (v) all invoices and claims (including requests for progress payments and provisional costs payments) submitted under each Government Contract were current, accurate and complete in all material respects as of their submission date; and (vi) none of the execution, delivery or performance of this Agreement and the other documents contemplated hereby does or will conflict with or result in a breach of or default under any Current Government Contract or cause a termination of any Current Government Contract due to loss of preferential status. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company or any of its Subsidiaries, oral, notice terminating any of the Current Government Contracts for convenience or indicating an intent to terminate any of the Current Government Contracts for convenience.

(g)          Except as described on Schedule 3.15(g) and within the five (5) year period preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company or any of its Subsidiaries, oral, notice of any outstanding claims or Contract disputes to which the Company or any of its Subsidiaries is a party (i) relating to the Government Contracts or Government Contract Bids and involving a Governmental Authority or any prime contractor, higher-tier subcontractor, vendor or other third party or (ii) relating to the Government Contracts under the Contract Disputes Act or any other federal statute.

(h)          Within the five (5) year period preceding the date hereof, none of the Company, any of its Subsidiaries, nor any of the Principals of the Company or its Subsidiaries as that term is defined in 48 C.F.R. 52.209-5(a)(2), has been debarred, suspended or proposed for suspension or debarment from bidding on any Government Contract, declared nonresponsible or ineligible or otherwise excluded from participation in the award of any Government Contract, or for any reason listed on the List of Parties Excluded from Federal Procurement Non-procurement Programs. Within the five (5) year period preceding the date hereof, no debarment, suspension or exclusion Proceeding has been initiated against the Company, any of its Subsidiaries, or any of the Principals of the Company or any of its Subsidiaries. To the Knowledge of the Company, no circumstances exist that would warrant the institution of suspension or debarment Proceedings against the Company, any of its Subsidiaries, or any of the Principals of the Company or any of its Subsidiaries.

(i)          Within the five (5) year period preceding the date hereof, no negative determination of responsibility has been issued in writing against the Company or any of its Subsidiaries with respect to any quotation, bid or proposal for a Government Contract.

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(j)          Except for any audit, inspection, investigation, or examination of a Government Contract or Government Contract Bid in the Ordinary Course of Business and not with respect to any questioned costs or cost disallowance, irregularity, misstatement or omission arising under or relating to any Government Contract or Government Contract Bid and within the five (5) year period preceding the date hereof, (i) neither the Company nor any of its Subsidiaries has undergone, nor is it currently undergoing, any audit, review, inspection, investigation, survey or examination of records relating to any Government Contracts, (ii) neither the Company nor any of its Subsidiaries has received written notice of, and neither the Company nor any of its Subsidiaries has undergone or is undergoing, any investigation or review relating to any Government Contract, (iii) no such audit, review, inspection, investigation, survey or examination of records is threatened or pending, (iv) neither the Company nor any of its Subsidiaries has received any official notice that it is or was being specifically audited or investigated by the Government Accountability Office, the Defense Contract Audit Agency of the United States Government (the “DCAA”), the U.S. Congress, any state or federal agency Inspector General, the contracting officer with respect to any Government Contract, or the Department of Justice (including any United States Attorney) and (v) neither the Company nor any of its Subsidiaries has received any written notice or otherwise become aware that any audit, review, inspection, investigation, survey or examination of records has revealed any fact, occurrence or practice that could reasonably be expected to materially adversely affect the Company or any of its Subsidiaries.

(k)          Except as set forth on Schedule 3.15(k), and within the five (5) year period preceding the date hereof, neither the Company nor any of its Subsidiaries has conducted any internal investigation or audit in connection with which the Company or any of its Subsidiaries has used any legal counsel, auditor, accountant or investigator. Except as set forth on Schedule 3.15(k), and within the five (5) year period preceding the date hereof, neither the Company nor any of its Subsidiaries has made any disclosure to any Governmental Authority or other customer or any prime contractor or higher-tier subcontractor related to any suspected, alleged or possible violation of a Government Contract requirement, any apparent or alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Contract Bid, or any violation of Law or regulation.

(l)          Except as set forth on Schedule 3.15(l), neither the Company nor any of its Subsidiaries performs any activities under Current Government Contracts, or has any other relationships with any other Person, that qualify as or could result in an “organizational conflict of interest” as defined in Subpart 9.5 of the Federal Acquisition Regulation and agency supplements thereto, or Section 207 of the Weapon Systems Reform Act of 2009.

(m)          Within the five (5) year period preceding the date hereof, neither the Company nor any of its Subsidiaries has engaged in or been charged with, or received or been advised in writing, or, to the Knowledge of the Company or any of its Subsidiaries, orally, of any charge, investigation, claim or assertion of, nor has the Company or any of its Subsidiaries nor any of the Principals of the Company or its Subsidiaries as that term is defined in 48 C.F.R. 52.209-5(a)(2), been subject to any criminal indictment, lawsuit, subpoena, civil investigative demand, discovery request, administrative Proceeding, voluntary disclosure, claim, dispute, mediation or arbitration with regard to, any material violation of any requirement pertaining to a Current Government Contract or Government Contract Bid, including material violations of any statutory or regulatory requirements or violations of any Laws relating thereto.

(n)          Neither the Company nor any of its Subsidiaries is participating in any pending claim, and, to the Knowledge of the Company, there is no potential claim, under the Contract Disputes Act against or by the United States Government; nor is there any claim against or by any prime contractor, subcontractor or vendor arising under or relating to any Current Government Contract or Government Contract Bid.

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(o)          All Indirect Cost rates are being billed consistent with DCAA-approved rates or provisional rate agreements.

(p)          The Company and each of its Subsidiaries is in compliance with all applicable national security obligations, including those specified in the NISPOM, DOD 5220.22-M (January 1995), and any supplements, amendments or revised editions thereof.

(q)          To the Knowledge of the Company and its Subsidiaries, there are no events or omissions that could reasonably be expected to result in (i) a claim against the Company or any of its Subsidiaries by a Governmental Authority or any prime contractor, subcontractor, vendor or other third party arising under or relating to any Current Government Contract or Government Contract Bid or (ii) a dispute between the Company or any of its Subsidiaries, on the one hand, and a Governmental Authority or any prime contractor, subcontractor, vendor or other third party, on the other hand, arising under or relating to any Current Government Contract or Government Contract Bid.

(r)          No Government Contract has incurred or currently projects costs in excess of the total ceiling price, cost ceiling or funding ceiling of such Government Contract as amended (each, an “overrun”), nor is any Government Contract Bid or other bid, offer or proposal, if accepted or entered into, currently projected to obligate the Company or any of its Subsidiaries to process, manufacture or deliver products or perform services that could reasonably be expected to incur such an overrun as of completion of Contract performance. To the Knowledge of the Company and its Subsidiaries, no payment has been made by the Company or any of its Subsidiaries or by a Person acting on the Company’s or any of its Subsidiaries’ behalf to any Person (other than to any bona fide employee or agent of the Company or any of its Subsidiaries, as defined in subpart 3.4 of the Federal Acquisition Regulation), that is or was contingent upon the award of any Government Contract or that would otherwise be in violation of any applicable procurement Law or regulation or any other Laws.

(s)          Except as set forth on Schedule 3.15(s), neither the Company nor any of its Subsidiaries has assigned or otherwise conveyed or transferred, or agreed to assign or otherwise convey or transfer, to any Person any Government Contract or any account receivable relating thereto, whether as a security interest or otherwise.

(t)          Except as set forth on Schedule 3.15(t), no personal property, equipment or fixtures are loaned, bailed or otherwise furnished to the Company or any of its Subsidiaries by or on behalf of the United States Government.

(u)          No written claims, or claims threatened in writing, exist against the Company or any of its Subsidiaries with respect to express warranties and guarantees contained in Government Contracts on products or services provided by the Company or any of its Subsidiaries; and no such claims have been made against the Company or any of its Subsidiaries within the five (5) year period preceding the date hereof. No amendment has been made to any written warranty or guarantee contained in any Government Contract that could reasonably be expected to result in an adverse effect on the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any action that could reasonably be expected to give any Person a right to make a claim under any written warranty or guarantee contained in any Government Contract.

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(v)         Except to the extent prohibited by applicable Law, Schedule 3.15(v) sets forth all facility security clearances held by the Company and its Subsidiaries.

(w)          Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company and its Subsidiaries, any of the employees, officers or agents of the Company or any of its Subsidiaries, has violated any legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a state, local or federal government (regardless of the branch of government), including the so-called “revolving door” restrictions set forth at 18 U.S.C. § 207.

(x)          All Company costs (both Direct Costs and/or Indirect Costs) that have been, prior to the Closing, charged to a Governmental Authority under any Current Government Contract were allowable in accordance with the applicable FAR or agency supplement thereto and allocable in accordance with the applicable FAR or agency supplement thereto (except for costs properly charged to a reserve account appearing on the Balance Sheet).

(y)          The Company and each of its Subsidiaries is in compliance in all material respects with FAR Part 3 and Part 9 (the “FAR Ethics Rules”). The Company and each of its Subsidiaries has undertaken the appropriate level of review or investigation to determine whether the Company or any of its Subsidiaries is required to make any disclosures to any Governmental Authority under the FAR Ethics Rules. To the Knowledge of the Company and its Subsidiaries, there exist no facts or circumstances that, with the passage of time or the giving of notice or both, would constitute a violation of the FAR Ethics Rules. All of the terms and conditions set forth in that certain Agreement between Access Systems, Incorporated and the Department of the Navy (the “Access Agreement”, which was entered into relative to the Navy’s Notice of Suspension to Access dated November 21, 2006) were fully satisfied, and the term of the Access Agreement has expired.

(z)          Except as set forth on Schedule 3.15(z), to the Knowledge of the Company and its Subsidiaries, the Company and each of its Subsidiaries within the five (5) year period preceding the date hereof: (a) has not at any time charged the U.S. Government a price higher than the Basis of Award Customer for each such multiple award schedule Government Contract; (b) has complied in all material respects with the notice and pricing requirements of the Price Reduction clause in each such multiple award schedule Government Contract and, there are no facts or circumstances that would reasonably be expected to result in a demand by the U.S. Government for a refund based upon the Company’s or any of its Subsidiaries’ failure to comply with the Price Reductions clause; and (c) has complied in all respects with all payment requirements of the Industrial Funding Fee in each such multiple award schedule Government Contract and there are no facts or circumstances that would reasonably be expected to result in a demand by the U.S. Government for additional payment(s) based upon the Company’s or any of its Subsidiaries’ failure to comply with the Industrial Funding Fee payments.

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(aa)         The Company and each of its Subsidiaries, and, to the Knowledge of the Company and its Subsidiaries, each of their respective employees, has complied in all material respects with all timekeeping/time recordation requirements of the applicable Current Government Contracts, and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in an investigation by the U.S. Government based upon the Company’s or any of its Subsidiaries’ failure to comply with such applicable timekeeping/time recordation requirements.

(bb)         In the past five (5) years, all personnel who performed or are currently performing under any Government Contract met or meet all express qualification requirements for the labor categories, under which they have been charged, or are being charged. In the past five (5) years, all personnel listed in any Government Contract Bid or other bid, offer, or proposal meet all applicable requirements set forth in the applicable solicitation. In the past five (5) years, neither the Company nor any of its Subsidiaries has replaced any personnel performing a Government Contract without obtaining all required approvals from the applicable Governmental Authority and any other party whose consent is required for replacement of personnel.

(cc)         Neither the Company nor any of its Subsidiaries has any Current Government Contracts that were awarded as Small Business Administration 8(a) contracts, nor has the Company or any of its Subsidiaries ever represented to any Governmental Authority that it is an 8(a) company (as defined by the Small Business Administration).

3.16         Material Contracts. Schedule 3.16 sets forth an accurate and complete list of each Material Contract in effect on the date of this Agreement, each of which has been made available to the Buyer (other than leases of the Facilities, Government Contracts, commercial Contracts, under other Governmental Authority prime contractors or Company Licensed Intellectual Property, which are disclosed on Schedule 3.11(a), Schedule 3.15(a), or Schedule 3.19(d)). No Material Contract has been breached or cancelled by the other party, and, to the Knowledge of the Company, there is no threatened breach by any other party to any such Material Contract (with or without notice or lapse of time, or both). The Company and each of its Subsidiaries has performed in all material respects all of the obligations required to be performed by it in connection with such Material Contracts and is not in default under or in breach of any such Material Contract, and no event has occurred that with the passage of time or the giving of notice or both would: (i) result in a default or breach under any such Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any such Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any such Material Contract; or (iv) give any Person the right to cancel, terminate or materially modify any such Material Contract. Neither the Company nor any of its Subsidiaries has waived any of its material rights under any Material Contract, nor, to the Knowledge of the Company, does the Company or any of its Subsidiaries have any present expectation or intention of not fully performing any obligation pursuant to any Material Contract. Each Material Contract is legal, valid, binding and enforceable, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and the exercise of judicial discretion, and in full force and effect. Except as set forth on Schedule 3.16, no Material Contract obligates the Company or any of its Subsidiaries to process, manufacture or deliver products or perform services that are reasonably expected to result in a loss to the Company or any of its Subsidiaries upon completion of performance. Schedule 3.16 contains an accurate and complete description of all material terms of all oral Material Contracts.

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3.17         Environmental and Safety Matters. The Company and each of its Subsidiaries has conducted its business at all times in compliance in all material respects with all applicable Environmental Laws. None of the properties currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries contain any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws. No Seller Party has received any notices, demand letters or requests for information from any Governmental Authority or other Person that have not heretofore been resolved with such Governmental Authority or other Person, indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law. There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law. No reports have been filed with any Governmental Authority, or are required to be filed, by the Company or any of its Subsidiaries concerning the Release of any Hazardous Substance or the threatened or actual violation of any Environmental Law that have not heretofore been resolved. No Hazardous Substance has been disposed of, Released or transported in material violation of any applicable Environmental Law from any properties owned or operated, or formerly owned or operated, by the Company or any of its Subsidiaries. No remediation or investigation of Hazardous Substances is occurring at any property owned or operated, or formerly owned or operated, by the Company or any of its Subsidiaries. Neither the Company and its properties, nor any of the Company’s Subsidiaries and its properties, are subject to any Liabilities relating to any Proceeding, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or relating to a violation or alleged violation of any Environmental Law by the Company, any of its Subsidiaries or any other Person.

3.18         Insurance. Schedule 3.18 lists each insurance policy maintained by, on behalf of, for the benefit of or at the expense of the Company or any of its Subsidiaries and any active claims being made thereunder. The Company has made available to the Buyer such insurance policies. All such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to its payment obligations under any such insurance policies. To the Knowledge of the Company, there is no threatened termination of, or material premium increase with respect to, any such policies. To the Knowledge of the Company, there are no claims under such policies which are reasonably likely to exhaust the applicable limit of liability. Neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Neither the Company nor any of its Subsidiaries has any written self-insurance or co-insurance plan.

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3.19         Intellectual Property.

(a)          Schedule 3.19(a) sets forth a complete and accurate list of all United States and foreign Company Registered Intellectual Property and material unregistered trademarks, trade names and fictitious names, and, with respect to Company Registered Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owner(s), the current status of the application and any steps required to be taken in the ninety (90) days following the Closing Date in connection with such application and the deadlines therefore, as applicable, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company Registered Intellectual Property. The Company has made available to the Buyer correct and complete copies of all registrations and pending applications for Company Registered Intellectual Property, as amended to date. All registration, maintenance and renewal fees which are due and payable in connection with each item of Company Registered Intellectual Property have been paid and all necessary documents and certificates currently required to have been filed in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

(b)          Except as set forth on Schedule 3.19(b), the Company or its Subsidiaries, as applicable, is the sole and exclusive owner of all Company Intellectual Property (except the Company Licensed Intellectual Property), free and clear of any Encumbrances other than Permitted Encumbrances. Neither the Company nor any of its Subsidiaries has permitted, in the past five (5) years, its rights in any Company Owned Intellectual Property to lapse or enter the public domain, other than Company Owned Intellectual Property that is immaterial in the aggregate to the operations of the business of the Company and its Subsidiaries. The Company Intellectual Property constitutes all Intellectual Property necessary (i) to Exploit the products and services distributed, licensed or sold by the Company or any of its Subsidiaries in the manner so done currently by the Company or its Subsidiaries, (ii) to Exploit the Internal Systems as they are currently used by the Company or its Subsidiaries and (iii) otherwise to conduct the business of the Company and its Subsidiaries in all material respects in the manner currently conducted.

(c)          Except as set forth on Schedule 3.19(c), neither the Company nor any of its Subsidiaries is a party to any claim, suit, action or Proceeding, nor is any claim, suit, action or Proceeding, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, that involves a claim of infringement, unauthorized use or violation of any Company Intellectual Property, or challenging the ownership, right to use, sell, distribute, license or sublicense, validity or enforceability of any Company Intellectual Property. To the Company’s Knowledge, the operation of the business as it is currently conducted does not and will not infringe or misappropriate any Intellectual Property rights of any Person or constitute unfair competition or trade practices under applicable Laws, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any Person claiming that such operation infringes or misappropriates any Intellectual Property rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction. To the Knowledge of the Company, no third party is infringing upon or misappropriating, or has infringed upon or misappropriated, any Company Owned Intellectual Property or any Company Licensed Intellectual Property that is exclusively licensed to the Company or any of its Subsidiaries.

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(d)          Schedule 3.19(d) identifies: (i) each Inbound License pursuant to which the Company or any of its Subsidiaries Exploits Company Licensed Intellectual Property (excluding (A) commercial off-the-shelf software licenses with per-user license fees or annual license fees of Five Thousand Dollars ($5,000) or less and (B) government-furnished equipment or information); (ii) each Contract, assignment or other instrument pursuant to which the Company or any of its Subsidiaries has obtained any joint or sole ownership interest in or to each item of Company Owned Intellectual Property; and (iii) all such licenses, sublicenses and other Contracts that require the Company or any of its Subsidiaries to license, assign or otherwise grant rights to additions, modifications or improvements to Company Licensed Intellectual Property made by or for the Company or any of its Subsidiaries to any third party. The Company has made available to the Buyer copies of all licenses, sublicenses and other Contracts identified above. The Company and each of its Subsidiaries is in compliance with all material terms and conditions of all such licenses, sublicenses, and other Contracts. Neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or other Contract or understanding that, if reduced to written form, would be required to be listed on Schedule 3.19(d) under the terms of this Section 3.19(d). To the Knowledge of the Company, no third party inventions, methods, services, materials, processes or Software are included in or required to Exploit any product or service of the Company offered or sold prior to the Closing, other than pursuant to the license agreements listed on Schedule 3.19(d) or such Inbound Licenses not required to be listed on Schedule 3.19(d). To the Knowledge of the Company, none of the Products distributed, licensed or sold by the Company or any of its Subsidiaries, includes “shareware,” “freeware” or other Software or other material that was obtained by the Company or any of its Subsidiaries from third parties other than pursuant to the license agreements listed on Schedule 3.19(d) or such Inbound Licenses not required to be listed on Schedule 3.19(d).

(e)          Schedule 3.19(e) identifies each license, sublicense, covenant or other agreement pursuant to which the Company or any of its Subsidiaries has at any time during the previous five (5) year period assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any Company Intellectual Property excluding (i) rights granted under the Government Contract Bids or Government Contracts, (ii) access to employees who have executed confidentiality agreements, (iii) access to Company Intellectual Property made available on the Company’s or its Subsidiaries’ websites. The Company and each of its Subsidiaries is in compliance with all material terms and conditions of such licenses, sublicenses, covenants and other Contracts. Except as described on Schedule 3.19(e), neither the Company nor any of its Subsidiaries has agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Product or service distributed, licensed or sold by the Company or any of its Subsidiaries pursuant to existing Contracts or any third party Intellectual Property rights.

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(f)          The Company and each of its Subsidiaries has taken commercially reasonable security measures to protect and enforce its material trade secrets and otherwise safeguard and maintain the confidential and proprietary nature of all confidential information in its possession in the conduct of its business. The Company and each of its Subsidiaries has complied with all applicable contractual and legal requirements pertaining to information privacy and security. No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of the Company or any of its Subsidiaries or (ii) breach of the Company’s or any of its Subsidiaries’ security procedures wherein confidential information has been disclosed to a third Person. In the past five (5) years, all officers, employees, consultants and independent contractors of the Company and each of its Subsidiaries have executed and delivered to the Company or its Subsidiary, as applicable, valid and binding agreements (copies of which have been made available to the Buyer) (A) requiring each such employee, consultant or independent contractor to protect and preserve the confidentiality of the information and (B) if employed to develop Intellectual Property for the Company, expressly assigning to the Company or its Subsidiaries, as applicable, all such Person’s Intellectual Property rights assignable under applicable Law arising from the services performed for the Company or its Subsidiaries, as applicable, by such Persons.

(g)          Except as provided under the Government Contracts, no government funding, facilities or resources of a university, college, other educational institution or research center, was used in the development of any Company Owned Intellectual Property, and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to the Company Owned Intellectual Property other than as provided under the Government Contracts.

3.20         Related Party Transactions. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer (or equivalent thereof) of the Company or any of its Subsidiaries or to or for any of the Stockholders. No officer or director of the Company or any of its Subsidiaries nor any of the Stockholders has received, nor is entitled to receive, any material compensation from any Person that has engaged in or is engaging in any material transaction with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any Contract or other commitment or transaction with any Related Party, nor do any Related Parties have any legal or beneficial interest in the assets or property owned or used by the Company or any of its Subsidiaries, in any Contracts to which the Company or any of its Subsidiaries is a party, or in any other Person with which the Company or any of its Subsidiaries is or has been party to a Contract. Except as set forth on Schedule 3.20, there are no outstanding claims, accounts payable or receivable, intercompany loans, indebtedness or other Liabilities between the Company or any of its Subsidiaries, on the one hand, and any of the Stockholders or any Related Parties, on the other hand, and all such Liabilities have been repaid in full. Any such arrangement with a Related Party is referred to herein as a “Related Party Arrangement”. The terms and conditions of any such Related Party Arrangement are no less favorable to the Company or any of its Subsidiaries than could have been obtained from an unrelated third party and such Related Party Arrangement was negotiated and entered into on an arms-length, commercially reasonable basis. Since December 31, 2012, there has been no change in any Related Party Arrangement. No Stockholder nor any other Related Party conducts any of the Company’s or any of its Subsidiaries’ business, directly or indirectly, other than indirectly through the Stockholders’ collective ownership of the Company.

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3.21         Customers and Suppliers.

(a)          Schedule 3.21(a) identifies the revenues received from the top ten (10) customers of the Company and its Subsidiaries taken as a whole in the fiscal year ended December 31, 2014, and during the first quarter of calendar year 2015. The relationship of the Company and its Subsidiaries with each such customer is a good working relationship, and since the fiscal year ended December 31, 2014, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any such customer. Except for the expiration of Government Contracts in the Ordinary Course of Business, no such customer has terminated, or to the Knowledge of the Company, threatened to terminate its relationship with the Company or any of its Subsidiaries or has during the last twelve (12) months materially decreased, limited or otherwise changed the terms and conditions for, the purchase of goods or services from the Company and its Subsidiaries taken as a whole, or, to the Knowledge of the Company, threatened to do so, and to the Knowledge of the Company, there is no written or oral communication, fact or event that exists or has occurred that would indicate that any customer of the Company or any of its Subsidiaries would do so, whether as a result of the transactions contemplated hereby or otherwise.

(b)          Schedule 3.21(b) sets forth a list of the Company’s and its Subsidiaries’, taken as a whole, top ten (10) suppliers (other than subcontractors of the Company and its Subsidiaries under any Government Contract) of goods or services in terms of aggregate purchases by the Company for the last completed fiscal year and for the first quarter of calendar year 2015, showing the aggregate amount that the Company or its Subsidiary paid to each such supplier during such periods. No such supplier has terminated, or, to the Knowledge of the Company, threatened to terminate, its relationship with the Company or its Subsidiaries or has during the last twelve (12) months materially decreased or limited, or changed the terms and conditions for, the supply of its goods or services to the Company, or, to the Knowledge of the Company, threatened to do any of the foregoing. Except as set forth on Schedule 3.21(b), no supplier for the Company or any of its Subsidiaries is a sole source of supply of any good or service to the Company or such Subsidiary.

3.22         Bank Accounts; Powers of Attorney. Schedule 3.22 sets forth a true, correct and complete list of the names and locations of all banks, other financial institutions and similar entities at which the Company or any of its Subsidiaries maintains a deposit account or safe deposit box, the names of all Persons authorized to access such deposit accounts or safe deposit boxes and the names of all Persons holding powers of attorney or other similar authorizations from the Company or any of its Subsidiaries and a summary statement of the terms thereof.

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3.23         Brokers. Except as set forth on Schedule 3.23, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Buyer, the Company, any of its Subsidiaries or any of the Stockholders or any of their respective Affiliates for any commission, fee or other compensation payable as a finder or broker resulting or arising from any act or omission by the Company or any of its Subsidiaries.

3.24         Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference: (a) in any Report on Form 8-K and any exhibits thereto filed with the SEC or any other report, form, registration or other filing made with any Governmental Authority with respect to the transactions contemplated by this Agreement and/or any agreements ancillary hereto; (b) in the Extension Proxy Solicitation, the Proxy Solicitation and the Redemption Offer; or (c) in the mailings or other distributions to the Buyer’s stockholders with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. As long as the Buyer supplies the Company with drafts of the Public Disclosure Documents with reasonable time for the Company to comment on the same, and as long as the Buyer accepts all reasonable comments provided by the Company, none of the information supplied or to be supplied by the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in any of the Public Disclosure Documents will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Company nor the Stockholders make any representation, warranty or covenant with respect to any information supplied by or on behalf of the Buyer.

3.25         No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (and in any certificate delivered by the Company or any of the Stockholders pursuant hereto), no Person (a) makes any representation or warranty, express or implied, as to condition, suitability or fitness for a particular purpose of any of the assets used in the business or held by the Company or any of its Subsidiaries, or (b) makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Company or any Subsidiary of the Company or the business conducted by such Person (including any representation or warranty of any kind or nature whatsoever concerning or as to the accuracy or completeness of any projections, budgets, forecasts or other forward-looking financial information concerning the future revenue, income, profit or other financial results of any such Person, which the Company hereby expressly disclaims any liability in connection therewith), in each case except as expressly set forth in this Agreement and the Disclosure Schedules.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Except as set forth in the disclosure schedules delivered by the Stockholders to the Buyer pursuant hereto (the “Stockholders Disclosure Schedules”), each of the Stockholders represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, taking into account any and all supplements to the Stockholders Disclosure Schedules pursuant to Section 6.4 (in each case except to the extent that a representation, warranty or Stockholders Disclosure Schedule expressly states that such representation or warranty, or the information in such Stockholders Disclosure Schedule, is accurate only as of an earlier date), as follows:

4.1           Authority for Agreement. Such Stockholder has full power, authority and legal right and capacity to enter into and perform such Stockholder’s obligations under this Agreement and each other document contemplated hereby to which such Stockholder is or will be a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which such Stockholder is a party have been duly executed and delivered by such Stockholder and are legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general.

4.2           No Violation to Result. Except as set forth on Schedule 4.2, the execution, delivery and performance by such Stockholder of this Agreement and the other documents contemplated hereby and the consummation by such Stockholder of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (a) violate or conflict with (i) any of the terms of the organizational documents of such Stockholder or (ii) any Law applicable to such Stockholder; (b) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any Contract to which such Stockholder is a party or by which such Stockholder or such Stockholder’s assets are bound; or (c) result in the creation or imposition of any Encumbrance, other than a Permitted Encumbrance in favor of any Person upon any of the Shares or any of the properties or assets of the Company or any of its Subsidiaries. Other than as set forth on Schedule 4.2, no notice to, filing with, or consent or approval of, any Person is necessary in connection with, the execution, delivery or performance by such Stockholder of this Agreement and the other documents contemplated hereby or the consummation by such Stockholder of the transactions contemplated hereby or thereby, except for (w) the filing of a joint voluntary notice with CFIUS pursuant to FINSA, and written confirmation by CFIUS of the successful completion of the FINSA review process; (x) compliance with and filings under the NISPOM; (y) compliance with and filings under the ITAR; and (z) the filing of a notification and report form by the Company under the HSR Act, if required, and any other filings under other applicable Antitrust Laws, and the expiration or termination of the waiting period required thereunder.

4.3           Ownership. Such Stockholder holds of record and beneficially the number of Shares as are set forth opposite such Stockholder’s name on Schedule 3.4(a) (as updated as of the Closing by the information provided by the Company to the Buyer pursuant to Section 1.4(b)), free and clear of any Encumbrance other than restrictions imposed by federal and state securities Laws. Except as set forth on Schedule 3.4(b), there are no proxies, voting rights, stockholders agreements or other agreements or understandings, to which such Stockholder is a party or by which such Stockholder is bound, with respect to the voting or transfer of the capital stock of the Company.

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4.4          Accredited Investor.

(a)          Such Stockholder acknowledges that it can bear the economic risk of its investment, and has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Buyer Shares. Such Stockholder acknowledges that any investment in the Buyer Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Buyer Shares for an indefinite period of time and to suffer a complete loss of its investment.

(b)          Such Stockholder represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)          Such Stockholder represents that it is acquiring the Buyer Shares for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act or any applicable state securities law. The acquisition by such Stockholder of any of the Buyer Shares shall constitute confirmation of the representation by such Stockholder that such Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Buyer Shares.

(d)          Such Stockholder represents that it has reviewed all the information it considers necessary or appropriate for deciding whether to acquire the Buyer Shares. Such Stockholder further represents that it has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Stock Purchase and the other transactions contemplated hereby.

4.5          Brokers. Except as set forth on Schedule 3.23, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Buyer, the Company, any of its Subsidiaries, such Stockholder or any of their respective Affiliates for any commission, fee or other compensation payable as a finder or broker resulting or arising from any act or omission by such Stockholder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in Buyer SEC Reports and the disclosure schedules delivered by the Buyer to the Company pursuant hereto (the “Buyer Disclosure Schedules”), the Buyer represents and warrants to the Stockholders, as of the date hereof and as of the Closing Date, taking into account any and all supplements to the Stockholders Disclosure Schedules pursuant to Section 6.4 (in each case except to the extent that a representation, warranty or Buyer Disclosure Schedule expressly states that such representation or warranty, or the information in such Buyer Disclosure Schedule, is accurate only as of an earlier date), as follows:

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5.1           Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is qualified or registered to do business and in good standing in each jurisdiction where the nature of its activities makes such qualification or registration necessary, except where the failure to be so qualified, registered or in good standing would not reasonably be expected to result in a Material Adverse Effect on the Buyer. The Buyer has the corporate power and authority necessary to own and operate its properties, to conduct its business as now conducted and to perform its obligations under the Contracts to which it is a party or by which it is bound, this Agreement and the other agreements contemplated hereby.

5.2           Authority for Agreement. Subject to receipt of the Required Buyer Stockholder Approval and the Required Buyer Stockholder Extension Approval, the Buyer has the corporate power and authority to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Buyer has unanimously authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. Subject to receipt of the Required Buyer Stockholder Approval, the Required Buyer Stockholder Extension Approval and the Redemption Offer, no other corporate proceedings on the part of the Buyer are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which the Buyer is a party have been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Company and the Stockholders, are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights in general and the exercise of judicial discretion in accordance with general principles.

5.3           No Violation to Result. The execution, delivery and performance by the Buyer of this Agreement and the other documents contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby and of the Extension, do not and will not, directly or indirectly (with or without notice or lapse of time, or both): (a) violate or conflict with (i) any of the terms of the Buyer Certificate of Incorporation or bylaws of the Buyer or (ii) any Law or other legal requirement of any Governmental Authority applicable to the Buyer; (b) violate, breach, conflict with, constitute a default under or accelerate or permit the acceleration of the performance required by any Contract to which the Buyer is a party or by which it or its assets are bound; or (c) give any Person the right to declare a default or exercise any remedy under any Contract or cancel, terminate or modify any Contract. No notice to, filing with, or consent or approval of, any Person is necessary in connection with, and no “change of control” provision in any Contract or otherwise is, or will be, triggered by, the authorization, approval, execution, delivery or performance by the Buyer of this Agreement and the other documents contemplated hereby or the consummation by the Buyer of the transactions contemplated hereby or thereby, except for (v) the filing of a joint voluntary notice with CFIUS pursuant to FINSA, and written confirmation by CFIUS of the successful completion of the FINSA review process; (w) compliance with and filings under the NISPOM; (x) compliance with and filings under the ITAR; (y) the filing of a notification and report form by the Buyer under the HSR Act, if required, and any other applicable Antitrust Laws and the expiration or termination of the waiting period required thereunder; and (z) the actions to be taken in connection with the Proxy Solicitation and the Extension Proxy Solicitation. To the knowledge of the Buyer, no fact or condition exists with respect to Buyer’s organization, ownership or operation that would prohibit successful completion of the FINSA review process by CFIUS or the successful review process by the DSS under NISPOM.

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5.4          SEC Reports; Internal Controls and Procedures.

(a)          The Buyer has filed or otherwise transmitted all forms, reports, schedules, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise transmitted, as applicable, by it since the Buyer’s formation, and will file or otherwise transmit all forms, reports, schedules, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or otherwise transmitted, as applicable, by it subsequent to the date of this Agreement through and including the Closing Date, with the SEC (such documents, the “Buyer SEC Reports”), and such Buyer SEC Reports are, or will be, as applicable, available in full without redaction on the SEC’s website through EDGAR. As of their respective dates, each of the Buyer SEC Reports complied, or will comply, in all material respects with the applicable requirements of all applicable Laws, including the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the respective rules and regulations promulgated thereunder, each as in effect on the date so filed. Except to the extent amended or superseded by a subsequent filing with the SEC, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the Buyer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Buyer relating to the Buyer SEC Reports. The Buyer has heretofore made available to the Seller Parties, through EDGAR or otherwise, true, correct and complete copies of all material written correspondence between the Buyer and the SEC. None of the Buyer SEC Reports is, to the knowledge of the Buyer, the subject of ongoing SEC review.

(b)          The financial statements (including in all cases the notes thereto, if any) of the Buyer included in the Buyer SEC Reports (i) in all material respects, were prepared consistent with the Buyer’s books and records, (ii) in all material respects, present fairly the financial position of the Buyer as of the respective dates thereof and the results of operations and cash flows of the Buyer for the periods thereof, and (iii) have been prepared in accordance with GAAP; provided, that, any unaudited, interim period financial statements need not include footnote disclosures and other presentation items or year-end adjustments that are required by GAAP to be included in year-end financial statements, and (iv) comply in all material respects with the applicable accounting requirements of the SEC, the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. The Buyer does not have, nor has ever had, any off-balance sheet financing arrangements. There have been no transactions involving the business of the Buyer or any of its Subsidiaries that properly should have been set forth on the financial statements included in the Buyer SEC Reports. The Buyer has made available to the Company and the Stockholders’ Representative copies of each management letter delivered to the Buyer or any of its Subsidiaries by its accounting firm in connection with the financial statements included in the Buyer SEC Reports or relating to any review by such accounting firm of the internal controls of the Buyer and its Subsidiaries.

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5.5           Liabilities. There are no Liabilities of a nature required by GAAP to be accrued or reserved against on the Buyer’s balance sheet or that involve off-balance sheet transactions within the meaning of Item 303(a)(4)(ii)(B) of Regulation S-K other than: (a) Liabilities reflected on the balance sheet set forth in the Buyer SEC Reports and not previously paid or discharged; and (b) accounts payable incurred after March 31, 2015 arising in the Ordinary Course of Business (none of which, in either case, results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law). Neither the Buyer nor any of its Subsidiaries is a guarantor or otherwise liable for any Liabilities of any other Person other than endorsements for collection in the Ordinary Course of Business.

5.6           Litigation. There is no Proceeding pending or threatened against or affecting the Buyer, any of its Subsidiaries or their assets before any court, agency, authority or arbitration tribunal. To the knowledge of the Buyer, there are no facts that would likely result in any such Proceeding. Neither the Buyer nor any of its Subsidiaries nor any of their officers or other employees is subject to or in default with respect to any notice, order, writ, injunction or decree of any Governmental Authority or arbitration tribunal.

5.7           Foreign Ownership. Except as set forth on Schedule 5.7, which shall be current as of the date hereof and updated once to be current as of the Closing Date, (i) no foreign government, agency of a foreign government, or representative of a foreign government; no business enterprise or other entity organized, chartered or incorporated under the laws of any country other than the United States or its territories; nor any person who is not a citizen or national of the United States (each a “Foreign Interest”) has, to the knowledge of the Buyer, the power to direct or decide matters affecting the management or operations of the Buyer; (ii) the Buyer, directly or indirectly through Subsidiaries, does not own five percent (5%) or more of any Foreign Interest; and (iii) to the knowledge of the Buyer based on the Buyer’s review, as of the date hereof and as of the Closing Date, of Schedules 13D and 13G filed in respect of the Buyer’s capital stock with the Securities and Exchange Commission, no Foreign Interest directly owns five percent (5%) or more of the Buyer. The Buyer further acknowledges that the Seller Parties shall have no liability for any breach of any representation or warranty to the extent that such breach results from the Buyer or any of its Affiliates having any direct or indirect foreign ownership not set forth on Schedule 5.7.

5.8           Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Buyer, the Company, any of its Subsidiaries or any of the Stockholders or any of their respective Affiliates for any commission, fee or other compensation payable as a finder or broker resulting or arising from any act or omission by the Buyer.

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5.9           No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (and in any certificate delivered by the Buyer pursuant hereto), no Person (a) makes any representation or warranty, express or implied, as to condition, suitability or fitness for a particular purpose of any of the assets used in the business or held by the Buyer or any of its Subsidiaries, or (b) makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Buyer or any Subsidiary of the Buyer or the business conducted by such Person (including any representation or warranty of any kind or nature whatsoever concerning or as to the accuracy or completeness of any projections, budgets, forecasts or other forward-looking financial information concerning the future revenue, income, profit or other financial results of any such Person, which the Buyer hereby expressly disclaims any liability in connection therewith), in each case except as expressly set forth in this Agreement and the Schedules hereto.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1           Access to Properties and Records. The Seller Parties shall, and shall cause the Subsidiaries of the Company and each of their respective Representatives to, afford to the Buyer and its Representatives access to all of the assets, properties, books, records, employees and customers of the Company and its Subsidiaries in order to afford the Buyer and its Representatives a full opportunity to review, examine and investigate the affairs of the Company and its Subsidiaries as it shall reasonably request, and the Buyer and its Representatives shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation as may be reasonably necessary, in each case subject to limitations set forth in applicable Laws. Neither the Buyer nor its Representatives shall contact any employee of the Company or its Subsidiaries without the prior written consent of an executive officer of the Company. The Company shall, and shall cause its Subsidiaries to, furnish or cause to be furnished to the Buyer such reasonable financial and operating data and other information about the Company and its Subsidiaries, their respective businesses as presently conducted, conducted in the past and presently proposed to be conducted in the future, and properties and assets that the Buyer and its Representatives may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify in any way any representation or warranty of any Seller Party contained herein (or in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to or made with the Buyer pursuant hereto), the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement or the indemnification obligations of any Person hereunder. Any and all information provided to the Buyer under this Section 6.1 shall be subject to Section 6.3(c).

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6.2           Interim Covenants of the Seller Parties. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement, or as required by applicable Law, or otherwise consented to by an instrument in writing signed by the Buyer or as otherwise set forth on Schedule 6.2, the Seller Parties shall, and shall cause the Subsidiaries of the Company to, (i) keep intact the Company, its Subsidiaries and their respective businesses, as presently conducted, and shall not take or permit to be taken or do or suffer to be done anything other than in the Ordinary Course of Business; (ii) use commercially reasonable efforts to keep available the services of the directors, officers, employees, independent contractors and agents of the Company and its Subsidiaries, maintain the Company’s and its Subsidiaries’ insurance policies as currently in effect, retain and maintain good relationships with the Company’s and its Subsidiaries’ customers and maintain the Company’s and its Subsidiaries’ assets and the Facilities in good condition, subject to ordinary wear and tear; (iii) perform their obligations under the Contracts and comply with Laws; and (iv) maintain the goodwill and reputation associated with the Company and its Subsidiaries. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement, or as required by applicable Law, or otherwise consented to by an instrument in writing signed by the Buyer, such consent not to be unreasonably withheld, conditioned or delayed, or as otherwise set forth on Schedule 6.2, the Company shall not, and none of the Stockholders shall, and the Company shall cause its Subsidiaries not to, cause, authorize or permit the Company or any of its Subsidiaries to:

(a)          adopt or propose any change to the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries;

(b)          merge or consolidate the Company or any of its Subsidiaries with any other Person or acquire a material amount of stock or assets of any other Person or effect any business combination, recapitalization or similar transaction;

(c)          sell, lease or dispose of or make any Contract for the sale, lease or disposition of, or make subject to a security interest or any other Encumbrance, any of the Company’s or its Subsidiaries’ properties or assets, other than leases in connection with awards of new Government Contracts to the Company or any of its Subsidiaries;

(d)          grant any salary increase to, or increase the draw of, any of the officers, directors, employees or agents of the Company or any of its Subsidiaries, except for increases in salary, wages or the accrual for payment of bonuses payable to employees in the Ordinary Course of Business, or enter into any new, or amend or alter any existing, Benefit Plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

(e)          incur any bank indebtedness or borrowings, except in the Ordinary Course of Business, or issue any commercial paper;

(f)          enter into any leases of real property;

(g)          enter into any leases of equipment and machinery, except in the Ordinary Course of Business;

(h)          enter into any Contract (i) that would be required to be listed on Schedule 3.13 or Schedule 3.15(a) had it been entered into prior to the date hereof, except for Contracts entered into in the Ordinary Course of Business, or (ii) in which any Related Party has any beneficial interest;

(i)          amend or prematurely terminate, or waive any material right or remedy under, any Contract, except in the Ordinary Course of Business;

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(j)          write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other receivable, except for receivables in the Ordinary Course of Business;

(k)          authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Company or any of its Subsidiaries;

(l)          redeem, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock or debt securities of the Company or any of its Subsidiaries or any option, warrant or other right to purchase or acquire any such stock or securities,

(m)          declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to such capital stock or securities in excess of $1,000,000 in the aggregate, except as provided in Section 6.15;

(n)          create, incur or assume any Liability, except in the Ordinary Course of Business; or postpone or defer the creation, incurrence or assumption of any Liability that would otherwise be created, incurred or assumed in the Ordinary Course of Business absent the execution of this Agreement;

(o)          except for dividends permitted pursuant to Section 6.2(m), pay or apply any of the Company’s or its Subsidiaries’ assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of the Stockholder or any Affiliate thereof;

(p)          change any of its methods of accounting or accounting practices in any respect, other than as required by GAAP or as a result of a change in Law;

(q)          commence or settle any Proceeding;

(r)          make, amend or revoke any election with respect to Taxes, amend any Tax Return, change any accounting method relating to Taxes, consent to any waiver or extension of any statute of limitations with respect to Taxes or Tax Returns, or settle or compromise any Tax Liability that would reasonably be expected to have a material effect on Tax liabilities or obligations of the Company or its Subsidiaries for any taxable period ending after the Closing Date;

(s)          commit a breach of or, except in the Ordinary Course of Business, amend or terminate any Material Contract or any permit, license or other right; or

(t)          agree or commit to do any of the foregoing.

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Nothing in this Agreement shall give the Buyer, directly or indirectly, rights to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

6.3           Publicity and Disclosure.

(a)          The Buyer and the Company shall mutually agree as to the form and substance of any press release, publicity or other public communication related to this Agreement or the transactions contemplated hereby. No Party nor the Stockholders’ Representative shall make any disclosure of this Agreement or the existence, terms and conditions hereof (whether or not in response to an inquiry about the existence or subject matter of this Agreement), unless previously approved by the Buyer or the Company. Notwithstanding the foregoing, nothing contained herein shall prohibit the Buyer from making any disclosure that the Buyer in good faith believes is required by, or advisable according to, applicable Laws, regulations or stock market rules.

(b)          The Company, the Stockholders’ Representative and each of the Stockholders hereby agree that each shall hold, that the Company shall cause its Subsidiaries to hold, and that each shall use commercially reasonable efforts to cause its Representatives to hold, in strict confidence from any Person (other than such Representatives), all Buyer Confidential Information, except to the extent: (i) compelled to disclosure by judicial or administrative process or by other requirements of Law, (ii) previously known without violation of Law or any confidentiality obligation by the Person receiving such Buyer Confidential Information or (iii) in the public domain through no fault of the receiving Person, in each case, subject to the obligations, terms and conditions set forth in Appendix B. In the event that the transactions contemplated hereby are not consummated, the Company, the Stockholders’ Representative and each of the Stockholders shall, the Company shall cause its Subsidiaries to, and each shall cause their respective Representatives to, promptly deliver to the Buyer all copies of Buyer Confidential Information to the extent concerning the Buyer or any of its Representatives and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

(c)          The Buyer hereby agrees that it shall hold, and shall use commercially reasonable efforts to cause its Representatives to hold, in strict confidence from any Person (other than such Representatives), all Seller Confidential Information, except to the extent: (i) compelled to disclosure by judicial or administrative process or by other requirements of Law, (ii) previously known without violation of Law or any confidentiality obligation by the Person receiving such Seller Confidential Information or (iii) in the public domain through no fault of the receiving Person. In the event that the transactions contemplated hereby are not consummated, the Buyer shall, and shall cause its Representatives to, promptly deliver to the Company all copies of Seller Confidential Information to the extent concerning the Company or any of its Subsidiaries, the Stockholders’ Representative or any of the Stockholders or any of their respective Representatives and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

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6.4          Notification of Certain Matters.

(a)          The Seller Parties shall give prompt notice to the Buyer of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which could reasonably be expected to cause any representation or warranty of any of the Seller Parties contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of any Seller Party to comply in any material respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Seller Party hereunder. The delivery of any notice pursuant to this Section 6.4(a) shall not be deemed to (x) modify the representations or warranties hereunder of any Seller Party, (y) modify the conditions set forth in ARTICLE VII or (z) limit or otherwise affect the remedies available hereunder to the Buyer.

(b)          The Company may supplement the Company Disclosure Schedules and the Stockholders may supplement the Stockholders Disclosure Schedules (and the Buyer may supplement the Buyer Disclosure Schedules) (i) from time to time between the date hereof and the Closing, with respect to matters that occur following the date hereof in the Ordinary Course of Business, which disclosure shall be effective for all purposes under this Agreement for any representation or warranty provided by the Parties following the date hereof; provided that the disclosure provided in any such supplemented schedule shall in no way be effective for purposes of the conditions set forth in ARTICLES VI and VII or limit or cure any misrepresentation or breach of warranty made as of the date hereof, (ii) on or before June 15, 2015, to revise the items set forth on Schedule 3.3 to reflect the list of Material Contracts which are violated, breached, conflicted, constitute a default under, accelerated or permit the acceleration of the performance as a result of the execution, delivery and performance by the Company of this Agreement and the other documents contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby; provided, that in event that the Company supplements Schedule 3.3 pursuant to this Section 6.4(b)(ii), the Buyer may add to Schedule 7.7(i) any Contracts so added to Schedule 3.3 that it believes in its reasonable discretion are required in connection with the Closing and (iii) on or before June 15, 2015, to add to Schedule 3.15(a) additional Government Contracts or descriptions thereof required pursuant to Section 3.15(a).

6.5          Tax Matters.

(a)          Post-Closing Tax Returns.

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(i)          The Stockholders’ Representative shall prepare (or cause to be prepared) each Tax Return required to be filed by the Company and its Subsidiaries after the Closing Date for a taxable period ending on or before the Closing Date (each a “Seller Prepared Return”) and shall (A) prepare such Tax Return in a manner consistent with the prior practice of the Company and its Subsidiaries unless otherwise required by applicable Tax Law or the change from prior practice would not increase the Tax liabilities of the Buyer or its Affiliates for which the Stockholders are not obligated to indemnify the Buyer Indemnified Parties pursuant to Section 9.1(f), (B) provide a draft of such Tax Return to the Buyer at least fifteen (15) days before the due date for filing such Seller Prepared Return (or, if required to be filed within thirty (30) days after the Closing or within thirty (30) days after the end of the taxable period to which such Tax Return relates, as soon as reasonably practicable following the Closing) and (C) provide the Buyer with the right to review and comment on each such Seller Prepared Return before filing, and shall make such revisions to such Tax Returns as are reasonably requested by the Buyer. For purposes of the foregoing, a change in Tax Return reporting position requested by the Buyer shall be considered reasonably requested if (x) there is not substantial authority for the Stockholders’ Representative’s proposed position within the meaning of Section 6662 of the Code, (y) a reserve for Tax liability would be required to be established pursuant to GAAP in the financial statements relating to the Buyer or its Affiliates as a result of potential Tax liability that is not shown as due on such Tax Return, and (z) such reporting position is inconsistent with prior practices of the Company and its Subsidiaries and will be binding on the Buyer and its Affiliates in the preparation of Tax Returns in any taxable period ending after the Closing Date. The Buyer shall (1) cause each agreed Seller Prepared Return to be filed, (2) cause to be paid the Tax shown as due on each such Seller Prepared Return and (3) be entitled to indemnification in respect of such Tax to the extent provided by ARTICLE IX at the time provided in Section 6.5(a)(iii).

(ii)         The Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) each Tax Return of the Company and its Subsidiaries for any Straddle Period (each a “Straddle Period Tax Return”). Each such Straddle Period Tax Return (A) shall be prepared in a manner consistent with the prior practice of the Company and its Subsidiaries unless otherwise required by applicable Tax Law or the change from prior practice would not increase the amount of Tax payable by the Company or its Subsidiaries for which the Stockholders are obligated to indemnify the Buyer Indemnified Parties pursuant to Section 9.1(f), (B) shall be provided to the Stockholders’ Representative for review at least fifteen (15) days before the due date for filing such Straddle Period Tax Return (or, if required to be filed within thirty (30) days after the Closing or within thirty (30) days after the end of the taxable period to which such Tax Return relates, as soon as reasonably practicable following the Closing), and the Stockholders’ Representative shall have the right to review and comment on each such Straddle Period Tax Return before filing. The Buyer shall make such revisions to the Straddle Period Tax Returns as are reasonably requested by the Stockholders’ Representative.

(iii)        Pursuant to, and to the extent of, the indemnity obligation in Section 9.1(f) in connection with any Tax Return described in clause (i) or (ii) above, promptly upon request by the Buyer, and not less than two (2) Business Days before the required payment date of the Taxes shown (or estimated to be required to be shown) on such Tax Return, the Stockholders’ Representative shall pay in immediately available funds to an account designated by the Buyer the indemnified amount of any Taxes paid or required to be paid by the Company or its Subsidiaries. The Buyer shall promptly pay to the Stockholders’ Representative any excess of (x) the amount of any Taxes paid on or prior to the Closing Date with respect to any such Tax Return (whether as payments of estimated Tax, credits of prior years’ Tax Refunds or amounts included as a liability in computing the Closing Adjustment) over (y) the indemnified amount of any Taxes paid or required to be paid with respect to such Tax Return; provided that if such excess is reflected as a Tax overpayment on the relevant Tax Return, and the Buyer requests such Tax overpayment to be refunded in the relevant Tax Return, the Buyer’s payment of such amount to the Stockholders’ Representative shall not be required until actual receipt by the Buyer or its Affiliates of such overpayment by refund or credit against a Tax otherwise due and payable that is not subject to indemnification by the Stockholders pursuant to Section 9.1(f). Any difference of the estimate from the subsequently reported Tax liability shall be reconciled in the Closing Adjustment or thereafter by direct payment between the Buyer and Stockholders’ Representative.

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(iv)        If either the Buyer or the Stockholders’ Representative disagrees with the manner of preparation of a Tax Return prepared pursuant to this Section 6.5(a), within fifteen (15) days after receipt of such Tax Return, the party entitled to review such Tax Return shall provide to the other party a notice of such dispute (a “Tax Statement Dispute”), along with a statement setting forth the reason(s) for the disagreement with such Tax Return. If the parties are unable to resolve the disagreement within fifteen (15) days after delivery of the notice of a Tax Statement Dispute, the disputed matter shall be submitted to an arbitrator (the “Tax Arbitrator”). Within thirty (30) days after delivery of the notice of a Tax Statement Dispute, the parties shall jointly select the Tax Arbitrator from a nationally recognized independent public accounting firm that is not the independent auditor of any of the Buyer or the Company or their respective Affiliates and has not provided services to the Buyer or the Company since December 31, 2012 (or such other arbiter as the parties shall mutually select). If the parties are unable to select the Tax Arbitrator within such time period, the American Arbitration Association shall make such selection. The decision of the Tax Arbitrator with respect to such dispute shall be binding upon the Parties.

(b)          The Parties shall, to the extent permitted by applicable Law, treat the taxable period of the Company and its Subsidiaries as ending at the close of business on the Closing Date; provided that the Parties acknowledge that for federal income Tax purposes, the taxable period of the Company and its corporate Subsidiaries will end on the close of business on the day before the Closing Date, and the Company and its corporate Subsidiaries will become members of the consolidated group of which the Buyer is the common parent starting on the opening of business on the Closing Date. For purposes of this Agreement, Taxes incurred by the Company or its Subsidiaries with respect to a taxable period that includes, but does not end on, the Closing Date (a “Straddle Period”), shall be allocated to the portion of the period ending on the Closing Date: (i) to the extent feasible, on a specific identification basis, according to the date of the event or transaction giving rise to such Tax and in the case of any Tax based upon or related to income or receipts, in an amount equal to the Tax which would be payable if the relevant taxable period ended on the Closing Date, and (ii) with respect to periodically assessed ad valorem Taxes and Taxes not otherwise reasonably allocable to specific transactions or events, in proportion to the number of days in such period occurring through the Closing Date compared to the total number of days in such period. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. For purposes of this Section 6.5(b), all Transaction Tax Deductions shall be treated as allocable to a Tax period ending on or before the Closing Date or the portion of a Straddle Period ending on the Closing Date, as applicable, to the extent permitted by applicable Tax Law, except as otherwise consented to by the Stockholders’ Representative. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company and its Subsidiaries.

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(c)          The Stockholders’ Representative, the Company and the Buyer shall cooperate, and the Company shall cause its Subsidiaries to cooperate, as and to the extent reasonably requested by any other Party in connection with the preparation and filing of Tax Returns as provided herein and any Proceeding with respect to Taxes and preparation of financial statements. Such cooperation shall include the provision of records and information that are reasonably relevant to any such Tax Return or Proceeding with respect to Taxes and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer shall (i) retain all books and records with respect to Taxes of the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until ninety (90) days after the expiration of all applicable statutes of limitations (including waivers and extensions) for assessment of Taxes to which such books and records are relevant or (ii) give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another Party so requests, allow such other Party to take possession of or copy such books and records. The parties hereto further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement; provided, in each case, that such cooperation would not cause the requested party to incur any material additional Tax liabilities or other adverse consequences.

(d)          The Company shall, and shall cause its Subsidiaries to, cause all obligations that it or any of its Subsidiaries has under all Tax sharing agreements or similar agreements to be terminated on or before the Closing Date, and after the Closing Date, neither the Company nor any of its Subsidiaries shall be bound thereby or have any Liability thereunder.

(e)          Any Party who receives any notice of a pending or threatened Tax Proceeding against or with respect to the Company or any of its Subsidiaries that may give rise to Liability of another Party shall promptly notify such other Party after receipt of such notice; provided that delay in providing such notice shall not impair any Party’s entitlement to indemnification under ARTICLE IX; provided, further, that any failure on the part of the Buyer to so notify the Stockholders’ Representative shall not limit any of the obligations of any of the Stockholders or the Stockholders’ Representative, or any of the rights of any Indemnified Party under ARTICLE IX (except to the extent that such failure materially adversely prejudices the defense of such claim, demand or Proceeding). The Parties each agree to consult with and to keep the other Parties informed on a regular basis regarding the status of any Tax Proceeding to the extent that such Proceeding could affect a Liability of such other Parties (including indemnity obligations hereunder). The Buyer shall have the right to control all Tax Proceedings relating to the Company or any of its Subsidiaries for any Straddle Period; the Stockholders’ Representative shall have the right to control any Tax Proceeding that relates solely to taxable periods ending on or before the Closing Date; and each Party shall be entitled to participate in any such Tax Proceeding that it does not control. Both the Buyer and the Stockholders’ Representative shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for related Taxes, at their own expense, in any Tax Proceeding involving a Straddle Period or involving both a taxable period of the Company ending on or before the Closing Date and a taxable period ending after the Closing Date. No such Tax Proceeding conducted pursuant to this Section 6.5(e) for taxable periods beginning before the Closing Date (other than a Tax Proceeding that does not affect any Tax liability of the Stockholders (including indemnification for Taxes under Section 9.1)) may be settled or compromised by either the Stockholders’ Representative or the Buyer without the consent of both the Stockholders’ Representative and the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. This Section 6.5, rather than the provisions of ARTICLE IX, shall govern the manner in which Tax Proceedings are conducted and resolved.

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(f)          No Party or its Affiliates may amend or modify a Tax Return of the Company or any of its Subsidiaries or file or amend or revoke any Tax election, including any election under Section 338 of the Code, Treasury Regulation Section 1.1502-76(b)(2)(ii) or similar provisions of state, local or foreign Law, of the Company, in each case, for a taxable period ending on or before the Closing Date or a Straddle Period (other than the income tax Straddle Period beginning on the Closing Date), without the prior written consent of the Stockholders’ Representative and the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)          To the extent not included as an asset in computing the Closing Adjustment and not attributable to the application of any loss, deduction or credit attributable to any Tax period or portion of a Straddle Period (determined in accordance with Section 6.5(b)) commencing after the Closing Date, the amount of any Tax refund or Tax credit (including any interest paid or credited with respect thereto) arising with respect to a taxable period or portion of a Straddle Period of the Company or any of its Subsidiaries (determined in accordance with Section 6.5(b)) ending on or before the Closing Date shall be paid over to the Stockholders’ Representative promptly after being received (or, in the case of a credit of Taxes, applied) by the Buyer, the Company, any Subsidiary or any Affiliate thereof, less any reasonable costs or expenses incurred in connection with obtaining and receiving such refund or credit and any Taxes imposed with respect to the receipt of such refund or credit and related interest income. The Buyer shall, if the Stockholders’ Representative so requests and at the Stockholders’ Representative’s expense, reasonably cooperate with the Stockholders’ Representative in filing any amended returns or taking such other steps as may be necessary for obtaining any refund or claiming any tax credits to which the Stockholders are entitled under this Section 6.5(g) in connection with any Tax Proceeding subject to Section 6.5(e) or in connection with Taxes of the Stockholders with respect to income and deductions of Company and its Subsidiaries.

(h)          The Buyer covenants that it will not, and will not cause or permit the Company or any Subsidiary to, take any action on the Closing Date other than an action in the Ordinary Course of Business, including the distribution of any dividend or the effectuation of any redemption that would result in any Tax liability to the Stockholders, except as contemplated by this Agreement or consented to by the Stockholders’ Representative.

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(i)          The Parties mutually intend and agree that, for all income tax purposes, the Stock Purchase will be part of an integrated transaction with the contemporaneous consummation of the Contribution Agreements, such that the Stock Purchase will qualify as an exchange described in Section 351 of the Code and the rules and regulations promulgated thereunder, and the Stock Purchase shall not constitute a reorganization within the meaning of Section 368(a) of the Code or a purchase of assets of the Company. The Parties shall take no position inconsistent with such characterization in any Tax Return unless advised by Tax counsel that such position is not supported by substantial authority within the meaning of Section 6662. In support of the foregoing, the Buyer represents that it has no obligation, plan or intention to cause the Company to engage in transactions following the Closing that are integrated with the Closing and that would cause such transactions and the Stock Purchase together not to qualify under Section 351 of the Code or to be treated for federal income Tax purposes as a transfer of assets of the Company to the Buyer or its Affiliates, and the Buyer covenants that it shall not undertake, or permit the Company to undertake, any action following the Stock Purchase that would cause the Stock Purchase, either alone or as a part of any integrated series of transactions, not to qualify under Section 351 of the Code or to be treated for federal income Tax purposes as a purchase of assets of the Company. In addition, the Sponsor covenants that it will not take any action or enter into any agreement with respect to any Buyer Common Stock it owns or will receive pursuant to its Contribution Agreement regarding its right to continued ownership of such Buyer Common Stock that would prevent the Stock Purchase from qualifying under Section 351 of the Code, and the Buyer covenants that it will seek representations to the same effect from all Persons who will acquire Buyer Common Stock pursuant to a Contribution Agreement.

6.6           Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint or other Proceeding by any Person that is not a Party in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other Parties shall, and the Company shall cause its Subsidiaries to, cooperate with such Party or its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary or desirable in connection with such contest or defense, including entering into a joint defense agreement or confidentiality agreement with respect thereto, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending Party is entitled to indemnification therefor pursuant to ARTICLE IX below).

6.7           Reasonable Efforts.

(a)          Each Party and the Stockholders’ Representative agrees to use all commercially reasonable efforts promptly to take, or cause to be taken, and the Company shall cause its Subsidiaries to take, all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities (including under FINSA, in compliance with the NISPOM and ITAR, under the HSR Act and under any other applicable Antitrust Laws) or any other public or private third parties required to consummate the Stock Purchase and the other matters contemplated hereby, (ii) provide such other information and communications to such Governmental Authorities or other public or private Persons as the other Party or such Governmental Authorities or other public or private Persons may reasonably request in connection therewith, and (iii) consummate and make effective the transactions contemplated by this Agreement, including the satisfaction of all conditions hereto; provided that the foregoing shall not require acceptance by the Buyer of any mitigation arrangement or any condition required or imposed on the Buyer, the Buyer’s Affiliates and/or the Company or its Subsidiaries that are unacceptable to the Buyer in its sole discretion and without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

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(b)          Without prejudice to the foregoing, each of the Parties shall (i) no later than ten (10) Business Days after the date of this Agreement file any required or recommended filings with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) in accordance with the HSR Act, and (ii) no later than ten (10) Business Days after the date of this Agreement file an antitrust notification in any other jurisdiction if required by any other applicable Antitrust Law, as determined by the Buyer in its reasonable judgment. Without limiting any Party’s obligations under Section 6.7(a), each Party shall use its commercially reasonable efforts to make as soon as practicable any other required submissions under the HSR Act and any other applicable Antitrust Laws that the Company or the Buyer determines should be made, in each case with respect to the Stock Purchase, and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Laws as soon as practicable. Each of the Parties shall furnish promptly to the FTC, the Antitrust Division and any other requesting Governmental Authority any additional information requested pursuant to the HSR Act or any other Antitrust Laws in connection with such filings. Each Party shall notify the other parties promptly upon the receipt of any comments from any officials of any Governmental Authority in connection with any filings made pursuant to this Section 6.7(b). To the extent permitted by applicable Law, and subject to all applicable privileges (including attorney client privilege), each of the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with Proceedings under or relating to the HSR Act or any other Antitrust Law. Each of the Parties shall cooperate reasonably with each other in connection with the making of all such filings or responses and to the extent reasonably practicable and permitted by applicable Law and the applicable Governmental Authority, all discussions, telephone calls and meetings with a Governmental Authority regarding the Stock Purchase shall include Representatives of the Company and the Buyer. Notwithstanding the foregoing or anything in this Agreement to the contrary, it is expressly understood and agreed that (i) the Buyer shall not have any obligation to litigate or contest any administrative or judicial action or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent brought by or before an administrative tribunal, court or other similar tribunal or body and (ii) nothing shall require the Buyer to accept, and no Seller Party shall accept, or permit any Subsidiary of the Company to accept, without the Buyer’s consent, any requirement, condition or arrangement imposed upon the Buyer, the Company or any of its Subsidiaries or their respective business operations as a condition to obtaining approval or resolving any objection of a Governmental Authority with respect to the transactions contemplated hereby, in each case to the extent that such actions, requirements, conditions or arrangements are unacceptable to the Buyer in its sole discretion.

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(c)          The Parties shall comply with the applicable requirements of CFIUS under FINSA. The Parties shall (i) pre-file a draft voluntary joint notification to CFIUS under FINSA as soon as practicable after the date of this Agreement, and (ii) file a final CFIUS notification no earlier than five (5) Business Days following the pre-filing. Each of the Buyer and the Company will provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the CFIUS review process within three (3) Business Days of receipt of such request, or if the Parties agree to seek an extension in relation thereto, such longer period as CFIUS may allow, and, in cooperation with each other, will take all commercially reasonable steps advisable, necessary or desirable to finally and successfully complete the CFIUS review process as promptly as practicable. Each Party will make any other submissions under CFIUS that are requested by CFIUS to be made or that the Buyer and the Company mutually agree should be made in connection with the matters contemplated hereby. Notwithstanding the foregoing or anything in this Agreement to the contrary, it is expressly understood and agreed that neither Party shall have any obligation to accept, and no Party shall accept, or permit any Affiliate to accept, any mitigation arrangement or any condition imposed by CFIUS on the Buyer, the Company or any of its Subsidiaries, including any mitigation or condition pursuant to Section 5 of FINSA, that is unacceptable to either Party in its sole discretion.

(d)          As soon as practicable after the date of this Agreement (but in any event no later than one (1) Business Day following the date hereof), the Buyer and the Company shall notify DSS and, to the extent applicable, any other Governmental Authority, of the transaction contemplated under this Agreement pursuant to the NISPOM and any other applicable national or industrial security regulations, and submit and request approval under any foreign ownership, control, or influence (“FOCI”)-related requirements and similar requirements included in any Government Contract, or where any FOCI may, in the opinion of any Governmental Authority, adversely impact security requirements; provided that the Buyer shall not be obligated to enter into any proposed FOCI mitigation agreement that is unacceptable to the Buyer in the reasonable exercise of its discretion. The intended FOCI mitigation proposal shall be a Security Control Agreement. A Proxy Agreement shall be considered unacceptable to the Buyer. In the event that DSS requires a Special Security Agreement as the form of FOCI mitigation over the Company and its Subsidiaries, then the Buyer and the Company shall take all commercially reasonable steps advisable, necessary or desirable to obtain assurances, acceptable to the Buyer in the reasonable exercise of its discretion, from each applicable Government Contracting Activity (as defined in the NISPOM), to the extent permitted by Law or agency practice, that favorable national interest determinations in accordance with the NISPOM, or similar determinations under any applicable national or industrial security regulations, will be granted authorizing access to proscribed or other information by the Company and its Subsidiaries following the Closing as may be necessary for the Company and its Subsidiaries to continue to perform their Government Contracts.

(e)          The Parties and the Stockholders’ Representative shall make all other necessary and appropriate filings with applicable agencies of the U.S. Government, including submission of notification of the transactions contemplated by this Agreement to the U.S. Department of State at least sixty (60) days in advance of the Closing pursuant to 22 C.F.R. § 122.4(b), if required by Law.

(f)          Subject to the provisions of Section 6.7(a)-(d) above, none of the Parties shall take any action that would reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval of any Governmental Authority, or the expiration of any required waiting periods under the HSR Act or any other applicable Antitrust Law filing made in any other jurisdiction.

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6.8          Rule 14d-10(d) Matters. Prior to the Special Meeting, the Buyer shall take all such steps as may be required to cause each “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act entered into by the Buyer or a subsidiary of the Buyer on the date hereof with any officer, director or employee pursuant to which consideration is payable to such officer, director or employee to be approved in accordance with the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the Exchange Act.

6.9          Payment of Obligations. Except as set forth on Schedule 6.9, prior to the Closing, each of the Stockholders and their respective Affiliates and each of the officers, directors, employees and Affiliates of the Company and each of its Subsidiaries shall repay in full, in accordance with their terms, all debts and other obligations, if any, owed to the Company or any of its Subsidiaries, as applicable.

6.10        No Solicitation; No Trading.

(a)          No Seller Party shall, and the Company shall cause its Subsidiaries not to, and each Seller Party shall cause its Representatives not to, solicit or encourage the initiation or submission of interest, offers, inquiries or proposals (or consider or entertain any of the foregoing) from any Person (including by way of providing any non-public information concerning the Company or its Subsidiaries, their businesses or assets to any Person or otherwise), initiate or participate in any negotiations or discussions, or enter into, accept or authorize any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any expression of interest, offer, proposal to acquire, purchase, license or lease (i) all or a substantial portion of the Company’s or any of its Subsidiaries’ business or assets, or (ii) the Company’s or any of its Subsidiaries’ capital stock or other securities, in each case whether by stock purchase, merger, consolidation, combination, reorganization, recapitalization, purchase of assets, tender offer, lease, license or otherwise (any of the foregoing, a “Competing Transaction”). Each Seller Party shall, and each Seller Party shall cause its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with the Buyer) relating to a possible Competing Transaction, and shall promptly provide the Buyer with an oral and a written notice of any expression of interest, proposal or offer relating to a possible Competing Transaction that is received by such Seller Party, any Subsidiaries of the Company or any of their respective Representatives from any Person, which notice shall contain the nature of the proposal and the material terms of the proposal and include copies of any such notice, inquiry or proposal. Each Seller Party represents and warrants to the Buyer that this Section 6.10 does not and will not conflict with or violate any agreement, understanding or arrangement, whether written or oral, to which any Seller Party, its Affiliates or the Company’s or any of its Subsidiaries’ officers, employees, agents or Affiliates are currently bound.

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(b)          Each of the Seller Parties acknowledges and agrees that each is aware, and that the Subsidiaries of the Company are aware, (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Buyer, will be advised) of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a public company. The Stockholders’ Representative and each of the Seller Parties hereby agrees that, while any of them are in possession of such material nonpublic information, none of such Person or Persons shall purchase or sell any securities of the Buyer, communicate such information to any third party, take any other action with respect to the Buyer in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

6.11        Security Clearances. The Seller Parties (i) shall provide adequate assurances to the Buyer that the Seller Parties have contacted each of DSS and any other Governmental Authority responsible for the maintenance of the Company’s and its Subsidiaries’ facility security clearances concerning the Stock Purchase and have not received any information from such agency that the agency has indicated in substance that it will terminate, suspend, revoke or in any way materially change either the Government Contracts with the Company or any of its Subsidiaries or the Company’s or its Subsidiaries’ facility security clearance with respect to such Government Contracts as a result of this Agreement or the consummation of the transactions contemplated hereby, and (ii) shall have taken and shall continue to take any and all requisite steps to cause each of the Seller Parties (as applicable) to retain, as required by the Buyer, and to assist the Buyer (and its officers, directors, employees and agents) in obtaining, the requisite facility and personnel security clearances for the Buyer to own and operate the Company and its Subsidiaries (and any successor thereto) and its business as currently conducted without delay or interruption.

6.12        Proxy Statements; Special Meetings.

(a)          As soon as is reasonably practicable after receipt by the Buyer from the Company of all financial and other information relating to the Company as the Buyer may reasonably request for its preparation, the Buyer shall prepare with the assistance of the Company and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, materials in the form of a proxy statement to be used for the purpose of soliciting proxies (the “Proxy Solicitation”) from holders of Buyer Common Stock for the matters to be acted upon at the Special Meeting and providing such holders an opportunity to have their shares of Buyer Common Stock redeemed (the “Redemption Offer”) in conjunction with the stockholder vote on the Required Approval Matters (the “Proxy Statement”). The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from holders of Buyer Common Stock to vote, at a meeting of holders of Buyer Common Stock to be called and held for such purpose (the “Special Meeting”), in favor of resolutions (i) approving this Agreement, the transactions contemplated hereby and such other matters as set forth on Schedule 6.12(a) that the Parties shall mutually determine to be necessary or appropriate in order to effect the transactions contemplated hereby, (such approvals, collectively, the “Required Approval Matters”), and (ii) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of the Buyer (collectively, the “Buyer Voting Matters”). The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable efforts to cause the Proxy Statement to be approved by the SEC for mailing to the holders of Buyer Common Stock as promptly as practicable. The Buyer shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

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(b)          Promptly following the date hereof, the Buyer shall prepare with the assistance of the Company and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, materials in the form of a proxy statement to be used for the purpose of soliciting proxies (the “Extension Proxy Solicitation”) from the holders of Buyer Common Stock to approve, at a Special Meeting (the “Extension Special Meeting”), an amendment to the Buyer Certificate of Incorporation to extend the deadline for the Buyer to consummate its initial business combination (and, if applicable, each amendment set forth therein) (the “Extension”), and providing such holders with a Redemption Offer in connection therewith (the “Extension Proxy Statement”). The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Extension Proxy Statement and shall otherwise use commercially reasonable efforts to cause the Extension Proxy Statement to be approved by the SEC for mailing to the holders of Buyer Common Stock as promptly as practicable. The Buyer shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

(c)          The Buyer shall also take any and all actions required to satisfy the requirements of the Exchange Act and other applicable Laws in connection therewith. The Buyer and the Company shall each promptly correct any information provided by it for use in the Proxy Statement and the Extension Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Buyer shall amend or supplement the Proxy Statement and the Extension Proxy Statement and cause the Proxy Statement and the Extension Proxy Statement, each as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Buyer Common Stock, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Buyer Certificate of Incorporation and the bylaws of the Buyer. The Buyer shall provide the Seller Parties with copies of any written comments, and shall inform them of any material oral comments, that the Buyer or any of its Representatives receive from the SEC or its staff with respect to the Proxy Solicitation, the Extension Proxy Solicitation or Redemption Offer promptly after the receipt of such comments and shall give the Seller Parties a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d)          As soon as practicable following approval by the SEC, the Buyer shall distribute the Proxy Statement and the Extension Proxy Statement to the holders of Buyer Common Stock and, pursuant thereto, shall call the applicable Special Meeting or Extension Special Meeting in accordance with the Delaware General Corporation Law, as amended, for a date no later than thirty (30) days following the approval of the Proxy Statement or the Extension Proxy Statement, as applicable, by the SEC. The Buyer, acting through its board of directors, shall include in the Proxy Statement and the Extension Proxy Statement the recommendation of its board of directors that the holders of Buyer Common Stock vote in favor of the Buyer Voting Matters or the Extension, as the case may be, and shall otherwise use commercially reasonable efforts to obtain such stockholder approval, including by soliciting proxies from the holders of Buyer Common Stock to vote in favor of the Buyer Voting Matters or the Extension, as the case may be.

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(e)          The Buyer shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, the Buyer Certificate of Incorporation, the bylaws of the Buyer and this Agreement in the preparation, filing and distribution of the Proxy Statement and the Extension Proxy Statement, the solicitation of proxies thereunder, the calling and holding of the applicable Special Meeting, Extension Special Meeting and Redemption Offer (and in the consummation of the Extension and the transactions contemplated by this Agreement, as applicable, upon receipt of the requisite stockholder approval).

6.13         Board of Directors. Effective and contingent upon the Closing, the Buyer shall cause Dale Davis to resign as a director from its board of directors and Simon Lee to be elected to fill such vacancy and to be appointed as Chairman of the board of directors following the Closing. The Buyer shall use commercially reasonable efforts to call and hold its annual meeting of stockholders for 2016, which will include the election of directors as provided in the Buyer Certificate of Incorporation and the bylaws of the Buyer, no later than June 30, 2016.

6.14         Name Change. On or prior to the Closing, the Buyer shall change its name to a name that is a variation of the Company’s name, as mutually agreed by the Buyer and the Company.

6.15         Dividend Indebtedness. Prior to the Closing, the Company shall dividend to the Stockholders the Dividend Indebtedness, and promptly following the Closing, the Buyer shall cause the Company to satisfy the Dividend Indebtedness out of proceeds of other borrowings of the Company (including borrowings from the Buyer, to the extent necessary).

6.16         Representation and Warranty Insurance. The Seller Parties shall cooperate with the Buyer to obtain a buyer-side representations and warranties insurance policy issued by an insurer or insurers reasonably acceptable to the Buyer on such terms and conditions that are reasonably acceptable to the Buyer and the Company (the “R&W Insurance Policy”), which insurance policy shall contain industry standard terms and conditions that are customary in transactions of this type, shall include an irrevocable, unconditional waiver of the insurer thereunder of such insurer’s subrogation rights against the Seller Parties and shall have a limit of not less than Twenty-Five Million Dollars ($25,000,000) in the aggregate. The Buyer agrees to not seek to make, enter into or consent to, any amendment to the R&W Insurance Policy following the Closing without the Stockholders’ Representative’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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6.17         Financing Cooperation. The Financing to be incurred in connection with the Stock Purchase and the other transactions contemplated hereby by the Buyer shall be subject to the Stockholders’ Representative’s prior consent, such consent not to be unreasonably withheld. Prior to the Closing, the Company shall use commercially reasonable efforts to provide, and shall use commercially reasonable efforts to cause each of its Subsidiaries to provide, and shall use commercially reasonable efforts to cause its Representatives to provide, on a timely basis, all reasonable cooperation requested by the Buyer and that is customary in connection with the arrangement of the Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company), including using commercially reasonable efforts to (i) facilitate the provision of a credit agreement, guarantees, pledges of collateral and other customary documents in connection with the Financing (in each case, effective as of the Closing), (ii) provide financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested in writing by the Buyer in order to consummate the Financing, (iii) provide information with respect to the properties and assets of the Company and its Subsidiaries as may be reasonably requested by the Buyer, (iv) participate in a reasonable number of informational and other meetings in connection with the Financing and (v) assist the Buyer and its financing sources in the preparation of all agreements (including review of schedules for completeness), offering documents, an offering memorandum and other marketing materials for the Financing, it being understood and agreed that information and documents provided by the Company may be delivered to agents and lenders under documents in connection with the Financing and their Representatives (subject to customary arrangements for confidentiality that are acceptable to the Company), including consenting to the use of the Company’s and its Subsidiaries’ logos (provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries).

6.18         Equity Financing. In connection with the Closing the Buyer may enter into a contract for and consummate the issuance of capital stock of the Buyer other than the Stock Purchase (an “Equity Financing”); provided, however, such Equity Financing shall be subject to the Stockholders’ Representative’s prior consent (which consent not to be unreasonably withheld, conditioned or delayed) unless (i) the Equity Financing is necessary to ensure that the Transaction and the Contribution Agreements will satisfy the Control Requirement and (ii) the total number of shares of capital stock of the Buyer issued (as determined on an as converted to common stock basis) in the Equity Financing does not exceed the total number of shares of common stock redeemed by the stockholders of the Company pursuant to the Redemption Offer.

6.19         Directors’ & Officers’ Indemnification.

 (a)          From and after the Closing for a period of six (6) years from the Closing Date, the Buyer, the Company and its Subsidiaries shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by Law, each present and former director, manager or officer of the Company and each of its Subsidiaries (collectively, the “D&O Indemnified Parties”) against all Damages paid in connection with any Proceeding (whether arising before or after the Closing), whether civil, administrative, criminal or investigative, arising out of or pertaining to (i) any action or omission in their capacities as directors, officers, managers, managing directors, trustees, partners, fiduciaries, employees or agents or (ii) this Agreement and the transactions contemplated hereby. From and after the Closing for a period of six (6) years from the Closing Date, the Buyer, the Company and each of its Subsidiaries shall advance to any D&O Indemnified Party all costs and expenses (including reasonable attorneys’ fees) that are incurred or paid by or on behalf of such D&O Indemnified Party within ten (10) days after receipt by the Buyer, the Company or any of its Subsidiaries of a statement or statements from such D&O Indemnified Party requesting such advance or advances from time to time, whether before or after final disposition of such Proceeding, such advances to be unsecured and interest-free. Without limiting the foregoing, the Buyer agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of the D&O Indemnified Parties as provided in the organizational documents of the Company and its Subsidiaries as in effect on the date of this Agreement shall survive the Closing and shall continue in full force and effect in accordance with their respective terms. The right to indemnification, the right to advancement of expenses and the other rights conferred hereby shall be contract rights expressly permitted by Law.

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(b)          For a period of six (6) years after the Closing Date (and such additional period of time as may be necessary to fully and finally resolve any claims for indemnification that have been duly submitted prior to the six (6) year anniversary of the Closing Date), unless otherwise required by applicable Law, the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company and its Subsidiaries with respect to indemnification, exculpation and advancement of expenses shall not be amended or altered.

(c)          Prior to the Closing, the Company shall have obtained, a prepaid policy or policies (i.e., a “tail” insurance policy), which shall be effective as of the Closing Date, with a claims period of six (6) years from and after the Closing Date, the material terms of which, including terms, conditions, retentions and levels of coverage, are no less favorable to the Company’s and its Subsidiaries’ officers and directors than the Company’s and its Subsidiaries’ existing officers’ and directors’ liability insurance and fiduciary liability insurance in effect as of the date hereof (copies of which have been made available by the Company to the Buyer and its Representatives) with respect to matters existing or occurring at or prior to the Closing Date (including in connection with this Agreement or the transactions contemplated hereby).

6.20        Benefit Plans.

(a)          Until the first (1st) anniversary of the Closing Date, the Buyer shall cause the Company to provide to the Company Employees who remain employed by the Company and its Subsidiaries following the Closing: (i) base compensation and incentive opportunities (exclusive of any equity-based compensation) that are no less favorable in the aggregate than the base compensation and incentive opportunities provided to such employees by the Company immediately prior to the Closing Date and (ii) employee benefits that, taken as a whole, are no less favorable to such employees in the aggregate than those provided to such employees under the Benefit Plans. Such compensation and employee benefits may be provided through the Company’s continuation of one or more of the Benefit Plans, through the admission of the Company Employees to any one or more employee benefit policies, plans or programs maintained by the Buyer or its Affiliates from time to time (each, a “Buyer Plan”), or through a combination of the foregoing alternatives, as determined in the Buyer’s sole and absolute discretion.

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(b)          With respect to any Buyer Plan that is an “employee benefit plan”, as defined in Section 3(3) of ERISA and including any vacation, paid time off and severance plans whether or not subject to ERISA, in which any Company Employees participate after the Closing, for all purposes (other than for purposes of any defined benefit pension plan), including determining eligibility to participate, level of benefits, benefit accruals and vesting, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any of its Subsidiaries to the extent service with such predecessor employer is recognized by the Company or such Subsidiary) shall be treated as service with the Buyer; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or service credit under a newly established plan for which prior service is not taken into account for employees of the Buyer generally. Prior to the Closing, the Company shall make no payments to Company Employees with respect to any percentage of accrued paid time off under any Benefit Plan, other than in connection with the termination of an employee in the Ordinary Course of Business.

(c)          Nothing expressed or implied in this Agreement, including this Section 6.20, is intended or shall be construed to (i) confer upon or give any Person, other than the parties hereto, any right or remedy under or by reason of this Agreement or (ii) amend any Benefit Plan.

6.21        Buyer Financial Information.

(a)          Prior to the Closing, upon the reasonable request of the Stockholders’ Representative, the Buyer shall provide the Stockholders’ Representative with copies of the then-current interim balance sheet and the unaudited statements of income, cash flows and retained earnings of the Buyer and its Subsidiaries and such other financial information regarding the Buyer as the Stockholders’ Representative shall reasonably request.

(b)          The Buyer shall provide to the Stockholders’ Representative such information, data and analyses reasonably requested by the Stockholders’ Representative for the purpose of determining whether the Share Consideration receivable by the Stockholders (as adjusted pursuant to Section 1.2(c)), when combined with the transactions contemplated by the Contribution Agreements will result in the Transaction qualifying for treatment under Section 351 of the Code.

6.22       Closing Date Actions. The Buyer covenants that except for transactions in the Ordinary Course of Business or as expressly contemplated by this Agreement, it will not, and will not cause or permit the Company and its Subsidiaries, to (a) take any action on the Closing Date, (b) on the Closing Date, distribute Cash or any other assets of the Company or its Subsidiaries, pay dividends, incur Indebtedness for Borrowed Money or Non-Ordinary Course Liabilities that would affect Closing Working Capital or make cash payments to, incur Liabilities from or enter into transactions with, the Buyer or an Affiliate of the Buyer or with any other Person or (c) take or fail to take any action that would result in a reduction of, or a decrease in, or otherwise affect Closing Working Capital on the Closing Date.

6.23       Further Assurances. Following the Closing, the Stockholders’ Representative, each of the Stockholders and the Company shall, and the Company shall cause its Subsidiaries to, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the Buyer to consummate the Stock Purchase, to vest the Buyer with full title to all capital stock of the Company and its Subsidiaries and all of their respective assets, properties, privileges, rights, approvals, immunities, franchises and businesses, and to effect the other purposes of this Agreement.

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ARTICLE VII
CONDITIONS TO THE BUYER’S OBLIGATIONS

All obligations of the Buyer under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time of the Closing, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, to the extent permitted by Law, by the Buyer in writing.

7.1          Representations and Warranties.

(a)          (i) Each representation and warranty of the Company contained in this Agreement and in any certificate delivered by the Company or any of the Stockholders hereto (other than the Fundamental Representations) that is qualified by reference to a Material Adverse Effect on the Company shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent such representation and warranty is expressly made as of an earlier date (in which case on and as of such earlier date), and (ii) each representation and warranty of the Company (other than the Fundamental Representations) contained in this Agreement and in any certificate delivered by the Company or any of the Stockholders hereto that is not qualified by reference to a Material Adverse Effect on the Company shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of earlier date (in which case on and as of such earlier date), other than for such failures to be so true and correct (without giving effect to any limitation as to materiality, Material Adverse Effect on the Company or similar qualification set forth therein) that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect on the Company.

(b)          Each of the Fundamental Representations shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been true and correct in all respects as of such earlier date).

7.2          Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by any Seller Party on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects on or before such date and each Seller Party shall have executed and delivered to the Buyer a certificate as of the Closing to such effect.

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7.3           No Injunction or Litigation. No temporary restraining order, preliminary or permanent injunction or other order or judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder or limiting or restricting the conduct or operation of the Company or any of its Subsidiaries following the Closing shall be in effect, nor shall any Proceeding seeking any of the foregoing be pending. There shall be no Proceeding of any nature, pending or threatened, against the Buyer, any Seller Party or any Subsidiary of the Company, their respective properties or any of their respective officers or directors that would reasonably be expected have a Material Adverse Effect on the Company or the Buyer; provided, that such Proceeding was not initiated by or at the direction of the Buyer.

7.4           No Material Adverse Effect. Following the date hereof, there shall have been (a) no effect, event or change that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Buyer, and (b) no resignations or terminations of, or indications of an intention or plan to resign or terminate, employment by any Executive Employee or a material number of Company Employees.

7.5           Governmental, Regulatory Consents and Approvals. All confirmations, consents, assurances, approvals, assignments and actions of, filings with and notices to any Governmental Authority required of any Seller Party or the Buyer to consummate the Closing and the other matters contemplated hereby shall have been obtained, including (a) written confirmation by CFIUS that it has completed its review (or, if applicable, investigation) under FINSA and determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement (or the President shall have made a determination under FINSA not to block the transaction), and, notwithstanding such written confirmation, CFIUS shall not have required any mitigation arrangement or imposed any condition on the Buyer or the Company, including mitigation or conditions pursuant to Section 5 of FINSA, that are unacceptable to either Party in its sole discretion; (b) written approval of DSS to operate the business of the Company and its Subsidiaries pursuant to a FOCI mitigation agreement that satisfies Section 6.7(d); (c) assurances, to the extent permitted by Law or agency practice, if a Special Security Agreement is required by DSS, deemed sufficient by the Buyer, using its reasonable discretion, that favorable national interest determinations in accordance with the NISPOM, or similar determinations under any applicable national or industrial security regulations, will be granted; and (d) the expiration or termination without the objection of any of the relevant Governmental Authorities of all applicable waiting periods (and any extensions thereof) under the HSR Act and any filings made under any applicable competition, antitrust or similar Governmental Authority filing made in any other jurisdiction with a mandatory waiting period. Notwithstanding anything to the contrary contained herein, the Buyer shall not be required to agree to sell, divest, dispose of or hold separate any assets or businesses, or otherwise take or commit to take any action that could reasonably be expected to materially limit its freedom of action with respect to, or ability to retain, one or more of the Company’s businesses, product lines or assets.

7.6           Representation and Warranty Insurance. The R&W Insurance Policy shall have been issued to the Buyer and shall be in full force and effect.

7.7           Closing Deliveries of the Stockholders and the Company. At the Closing, the Company and the Stockholders, as appropriate, shall have performed and/or delivered, as applicable, the following, subject to waiver, in part or in full, by the Buyer:

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(a)          each of the Stockholders shall have delivered the certificate(s) representing the Shares that such Stockholder owns, free and clear of any Encumbrance, all of which certificates delivered by the Stockholders represent, in the aggregate, all of the issued and outstanding shares of capital stock of the Company, each such certificate accompanied by a stock power duly endorsed in blank or accompanied by a duly executed instrument of transfer;

(b)          all of the Indebtedness for Borrowed Money and all Non-Ordinary Course Liabilities of the Company and its Subsidiaries shall have been repaid or satisfied (including through payment on behalf of the Seller Parties by reduction of the Closing Cash Consideration in accordance with Section 1.4(a)); and the Company shall have delivered, and shall have caused each of its Subsidiaries to deliver, full releases of record, to the reasonable satisfaction of the Buyer, of all Encumbrances securing any such Liabilities of the Company and each of its Subsidiaries that have been paid in full prior to or at the Closing, and shall deliver termination statements relating to all financing statements relating to such Liabilities;

(c)          the Stockholders’ Representative and the Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement;

(d)          each of the Stockholders and each of the officers, directors, employees and Affiliates of the Company and its Subsidiaries shall have delivered evidence of repayment in full in accordance with their terms of all debts and other obligations, if any, owed by any of them to the Company or any of its Subsidiaries;

(e)          to the extent requested by the Buyer, each director of the Company and its Subsidiaries shall have delivered to the Company or its Subsidiary, as applicable, his or her respective resignation as a director of the Company or its Subsidiary and his or her respective revocation of any power of attorney, all of which shall be effective as of the Closing;

(f)          the Company and the Stockholders shall have delivered, and the Company shall have caused each of its Subsidiaries to deliver, to the Buyer the original stock records of the Company and its Subsidiaries, books of account, minute books, minutes and other records of all meetings of the Company and its Subsidiaries, the corporate seals of the Company and its Subsidiaries and such other documents, records, keys and other items as shall be necessary or desirable for the operation of the businesses of the Company and its Subsidiaries;

(g)          the Company shall have executed and delivered to the Buyer a certificate of its secretary, setting forth its certified certificate of incorporation, bylaws and resolutions of its board of directors (or other evidence reasonably satisfactory to the Buyer) authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that (i) such certificate of incorporation, bylaws and resolutions have not been amended or rescinded and are in full force and effect, (ii) its officers executing this Agreement and other documents delivered pursuant to this Agreement are incumbent officers and the specimen signatures on the certificate are their genuine signatures and (iii) the conditions specified in this ARTICLE VII have been satisfied;

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(h)          the Company shall have delivered to the Buyer a good standing certificate from the jurisdiction of its and each of its Subsidiaries’ incorporation and from each state in which it and each of its Subsidiaries is qualified to do business, each dated as of a date reasonably close to the date hereof;

(i)          the Company shall have delivered to the Buyer all consents, licenses, permits and approvals as set forth or required to be set forth on Schedule 7.7(i), and the Stockholders shall have delivered to the Buyer such consents as set forth or required to be set forth on Schedule 7.7(i);

(j)          each of the Stockholder and the Company shall have executed and delivered, and the Company shall have caused each of its Subsidiaries to execute and deliver, an agreement, in form and substance satisfactory to the Buyer in its sole discretion, pursuant to which all agreements between the Company or any of its Subsidiaries, on the one hand, and any of the Stockholders or any Affiliate or Related Party of any of the Stockholders, on the other hand, shall have been terminated and of no further force and effect;

(k)          the Company shall have delivered to the Buyer Certificates of Insurance issued by the insurers under the insurance policies listed on Schedule 7.7(k), certifying that (i) each such insurance policy is in full force and effect on the Closing Date and (ii) the Buyer has been added as an additional insured and such insurance coverage shall continue for all claims or occurrences occurring on or prior to the Closing Date;

(l)          each Stockholder shall have delivered a FIRPTA certification, which (i) states that such Stockholder is not a foreign person, (ii) sets forth such Stockholder’s name, identifying number and home address (in the case of an individual) or office address (in the case of an entity), and (iii) is signed by such Stockholder under penalties of perjury, meeting the requirement of Treasury Regulations Section 1.1445-2(b)(2);

(m)          the Company shall have delivered to the Buyer Public Company Accounting Oversight Board compliant audited financials of the Company, as required to be included in a proxy statement for the Buyer’s stockholders;

(n)          each of the Executive Employees shall have executed and delivered an employment agreement, effective as of the Closing, in form and substance reasonably satisfactory to the Buyer and the Company;

(o)          each of the Key Employees shall have executed and delivered a confidentiality, non-competition and non-solicitation agreement, effective as of the Closing, in form and substance reasonably satisfactory to the Buyer and the Company;

(p)          each of the Stockholders shall have executed and delivered a registration rights agreement, effective as of the Closing, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”); and

(q)          each of the Stockholders and the Company shall have executed and delivered a voting agreement in the form attached hereto as Exhibit C (the “Voting Agreement”).

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7.8           Required Buyer Stockholder Approval. The Required Buyer Stockholder Approval shall have been obtained, in accordance with the Buyer Certificate of Incorporation and the terms of this Agreement.

7.9           Sponsor Transfer. The Sponsor Transfer shall have occurred as of immediately prior to the Closing.

ARTICLE VIII
CONDITIONS TO THE COMPANY’S AND THE STOCKHOLDERS’ OBLIGATIONS

All obligations of the Company and each the Stockholders under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time of the Closing, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, to the extent permitted by Law, by the Stockholders’ Representative in writing.

8.1           Representations and Warranties True at the Closing Date. (a) Each representation and warranty of the Buyer contained in this Agreement and in any certificate delivered by the Buyer that is qualified by reference to a Material Adverse Effect on the Buyer shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent such representation and warranty is expressly made as of an earlier date (in which case on and as of such earlier date), and (b) each representation and warranty of the Buyer contained in this Agreement and in any certificate delivered by the Buyer hereto that is not qualified by reference to a Material Adverse Effect on the Buyer shall be true and correct as of the date hereof and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of earlier date (in which case on and as of such earlier date), other than for such failures to be so true and correct (without giving effect to any limitation as to materiality, Material Adverse Effect on the Company or similar qualification set forth therein) that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect on the Buyer.

8.2           Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects on or before such date and the Buyer shall have executed and delivered to the Stockholders a certificate as of the Closing to such effect.

8.3           No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder shall be in effect, nor shall any Proceeding seeking any of the foregoing be pending.

8.4           Closing Deliveries of the Buyer. At the Closing, the Buyer shall have performed and delivered the following, subject to waiver, in part or in full, by the Stockholders’ Representative:

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(a)          the Buyer shall have executed and delivered a certificate of its secretary, setting forth the resolutions of its board of directors (or other evidence reasonably satisfactory to the Stockholders’ Representative) authorizing the execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

(b)          the Buyer shall have executed and delivered the Registration Rights Agreement, effective as of the Closing;

(c)          the Buyer and the Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement; and

(d)          the Buyer shall have executed and delivered the Voting Agreement.

8.5          Required Buyer Stockholder Approval. The Required Buyer Stockholder Approval shall have been obtained, in accordance with the Buyer Certificate of Incorporation and the terms of this Agreement.

8.6          Contribution Agreements. The Contribution Agreements shall have been entered into by the Buyer in accordance with the terms of this Agreement and the transactions contemplated thereby shall have been consummated prior to, or will be consummated simultaneously with, the Closing hereunder. The Share Consideration receivable by the Stockholders (as adjusted pursuant to Section 1.2(c)), when combined with the transactions contemplated by the Contribution Agreements and any shares issued in connection with the Equity Financing, will result in the Transaction qualifying for treatment under Section 351 of the Code (other than by reason of any action or agreement entered into by any of the Stockholders regarding their right to continued ownership of the Buyer Common Stock issued under this Agreement that would prevent such qualification).

ARTICLE IX
INDEMNITY

9.1          General Indemnification.

(a)          The Buyer covenants and agrees to indemnify, defend, protect and hold harmless the Seller Indemnified Parties from, against and in respect of all Damages in connection with, resulting from or arising out of, directly or indirectly (whether or not involving a third party claim): from, against and in respect of all Damages suffered or incurred by such party in connection with, resulting from or arising out of (whether or not involving a third party claim): (i) the breach of any representation or warranty made by the Buyer set forth in this Agreement or in any other agreement or any certificate delivered or provided in connection with the Closing; and (ii) the breach of any covenant or agreement on the part of the Buyer set forth in this Agreement or in any agreement or certificate executed and delivered by the Buyer pursuant to this Agreement or in the transactions contemplated hereby.

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(b)          Each of the Stockholders (the “Indemnifying Securityholders”) covenants and agrees, jointly and severally, to indemnify, defend, protect and hold harmless the Buyer Indemnified Parties from, against and in respect of all Damages in connection with, resulting from or arising out of, directly or indirectly (whether or not involving a third party claim): (i) the breach of any representation or warranty made by any Seller Party set forth in this Agreement or in any other agreement or any certificate delivered or provided in connection with the Closing; (ii) the breach of any covenant or agreement on the part of any Seller Party set forth in this Agreement or in any agreement or certificate executed and delivered by any Seller Party pursuant to this Agreement or in the transactions contemplated hereby; (iii) any Indebtedness for Borrowed Money or Non-Ordinary Course Liabilities of the Company and its Subsidiaries not paid or satisfied as of or at the Closing; (iv) any Taxes (other than Closing Date Income Tax) (A) imposed on the Company or any of its Subsidiaries with respect to any taxable period ending on or before the Closing Date or the portion of any Straddle Period ending on the Closing Date (determined, with respect to Straddle Periods, in accordance with the allocation provisions of Section 6.5(b)) over the amount of such Taxes included as a Liability in computing the Closing Adjustment, (B) owing by any Person (other than the Company and its Subsidiaries) for which the Company or any of its Subsidiaries is liable (but only if the Liability of the Company or any of its Subsidiaries for such Taxes with respect to any taxable period that includes a taxable period or portion of a Straddle Period of the Company or any of its Subsidiaries ending on or before the Closing Date) (x) in respect of Taxes payable by any Stockholder, (y) under Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law), or (z) as a transferee or successor, including by Contract (other than Taxes in connection with a lease, loan or similar Contract entered into in the Ordinary Course of Business, if such agreement’s a primary purpose is not the sharing of Taxes and the provisions dealing with Taxes are of a type typically included in such agreements, and such agreement is not an employment agreement or agreement for acquisition of a substantial part of a business or an entity), (C) the Section 481 Adjustment Liability or (D) resulting from a breach by any Seller Party of any provision of Section 6.5; and (v) enforcing the indemnification rights of the Indemnified Parties hereunder.

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9.2           Indemnification Procedures.

(a)          In the event of the assertion or commencement by any Person of any claim, demand or Proceeding (whether against an Indemnified Party or against any other Person) with respect to which any Indemnified Party may be entitled to indemnification pursuant to this ARTICLE IX, the Indemnified Party shall give the Indemnifying Party prompt notice after it becomes aware of the commencement of any such claim, demand or Proceeding (whether against an Indemnified Party or against any other Person); provided, however, that any failure on the part of the Indemnified Party to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party, or any of the rights of any Indemnified Party, under this ARTICLE IX (except to the extent that such failure materially adversely prejudices the defense of such claim, demand or Proceeding). The Indemnifying Party shall have the right, at its election, to proceed assume the defense of any such claim, demand or Proceeding; provided, however, that if the Indemnified Party does not elect to proceed with the defense (including settlement or compromise) of any such claim, demand or Proceeding, the Indemnifying Party may proceed with the defense of such claim, demand or Proceeding with counsel reasonably satisfactory to the Indemnified Party; provided, further, that the Indemnifying Party may not settle or compromise any such claim, demand or Proceeding without the prior written consent of the Indemnified Party (which consent may not be unreasonably withheld), unless the Indemnifying Party conclusively acknowledges in writing that (A) it has an indemnity obligation for all of the Damages resulting from such claim, demand or Proceeding, (B) it shall hold the Indemnified Party harmless from and against the full amount of any Damages resulting therefrom (subject to the limitations and other terms and conditions of this Agreement), and (C) such settlement is solely for the payment of money and does not impose any injunctive or equitable relief against the Indemnified Party nor require any admission or acknowledgement of liability or fault on the part of the Indemnified Party. If the Indemnified Party settles or compromises any such claim, demand or Proceeding without the consent of the Indemnifying Party, such settlement or compromise shall not be conclusive evidence of the amount of Damages incurred by the Indemnified Party in connection with such claim, demand or Proceeding (it being understood that if the Indemnified Party requests that the Indemnifying Party consent to a settlement or compromise, the Indemnifying Party shall not unreasonably withhold, burden or delay such consent). No Indemnified Party (other than the Buyer or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Buyer (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands or Damages; provided that the notice of such claim sets forth the basis for any such potential or contingent claim or demand or Damage to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

(b)          In the event that any Indemnified Party desires to seek indemnification under this ARTICLE IX, the Indemnified Party shall notify the Indemnifying Party in writing; provided, however, that any failure on the part of the Indemnified Party to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party, or any of the rights of the Indemnified Party, under this ARTICLE IX (except to the extent that such failure materially adversely prejudices the Indemnifying Party). If the Indemnifying Party disputes a claim for indemnification or any portion thereof, the Indemnifying Party shall notify the Indemnified Party in writing (which writing shall set forth the grounds for such objection) within ten (10) Business Days after its receipt of notice of such claim for indemnification, whereupon the Indemnified Party and the Indemnifying Party shall meet and attempt in good faith to resolve their differences with respect to such claim or any portion of such claim for indemnification. If the dispute has not been resolved within thirty (30) days after the Indemnifying Party’s notice of such dispute, either the Indemnifying Party or the Indemnified Party may proceed with pursuing the remedies provided herein to resolve such dispute. With respect to an indemnification claim by a Seller Indemnified Party, if the Indemnifying Party does not dispute such claim or any portion of such claim for indemnification, the Indemnifying Party shall promptly pay the Seller Indemnified Party an amount in cash equal to the amount of such claim. With respect to an indemnification claim by a Buyer Indemnified Party, if the Indemnifying Party does not dispute such claim or any portion of such claim for indemnification, the Buyer Indemnified Party may offset the amount thereof pursuant to Section 9.3 and/ or, upon the Buyer Indemnified Party’s request, the Escrow Agent shall promptly pay the Buyer Indemnified Party an amount in cash equal to the amount of such claim. In the event that no written notice disputing or objecting to such claim or any portion of such claim for indemnification is delivered by the Indemnifying Party prior to the expiration of the ten (10) Business Days in which the Indemnifying Party may dispute such claim for indemnification, the claim(s) stated by the Indemnified Party shall be conclusively deemed to be approved by the Indemnifying Party.

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9.3           Indemnity Escrow. In the event that the Indemnifying Party does not dispute a claim for indemnification hereunder or shall have an indemnification obligation to any Buyer Indemnified Party, the Buyer Indemnified Party shall have the right, following prior written notice delivered by the Buyer Indemnified Party to the Indemnifying Party, to offset the amount thereof against any portion of the Indemnity Escrowed Funds in accordance with the Indemnity Escrow Agreement. If the Indemnifying Party has disputed any claim for Damages by any Buyer Indemnified Party in accordance herewith and such dispute has not been resolved, the Buyer Indemnified Party shall have the right, following prior written notice delivered by the Buyer Indemnified Party to the Indemnifying Party, to offset the amount of such Damages against any portion of the Indemnity Escrowed Funds in accordance with the Indemnity Escrow Agreement, until such claim has been resolved pursuant to (a) a written settlement agreement entered into by the Buyer Indemnified Party and the Indemnifying Party or (b) a final decision, order or award issued in accordance with Section 13.9. No exercise of, nor failure to exercise, the rights set forth in this Section 9.3 shall constitute an election of remedies or limit such Buyer Indemnified Party’s other rights hereunder or otherwise.

9.4           Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto that is to be performed prior to the Closing shall survive and be enforceable until the date eighteen (18) months from the Closing Date, and each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto that is to be performed following the Closing shall survive and be enforceable until such covenant or agreement has been fully performed. All representations and warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing until the date that is eighteen (18) months after the Closing Date, and shall thereafter expire. The limitations on survival set forth in this Section 9.4 shall not apply to (a) the representations and warranties set forth in Sections 3.1 (Organization and Corporate Power), 3.2 (Authority for Agreement), 3.4 (Capitalization), 3.23 (Brokers), 4.1 (Authority for Agreement), 4.3 (Ownership) and 4.5 (Brokers) (collectively, the “Fundamental Representations”), all of which shall survive until ninety (90) days after expiration of the applicable statute of limitations, including waivers and extensions thereof, (b) the representations and warranties set forth in Section 3.15 (Government Contracts and Bids), which shall survive until the date three (3) years from the Closing Date, or (c) claims based on criminal matters or fraud, which shall survive without limitation. Notwithstanding anything to the contrary in this Section 9.4, any representation or warranty with respect to which a claim has been made for a breach thereon prior to any of the foregoing dates shall survive until such claim is resolved.

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9.5          Limitations on Indemnification.

(a)          The Indemnifying Securityholders shall have no liability for Damages pursuant to Section 9.1(b)(i) or pursuant to Section 9.1(b)(ii) by reason of breach of Section 6.4(a) and the Buyer shall have no liability for Damages pursuant to Section 9.1(a)(i), unless and until the aggregate amount of all Damages for all claims asserted by the Indemnified Parties exceeds Nine Hundred Ninety-Three Thousand Dollars ($993,000), respectively; provided, however, that after such amount of Damages exceeds Nine Hundred Ninety-Three Thousand Dollars ($993,000), any Damages in excess of such amount shall be recoverable by the Indemnified Parties; provided, further, that the foregoing limitations shall not apply to (i) the Fundamental Representations or (ii) claims based on criminal matters or fraud, with respect to which, in each case, all Damages in connection therewith shall be recoverable from the first dollar and shall be counted in determining whether the thresholds in this Section 9.5(a) have been exceeded. For purposes of determining the amount of any Damages with respect to (but not for purposes of determining the existence of) any breach of any representation, warranty or covenant for purposes of indemnification under this ARTICLE IX, any qualification or limitation of a representation, warranty or covenant by reference to materiality of matters stated therein or as to matters having or not having “Material Adverse Effect,” “materiality” or words of similar effect, shall be disregarded.

(b)          The indemnification obligations of the Indemnifying Securityholders pursuant to Section 9.1(b)(i) or pursuant to Section 9.1(b)(ii) by reason of breach of Section 6.4(a) and the indemnification obligations of the Buyer pursuant to Section 9.1(a)(i) shall be limited to an amount equal to the Indemnity Escrowed Funds, respectively; provided that the foregoing limitation shall not apply to (i) the Fundamental Representations, which shall be limited to an amount equal to the sum of the Cash Consideration plus the amount of the Dividend Indebtedness, or (ii) claims based on criminal matters or fraud, which shall not be limited in amount.

(c)          The Indemnified Party shall use commercially reasonable efforts to seek recovery for Damages arising under this ARTICLE IX (i) first, against the Indemnity Escrowed Funds and (ii) second, against the R&W Insurance Policy; provided, however, that exhaustion of all such efforts by the Indemnified Party shall not be a precondition to recovery of Damages by such Indemnified Party in accordance with this ARTICLE IX. To the extent that any indemnification claim pursuant to this ARTICLE IX (1) is not recoverable against the Indemnity Escrowed Funds or the R&W Insurance Policy and (2) arises from (A) any breach of, or any inaccuracy in, any Fundamental Representation or (B) claims based on criminal matters or fraud, the Indemnified Party may seek satisfaction of its claim for indemnification by pursuing such claim directly against the Buyer or the Indemnifying Securityholders, as applicable (subject to the limitations set forth in Section 9.5(b)).

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9.6          Exclusive Remedy. The Parties acknowledge and agree that the remedies set forth in this ARTICLE IX shall be the sole and exclusive remedies of the Parties for any and all Damages incurred by the Parties or their successors and assigns arising out of, resulting from or in connection with this Agreement or any certificate delivered at Closing or the Stock Purchase or otherwise arising out of, resulting from or in connection with the transactions contemplated hereby; provided, however, that the foregoing indemnification provisions in this Section 9 do not (a) waive or affect any claims for fraud or relating to criminal investigations or proceedings, or relieve or limit the liability of any party or any officer or director of such party from any liability arising out of or resulting from criminal investigations or proceedings or fraud in connection with the transactions contemplated by this Agreement or in connection with the delivery of any of the documents referred to herein or (b) waive or affect any equitable remedies to which a party may be entitled pursuant to Section 13.3.

9.7          Mitigation.

(a)          The Indemnified Party shall, and is obligated to, take all commercially reasonable steps to mitigate all indemnifiable Damages upon and after becoming aware of any event that could reasonably be expected to give rise to any Damages hereunder, and the Indemnified Party shall use commercially reasonable efforts to seek recovery under all available insurance policies covering any Damages for which such Indemnified Party is seeking indemnification; provided, however, that the exhaustion of all such efforts by the Indemnified Party shall not be a precondition to recovery of Damages by such Indemnified Party in accordance with this ARTICLE IX; provided, further, that, except with respect to claims made against the R&W Insurance Policy, if the Indemnified Party has first acknowledged that it is responsible for all Damages with respect to such claim. No Indemnified Party shall be obligated to commence or threaten to commence a Proceeding pursuant to this Section 9.7, other than Proceedings against the R&W Insurance Policy, unless the Indemnifying Party (i) shall have reasonably requested in writing that the Indemnified Party commence such Proceeding, (ii) acknowledges in writing that it is liable for all costs and expenses of such Proceeding and (iii) pays all such costs and expenses as and when incurred in connection with pursuing such Proceeding; it being acknowledged and agreed that, if the Indemnifying Party fails to pay all such costs and expenses as and when incurred, the Indemnified Party shall not be obligated to continue to pursue such Proceeding.

(b)          The amount of any Damages indemnifiable under this ARTICLE IX shall be net of any amounts actually recovered by the Indemnified Party under insurance policies, third party indemnities or other collateral sources with respect to such Damages. In the event any amounts recovered from such sources or otherwise are not received before a claim for indemnification is paid by the Indemnifying Party pursuant to this ARTICLE IX then the amount of such recovery shall be applied first, to reimburse the Indemnified Party and the Indemnifying Party, on a pro rata basis, for any out-of-pocket expenses (including reasonable attorney’s fees and expenses) expended by them in pursuing such recovery or defending any claims arising therefrom, second, to refund any payments made by the Indemnifying Party which would not have been so paid had such recovery been obtained prior to such payment (taking into account the first sentence of this Section 9.7(b)) and, third, any excess to the Indemnifying Party, to the extent of the amount actually paid by the Indemnifying Party pursuant to ARTICLE IX.

(c)          In the event that the Sublease Accrual was taken into account in the calculation of the Closing Adjustment, or the Buyer has otherwise been fully compensated on a dollar-for-dollar basis for the amount of the Sublease Accrual pursuant to the Closing Adjustment or as Damages under this ARTICLE IX, and following the Closing the Company enters into an amendment to the lease relating to the Sublease Accrual to reduce or eliminate the liability associated with the accrual, the Buyer shall reimburse the Stockholders to the extent of the amount of the Sublease Accrual included in the Closing Adjustment or as Damages.

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(d)          The amount of Damages with respect to which an Indemnified Party is to be indemnified pursuant to this Agreement shall initially be determined and paid to the Indemnified Party without adjustment for Tax benefit or detriment to the Indemnified Party by reason of the incurrence of the indemnified portion of such Damages and any Tax detriment attributable to receipt of any indemnification payment in respect of such Damages.  However, if the Indemnified Party or any of its Affiliates actually receives a Tax benefit by reason of the incurrence of the Damages (either by refund of a Tax overpayment or reduction or credit against Tax otherwise due and payable) or actually incurs a Tax detriment (by an increase in Tax liability over that otherwise required to be paid) attributable to receipt of any indemnification payment, the Indemnified Party (in the case of a Tax benefit) or the Indemnifying Party (in the case of a Tax detriment) shall promptly pay to the other party the amount of such benefit or detriment upon receipt of such refund or notice of application of such Tax reduction or credit (in the case of a Tax benefit), or on the date that such Tax detriment becomes due and payable.  All payments pursuant to this Section 9.7(d) shall be treated as an adjustment to the initially determined indemnity obligation under this Agreement. To the extent permissible by Law, any indemnification payment by the Seller Parties pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the consideration paid to the Stockholders pursuant to this Agreement.

(e)          The Stockholders shall have no right of subrogation, reimbursement or similar right against the Buyer, the Company or its Subsidiaries with respect to such Indemnifying Party’s obligations under this Agreement. Upon making an indemnification payment pursuant to this Agreement, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of any claim (both third party claims and direct claims) to which the payment related to the extent not otherwise subrogated to the rights of the insurer of the R&W Insurance Policy; provided, however, that no Stockholder shall have any such right of subrogation against any then-current customer or employee of any of the Buyer, the Company or any of its Subsidiaries or any Company or Buyer insurance policy, and promptly following the Indemnifying Party’s request, the Indemnified Party will take all commercially reasonable actions to accomplish the foregoing.

9.8           No Double Recovery. Notwithstanding the fact that any Person may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect to any fact, event, condition or circumstance, no Person shall be entitled to recover the amount of any Damages suffered by such Person more than once under this Agreement in respect of such fact, event, condition or circumstance, and an Indemnifying Party shall not be liable for indemnification to the extent that the amount of the Damage incurred is included as a liability on the Closing Balance Sheet and taken into account in the calculation of the Closing Adjustment, or the Indemnified Party has otherwise been fully compensated on a dollar-for-dollar basis for such Damages pursuant to the Closing Adjustment set forth in Section 1.4.

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9.9           Waiver, Release and Discharge. Except as expressly set forth in this Agreement, each of the Stockholders, in each case for itself and its Affiliates, hereby irrevocably waives, releases and discharges the Company and each of its Subsidiaries, the Buyer and their respective Affiliates, directors, officers and employees from any and all Liabilities and obligations to such Indemnifying Securityholder of any kind or nature whatsoever, whether in its capacity as an Indemnifying Securityholder hereunder, as a stockholder, option holder, officer, director or employee of the Company or any of its Subsidiaries or otherwise (including in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding, at law or equity, or otherwise, and no Indemnifying Securityholder shall seek to recover any amounts in connection therewith or thereunder from the Company or any of its Subsidiaries; provided, however, that the Parties acknowledge and agree that this Section 9.9 does not apply to, and shall not constitute a waiver, release or discharge of, (i) any obligations of any released party set forth in this Agreement or in any other agreement or instrument entered into in connection with the Closing (including the indemnification obligations set forth in Section 9 of this Agreement), subject to the limitations and conditions provided in this Agreement or such applicable agreement or instrument, (ii) to the extent that such releasing party is a director or officer of the Company or any of its Subsidiaries, such releasing party’s right to any Damages in connection with indemnification obligations of the Company or any of its Subsidiaries pursuant to the organizational documents of the Company and its Subsidiaries as in effect on the date of this Agreement or any Contracts between such releasing party and the Company or any of its Subsidiaries as in effect on the date of this Agreement or (iii) to the extent that such releasing party is an employee of the Company or any of its Subsidiaries, such releasing party’s right to any salary or wages, and entitlements to employee expense reimbursements and contributions to Benefit Plans, in each case to the extent accrued, earned or otherwise due to such releasing party prior to the Closing. Each of the Stockholders waives, and acknowledges and agrees that no Indemnifying Securityholder may have or may exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Company, any of its Subsidiaries or the Buyer in connection with any actual or alleged breach of any representation, warranty or obligation of any Seller Party set forth in this Agreement.

9.10         Stockholders’ Representative.

 (a)          Each of the Stockholders designates Simon Lee as such Indemnifying Securityholder’s representative (the “Stockholders’ Representative”) for purposes of this Agreement, and Simon Lee agrees to act as the Stockholders’ Representative as set forth herein. Each of the Stockholders and each of their respective successors shall be deemed to have approved, and shall be bound by, any and all actions taken by the Stockholders’ Representative on their behalf under or otherwise relating to this Agreement and the transactions contemplated hereunder as if such actions were expressly ratified and confirmed by each of them. In the event that the Stockholders’ Representative is unable or unwilling to serve or shall resign, a successor Stockholders’ Representative shall be selected by the holders of a majority of the Shares outstanding immediately prior to the Closing. A Stockholders’ Representative may not resign, except upon thirty (30) days’ prior written notice to the Buyer. In the event of a notice of proposed resignation, or any death, disability or other replacement of a Stockholders’ Representative, a successor shall be appointed effective immediately thereafter (and, in the case of death of a Stockholders’ Representative, the executor or other Representative of such Stockholders’ Representative’s estate shall be deemed to be the successor), and the Buyer shall be notified promptly of such appointment by such successor Stockholders’ Representative. No resignation, nor any other replacement, of any Stockholders’ Representative is effective against the Buyer until selection of a successor and prior written notice to the Buyer of such selection. Each successor Stockholders’ Representative shall have all of the power, rights, authority and privileges hereby conferred upon the original Stockholders’ Representative.

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(b)          The Buyer shall be entitled to rely upon any communication or writing given or executed by the Stockholders’ Representative on behalf of the Indemnifying Securityholders. All communications or writings to be sent to the Indemnifying Securityholders pursuant to this Agreement may be addressed to the Stockholders’ Representative and any communication or writing so sent shall be deemed notice to all of the Indemnifying Securityholders hereunder. Each Indemnifying Securityholder hereby consents and agrees that the Stockholders’ Representative is authorized to accept deliveries, including any notice, on behalf of each Indemnifying Securityholder pursuant hereto.

(c)          The Stockholders’ Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder with full power of substitution in such Indemnifying Securityholder’s name and on such Indemnifying Securityholder’s behalf to act according to the terms of this Agreement and the other documents contemplated hereby in the absolute discretion of the Stockholders’ Representative; and in general to do all things and to perform all acts including executing and delivering all agreements, certificates, receipts, instructions, notices and other instruments contemplated by or deemed advisable in connection with this Agreement, including this ARTICLE IX and the other documents contemplated hereby. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Indemnifying Securityholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Indemnifying Securityholder, by operation of Law, by such Indemnifying Securityholder’s death or disability, or by any other event.

ARTICLE X
COVENANT NOT TO COMPETE

Each of the Stockholders and Simon Lee agrees to comply with the obligations, terms and conditions set forth in Appendix B.

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ARTICLE XI
TERMINATION

11.1        Termination.

(a)          This Agreement may, by notice given on or prior to the Closing, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing, as follows:

(i)          by the Stockholders’ Representative if there has been a misrepresentation or a default or breach by the Buyer with respect to its representations in this Agreement or in any ancillary document or the due and timely performance by the Buyer of any of the Buyer’s covenants and agreements contained in this Agreement or in any ancillary document, which misrepresentation, default or breach (A) would give rise to the failure of a condition set forth in Section 8.1 or 8.2 and (B) is incapable of being cured by the Buyer by the Outside Date or, if capable of being cured shall not have been cured within five (5) days after receipt by the Buyer of notice specifying particularly such misrepresentation, default or breach; provided, however, that the Stockholders’ Representative’s right to terminate this Agreement under this Section 11.1(a)(i) shall not be available if any Seller Party is in breach of any representation, warranty, covenant or agreement contained in this Agreement that would result in the failure of a condition set forth in ARTICLE VII;

(ii)         by the Buyer if there has been a misrepresentation or a default or breach by any Seller Party with respect to any of their respective representations in this Agreement or in any ancillary document or the due and timely performance by any Seller Party of any of their respective covenants and agreements contained in this Agreement or in any ancillary document, which misrepresentation, default or breach (A) would give rise to the failure of a condition set forth in Section 7.1 or 7.2 and (B) is incapable of being cured by the Seller Party by the Outside Date or, if capable of being cured shall not have been cured shall not have been cured within five (5) days after receipt by the Stockholders’ Representative of notice specifying particularly such misrepresentation, default or breach; provided, however, that the Buyer’s right to terminate this Agreement under this Section 11.1(a)(ii) shall not be available if the Buyer is in breach of any representation, warranty, covenant or agreement contained in this Agreement that would result in the failure of a condition set forth in ARTICLE VIII;

(iii)        by mutual written agreement of the Stockholders’ Representative and the Buyer;

(iv)        by either the Stockholders’ Representative or the Buyer if the Closing shall not have occurred on or before the one hundred eightieth (180th) day after the date hereof (the “Outside Date”); provided, however, that the party seeking to terminate this Agreement shall not because of its (and in the case of the Stockholders’ Representative, the Company, any Stockholder’s or the Stockholders’ Representative’s) intentional breach or violation of any representation, warranty or covenant contained herein have caused the Closing not to have occurred; provided, further, that in the event that the Closing has not occurred by the one hundred and eightieth (180th) day after the date hereof solely due to the failure to satisfy the condition to the Closing set forth in Section 7.5(a), Section 7.5(b) or Section 7.5(c), the Buyer may, in its sole discretion, extend such date one or more times for an aggregate additional period of up to sixty (60) days;

(v)         by either the Stockholders’ Representative or the Buyer if the Special Meeting (including any adjournments or postponements thereof) shall have concluded and the Required Buyer Stockholder Approval shall not have been obtained;

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(vi)        by either the Stockholders’ Representative or the Buyer if the Extension Special Meeting (including any adjournments or postponements thereof) shall have concluded and the Required Buyer Stockholder Extension Approval shall not have been obtained;

(vii)       by the Buyer if following the date hereof there shall have occurred (i) an effect, event or change that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries or the Buyer or (ii) any resignation or termination of employment (or indications of an intention or plan to resign) by any Executive Employee or a material number of Company Employees; or

(viii)      by the Stockholders’ Representative, on the one hand, or by the Buyer, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make the consummation of the transactions illegal.

(b)          In the event of the termination of this Agreement pursuant to Section 11.1(a), (i) the Stock Purchase shall be abandoned; (ii) the provisions of ARTICLE IX, this ARTICLE XI and ARTICLE XIII shall remain in full force and effect and survive any termination of this Agreement; and (iii) each Party shall remain liable for any fraud or intentional breach of this Agreement prior to its termination.

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ARTICLE XII
TRUST FUND WAIVER

12.1         Trust Fund Waiver. Reference is made to the final prospectus of the Buyer dated October 24, 2013 (File No. 333-191195) (the “Prospectus”). Each of the Seller Parties warrants and represents, jointly and severally, that such Seller Party has read the Prospectus and understands that the Buyer has established the Trust Fund containing the proceeds of the IPO initially in the amount of at least Seventy-Two Million Seven Hundred Ninety-Five Thousand Dollars ($72,795,000) for the benefit of the Buyer’s public stockholders and certain other parties (including the underwriters of the IPO) and that the Buyer may disburse monies from the Trust Fund, including any proceeds therefrom, only as provided in the Prospectus. For and in consideration of the Buyer agreeing to enter into this Agreement, each of the Seller Parties agrees that, notwithstanding any provisions contained in this Agreement, such Seller Party does not now have, and shall not at any time prior to the Closing have, any claim to, or make any claim against, the Trust Fund, any asset contained therein or any Additional Person, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company or any of its Subsidiaries, on the one hand, and the Buyer, on the other hand, this Agreement or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each of the Seller Parties (for itself and on behalf of its Affiliates and direct and indirect subsidiaries and stockholders, and its and their respective successors and assigns, and any Person claiming by or through such Seller Party) hereby irrevocably waives any and all rights, titles, interests and claims of any kind that such Seller Party may have, now or in the future (in each case, however, prior to the consummation of a business combination), and shall not take any action or suit, make any claim or demand or seek recovery of any Liability or recourse against, the Trust Fund or any Additional Person for any reason whatsoever in respect thereof. Each of the Seller Parties agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Buyer to induce it to enter into this Agreement. Each of the Seller Parties further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent that any of the Seller Parties or the Stockholders’ Representative commences any action or Proceeding based upon, in connection with, relating to or arising out of any matter relating to the Buyer or any Additional Person, which Proceeding seeks, in whole or in part, monetary relief against the Buyer or any Additional Person, each of the Seller Parties hereby acknowledges and agrees that such Seller Party’s sole remedy shall be against the Buyer’s funds held outside of the Trust Fund and that such claim shall not permit such Seller Party (or any party claiming on such Seller Party’s behalf or in lieu of such Seller Party) to have any claim against any Additional Person or the Trust Fund or any amounts contained therein. In the event that any of the Seller Parties or the Stockholders’ Representative commences any action or Proceeding based upon, in connection with, relating to or arising out of any matter relating to the Buyer or any Additional Person, which Proceeding seeks, in whole or in part, relief against the Trust Fund, the Buyer’s public stockholders or any Additional Person, whether in the form of money damages or injunctive relief, the Buyer shall be entitled to recover from the Stockholders’ Representative the associated legal fees and costs in connection with any such action, in the event the Buyer prevails in such action or Proceeding.

ARTICLE XIII
MISCELLANEOUS

13.1         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller Parties and their respective successors and assigns; provided, however, that the Seller Parties may not make any assignment of this Agreement or any interest herein without the prior written consent of the Buyer. Any such purported assignment without such prior written consent shall be void and of no force or effect. This Agreement or any of the severable rights or obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, in whole or in part, in which case the Buyer shall remain responsible for the purposes of conferring the benefits, and performing the obligations required of the Buyer and assigned by the Buyer.

13.2         Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware, without regard to its conflicts of laws principles.

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13.3         Specific Performance; Remedies.

(a)          Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at Law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, subject to Section 13.3(b), in addition to, but not in lieu of, any other remedies that may be available upon the breach of any such covenants or agreements (including monetary Damages), each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties’ covenants and agreements contained in this Agreement. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

(b)          Notwithstanding anything in this Agreement to the contrary (including Section 13.3(a)), the Parties explicitly agree that no Seller Party shall be entitled to seek an injunction or other form of specific performance or equitable relief described in Section 13.3(a), to cause (x) the Closing to be consummated or (y) the Cash Consideration and the Share Consideration, or any portion thereof, to be paid, unless each of the following conditions has been satisfied:

(i)          all of the conditions set forth in ARTICLE VII and ARTICLE VIII shall have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, which conditions shall be capable of being satisfied);

(ii)         the Buyer is required to complete the Closing pursuant to the terms of this Agreement and the Buyer fails to complete the Closing in accordance with the terms hereof; and

(iii)        the Seller Parties have irrevocably and unconditionally confirmed to the Buyer in writing that if specific performance is granted, then the Closing will occur.

13.4         Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however, that if such unlawful provision is so material to the Party for whose benefit the provision was originally included so that such Party would not have entered into this Agreement without such unlawful provision, the Parties will attempt in good faith to agree to replace such unlawful provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other potential purposes of such unlawful provision. The preceding sentence is in addition to and not in place of the severability provisions in ARTICLE X (including Appendix B).

13.5         Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Buyer and the Stockholders’ Representative.

13.6         Waiver. Either the Buyer, on the one hand, or any Seller Party or the Stockholders’ Representative, on the other hand, may to the extent permitted by applicable Law (a) extend the time for the performance of any of the obligations or other acts of the Seller Parties, the Stockholders’ Representative or the Buyer, as applicable, (b) waive any inaccuracies in the representations and warranties of the Seller Parties, the Stockholders’ Representative or the Buyer, as applicable, contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the Seller Parties, the Stockholders’ Representative or the Buyer, as applicable, contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

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13.7         Notices. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery, (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery, (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery, or (d) if sent by electronic mail, upon confirmation of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed as follows:

(a)          If to the Company after the Closing or the Buyer:

Global Defense & National Security Systems, Inc.

11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Attention:   Dale Davis

Telephone: (202) 800-4333

E-mail:        dale.davis@globalgroup.com

with a copy to:

Morrison & Foerster LLP

1650 Tysons Boulevard, Suite 400

McLean, Virginia 22102

Attention:     Lawrence T. Yanowitch, Esq.

 Charles W. Katz, Esq.

Telephone:   (703) 760-7318

E-mail:          lyanowitch@mofo.com

 ckatz@mofo.com

(b)          If to the Company prior to the Closing, any Stockholder or the Stockholders’ Representative:

Simon Lee

STG, Inc.

12011 Sunset Hills Road, Suite 1200

Reston, Virginia 20190

Telephone: (703) 691-2480

E-mail:         SLee@stg.com

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with a copy to:

Holland & Knight LLP

1600 Tysons Boulevard, Suite 700

McLean, Virginia 22102

Attention:	William J. Mutryn Jonathan F. Wolcott

Telephone:     (703) 720-8069

E-mail:	william.mutryn@hklaw.com jonathan.wolcott@hklaw.com

or at such other address or addresses as the Party or the Stockholders’ Representative addressed may from time to time designate in writing pursuant to notice given in accordance with this Section 13.7.

13.8         Expenses. Except with respect to the R&W Insurance Policy and as otherwise provided in ARTICLE IX, all fees and expenses of the Company, the Stockholders and the Stockholders’ Representative (including all obligations to financial advisors under an engagement letter, and fees and expenses of brokers, finders, accountants and lawyers) incurred by the Company, the Stockholders and the Stockholders’ Representative in connection with the transactions contemplated hereby shall be borne by the Stockholders, except to the extent such costs and expenses represent Damages indemnifiable by the Buyer under this Agreement. Except with respect to the R&W Insurance Policy and as otherwise provided in ARTICLE IX, all fees and expenses of the Buyer (including all obligations to financial advisors under an engagement letter, and fees and expenses of brokers, finders, accountants and lawyers) incurred by the Buyer in connection with the transactions contemplated hereby shall be borne by the Buyer, except to the extent such costs and expenses represent Damages indemnifiable by the Indemnifying Securityholders under this Agreement. The Stockholders shall be responsible for seventy-five percent (75%) of the premium payment for the R&W Insurance Policy, and the Buyer shall be responsible for twenty-five percent (25%) of such premium payment. The Stockholders’ Representative may direct the Buyer to satisfy any of the Stockholders’ or the Stockholders’ Representative’s obligations under this Section 13.8 at the Closing pursuant to the flow of funds memorandum referred to in Section 1.4(b), in which case the Closing Cash Consideration shall be reduced by a corresponding amount.

13.9         Jurisdiction; Waiver of Jury Trial. Except for disputes to be resolved under Section 1.4, the Parties agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Eastern District of Virginia or any Virginia state court with jurisdiction over Fairfax County, Virginia, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 13.7 shall be deemed effective service of process on such Party. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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13.10         Complete Agreement. This Agreement, those documents expressly referred to herein, including all appendices, exhibits and schedules hereto, and the other documents of even date herewith, embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof, including the Confidentiality Agreement, dated as of February 18, 2015, between the Company and the Buyer and the Letter of Intent, dated as of April 23, 2015, between the Buyer and the Company. Notwithstanding the right of the Buyer to investigate the assets, properties, books, records and financial condition of the Company and its Subsidiaries, and notwithstanding any knowledge obtained or obtainable by the Buyer as a result of such investigation, the Buyer has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by the Company and the Stockholders in this Agreement or pursuant hereto. No information or knowledge obtained in any investigation by the Buyer shall affect or be deemed to modify any representation or warranty of the Company or the Stockholders contained herein (or in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to or made with the Buyer pursuant hereto) or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement.

13.11         Exhibits and Disclosure Schedules. The Exhibits and Disclosure Schedules are a material part of this Agreement. Nothing in the Disclosure Schedules shall be deemed to disclose an exception to a representation or warranty made herein unless it describes the relevant facts in such reasonable detail as the context requires. The Disclosure Schedules shall be arranged by the applicable Parties in paragraphs corresponding to the subsections contained herein. A fact or matter disclosed in the Disclosure Schedules with respect to one subsection shall be deemed to be disclosed with respect to each other subsection where it is reasonably apparent that such disclosure is appropriate from reading such Disclosure Schedules that such disclosure is applicable to such other sections; provided, that, an agreement or other document which is merely listed or identified in any section shall not be deemed to be disclosure with respect to any other section except if an express cross-reference to another section is made.

13.12         Absence of Third Party Beneficiary Rights. Except for ARTICLE IX (which shall be for the benefit of the Indemnified Parties), no provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, option holder, employee or partner of any Party or any other Person.

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13.13         Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party, but according to the application of the rules of interpretation of contracts.

13.14         Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the Tax or securities consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other Party as to such Tax and securities consequences.

13.15         Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Unless the context clearly indicates otherwise, where appropriate, the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings. The words “including,” “include” or “includes” shall mean including without limitation. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time prior to the Closing, and to the rules and regulations promulgated thereunder. When reference is made in this Agreement to an Exhibit, Appendix, Article, Section or subsection, such reference shall be to an Exhibit, Appendix, Article, Section or subsection to or of this Agreement unless otherwise indicated.

13.16         Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document or schedule required hereby may be executed by electronic or facsimile signature, which shall be considered legally binding for all purposes.

13.17         Waiver of Conflict. The Parties acknowledge that at and prior to the Closing, Holland & Knight LLP (“Holland & Knight”) has acted as counsel for the Company and agree that subsequent to the Closing, any Stockholder or the Stockholders’ Representative shall have the right to retain Holland & Knight to represent its respective interests, including, without limitation, in any dispute relating in any manner to this Agreement or the transactions contemplated herein or thereby (a “Dispute”). The Buyer irrevocably waives, consents to and covenants not to assert (and agrees following Closing to cause the Company to waive, and not to assert) any objection, based on conflict of interest or otherwise, to any representation of any Stockholder or the Stockholders’ Representative by Holland & Knight, including, without limitation, in connection with any Dispute.

[Signatures appear on following page(s).]

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Stock Purchase Agreement as of the date first above written.

BUYER:

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:		/s/ Damian Perl
Name: Damian Perl
Title: Chairman of the Board of Directors

SPONSOR:

GLOBAL DEFENSE & NATIONAL SECURITY HOLDINGS LLC

By:		Black Marlin Ltd, its Manager

	By:	/s/ Damian Perl
Name: Damian Perl
Title: Manager

COMPANY:

STG GROUP, INC.

By:		/s/ Simon Lee
Name: Simon Lee
Title: Chairman and Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Simon Lee
Simon Lee

[Signature Page to Stock Purchase Agreement]

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STOCKHOLDERS:

SIMON S. LEE MANAGEMENT TRUST

By:	/s/ Simon Lee
Name:
Title:

SIMON S. LEE FAMILY TRUST

By:	/s/ Julie Lee
Name:
Title:

AHL DESCENDANTS TRUST

By:	/s/ Julie Lee
Name:
Title:

JSL DESCENDANTS TRUST

By:	/s/ Simon Lee
Name:
Title:

BRIAN LEE FAMILY TRUST

By:	/s/ Simon Lee
Name:
Title:

[Signature Page to Stock Purchase Agreement]

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ANNEX

Annex A	Stockholders

APPENDICES

Appendix A	Defined Terms

Appendix B	Restrictive Provisions

Appendix C	Reference Balance Sheet

EXHIBITS

Exhibit A	Form of Indemnity Escrow Agreement

Exhibit B	Form of Registration Rights Agreement

Exhibit C	Form of Voting Agreement

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APPENDIX A

DEFINED TERMS

(1) “Accounting Firm” means BDO USA, LLP or an accounting firm mutually satisfactory to the Buyer and the Stockholders’ Representative.

(2) “Additional Persons” means Global Strategies Group (Luxembourg) SA, Global Defense & National Security Holdings LLC and Damian Perl, together with, as applicable, each of their respective officers, directors, employees, stockholders, assigns, successors, Affiliates, heirs and Representatives.

(3) “Affiliate” means as to any Party, any Person that directly or indirectly, is in control of, is controlled by, or is under common control with, such Party, including any Person who would be treated as a member of a controlled group under Section 414 of the Code and any officer or director of such Party. For purposes of this definition, an entity shall be deemed to be “controlled by” a Person if the Person possesses, directly or indirectly, power either to (a) vote ten percent (10%) or more of the securities (including convertible securities) of such entity having ordinary voting power or (b) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Party who is a natural person, such person’s spouse, parents, siblings and lineal descendants. For the avoidance of doubt, from and after the Closing, the Buyer’s Affiliates shall include the Company and its Subsidiaries.

(4) “Aggregate Overage” has the meaning given to such term in Section 1.4(h).

(5) “Agreement” has the meaning given to such term in the Preamble.

(6) “Antitrust Division” has the meaning given to such term in Section 6.7(b).

(7) “Antitrust Laws” has the meaning given to such term in Section 3.3.

(8) “Balance Sheet” means the unaudited consolidated balance sheet of the Company and its Subsidiaries at December 31, 2014.

(9) “Balance Sheet Date” means the date of the Balance Sheet.

(10) “Benefit Plan” means each pension, profit-sharing, savings, retirement, employment, compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, the beneficiary or both), Section 125 of the Code “cafeteria” or “flexible” benefit, employee loan, educational assistance or material fringe plan, program, policy, practice, agreement or arrangement, whether written or oral, formal or informal, including each such “employee benefit plan” within the meaning of Section 3(3) of ERISA, and other such employee benefit plan, program, policy, practice, agreement, or arrangement, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) (i) under which any current or former employee, director, consultant or independent contractor of the Company, any of its Subsidiaries or any ERISA Affiliate has any present or future right to benefits or (ii) that is maintained, sponsored or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate, or that the Company, any of its Subsidiaries or any ERISA Affiliate has, in the last six (6) years had, any obligation to maintain, sponsor or contribute.

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(11) “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in the Commonwealth of Virginia are closed.

(12) “Buyer” has the meaning given to such term in the Preamble.

(13) “Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Buyer.

(14) “Buyer Common Stock” means the common stock, $0.0001 par value per share, of the Buyer.

(15) “Buyer Confidential Information” means all documents and information concerning the Buyer or any of their respective Representatives (and following the Closing, the Company or its Subsidiaries or their respective Representatives) furnished in connection with this Agreement or the transactions contemplated hereby (including any claim or dispute arising out of or related to this Agreement or the transactions contemplated hereby, or the interpretation, making, performance, breach or termination thereof).

(16) “Buyer Disclosure Schedules” has the meaning given to such term in ARTICLE V.

(17) “Buyer Indemnified Party” means the Buyer and its officers, directors, employees, stockholders, assigns, successors and Affiliates.

(18) “Buyer Per Share Price” has the meaning given to such term in Section 1.2(a).

(19) “Buyer SEC Reports” has the meaning given to such term in Section 5.4(a).

(20) “Buyer Shares” means the shares of Buyer Common Stock.

(21) “Buyer Voting Matters” has the meaning given to such term in Section 6.12(a).

(22) “Cash” means all cash on hand or in bank accounts, cash equivalents and short-term investments, plus (i) deposits in transit and deposits not yet cleared, minus (ii) the aggregate balance of all outstanding checks or other debit instruments written against such accounts, in each case, to the extent not included as part of accounts receivable or accounts payable in Estimated Working Capital and Closing Working Capital, as applicable.

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(23) “Cash Consideration” has the meaning given to such term in Section 1.2(a).

(24) “CFIUS” has the meaning given to such term in Section 3.3.

(25) “Closing” means the closing of the transactions contemplated by this Agreement.

(26) “Closing Adjustment” means an amount equal to the sum of (i) the Indebtedness for Borrowed Money of the Company and its Subsidiaries on the Estimated Closing Statement minus the Indebtedness for Borrowed Money of the Company and its Subsidiaries on the Closing Statement, (ii) the Non-Ordinary Course Liabilities of the Company and its Subsidiaries on the Estimated Closing Statement minus the Non-Ordinary Course Liabilities of the Company and its Subsidiaries on the Closing Statement and (iii) the Closing Working Capital minus the Estimated Working Capital. If the Closing Adjustment is a positive number, the Closing Adjustment is in the Stockholders’ favor, and if the Closing Adjustment is a negative number, the Closing Adjustment is in the Buyer’s favor.

(27) “Closing Balance Sheet” means a balance sheet of the Company and its Subsidiaries prepared as of 11:59 p.m., Eastern Time, on the Closing Date in accordance with GAAP and, to the extent consistent with GAAP, in accordance with the practices and procedures of the Company and its Subsidiaries, in each case, in accordance with the form, methodology and principles used in preparing the Reference Balance Sheet.

(28) “Closing Cash Consideration” has the meaning given to such term in Section 1.2(b).

(29) “Closing Date” means the date on which the Closing occurs.

(30) “Closing Date Income Tax” means the portion of any corporate income Tax liability that would otherwise be allocable to the Closing Date if that day were treated as a one-day short taxable period under the principles of Section 6.5(b) by reason of the termination of the S corporation status of the Company on the day before the Closing Date.

(31) “Closing Filing” means a Form 8-K announcing the completion of the Special Meeting, together with, or incorporating by reference such other information that may be required to be disclosed with respect to such results in any report or form to be filed with the SEC.

(32) “Closing Statement” has the meaning given to such term in Section 1.4(c).

(33) “Closing Press Release” means a press release, mutually agreed upon by the Buyer and the Company, announcing the results of the Special Meeting.

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(34) “Closing Working Capital” means the total current assets of the Company and its Subsidiaries (including accounts receivable, unbilled accounts receivable, other receivables, inventory and prepaid expenses, and including any Tax assets of the Company and its Subsidiaries but only to the extent that such asset is creditable against a current tax liability of the Company and its Subsidiaries, or is properly taken into account in computing the deferred income tax liability of the Company and its Subsidiaries attributable to the Section 481 Adjustment Amount, but excluding Cash, deposits and rent receivable of the Company and its Subsidiaries), less the total current liabilities of the Company and its Subsidiaries, including deferred revenue (excluding Indebtedness for Borrowed Money and Non-Ordinary Course Liabilities of the Company and its Subsidiaries, in each case to the extent that such item reduces the Closing Consideration pursuant to Section 1.4, and any Closing Date Income Tax and deferred rent), in each case determined as of 11:59 p.m., Eastern Time, on the Closing Date in accordance with GAAP and, to the extent consistent with GAAP, in accordance with the practices and procedures of the Company and its Subsidiaries, in each case, in accordance with the form, methodology and principles used in preparing the Reference Balance Sheet; provided that current liabilities shall include the net present value (based upon a discount rate of 5%) of the Section 481 Adjustment Liability (taking into consideration the fact that the Company will pay such Section 481 Adjustment Liability over a four (4) year period) to the extent that such amount would be reflected as a deferred tax liability of the Company under GAAP as of the Closing Date.

(35) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(36) “Company” has the meaning given to such term in the Preamble.

(37) “Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

(38) “Company Disclosure Schedules” has the meaning given to such term in ARTICLE III.

(39) “Company Employees” has the meaning given to such term in Section 3.9(a).

(40) “Company Intellectual Property” means the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

(41) “Company Licensed Intellectual Property” means all Intellectual Property that is licensed to the Company or any of its Subsidiaries by any third party.

(42) “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, in whole or in part.

(43) “Company Registered Intellectual Property” means United States and foreign Patent Rights, registered Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing that are registered or filed in the name of the Company or any of its Subsidiaries, alone or jointly with others.

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(44) “Competing Business” has the meaning given to such term in Section 2.1 of Appendix B.

(45) “Competing Transaction” has the meaning given to such term in Section 6.10(a).

(46) “Compliant” means, with respect to the Required Information, that such Required Information, taken as a whole and in each case with respect to the Company or its Subsidiaries, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not materially misleading under the circumstances.

(47) “Confidential Information” has the meaning given to such term in Section 3.1 of Appendix B.

(48) “Contract” means any note, bond, mortgage, debt instrument, security agreement, contract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, purchase and sale order, or other agreement or arrangement, oral or written, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or property are bound, including any and all amendments, waivers or other changes thereto, which, in each case, have any continuing obligations by any party thereto.

(49) “Contribution Agreements” means any written agreement under which the Buyer will exchange Buyer Shares for cash or property (including any agreement for an Equity Financing) that (a) is entered into or becomes binding after the execution of this Agreement and before the Closing, and (b) is not a transfer to the Buyer described in Treasury Regulations Section 1.351-1(a)(ii).

(50) “Control Requirement” means the aggregate ownership of Buyer Shares by the Stockholders and all Persons receiving capital stock of the Company pursuant to the Contribution Agreements, in the aggregate, that possesses at least eighty percent (80%) of the total combined voting power of all classes of stock of the Buyer entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the Buyer; provided that, for such purpose, (a) the ownership of stock of the Buyer shall be determined “immediately after” the Closing of the Transaction and the Contribution Agreements (within the meaning of section 351 of the Code), and (b) all Buyer Shares issued to the Stockholders, including the Escrow Shares, shall be counted as stock of the Buyer owned by the Stockholders immediately after the Transaction.

(51) “Current Government Contracts” has the meaning given to such term in Section 3.15(a).

(52) “Damages” means all Liabilities, losses, claims, damages (including incidental and consequential damages to the extent reasonably foreseeable), punitive damages, causes of actions, demands, assessments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, interest (including interest from the date of such damages) and costs and expenses (including reasonable attorneys’ fees and disbursements of every kind, nature and description). For avoidance of doubt, if any Party incurs expenses to investigate, contest, defend, litigate or settle an asserted or threatened third party claim involving potential claims for Damages for which such Party would be entitled to indemnification hereunder from another Party (if such claim were determined adversely), Damages shall include the amount of the reasonable attorneys’ fees and other reasonable expenses of investigating, contesting, defending, litigating or settling such claims that are incurred by such Party, and shall be paid by the indemnifying Parties to such indemnified Party promptly following the presentation to the indemnifying Party or Parties of itemized bills for such attorneys’ fees and other expenses. Notwithstanding the foregoing, unless such Damages are awarded, paid or required to be paid to a third party in connection with a third party claim, Damages shall not include any punitive or exemplary damages.

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(53) “DCAA” has the meaning given to such term in Section 3.15(j).

(54) “Disclosure Schedules” means, collectively, the Company Disclosure Schedules, the Stockholder Disclosure Schedules and the Buyer Disclosure Schedules.

(55) “Direct Costs” has the meaning given to such term in 48 C.F.R. Section 2.101.

(56) “Dispute” has the meaning given to such term in Section 13.17.

(57) “Dividend Indebtedness” means the aggregate amount due under those certain promissory notes distributed by the Company to the Stockholders immediately prior to the Closing, which promissory notes shall be in amounts at least sufficient to reduce each Stockholder’s tax basis in its Company Common Stock (as calculated immediately prior to the dividend, taking into account the Company’s income and gain through the date of such dividend) to zero, but shall in no event have a principal amount in excess of Sixty-Five Million Dollars ($65,000,000).

(58) “DSS” means Defense Security Service of the United States Department of Defense.

(59) “Encumbrance” means any claim, lien, pledge, assignment, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right (including with respect to any shares of Company Common Stock or Buyer Common Stock, any preemptive right, right of first refusal, put, call or other restriction on transfer).

(60) “Environment” means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

(61) “Environmental Laws” means, to the extent applicable to the businesses of the Company or any of its Subsidiaries, all Laws, ordinances, regulations, codes, orders, judgments, injunctions, awards or decrees relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., the Occupational Safety and Health Act, 29 USC. Section 651 et. seq., the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990.

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(62) “Equity Financing” has the meaning given to such term in Section 6.18.

(63) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(64) “ERISA Affiliate” means each Person that is or was required to be treated as a single employer with the Company or their current or former subsidiaries under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder.

(65) “Escrow Agent” has the meaning given to such term in Section 1.3.

(66) “Estimated Closing Adjustment” has the meaning given to such term in Section 1.4(a).

(67) “Estimated Closing Balance Sheet” means an estimated balance sheet of the Company and its Subsidiaries prepared as of 11:59 p.m., Eastern Time, on the Closing Date in accordance with GAAP and, to the extent consistent with GAAP, in accordance with the practices and procedures of the Company and its Subsidiaries, in each case, in accordance with the form, methodology and principles used in preparing the Reference Balance Sheet.

(68) “Estimated Closing Statement” has the meaning given to such term in Section 1.4(a).

(69) “Estimated Closing Working Capital” means the estimated total current assets of the Company and its Subsidiaries (including accounts receivable, unbilled accounts receivable, other receivables, inventory and prepaid expenses, and including any Tax assets of the Company and its Subsidiaries but only to the extent that such asset is creditable against a current tax liability of the Company and its Subsidiaries, or is properly taken into account in computing the deferred income tax liability of the Company and its Subsidiaries attributable to the Section 481 Adjustment Amount, but excluding Cash, deposits and rent receivable of the Company and its Subsidiaries), less the estimated total current liabilities of the Company and its Subsidiaries, including deferred revenue (excluding Indebtedness for Borrowed Money and Non-Ordinary Course Liabilities of the Company and its Subsidiaries, in each case to the extent that such item would reduce the Closing Consideration pursuant to Section 1.4, and excluding any Closing Date Income Tax and deferred rent), in each case determined as of 11:59 p.m., Eastern Time, on the Closing Date in accordance with GAAP and, to the extent consistent with GAAP, in accordance with the practices and procedures of the Company and its Subsidiaries, in each case, in accordance with the form, methodology and principles used in preparing the Reference Balance Sheet; provided that current liabilities shall include the net present value (based upon a discount rate of 5%) of the Section 481 Adjustment Liability (taking into consideration the fact that the Company will pay such Section 481 Adjustment Liability over a four (4) year period) to the extent that such amount would be reflected as a deferred tax liability of the Company under GAAP as of the Closing Date.

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(70) “Estimated Working Capital Deficit” means the amount, if any, by which the Target Working Capital exceeds the Estimated Closing Working Capital.

(71) “Estimated Working Capital Surplus” means the amount, if any, by which the Estimated Closing Working Capital exceeds the Target Working Capital.

(72) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(73) “Executive Employees” means the following persons: Simon Lee and Paul Fernandes.

(74) “Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

(75) “Extension” has the meaning given to such term in Section 6.12(b).

(76) “Extension Proxy Solicitation” has the meaning given to such term in Section 6.12(b).

(77) “Extension Proxy Statement” has the meaning given to such term in Section 6.12(b).

(78) “Extension Special Meeting” has the meaning given to such term in Section 6.12(b).

(79) “Facilities” has the meaning given to such term in Section 3.11(a).

(80) “FAR Ethics Rules” has the meaning given to such term in Section 3.15(y).

(81) “Federal Acquisition Regulation” (“FAR”) has the meaning set forth in 48 C.F.R. § 1.101.

(82) “Financial Statements” means the Year-End Financials and the Interim Financials.

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(83) “Financing” means a debt financing by a lender or lenders on such terms and conditions that are reasonably acceptable to the Buyer and the Company.

(84) “FINSA” has the meaning given to such term in Section 3.3.

(85) “FIRPTA” means the Foreign Investment in Real Property Tax Act of 1980, as amended.

(86) “Foreign Interest” has the meaning given to the term in Section 5.7.

(87) “Forfeited Shares” means the number of shares of Buyer Shares, in an amount mutually agreed upon by the Sponsor and the Company, forfeited by the Sponsor to the Company for cancellation or otherwise transferred to third parties in connection with the transactions contemplated by this Agreement, if any.

(88) “FTC” has the meaning given to such term in Section 6.7(b).

(89) “Fully Diluted Share Number” means the sum, without duplication, of (a) the aggregate number of shares of Company Common Stock that are outstanding as of immediately prior to the Closing and (b) the aggregate number of shares of Company Common Stock for which all rights to acquire or receive shares of Company Common Stock, whether vested or unvested, outstanding as of immediately prior to the Closing, could be exercised.

(90) “Fundamental Representations” has the meaning given to the term in Section 9.4.

(91) “GAAP” means United States generally accepted accounting principles, consistently applied.

(92) “Governmental Authority” means any nation or government, any state or other instrumentality or political subdivision thereof (including any county or city), and any entity exercising executive, legislative, judicial, military, regulatory or administrative functions of or pertaining to government.

(93) “Government Contract” means any Contract between the Company or any of its Subsidiaries and the U.S. Government or any other Governmental Authority, as well as any subcontract or other arrangement by which (a) the Company or any of its Subsidiaries has agreed to provide goods or services to a prime contractor, to a Governmental Authority or to a higher-tier subcontractor or (b) a subcontractor or vendor has agreed to provide goods or services to the Company or any of its Subsidiaries, where, in either event, such goods or services ultimately will directly benefit or be used by a Governmental Authority, including any closed Contract or subcontract as to which the right of the U.S. Government or a higher-tier contractor to review, audit or investigate has not expired. A task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract for purposes of this definition, but will be part of the Government Contract to which it relates.

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(94) “Government Contract Bids” has the meaning given to such term in Section 3.15(a).

(95) “Hazardous Substance” means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Environmental Law.

(96) “Holland & Knight” has the meaning given to such term in Section 13.17.

(97) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(98) “Inbound License” means the agreement, license or other arrangement pursuant to which the Company has rights to use Company Licensed Intellectual Property.

(99) “Indebtedness for Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person and its Subsidiaries for borrowed money (including the Dividend Indebtedness with respect to the Company), (b) any deficit balance in Cash of such Person and its Subsidiaries taken together, (c) all obligations of such Person and its Subsidiaries evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person or any of its Subsidiaries is responsible or liable, (d) all obligations of such Person and its Subsidiaries issued or assumed for deferred purchase price payments, (e) all obligations of such Person and its Subsidiaries under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person and its Subsidiaries, (f) all obligations of such Person and its Subsidiaries for the reimbursement of any obligor on any letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person or any of its Subsidiaries, whether periodically or upon the happening of a contingency, (h) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) all obligations of such Person or any of its Subsidiaries or another Person secured by an Encumbrance on any asset of such first Person or any of its Subsidiaries, whether or not such obligation is assumed by such first Person or any of its Subsidiaries, (j) any prepayment fees or other fees, costs or expenses associated with payment of any Indebtedness for Borrowed Money of such Person or its Subsidiaries and (k) any guaranty by such Person or its Subsidiaries of any Indebtedness for Borrowed Money of any other Person; provided, however, that “Indebtedness for Borrowed Money” specifically excludes trade payables and amounts owed to Company employees for unreimbursed business expenses incurred in the Ordinary Course of Business to the extent such payables and amounts are taken into account in the determination of Closing Working Capital.

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(100) “Indemnified Party” means any Person entitled to seek indemnification pursuant to ARTICLE IX.

(101) “Indemnifying Party” means any Person against whom indemnification may be sought pursuant to ARTICLE IX.

(102) “Indemnifying Securityholders” has the meaning given to such term in Section 9.1(b).

(103) “Indemnity Escrow Agreement” has the meaning given to the term in Section 1.3.

(104) “Indemnity Escrow Deposit” has the meaning given to the term in Section 1.3.

(105) “Indemnity Escrowed Funds” means the Indemnity Escrow Deposit, plus the amount of any interest, dividends and other income resulting from the investment of the Indemnity Escrow Deposit and earnings thereon and proceeds thereof.

(106) “Indirect Costs” has the meaning given to such term in 48 C.F.R. Section 2.101.

(107) “Intellectual Property” means the following subsisting throughout the world: (a) Patent Rights; (b) Trademarks and all goodwill in the Trademarks; (c) copyrights, works of authorship, copyrightable works (including, but not limited to, Software), database rights and registrations and applications for registration thereof, including moral rights of authors; (d) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, including, to the extent proprietary: know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (e) other intellectual property rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all applicable jurisdictions), including, but not limited to, rights to recover for past, present and future violations thereof.

(108) “Interim Financials” means the unaudited balance sheet and the unaudited statements of income, cash flows and retained earnings of the Company and its Subsidiaries for the three (3)-month period ended March 31, 2015, each on a consolidated basis.

(109) “Internal Systems” shall mean the Software and the computer, communications and network systems (both desktop and enterprise-wide), servers, hardware, equipment, materials and apparatus owned or controlled by the Company or any of its Subsidiaries and used by the Company or any of its Subsidiaries in its business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the products manufactured, distributed, licensed or sold by the Company or any of its Subsidiaries, whether located on the premises of the Company or any of its Subsidiaries or hosted at a third party site, but excluding (i) government furnished equipment and information and (ii) any of the foregoing made available at government facilities for the performance of Government Contracts.

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(110) “IPO” means the Buyer’s initial public offering that closed on October 29, 2013.

(111) “IRS” means the Internal Revenue Service or any successor agency thereto.

(112) “ITAR” has the meaning given to such term in Section 3.3.

(113) “Key Employees” means the employees and consultants of the Company and its Subsidiaries listed on Schedule 7.7(o).

(114) “Knowledge of the Company” means the actual knowledge of Simon Lee, Paul Fernandes, Keith Lynch, Cheryl Garrison and Marlene Emmons, and such knowledge as would reasonably be expected to be discovered by any of the foregoing Persons in the ordinary course of performing their respective responsibilities for the Company or any of its Subsidiaries.

(115) “Laws” means all laws, statutes, ordinances, rules and regulations of any Governmental Authority, including all orders, judgments, injunctions, awards, decisions or decrees of any court having effect of law.

(116) “Liability” or “Liabilities” means, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

(117) “made available” means, with respect to any statement in this Agreement or the Disclosure Schedules to the effect that any information, document or other material has been “made available” a Party, that such information, document or material was: (i) made available for review by such Party and its Representatives in the virtual data room established in connection with this Agreement at least twenty-four (24) hours prior to the execution of this Agreement or (ii) actually delivered (whether by physical or electronic delivery) to such Party or its Representatives at least twenty-four (24) hours prior to the execution of this Agreement.

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(118) “Marketing Period” means the first period of twenty (20) consecutive days after the date hereof throughout which the Buyer shall have the Required Information and such Required Information is Compliant; provided that if the Company in good faith reasonably believes that it has delivered the Required Information and that the Required Information is Compliant, the Company may (but shall not be obligated to) deliver to Buyer a written notice to that effect (stating the date on which it believes it completed such delivery), in which case the Company shall be deemed to have complied with the requirement to deliver Required Information that is Compliant, unless Buyer in good faith reasonably determines that the Company has not completed the delivery of Required Information that is Compliant and, within three (3) Business Days after its receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Buyer believes the Company has not delivered or is not Compliant at that time); provided, further, that the Marketing Period shall exclude the periods starting on September 2, 2015 and ending on September 8, 2015, starting on November 23, 2015 and ending on November 27, 2015 and starting on December 21, 2015 and ending on January 4, 2016, and the Marketing Period shall commence no earlier than June 30, 2015. Notwithstanding the foregoing, the Marketing Period shall not be deemed to have commenced if, prior to the completion of such twenty (20) consecutive day period, (a) the Company’s auditor shall have withdrawn its audit opinion with respect to any financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements of the Company and its Subsidiaries for the applicable periods by the applicable independent accountants or another independent public accounting firm reasonably acceptable to the Buyer, (b) the Company shall have determined that it must restate any financial statements or other financial information included in the Required Information, in which case the Marketing Period shall not commence unless and until such restatement has been completed and the applicable Required Information has been amended and updated, or (c) any Required Information is not Compliant, in which case a new twenty (20) consecutive calendar day period shall commence upon the Buyer receiving Required Information that is Compliant (it being understood that if any Required Information provided at the commencement of the Marketing Period ceases to be Compliant during such twenty (20) consecutive calendar day period, then the Marketing Period shall be deemed not to have occurred).

(119) “Material Adverse Effect” with respect to any Person means any effect, event, change, circumstance, development or other matter that, individually or in the aggregate, has, or would reasonably be expected to have, or give rise to, a material adverse effect on, or material adverse change to, (a) the assets, business, condition (financial or otherwise), operating results, properties, Liabilities, reserves, working capital, earnings, technology or relations with customers, suppliers, distributors, employees or regulators of such Person, together with its Subsidiaries, taken as a whole, or (b) the right or ability of such Person to consummate the transactions contemplated hereby, except to the extent resulting from (i) changes in general local, domestic, foreign or international economic conditions, including changes in interest or exchange rates, (ii) changes affecting generally the industries or markets in which such Person operates, including any U.S. Government shutdown or slowdown, (iii) acts of war, sabotage or terrorism, military actions or the escalation thereof, (iv) any changes in applicable Laws or accounting rules or principles, including changes in GAAP, (v) any action required by this Agreement or at the request of or with the consent of the Buyer or its Affiliates and/or Representatives, (vi) the announcement of the transactions contemplated by this Agreement, (vii) earthquakes, floods, hurricanes, or other natural disasters, or (viii) any failure to meet internal revenue or earning projections or predications (provided, the underlying causes of such failure shall not be so included unless such cause is already excluded under this definition); provided that in the case of clauses (i), (ii), (iii), (iv) and (vii), such effect, event, change, circumstance, development or other matter does not affect such Person in a substantially disproportionate manner compared to similar companies.

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(120) “Material Contract” means each of the following Contracts of the Company or any of its Subsidiaries in effect as of the date of this Agreement to which the Company or any of its Subsidiaries is a party: (a) any agreement that could require aggregate payments by or to the Company or any of its Subsidiaries, or involve an unperformed commitment or services having a value, in excess of Fifty Thousand Dollars ($50,000); (b) any agreement pursuant to which the Company or any of its Subsidiaries has made or will make loans or advances, or has incurred or will incur Indebtedness for Borrowed Money; (c) any agreement that is an indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or lease of personal property having value in the aggregate exceeding Fifty Thousand Dollars ($50,000); (d) any partnership agreement, joint venture agreement, or strategic alliance agreement (other than teaming agreements); (e) any agreement containing material restrictions relating to the Company or any of its Subsidiaries or their respective businesses with respect to the geographical area of operations or scope or type of business of the Company and its Subsidiaries or the Company’s or any of its Subsidiaries’ right to hire or solicit any Person as an employee, consultant or independent contractor (excluding customary scope of use restrictions contained in any Inbound Licenses); (f) any power of attorney, agency agreement or written agreement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company and its Subsidiaries or any Seller Party; (g) any agreement which requires performance by the Company or any of its Subsidiaries beyond one (1) year from the date of this Agreement (excluding commercially available, off-the shelf Inbound Licenses that are terminable upon no more than thirty (30) days’ notice); (h) any agreement outside the Ordinary Course of Business that contains express warranties with respect to the products manufactured and sold or services rendered by the Company or any of its Subsidiaries; (i) any agreement that provides for the acquisition, directly or indirectly (by merger or otherwise), of material assets (whether tangible or intangible) or the capital stock of another Person; (j) any written employment agreement not involving employment at-will, consulting or professional advisor agreement providing for annual compensation or remuneration exceeding One Hundred Thousand Dollars ($100,000); (k) any agreement that cannot be terminated without penalty or payment on less than ninety (90) days’ notice; (l) any agreement that involves the sale, issuance or repurchase of any capital stock or securities of the Company or any of its Subsidiaries or the securities of any other Person; (m) any agreement not listed on Schedule 3.15(a) with any Governmental Authority; (n) any written agreement that requires the consent of any other party in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; (o) any agreement containing a most favored nation or similar price-related provisions in favor of any customer or other counterparty; (p) any agreement that is not made in the Ordinary Course of Business and which is to be performed at or after the date of this Agreement; (q) any agreement obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party; or (r) any agreement to enter into an off-balance sheet transaction within the meaning of Item 303(a)(4)(ii)(B) of Regulation S-K.

(121) “Nasdaq” means the Nasdaq Capital Market.

(122) “NISPOM” has the meaning given to such term in Section 3.3.

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(123) “Non-Ordinary Course Liabilities” of the Company or any of its Subsidiaries means (a) any Liability for severance or other compensation provided or payable to employees or consultants of the Company or any of its Subsidiaries (incurred in connection with the Stock Purchase and the other transactions contemplated hereby and including severance or bonus payments to employees or consultants in connection with the transactions contemplated hereby (whether or not in combination with any other event) as set forth in any employment agreement) and, in each case, any employee withholding Taxes and any employer payroll Taxes thereon, (b) any transaction fees and expenses of the Company or any of its Subsidiaries related to the Stock Purchase and the other transactions contemplated hereby, including financial advisory fees, legal fees and expenses, broker and finder fees and expenses of accountants and (c) any other Liability of the Company or any of its Subsidiaries not incurred in the Ordinary Course of Business.

(124) “Notice of Disagreement” has the meaning given to such term in Section 1.4(d).

(125) “Ordinary Course of Business” means an action taken by the Company or any of its Subsidiaries if such action is recurring in nature, is consistent in all material respects with the past practices of the Company or any of its Subsidiaries, as applicable, and is taken in the ordinary course of the day-to-day operations of the Company or any of its Subsidiaries.

(126) “Party” and “Parties” have the meaning given to such terms in the Preamble.

(127) “Patent Rights” means all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, renewals, extensions, provisionals, reissues and reexaminations).

(128) “Permitted Encumbrance” means:

(a) Any Encumbrance granted under Indebtedness for Borrowed Money reflected and properly accounted for on the Balance Sheet;

(b) Any Encumbrance for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are being challenged or contested in good faith and for which sufficient reserves have been made;

(c) Any Encumbrance arising out of a judgment, award or order entered or made on or before the date of this Agreement; and

(d) any statutory Encumbrance existed as of the Closing Date.

(129) “Per Share Portion” means, with respect to any Stockholder, a fraction (x) the numerator of which is the number of shares of Company Common Stock held by such Stockholder as of immediately before the Closing and (y) the denominator of which is the Fully Diluted Share Number.

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(130) “Person” means any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, Governmental Authority or other entity.

(131) “Proceeding” means any action, arbitration, audit, claim, demand, hearing, investigation, litigation, proceeding or suit, whether civil, criminal, administrative, investigative, or informal and whether commenced, brought, conducted or heard by or before or otherwise involving any Governmental Authority or arbitrator.

(132) “Product” means any software (including software provided for use as a service), hardware, firmware or other product now or within the past four (4) years offered for sale or license by the Company or any of its Subsidiaries, together with all user documentation, scripts, macros, modules and other files supplied, sold or licensed by the Company or its Subsidiaries with such software, hardware, firmware or other product.

(133) “Prospectus” has the meaning given to such term in Section 12.1.

(134) “Proxy Solicitation” has the meaning given to such term in Section 6.12(a).

(135) “Proxy Statement” has the meaning given to such term in Section 6.12(a).

(136) “Public Disclosure Documents” means the Extension Proxy Statement, the Proxy Statement, the Signing Filing, the Signing Press Release, the Closing Filing, the Closing Press Release and each other form, statement or report required to be furnished to or filed by the Buyer with the SEC prior to the Closing or in connection with the transactions contemplated by this Agreement or the Extension.

(137) “R&W Insurance Policy” has the meaning given to such term in Section 6.16.

(138) “Redemption Offer” has the meaning given to such term in Section 6.12(a).

(139) “Reference Balance Sheet” means the reference balance sheet and sample Closing Statement as set forth in Appendix C.

(140) “Registration Rights Agreement” has the meaning given to such term in Section 7.7(p).

(141) “Regulation S-K” means Regulation S-K as promulgated by the SEC, as amended.

(142) “Related Party” means any Seller Party, any trustee or other Affiliate of any Seller Party, any officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries, any individual related by blood, marriage or adoption to any of the foregoing individuals or any entity in which any such Person owns any beneficial interest.

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(143) “Related Party Arrangement” has the meaning given to such term in Section 3.20.

(144) “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into, onto or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

(145) “Representatives”, with respect to any Person, means the directors, officers, employees, consultants, agents or other representatives thereof (including legal counsel, accountants, financial advisors, investment bankers and brokers).

(146) “Required Approval Matters” has the meaning given to such term in Section 6.12(a).

(147) “Required Buyer Stockholder Approval” means the approval of the Required Approval Matters by the requisite vote of the stockholders of the Buyer.

(148) “Required Buyer Stockholder Extension Approval” means the approval of the Extension and the other matters presented for stockholder approval in the Extension Proxy Statement by the requisite vote of the stockholders of the Buyer.

(149) “Required Information” means all financial and other information regarding the Company and its Subsidiaries of the type and form customarily included in marketing documents used to obtain debt financing, including syndicated credit facilities, or as may be reasonably requested in writing by the Buyer in connection therewith, including financial statements prepared in accordance with GAAP, information, projections and audit reports; provided that in no event shall the Required Information be deemed to include or shall the Company otherwise be required to provide (A) pro forma statements or pro forma adjustments (including regarding any pro forma cost savings, synergies, capitalization and other post-Closing or pro forma adjustments), which shall be the responsibility of the Buyer, (B) any description of all or any component of the Financing, (C) risk factors relating to all or any component of the Financing, or (D) separate financial statements in respect of its Subsidiaries.

(150) “Restricted Party” has the meaning given to such term in Section 2.7 of Appendix B.

(151) “SEC” means the Securities and Exchange Commission.

(152) “Section 481 Adjustment Liability” means the excess of the amount of corporate income tax required to be paid by the Buyer and the Company by reason of the required inclusion in income under Section 481 of the Code arising from the Company’s change in method of accounting from the cash method to the accrual method as of the Closing Date over One Million Six Hundred Thousand Dollars ($1,600,000).

(153) “Securities Act” means the Securities Act of 1933, as amended.

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(154) “Seller Confidential Information” means all documents and information concerning (i) prior to the Closing, the Seller Parties and the Stockholders’ Representative and (ii) following the Closing, the Stockholders’ Representative or any of the Stockholders or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby (including any claim or dispute arising out of or related to this Agreement or the transactions contemplated hereby, or the interpretation, making, performance, breach or termination thereof).

(155) “Seller Indemnified Party” means the Stockholders and their trustees, assigns, successors and Affiliates.

(156) “Seller Party” and “Seller Parties” have the meaning given to such terms in the Preamble.

(157) “Seller Prepared Return” has the meaning given to such term in Section 6.5(a)(i).

(158) “Shares” means all of the issued and outstanding shares of the capital stock of the Company.

(159) “Share Consideration” has the meaning given to such term in Section 1.2(a).

(160) “Signing Filing” means a Report on Form 8-K pursuant to the Exchange Act, prepared and filed by the Buyer immediately after the issuance of the Signing Press Release, to report the execution of this Agreement.

(161) “Signing Press Release” means a press release, mutually agreed upon by the Buyer and the Company, announcing the execution of this Agreement.

(162) “Software” means computer software code, applications, utilities, diagnostics and databases, whether in source code, interpreted code or object code form.

(163) “Special Meeting” has the meaning given to such term in Section 6.12(a).

(164) “Sponsor” has the meaning given to such term in the Preamble.

(165) “Sponsor Shares” has the meaning given to such term in Section 1.2(a).

(166) “Sponsor Transfer” has the meaning given to such term in Section 1.2(a).

(167) “Stockholders” has the meaning given to such term in the Preamble.

(168) “Stockholders Disclosure Schedules” has the meaning given to such term in ARTICLE IV.

(169) “Stockholders’ Representative” has the meaning given to such term in Section 9.10(a).

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(170) “Stock Purchase” has the meaning given to such term in the Recitals.

(171) “Straddle Period” has the meaning given to such term in Section 6.5(b).

(172) “Straddle Period Tax Return” has the meaning given to such term in Section 6.5(a)(ii).

(173) “Sublease Accrual” means any accrual for losses associated with the difference between amounts owed under the facility lease located at 12011 Sunset Hills Road, Suite 1200, Reston, Virginia and the amounts receivable for the sublease of such space, which is included as a liability on the balance sheet of the Company as of the Closing as a result of the Company vacating such property.

(174) “Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least fifty percent (50%) of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of such other Person, whether by Contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

(175) “Target Working Capital” means Ten Million One Hundred Thousand Dollars ($10,100,000).

(176) “Tax” or “Taxes” means any tax or duty or similar governmental fee, levy, assessment or charge of any kind whatsoever imposed by a Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, together with any penalties, additions to tax or additional amounts arising with respect to the foregoing or the obligation to file Tax Returns, and any interest on any of the foregoing.

(177) “Tax Arbitrator” has the meaning given to such term in Section 6.5(a)(iv).

(178) “Taxing Authority” means any Governmental Authority responsible for the assessment, determination, collection or administration of any Tax.

(179) “Tax Return” means any report, return, statement, claim for refund, election, declaration or other information with respect to any Tax required to be filed or actually filed with a Taxing Authority, including any schedule or attachment thereto, and including any amendment thereof.

(180) “Tax Statement Dispute” has the meaning given to such term in Section 6.5(a)(iv).

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(181) “Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

(182) “Transaction” means the exchange of all of the capital stock of the Company with the Buyer for consideration that includes the Share Consideration.

(183) “Transaction Tax Deductions” means any tax deductions relating to (i) Non-Ordinary Course Liabilities, (ii) repayment of Indebtedness for Borrowed Money, including any unamortized deferred financing fees in connection with any Indebtedness, and (iii) any other item that has the effect of reducing the consideration payable under Section 1.2.

(184) “Trust Fund” means the trust fund established by the Buyer for the benefit of its public stockholders in accordance with the terms of the governing investment management trust agreement.

(185) “Voting Agreement” has the meaning given to such term in Section 7.7(q).

(186) “Year-End Financials” means the audited balance sheets of the Company and its Subsidiaries and the audited statements of income, cash flows and retained earnings of the Company and its Subsidiaries at and for the fiscal years ended December 31, 2012, 2013 and 2014, each on a consolidated basis.

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ANNEX B

REVISED PRE-BUSINESS COMBINATION CHARTER

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Global Defense & National Security Systems, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1) The name of the Corporation is Global Defense & National Security Systems, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 3, 2013, was amended and restated on October 23, 2013, and was corrected pursuant to Section 103(f) of the GCL on April 3, 2014 (the "Certificate of Incorporation").

(2) This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Corporation in accordance with Sections 242 and 245 of the GCL.

(3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation as heretofore amended or supplemented.

(4) The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is Global Defense & National Security Systems, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: Subject to Article SIXTH, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL as set forth in Title 8 of the Delaware Code; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then, on or after the Termination Date, the purposes of the Corporation shall automatically, with no action required by the Board of Directors (as defined below) or the stockholders of the Corporation, be limited to (i) effecting and implementing the dissolution and liquidation of the Corporation, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeeming 100% of the outstanding IPO Shares (as defined herein), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined herein), less franchise and income taxes payable with respect to interest earned on the Trust Account, divided by the number of then outstanding IPO Shares, which redemption will completely extinguish holders of IPO Shares’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) the taking of any other actions expressly required to be taken herein, and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article THIRD may not be amended without the affirmative vote of 65% of the outstanding shares of Common Stock cast at a meeting of stockholders of the Corporation.

B-1

FOURTH:

(A) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares of capital stock, consisting of (i) one hundred million (100,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(B) Preferred Stock.

(i) The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(ii) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Certificate, including any certificate of designation for any series of Preferred Stock.

(C) Common Stock. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall be entitled to one vote.

FIFTH: The Corporation’s existence shall terminate on the date that is 21 months from the date of the final prospectus filed in connection with the Corporation’s IPO (as defined below) (the “Termination Date”), unless a Business Combination is consummated prior to the Termination Date pursuant to Article SIXTH(B)(y) below, in which case, the term of existence for the Corporation shall be perpetual. This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination. A proposal to so amend this section shall be submitted to the stockholders of the Corporation in connection with any proposed Business Combination pursuant to Article SIXTH (B) below.

SIXTH: The following provisions (A) through (H) shall apply during the period commencing upon the filing of this Amended and Restated Certificate of Incorporation and shall terminate upon the consummation of any Business Combination. The provisions of this Article SIXTH may not be amended during the Target Business Acquisition Period (as defined below) without the affirmative vote of 65% of the outstanding shares of Common Stock cast at a meeting of stockholders of the Corporation. A “Business Combination” shall mean the acquisition by the Corporation of one or more operating businesses or assets (“Target Business”) through a merger, capital stock exchange, asset or stock acquisition, or other similar business combination having collectively a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets (excluding deferred underwriting discounts and commissions) at the time of the agreement to enter into such acquisition. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering of securities (the “IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date. Prior to the Business Combination, the Corporation may not issue (1) any shares of Common Stock or any securities convertible into Common Stock (other than working capital loans which are not convertible until after our initial business combination or Common Stock (or securities convertible into Common Stock) issued immediately prior to the consummation of a Business Combination that does not (i) participate in any manner in the proceeds of the Trust Account or (ii) vote on the Business Combination), or (2) any securities that participate in any manner in the proceeds of the Trust Account, or that vote as a class with the Common Stock sold in the IPO on the Business Combination. For purposes of this Article SIXTH, fair market value shall be determined by the Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value.

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(A) Immediately after the IPO, the amount specified in the Corporation’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) at the time it goes effective shall be deposited and thereafter held in a trust account established by the Corporation (the “Trust Account”). Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination or (ii) or except as described in Paragraph (D) below, in each case in accordance with the terms of the investment management trust agreement governing the Trust Account; provided, however, that the Corporation shall be entitled to withdraw such amounts from the interest earned on the Trust Account as would be required to pay franchise and income taxes.

(B) Prior to the consummation of any Business Combination, the Corporation shall (x) submit such Business Combination to its stockholders for approval at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination, or (y) provide stockholders with the opportunity to sell their shares to the Corporation by means of a tender offer. A Business Combination shall not be consummated if (i) the conversion or repurchase of shares by the Corporation pursuant to the preceding sentence would cause the net tangible assets of the Corporation to be less than $5,000,001 or (ii) enough stockholders tender or convert their shares so that the Corporation is unable to satisfy any applicable closing condition set forth in the definitive agreement related to the Business Combination. In addition, if the Corporation submits such Business Combination to its stockholders for approval, in the event that a majority of the outstanding shares of Common Stock cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided, however, that the Corporation shall not consummate any Business Combination if an amendment to this Amended and Restated Certificate of Incorporation providing for perpetual existence of the Corporation has not been approved by a majority of the outstanding shares of Common Stock cast at the meeting to approve the Business Combination.

(C) In the event that a Business Combination is approved by stockholders at a meeting called for such purpose in accordance with the above Paragraph (B) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the “IPO Shares”) may, contemporaneous with such vote, demand that the Corporation convert his, her or its IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to (i) the amount held in the Trust Account less franchise and income taxes payable (each calculated as of two business days prior to the consummation of the Business Combination), divided by (ii) the total number of IPO Shares. In the event that the Corporation provides stockholders with the opportunity to sell their shares to the Corporation by means of a tender offer in connection with the consummation of a Business Combination, any holder of IPO Shares may tender such IPO Shares to the Corporation for an amount equal to his, her or its pro rata share of the aggregate amount then on deposit in the Trust Account, net of franchise and income taxes payable (each calculated as of two business days prior to the consummation of the Business Combination).

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(D) Only IPO Shares shall be entitled to receive funds from the Trust Account and only (i) in the event of a liquidation of the Trust Account to holders of IPO Shares in connection with (a) the dissolution of the Corporation, (b) the Corporation’s redemption of 100% of the outstanding IPO Shares if it has not completed a Business Combination in the Target Business Acquisition Period, or (c) the termination of the Corporation’s existence on the Termination Date, pursuant to the terms of the investment management trust agreement governing the Trust Account or (ii) in the event a holder of IPO Shares demands conversion of or tenders such IPO Shares in accordance with Paragraphs (C) above or (H) below. In no other circumstances shall IPO Shares have any right or interest of any kind in or to the Trust Account. Common Stock issued prior to or simultaneously with the IPO in a private placement shall not have any right or interest of any kind in or to the Trust Account or to the proceeds of a liquidation or dissolution undertaken in the event that the Corporation fails to consummate a Business Combination.

(E) Unless and until the Corporation has consummated a Business Combination as permitted under this Article SIXTH, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset or stock acquisition, or otherwise.

(F) If the Corporation permits its stockholders to convert their IPO Shares in conjunction with a stockholder vote on an initial Business Combination or provides stockholders with the opportunity to sell their shares to the Corporation by means of a tender offer, a holder of IPO Shares, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall be restricted from seeking conversion rights pursuant to Article SIXTH (C) with respect to more than an aggregate of 20% of the IPO Shares.

(G) In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Global Defense & National Security Holdings LLC (the “Sponsor”), or any of the directors or officers of the Corporation, including (i) an entity that is affiliated with any of the foregoing, (ii) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (iii) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them (except an entity in which any of the foregoing or their affiliates are currently passive investors and hold in the aggregate 1% or less of the outstanding stock), the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view and is approved by the majority of independent directors of the Corporation (if any exist at that time). The Corporation shall not enter into a Business Combination with another blank check company or a similar company with nominal operations.

(H) If any amendment is made to this Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Corporation’s obligation to redeem, convert or tender 100% of the IPO Shares if the Corporation has not consummated a Business Combination within 21 months from the date of the Closing, the Public Stockholders shall be provided with the opportunity to redeem, convert or tender their IPO Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, less franchise and income taxes payable, divided by the number of then outstanding IPO Shares.

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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(2) The Board of Directors shall consist of not less than one or more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

(3) Directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, until such time as the Sponsor and any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own at least 15% of the total number of shares of Common Stock outstanding and except as otherwise required by applicable law (including as set forth in Article TWELFTH) or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, the Sponsor shall have the right to designate a number of director nominees to the Board of Directors (each, a “Sponsor Representative”) equal to the percentage of the Corporation’s outstanding common stock beneficially owned by the Sponsor and any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act), where such number of Sponsor Representatives shall be rounded up to the nearest whole number for any fraction that may result. Each Sponsor Representative serving on the Board of Directors may sit on any committee(s) of the Board of Directors of his or her choice, provided that he or she meets the membership requirements specified by the Securities and Exchange Commission and the securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading.

(4) Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.

(5) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors shall be filled by an affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing, vacancies on the Board of Directors or any committee thereof held by Sponsor Representatives may only be filled by Sponsor Representatives nominated by the Sponsor pursuant to Article SEVENTH (3). Any director elected to fill a vacancy shall hold office and shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation applicable thereto.

(6) After the closing of the IPO, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Notwithstanding the foregoing, until such time as the Sponsor and any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own at least 15% of the total number of shares of Common Stock outstanding, any action required or permitted to be taken at any special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of the outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a special meeting of stockholders at which all shares of Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

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(7) Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by at least two-thirds of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Notwithstanding the foregoing, until such time as the Sponsor and any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) no longer beneficially own at least 20% of the total number of shares of Common Stock outstanding, any special meeting of stockholders may be called by a stockholder or stockholders of the Corporation beneficially owning, in the aggregate, 20% or more of the total number of shares of Common Stock outstanding. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

(8) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

EIGHTH: No director shall be personally liable to the Corporation or any of its stockholders for a breach of fiduciary duty as a director if such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and had no reasonable cause to believe that his or her conduct was unlawful unless he or she authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from his or her actions as a director. In the case of proceedings by or in the right of the Corporation, no director shall be personally liable until he or she shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that any court in which the proceeding was brought or the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration. Notwithstanding the foregoing, no director shall be entitled to indemnification to the extent that he or she is finally adjudged by a court of competent jurisdiction that such director breached his or her duty of loyalty or engaged in any intentional misconduct. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

NINTH: The Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided that, the Corporation shall not be obligated to indemnify any director, officer, employee or agent (or his or her heirs, executors or personal or legal representatives) in connection with any claim made against such director or officer: (a) for which payment has actually been received by or on behalf of such director or officer under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by such director or officer of our securities within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; (c) prior to a change in control, in connection with any proceeding (or any part of any proceeding) initiated by such director or officer, including any proceeding (or any part of any proceeding) initiated by such director or officer against us or our directors, officers, employees or agents, unless (i) our board of directors authorized the proceeding (or any part of any proceeding) prior to its initiation or (ii) we provide the indemnification payment, in our sole discretion, pursuant to the powers vested in us under applicable law; or (d) for payments in fulfillment of the obligations of such director or officer pursuant to such director’s or officer’s letter agreement with us, substantially in the form listed as Exhibit 10.1 to the registration statement of the Corporation on Form S-1, as amended (File No. 333-191195). Notwithstanding the foregoing, no director, officer, employee or agent shall be entitled to indemnification to the extent that such person is finally adjudged by a court of competent jurisdiction that such person breached his or her duty of loyalty or engaged in any intentional misconduct or a knowing violation of law. The right to indemnification conferred by this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The rights to indemnification and to the advance of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article NINTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

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TENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

TWELFTH: Nothing in this Amended and Restated Certificate of Incorporation or the Corporation’s By-Laws shall be deemed to limit or restrict any director or officer of the Corporation from acting in his capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities in accordance with applicable law. This Article TWELFTH shall be applicable to the other provisions in this Amended and Restated Certificate of Incorporation or the Corporation’s By-Laws, irrespective of whether Article TWELFTH is specifically referenced in any other Article of this Amended and Restated Certificate of Incorporation or any other Section of the Corporation’s By-Laws.

THIRTEENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws in any manner not inconsistent with the laws of the State of Delaware, Section 9.1 of the Corporation’s By-Laws or this Amended and Restated Certificate of Incorporation (including Article SEVENTH, which may not be amended without the approval of the Chairman of the Board of Directors for so long as he or she is a Sponsor Representative, otherwise at least one (1) Sponsor Representative for so long as at least one (1) Sponsor Representative serves on the Board of Directors). The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote at an election of directors.

FOURTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article FOURTEENTH.

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FIFTEENTH: The Corporation elects to not be governed by Section 203 of the GCL.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ___ day of ________, 2015.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:
Name:	Dale R. Davis
Title:	Chief Executive Officer

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ANNEX C

REVISED POST-BUSINESS COMBINATION CHARTER

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Global Defense & National Security Systems, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1) The name of the Corporation is Global Defense & National Security Systems, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 3, 2013, was amended and restated on October 23, 2013 and was corrected pursuant to Section 103(f) of the GCL on April 3, 2014 (the “Prior Certificate of Incorporation”).

(2) This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

(3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Prior Certificate of Incorporation as heretofore amended or supplemented.

(4) The text of the Prior Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is [________________] (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL as set forth in Title 8 of the Delaware Code.

FOURTH:

(A) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares of capital stock, consisting of (i) one hundred million (100,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

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(B) Preferred Stock.

(i) The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(ii) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Certificate, including any certificate of designation for any series of Preferred Stock.

(C) Common Stock. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock shall exclusively possess all voting power and each share of Common Stock shall be entitled to one vote.

FIFTH: The Corporation’s existence shall be perpetual.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The Board of Directors shall consist of not less than one or more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office.

(3) The Board of Directors shall be and is divided into three classes designated as Class I, Class II and Class III, respectively, as nearly equal in size as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.

(4) Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2016; each initial director of Class II shall serve for a term ending on the date of the annual meeting in 2017; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2018; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

(5) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors

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(4) Directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders.

(5) Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.

(6) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors shall be filled by an affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office and shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation applicable thereto.

(7) No action required or permitted to be taken at any meeting of stockholders may be taken by written consent without meeting.

(8) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

(9) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for a breach of fiduciary duty as a director if such director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and had no reasonable cause to believe that his or her conduct was unlawful unless he or she authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from his or her actions as a director. In the case of proceedings by or in the right of the Corporation, no director shall be personally liable until he or she shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that any court in which the proceeding was brought or the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration. Notwithstanding the foregoing, no director shall be entitled to indemnification to the extent that he or she is finally adjudged by a court of competent jurisdiction that such director breached his or her duty of loyalty or engaged in any intentional misconduct. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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EIGHTH: The Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided that, the Corporation shall not be obligated to indemnify any director, officer, employee or agent (or his or her heirs, executors or personal or legal representatives) in connection with any claim made against such director or officer: (a) for which payment has actually been received by or on behalf of such director or officer under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by such director or officer of the Corporation’s securities within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or (c) for payments in fulfillment of the obligations of such director or officer pursuant to such director’s or officer’s letter agreement with us, substantially in the form listed as Exhibit 10.1 to the registration statement of the Corporation on Form S-1, as amended (File No. 333-191195). Notwithstanding the foregoing, no director, officer, employee or agent shall be entitled to indemnification to the extent that such person is finally adjudged by a court of competent jurisdiction that such person breached his or her duty of loyalty or engaged in any intentional misconduct or a knowing violation of law. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

NINTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ELEVENTH: Nothing in this Amended and Restated Certificate of Incorporation or the Corporation’s By-Laws shall be deemed to limit or restrict any director or officer of the Corporation from acting in his capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities in accordance with applicable law. This Article ELEVENTH shall be applicable to the other provisions in this Amended and Restated Certificate of Incorporation or the Corporation’s By-Laws, irrespective of whether Article ELEVENTH is specifically referenced in any other Article of this Amended and Restated Certificate of Incorporation or any other Section of the Corporation’s By-Laws.

TWELFTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws in any manner not inconsistent with the laws of the State of Delaware, Section 9.1 of the Corporation’s By-Laws or this Amended and Restated Certificate of Incorporation. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote at an election of directors. As used in this Article TWELFTH, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article THIRTEENTH.

FOURTEENTH: The Corporation elects to not be governed by Section 203 of the GCL.

FIFTEENTH: The Corporation reserves the right at any time from time to amend, alter, change or repeal any provision contained in this Certificate, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons or entities whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article FIFTEENTH. Notwithstanding any other provisions of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate or by any resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares shall be required to amend, alter or repeal, or adopt any provision inconsistent with Article SIXTH, Article SEVENTH, Article EIGHTH, Article TWELFTH, or this Article FIFTEENTH, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate).

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ____ day of _____________, 2015.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:
Name:	Dale R. Davis
Title:	Chief Executive Officer

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ANNEX D

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC. 2015 OMNIBUS INCENTIVE PLAN

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

2015 OMNIBUS INCENTIVE PLAN

1.          Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.          Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)  “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)  “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise price, base amount or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)  “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

(f)   “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)  “Board” means the Board of Directors of the Company.

(h)  “Cash-Based Award” means an award denominated in cash that may be settled in cash and/or Shares, which may be subject to restrictions, as established by the Administrator.

(i)  “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

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(i)          the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)          a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j)  “Code” means the Internal Revenue Code of 1986, as amended.

(k)  “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)  “Common Stock” means the common stock of the Company.

(m)  “Company” means Global Defense & National Security Systems, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n)  “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)  “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

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(p)  “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (in each case, except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q)  “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)          a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)          the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)          the complete liquidation or dissolution of the Company;

(iv)          any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)          acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)  “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

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(s)  “Director” means a member of the Board or the board of directors of any Related Entity.

(t)  “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)  “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs.

(v)  “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)   “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)          If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(iii)          In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in a manner consistent with Applicable Laws.

(y)  “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(aa)  “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(bb)  “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)  “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(dd)  “Parent” means any corporation or other entity (other than the Company and including, but not limited to, partnerships and joint ventures) in an unbroken chain of corporations and/or entities ending with the Company, if each of the corporations and/or entities (other than the Company) owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock or at least fifty percent (50%) of the combined equity of one of the other corporations and/or entities in such chain. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Parent” shall have the meaning ascribed to such term in Section 424(e) of the Code.

(ee)  “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ff)  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(gg)  “Plan” means this Company 2015 Omnibus Incentive Plan, as may be amended from time to time.

(hh)  “Related Entity” means any Parent or Subsidiary of the Company.

(ii)  “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive award or program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or, for the Grantee, a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

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(jj)  “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(kk)  “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(mm) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(nn)  “Share” means a share of the Common Stock.

(oo)  “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Section 424(f) of the Code.

3.          Stock and Cash Subject to the Plan.

(a)          Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is the lesser of (x) one million six hundred thousand (1,600,000) Shares and (y) 8% of the total Shares outstanding immediately following the consummation of the business combination contemplated by the Stock Purchase Agreement, dated June 8, 2015, by and among the Company, Global Defense & National Security Holdings LLC, STG Group, Inc. (“STG”), the stockholders of STG and Simon Lee as Stockholders’ Representative. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)          Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to an Award shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan. All Shares covered by the portion of a SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

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4.          Administration of the Plan.

(a)  Plan Administrator.

(i)          Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)          Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)          Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)          Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)          Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)          to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

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(ii)          to determine whether and to what extent Awards are granted hereunder;

(iii)         to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)          to determine the terms and conditions of any Award granted hereunder;

(vi)         to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award or for cash with an exercise price, purchase price or base amount (as applicable) that is equal to or greater than the exercise price, purchase price or base amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)         to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(viii)        to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix)           to approve corrections in the documentation or administration of any Award;

(x)            to grant Awards to Employees, Directors and Consultants employed outside the United States or to otherwise adopt or administer such procedures or subplans that the Administrator deems appropriate or necessary on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(xi)           to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

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The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)          Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.          Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.          Terms and Conditions of Awards.

(a)  Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards, or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)  Dividends and Dividend Equivalent Rights. Dividends may be granted in connection with Restricted Stock and Dividend Equivalent Rights may be granted in connection with Awards other than Options and SARs. Dividends payable in connection with Restricted Stock that vests upon the attainment of performance criteria shall be held subject to the vesting of the underlying Restricted Stock. Dividend Equivalent Rights granted in connection with a Restricted Stock Unit that vests based upon the attainment of performance criteria shall be subject to the vesting of the underlying Restricted Stock Unit.

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(c)  Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(d)  Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator for any Awards intended to be Performance-Based Compensation shall be one of, or combination of, the following: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); or net operating income. The performance criteria established by the Administrator for any Awards not intended to be Performance-Based Compensation may be based on any one of, or combination of, the foregoing or any other performance criteria established by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity and may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, to the extent applicable to Awards intended to qualify as Performance-Based Compensation, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation.

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(e)  Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f)  Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g)  Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)  Individual Limitations on Awards.

(i)          Individual Limit for Options and SARs. For Awards of Options that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which Options may be granted to any Grantee in any calendar year shall be six hundred thousand (600,000) Shares. For Awards of SARs that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which SARs may be granted to any Grantee in any calendar year shall be six hundred thousand (600,000) Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

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(ii)          Individual Limit for Restricted Stock and Restricted Stock Units. For Awards of Restricted Stock that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Restricted Stock may be granted to any Grantee in any calendar year shall be three hundred thousand (300,000) Shares. For Awards of Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Restricted Stock Units may be granted to any Grantee in any calendar year shall be three hundred thousand (300,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)         Individual Limit for Cash-Based Awards. For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Cash-Based Awards shall be $5,000,000.

(iv)         Individual Limit for Dividends and Dividend Equivalent Rights. For dividends and Dividend Equivalent Rights that are intended to be Performance-Based Compensation, the maximum amount that may be paid or awarded to a Grantee pursuant to such dividends and Dividend Equivalent Rights in any calendar year shall be $1,000,000 or the number of Shares having an aggregate Fair Market Value not in excess of such amount.

(i)  Deferral. If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(j)  Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(k)  Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

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(l)  Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(m)  Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7.          Award Exercise Price, Base Amount or Purchase Price, Consideration and Taxes.

(a)  Exercise or Purchase Price. The exercise price, base amount or purchase price, if any, for an Award shall be as follows:

(i)          In the case of an Incentive Stock Option:

(A)          granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)          granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)          In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)          In the case of Awards intended to qualify as Performance-Based Compensation, the exercise price, base amount or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)          In the case of SARs, the base amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)          In the case of other Awards, such price as is determined by the Administrator.

(vi)          Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise price, base amount or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

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(b)  Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)          cash;

(ii)         check;

(iii)        surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)        with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)        with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)        any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)  Taxes. The Company and any Related Entity shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company or a Related Entity, an amount sufficient to satisfy any federal, state, local, domestic or foreign taxes required to be withheld with respect to any taxable event arising with respect to an Award. The Administrator may require or may permit Grantees to elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case, which would not result in additional accounting expense to the Company.

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8.          Exercise of Award.

(a)  Procedure for Exercise; Rights as a Stockholder.

(i)          Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)         An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)  Exercise of Award Following Termination of Continuous Service.

(i)          An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)         Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)        Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.          Conditions Upon Issuance of Shares.

(a)       If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)       As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

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10.          Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number and kind of Shares covered by each outstanding Award, and the number and kind of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise price, base amount or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(h), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.          Corporate Transactions and Changes in Control.

(a)          Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)          Acceleration of Award Upon Corporate Transaction or Change in Control. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction or Change in Control shall remain fully exercisable until the expiration or sooner termination of the Award.

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(c)  Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.          Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.          Amendment, Suspension or Termination of the Plan.

(a)          The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b)          No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)          No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.          Reservation of Shares.

(a)          The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.          No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

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16.          No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.          Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.          Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.          Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.          Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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